As filed with the Securities and Exchange Commission February 3, 2021

Registration No. 333-251606

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	85-3971597
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(302) 295-4840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mitchell L. Gaynor

Chief Legal Officer and Secretary

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(302) 295-4840

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard E. Climan Christopher R. Moore Lillian Tsu Hogan Lovells US LLP 4085 Campbell Avenue, Suite 100 Menlo Park, California 94025 Tel.: (650) 463-4000 Fax: (650) 463-4199	Allison Leopold Tilley Christina F. Pearson Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304 (650) 233-4500

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the mergers described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. A Registration Statement relating to the securities described in this joint proxy statement/prospectus has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the Registration Statement becomes effective. This joint proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2021

TO THE SHAREHOLDERS OF MARVELL TECHNOLOGY GROUP LTD. AND

THE STOCKHOLDERS OF INPHI CORPORATION

PROPOSED MERGERS—YOUR VOTE IS VERY IMPORTANT

Dear Shareholders,

Marvell Technology Group Ltd., a Bermuda exempted company (“Marvell”), Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), a Delaware corporation and a wholly owned subsidiary of Marvell (“HoldCo”), Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of HoldCo (“Bermuda Merger Sub”), Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of HoldCo (“Delaware Merger Sub”), and Inphi Corporation, a Delaware corporation (“Inphi”), have entered into an agreement and plan of merger and reorganization, dated as of October 29, 2020 (the “Merger Agreement”).

Pursuant to the Merger Agreement and a statutory merger agreement complying with the requirements of Section 105 of the Companies Act 1981 of Bermuda, as amended (the “Statutory Merger Agreement”), Marvell will acquire Inphi in a cash and stock transaction through (1) the merger of Bermuda Merger Sub with and into Marvell (the “Bermuda Merger”) and (2) the merger of Delaware Merger Sub with and into Inphi (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”). As a result of the Mergers, which will become effective within one minute of each other, Marvell and Inphi will become wholly owned subsidiaries of HoldCo, a new holding company.

At the effective time of the Bermuda Merger (the “Bermuda Merger Effective Time”), each common share, $0.002 par value per share, of Marvell (each, a “Marvell Share”) issued and outstanding immediately prior to the Bermuda Merger Effective Time (other than Marvell Shares held by Marvell, HoldCo, Bermuda Merger Sub or Inphi or any other subsidiary of Marvell or Inphi) will be converted into the right to receive one share of common stock, $0.002 par value per share, of HoldCo (each, a “HoldCo Share”). At the effective time of the Delaware Merger (the “Delaware Merger Effective Time”), each share of common stock, $0.001 par value per share, of Inphi (each, an “Inphi Share”) issued and outstanding immediately prior to the Delaware Merger Effective Time (other than (i) Inphi Shares held by Inphi, Marvell, HoldCo, Delaware Merger Sub or any other subsidiary of Marvell or Inphi and (ii) Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) will be converted into the right to receive 2.323 HoldCo Shares and $66.00 in cash, without interest, plus cash in lieu of any fractional HoldCo Shares.

We anticipate that immediately following the completion of the Mergers, the former Marvell shareholders will own approximately 83% of the issued and outstanding HoldCo Shares, and the former Inphi stockholders will own approximately 17% of the issued and outstanding HoldCo Shares, each on a fully diluted basis. Marvell Shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MRVL” and Inphi Shares are listed on Nasdaq under the symbol “IPHI.” Upon completion of the Mergers, we expect that HoldCo Shares will be listed on Nasdaq under the symbol “MRVL.”

The obligations of Marvell and Inphi to complete the Mergers are subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement and described in this joint proxy statement/prospectus, including, among other things, separate approvals of both Marvell shareholders and Inphi stockholders. To obtain these required approvals, Marvell will hold a general meeting of Marvell shareholders on                     , 2021 (the “Marvell Shareholder Meeting”) and Inphi will hold a special meeting of Inphi stockholders on                     , 2021 (the “Inphi Stockholder Meeting”).

At the Marvell Shareholder Meeting, Marvell shareholders will be asked to consider and vote on (i) a proposal to approve an amendment to Marvell’s Fourth Amended and Restated Bye-Laws (the “Marvell Bye-Law Amendment Proposal”), (ii) a proposal to approve the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger (the “Marvell Merger Proposal”), and (iii) a proposal to adjourn the Marvell Shareholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Marvell Shareholder Meeting to approve the Marvell Bye-Law Amendment Proposal or the Marvell Merger Proposal. Approval of the Marvell Bye-Law Amendment Proposal is not a condition to completion of the Mergers, but will have the effect of lowering the approval threshold for the Marvell Merger Proposal. Approval of the Marvell Merger Proposal by Marvell shareholders is a condition to completion of the Mergers. Marvell’s board of directors unanimously recommends that Marvell shareholders vote “FOR” each of the proposals to be considered at the Marvell Shareholder Meeting.

At the Inphi Stockholder Meeting, Inphi stockholders will be asked to consider and vote on (i) a proposal to adopt the Merger Agreement (the “Inphi Merger Proposal”), (ii) a proposal to adjourn the Inphi Stockholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Inphi Stockholder Meeting to approve the Inphi Merger Proposal, and (iii) a proposal to approve a non-binding, advisory resolution on the compensation that may become payable to Inphi’s named executive officers in connection with the completion of the Mergers (the “Inphi Compensation Proposal”). Approval of the Inphi Merger Proposal by Inphi stockholders is a condition to completion of the Mergers. Inphi’s board of directors unanimously recommends that Inphi stockholders vote “FOR” each of the proposals to be considered at the Inphi Stockholder Meeting.

Information about the Marvell Shareholder Meeting and the Inphi Stockholder Meeting, the Mergers, the proposals to be considered by Marvell shareholders at the Marvell Shareholder Meeting and the proposals to be considered by Inphi stockholders at the Inphi Stockholder Meeting is contained in the accompanying joint proxy statement/prospectus and the documents incorporated therein by reference, which we urge you to read carefully. In particular, see “Risk Factors” beginning on page 36 of the accompanying joint proxy statement/prospectus for a discussion of the risks related to the Mergers. You can also obtain information about Marvell and Inphi from documents that Marvell and Inphi have previously filed with the Securities and Exchange Commission.

Your vote is very important, regardless of the number of Marvell Shares or Inphi Shares that you own. Whether or not you plan to attend the Marvell Shareholder Meeting or the Inphi Stockholder Meeting, as applicable, please mark, sign, date and return all proxy cards that you receive in the postage-paid envelope provided, so that your Marvell Shares or Inphi Shares may be represented and voted at the Marvell Shareholder Meeting or the Inphi Stockholder Meeting, as applicable. We cannot complete the Mergers and the merger consideration will not be paid unless (i) Marvell shareholders approve the Marvell Merger Proposal and (ii) Inphi stockholders approve the Inphi Merger Proposal. Approval of the Marvell Merger Proposal requires the affirmative vote (virtually or by proxy) of 75% of the votes cast at the Marvell Shareholder Meeting (provided a quorum is present), the statutory default under Bermuda law, or, if the Marvell Bye-Law Amendment Proposal is approved, a majority of the votes cast at the Marvell Shareholder Meeting (provided a quorum is present). Approval of the Inphi Merger Proposal requires the affirmative vote of holders of a majority of the Inphi Shares outstanding and entitled to vote (provided a quorum is present). Every vote counts. Failure to vote with respect to the Inphi Merger Proposal will have the same effect as voting against such proposal.

We are very excited about the opportunities the proposed Mergers bring to both Marvell shareholders and Inphi stockholders, and we thank you for your consideration and continued support.

Sincerely,

Matthew J. Murphy President, Chief Executive Officer and Director Marvell Technology Group Ltd.	Dr. Ford Tamer President, Chief Executive Officer and Director Inphi Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated             ,             , and is first being mailed to Marvell shareholders and Inphi stockholders on or about             ,             .

MARVELL TECHNOLOGY GROUP LTD.

Victoria Place, 5th Floor

31 Victoria Street

Hamilton HM 10

Bermuda

NOTICE OF GENERAL MEETING OF SHAREHOLDERS

To Be Held on                     , 2021

Dear Shareholders of Marvell Technology Group Ltd.:

You are cordially invited to a general meeting of shareholders of Marvell Technology Group Ltd. (“Marvell”) to be held at              Pacific Time on                     , 2021 (the “Marvell Shareholder Meeting”). Only shareholders who hold Marvell common shares at the close of business on                     , 2021, the record date for the Marvell Shareholder Meeting, are entitled to vote at the Marvell Shareholder Meeting and any adjournments or postponements thereof.

Due to the public health concerns regarding the COVID-19 pandemic, the Marvell Shareholder Meeting will be held virtually via live audio-only webcast at             .You will not be able to attend the meeting in person. You will be able to vote your Marvell common shares electronically by Internet, and submit questions online during the meeting by logging in to the website specified above using the 16-digit control number included on your proxy card, as described in further detail below.

At the Marvell Shareholder Meeting, you will be asked:

1.

Proposal 1—Marvell Bye-Law Amendment Proposal. To consider and vote on a proposal to approve an amendment to Marvell’s Fourth Amended and Restated Bye-Laws (the “Marvell Bye-Law Amendment”) to reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders, the statutory default under Bermuda law, to a simple majority of the votes cast at a general meeting of the shareholders (in each case, provided a quorum is present at such general meeting of the shareholders) (the “Marvell Bye-Law Amendment Proposal”);

2.

Proposal 2—Marvell Merger Proposal. To consider and vote on a proposal (the “Marvell Merger Proposal”) to approve: (i) the Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among Marvell, Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), a Delaware corporation and a wholly owned subsidiary of Marvell (“HoldCo”), Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of HoldCo (“Bermuda Merger Sub”), Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of HoldCo (“Delaware Merger Sub”), and Inphi Corporation, a Delaware corporation (“Inphi”), a copy of which is attached as Annex B to the joint proxy statement/prospectus accompanying this notice, pursuant to which (a) Bermuda Merger Sub will be merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of HoldCo, and (b) Delaware Merger Sub will be merged with and into Inphi (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of HoldCo; (ii) the statutory merger agreement complying with the requirements of Section 105 of the Companies Act 1981 of Bermuda, as amended (the “Statutory Merger Agreement”), a copy of which is attached as Annex C to the joint proxy statement/prospectus accompanying this notice; and (iii) the Bermuda Merger; and

3.	Proposal 3—Marvell Adjournment Proposal. To consider and vote on a proposal to adjourn the Marvell Shareholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Marvell Shareholder Meeting to approve the Marvell Bye-Law Amendment Proposal or the Marvell Merger Proposal (the “Marvell Adjournment Proposal”).

No other business will be conducted at the Marvell Shareholder Meeting. The joint proxy statement/prospectus accompanying this notice describes the proposals listed above in detail. Please give your careful attention to all of the information contained in or incorporated by reference into the joint proxy statement/prospectus accompanying this notice, including the Merger Agreement, the Statutory Merger Agreement and the other Annexes, for further information. The joint proxy statement/prospectus accompanying this notice is also available on Marvell’s website at http://investor.marvell.com. The joint proxy statement/prospectus accompanying this notice contains detailed information about the Marvell Shareholder Meeting and the Mergers. We urge you to read the joint proxy statement/prospectus accompanying this notice carefully and in its entirety. In particular, see the section titled “Risk Factors” beginning on page 36 of the joint proxy statement/prospectus accompanying this notice for a discussion of the risks related to the Mergers. For specific instructions on how to submit your proxy, please refer to the section of the joint proxy statement/prospectus titled “The Marvell Shareholder Meeting” beginning on page 65.

After careful consideration, the Marvell board of directors has unanimously determined that the Marvell Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger are fair to, and in the best interests of, Marvell and its shareholders and has unanimously approved the Marvell Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger. The Marvell board of directors unanimously recommends that you vote “FOR” the approval of the Marvell Bye-Law Amendment Proposal, “FOR” the approval of the Marvell Merger Proposal and “FOR” the Marvell Adjournment Proposal.

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

The approval of the Marvell Bye-Law Amendment Proposal requires the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell common shares represented at the Marvell Shareholder Meeting (provided a quorum is present), which, under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, excludes abstentions and broker non-votes. The completion of the Mergers is not dependent on the approval of the Marvell Bye-Law Amendment Proposal or the Marvell Adjournment Proposal.

If the Marvell Bye-Law Amendment Proposal is approved, the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell common shares represented at the Marvell Shareholder Meeting (provided a quorum is present). However, if the Marvell Bye-Law Amendment Proposal is not approved, the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of 75% of the votes cast by holders of Marvell common shares represented at the Marvell Shareholder Meeting (provided a quorum is present), the statutory default under Bermuda law. The Mergers cannot be completed without the approval of the Marvell Merger Proposal.

The approval of the Marvell Adjournment Proposal requires the affirmative vote (virtually or by proxy) of a majority of votes cast by holders of Marvell common shares represented at the Marvell Shareholder Meeting (provided a quorum is present).

Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on the Marvell Bye-Law Amendment Proposal or the Marvell Merger Proposal.

Marvell shareholders at the close of business on                     , 2021 may have such shareholders’ Marvell common shares voted by following the instructions provided in the joint proxy statement/prospectus accompanying this notice or on the enclosed proxy card or, if your common shares are held in “street name,” by following the instructions in the voting instruction form to be provided to you by your bank, broker or other nominee. Marvell strongly recommends that Marvell shareholders entitled to vote submit a proxy even if such shareholders plan to attend the Marvell Shareholder Meeting. Submitting a proxy now (including by telephone or via the Internet) will not prevent you from being able to vote at the Marvell Shareholder Meeting by attending virtually and casting a vote.

Marvell shareholders who hold Marvell common shares beneficially in “street name” and wish to submit a proxy must provide instructions to the broker, bank, trustee or other nominee that holds such shareholders’ Marvell common shares as to how to vote such shareholders’ Marvell common shares. A Marvell shareholder who holds such shareholder’s Marvell common shares beneficially in “street name” and wishes to vote virtually at the Marvell Shareholder Meeting must obtain a proxy issued in the holder’s own name (known as a “legal proxy”) from the holder’s broker, bank, trustee or other nominee.

Access and Log-In Instructions for Virtual Marvell Shareholder Meeting

To be admitted to the Marvell Shareholder Meeting, go to              and enter the 16-digit control number on your voting instruction card or proxy card previously distributed to you. Online access to the Marvell Shareholder Meeting will open at             Pacific Time to allow time for you to log-in prior to the start of the live audio webcast of the Marvell Shareholder Meeting at             Pacific Time.

The virtual meeting platform is widely supported across most browsers and devices running the most updated version of applicable software and plugins. Participants, however, should ensure that they allow sufficient time prior to the start of the meeting to log-in and confirm they can hear streaming audio prior to the start of the meeting. If any log-in difficulties are encountered, please call the technical support number on the log-in page.

It is important that you read the joint proxy statement/prospectus accompanying this notice carefully and in its entirety, and we strongly encourage you to vote in advance of the Marvell Shareholder Meeting, even if you are planning to log in and attend through the Internet. You will be able during the virtual meeting to vote your shares electronically and submit questions. You may request to view the list of shareholders entitled to vote at the meeting in advance of the Marvell Shareholder Meeting.

Questions and Rules of Conduct for Marvell Shareholder Meeting

During the Marvell Shareholder Meeting, shareholders will have the opportunity to submit questions by following the instructions available on the virtual meeting website. Additional information regarding the Marvell Shareholder Meeting will be set forth in the general rules of conduct for the meeting, which can be viewed during the Marvell Shareholder Meeting at the virtual meeting website.

For purposes of Section 106(2)(b)(i) of the Companies Act 1981 of Bermuda, as amended (the “Bermuda Companies Act”), the Marvell board of directors considers the fair value for each Marvell common share to be equal to the value of one share of common stock of HoldCo. Any Marvell shareholder who does not vote in favor of the Bermuda Merger, is not satisfied that such holder has been offered fair value for such holder’s common shares and validly submits an application for appraisal may have the fair value of such holder’s common shares appraised by the Supreme Court of Bermuda (the “Bermuda Court”) under Section 106 of the Bermuda Companies Act. A Marvell shareholder intending to apply to the Bermuda Court for an appraisal of such holder’s common shares MUST file an application for appraisal with the Bermuda Court within ONE MONTH after the giving of this notice convening the Marvell Shareholder Meeting.

By Order of the Board of Directors,

Mitchell L. Gaynor

Chief Administration and Legal Officer and Secretary

Santa Clara, California

                    , 2021

Please submit your proxy promptly. You can find instructions for voting on the enclosed proxy card.

If you have any questions concerning the Merger Agreement, the Statutory Merger Agreement, the Mergers or the other transactions contemplated by the Merger Agreement, or the joint proxy statement/prospectus accompanying this notice, would like additional copies or need help voting your Marvell common shares, please contact Marvell or Marvell’s proxy solicitor:

Investor Relations

Marvell Technology Group Ltd.

c/o Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

(408) 222-0777

ir@marvell.com

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and brokers call: +1-212-297-0720

Shareholders and all others call toll-free:

(877) 869-0171

Email: info@okapipartners.com

YOUR VOTE IS VERY IMPORTANT

110 Rio Robles

San Jose, California 95134

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF

INPHI CORPORATION

TO BE HELD ON                    , 2021

To the Stockholders of Inphi Corporation:

A special meeting of stockholders (the “Inphi Stockholder Meeting”), of Inphi Corporation, a Delaware corporation (“Inphi”), will be held on              , 2021 at             , Pacific Time, at Inphi’s headquarters, located at 110 Rio Robles, San Jose, California 95134. Inphi intends to hold the Inphi Stockholder Meeting in person. However, Inphi is actively monitoring the COVID-19 pandemic and is sensitive to the public health and travel concerns Inphi stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Inphi Stockholder Meeting in person, Inphi will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If Inphi takes this step, Inphi will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website at http://inphi.com and filed with the Securities and Exchange Commission as supplemental proxy material.

At the Inphi Stockholder Meeting, you will be asked:

1.

Proposal 1—Inphi Merger Proposal. To consider and vote on a proposal (the “Inphi Merger Proposal”) to adopt the Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020 (the “Merger Agreement”), by and among Inphi, Marvell Technology Group Ltd., a Bermuda exempted company (“Marvell”), Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), a Delaware corporation and wholly owned subsidiary of Marvell (“HoldCo”), Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of HoldCo (“Bermuda Merger Sub”), and Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of HoldCo (“Delaware Merger Sub”), a copy of which is attached as Annex B to the joint proxy statement/prospectus accompanying this notice, pursuant to which (i) Bermuda Merger Sub will be merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of HoldCo, and (ii) Delaware Merger Sub will be merged with and into Inphi (the “Delaware Merger” and together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of HoldCo;

2.

Proposal 2—Inphi Adjournment Proposal. To consider and vote on a proposal to adjourn the Inphi Stockholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Inphi Stockholder Meeting to approve the Inphi Merger Proposal (the “Inphi Adjournment Proposal”); and

3.

Proposal 3—Inphi Compensation Proposal. To consider and vote on a proposal to approve a non-binding, advisory resolution on the compensation that may become payable to Inphi’s named executive officers in connection with the completion of the Mergers (the “Inphi Compensation Proposal”).

The Inphi board of directors has fixed the close of business on                      , 2021 (the “Inphi Record Date”), as the record date for determination of the stockholders entitled to vote at the Inphi Stockholder Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the Inphi Record Date are entitled to notice of, and to vote at, the Inphi Stockholder Meeting or any adjournment or postponement of the Inphi Stockholder Meeting.

If you hold any shares of common stock of Inphi, $0.001 par value per share (“Inphi Shares”), in your name at the close of business on the Inphi Record Date and plan to attend the Inphi Stockholder Meeting, please be prepared to provide valid government-issued photo identification (e.g., a driver’s license or a passport) to gain admission to the Inphi Stockholder Meeting.

If you are a beneficial owner of Inphi Shares held in “street name,” meaning that your Inphi Shares are held by a broker, bank or other nominee holder of record at the Inphi Record Date and you plan to attend the Inphi Stockholder Meeting, in addition to proper identification, you will also need to provide proof of beneficial ownership at the close of business on the Inphi Record Date to be admitted to the Inphi Stockholder Meeting. A brokerage statement or letter from a bank or broker are examples of proof of beneficial ownership. If you wish to vote your Inphi Shares held in “street name” in person at the Inphi Stockholder Meeting, you will have to obtain a written legal proxy in your name from the broker, bank or other nominee holder of record that holds your shares.

Approval of the Inphi Merger Proposal requires the affirmative vote of holders of a majority of the Inphi Shares outstanding and entitled to vote at the close of business on the Inphi Record Date in person or represented by proxy at the Inphi Stockholder Meeting (provided a quorum is present). Approval of the Inphi Adjournment Proposal requires the affirmative vote of a majority of the Inphi stockholders present in person or represented by proxy at the Inphi Stockholder Meeting and entitled to vote (regardless of whether a quorum is present). Approval of the Inphi Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Inphi Shares present in person or represented by proxy at the Inphi Stockholder Meeting and entitled to vote (provided a quorum is present). The Inphi board of directors unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Delaware Merger, on the terms and subject to the conditions set forth therein, are advisable and fair to, and in the best interests of, Inphi and its stockholders, and unanimously recommends that the Inphi stockholders vote “FOR” the approval of the Inphi Merger Proposal, “FOR” the approval of the Inphi Adjournment Proposal and “FOR” the approval of the Inphi Compensation Proposal.

Under the General Corporation Law of the State of Delaware (“DGCL”) if the Mergers are completed, record holders of Inphi Shares who do not vote in favor of the Inphi Merger Proposal and who otherwise properly exercise and perfect such stockholders’ appraisal rights will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, such stockholders’ Inphi Shares, in lieu of receiving 2.323 shares of common stock of HoldCo, $0.002 par value per share (each, a “HoldCo Share”), and $66.00 in cash, without interest, per Inphi Share, plus cash in lieu of any fractional HoldCo Shares (the “Delaware Merger Consideration”). The “fair value” could be higher or lower than, or the same as, the Delaware Merger Consideration. The relevant provisions of the DGCL are included as Annex H to the joint proxy statement/prospectus accompanying this notice. Inphi stockholders are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising and perfecting the right to seek appraisal, Inphi stockholders who are considering exercising and perfecting that right are encouraged to seek the advice of legal counsel. Failure to comply strictly with these provisions may result in loss of the right of appraisal. For a more complete description of Inphi stockholders’ appraisal rights, see “Delaware Appraisal Rights” beginning on page 82.

By Order of the Inphi Board of Directors,

John Edmunds

Chief Financial Officer and Secretary

San Jose, California

                    , 2021

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

WHETHER OR NOT YOU EXPECT TO ATTEND THE INPHI STOCKHOLDER MEETING IN PERSON, INPHI URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) VIA THE INTERNET OR (2) BY COMPLETING, SIGNING AND DATING THE ENCLOSED INPHI PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE INPHI STOCKHOLDER MEETING IN PERSON AND WISH TO VOTE YOUR SHARES AT THE INPHI STOCKHOLDER MEETING, YOU MAY DO SO AT ANY TIME PRIOR TO THE CLOSING OF THE POLLS AT THE INPHI STOCKHOLDER MEETING. You may revoke your proxy or change your vote at any time before the Inphi Stockholder Meeting. If your shares are held in the name of a bank, broker or other nominee holder of record, please follow the instructions on the voting instruction form furnished to you by such record holder.

Inphi urges you to read the accompanying joint proxy statement/prospectus, including all documents incorporated by reference into the accompanying joint proxy statement/prospectus, and its Annexes carefully and in their entirety. If you have any questions concerning the Merger Agreement, the Mergers, the vote on the Inphi Merger Proposal, the vote on the Inphi Adjournment Proposal, the vote on the Inphi Compensation Proposal, the Inphi Stockholder Meeting or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus or need help voting your Inphi Shares, please contact:

Mackenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Telephone: (800) 322-2885

Banks and Brokers: (212) 929-5500

Email: proxy@mackenziepartners.com

or

Inphi Corporation

110 Rio Robles

San Jose, California 95134

Attention: Investor Relations Department

Telephone: (408) 217-7300

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about Marvell (as defined below) and Inphi (as defined below) from documents that each company has filed with the SEC (as defined below), but which have not been included in or delivered with this joint proxy statement/prospectus. For a list of documents incorporated by reference into this joint proxy statement/prospectus and how you may obtain them, see “Where You Can Find More Information” beginning on page 262. This information is available to you without charge upon your written or oral request. You can also obtain the documents incorporated by reference into this joint proxy statement/prospectus by accessing the SEC’s website maintained at http://sec.gov.

In addition, Marvell’s filings with the SEC and other information about Marvell are available to the public on Marvell’s website at http://marvell.com and Inphi’s filings with the SEC and other information about Inphi are available to the public on Inphi’s website at http://inphi.com. Information contained on Marvell’s website, Inphi’s website or the website of any other person is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information contained on those websites as part of this joint proxy statement/prospectus.

You may also obtain the documents incorporated by reference into this joint proxy statement/prospectus (other than certain exhibits or schedules to these documents) by requesting them in writing, by e-mail or by telephone from the appropriate company at the following addresses and telephone numbers:

Investor Relations Marvell Technology Group Ltd. c/o Marvell Semiconductor, Inc. 5488 Marvell Lane Santa Clara, California 95054 (408) 222-0777 ir@marvell.com	Investor Relations Inphi Corporation 110 Rio Robles San Jose, California 95134 (408) 217-7300 investors@inphi.com

In addition, if you have questions or if you need to obtain copies of this joint proxy statement/prospectus, proxy cards or other documents incorporated by reference into this joint proxy statement/prospectus, you may contact Marvell’s proxy solicitor or Inphi’s proxy solicitor at the following addresses and telephone numbers:

If you are a Marvell shareholder:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and brokers call: +1-212-297-0720

Shareholders and all others call toll-free:

(877) 869-0171

Email: info@okapipartners.com

If you are an Inphi stockholder:

Mackenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Telephone: (800) 322-2885

Banks and Brokers: (212) 929-5500

Email: proxy@mackenziepartners.com

If you would like to request documents, please do so by                     , 2021 in order to receive them before the general meeting of Marvell shareholders to be held on                     , 2021 or the special meeting of Inphi stockholders to be held on                     , 2021.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus, which forms part of a Registration Statement on Form S-4 (File No.333-            ) filed with the SEC by HoldCo (as defined below), constitutes a prospectus of HoldCo under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to HoldCo Shares (as defined below) to be issued to Marvell shareholders and Inphi stockholders in connection with the contemplated Mergers (as defined below). This joint proxy statement/prospectus also constitutes a joint proxy statement of Marvell and Inphi under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the Marvell Shareholder Meeting (as defined below) and the Inphi Stockholder Meeting (as defined below).

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated                     , 2021. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this joint proxy statement/prospectus to Marvell shareholders or Inphi stockholders, nor the issuance by HoldCo of HoldCo Shares in connection with the Mergers, will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Marvell has been provided by Marvell, and information contained in this joint proxy statement/prospectus regarding Inphi has been provided by Inphi.

Unless otherwise indicated or as the context otherwise requires, all references in this joint proxy statement/prospectus to:

•	“Aquantia Plans” refers to the Aquantia Corp. 2017 Equity Incentive Plan, the Aquantia Corp. 2015 Equity Incentive Plan and the Aquantia Corp. 2004 Equity Incentive Plan;

•	“Bermuda Companies Act” refers to the Companies Act 1981 of Bermuda, as amended;

•	“Bermuda Court” refers to the Supreme Court of Bermuda;

•

“Bermuda Merger” refers to the merger of Bermuda Merger Sub with and into Marvell pursuant to the Merger Agreement and the Statutory Merger Agreement, with Marvell continuing as the surviving company and as a wholly owned subsidiary of HoldCo;

•

“Bermuda Merger Consideration” refers to one HoldCo Share per Marvell Share, to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of Marvell Shares other than Marvell, HoldCo, Inphi, Bermuda Merger Sub or any other subsidiary of Marvell or Inphi;

•	“Bermuda Merger Effective Time” refers to the effective time of the Bermuda Merger;

•	“Bermuda Merger Sub” refers to Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of HoldCo;

•

“Bridge Commitment Letter” refers to the commitment letter dated as of October 29, 2020, entered into by and among JPMorgan Chase Bank, Marvell and HoldCo in connection with the Bridge Facility (as supplemented by the joinder letter dated as of December 7, 2020, by and among JPMorgan Chase Bank, the other financial institutions party thereto, Marvell and HoldCo);

•	“Bridge Facility” refers to a $2.5 billion senior 364-day bridge term loan facility;

•	“Cavium Plans” refers to the Cavium, Inc. 2016 Equity Incentive Plan, the Cavium, Inc. 2007 Equity Incentive Plan and the QLogic Corporation 2005 Performance Incentive Plan;

•	“closing date of the Mergers” refers to the date on which the Bermuda Merger Effective Time and the Delaware Merger Effective Time occur;

•	“Code” refers to the United States Internal Revenue Code of 1986, as amended;

•

“Continuing Employee” refers to each employee of Inphi or any subsidiary of Inphi who is employed immediately prior to the Delaware Merger Effective Time and continues employment with HoldCo, the Surviving Delaware Corporation or any subsidiary or affiliate of the Surviving Delaware Corporation after the Delaware Merger Effective Time;

•

“Continuing Service Provider” refers to each individual (other than an employee) who is engaged in service to Inphi or any subsidiary of Inphi immediately prior to the Delaware Merger Effective Time and continues in employment with, or service to HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or any subsidiary or affiliate of the Surviving Delaware Corporation after the Delaware Merger Effective Time;

•

“Conversion Ratio” refers to an amount equal to the sum of (a) 2.323, plus (b) the quotient obtained by dividing (i) $66.00, by (ii) the volume weighted average trading price of a Marvell Share for the five consecutive trading days ending on the trading day immediately preceding the closing date of the Mergers;

•	“Debt Commitment Letters” refers to the Bridge Commitment Letter, the Facilities Commitment Letter and the fee letters executed in connection with each of the foregoing;

•

“Debt Financing” refers to the debt financing contemplated by the Debt Commitment Letters, pursuant to which the Financing Sources have committed, subject to the terms thereof, to lend initially to Marvell or, after the closing date of the Mergers, HoldCo, the amounts set forth therein for purposes of funding, on the closing date of the Mergers, the transactions contemplated by the Merger Agreement;

•

“Delaware Merger” refers to the merger of Delaware Merger Sub with and into Inphi pursuant to the Merger Agreement, with Inphi continuing as the surviving corporation and as a wholly owned subsidiary of HoldCo;

•

“Delaware Merger Consideration” refers to (a) 2.323 HoldCo Shares and (b) $66.00 in cash, without interest, per Inphi Share, plus cash in lieu of any fractional HoldCo Shares, to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of Inphi Shares other than Marvell, HoldCo, Inphi, Delaware Merger Sub or any other subsidiary of Marvell or Inphi, or any holder of Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law;

•	“Delaware Merger Effective Time” refers to the effective time of the Delaware Merger;

•	“Delaware Merger Sub” refers to Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of HoldCo;

•	“DGCL” refers to the General Corporation Law of the State of Delaware;

•	“End Date” refers to June 29, 2021 (or, if extended by either party in accordance with the terms of the Merger Agreement, October 29, 2021 or March 1, 2022);

•

“Equity Award Cash Consideration Amount” refers to an amount in cash equal to the sum of (a) $66.00, plus (b) the product of (i) 2.323 multiplied by (ii) the volume weighted average trading price of a Marvell Share for the five consecutive trading days ending on the trading day immediately preceding the closing date of the Mergers;

•	“Exchange Agent” refers to American Stock Transfer & Trust Company, LLC;

•

“Facilities Commitment Letter” refers to the commitment letter dated as of October 29, 2020, entered into by and among JPMorgan Chase Bank, Marvell and HoldCo in connection with the Term Loan Facility;

•

“Financing Sources” refers to, collectively, JPMorgan Chase Bank and any financing sources added as parties to either Debt Commitment Letter and any financing sources party to any definitive documentation entered into pursuant to either Debt Commitment Letter, including the lenders party to the Term Loan Agreement;

•	“Hogan Lovells” refers to Hogan Lovells US LLP, counsel to Marvell;

•	“HoldCo” refers to Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), a Delaware corporation and a wholly owned subsidiary of Marvell;

•	“HoldCo Board” refers to the board of directors of HoldCo;

•

“HoldCo Bylaws” refers to the amended and restated Bylaws of HoldCo in the form attached as Annex G to this joint proxy statement/prospectus, which will be adopted as of the Bermuda Merger Effective Time;

•

“HoldCo Charter” refers to the amended and restated Certificate of Incorporation of HoldCo in the form attached as Annex F to the joint proxy statement/prospectus, which will be adopted as of the Bermuda Merger Effective Time;

•	“HoldCo Share” refers to a share of common stock, $0.002 par value per share, of HoldCo;

•	“HSR Act” refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•

“In-the-Money Inphi Option” refers to each Inphi Option that is unexpired, unexercised and outstanding immediately prior to the Delaware Merger Effective Time and has a per share exercise price for Inphi Shares subject to such Inphi Option that is less than the Equity Award Cash Consideration Amount;

•	“Inphi” refers to Inphi Corporation, a Delaware corporation;

•

“Inphi Adjournment Proposal” refers to a proposal to adjourn the Inphi Stockholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Inphi Stockholder Meeting to approve the Inphi Merger Proposal;

•	“Inphi Board” refers to the board of directors of Inphi;

•	“Inphi Bylaws” refers to the Amended and Restated Bylaws of Inphi;

•	“Inphi Charter” refers to the Restated Certificate of Incorporation of Inphi;

•

“Inphi Compensation Proposal” refers to a proposal to approve a non-binding, advisory resolution on the compensation that may become payable to Inphi’s named executive officers in connection with the completion of the Mergers;

•

“Inphi Equity Plans” refers to the Inphi 2000 Stock Option/Stock Issuance Plan, the Inphi Amended and Restated 2010 Stock Incentive Plan, the inducement awards granted in connection with the ClariPhy Communications, Inc. acquisition and the Inphi ESPP;

•	“Inphi ESPP” refers to Inphi’s Amended and Restated Employee Stock Purchase Plan;

•	“Inphi Exchange Ratio” refers to 2.323;

•	“Inphi Merger Proposal” refers to a proposal to adopt the Merger Agreement;

•

“Inphi MSU” refers to a restricted stock unit representing the right to vest in and be issued Inphi Shares in whole or in part based on the per share market value of the Inphi Shares exceeding one or more relative performance target levels;

•	“Inphi Option” refers to an option to purchase Inphi Shares from Inphi;

•	“Inphi PSU” refers to a restricted stock unit representing the right to vest in and be issued Inphi Shares based on achievement of performance targets and is not an Inphi MSU;

•	“Inphi Record Date” refers to , 2021;

•	“Inphi RSU” refers to a restricted stock unit representing the right to vest in and be issued Inphi Shares that vests solely based on continued service to Inphi or a subsidiary of Inphi;

•	“Inphi Share” refers to a share of common stock, $0.001 par value per share, of Inphi;

•	“Inphi Stock Certificates” refers to certificates representing Inphi Shares outstanding immediately prior to the Delaware Merger Effective Time;

•	“Inphi Stockholder Meeting” refers to the special meeting of Inphi stockholders to be held on , 2021;

•	“IRS” refers to the Internal Revenue Service;

•	“JPMorgan Chase Bank” refers to JPMorgan Chase Bank, N.A., the commitment party under the Debt Commitment Letters;

•	“J.P. Morgan” refers to J.P. Morgan Securities LLC, financial advisor to Marvell;

•	“Marvell” refers to Marvell Technology Group Ltd., a Bermuda exempted company;

•

“Marvell Adjournment Proposal” refers to a proposal to adjourn the Marvell Shareholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Marvell Shareholder Meeting to approve the Marvell Bye-Law Amendment Proposal or the Marvell Merger Proposal;

•	“Marvell Equity Plans” refers to the Marvell Option Plan, the Marvell ESPP, the Aquantia Plans and the Cavium Plans;

•	“Marvell Board” refers to the board of directors of Marvell;

•

“Marvell Bye-Law Amendment Proposal” refers to a proposal to approve an amendment to the Marvell Bye-Laws to reduce the shareholder vote required to approve a merger with any other company (including the Bermuda Merger) from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders, the statutory default under Bermuda law, to a simple majority of the votes cast at a general meeting of the shareholders;

•	“Marvell Bye-Laws” refers to the Fourth Amended and Restated Bye-Laws of Marvell;

•	“Marvell ESPP” refers to Marvell’s 2000 Employee Stock Purchase Plan, as amended and restated;

•	“Marvell Exchange Ratio” refers to 1.000;

•	“Marvell Memorandum of Association” refers to the Memorandum of Association of Marvell;

•	“Marvell Merger Proposal” refers to a proposal to approve the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger;

•	“Marvell Option” refers to an option to purchase Marvell Shares from Marvell;

•	“Marvell Option Plan” refers to the Marvell Amended and Restated 1995 Stock Option Plan;

•	“Marvell PSU” refers to a restricted stock unit representing the right to vest in and be issued Marvell Shares based on achievement of performance targets;

•	“Marvell Record Date” refers to , 2021;

•	“Marvell RSU” refers to a restricted stock unit representing the right to vest in and be issued Marvell Shares based solely on continued service to Marvell or an affiliate of Marvell;

•	“Marvell Share” refers to a common share, $0.002 par value per share, of Marvell;

•	“Marvell Shareholder Meeting” refers to the general meeting of Marvell shareholders to be held on , 2021;

•	“Merger Agreement” refers to the Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020, by and among Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub and Inphi;

•	“Mergers” refers to the Bermuda Merger and the Delaware Merger, together;

•

“Out-of-the-Money Inphi Option” refers to each Inphi Option that is unexpired, unexercised and outstanding immediately prior to the Delaware Merger Effective Time and that has a per share exercise price for the Inphi Shares subject to such Inphi Option that is equal to or greater than the Equity Award Cash Consideration Amount;

•	“Per Share Cash Amount” refers to $66.00 in cash, without interest;

•	“Pillsbury” refers to Pillsbury Winthrop Shaw Pittman LLP, counsel to Inphi;

•	“Qatalyst Partners” refers to Qatalyst Partners LP, financial advisor to Inphi;

•	“Required Inphi Stockholder Vote” refers to the affirmative vote of the holders of a majority of the Inphi Shares outstanding at the close of business on the Inphi Record Date;

•

“Required Marvell Shareholder Vote” refers to (a) if the Marvell Bye-Law Amendment Proposal is approved, the affirmative vote (virtually or by proxy) of a majority of the votes cast on the proposal to approve the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger at the Marvell Shareholder Meeting (or any adjournment or postponement thereof), provided a quorum is present; or (b) if the Marvell Bye-Law Amendment Proposal is not approved, the affirmative vote (virtually or by proxy) of 75% of the votes cast on the proposal to approve the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger at the Marvell Shareholder Meeting (or any adjournment or postponement thereof), provided a quorum is present;

•	“SEC” refers to the U.S. Securities and Exchange Commission;

•

“Statutory Merger Agreement” refers to a Statutory Merger Agreement in substantially the form attached as Annex C to this joint proxy statement/prospectus, complying with the requirements of Section 105 of the Bermuda Companies Act, which governs the legal effects of the Bermuda Merger under Bermuda law;

•	“Surviving Bermuda Company” refers to Marvell, following the Bermuda Merger;

•	“Surviving Delaware Corporation” refers to Inphi, following the Delaware Merger;

•

“Term Loan Agreement” refers to the Credit Agreement, dated as of December 7, 2020, by and among Marvell, HoldCo, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, in connection with the Term Loan Facility;

•

“Term Loan Facility” refers to a $1.75 billion senior unsecured term loan facility consisting of a $875.0 million 3-year term loan tranche (the “3-Year Term Loan”) and a $875.0 million 5-year term loan tranche (the “5-Year Term Loan”); and

•	“we,” “our” and “us” refer to Marvell and Inphi, collectively.

i

ANNEX A—FORM OF MARVELL TECHNOLOGY GROUP LTD. BYE-LAW AMENDMENT

ANNEX B—AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

ANNEX C—FORM OF STATUTORY MERGER AGREEMENT

ANNEX D—OPINION OF QATALYST PARTNERS LP

ANNEX E—OPINION OF J.P. MORGAN SECURITIES LLC

ANNEX F—FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MARVELL TECHNOLOGY, INC.

ANNEX G—FORM OF AMENDED AND RESTATED BYLAWS OF MARVELL TECHNOLOGY, INC.

ANNEX H—DELAWARE GENERAL CORPORATE LAW SECTION 262

ANNEX I—COMPANIES ACT 1981 OF BERMUDA SECTION 106

QUESTIONS AND ANSWERS

The following questions and answers briefly address some questions that you may have about the Marvell Shareholder Meeting, the Inphi Stockholder Meeting and the Mergers. They may not include all the information that is important to you. Marvell and Inphi urge you to read carefully this entire joint proxy statement/prospectus, including the Annexes and the other documents to which we have referred you. We have included cross-references in certain parts of this section to direct you to a more detailed description of each topic presented elsewhere in this joint proxy statement/prospectus.

Q:	What is the proposed transaction?

A:

Marvell and Inphi entered into the Merger Agreement on October 29, 2020. Subject to the terms and conditions of the Merger Agreement and the Statutory Merger Agreement, Marvell will acquire Inphi in a cash and stock transaction through (i) the merger of Bermuda Merger Sub with and into Marvell, and (ii) the merger of Delaware Merger Sub with and into Inphi. As a result of the Mergers, which will become effective within one minute of each other, Marvell and Inphi will become direct wholly owned subsidiaries of HoldCo. Following the Mergers, former Marvell shareholders and former Inphi stockholders will own HoldCo Shares, which are expected to be listed for trading on Nasdaq under the symbol “MRVL.” See “The Mergers” for more information.

Q:	What is this document?

A:

This joint proxy statement/prospectus serves as the joint proxy statement through which Marvell and Inphi provide their respective shareholders with important information regarding the Marvell Shareholder Meeting, the Inphi Stockholder Meeting, the Marvell Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and solicit proxies to obtain approvals for the Marvell Bye-Law Amendment Proposal and the Marvell Merger Proposal (in the case of Marvell shareholders) and the Inphi Merger Proposal and the Inphi Compensation Proposal (in the case of Inphi stockholders). It also serves as the prospectus by which HoldCo will offer and issue HoldCo Shares in connection with the Mergers.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

In order to complete the transactions contemplated by the Merger Agreement, including the Mergers, Marvell shareholders must approve the Marvell Merger Proposal and Inphi stockholders must approve the Inphi Merger Proposal, and all other conditions to the Mergers set forth in the Merger Agreement must be satisfied or waived. Marvell shareholders and Inphi stockholders will vote on these proposals at the Marvell Shareholder Meeting and the Inphi Stockholder Meeting, respectively. This joint proxy statement/prospectus contains important information, which you should read carefully, about the Merger Agreement, the Statutory Merger Agreement, the transactions contemplated by the Merger Agreement, including the Mergers, the Marvell Bye-Law Amendment, the Marvell Shareholder Meeting and the Inphi Stockholder Meeting.

The enclosed proxy materials allow you to grant a proxy to vote your shares by completing the enclosed proxy card or by submitting your proxy by telephone or via the Internet without attending the Marvell Shareholder Meeting virtually or the Inphi Stockholder Meeting in person.

Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:	What am I being asked to vote on?

A:	At the Marvell Shareholder Meeting, Marvell shareholders will be asked:

•	Proposal 1—Marvell Bye-Law Amendment Proposal. To consider and vote on a proposal to approve an amendment to the Marvell Bye-Laws to reduce the shareholder vote required to approve a merger with any other company (including the Bermuda Merger) from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders, the statutory default under Bermuda law, to a simple majority of the votes cast at a general meeting of the shareholders (in each case, provided a quorum is present);

•	Proposal 2—Marvell Merger Proposal. To consider and vote on a proposal to approve the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger; and

•

Proposal 3—Marvell Adjournment Proposal. To consider and vote on a proposal to adjourn the Marvell Shareholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Marvell Shareholder Meeting to approve the Marvell Bye-Law Amendment Proposal or the Marvell Merger Proposal.

At the Inphi Stockholder Meeting, Inphi stockholders will be asked:

•	Proposal 1—Inphi Merger Proposal. To consider and vote on a proposal to adopt the Merger Agreement;

•

Proposal 2—Inphi Adjournment Proposal. To consider and vote on a proposal to adjourn the Inphi Stockholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Inphi Stockholder Meeting to approve the Inphi Merger Proposal; and

•

Proposal 3—Inphi Compensation Proposal. To consider and vote on a proposal to approve a non-binding, advisory resolution on the compensation that may become payable to Inphi’s named executive officers in connection with the completion of the Mergers.

Q:	What if Marvell shareholder approval of the Marvell Bye-Law Amendment Proposal or the Marvell Merger Proposal is not obtained?

A:

If the Marvell Bye-Law Amendment Proposal is approved, an amendment to the Marvell Bye-Laws will go into effect, which will reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders, the statutory default under Bermuda law, to a simple majority of the votes cast at a general meeting of the shareholders (in each case, provided a quorum is present) and, accordingly, the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present).

However, if the Marvell Bye-Law Amendment Proposal is not approved, the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of 75% of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present), the statutory default under Bermuda law.

If the Marvell Merger Proposal is not approved, then the Mergers will not occur.

Q:	What if Inphi stockholder approval of the Inphi Merger Proposal or the Inphi Compensation Proposal is not obtained?

A:	If the Inphi Merger Proposal is not approved, then the Mergers will not occur.

The vote on the Inphi Compensation Proposal is separate and apart from the vote on the Inphi Merger Proposal. Accordingly, Inphi stockholders may vote in favor of the Inphi Merger Proposal and not in favor of the Inphi Compensation Proposal, or vice versa. Approval of the Inphi Compensation Proposal is not a condition to completion of the Mergers, and it is advisory in nature only, meaning it will not be binding on Marvell, Inphi or HoldCo.

Q:	Why are Marvell and Inphi proposing the Mergers?

A:

The Marvell Board and the Inphi Board believe that the Mergers will provide substantial strategic and financial benefits to the companies, the Marvell shareholders and the Inphi stockholders. To review the reasons for the Mergers, see “The Mergers—Marvell’s Reasons for the Mergers and Recommendation of the Marvell Board” and “The Mergers—Inphi’s Reasons for the Mergers and Recommendation of the Inphi Board” for more information.

Q:	What are the positions of the Marvell Board and the Inphi Board regarding the Mergers and the related proposals that are being put to a vote of the Marvell shareholders and Inphi stockholders?

A:

Marvell. The Marvell Board has unanimously determined that the Marvell Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger are fair to, and in the best interests of, Marvell and its shareholders and has unanimously approved the Marvell Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement, the Bermuda Merger and the transactions contemplated by the Merger Agreement. The Marvell Board unanimously recommends that the Marvell shareholders vote “FOR” the approval of the Marvell Bye-Law Amendment Proposal, “FOR” the approval of the Marvell Merger Proposal and “FOR” the Marvell Adjournment Proposal at the Marvell Shareholder Meeting. See “The Mergers—Marvell’s Reasons for the Merger and Recommendation of the Marvell Board” for more information.

Inphi. The Inphi Board has unanimously (i) determined that the Merger Agreement and the Delaware Merger are advisable and fair to and in the best interests of Inphi and its stockholders, (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Delaware Merger, in accordance with the DGCL, and (iii) recommended that Inphi stockholders vote to adopt the Merger Agreement at the Inphi Stockholder Meeting. The Inphi Board unanimously recommends that Inphi stockholders vote “FOR” the approval of the Inphi Merger Proposal, “FOR” the approval of the Inphi Adjournment Proposal, and “FOR” the approval of the Inphi Compensation Proposal at the Inphi Stockholder Meeting. See “The Mergers—Inphi’s Reasons for the Mergers and Recommendation of the Inphi Board” for more information.

Q:	What vote is required to approve each proposal on the agenda for the Marvell Shareholder Meeting?

A:

Approval of the Marvell Bye-Law Amendment Proposal requires the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present), which, under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, excludes abstentions and broker non-votes, if any, which will have no effect on the outcome of the vote on this proposal. An abstention occurs when a Marvell shareholder attends the Marvell Shareholder Meeting virtually, or is represented at the Marvell Shareholder Meeting by proxy, and abstains from voting. Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, Marvell Shares not in attendance and not represented by proxy at the Marvell Shareholder Meeting will have no effect on the outcome of the vote on the Marvell Bye-Law Amendment Proposal, provided that a quorum is present. See “Questions and Answers—What if I do not provide my bank, broker or other nominee with instructions on how to vote?” for an explanation of broker non-votes.

Approval of the Marvell Bye-Law Amendment Proposal is not a condition to completion of the Mergers, but will have the effect of lowering the approval threshold for the Marvell Merger Proposal.

If the Marvell Bye-Law Amendment Proposal is approved, approval of the Marvell Merger Proposal requires the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present). If the Marvell Bye-Law Amendment Proposal is not approved, approval of the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of 75% of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present), the statutory default under Bermuda law. Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on the Marvell Merger Proposal, regardless of whether the Marvell Bye-Law Amendment Proposal is approved.

Approval of the Marvell Adjournment Proposal requires the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present). Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, if you are present virtually or represented by proxy, and vote to abstain, it will have no effect on the outcome of the vote on the Marvell Adjournment Proposal. Also under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, broker non-votes, if any, and shares not in attendance and not represented by proxy at the Marvell Shareholder Meeting also will have no effect on the outcome of the vote on the Marvell Adjournment Proposal. See “The Marvell Shareholder Meeting—Quorum and Vote Required” for more information.

Q:	What vote is required to approve each proposal on the agenda for the Inphi Stockholder Meeting?

A:

Approval of the Inphi Merger Proposal requires the affirmative vote of holders of a majority of the Inphi Shares outstanding and entitled to vote at the close of business on the Inphi Record Date in person or represented by proxy at the Inphi Stockholder Meeting (provided a quorum is present). Accordingly, an Inphi stockholder’s abstention from voting, the failure of an Inphi stockholder who holds such holder’s shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or an Inphi stockholder’s other failure to vote will have the same effect as a vote “AGAINST” the proposal.

Approval of the Inphi Adjournment Proposal requires the affirmative vote of a majority of the Inphi stockholders present in person or represented by proxy at the Inphi Stockholder Meeting and entitled to vote (regardless of whether a quorum is present). Accordingly, an Inphi stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the proposal, but the failure of an Inphi stockholder who holds such holder’s shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or an Inphi stockholder’s other failure to vote will have no effect on the approval of the proposal (regardless of whether a quorum is present).

Approval of the Inphi Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Inphi Shares present in person or represented by proxy at the Inphi Stockholder Meeting and entitled to vote (provided a quorum is present). Accordingly, an Inphi stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the proposal, but the failure of an Inphi stockholder who holds such holder’s shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or an Inphi stockholder’s other failure to vote will have no effect on the approval of the proposal (provided a quorum is present).

Q:	How many votes do I have?

A:

Marvell shareholders are entitled to one vote for each Marvell Share owned by such holders at the close of business on                     , 2021, the Marvell Record Date. See “The Marvell Shareholder Meeting—Record Date; Issued Shares; Shares Entitled to Vote” for more information.

Inphi stockholders are entitled to one vote for each Inphi Share owned by such holders at the close of business on                      , 2021, the Inphi Record Date. See “The Inphi Stockholder Meeting—Inphi Record Date; Outstanding Shares; Stockholders Entitled to Vote” for more information.

Q:	What will happen in the Mergers?

A:	Pursuant to the Merger Agreement and the Statutory Merger Agreement, Bermuda Merger Sub will be merged with and into Marvell, with Marvell continuing as a wholly owned subsidiary of HoldCo. Pursuant to the Merger Agreement, one minute after the completion of the Bermuda Merger, Delaware Merger Sub will be merged with and into Inphi, with Inphi continuing as a wholly owned subsidiary of HoldCo. Upon completion of the Mergers, former Marvell shareholders and former Inphi stockholders will own HoldCo Shares, which are expected to be listed for trading on Nasdaq under the symbol “MRVL.” We anticipate that immediately following the Mergers, former Marvell shareholders and former Inphi stockholders will own approximately 83% and 17%, respectively, of the total number of HoldCo Shares issued and outstanding, each on a fully diluted basis. See “The Merger Agreement—Effective Time and Completion of the Mergers” for more information.

Q:	Who will serve on the HoldCo Board and as officers of HoldCo after the Mergers?

A:

Under the Merger Agreement, the directors of HoldCo immediately after the Bermuda Merger Effective Time will include each of the individuals who are directors of the Marvell Board as of the Bermuda Merger Effective Time, plus the Chief Executive Officer of Inphi as of the Delaware Merger Effective Time. Inphi’s current Chief Executive Officer is Dr. Ford Tamer, who is also a member of the Inphi Board. Dr. Tamer is expected to remain Inphi’s Chief Executive Officer through the completion of the Delaware Merger and therefore, pursuant to the Merger Agreement, is expected to be appointed to the HoldCo Board at that time.

Under the Merger Agreement, the executive officers of HoldCo immediately after the Bermuda Merger Effective Time will be the individuals who are executive officers of Marvell as of the Bermuda Merger Effective Time.

Q:	What will Marvell shareholders receive in the Bermuda Merger?

A:

At the Bermuda Merger Effective Time, each Marvell Share issued and outstanding immediately prior to the Bermuda Merger Effective Time (other than Marvell Shares held by Marvell, HoldCo, Bermuda Merger Sub or Inphi or any other subsidiary of Marvell or Inphi) will be converted into the right to receive one HoldCo Share. Any Marvell shareholder who does not vote in favor of the Bermuda Merger, is not satisfied that such holder has been offered fair value for such holder’s Marvell Shares and validly submits an application for appraisal may have the fair value of such holder’s Marvell Shares appraised by the Bermuda Court under Section 106 of the Bermuda Companies Act. Marvell shareholders intending to apply for an appraisal of such shareholders’ Marvell Shares MUST file their application for appraisal with the Bermuda Court within ONE MONTH after the giving of the notice convening the Marvell Shareholder Meeting. The notice delivered with this joint proxy statement/prospectus constitutes this notice.

Q:	What will Inphi stockholders receive in the Delaware Merger?

A:

At the Delaware Merger Effective Time, each Inphi Share issued and outstanding immediately prior to the Delaware Merger Effective Time (other than (i) Inphi Shares held by Inphi, Marvell, HoldCo, Delaware Merger Sub or any other subsidiary of Marvell or Inphi and (ii) Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) will be converted into the right to receive 2.323 HoldCo Shares and $66.00 in cash, without interest, plus cash in lieu of any fractional HoldCo Shares. Each Inphi stockholder will receive cash for any fractional HoldCo Share that such stockholder would otherwise receive in the Delaware Merger.

Q:	If I am an Inphi stockholder, how will I receive the cash merger consideration to which I will be entitled if the Delaware Merger is completed?

A:

You will be paid the cash merger consideration as soon as reasonably practicable after the completion of the Delaware Merger and after receipt by the Exchange Agent of your Inphi Stock Certificates (or evidence of the transfer of shares in book-entry form), a duly executed letter of transmittal and any additional documents required by the procedures set forth in the letter of transmittal. See “The Merger Agreement—Exchange of Inphi Stock Certificates.”

Q:	What happens if the market price of Marvell Shares or Inphi Shares changes before the completion of the Mergers?

A:

No change will be made to the Marvell Exchange Ratio or the Inphi Exchange Ratio based on fluctuations in the market price of either Marvell Shares or Inphi Shares. As a result, the number of HoldCo Shares that you will receive as consideration in the Mergers is fixed and will not change. However, the value of the consideration to be received by Marvell shareholders and Inphi stockholders in the Mergers may increase or decrease depending on the market price of Marvell Shares at the Bermuda Merger Effective Time and the Delaware Merger Effective Time.

On October 28, 2020, the last trading day prior to the public announcement of the Merger Agreement, the closing price of Marvell Shares on Nasdaq was $39.53 per share and the closing price of Inphi Shares on Nasdaq was $110.60 per share. On                , 20    , the last practicable trading day prior to the filing of this joint proxy statement/prospectus, the closing price of Marvell Shares on Nasdaq was $        per share and the closing price of Inphi Shares on Nasdaq was $        per share. We urge you to obtain current market quotations before voting your shares.

Q:	Will Marvell and Inphi continue to pay dividends or distributions prior to the completion of the Merger?

A:

The Merger Agreement permits Marvell to continue to pay quarterly cash dividends in an amount not to exceed $0.06 per share. Decisions regarding whether or not to pay ordinary quarterly cash dividends and the amount and timing of any such dividends will be based on the judgment of the Marvell Board. While Marvell anticipates that it would continue to pay dividends, Marvell can provide no assurances that this will be the case. Inphi has never paid cash dividends on its common stock and is prohibited under the Merger Agreement from declaring or paying any cash dividend without Marvell’s prior written consent.

Q:	What will happen to outstanding Marvell equity awards in the Mergers?

A:

At the Bermuda Merger Effective Time, each Marvell Option, Marvell RSU and Marvell PSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into an equivalent option to purchase, or award to be paid in, HoldCo Shares and will remain subject to the same terms, conditions and restrictions as the original option or award. See “The Merger Agreement—Treatment of Marvell Equity Awards” for more information.

Q:	What will happen to outstanding Inphi equity awards in the Mergers?

A:	Inphi Options

At the Delaware Merger Effective Time, each In-the-Money Inphi Option that is vested and held by a person who is not a Continuing Employee or Continuing Service Provider, will be canceled, and the holder of such In-the-Money Inphi Option will be entitled to receive (subject to applicable withholding or other taxes) an amount in cash equal to the product of (i) the number of Inphi Shares subject to such In-the-Money Inphi Option, multiplied by (ii) the excess of (A) the Equity Award Cash Consideration Amount over (B) the exercise price applicable to such In-the-Money Inphi Option.

At the Delaware Merger Effective Time, each In-the-Money Inphi Option that is held by a person who is a Continuing Employee or Continuing Service Provider, whether vested or unvested, will be assumed by HoldCo and converted into an option to purchase, on substantially the same terms and conditions as were applicable under such In-the-Money Inphi Option, that number of HoldCo Shares (rounded down to the nearest whole share) equal to the product of (i) the number of Inphi Shares subject to such In-the-Money Inphi Option, multiplied by (ii) the Conversion Ratio, at an exercise price per HoldCo Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the per share exercise price for Inphi Shares subject to such In-the-Money Inphi Option, by (B) the Conversion Ratio.

At the Delaware Merger Effective Time, each Out-of-the-Money Inphi Option and each In-the-Money Inphi Option that is unvested and held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration.

Inphi RSUs

At the Delaware Merger Effective Time, each Inphi RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a Continuing Employee or Continuing Service Provider will be converted into that number of HoldCo restricted stock units (rounded down to the nearest whole share) equal to the product of (i) the number of Inphi Shares subject to such Inphi RSU, multiplied by (ii) the Conversion Ratio.

At the Delaware Merger Effective Time, each Inphi RSU that is outstanding and vested (and with respect to which Inphi Shares have not yet been issued) immediately prior to the Delaware Merger Effective Time (including any Inphi RSUs that become vested by their terms immediately prior to or as of the Delaware Merger Effective Time) will be canceled and extinguished, and the holder thereof will be entitled to receive (subject to applicable withholding or other taxes, which withholding will first be applied against the cash portion of the consideration paid in respect of such Inphi RSUs): (i) an amount in cash equal to the product of (A) $66.00, multiplied by (B) the total number of Inphi Shares subject to such Inphi RSU; and (ii) a number of HoldCo Shares equal to the product of (A) 2.323, multiplied by (B) the total number of Inphi Shares subject to such Inphi RSU. Such HoldCo restricted stock units will be subject to substantially the same terms and conditions as were applicable to such Inphi RSUs prior to the Delaware Merger Effective Time.

At the Delaware Merger Effective Time, each Inphi RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration.

Inphi PSUs

At the Delaware Merger Effective Time, each Inphi PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and is held by a Continuing Employee or Continuing Service Provider will be assumed and converted into that number of HoldCo restricted stock units, rounded down to the nearest whole share, equal to the product of (a) the target number of Inphi Shares subject to such Inphi PSU, multiplied by (b) the Conversion Ratio. Such HoldCo restricted stock units: (i) will vest based on the vesting date or schedule set forth in the award agreement applicable to such Inphi PSU prior to the Delaware Merger Effective Time, subject only to the continued service of the grantee with Marvell or any of its affiliates through the applicable vesting date; (ii) will not be subject to any performance-based vesting terms following the Delaware Merger Effective Time; and (iii) will otherwise be subject to the same terms and conditions as were applicable under such Inphi PSUs prior to the Delaware Merger Effective Time.

At the Delaware Merger Effective Time, each Inphi PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration.

Inphi MSUs

At the Delaware Merger Effective Time, each Inphi MSU that is outstanding (and with respect to which Inphi Shares have not yet been issued) immediately prior to the Delaware Merger Effective Time will be canceled and extinguished. Each such Inphi MSU will be deemed to vest in that percentage of Inphi Shares subject to such Inphi MSU determined by applying the formula in the applicable Inphi MSU award agreement applicable upon a change of control of Inphi. The holder of such vested Inphi MSUs will be entitled to receive (subject to applicable withholding or other taxes, which withholding will first be applied against the cash portion of the consideration paid in respect of such vested Inphi MSUs): (i) an amount in cash equal to the product of (A) $66.00, multiplied by (B) the total number of Inphi Shares subject to such vested Inphi MSU; and (ii) a number of HoldCo Shares equal to the product of (A) 2.323, multiplied by (B) the total number of Inphi Shares subject to such vested Inphi MSU. Any portion of an Inphi MSU that does not vest in accordance with these procedures will be canceled for no consideration.

See “The Merger Agreement—Treatment of Inphi Equity Awards” for more information.

Q:	What will happen to the Marvell Employee Stock Purchase Plan?

A:

The Merger Agreement provides that, at the Bermuda Merger Effective Time, HoldCo will assume the Marvell ESPP. Accordingly, if the Marvell Merger Proposal is approved by Marvell shareholders, following the Bermuda Merger Effective Time, HoldCo will be able to use the remaining share reserve, as automatically increased annually, to make available rights to purchase HoldCo Shares for the remaining term of the Marvell ESPP (currently running until June 2023). Any rights to purchase Marvell Shares under the Marvell ESPP that are outstanding immediately prior to the Bermuda Merger Effective Time will be converted into rights to purchase HoldCo Shares on the same terms and conditions as were applicable under the Marvell ESPP immediately prior to the Bermuda Merger Effective Time, and relating to the number of HoldCo Shares equal to the total number of Marvell Shares subject to the Marvell ESPP immediately prior to the Bermuda Merger Effective Time. See “The Mergers—Effect of the Mergers on Marvell Equity Plans” for more information.

Q:	What will happen to the Inphi Employee Stock Purchase Plan?

A:

Following the date of the Merger Agreement, no new offering period will commence under the Inphi ESPP, no payroll deductions under the Inphi ESPP may be increased, and no new participants may commence participation in the Inphi ESPP. The final offering period under the Inphi ESPP will terminate no later than five business days before the anticipated closing date of the Mergers. All outstanding share purchase rights as of the date that the final offering period ends will be used to purchase Inphi Shares. Each Inphi Share purchased will be canceled at the Delaware Merger Effective Time and converted into the right to receive the Delaware Merger Consideration. Any accumulated contributions under the Inphi ESPP that are not used to purchase shares in accordance with the terms of the Inphi ESPP will be refunded to the respective participants as promptly as practicable following the Delaware Merger Effective Time. The Inphi ESPP will terminate as of the Delaware Merger Effective Time.

Q:	What will happen to the Marvell Equity Plans?

A:

The Merger Agreement provides that, at the Bermuda Merger Effective Time, HoldCo will assume the Marvell Equity Plans and the share reserve available for future issuances under the Marvell Option Plan and the Marvell ESPP. Accordingly, if the Marvell Merger Proposal is approved by Marvell shareholders, following the Bermuda Merger Effective Time, HoldCo will be able to use the remaining share reserve to grant awards covering HoldCo Shares under the Marvell Option Plan until the Marvell Option Plan is terminated by the HoldCo Board. All references in the Marvell Equity Plans or any award agreement thereunder to a number of Marvell Shares will be deemed amended to refer instead to a number of HoldCo Shares. In addition to the Marvell Options, Marvell RSUs and Marvell PSUs that will be converted at the Bermuda Merger Effective Time, HoldCo will be permitted to grant stock options, stock appreciation rights, stock awards, stock unit awards, performance awards and other stock-based awards, which may be granted to employees, directors and consultants, under the assumed Marvell Option Plan. See “The Mergers—Effect of the Mergers on Marvell Equity Plans” for more information.

Q:	What will happen to the Inphi Equity Plans?

A:

At the Delaware Merger Effective Time, HoldCo will assume certain outstanding awards under the Inphi Equity Plans, as explained above; however, it is not expected that HoldCo will grant future awards under the Inphi Equity Plans following the Delaware Merger Effective Time.

Q:	Will I be able to trade the HoldCo Shares that I receive in connection with the Mergers?

A:	Yes. The HoldCo Shares to be issued in connection with the Mergers are expected to be listed on Nasdaq under the symbol “MRVL.”

Q:	What percentage of HoldCo Shares will be owned by former Marvell shareholders and former Inphi stockholders following the Mergers?

A:

We anticipate that immediately following the Mergers, former Marvell shareholders will own approximately 83% of the number of HoldCo Shares issued and outstanding and former Inphi stockholders will own approximately 17% of the number of HoldCo Shares issued and outstanding, each on a fully diluted basis.

Q:	Do Inphi stockholders have appraisal rights?

A:

Yes. Because Inphi is a Delaware corporation, under the DGCL, holders of Inphi Shares who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of such holders’ Inphi Shares as determined by the Delaware Court of Chancery if the Delaware Merger is completed, but only if such holders comply fully with the requirements and procedures of Section 262 of the DGCL, which is attached as Annex H. This appraisal amount could be more than, the same as, or less than the amount an Inphi stockholder would be entitled to receive under the Merger Agreement. Any Inphi stockholder intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to Inphi prior to the vote on the adoption of the Merger Agreement and must not vote (in person or by proxy) in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights. These procedures are summarized in this joint proxy statement/prospectus in the section titled “Delaware Appraisal Rights.” Because of the complexity of Delaware law relating to appraisal rights, if you are considering exercising your appraisal rights, Inphi encourages you to seek the advice of your own legal counsel.

Q:	Do Marvell shareholders have appraisal rights?

A:

Yes. Under Bermuda law, any Marvell shareholder who does not vote in favor of the Bermuda Merger, is not satisfied that such holder has been offered fair value for such holder’s Marvell Shares and validly submits an application for appraisal may have the fair value of such holder’s Marvell Shares appraised by the Bermuda Court under Section 106 of the Bermuda Companies Act. A Marvell shareholder intending to apply to the Bermuda Court for an appraisal MUST file an application for appraisal with the Bermuda Court within ONE MONTH after the giving of the notice convening the Marvell Shareholder Meeting. The notice delivered with this joint proxy statement/prospectus constitutes this notice. See “Bermuda Appraisal Rights” for more information.

Q:	When do you expect to complete the Mergers?

A:

Marvell and Inphi currently expect to complete the Mergers during the second half of 2021, subject to the satisfaction or waiver of the conditions described in “The Merger Agreement—Conditions to Completion of the Mergers.”

Q:	What is required to complete the Mergers?

A:

In addition to the approval of the Marvell Merger Proposal by Marvell shareholders and the approval of the Inphi Merger Proposal by Inphi stockholders, completion of the Mergers is subject to the satisfaction or, to the extent permitted by applicable law, waiver of a number of other conditions, including the receipt of required regulatory approvals, the accuracy of Marvell’s and Inphi’s respective representations and warranties in the Merger Agreement (subject to certain materiality qualifications) and Marvell’s and Inphi’s performance of their respective obligations under the Merger Agreement in all material respects. See “The Merger Agreement—Conditions to Completion of the Mergers” for more information regarding conditions to the completion of the Mergers.

Q:	What are the U.S. federal income tax consequences of the Mergers to U.S. holders of Marvell Shares and Inphi Shares?

A:

For U.S. federal income tax purposes, (1) the Mergers, taken together, are intended to qualify as a transaction described in Section 351 of the Code, and (2) the Bermuda Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided that the transactions so qualify, a U.S. holder (as defined below in “Material United States Federal Income Tax Consequences”) of

(i)

Marvell Shares, except as provided in the section titled “Material United States Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Marvell Shares—Passive Foreign Investment Company Rules,” will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of Marvell Shares for HoldCo Shares in the Bermuda Merger; and

(ii)

Inphi Shares, subject to the discussions below regarding potential redemption or dividend treatment, will recognize gain, but not loss, on the exchange of Inphi Shares for a combination of HoldCo Shares and cash in the Delaware Merger equal to the lesser of: (1) the excess of (a) the sum of the fair market value of HoldCo Shares and the amount of cash received (excluding cash received in lieu of fractional HoldCo Shares) over (b) such U.S. holder’s tax basis in the Inphi Shares surrendered in exchange therefor, and (2) the amount of such cash received by such U.S. holder in the Delaware Merger.

To the extent, however, that any portion of the cash consideration received by a U.S. holder of Inphi Shares is considered to be provided by Inphi, such cash should be treated as received in a redemption by Inphi of a portion of such U.S. holder’s Inphi Shares. In such case, subject to the discussion below regarding potential dividend treatment, a U.S. holder would recognize capital gain or loss equal to the difference between such cash and the U.S. holder’s tax basis in the portion of such holder’s Inphi Shares treated as redeemed.

Moreover, in certain circumstances, a holder of Inphi Shares could be treated as receiving a dividend in an amount up to the amount of the cash consideration received by such holder in the Delaware Merger. As a result of the possibility of such deemed dividend treatment, a non-U.S. holder (as defined below in “Material United States Federal Income Tax Consequences”) of Inphi Shares may be subject to U.S. withholding tax at a rate of up to 30% with respect to cash consideration received in the Delaware Merger.

See “Material United States Federal Income Tax Consequences” for more information. All Marvell shareholders and Inphi stockholders should consult with such shareholders’ and stockholders’ respective tax advisors to determine the specific U.S. federal, state or local or non-U.S. income or other tax consequences of the Mergers and the other transactions contemplated by the Merger Agreement to such shareholders and stockholders.

Q:	Is the completion of the Mergers subject to a financing condition?

A:	No. The completion of the Mergers is not subject to any financing condition.

Q:	What is the amount of debt to be incurred by Marvell and HoldCo in connection with the Mergers?

A:

Marvell and HoldCo intend to fund the cash portion of the consideration for the Mergers with borrowings. Marvell and HoldCo have obtained financing commitments for (i) a $2.5 billion senior unsecured 364-day Bridge Facility pursuant to the Bridge Commitment Letter, and (ii) a $1.75 billion senior unsecured Term Loan Facility consisting of the $875.0 million 3-Year Term Loan and the $875.0 million 5-Year Term Loan, pursuant to the Term Loan Agreement.

Q:	What risks should I consider in deciding how to vote my shares?

A:

You should carefully review the section of this joint proxy statement/prospectus titled “Risk Factors” beginning on page 36, which presents some of the risks and uncertainties relating to the Mergers and the businesses of each of Marvell and Inphi.

Q:	Does my vote matter?

A:

Yes, your vote is very important. Marvell and Inphi cannot complete the Mergers unless Marvell shareholders approve the Marvell Merger Proposal and Inphi stockholders approve the Inphi Merger Proposal. Whether or not you plan to attend the Marvell Shareholder Meeting or the Inphi Stockholder Meeting, please vote as soon as possible by following the instructions in this joint proxy statement/prospectus.

Q:	Should Inphi stockholders send in Inphi Stock Certificates now?

A:

NO, INPHI STOCKHOLDERS SHOULD NOT SEND INPHI STOCK CERTIFICATE(S) WITH SUCH STOCKHOLDERS’ PROXY CARDS. If the Delaware Merger is completed, the Exchange Agent will send Inphi stockholders written instructions for sending in such stockholders’ Inphi Stock Certificates or, in the case of book-entry shares, for surrendering such stockholders’ book-entry shares. See “The Inphi Stockholder Meeting—Solicitation of Proxies; Expenses of Solicitation” and “The Merger Agreement—Exchange of Inphi Stock Certificates” for more information.

Q:	Who can answer my questions about the Merger?

A:

If you have any questions about the Mergers, the Marvell Shareholder Meeting or the Inphi Stockholder Meeting, need assistance in voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card(s), you should contact:

If you are a Marvell shareholder:

Investor Relations

Marvell Technology Group Ltd.

c/o Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

(408) 222-0777

ir@marvell.com

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and brokers call: +1-212-297-0720

Shareholders and all others call toll-free:

(877) 869-0171

Email: info@okapipartners.com

If you are an Inphi stockholder:

Investor Relations

Inphi Corporation

110 Rio Robles

San Jose, California 95134

(408) 217-7300

investors@inphi.com

Mackenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Telephone: (800) 322-2885

Banks and Brokers: (212) 929-5500

Email: proxy@mackenziepartners.com

Q:	When and where are the Marvell Shareholder Meeting and the Inphi Stockholder Meeting?

A:	The Marvell Shareholder Meeting will be held virtually via live audio-only webcast at , Pacific Time on , 2021.

The Inphi Stockholder Meeting will be held on                 , 2021 at                 , Pacific Time, at Inphi’s headquarters, located at 110 Rio Robles, San Jose, California 95134.

Q:	Who is eligible to vote at the Marvell Shareholder Meeting and the Inphi Stockholder Meeting?

A:

Holders of Marvell Shares are eligible to vote at the Marvell Shareholder Meeting if such holders are shareholders of record at the close of business on the Marvell Record Date. See “The Marvell Shareholder Meeting—Record Date; Issued Shares; Shares Entitled to Vote” for more information.

Holders of Inphi Shares are eligible to vote at the Inphi Stockholder Meeting if such holders are stockholders of record at the close of business on the Inphi Record Date. See “The Inphi Stockholder Meeting—Inphi Record Date; Outstanding Shares; Stockholders Entitled to Vote” for more information.

Q:	Can I attend the Marvell Shareholder Meeting or the Inphi Stockholder Meeting in person?

A:

Due to the public health concerns regarding the COVID-19 pandemic, the Marvell Shareholder Meeting will be held virtually via live audio-only webcast and you will not be able to attend in person. You will be able to vote your Marvell Shares electronically via the Internet and submit questions online during the meetings by logging in to the website specified above using the 16-digit control number included on your proxy card.

Inphi intends to hold the Inphi Stockholder Meeting in person. However, Inphi is actively monitoring the COVID-19 pandemic and is sensitive to the public health and travel concerns Inphi stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Inphi Stockholder Meeting in person, Inphi will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If Inphi takes this step, Inphi will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website at http://inphi.com and filed with the SEC as supplemental proxy material.

If you were a Marvell shareholder at the close of business on the Marvell Record Date or you hold a valid legal proxy for the Marvell Shareholder Meeting, you may attend the Marvell Shareholder Meeting virtually. If you were an Inphi stockholder at the close of business on the Inphi Record Date or you hold a valid legal proxy for the Inphi Stockholder Meeting, you may attend the Inphi Stockholder Meeting.

Q:	What constitutes a quorum?

A:

A quorum for the Marvell Shareholder Meeting is the presence at the meeting, either virtually or by proxy, of at least two holders representing in excess of 50% of the total issued voting shares of Marvell throughout the Marvell Shareholder Meeting. Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, abstentions (i.e., Marvell Shares that are represented virtually at the Marvell Shareholder Meeting or for which proxies have been received, but for which the holders have abstained from voting), if any, and broker non-votes, if any, will be included in the calculation of the number of Marvell Shares represented at the Marvell Shareholder Meeting for purposes of determining whether a quorum is present.

A quorum for the Inphi Stockholder Meeting is the presence at the meeting of a majority of the voting power of the Inphi Shares entitled to vote at the close of business on the Inphi Record Date, present in person or represented by proxy. Abstentions (i.e., Inphi Shares that are represented at the Inphi Stockholder Meeting or for which proxies have been received but for which the holders have abstained from voting), if any, will be included in the calculation of the number of Inphi Shares represented at the Inphi Stockholder Meeting for purposes of determining whether a quorum is present. Broker non-votes, if any, will not be included in the calculation of the number of Inphi Shares represented at the Inphi Stockholder Meeting for purposes of determining whether a quorum is present.

Q:	What should I do now?

A:

You should read this joint proxy statement/prospectus carefully, including the Annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or via the Internet as soon as possible so that your shares will be represented and voted at the Marvell Shareholder Meeting or the Inphi Stockholder Meeting, as applicable. A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct such shareholders’ vote by telephone or via the Internet. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this joint proxy statement/prospectus. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or via the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. See “The Marvell Shareholder Meeting—How to Vote” and “The Inphi Stockholder Meeting—Voting of Shares” for more information.

Q:	What happens if I sell my shares before the Marvell Shareholder Meeting or Inphi Stockholder Meeting?

A:

If a Marvell shareholder transfers such shareholder’s Marvell Shares after the Marvell Record Date, but before the Marvell Shareholder Meeting, such shareholder will retain (subject to any arrangements made with the purchaser of such shareholder’s Marvell Shares) such shareholder’s right to vote at the Marvell Shareholder Meeting. However, in order for Marvell shareholders to receive the Bermuda Merger Consideration, such shareholders must hold such shareholders’ Marvell Shares through the Bermuda Merger Effective Time.

If an Inphi stockholder transfers such stockholder’s Inphi Shares after the Inphi Record Date, but before the Inphi Stockholder Meeting, such stockholder will retain (subject to any arrangements made with the purchaser of such stockholder’s Inphi Shares) such stockholder’s right to vote at the Inphi Stockholder Meeting. However, in order for Inphi stockholders to receive the Delaware Merger Consideration, such stockholders must hold such stockholders’ Inphi Shares through the Delaware Merger Effective Time.

Q:	How do I vote my Marvell Shares?

A:

You may vote your Marvell Shares virtually at the Marvell Shareholder Meeting or by submitting a proxy by mail or telephone or via the Internet. Marvell recommends that you submit your proxy even if you plan to attend the Marvell Shareholder Meeting. If you submit your proxy, you may change your vote if you attend and vote at the Marvell Shareholder Meeting. However, mere attendance at the Marvell Shareholder Meeting will not automatically revoke your previously submitted proxy.

Owners of record (that is, shareholders of record who hold Marvell Shares in such shareholders’ own name, as opposed to through a bank, broker or other nominee), at the close of business on the Marvell Record Date, may vote virtually at the Marvell Shareholder Meeting or by proxy. This means that you may use the enclosed proxy card(s) to instruct the persons named as proxies how to vote your Marvell Shares. If you properly complete, sign and date your proxy card(s) or submit your voting instructions by telephone or via the Internet, your Marvell Shares will be voted in accordance with your instructions. The named proxies will vote all Marvell Shares at the Marvell Shareholder Meeting for which proxies have been properly submitted (whether by mail, telephone or via the Internet) and not revoked. Owners of record have three ways to vote by proxy:

•

Internet. You can submit your proxy via the Internet at the Internet address shown on your proxy card(s). You will be prompted to enter your 16-digit control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote. If you submit your proxy via the Internet, do not return your proxy card(s).

•

Telephone. You can submit your proxy by telephone by calling the toll-free number on your proxy card(s). You will be prompted to enter your 16-digit control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote. If you submit your proxy by telephone, do not return your proxy card(s).

•	Mail. You can submit your proxy by mail by simply signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this joint proxy statement/prospectus.

If you sign and return your proxy card(s) but do not mark your card(s) to instruct the proxies how to vote your Marvell Shares on each proposal, your Marvell Shares will be voted as recommended by the Marvell Board.

The deadline for voting via the Internet or by telephone is 11:59 p.m. Eastern time on                  , 2021.

Q:	How do I vote my Inphi Shares?

A:

Please carefully consider the information contained in this joint proxy statement/prospectus. Whether or not you plan to attend the Inphi Stockholder Meeting, Inphi encourages you to submit a proxy to vote via the Internet or by mail so that your Inphi Shares will be voted in accordance with your wishes even if you later decide not to attend the Inphi Stockholder Meeting.

Inphi encourages you to submit your proxy to vote via the Internet or by mail. If you attend the Inphi Stockholder Meeting, you may also vote in person, in which case any proxies that you previously submitted—whether via the Internet or by mail—will be revoked and superseded by the vote that you cast at the Inphi Stockholder Meeting. To vote in person at the Inphi Stockholder Meeting, beneficial owners who hold shares in “street name” through a broker, bank or other nominee holder of record will need to contact the broker, bank or other nominee holder of record to obtain a written legal proxy to bring to the meeting. Whether your proxy is submitted via the Internet or by mail, if it is properly completed and submitted, and if you do not revoke it prior to or at the Inphi Stockholder Meeting, your Inphi Shares will be voted at the Inphi Stockholder Meeting in the manner specified by you, except as otherwise set forth in this joint proxy statement/prospectus.

•

Internet. If you hold Inphi Shares directly in your name as a stockholder of record, you may submit a proxy to vote via the Internet by following the instructions provided on the proxy card or voting instruction card you receive. In order to submit a proxy to vote via the Internet, you will need the control number on your proxy card (which is unique to each Inphi stockholder to ensure all voting instructions are genuine and to prevent duplicate voting). Proxies may be submitted via the Internet 24

hours a day, seven days a week, and must be received by 11:59 p.m. Eastern time on                     , 2021. If you hold Inphi Shares in “street name” through a broker, bank or other nominee holder of record, you may provide voting instructions via the Internet only if Internet voting is made available by your broker, bank or other nominee holder of record. Please follow the voting instructions provided by your broker, bank or other nominee holder of record with these materials.

•

Mail. If you hold Inphi Shares directly in your name as a stockholder of record, you may submit a proxy card to vote by mail by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope or as instructed on the voting instructed card. Your proxy card must be received no later than the close of business on                     , 2021. If you hold Inphi Shares in “street name” through a broker, bank or other nominee holder of record, in order to provide voting instructions by mail, you will need to complete, sign and date the voting instruction form provided by your broker, bank or other nominee holder of record and return it in the postage-paid return envelope provided. Your broker, bank or other nominee holder of record must receive your voting instruction form in sufficient time to vote your shares.

•

In Person. If you hold Inphi Shares directly in your name as a stockholder of record, you may vote in person at the Inphi Stockholder Meeting. Stockholders of record also may be represented by another person at the Inphi Stockholder Meeting by executing a proper proxy designating that person. If you hold Inphi Shares in “street name” through a broker, bank or other nominee holder of record, you must obtain a written legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote in person at the Inphi Stockholder Meeting. To request a legal proxy, please contact your broker, bank or other nominee holder of record.

Again, you may submit a proxy to vote via the Internet until 11:59 p.m. Eastern time on                 , 2021, or your proxy card must be mailed and received no later than the close of business on                 , 2021.

Q:	If I am going to attend the Marvell Shareholder Meeting virtually or the Inphi Stockholder Meeting in person, should I return my proxy card(s)?

A:

Yes. Returning your completed, signed and dated proxy card(s) or submitting your proxy by telephone or via the Internet, as applicable, ensures that your Marvell Shares or Inphi Shares, as applicable, will be represented and voted at the Marvell Shareholder Meeting or the Inphi Stockholder Meeting, as applicable. See “The Marvell Shareholder Meeting—How to Vote” and “The Inphi Stockholder Meeting—Voting of Shares” for more information.

Q:	Can I change my vote after I mail my proxy card(s) or vote by telephone or via the Internet?

A:

Yes. If you are a holder of record of Marvell Shares or of Inphi Shares (in each case, that is, you hold your shares in your own name and not through a bank, broker or other nominee) at the close of business on the Marvell Record Date or the Inphi Record Date, respectively, you can change your vote by:

•

sending a written notice to: (a) the corporate secretary of Marvell if you are holder of record of Marvell Shares, or (b) the corporate secretary of Inphi if you are a holder of record of Inphi Shares, in each case, bearing a date later than the date of the proxy, that is received prior to the Marvell Shareholder Meeting or Inphi Stockholder Meeting, as applicable, and stating that your proxy is revoked;

•

signing, dating and delivering a new valid proxy card(s) bearing a later date that is received prior to the Marvell Shareholder Meeting if you are a holder of record of Marvell Shares or the Inphi Stockholder Meeting if you are a holder of Inphi Shares;

•	submitting your voting instructions again by telephone or via the Internet by 11:59 p.m. Eastern time on , 2021; or

•

attending the Marvell Shareholder Meeting if you are a holder of record of Marvell Shares or the Inphi Stockholder Meeting if you are a holder of Inphi Shares, and in each case, voting virtually or in person, as applicable, although your attendance at the applicable meeting will not, by itself, revoke your proxy.

If you are a “street name” Marvell shareholder or Inphi stockholder and submitted voting instructions to your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee on how to change your vote.

Q:	How will my shares be represented at the Marvell Shareholder Meeting?

A:

If you properly complete, sign and date your proxy card(s) or submit your voting instructions by telephone or via the Internet, your Marvell Shares will be voted in accordance with your instructions. The named proxies will vote all Marvell Shares at the Marvell Shareholder Meeting for which proxies have been properly submitted (whether by mail, by telephone or via the Internet) and not revoked. If you sign and return your proxy card(s) but do not mark your card(s) to instruct the proxies how to vote your Marvell Shares on each proposal, your Marvell Shares will be voted as recommended by the Marvell Board, which is:

•	“FOR” the approval of the Marvell Bye-Law Amendment Proposal;

•	“FOR” the approval of the Marvell Merger Proposal; and

•	“FOR” the approval of the Marvell Adjournment Proposal.

However, if you indicate that you wish to vote against the approval of the Marvell Merger Proposal, your shares will only be voted in favor of the approval of the Marvell Adjournment Proposal if you indicate that you wish to vote in favor of that proposal.

Q:	How will my shares be represented at the Inphi Stockholder Meeting?

A:

If you properly complete, sign and date your proxy card(s) or submit your voting instructions via the Internet, your Inphi Shares will be voted in accordance with your instructions. The named proxies will vote all Inphi Shares at the Inphi Stockholder Meeting for which proxies have been properly submitted (whether by mail or via the Internet) and not revoked. If you sign and return your proxy card(s) but do not mark your card(s) to instruct the proxies how to vote your Inphi Shares on each proposal, your Inphi Shares will be voted as recommended by the Inphi Board, which is:

•	“FOR” the approval of the Inphi Merger Proposal;

•	“FOR” the approval of the Inphi Adjournment Proposal; and

•	“FOR” the approval of the Inphi Compensation Proposal.

However, if you indicate that you wish to vote against the approval of the Inphi Merger Proposal, your Inphi Shares will only be voted in favor of the approval of the Inphi Adjournment Proposal if you indicate that you wish to vote in favor of that proposal.

Q:	What if my bank, broker or other nominee holds my shares in “street name”?

A:

If a bank, broker or other nominee holds your Marvell Shares or Inphi Shares, your Marvell Shares or Inphi Shares, as applicable, are held in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your Marvell Shares or Inphi Shares, as applicable. The availability of telephone, mail and Internet voting depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form your bank, broker or other nominee sends you. If you hold Marvell Shares in the name of your bank, broker or other nominee and you wish to vote virtually at the Marvell Shareholder Meeting, you must contact your bank, broker or other nominee and request a document called a “legal proxy.” Your “legal proxy” will include a 16-digit control number that you will use to log into the website for the live audio-only webcast or the virtual meeting. If you hold Inphi Shares in “street name” through a broker, bank or other nominee holder of record, you must obtain a written legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote in person at the Inphi Stockholder Meeting. To request a legal proxy, please contact your broker, bank or other nominee holder of record.

Q:	What if I do not provide my bank, broker or other nominee with instructions on how to vote?

A:

Generally, a bank, broker or other nominee may vote the shares that it holds for you only in accordance with your instructions. However, if your bank, broker or other nominee has not received your instructions, your bank, broker or other nominee has the discretion to vote on certain matters that are considered routine. A “broker non-vote” occurs if your bank, broker or other nominee cannot vote on a particular matter because your bank, broker or other nominee has not received instructions from you and because the proposal is not routine. None of the proposals being presented at the Marvell Shareholder Meeting or the Inphi Stockholder Meeting are considered a routine matter. Therefore, your bank, broker or other nominee will not be permitted to vote at either meeting without instructions from you as the beneficial owner of Marvell Shares or Inphi Shares, as applicable.

Q:	What if I abstain from voting?

A:	Your abstention from voting will have the following effect:

If you are a Marvell shareholder:

For all proposals, a properly executed proxy marked “abstain,” under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, will be counted in determining whether a quorum is present at the Marvell Shareholder Meeting, but, will be excluded from, and will have no effect on the outcome of the vote on the approval of the Marvell Bye-Law Amendment Proposal, the Marvell Merger Proposal or the Marvell Adjournment Proposal.

If you are an Inphi stockholder:

For all proposals, a properly executed proxy marked “abstain” will be counted in determining whether a quorum is present at the Inphi Stockholder Meeting. With respect to the Inphi Merger Proposal, the Inphi Adjournment Proposal, and the Inphi Compensation Proposal, abstentions will have the same effect as a vote “AGAINST” such proposals.

Q:	What does it mean if I receive multiple proxy cards or voting instruction forms?

A:

Your shares may be registered in more than one account, such as brokerage accounts and 401(k) accounts. It is important that you complete, sign, date and return each proxy card or voting instruction form you receive or submit your proxy using the telephone or the Internet as described in the instructions included with your proxy card(s) or voting instruction form(s).

Q:	What happens if I am a holder of both Marvell Shares and Inphi Shares?

A:

You will receive separate proxy cards from each of Marvell and Inphi and you should complete, sign and date each proxy card and return each proxy card in the appropriate preaddressed postage-paid envelope or should submit a proxy by one of the other methods specified on your proxy card or voting instruction form for each company.

Q:	Where can I find more information about Marvell and Inphi?

A:	You can find more information about Marvell and Inphi from various sources described under “Where You Can Find More Information.”

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and might not contain all of the information that is important to you. You should read carefully this entire joint proxy statement/prospectus, including the Annexes, to fully understand the Mergers and the related transactions. In addition, Marvell and Inphi incorporate by reference into this joint proxy statement/prospectus important business and financial information about Marvell and Inphi. See “Where You Can Find More Information” for more information.

Information About Marvell Technology Group Ltd. (beginning on page 62)

Marvell is a leading supplier of infrastructure semiconductor solutions, spanning the data center core to network edge. Marvell is a fabless semiconductor supplier of high-performance standard and semi-custom products with core strengths in developing and scaling complex System-on-a-Chip architectures integrating analog, mixed-signal and digital signal processing functionality. Leveraging leading intellectual property and deep system-level expertise as well as highly innovative security firmware, Marvell’s solutions are empowering the data economy and enabling communications across 5G, cloud, automotive, industrial and artificial intelligence application.

Marvell was incorporated in Bermuda in January 1995. Marvell’s registered and mailing address is Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda, and its telephone number there is (441) 294-8096. Marvell has subsidiaries and operations in many countries, including the U.S., China, India, Israel, Japan, Singapore, South Korea, Taiwan and Vietnam. The principal trading market for Marvell Shares (Nasdaq: MRVL) is Nasdaq. Marvell’s website is http://marvell.com. Information on the Marvell website is not incorporated by reference into or otherwise part of this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates important business and financial information about Marvell and its subsidiaries from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Where You Can Find More Information.”

Information About Inphi Corporation (beginning on page 62)

Inphi is a fabless provider of high-speed analog and mixed signal semiconductor solutions for the communications and cloud markets. Inphi’s analog and mixed signal semiconductor solutions provide high signal integrity at leading-edge data speeds while reducing system power consumption. Inphi’s semiconductor solutions are designed to address bandwidth bottlenecks in networks, maximize throughput and minimize latency in computing environments and enable the rollout of next generation communications and cloud infrastructures. Inphi’s solutions provide a vital high-speed interface between analog and mixed signals and digital information in high-performance systems such as telecommunications transport systems, enterprise networking equipment and data centers. Inphi provides 25G to 600G high-speed analog and mixed signal semiconductor solutions for the communications market.

The principal trading market for Inphi Shares (Nasdaq: IPHI) is Nasdaq. The principal executive offices of Inphi are located at 110 Rio Robles, San Jose, California 95134; its telephone number is (408) 217-7300; and its website is http://inphi.com. Information on the Inphi website is not incorporated by reference into or otherwise part of this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates important business and financial information about Inphi and its subsidiaries from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Where You Can Find More Information.”

Information About Marvell Technology, Inc. (beginning on page 63)

HoldCo, a wholly owned subsidiary of Marvell, is a Delaware corporation that was formed on October 23, 2020 under the name “Maui HoldCo, Inc.” for the purpose of effecting the Mergers. On December 8, 2020, the name of HoldCo was changed from “Maui HoldCo, Inc.” to “Marvell Technology, Inc.” The address of HoldCo is 1000 N. West Street, Suite 1200, Wilmington, DE 19801, and its telephone number there is (302) 295-4840. Upon completion of the Mergers, Marvell and Inphi will each become subsidiaries of HoldCo and we expect that HoldCo Shares will be listed on Nasdaq under the symbol “MRVL.”

Information About Maui Acquisition Company Ltd (beginning on page 63)

Bermuda Merger Sub, a wholly owned subsidiary of HoldCo, is a Bermuda exempted company that was formed on October 26, 2020, for the purpose of effecting the Bermuda Merger. In the Bermuda Merger, Bermuda Merger Sub will be merged with and into Marvell, with Marvell continuing as a wholly owned subsidiary of HoldCo.

Information About Indigo Acquisition Corp. (beginning on page 64)

Delaware Merger Sub, a wholly owned subsidiary of HoldCo, is a Delaware corporation that was formed on October 23, 2020, for the purpose of effecting the Delaware Merger. In the Delaware Merger, Delaware Merger Sub will be merged with and into Inphi, with Inphi continuing as a wholly owned subsidiary of HoldCo.

The Mergers (beginning on page 89)

The Marvell Board approved the Merger Agreement and the Statutory Merger Agreement attached hereto as Annexes B and C, respectively, and the Inphi Board also approved the Merger Agreement. Pursuant to the Merger Agreement and the Statutory Merger Agreement, Bermuda Merger Sub will be merged with and into Marvell, with Marvell continuing as a wholly owned subsidiary of HoldCo. Pursuant to the Merger Agreement, Delaware Merger Sub will be merged with and into Inphi one minute after the completion of the Bermuda Merger, with Inphi continuing as a wholly owned subsidiary of HoldCo. Upon completion of the Mergers, former Marvell shareholders and former Inphi stockholders will own HoldCo Shares, which are expected to be listed for trading on Nasdaq under the symbol “MRVL.”

At the Bermuda Merger Effective Time, each Marvell Share issued and outstanding immediately prior to the Bermuda Merger Effective Time (other than Marvell Shares held by Marvell, HoldCo, Bermuda Merger Sub or Inphi or any other subsidiary of Marvell or Inphi) will be converted into the right to receive one HoldCo Share. At the Delaware Merger Effective Time, each Inphi Share issued and outstanding immediately prior to the Delaware Merger Effective Time (other than (i) Inphi Shares held by Inphi, Marvell, HoldCo, Delaware Merger Sub or any other subsidiary of Marvell or Inphi and (ii) Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) will be converted into the right to receive 2.323 HoldCo Shares and $66.00 in cash, without interest, plus cash in lieu of any fractional HoldCo Shares.

We encourage you to read in its entirety the Merger Agreement, which governs the Mergers and is attached as Annex B to this joint proxy statement/prospectus, as it sets forth the terms of the Mergers.

No Financing Condition; Financing (beginning on page 150)

Marvell’s obligation to complete the transactions contemplated by the Merger Agreement is not subject to a financing condition. Marvell and HoldCo intend to fund the cash portion of the consideration for the Mergers with borrowings. Other fees and expenses required to be paid in connection with the Mergers will be paid using a combination of borrowings and cash on hand.

Marvell and HoldCo have obtained financing commitments for (i) a $2.5 billion senior unsecured 364-day Bridge Facility, pursuant to the Bridge Commitment Letter, and (ii) a $1.75 billion senior unsecured Term Loan Facility consisting of the $875.0 million 3-Year Term Loan and the $875.0 million 5-Year Term Loan, pursuant to the Term Loan Agreement (which commitments under the Term Loan Agreement replace the Term Loan Facility commitments under the Facilities Commitment Letter).

Marvell’s Reasons for the Mergers and Recommendation of the Marvell Board (beginning on page 100)

In evaluating the proposed Mergers, the Marvell Board consulted with Marvell’s management and legal and financial advisors and, in reaching its determination and recommendation, the Marvell Board considered a number of factors. Many of the factors considered supported the conclusion of the Marvell Board that the Bermuda Merger and the other transactions contemplated by the Merger Agreement and the Statutory Merger Agreement were fair to and in the best interests of Marvell and its shareholders.

By a vote at a meeting of the Marvell Board held on October 28, 2020, the Marvell Board unanimously determined that the Marvell Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger are fair to, and in the best interests of, Marvell and its shareholders and unanimously approved the Marvell Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement, the Bermuda Merger and the other transactions contemplated by the Merger Agreement. The Marvell Board unanimously recommends that Marvell shareholders vote “FOR” the approval of the Marvell Bye-Law Amendment Proposal, “FOR” the approval of the Marvell Merger Proposal and “FOR” the approval of the Marvell Adjournment Proposal.

Inphi’s Reasons for the Mergers and Recommendation of the Inphi Board (beginning on page 106)

In evaluating the proposed Mergers, the Inphi Board consulted with Inphi’s management and legal and financial advisors and, in reaching its determination and recommendation, the Inphi Board considered a number of factors. Many of the factors considered supported the conclusion of the Inphi Board that the Delaware Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of Inphi and its stockholders.

On October 28, 2020, the Inphi Board unanimously (i) determined that the Merger Agreement and the Delaware Merger are advisable and fair to and in the best interests of Inphi and its stockholders, (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Delaware Merger, in accordance with the DGCL, and (iii) recommended that Inphi stockholders vote to adopt the Merger Agreement at the Inphi Stockholder Meeting. The Inphi Board unanimously recommends that Inphi stockholders vote “FOR” the approval of the Inphi Merger Proposal, “FOR” the approval of the Inphi Adjournment Proposal and “FOR” the approval of the Inphi Compensation Proposal.

Opinion of Marvell’s Financial Advisor, J.P. Morgan (beginning on page 110)

Marvell retained J.P. Morgan as its financial advisor in connection with the proposed Mergers. At the meeting of the Marvell Board on October 28, 2020, J.P. Morgan rendered its oral opinion to the Marvell Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Delaware Merger Consideration to be paid by HoldCo in the proposed Delaware Merger was fair, from a financial point of view, to Marvell. J.P. Morgan has confirmed its October 28, 2020 oral opinion by delivering its written opinion to the Marvell Board, dated October 28, 2020.

The full text of the written opinion of J.P. Morgan dated October 28, 2020, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. Marvell shareholders are urged to read the opinion in its entirety.

J.P. Morgan’s written opinion was addressed to the Marvell Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Mergers, was directed only to the Delaware Merger Consideration to be paid in the Delaware Merger and did not address any other aspect of the Mergers. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of Marvell or as to the underlying decision by Marvell to engage in the proposed Mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of Marvell as to how such shareholder should vote with respect to the Bermuda Merger or any other matter.

For financial advisory services rendered in connection with the Mergers, Marvell has agreed to pay J.P. Morgan a fee of approximately $32.5 million, of which $4 million became payable upon delivery of its opinion and the remainder will become payable upon the completion of the Mergers. Marvell has also agreed to reimburse J.P. Morgan for its expenses incurred in performing its services.

Opinion of Inphi’s Financial Advisor, Qatalyst Partners (beginning on page 116)

Inphi retained Qatalyst Partners as its financial advisor in connection with the Mergers based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of Inphi’s business and the industry in which Inphi operates. At the meeting of the Inphi Board on October 28, 2020, Qatalyst Partners rendered to the Inphi Board its oral opinion, which was subsequently confirmed in writing, to the effect that as of October 28, 2020, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Delaware Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of Inphi Shares, other than Marvell or any affiliate of Marvell, was fair, from a financial point of view, to such holders.

The full text of the opinion of Qatalyst Partners, dated as of October 28, 2020, is attached as Annex D to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety.

Qatalyst Partners’ opinion was provided to the Inphi Board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the Delaware Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of Inphi Shares, other than Marvell or any affiliate of Marvell, to such holders. It does not address any other aspect of the Mergers. It does not constitute a recommendation as to how to vote with respect to the Mergers or any other matters and does not in any manner address what the value of HoldCo Shares actually will be when issued pursuant to the Mergers or the price at which Inphi Shares, Marvell Shares or HoldCo Shares will trade or otherwise be transferable at any time.

For financial advisory services rendered in connection with the Mergers, Inphi has agreed to pay Qatalyst Partners a fee of approximately $82 million (provided that the final actual fee will be, in part, based on Marvell’s closing share price at the time of the closing of the Mergers, and, accordingly, the final fee may vary significantly from this estimate), $5 million of which became payable upon delivery of its opinion (regardless of the conclusion reached in the opinion), and the remaining portion of which will be paid upon, and subject to, the completion of the Mergers.

Interests of Marvell Directors and Executive Officers in the Mergers (beginning on page 133)

Certain executive officers of Marvell negotiated the terms of the Merger Agreement and the Marvell Board approved the Merger Agreement and recommended that the Marvell shareholders vote in favor of the Marvell

Bye-Law Amendment Proposal, the Marvell Merger Proposal and the Marvell Adjournment Proposal. Marvell’s executive officers and directors may have interests in the Mergers that may be different from, or in addition to, the interests of Marvell shareholders. The interests of Marvell’s executive officers and directors include, among others, the fact that Marvell’s executive officers will be the executive officers of HoldCo, the fact that Marvell’s directors will serve as directors on the HoldCo Board, and the fact that Marvell’s executive officers and directors will be provided continued indemnification and insurance coverage.

As a result of these interests, the executive officers and directors of Marvell might be more likely to support and to vote in favor of the proposals described in this joint proxy statement/prospectus than if they did not have these interests. Marvell shareholders should consider whether these interests might have influenced these executive officers and directors to support or recommend voting for the proposals related to the Mergers.

Interests of Inphi Directors and Executive Officers in the Mergers (beginning on page 134)

Certain executive officers of Inphi negotiated the terms of the Merger Agreement and the Inphi Board approved the Merger Agreement and recommended that the Inphi stockholders vote in favor of the Inphi Merger Proposal, the Inphi Adjournment Proposal and the Inphi Compensation Proposal. The Inphi executive officers and directors may have interests in the Mergers that may be different from, or in addition to, the interests of Inphi stockholders. The interests of Inphi’s executive officers and directors include, among others, potential payments and benefits under change in control severance agreements, rights to acceleration of vesting and exercisability of options, acceleration of vesting of restricted stock units as a result of the Mergers and rights to ongoing indemnification and insurance coverage for acts or omissions occurring prior to the Mergers.

In addition, under the Merger Agreement the Chief Executive Officer of Inphi as of the Delaware Merger Effective Time will be appointed as a director of HoldCo upon the completion of the Delaware Merger. Inphi’s current Chief Executive Officer is Dr. Ford Tamer, who is also a member of the Inphi Board. Dr. Tamer is expected to remain Inphi’s Chief Executive Officer through the completion of the Delaware Merger and therefore, pursuant to the Merger Agreement, is expected to be appointed to the HoldCo Board at that time.

As a result of these interests, the executive officers and directors of Inphi might be more likely to support and to vote in favor of the proposals described in this joint proxy statement/prospectus than if they did not have these interests. Inphi stockholders should consider whether these interests might have influenced these executive officers and directors to support or recommend voting for the proposals related to the Mergers.

Effect of the Mergers on Marvell Equity Awards (beginning on page 145)

Each Marvell Option, Marvell RSU and Marvell PSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into an equivalent HoldCo option or stock unit award and will remain subject to the same terms, conditions and restrictions as the original option or stock unit award.

Effect of the Mergers on Inphi Equity Awards (beginning on page 146)

Inphi Options

At the Delaware Merger Effective Time, each In-the-Money Inphi Option that is vested and held by a person who is not a Continuing Employee or Continuing Service Provider, will be canceled, and the holder of such In-the-Money Inphi Option will be entitled to receive (subject to applicable withholding or other taxes) an amount in cash equal to the product of (i) the number of Inphi Shares subject to such In-the-Money Inphi Option, multiplied by (ii) the excess of (A) the Equity Award Cash Consideration over (B) the exercise price applicable to such In-the-Money Inphi Option.

At the Delaware Merger Effective Time, each In-the-Money Inphi Option that is held by a person who is a Continuing Employee or Continuing Service Provider, whether vested or unvested, will be assumed by HoldCo and converted into an option to purchase, on substantially the same terms and conditions as were applicable under such In-the-Money Inphi Option, that number of HoldCo Shares (rounded down to the nearest whole share) equal to the product of (i) the number of Inphi Shares subject to such In-the-Money Inphi Option multiplied by (ii) the Conversion Ratio, at an exercise price per HoldCo Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the per share exercise price for Inphi Shares subject to such In-the-Money Inphi Option, by (B) the Conversion Ratio.

At the Delaware Merger Effective Time, each Out-of-the-Money Inphi Option and each In-the-Money Inphi Option that is unvested and held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration.

Inphi RSUs

At the Delaware Merger Effective Time, each Inphi RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a Continuing Employee or Continuing Service Provider will be converted into that number of HoldCo restricted stock units (rounded down to the nearest whole share) equal to the product of (i) the number of Inphi Shares subject to such Inphi RSU, multiplied by (ii) the Conversion Ratio.

At the Delaware Merger Effective Time, each Inphi RSU that is outstanding and vested (and with respect to which Inphi Shares have not yet been issued) immediately prior to the Delaware Merger Effective Time (including any Inphi RSUs that become vested by their terms immediately prior to or as of the Delaware Merger Effective Time) will be canceled and extinguished, and the holder thereof will be entitled to receive (subject to applicable withholding or other taxes, which withholding will first be applied against the cash portion of the consideration paid in respect of such Inphi RSUs): (i) an amount in cash equal to the product of (A) $66.00, multiplied by (B) the total number of Inphi Shares subject to such Inphi RSU; and (ii) a number of HoldCo Shares equal to the product of (A) 2.323, multiplied by (B) the total number of Inphi Shares subject to such Inphi RSU.

At the Delaware Merger Effective Time, each Inphi RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration.

Inphi PSUs

At the Delaware Merger Effective Time, each Inphi PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and is held by a Continuing Employee or Continuing Service Provider will be assumed and converted into that number of HoldCo restricted stock units, rounded down to the nearest whole share, equal to the product of (a) the target number of Inphi Shares subject to such Inphi PSU, multiplied by (b) the Conversion Ratio. Such HoldCo restricted stock units: (i) will vest based on the vesting date or schedule set forth in the award agreement applicable to such Inphi PSU prior to the Delaware Merger Effective Time, subject only to the continued service of the grantee with Marvell or any of its affiliates through the applicable vesting date; (ii) will not be subject to any performance-based vesting terms following the Delaware Merger Effective Time; and (iii) will otherwise be subject to substantially the same terms and conditions as were applicable under such Inphi PSU prior to the Delaware Merger Effective Time.

At the Delaware Merger Effective Time, each Inphi PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration.

Inphi MSUs

At the Delaware Merger Effective Time, each Inphi MSU that is outstanding (and with respect to which Inphi Shares have not yet been issued) immediately prior to the Delaware Merger Effective Time will be canceled and extinguished. Each such Inphi MSU will be deemed to vest in that percentage of Inphi Shares subject to such Inphi MSU determined by applying the formula in the applicable Inphi MSU award agreement applicable upon a change of control of Inphi. The holder of such vested Inphi MSU will be entitled to receive (subject to applicable withholding or other taxes, which withholding will first be applied against the cash portion of the consideration paid in respect of such vested Inphi MSU): (i) an amount in cash equal to the product of (A) $66.00, multiplied by (B) the total number of Inphi Shares subject to such vested Inphi MSU; and (ii) a number of HoldCo Shares equal to the product of (A) 2.323, multiplied by (B) the total number of Inphi Shares subject to such vested Inphi MSU. Any portion of an Inphi MSU that does not vest in accordance with these procedures will be canceled for no consideration.

For a full description of the treatment of Inphi’s equity awards, see “The Mergers—Treatment of Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards.”

Effect of the Mergers on Marvell Equity Plans (beginning on page 147)

The Merger Agreement provides that, at the Bermuda Merger Effective Time, HoldCo will assume the Marvell Equity Plans. Accordingly, if the Marvell Merger Proposal is approved by Marvell shareholders, following the Bermuda Merger Effective Time, HoldCo will be able to use the remaining share reserve to grant awards covering HoldCo Shares under the Marvell Option Plan until the Marvell Option Plan is terminated by the HoldCo Board. HoldCo will similarly be able to use the remaining share reserve under the Marvell ESPP, as automatically increased annually, to make available rights to purchase HoldCo Shares for the remaining term (currently running until June 2023). All references in the Marvell Equity Plans or any award agreement thereunder to a number of Marvell Shares will be deemed amended to refer instead to a number of HoldCo Shares. In addition to the Marvell Options, Marvell RSUs and Marvell PSUs that will be converted at the Bermuda Merger Effective Time, HoldCo will be permitted to grant stock options, stock appreciation rights, stock awards, stock unit awards, performance awards and other stock-based awards, which may be granted to employees, directors and consultants, under the assumed Marvell Option Plan.

Effect of the Mergers on Inphi Equity Plans (beginning on page 149)

At the Delaware Merger Effective Time, HoldCo will assume certain outstanding awards under the Inphi Equity Plans, as explained above; however, it is not expected that HoldCo will grant future awards under the Inphi Equity Plans following the Delaware Merger Effective Time.

Purposes of the Marvell Shareholder Meeting (beginning on page 65)

At the Marvell Shareholder Meeting, Marvell shareholders will be asked:

•

Proposal 1—Marvell Bye-Law Amendment Proposal. To consider and vote on a proposal to approve an amendment to the Marvell Bye-Laws to reduce the shareholder vote required to approve a merger with any other company (including the Bermuda Merger) from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders, the statutory default under Bermuda law, to a simple majority of the votes cast at a general meeting of the shareholders (in each case, provided a quorum is present);

•	Proposal 2—Marvell Merger Proposal. To consider and vote on a proposal to approve the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger; and

•

Proposal 3—Marvell Adjournment Proposal. To consider and vote on a proposal to adjourn the Marvell Shareholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Marvell Shareholder Meeting to approve the Marvell Bye-Law Amendment Proposal or the Marvell Merger Proposal.

Copies of the Marvell Bye-Law Amendment, the Merger Agreement and the Statutory Merger Agreement are attached to this joint proxy statement/prospectus as Annexes A, and B and C, respectively. Marvell shareholders are encouraged to read the Marvell Bye-Law Amendment, the Merger Agreement and the Statutory Merger Agreement in their entirety.

Marvell Record Date; Issued Shares; Shares Entitled to Vote (beginning on page 66)

The Marvell Record Date for the Marvell Shareholder Meeting is                  , 2021. This means that a Marvell shareholder must be a holder of record of Marvell Shares at the close of business on                     , 2021 in order to vote at the Marvell Shareholder Meeting. Marvell shareholders are entitled to one vote for each Marvell Share owned. At the close of business on the Marvell Record Date, there were                  Marvell Shares issued and entitled to vote, held by approximately              holders of record.

Marvell Vote Required (beginning on page 66)

Required Vote to Approve the Marvell Bye-Law Amendment Proposal

Approval of the Marvell Bye-Law Amendment Proposal requires the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present). Approval of the Marvell Bye-Law Amendment Proposal is not a condition to completion of the Mergers, but will have the effect of lowering the approval threshold for the Marvell Merger Proposal.

Required Vote to Approve the Marvell Merger Proposal

If the Marvell Bye-Law Amendment is approved, the approval of the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present).

If the Marvell Bye-Law Amendment is not approved, the approval of the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of 75% of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present), the statutory default under Bermuda law.

Required Vote to Approve the Marvell Adjournment Proposal

Approval of the Marvell Adjournment Proposal requires the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present).

Purposes of the Inphi Stockholder Meeting (beginning on page 76)

At the Inphi Stockholder Meeting, Inphi stockholders will be asked:

•	Proposal 1—Inphi Merger Proposal. To consider and vote on a proposal to adopt the Merger Agreement;

•

Proposal 2—Inphi Adjournment Proposal. To consider and vote on a proposal to adjourn the Inphi Stockholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Inphi Stockholder Meeting to approve the Inphi Merger Proposal; and

•

Proposal 3—Inphi Compensation Proposal. To consider and vote on a proposal to approve a non-binding, advisory resolution on the compensation that may become payable to Inphi’s named executive officers in connection with the completion of the Mergers.

A copy of the Merger Agreement is attached to this joint proxy statement/prospectus as Annex B. Inphi stockholders are encouraged to read the Merger Agreement in its entirety.

Inphi Record Date; Issued Shares; Shares Entitled to Vote (beginning on page 77)

The Inphi Record Date for the Inphi Stockholder Meeting is                          , 2021. This means that an Inphi stockholder must be a holder of record of Inphi Shares at the close of business on                     , 2021 in order to vote at the Inphi Stockholder Meeting or any adjournment or postponement thereof. Inphi stockholders are entitled to one vote for each Inphi Share owned. At the close of business on the Inphi Record Date, there were              Inphi Shares issued and entitled to vote, held by approximately              holders of record.

Inphi Vote Required (beginning on page 77)

Pursuant to the DGCL, the affirmative vote of holders of a majority of the Inphi Shares outstanding and entitled to vote at the close of business on the Inphi Record Date in person or represented by proxy at the Inphi Stockholder Meeting (provided a quorum is present) is required to approve the Inphi Merger Proposal. The Delaware Merger will not be completed and the Delaware Merger Consideration will not be paid unless the Inphi Merger Proposal is approved by holders of a majority of the Inphi Shares outstanding and entitled to vote at the close of business on the Inphi Record Date in person or represented by proxy at the Inphi Stockholder Meeting (provided a quorum is present). Because approval of the Inphi Merger Proposal requires the affirmative vote of holders of a majority of the Inphi Shares outstanding and entitled to vote at the close of business on the Inphi Record Date, an Inphi stockholder’s abstention from voting, the failure of an Inphi stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or an Inphi stockholder’s other failure to vote will have the same effect as a vote “AGAINST” the approval of the Inphi Merger Proposal.

The approval of the Inphi Adjournment Proposal requires the affirmative vote of a majority of the Inphi stockholders present in person or represented by proxy at the Inphi Stockholder Meeting and entitled to vote (regardless of whether a quorum is present). The approval of the Inphi Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Inphi Shares present in person or represented by proxy at the Inphi Stockholder Meeting and entitled to vote (provided a quorum is present). Accordingly, an Inphi stockholder’s abstention from voting will have the same effect as a vote “AGAINST” such proposals, but the failure of an Inphi stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other holder of record or an Inphi stockholder’s other failure to vote will have no effect on the outcome of any vote on such proposals.

Rights of Appraisal for Inphi Stockholders (beginning on page 153)

Under the DGCL, if the Delaware Merger is completed, record holders of Inphi Shares who do not vote in favor of the Inphi Merger Proposal and who otherwise properly exercise and perfect such holders’ appraisal rights will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, such holders’ Inphi Shares, in lieu of receiving the Delaware Merger Consideration. The “fair value” could be higher or lower than, or the same as, the Delaware Merger Consideration. The relevant provisions of the DGCL are included as Annex H to this joint proxy statement/prospectus. Inphi stockholders are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising and perfecting the right to seek appraisal, Inphi stockholders who are considering exercising and perfecting that right are encouraged to seek the advice of legal counsel. Failure to comply strictly with these provisions may result in loss of the right of appraisal. For a more complete description of Inphi stockholders’ appraisal rights, see “Delaware Appraisal Rights” beginning on page 82.

Rights of Appraisal for Marvell Shareholders (beginning on page 152)

Any Marvell shareholder who does not vote in favor of the Bermuda Merger, is not satisfied that such holder has been offered fair value for such holder’s Marvell Shares and validly submits an application for appraisal may have the fair value of such holder’s shares appraised by the Bermuda Court under Section 106 of the Bermuda Companies Act. A Marvell shareholder intending to apply to the Bermuda Court for appraisal of such holder’s shares MUST file an application for appraisal with the Bermuda Court within ONE MONTH after the giving of the notice convening the Marvell Shareholder Meeting. The notice delivered with this joint proxy statement/prospectus constitutes this notice.

In any case where the value of dissenting Marvell Shares held by a dissenting shareholder who has properly exercised appraisal rights is appraised by the Bermuda Court after the completion of the Bermuda Merger to be greater than the value of the Bermuda Merger Consideration, HoldCo will be required to pay such holder an amount in cash equal to the difference between the value of the Bermuda Merger Consideration received by such holder and the fair value appraised by the Bermuda Court. This amount must be paid within one month after the Bermuda Court’s determination.

ANY MARVELL SHAREHOLDER WHO VOTES “FOR” THE BERMUDA MERGER PROPOSAL WILL HAVE NO RIGHT TO APPLY TO THE BERMUDA COURT TO APPRAISE THE FAIR VALUE OF SUCH HOLDER’S MARVELL SHARES.

There is no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of the Marvell Shares will be allocated at the discretion of the Bermuda Court. For a more complete description of Marvell shareholders’ appraisal rights, see “Bermuda Appraisal Rights” beginning on page 71.

Conditions to Completion of the Merger (beginning on page 186)

The obligations of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub to complete the Mergers and otherwise complete the other transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Marvell, on behalf of itself, HoldCo, Bermuda Merger Sub and Delaware Merger Sub), at or prior to the completion of the Mergers, of each of the following conditions:

•	the Merger Agreement has been duly adopted by the Required Inphi Stockholder Vote;

•	the Marvell Merger Proposal has been duly approved by the Required Marvell Shareholder Vote;

•

the accuracy (subject to certain materiality qualifications) of the representations and warranties made by Inphi in the Merger Agreement, and the receipt of a certificate executed on behalf of Inphi by its Chief Executive Officer and Chief Financial Officer confirming, to the knowledge of each such officer, such accuracy;

•

the obligations in the Merger Agreement that Inphi is required to comply with or to perform at or prior to the completion of the Mergers have been complied with and performed in all material respects, and the receipt of a certificate executed on behalf of Inphi by its Chief Executive Officer and Chief Financial Officer confirming, to the knowledge of each such officer, that such obligations have been complied with and performed in all material respects;

•	the Registration Statement of which this joint proxy statement/prospectus is a part is effective in accordance with the provisions of the Securities Act;

•	the HoldCo Shares to be issued in the Mergers have been approved for listing (subject to official notice of issuance) on Nasdaq;

•	since the date of the Merger Agreement, there has not occurred any Material Adverse Effect (as defined below in “The Merger Agreement—Representations and Warranties”) on Inphi that is continuing;

•

the waiting period (and any extension thereof) applicable to the completion of the Mergers under the HSR Act has expired or been terminated without the imposition of a Burdensome Condition (as defined below in “The Merger Agreement—Efforts to Complete the Merger”) and any period of time (and any extension thereof) agreed to with a governmental authority not to complete the Mergers has expired or been terminated;

•

any waiting period (and any extension thereof) under any applicable foreign antitrust law or regulation or other legal requirement has expired or been terminated without the imposition of a Burdensome Condition and any period of time (and any extension thereof) agreed to with a governmental authority not to complete the Mergers has expired or been terminated;

•

any governmental authorization or other consent required under any applicable foreign antitrust law or regulation or other legal requirement has been obtained, and no such governmental authorization or other consent so obtained requires, contains or contemplates any term, limitation, condition or restriction that constitutes a Burdensome Condition;

•

any governmental authorization or other consent required or asserted to be required under any legal requirement administered by or otherwise relating to the authority or responsibility of certain specified governmental authorities has been obtained, and no such governmental authorization or other consent so obtained requires, contains or contemplates any term, limitation, condition or restriction that constitutes a Burdensome Condition;

•

no temporary restraining order, preliminary or permanent injunction or other binding order preventing the completion of the Bermuda Merger, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement has been issued by a Specified Governmental Body (as defined below in “The Merger Agreement—Conditions to Completion of the Mergers”) and remains in effect, and there is no legal requirement enacted or deemed applicable to the Bermuda Merger, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement by a Specified Governmental Body that makes completion of the Bermuda Merger, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement illegal and remains in effect; and

•

there is no pending or overtly threatened legal proceeding brought by a governmental authority: (a) challenging or seeking to restrain or prohibit the completion of the Bermuda Merger, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement; (b) seeking to prohibit or limit in any material respect the ability of HoldCo to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Surviving Bermuda Company or the stock of the Surviving Delaware Corporation; (c) that could materially and adversely affect the right of HoldCo to own the assets or operate the business of Inphi and its subsidiaries or of Marvell and its subsidiaries; (d) seeking to compel HoldCo, Marvell and its subsidiaries or Inphi and its subsidiaries to dispose of or hold separate any material assets as a result of the Delaware Merger, the Bermuda Merger or any of the other transactions contemplated by the Merger Agreement; or (e) relating to the Delaware Merger, the Bermuda Merger or any of the other transactions contemplated by the Merger Agreement and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on HoldCo, Marvell or any of its subsidiaries, Inphi or any of its subsidiaries or any of their respective officers, directors or affiliates.

The obligation of Inphi to complete the Delaware Merger and otherwise complete the other transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver by Inphi), at or prior to the completion of the Mergers, of each of the following conditions:

•	the Merger Agreement has been duly adopted by the Required Inphi Stockholder Vote;

•	the Marvell Merger Proposal has been duly approved by the Required Marvell Shareholder Vote;

•

the accuracy (subject to certain materiality qualifications) of the representations and warranties made by Marvell in the Merger Agreement, and the receipt of a certificate executed on behalf of Marvell by an officer of Marvell confirming, to the knowledge of such officer, such accuracy;

•

the obligations in the Merger Agreement that Marvell is required to comply with or to perform at or prior to the completion of the Mergers have been complied with and performed in all material respects, and the receipt of a certificate executed on behalf of Marvell by an officer of Marvell confirming, to the knowledge of such officer, that such obligations have been complied with and performed in all material respects;

•	the Registration Statement of which this joint proxy statement/prospectus is a part is effective in accordance with the provisions of the Securities Act;

•	the HoldCo Shares to be issued in the Mergers have been approved for listing (subject to official notice of issuance) on Nasdaq;

•	since the date of the Merger Agreement, there has not occurred any Material Adverse Effect on Marvell that is continuing;

•

the waiting period applicable to the completion of the Delaware Merger under the HSR Act has expired or been terminated, and any governmental authorization or other consent required or asserted to be required under any legal requirement administered by or otherwise relating to the authority or responsibility of certain specified governmental authorities has been obtained and is in full force and effect; and

•

no temporary restraining order, preliminary or permanent injunction or other binding order preventing the completion of the Delaware Merger by Inphi has been issued by any court of competent jurisdiction or other governmental authority in the United States and remains in effect, and there is no legal requirement enacted or deemed applicable to the Delaware Merger in the United States that makes completion of the Delaware Merger by Inphi illegal.

Regulatory Approvals Required for the Mergers (beginning on page 149)

The completion of the Mergers is subject to compliance with the HSR Act, and the expiration or termination of the waiting period (and any extension thereof) applicable to the completion of the Mergers under the HSR Act. Marvell and Inphi filed the notifications required under the HSR Act with the Premerger Notification Office of the Federal Trade Commission and the Antitrust Division of the Department of Justice on November 13, 2020. The applicable waiting period under the HSR Act expired on December 14, 2020.

The completion of the Mergers is also subject to compliance with applicable foreign antitrust laws and regulations and other legal requirements. Under the Merger Agreement, the parties have agreed to provide applicable notifications under the antitrust laws of the People’s Republic of China.

Under the Merger Agreement, each of HoldCo, Marvell and Inphi has agreed to use reasonable best efforts, subject to specified limitations, to take, or cause to be taken, all actions necessary to complete the Mergers and make effective the other transactions contemplated by the Merger Agreement on a timely basis. See “The Merger Agreement—Efforts to Complete the Mergers” and “The Merger Agreement—Conditions to Completion of the Mergers” for more information.

No Solicitation or Discussions by Inphi (beginning on page 168)

Under the Merger Agreement, subject to the exceptions described below, Inphi has agreed that it will not, and will ensure that each of its subsidiaries and its and their respective representatives do not, in each case, directly or indirectly:

•

solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of an offer or proposal relating to an Inphi Acquisition Transaction (defined below) (an “Inphi Acquisition Proposal,” as defined and more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Inphi”) or an inquiry or request for non-public information that would reasonably be expected to lead to an Inphi Acquisition Proposal (an “Inphi Acquisition Inquiry,” as defined and more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Inphi”) (including by approving any transaction, or approving any person or entity (other than Marvell and its affiliates) becoming an “interested stockholder” for purposes of Section 203 of the DGCL (“Section 203”));

•	furnish or otherwise provide access to any information regarding Inphi or any of its subsidiaries to any person or entity in response to an Inphi Acquisition Proposal or Inphi Acquisition Inquiry;

•

engage in discussions or negotiations with any person or entity with respect to any Inphi Acquisition Proposal or Inphi Acquisition Inquiry (other than, solely in response to an unsolicited inquiry, to refer the inquiring person or entity to the provisions of the Merger Agreement prohibiting solicitation of, and discussions and negotiations with respect to, alternative transactions and to limit its discussion exclusively to such referral);

•	approve, endorse or recommend any Inphi Acquisition Proposal;

•

enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any contract contemplating or otherwise relating to a merger, business combination, issuance of securities or similar transaction involving the acquisition of at least 15% of Inphi’s equity securities or an acquisition of at least 15% of Inphi’s businesses or consolidated assets (an “Inphi Acquisition Transaction,” as defined and more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Inphi”) (other than certain confidentiality agreements entered into pursuant to, and in compliance with, the provisions of the Merger Agreement); or

•	resolve or publicly propose to take any of the foregoing actions or do any of the foregoing things.

The Merger Agreement provides, however, that prior to the adoption of the Merger Agreement by the Required Inphi Stockholder Vote, under certain specified circumstances and subject to certain conditions, Inphi may furnish non-public information regarding Inphi and its subsidiaries to, and may enter into discussions or negotiations with, any person or entity in response to an unsolicited, bona fide, written Inphi Acquisition Proposal that is made to Inphi after the date of the Merger Agreement (and not withdrawn).

Under the Merger Agreement, Inphi has also agreed to promptly (and in no event later than 24 hours after receipt thereof) advise Marvell orally and in writing if Inphi, any of its subsidiaries or any of its or their representatives receives an Inphi Acquisition Proposal, an Inphi Acquisition Inquiry or any request for non-public information at any time during the period from the date of the Merger Agreement through the Delaware Merger Effective Time.

No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals (beginning on page 171)

Under the Merger Agreement, subject to the exceptions described below, Marvell has agreed that it will not, and will ensure that each of its subsidiaries and its and their respective representatives do not, in each case, directly or indirectly:

•

solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of an offer or proposal that contemplates a Marvell Acquisition Transaction (defined below) and that is expressly conditioned on the termination of the Merger Agreement (a “Disruptive Marvell Acquisition Proposal,” as defined and more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals”);

•	furnish or otherwise provide access to any information regarding Marvell or any of its subsidiaries to any person or entity in response to a Disruptive Marvell Acquisition Proposal;

•

engage in discussions or negotiations with any person or entity with respect to any Disruptive Marvell Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring person or entity to the provisions of the Merger Agreement prohibiting solicitation of, and discussions and negotiations with respect to, Disruptive Marvell Acquisition Proposals and to limit its discussion exclusively to such referral);

•	approve, endorse or recommend any Disruptive Marvell Acquisition Proposal;

•

enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any contract contemplating or otherwise relating to a merger, business combination, issuance of securities or similar transaction involving the acquisition of at least 15% of Marvell’s equity securities or an acquisition of at least 15% of Marvell’s businesses or consolidated assets (a “Marvell Acquisition Transaction,” as defined and more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals”) (other than certain confidentiality agreements entered into pursuant to, and in compliance with, the provisions of the Merger Agreement) that is expressly conditioned on the termination of the Merger Agreement; or

•	resolve or publicly propose to take any of the foregoing actions or do any of the foregoing things.

The Merger Agreement provides, however, that prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote under certain specified circumstances and subject to certain conditions, Marvell may furnish non-public information regarding Marvell and its subsidiaries to, and may enter into discussions or negotiations with, any person or entity in response to an unsolicited, bona fide, written Disruptive Marvell Acquisition Proposal that is made to Marvell after the date of the Merger Agreement (and not withdrawn).

Under the Merger Agreement, Marvell has also agreed to promptly (and in no event later than 24 hours after receipt thereof) advise Inphi orally and in writing if Marvell, any of its subsidiaries or any of its or their representatives receives a Disruptive Marvell Acquisition Proposal at any time during the period from the date of the Merger Agreement through the Delaware Merger Effective Time.

Termination of the Merger Agreement; Termination Fees (beginning on page 190)

The Merger Agreement provides Marvell and Inphi with certain termination rights and, under certain circumstances, may require Marvell or Inphi to pay a termination fee. The Merger Agreement provides that Inphi will be required to pay to Marvell, without duplication, a termination fee of $300 million if, among other things, the Merger Agreement is terminated: (a) by Marvell or Inphi because the Mergers have not been completed on or prior to the End Date and (i) at or prior to termination of the Merger Agreement, an Inphi Acquisition Proposal has been made and Inphi stockholders have not taken a final vote on the Inphi Merger Proposal and (ii) within 12 months after the date of such termination, Inphi has completed an Inphi Acquisition Transaction or has entered into a definitive agreement providing for an Inphi Acquisition Transaction; (b) by Marvell or Inphi if the Inphi stockholders have taken a final vote on the Inphi Merger Proposal and the Merger Agreement has not been adopted at the Inphi Stockholder Meeting (such termination right, the “Failed Inphi Approval Termination Right” as defined and more fully described in the section titled “The Merger Agreement—Termination of the Merger Agreement”) and (i) at or prior to termination of the Merger Agreement, an Inphi Acquisition Proposal has been made and has not been publicly withdrawn at least 10 business days prior to the Inphi Stockholder Meeting and (ii) within 12 months after the date of such termination, Inphi has completed an Inphi Acquisition Transaction or has entered into a definitive agreement providing for an Inphi Acquisition Transaction; (c) by Marvell upon the occurrence of certain specified actions or events, including Inphi, the Inphi Board or any committee of the Inphi Board taking certain actions or Inphi’s breach of the Merger Agreement provisions prohibiting the solicitation of, and discussions and negotiations with respect to, an alternative transaction that results in an Inphi Acquisition Proposal (each, an “Inphi Triggering Event,” as defined and more fully described in the section titled “The Merger Agreement—Termination of the Merger Agreement”); (d) by Marvell or Inphi under certain provisions of the Merger Agreement at any time during the period commencing on the occurrence of an Inphi Triggering Event and ending on the earlier of (i) the tenth day after the final vote by Inphi stockholders on the Inphi Merger Proposal and (ii) the adoption of the Merger Agreement by Inphi stockholders; or (e) by Inphi in order to accept an offer that, in addition to meeting other criteria, is more favorable from a financial point of view to Inphi stockholders than the Mergers (an “Inphi Superior Offer,” as defined and more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Inphi—Fiduciary Exception”) and enter into a binding, written, definitive agreement providing for the completion of the transaction contemplated by an Inphi Superior Offer (a “Specified Inphi Acquisition Agreement,” as defined and more fully described in the section titled “The Merger Agreement—Stockholder and Shareholder Meetings; Board Recommendations—Fiduciary Exception”).

The Merger Agreement provides that Marvell will be required to pay to Inphi, without duplication, a termination fee of: (a) $400 million if, among other things, the Merger Agreement is terminated (i) by Inphi upon the occurrence of certain specified actions or events, including Marvell, the Marvell Board or any committee of the Marvell Board taking certain actions or Marvell’s breach of the Merger Agreement provisions prohibiting the solicitation of, and discussions and negotiations with respect to, a Disruptive Marvell Acquisition Proposal that result in a Disruptive Marvell Acquisition Proposal (each, a “Marvell Triggering Event,” as defined and more fully described in the section titled “The Merger Agreement—Termination of the Merger Agreement”), (ii) by Marvell or Inphi under certain provisions of the Merger Agreement at any time during the period commencing on the occurrence of a Marvell Triggering Event and ending on the earlier of (A) the tenth day after the final vote by Marvell shareholders on the Marvell Merger Proposal and (B) the approval by Marvell shareholders of the Marvell Merger Proposal or (iii) by Marvell in order to accept an offer that, in addition to meeting other criteria, is expressly conditioned on the termination of the Merger Agreement and is more favorable from a financial point of view to Marvell’s shareholders than the Mergers (a “Disruptive Marvell Superior Offer” as defined and more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals”) and enter into a binding, written, definitive agreement providing for the completion of the transaction contemplated by a Disruptive Marvell Superior Offer (a “Specified Marvell Acquisition Agreement,” as defined and more fully described in the section titled “The Merger Agreement—Stockholder and Shareholder Meetings; Board Recommendations—Fiduciary Exception”); and (b) $460 million if (i) the Merger Agreement is terminated by Marvell or Inphi because the Mergers have not been completed (A) on or prior to the End Date or (B) as a result of a suit or legal proceeding brought by certain specified governmental bodies under certain specified legal requirements and (ii) as of the time of termination of the Merger Agreement, the closing condition in the Merger Agreement regarding the receipt of certain specified governmental authorizations (the “Authorization Condition,” as defined and more fully described in the section titled “The Merger Agreement—Conditions to Completion of the Mergers”) or, as a result of a suit or legal proceeding brought by certain specified governmental bodies, the closing condition in the Merger Agreement regarding the absence of certain restraining orders and injunctions (the “Restraints Condition,” as defined and more fully described in the section titled “The Merger Agreement—Conditions to Completion of the Mergers”) or the closing condition in the Merger Agreement regarding the absence of pending legal proceedings brought or overtly threatened by a governmental authority (the “Governmental Litigation Condition,” as defined and more fully described in the section titled “The Merger Agreement—Conditions to Completion of the Mergers”) is not satisfied and has not been waived and all of Marvell’s other closing conditions have been satisfied or waived.

Litigation Related to the Mergers (beginning on page 149)

Marvell, Inphi and the boards of directors of both companies currently are and may in the future become parties to various litigations related to the Merger Agreement and the Mergers, including putative shareholder class actions. Five lawsuits have been filed against Inphi and the Inphi Board in federal court: Wang v. Inphi Corp., et. al. (filed December 24, 2020, Northern District of California); Cohen v. Inphi Corp., et al. (filed January 5, 2021, Southern District of New York); Jones v. Inphi Corp., et al. (filed January 8, 2021, Eastern District of New York); Rosenfeld v. Inphi Corp., et al. (filed January 20, 2021, Northern District of California); and Kearny v. Inphi Corp., et al. (filed January 29, 2021, Northern District of California). Two additional federal complaints have been filed against Inphi, the Inphi Board and certain Marvell entities involved in the Mergers: McIntosh v. Inphi Corp., et al. (filed December 30, 2020, Southern District of New York) and Poe v. Inphi Corp., et al. (filed January 16, 2021, District of Delaware). Three lawsuits have been filed against only Marvell and the Marvell Board in federal court: Raul v. Marvell Tech. Group Ltd., et al. (filed January 8, 2021, Southern District of New York); Cardone v. Marvell Tech. Group Ltd., et al. (filed January 11, 2021, Eastern District of New York); and Shumacher v. Marvell Tech. Group, Ltd., et al. (filed January 16, 2021, District of Delaware). All ten complaints, filed as Exhibits 99.8 through 99.17 herewith, assert claims for violation of Section 14(a) and Rule 14a-9 promulgated under the Exchange Act based on allegations that the Registration Statement on Form S-4 filed by HoldCo with the SEC on December 22, 2020 omits material information. The lawsuits also assert control person claims under Section 20(a) of the Exchange Act against the Marvell Board and the Inphi Board. One of the complaints that names only Inphi and the Inphi Board asserts an additional claim for breach of fiduciary duty. Under the terms of the Merger Agreement, no settlement of any litigation related to the Mergers may be agreed to by Inphi without the prior written consent of Marvell.

Among other remedies, the plaintiffs in such matters are seeking to enjoin the Mergers. The results of complex legal proceedings are difficult to predict, and could delay or prevent the Mergers from becoming effective in a timely manner. Moreover, the pending litigations and any future additional litigations could be time consuming and expensive, could divert Marvell’s and Inphi’s management’s attention away from their regular businesses, and, if any one of these lawsuits is adversely resolved against either Marvell or Inphi, could have a material adverse effect on Marvell’s or Inphi’s financial condition or the condition of the combined company.

If a settlement or other resolution is not reached in the potential lawsuits referenced above and the plaintiffs secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting Marvell’s or Inphi’s ability to complete the Mergers on the terms contemplated by the Merger Agreement, or there is a pending or overtly threatened legal proceeding brought by a governmental entity, then the Mergers may not become effective in a timely manner or at all.

Material United States Federal Income Tax Consequences (beginning on page 196)

For U.S. federal income tax purposes, the Mergers, taken together, are intended to qualify as a transaction described in Section 351 of the Code (the “Intended Tax Treatment”). However, the completion of the Mergers is not conditioned on the Mergers qualifying for the Intended Tax Treatment and is not conditioned on the receipt of opinions of counsel to that effect. Marvell has received opinions of counsel, filed as Exhibit 8.1 to the Registration Statement of which this joint proxy statement/prospectus forms a part, that the transactions will qualify for the Intended Tax Treatment, and accordingly, that the U.S. federal income tax consequences of the Mergers to holders of Marvell Shares and Inphi Shares are as described in the section titled “Material United States Federal Income Tax Consequences.” The tax opinions given in connection with the Mergers will not be binding on the IRS or any court. Neither Marvell nor Inphi has sought or will seek any ruling from the IRS as to the U.S. federal income tax consequences of the Mergers. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which such opinions are based is inconsistent with the actual facts, the tax opinions may be affected or jeopardized and the U.S. federal income tax consequences of the Mergers could differ materially from those described below. Provided that the transactions qualify for the Intended Tax Treatment, (i) a U.S. holder of Marvell Shares, except as provided in the section titled “Material United States Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Marvell Shares—Passive Foreign Investment Company Rules,” will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of Marvell Shares for HoldCo Shares in the Bermuda Merger; and (ii) a U.S. holder of Inphi Shares, subject to the discussions below regarding potential redemption or dividend treatment, will recognize gain, but not loss, pursuant to the exchange of Inphi Shares for a combination of HoldCo Shares and cash in the Delaware Merger equal to the lesser of: (1) the excess of (a) the sum of the fair market value of HoldCo Shares and the amount of cash received (excluding cash received in lieu of fractional HoldCo Shares) over (b) such U.S. holder’s tax basis in the Inphi Shares surrendered in exchange therefor, and (2) the amount of such cash received by such U.S. holder in the Delaware Merger.

To the extent, however, that any portion of the cash consideration received by a U.S. holder of Inphi Shares is considered to be provided by Inphi, such cash should be treated as received in a redemption by Inphi of a portion of such U.S. holder’s Inphi Shares. In such case, subject to the discussion below regarding potential dividend treatment, a U.S. holder would recognize capital gain or loss equal to the difference between such cash and the U.S. holder’s tax basis in the portion of such holder’s Inphi Shares treated as redeemed.

Moreover, in certain circumstances, a holder of Inphi Shares could be treated as receiving a dividend in an amount up to the amount of the cash consideration received by such holder in the Delaware Merger. As a result of the possibility of such deemed dividend treatment, a non-U.S. holder of Inphi Shares may be subject to U.S. withholding tax at a rate of up to 30% with respect to cash consideration received in the Delaware Merger.

Please carefully review the information set forth in the section titled “Material United States Federal Income Tax Consequences” beginning on page 196 for a discussion of the material U.S. federal income tax consequences of the Mergers.

Please consult your own tax advisors as to the specific U.S. federal, state or local or non-U.S. income or other tax consequences to you of the Mergers.

Accounting Treatment (beginning on page 153)

The Delaware Merger will be accounted for using the acquisition method of accounting under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with Marvell as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Marvell and Inphi. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Acquired in-process research and development (“IPR&D”) is recorded at fair value as an indefinite-lived intangible asset at the assumed merger date until completion or abandonment of the associated research and development efforts. Upon completion of development, acquired IPR&D assets are considered amortizable, finite-lived assets. The Bermuda Merger will be accounted for as a transaction between entities under common control in accordance with ASC 805-50. Due to the Bermuda Merger not having any pro forma effects, pro forma information has not been provided.

Risk Factors (beginning on page 36)

In deciding how to vote your Marvell Shares or Inphi Shares, you should read carefully this entire joint proxy statement/prospectus, including the documents incorporated by reference herein and the Annexes hereto, and especially consider the factors discussed in “Risk Factors.” These risk factors should be considered along with the additional risk factors contained in the periodic reports of Marvell and Inphi filed with the SEC.

Listing of HoldCo Common Shares on Nasdaq (beginning on page 149)

Under the Merger Agreement, HoldCo and Marvell have agreed to use their reasonable best efforts to cause to be approved for listing (subject to official notice of issuance) on Nasdaq at or prior to the Bermuda Merger Effective Time, under the trading symbol “MRVL,” the HoldCo Shares to be issued in connection with the Mergers and the HoldCo Shares to be reserved upon settlement or exercise of equity awards in respect of HoldCo common stock.

Delisting and Deregistration of Marvell Shares and Inphi Shares (beginning on page 149)

If the Delaware Merger is completed, Inphi Shares will be delisted from Nasdaq and will no longer be registered under the Exchange Act. If the Bermuda Merger is completed, HoldCo Shares will be substituted for Marvell Shares on Nasdaq, and Marvell Shares will no longer be registered under the Exchange Act.

Comparison of Rights (beginning on page 208)

As a result of the Mergers, the holders of Marvell Shares and Inphi Shares will become holders of HoldCo Shares and such holders’ rights will be governed by the DGCL, the HoldCo Charter and the HoldCo Bylaws. Following the completion of the Mergers, Marvell shareholders and Inphi stockholders will have different rights as stockholders of HoldCo than such shareholders and stockholders currently have as Marvell shareholders and Inphi stockholders, respectively. For a summary of the material differences between the rights of Marvell shareholders, Inphi stockholders and HoldCo stockholders (after the completion of the Mergers), see “Comparison of Rights.”

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, the Marvell shareholders and Inphi stockholders should carefully consider the following risk factors in determining how to vote on the respective proposals of Marvell and Inphi. The risks associated with the business of Marvell can be found in Marvell’s Exchange Act reporting, including Marvell’s Annual Report on Form 10-K for the fiscal year ended February  1, 2020 and its Quarterly Reports on Form 10-Q for the quarterly periods ended May  2, 2020, August  1, 2020 and October 31, 2020, which are incorporated by reference into this joint proxy statement/prospectus. The risks associated with the business of Inphi can be found in Inphi’s Exchange Act reporting, including the Inphi Annual Report on Form 10-K for the fiscal year ended December  31, 2019, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended on March 31, 2020, June  30, 2020 and September 30, 2020, which are incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 262.

Risks Related to the Mergers

The number of HoldCo Shares that Inphi stockholders and Marvell shareholders will receive under the Merger Agreement is based on a fixed exchange ratio. The market value of the HoldCo Shares to be issued upon completion of the Mergers is unknown, and therefore, Inphi stockholders and Marvell shareholders cannot be certain of the value of the HoldCo Shares to be issued in the Mergers.

Upon completion of the Bermuda Merger, each Marvell Share issued and outstanding immediately prior to the Bermuda Merger Effective Time (other than Marvell Shares held by Marvell, HoldCo, Bermuda Merger Sub or Inphi or any other subsidiary of Marvell or Inphi) will be converted into the right to receive one HoldCo Share. Upon completion of the Delaware Merger, each Inphi Share issued and outstanding immediately prior to the Delaware Merger Effective Time (other than (i) Inphi Shares held by Inphi, Marvell, HoldCo, Delaware Merger Sub or any other subsidiary of Marvell or Inphi and (ii) Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) will be converted into the right to receive 2.323 HoldCo Shares and $66.00 in cash, without interest, plus cash in lieu of any fractional HoldCo Shares. The market values of Marvell Shares and Inphi Shares at the time of the Mergers may vary significantly from their prices on the date of the Merger Agreement, the date of this joint proxy statement/prospectus or the dates of the Inphi Stockholder Meeting and the Marvell Shareholder Meeting. Because the Marvell Exchange Ratio and the Inphi Exchange Ratio will not be adjusted to reflect any changes in the market prices of Marvell Shares or Inphi Shares, the market value of the HoldCo Shares issued in the Mergers and the Marvell Shares or Inphi Shares surrendered in the Mergers may be higher or lower than the values of such shares on earlier dates. Share price changes may result from numerous factors, including changes in the respective business operations and prospects of Marvell and Inphi, changes in general market and economic conditions and regulatory considerations. Many of these factors are beyond the control of Marvell or Inphi. At the time of the Inphi Stockholder Meeting and the Marvell Shareholder Meeting, Inphi stockholders and Marvell shareholders will not know or be able to determine the value of the HoldCo Shares that such stockholders and shareholders will receive pursuant to the Merger Agreement.

The market price of HoldCo Shares after the Mergers might be affected by factors different from, or in addition to, those currently affecting the respective market prices of Marvell Shares and Inphi Shares.

The businesses of Marvell and Inphi differ and, accordingly, the results of operations of HoldCo and the market price of HoldCo Shares after completion of the Mergers may be affected by factors different from, or in addition to, those currently affecting the independent results of operations of each of Marvell and Inphi. For a discussion of the businesses of Marvell and Inphi and of factors to consider in connection with those businesses, see the documents incorporated by reference into this joint proxy statement/prospectus and referred to under “Where You Can Find More Information.”

Until the completion of the Mergers or the termination of the Merger Agreement in accordance with its terms, Marvell and Inphi are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Marvell or Inphi and their respective shareholders.

Until the Mergers are completed or the Merger Agreement is terminated, the Merger Agreement restricts Marvell and Inphi from taking specified actions without the consent of the other party, and requires Inphi to conduct its business and operations in the ordinary course in all material respects and substantially in accordance with past practices. These restrictions may prevent Marvell and Inphi from making appropriate changes to their respective businesses or pursuing attractive business opportunities that may arise prior to the completion of the Mergers. See “The Merger Agreement—Interim Operations of Marvell and Inphi” for a description of the restrictive covenants applicable to Marvell and Inphi.

The Merger Agreement limits each of Marvell’s and Inphi’s ability to pursue alternative transactions, and in certain instances requires payment of a termination fee, which could deter a third party from proposing an alternative transaction.

The Merger Agreement contains provisions that, subject to certain exceptions, limit each of Marvell’s and Inphi’s ability to solicit, initiate, encourage or facilitate, or enter into discussions or negotiations with respect to, any inquiries regarding or the making of any proposal or offer that constitutes or could reasonably be expected to lead to an alternative transaction. In addition, under certain specified circumstances, Inphi and Marvell may be required to pay a termination fee as described in the immediately below risk factor. It is possible that these or other provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Marvell or Inphi from considering or proposing an acquisition or might result in a potential competing acquirer proposing to pay a lower per share price to acquire Marvell or Inphi than it might otherwise have proposed to pay.

Each of Marvell and Inphi are required, under certain circumstances, to pay a termination fee, which, if paid, may materially and adversely affect such party’s financial results.

Marvell may be required, under certain circumstances in connection with a termination of the Merger Agreement, to pay Inphi a termination fee of $400 million or $460 million, which could materially and adversely affect Marvell’s financial condition and results of operations. Additionally, Inphi may be required, under certain circumstances in connection with a termination of the Merger Agreement, to pay Marvell a termination fee of $300 million, which may materially and adversely affect Inphi’s financial results.

The Mergers are subject to a number of conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the Mergers will not be completed.

The Merger Agreement contains a number of conditions that must be satisfied (or waived) prior to completion of the Mergers. Those conditions include, among other conditions:

•	approval of the Inphi Merger Proposal by Inphi stockholders;

•	approval of the Marvell Merger Proposal by Marvell shareholders;

•	there being no binding order issued by certain governmental entities enjoining or otherwise prohibiting completion of the Mergers that remains in effect;

•	there being no legal requirement enacted by certain governmental entities making the completion of the Mergers illegal that remains in effect;

•	there being no pending or overtly threatened legal proceeding brought by a governmental entity seeking to restrain or prohibit the completion of the Mergers;

•	receipt of certain required regulatory approvals;

•	approval for listing on Nasdaq of the HoldCo Shares to be issued in connection with the Mergers;

•	accuracy (subject to certain materiality qualifications) of representations and warranties of the parties in the Merger Agreement;

•	there being no material adverse effect on Marvell or Inphi that is continuing;

•	compliance with and performance by the parties of their respective covenants in the Merger Agreement in all material respects;

•	effectiveness of the Registration Statement of which this joint proxy statement/prospectus is a part; and

•	other customary closing conditions.

The required satisfaction or waiver of the foregoing conditions could delay the completion of the Mergers for a significant period of time or prevent it from occurring at all. Any delay in completing the Mergers could cause the parties not to realize some or all of the benefits that the parties expect to achieve following the completion of the Mergers. Further, there can be no assurance that the conditions to the completion of the Mergers will be satisfied or waived or that the Mergers will be completed.

In addition, if the Mergers are not completed by 11:59 p.m. California time on the End Date, either Marvell or Inphi may choose to terminate the Merger Agreement. Marvell or Inphi may also elect to terminate the Merger Agreement in certain other circumstances, or they may mutually decide to terminate the Merger Agreement at any time prior to the Bermuda Merger Effective Time, before or after obtaining shareholder approval. See “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Transaction Expenses and Termination Fees” for a more detailed description of these circumstances.

The Mergers are subject to the expiration of applicable waiting periods under, and the receipt of approvals, consents or clearances from, certain domestic and foreign regulatory authorities. These approvals, consents or clearances may impose conditions that could have an adverse effect on Marvell, Inphi or HoldCo or prevent completion of the Mergers.

In deciding whether to grant a required regulatory approval, consent or clearance, each relevant governmental authority may consider the effect of the Mergers on competition within its jurisdiction. The terms and conditions of the approvals, consents and clearances that are granted may impose requirements, limitations or costs or place restrictions on the conduct of HoldCo’s business which may adversely affect the financial position and prospects of HoldCo and its ability to achieve the cost savings and other synergies projected to result from the Mergers.

In addition, neither Marvell nor Inphi can provide assurance that any conditions, terms, obligations or restrictions imposed or sought to be imposed by governmental authorities will not result in the delay or abandonment of the Mergers. For a more detailed description of the regulatory review process, see the sections titled “The Mergers—Regulatory Approvals Required for the Mergers,” “The Merger Agreement—Efforts to Complete the Mergers” and “The Merger Agreement—Conditions to Completion of the Mergers.”

The COVID-19 pandemic may delay or prevent the completion of the Mergers.

Given the ongoing and dynamic nature of the COVID-19 crisis, it is difficult to predict the impact of that crisis on the businesses of Marvell and Inphi, and there is no guarantee that efforts by Marvell or Inphi to address the adverse impact of the COVID-19 pandemic will be effective. If either Marvell or Inphi is unable to recover from a business disruption on a timely basis, HoldCo’s business and financial condition and results of operations following the completion of the Mergers could be adversely affected. The Mergers may also be delayed or adversely affected by the COVID-19 pandemic, or become more costly due to Marvell policies, Inphi policies or government policies and actions to protect the health and safety of individuals, or government policies or actions to maintain the functioning of national or global economies and markets could delay or prevent the completion of the Mergers. Marvell or Inphi may also incur additional costs to remedy damages caused by such disruptions, which could adversely affect its financial condition or results of operations.

Any delay in completing the Mergers may significantly reduce the benefits expected to be obtained from the Mergers.

In addition to the required regulatory clearances and approvals, the Mergers are subject to a number of other conditions that are beyond the control of Marvell and Inphi. The failure to satisfy these other conditions may prevent, delay or otherwise adversely affect completion of the Mergers. Marvell and Inphi cannot predict whether and when these other conditions will be satisfied. Further, the requirements for obtaining the required regulatory clearances and approvals could delay the completion of the Mergers for a significant period of time or prevent it from occurring. Any delay in completing the Mergers may significantly reduce the synergies projected to result from the Mergers and other benefits that Marvell and Inphi expect to achieve if they complete the Mergers within the expected timeframe and integrate their respective businesses.

The business relationships of Marvell and Inphi and their respective subsidiaries may be subject to disruption due to uncertainty associated with the Mergers, which could have an adverse effect on the results of operations, cash flows and financial position of Marvell, Inphi and, following the completion of the Mergers, HoldCo.

Parties with which Marvell and Inphi do business may experience uncertainty associated with the Mergers, including with respect to current or future business relationships with Marvell, Inphi or HoldCo. Marvell’s and Inphi’s relationships may be subject to disruption as customers, suppliers and other persons with whom Marvell and Inphi have business relationships may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with Marvell or Inphi, as applicable, or consider entering into business relationships with parties other than Marvell, Inphi or HoldCo. These disruptions could have an adverse effect on the results of operations, cash flows and financial position of Marvell, Inphi and, following the completion of the Mergers, HoldCo, including an adverse effect on HoldCo’s ability to realize the expected synergies and other benefits of the Mergers. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the Mergers or termination of the Merger Agreement.

Executive officers and directors of Marvell and Inphi may have interests in the Mergers that are different from, or in addition to, the interests of Marvell shareholders and Inphi stockholders, respectively.

Certain executive officers of Marvell and Inphi negotiated the terms of the Merger Agreement, and the Marvell Board and the Inphi Board each approved the Merger Agreement and recommended that the Marvell shareholders and the Inphi stockholders, respectively, vote in favor of the proposals included in this joint proxy statement/prospectus. These executive officers and directors may have interests in the Mergers that may be different from, or in addition to, the interests of Marvell shareholders and Inphi stockholders, respectively. The interests of Marvell’s executive officers and directors include, among other things, the fact that Marvell’s executive officers will be the executive officers of HoldCo, the fact that Marvell’s directors will serve as directors on the HoldCo Board, and the fact that Marvell’s executive officers and directors will be provided continued indemnification and insurance coverage. The interests of Inphi’s executive officers and directors include, among other things, potential payments and benefits under change in control severance agreements, rights to acceleration of vesting and exercisability of options, acceleration of vesting of restricted stock units as a result of the Mergers and rights to ongoing indemnification and insurance coverage for acts or omissions occurring prior to the Mergers. In addition, under the Merger Agreement, Inphi’s Chief Executive Officer will be appointed to the HoldCo Board as of the Delaware Merger Effective Time. See “The Mergers—Interests of Marvell Directors and Executive Officers in the Mergers” and “The Mergers—Interests of Inphi Directors and Executive Officers in the Mergers” for more information.

As a result of these interests, the executive officers and directors of Marvell and Inphi might be more likely to support and to vote in favor of the proposals described in this joint proxy statement/prospectus than if they did not have these interests. Each of Marvell’s shareholders and Inphi’s stockholders should consider whether these interests might have influenced these executive officers and directors to support or recommend voting for the proposals related to the Mergers.

There can be no assurance that HoldCo will be able to secure the funds necessary to pay the cash portion of the merger consideration to be paid to Inphi stockholders in the Delaware Merger and refinance certain existing indebtedness on acceptable terms, in a timely manner or at all.

Marvell and HoldCo intend to fund the cash portion of the consideration for the Mergers with borrowings. To this end, Marvell and HoldCo have entered into the Bridge Commitment Letter containing commitments for a $2.5 billion senior 364-day Bridge Facility and the Term Loan Agreement containing commitments for a $1.75 billion senior unsecured Term Loan Facility (which commitments under the Term Loan Agreement replace the Term Loan Facility commitments under the Facilities Commitment Letter). There can be no assurance that Marvell or HoldCo will be able to obtain the Debt Financing pursuant to the Bridge Commitment Letter or the Term Loan Agreement, as applicable.

In the event that the Debt Financing contemplated by the Bridge Commitment Letter or the Term Loan Agreement, as applicable, is not available, other financing may not be available on acceptable terms, in a timely manner or at all. If Marvell or HoldCo is unable to obtain debt financing, the Mergers may be delayed or not be completed.

Failure to complete the Mergers could negatively impact the share price and the future business and financial results of Marvell and Inphi.

If the Mergers are not completed for any reason, the ongoing businesses of Marvell and Inphi may be adversely affected and, without realizing any of the benefits of having completed the Mergers, Marvell and Inphi would be subject to a number of risks, including the following:

•	Marvell and Inphi may experience negative reactions from the financial markets, including negative impacts on their respective share prices;

•	Marvell and Inphi may experience negative reactions from their respective customers, strategic partners, suppliers, licensees, other business partners, regulators and employees;

•

there may be disruptions to Marvell’s and Inphi’s respective businesses resulting from the announcement and pendency of the Mergers, and any adverse changes in their relationships with their respective customers, strategic partners, suppliers, licensees, other business partners and employees may continue or intensify;

•	Marvell and Inphi will be required to pay certain costs relating to the Mergers whether or not the Mergers are completed;

•	Marvell and Inphi may not have been able to take advantage of alternative business opportunities or effectively respond to competitive pressures; and

•

Marvell and Inphi will have committed substantial time and resources to matters relating to the Mergers (including integration planning) which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to either Marvell or Inphi as an independent company.

If the Mergers are not completed, these risks may materialize and may adversely affect Marvell’s and Inphi’s respective businesses, financial condition, financial results and share prices.

Litigation filed against Marvell and Inphi could prevent or delay the completion of the Mergers or result in the payment of damages following completion of the Mergers.

Marvell, Inphi and members of their respective boards of directors are parties to various litigations related to the Merger Agreement and the Mergers, including putative shareholder class actions. Among other remedies, the plaintiffs in such matters are seeking to enjoin the Mergers. The results of complex legal proceedings are difficult to predict, and could delay or prevent the Mergers from being completed in a timely manner. Moreover, litigation could be time consuming and expensive, could divert the attention of Marvell’s and Inphi’s management away from their regular businesses, and, if adversely resolved against either Marvell or Inphi, could have a material adverse effect on Marvell’s or Inphi’s respective financial condition or the condition of the combined company.

Even if the Bermuda Merger qualifies as a transaction described in Section 351 of the Code or as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Marvell Shares may still recognize gain as a result of the Bermuda Merger if Marvell is or was classified as a PFIC for any taxable year during which a U.S. holder held Marvell Shares.

Even if the Bermuda Merger qualifies as a transaction described in Section 351 of the Code or as a “reorganization” within the meaning of Section 368(a) of the Code, if Marvell was a passive foreign investment company (“PFIC”) for any taxable year during which a U.S. holder of Marvell Shares owned such holder’s Marvell Shares, certain adverse U.S. federal income tax consequences, including recognition of gain, could apply to such U.S. holder as a result of the Bermuda Merger, unless certain exceptions apply. Based on the nature of Marvell’s business, the projected composition of its income and the projected composition and estimated fair market values of its assets, Marvell does not believe it was a PFIC for its taxable year ending on December 31, 2019 and does not expect to be a PFIC for its taxable year ending on December 31, 2020 or the succeeding taxable year. However, because PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets, no assurance can be given that Marvell was not previously a PFIC and will not be a PFIC for its taxable year ending December 31, 2020 or any subsequent taxable year. U.S. holders of Marvell Shares should consult such holders’ tax advisors regarding the possible classification of Marvell as a PFIC and the resulting U.S. federal income tax considerations. See the section titled “Material United States Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Marvell Shares—Passive Foreign Investment Company Rules”.

Non-U.S. holders may be subject to U.S. withholding tax at a rate of up to 30% with respect to cash consideration received in the Delaware Merger.

As discussed in the sections titled “Material United States Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Inphi Shares” beginning on page 198 and “Material United States Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Inphi Shares—Potential Application of Section 304 of the Code” beginning on page 199, in certain circumstances, a holder of Inphi Shares could be treated as receiving a dividend in an amount up to the amount of the cash consideration received by such holder in the Delaware Merger (excluding cash received in lieu of fractional HoldCo Shares). As a result of the possibility of such deemed dividend treatment, a non-U.S. holder of Inphi Shares may be subject to U.S. withholding tax at a rate of up to 30% with respect to such cash consideration received in the Delaware Merger.

Risks Related to the Combined Company

HoldCo may fail to realize the benefits expected from the Mergers, which could adversely affect HoldCo’s share price.

The anticipated benefits HoldCo expects from the Mergers are, necessarily, based on projections and assumptions about the combined businesses of Marvell and Inphi, which may not materialize as expected or which may prove to be inaccurate. The value of HoldCo Shares following the completion of the Mergers could be adversely affected if HoldCo is unable to realize the anticipated benefits from the Mergers on a timely basis or at all. Achieving the benefits of the Mergers will depend, in part, on the successful and efficient integration of the operations of Inphi and Marvell. The challenges involved in this integration, which will be complex and time-consuming, include the following:

•	difficulties entering new markets or manufacturing in new geographies where Marvell or Inphi have no or limited direct prior experience;

•	successfully managing relationships with Marvell and Inphi’s combined supplier and customer base;

•	coordinating and integrating independent research and development and engineering teams across technologies and product platforms to enhance product development while reducing costs;

•	coordinating sales and marketing efforts to effectively position HoldCo’s capabilities and the direction of product development;

•	combining product offerings and product lines and developing interoperability between the products of Marvell and Inphi;

•	possible limitations or restrictions required by regulatory authorities on the ability of management of Marvell and of Inphi to conduct planning regarding the integration of the two companies;

•	difficulties in integrating the systems and process of two companies with complex operations;

•	the scale and complexity of HoldCo’s operations resulting from the Mergers;

•	retaining key employees of Marvell and Inphi;

•	obligations that HoldCo will have to counterparties of Marvell and Inphi that arise as a result of the change in control of Marvell and Inphi; and

•	the diversion of management attention from other important business objectives.

If HoldCo does not successfully manage these issues and the other challenges inherent in integrating businesses of the size and complexity of Marvell and Inphi, then HoldCo may not achieve the anticipated benefits of the Mergers on a timely basis or at all and HoldCo’s revenue, expenses, operating results and financial condition could be materially and adversely affected.

HoldCo may be unable to realize anticipated cost synergies and expects to incur substantial expenses related to the Mergers, which could have a material adverse effect on HoldCo’s business, financial condition and results of operations.

The Mergers are expected to generate annual run-rate synergies of $125 million to be realized within 18 months after completion of the Mergers and the Mergers are expected to become accretive to HoldCo’s non-GAAP earnings per share by the end of the first year after completion of the Mergers. The $125 million of run-rate synergies include annual operating cost synergies and exclude potential tax, capital expenditures, working capital and stock based compensation synergies. HoldCo expects to incur substantial non-recurring costs associated with combining the operations of the two companies and achieving the desired cost synergies. Marvell estimates the pre-tax costs to achieve the anticipated synergies from the Mergers to be $63 million in the first 18-months and no material costs in the fiscal periods thereafter, excluding stock-based compensation. These estimated costs will offset a portion of such cost synergies. HoldCo’s ability to achieve such estimated cost synergies in the timeframe described, or at all, is subject to various assumptions, which may or may not prove to be accurate. As a consequence, HoldCo may not be able to realize all of these cost synergies within the timeframe expected or at all. In addition, HoldCo may incur additional or unexpected costs in order to realize these cost synergies. Failure to achieve the expected cost synergies could significantly reduce the expected benefits associated with the Mergers.

In addition, Marvell and Inphi have incurred and will continue to incur substantial expenses in connection with the completion of the Mergers, including the fees and expenses of preparing and filing the Form S-4 Registration Statement that contains this joint proxy statement/prospectus with the SEC. These fees and expenses have been, and will continue to be, substantial. Marvell estimates transaction fees and expenses of $200 million to be incurred by the parties in connection with the completion of the Mergers, including, among others, fees paid to financial, legal and accounting advisors, employee benefit costs and filing fees.

The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on the financial condition and operating results of HoldCo following the completion of the Mergers and many of these costs will be borne by Marvell and Inphi even if the Mergers are not completed.

HoldCo may face risks related to the COVID-19 pandemic which could significantly disrupt and adversely impact HoldCo’s manufacturing, research and development, operations, sales and financial results.

Marvell’s and Inphi’s businesses have been, and HoldCo’s business may be, adversely impacted by the effects of the COVID-19 pandemic. Following the completion of the Mergers, HoldCo’s third-party manufacturers, suppliers, third-party distributors, sub-contractors and customers are expected to be disrupted by worker absenteeism, quarantines and restrictions on their employees’ ability to work; office and factory closures; disruptions to ports and other shipping infrastructure; border closures; and other travel or health-related restrictions. Depending on the magnitude of such effects on HoldCo’s manufacturing, assembling and testing activities or the operations of HoldCo’s suppliers, third-party distributors or sub-contractors, HoldCo’s supply chain, manufacturing and product shipments may be delayed, which could adversely affect HoldCo’s business, operations and customer relationships.

In addition to operational and customer impacts, the COVID-19 pandemic has had, and is expected to continue to have, a significant impact on (including an economic downturn in) the economies and financial markets of many countries, which may adversely affect demand for HoldCo’s products and adversely impact HoldCo’s operating results in both the near and long term. There can be no assurance that any decreases in sales resulting from the COVID-19 pandemic will be offset by increased sales in subsequent periods.

HoldCo may experience disruptions to its business operations resulting from work from home, quarantines, self-isolations and restrictions on the ability of HoldCo’s employees to perform their jobs, innovate, work together in teams and collaborate, and such disruptions could impact HoldCo’s ability to develop and design its products in a timely manner or meet required milestones or customer commitments. These disruptions may also impact HoldCo’s ability to win in time sensitive competitive bidding selection processes. In addition, work from home, quarantines, self-isolations, home schooling, continuing macroeconomic related uncertainty or caring for family members may result in heavy psychological, emotional or financial burdens for some of HoldCo’s employees, which may impact their productivity and morale and may lead to higher employee absences and higher attrition rates. HoldCo may also become subject to claims or lawsuits by employees, customers, suppliers or other parties regarding actions HoldCo may take in its operations in response to the COVID-19 pandemic.

Due to uncertainty regarding the severity and duration of the COVID-19 pandemic and related public health measures and macroeconomic impacts, at this time Marvell and Inphi are unable to predict the full impact of the COVID-19 pandemic on HoldCo’s business, financial condition, operating results and cash flows. In addition, the impacts of the COVID-19 pandemic will be exacerbated the longer the pandemic continues.

Marvell shareholders and Inphi stockholders will have a reduced ownership and voting interest after completion of the Mergers and will exercise less influence over management.

Marvell shareholders currently have the right to vote on the election of the Marvell Board and on other matters affecting Marvell. Similarly, Inphi stockholders currently have the right to vote on the election of the Inphi and on other matters affecting Inphi. Immediately following the Mergers, we anticipate that Marvell shareholders will own approximately 83% of HoldCo’s issued and outstanding common stock, and Inphi stockholders will own approximately 17% of HoldCo’s issued and outstanding common stock, each on a fully diluted basis. As a result, current Marvell shareholders and current Inphi stockholders will have less influence on the management and policies of HoldCo than shareholders and stockholders now have on the management and policies of Marvell and Inphi, respectively.

Uncertainties associated with the Mergers may cause a loss of employees and may otherwise materially and adversely affect the future business and operations of HoldCo.

HoldCo’s success after the Mergers will depend in part upon the ability of HoldCo to retain executive officers and key employees of Marvell and Inphi. In some of the fields in which Marvell and Inphi operate, there are only a limited number of people in the job market who possess the requisite skills and it may be increasingly difficult for HoldCo to hire qualified personnel over time. HoldCo will operate in several geographic locations where the labor markets, especially for engineers, are particularly competitive. Each of Marvell and Inphi has experienced difficulty in hiring and retaining sufficient numbers of qualified management, technical, application engineering, marketing, sales and support personnel in parts of their respective businesses.

Current and prospective employees of Marvell and Inphi may experience uncertainty about their roles with HoldCo following the Mergers. In addition, key employees may depart because of issues relating to the uncertainty, actual or potential changes in compensation, titles or responsibilities, and difficulty of integration or a desire not to remain with HoldCo following the Mergers. The loss of services of any key personnel or the inability to hire new personnel with the requisite skills could restrict the ability of HoldCo to develop new products or enhance existing products in a timely manner, to sell products to customers or to manage HoldCo’s business effectively. Also, the business, financial condition and results of operations of HoldCo could be materially and adversely affected by the loss of any of its key employees, by the failure of any key employee to perform in his or her current position, or by HoldCo’s inability to attract and retain skilled employees, particularly engineers.

Third parties may claim that HoldCo is infringing such third parties’ intellectual property, and HoldCo could suffer significant litigation or licensing expenses or be prevented from selling its products or services.

The semiconductor industry is characterized by uncertain and conflicting intellectual property claims and vigorous protection and pursuit of intellectual property rights. Each of Marvell and Inphi is frequently involved in disputes regarding patent and other intellectual property rights. Each of Marvell and Inphi has in the past received, and HoldCo may in the future receive, communications from third parties asserting that certain of its products, processes or technologies infringe upon such third parties’ patent rights, copyrights, trademark rights or other intellectual property rights. Defending these claims may be costly and time consuming, and may divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement also might require HoldCo to enter into costly royalty or license agreements. HoldCo may be unable to obtain royalty or license agreements on acceptable terms, or at all. Similarly, changing its products or processes to avoid infringing the rights of others may be costly or impractical. HoldCo may also be subject to significant damages or injunctions against development and sale of certain of its products and services. Resolution of such disputes could have a material adverse effect on HoldCo’s results of operations or financial condition and may require material changes in production processes and products.

HoldCo may not be able to adequately protect or enforce its intellectual property rights, which could harm its competitive position.

HoldCo’s success and future revenue growth will depend, in part, on its ability to protect its intellectual property. HoldCo will primarily rely on patent, copyright, trademark and trade secret laws, as well as non-disclosure agreements and other methods, to protect its proprietary technologies and processes. It is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose, illegally or otherwise, HoldCo’s proprietary technologies and processes, despite efforts by HoldCo to protect its proprietary technologies and processes. While HoldCo’s subsidiaries will hold a significant number of patents, there can be no assurances that any additional patents will be issued. Even if new patents are issued, the claims allowed may not be sufficiently broad to protect HoldCo’s technology. In addition, any of Marvell’s or Inphi’s existing patents, and any future patents issued to HoldCo, may be challenged, invalidated or circumvented, either in connection with the Mergers or otherwise. As such, any rights granted under these patents may not provide HoldCo with meaningful protection. Marvell and Inphi may not have, and in the future HoldCo may not have, foreign patents or pending applications corresponding to its U.S. patents and applications. Even if foreign patents are granted, effective enforcement in foreign countries may not be available. If HoldCo’s patents do not adequately protect its technology, competitors may be able to offer products similar to HoldCo’s products. HoldCo’s competitors may also be able to develop similar technology independently or design around its patents.

The Mergers could have an adverse effect on the Marvell and Inphi brands.

The success of Marvell and Inphi is largely dependent upon the ability of Marvell and Inphi to maintain and enhance the value of their respective brands, their customers’ connection to and perception of the brands, and a positive relationship with customers and suppliers. Brand value, and as a result the businesses and results of operations of Marvell and Inphi, could be damaged if the Mergers receive negative publicity or if customers or suppliers otherwise come to have a diminished view of the brands as a result of the Mergers or the common ownership of the existing businesses.

The incurrence of substantial indebtedness in connection with the financing of the Mergers may have an adverse impact on HoldCo’s liquidity, limit HoldCo’s flexibility in responding to other business opportunities and increase HoldCo’s vulnerability to adverse economic and industry conditions.

We expect to incur a significant amount of indebtedness in connection with the financing of the Mergers, which we expect will be funded using borrowings. We expect the proceeds from the Debt Financing to be used to pay the cash portion of the consideration for the Mergers and, along with cash on hand, to pay other fees and expenses required to be paid in connection with the Mergers. The use of indebtedness to finance the Mergers will reduce HoldCo’s liquidity and could cause HoldCo to place more reliance on cash generated from operations to pay principal and interest on Marvell’s debt, thereby reducing the availability of HoldCo’s cash flow for working capital, dividend and capital expenditure needs or to pursue other potential strategic plans. Marvell expects that the agreements it will enter into with respect to the indebtedness it will incur to finance the Mergers will contain, and the Term Loan Agreement contains, negative covenants, that, subject to certain exceptions, will include (or includes in the case of the Term Loan Agreement) limitations on indebtedness, liens, sale and leaseback transactions and mergers and other fundamental changes. Marvell’s ability to comply with these negative covenants can be affected by events beyond its control. The indebtedness and these negative covenants will also have the effect, among other things, of limiting HoldCo’s ability to obtain additional financing, if needed, limiting its flexibility in the conduct of its business and making HoldCo more vulnerable to economic downturns and adverse competitive and industry conditions. In addition, a breach of the negative covenants could result in an event of default with respect to the indebtedness, which, if not cured or waived, could result in the indebtedness becoming immediately due and payable and could have a material adverse effect on HoldCo’s business, financial condition or operating results.

Following completion of the Mergers, the credit rating of Marvell and/or Inphi could be downgraded and/or HoldCo may fail to obtain an investment grade rating, which may increase borrowing costs.

By reason of the debt incurred to finance the cash portion of the consideration for the Mergers, HoldCo will have a considerably higher level of indebtedness than Marvell and Inphi currently have in the aggregate, and there can be no assurance that the credit ratings of the existing Marvell debt or the existing Inphi debt will not be subject to a downgrade below investment grade. If a ratings downgrade were to occur or if HoldCo fails to obtain an investment grade rating, HoldCo could experience higher borrowing costs in the future and more restrictive debt covenants, which would reduce profitability and diminish operational flexibility.

Because of higher debt levels, HoldCo may not be able to service its debt obligations in accordance with their terms after the completion of the Mergers.

HoldCo’s ability to meet its expense and debt service obligations contained in the agreements HoldCo expects to enter into with respect to the indebtedness HoldCo will incur to finance the Mergers will depend on HoldCo’s available cash and its future performance, which will be affected by financial, business, economic and other factors, including potential changes in laws or regulations, industry conditions, industry supply and demand balance, customer preferences, the success of HoldCo’s products and pressure from competitors. If HoldCo is unable to meet its debt service obligations after the Mergers or should HoldCo fail to comply with its financial and other negative covenants contained in the agreements governing its indebtedness, HoldCo may be required to refinance all or part of its debt, sell important strategic assets at unfavorable prices, incur additional indebtedness or issue common stock or other equity securities. HoldCo may not be able to, at any given time, refinance its debt, sell assets, incur additional indebtedness or issue equity securities on terms acceptable to HoldCo, in amounts sufficient to meet HoldCo’s needs. If HoldCo is able to raise additional funds through the issuance of equity securities, such issuance would also result in dilution to HoldCo stockholders. HoldCo’s inability to service its debt obligations or refinance its debt could have a material and adverse effect on its business, financial condition or operating results after the Mergers. In addition, HoldCo’s debt obligations may limit its ability to make required investments in capacity, technology or other areas of its business, which could have a material adverse effect on its business, financial condition or operating results.

The Mergers may result in significant charges or other liabilities, including taxes, that could adversely affect the financial results of HoldCo.

The financial results of HoldCo may be adversely affected by cash expenses and non-cash accounting charges incurred in connection with the integration of the business and operations of Marvell and Inphi. The amount and timing of these possible charges are not yet known. Further, failure to identify or accurately assess the magnitude of certain liabilities could result in unexpected litigation or regulatory exposure, unfavorable accounting charges, unexpected increases in taxes due, a loss of anticipated tax benefits or other adverse effects on HoldCo’s business, operating results or financial condition. The price of HoldCo Shares following the Mergers could decline to the extent HoldCo’s financial results are materially affected by any of these events.

HoldCo’s actual financial position and results of operations may differ materially from the unaudited pro forma financial data included herein.

The unaudited pro forma financial data included herein are presented for illustrative purposes only and are not necessarily indicative of what HoldCo’s actual financial position or results of operations would have been had the Mergers been completed on the dates indicated. These data reflect adjustments, which are based upon preliminary estimates, to allocate the purchase price to Inphi’s net assets. The purchase price allocation reflected in this joint proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Inphi as of the closing date of the Mergers. In addition, subsequent to the closing date of the Mergers, there may be further refinements of the purchase price allocation as additional information becomes available.

Accordingly, the accounting adjustments might differ materially from the transaction related adjustments reflected herein. See “Selected Unaudited Pro Forma Condensed Combined Financial Data” for more information.

HoldCo has no operating or financial history and the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus are preliminary. Therefore, the actual financial condition and results of operations of HoldCo after the Mergers may differ materially.

HoldCo has been recently incorporated in connection with the Mergers and has no operating history or revenues. This joint proxy statement/prospectus includes certain unaudited pro forma condensed combined financial information for HoldCo, which should be read in conjunction with the financial statements and related notes that are incorporated by reference into this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Mergers and the Debt Financing had been completed on the dates indicated. The unaudited pro forma condensed combined financial information reflects adjustments that were developed using preliminary estimates based on available information and various assumptions, and may be revised as additional information becomes available. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the combined company, and the final acquisition accounting adjustments may differ materially from the transaction related adjustments reflected in this joint proxy statement/prospectus. Accordingly, HoldCo’s business, assets, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus. For more information, see “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited prospective financial information of Marvell and Inphi included in this joint proxy statement/prospectus involves risks, uncertainties and assumptions, many of which are beyond the control of Marvell and Inphi. As a result, it may not prove to be accurate and is not necessarily indicative of current values or future performance.

The unaudited prospective financial information of Marvell and Inphi referred to in “The Mergers—Opinion of Marvell’s Financial Advisor, J.P. Morgan” and “The Mergers—Opinion of Inphi’s Financial Advisor, Qatalyst Partners,” and contained in “The Mergers—Unaudited Prospective Financial Information,” involves risks, uncertainties and assumptions and is not a guarantee of future performance. While the unaudited prospective financial information utilized by Marvell, Inphi and their respective advisors in connection with the Mergers and summarized in this joint proxy statement/statement were prepared in good faith based on information available at the time of preparation, no assurances can be made regarding future events or that the assumptions made in preparing such unaudited prospective financial information will accurately reflect future conditions. In preparing such unaudited prospective financial information, Marvell’s management and Inphi’s management made assumptions regarding, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant uncertainties and contingencies, including, among others, risks and uncertainties described or incorporated by reference in this section and the section titled “Cautionary Note Concerning Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of Marvell and Inphi and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions or projected results in the unaudited prospective financial information will be realized, and actual results will likely differ, and may differ materially, from those reflected in the unaudited prospective financial information. The unaudited prospective financial information was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP and does not reflect the effect of any proposed or other changes in GAAP that may be made in the future.

HoldCo Shares to be received by Marvell shareholders in the Bermuda Merger and Inphi stockholders in the Delaware Merger will have rights different from the Marvell Shares and Inphi Shares, respectively.

Upon completion of the Mergers, Marvell shareholders and Inphi stockholders will no longer be holders of Marvell Shares or Inphi Shares, as applicable, but will instead be stockholders of HoldCo. The rights of former Marvell shareholders and former Inphi stockholders who become HoldCo stockholders will be governed by the HoldCo Charter and the HoldCo Bylaws, each of which will be adopted as of the Bermuda Merger Effective Time in substantially the forms attached as Annex F and Annex G, respectively. The rights associated with HoldCo Shares are different from the rights associated with Marvell Shares or Inphi Shares. See “Comparison of Rights.”

Risks Related to the Change in Jurisdiction for Marvell Shareholders

Currently, the rights of Marvell shareholders arise under Bermuda law, the Marvell Memorandum of Association and the Marvell Bye-Laws. Upon completion of the Bermuda Merger, the rights of former Marvell shareholders, as HoldCo stockholders, will arise under U.S. federal law, Delaware law, the HoldCo Charter and the HoldCo Bylaws.

Currently, the rights of Marvell shareholders arise under Bermuda law, the Marvell Memorandum of Association and the Marvell Bye-Laws. Upon completion of the Mergers, Marvell will become a wholly owned subsidiary of HoldCo, a Delaware corporation, and former Marvell shareholders will become HoldCo stockholders. The rights of former Marvell shareholders who become HoldCo stockholders will be governed by the HoldCo Charter and the HoldCo Bylaws, each of which will be adopted as of the Bermuda Merger Effective Time in substantially the forms attached as Annex F and Annex G, respectively, as well as U.S. federal law and Delaware law. As a result, some of the rights of HoldCo shareholders could differ from the rights Marvell shareholders currently possess. Also, while class actions are generally not available to shareholders under Bermuda law, such actions are generally available under Delaware law. Thus, HoldCo may be subject to more shareholder litigation than Marvell and costly litigation could have a material adverse effect on the financial condition of HoldCo. For a more detailed description of your rights as a stockholder of HoldCo and how they may differ from your rights as a shareholder of Marvell, please see “Comparison of Rights” in this joint proxy statement/prospectus.

The HoldCo Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any internal corporate claims, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with HoldCo or its directors, officers, employees or stockholders.

The HoldCo Charter provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any complaint asserting any internal corporate claims, including claims in the right of HoldCo that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. The federal district courts of the United States, to the fullest extent permitted by law, will be the exclusive forum for any complaint asserting a cause of action under the Securities Act. The exclusive forum provision does not apply to actions arising under the Exchange Act. Since Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, a state court may permit a defendant to pursue an action arising under the Securities Act in state court. While the Delaware Supreme Court has recently upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to the exclusive forum provision in the HoldCo Charter, a court of a state other than the State of Delaware could decide that such provisions are not enforceable under the laws of that state. The provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with HoldCo or its directors, officers, employees or stockholders, which may discourage such lawsuits against HoldCo and its directors, officers, employees or stockholders. Alternatively, if a court were to find the choice of forum provision contained in the HoldCo Charter to be inapplicable or unenforceable in an action, HoldCo may incur additional costs associated with resolving such action in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations.

As a Delaware corporation, HoldCo’s corporate effective tax rate may be significantly higher than Marvell’s effective tax rate as a Bermuda domiciled company.

Upon completion of the Bermuda Merger, Marvell will become a wholly owned subsidiary of HoldCo, a Delaware corporation. As a result, the group will be subject to U.S. tax on its income, and HoldCo’s corporate effective tax rate may increase significantly from Marvell’s corporate effective tax rate as a Bermuda domiciled company, which could materially impact HoldCo’s financial results, including its earnings and cash flow, for periods after the completion of the Mergers. Marvell’s current corporate effective tax rate fluctuates significantly from period to period, and is based upon, among other things, the application of currently applicable income tax laws, regulations and treaties, as well as current judicial and administrative interpretations of these income tax laws, regulations and treaties, in various jurisdictions.

The highest statutory corporate tax rate for U.S. federal income tax purposes is 21%. HoldCo’s effective tax rate for purposes of financial reporting may, however, vary significantly from the federal statutory rate after the Mergers because of, among other things, permanent differences in the recognition of income and expense for U.S. GAAP and tax purposes, differences in how each jurisdiction in which Marvell operates treats certain items of income or expense, as well as any changes in valuation allowances. Marvell is unable to predict the impact of the Mergers on HoldCo’s effective tax rate for future periods. In addition, the tax laws of the United States and other jurisdictions could change in the future, and those changes could cause a material increase in HoldCo’s effective tax rates in future periods.

Risks Related to Marvell’s Business

You should read and consider risk factors specific to Marvell’s business that will also affect HoldCo after the completion of the Mergers. These risks are described in Marvell’s Annual Report on Form 10-K for the fiscal year ended February  1, 2020 and its Quarterly Reports on Form 10-Q for the quarterly periods ended May 2, 2020, August  1, 2020 and October 31, 2020, and in other documents that are incorporated by reference into this document. See “Where You Can Find More Information” for the location of information incorporated by reference into this joint proxy statement/prospectus.

Risks Related to Inphi’s Business

You should read and consider risk factors specific to Inphi’s business that will also affect HoldCo after the completion of the Mergers. These risks are described in Inphi’s Annual Report on Form 10-K for the fiscal year ended December  31, 2019 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended on March  31, 2020, June  30, 2020 and September 30, 2020, and in other documents that are incorporated by reference into this document. See “Where You Can Find More Information” for the location of information incorporated by reference into this joint proxy statement/prospectus.

FINANCIAL SUMMARY

Comparative Per Share Market Price

Marvell Shares and Inphi Shares are traded on Nasdaq under the symbols “MRVL” and “IPHI,” respectively. The following table presents trading information for Marvell Shares and Inphi Shares on October 28, 2020, the last trading day prior to the public announcement of the Mergers, and                      , 20    , the last practicable trading day prior to the filing of this joint proxy statement/prospectus with the SEC.

At the close of business on                      , 2021, the Marvell Record Date, there were Marvell Shares issued and outstanding. At the close of business on                     , 2021, the Inphi Record Date, there were Inphi Shares issued and outstanding.

Date	Marvell Closing Price		Inphi Closing Price		Estimated Implied Value Per Share (1)
October 28, 2020		$39.53		$110.97		$157.83
, 20 (2)	$		$		$

(1)

The implied value per share, as of each date, is equal to (i) $66.00, the cash portion of the Delaware Merger Consideration, plus (ii) 2.323, the Inphi Exchange Ratio, multiplied by the closing price of a Marvell Share on such date.

(2)	, 20 is the last practicable trading day prior to the filing of this joint proxy statement/prospectus with the SEC.

Dividend Information

Holders of Marvell Shares are entitled to receive dividends when they are declared by the Marvell Board. Marvell declared its first quarterly cash dividend in May 2012. Marvell most recently paid a quarterly cash dividend of $0.06 per Marvell Share on October 28, 2020. On December 2, 2020, Marvell announced that the Marvell Board had declared the payment of its quarterly dividend of $0.06 per share to be paid on January 14, 2021 to all Marvell shareholders of record as of December 23, 2020. The Merger Agreement permits Marvell to continue to pay quarterly cash dividends at any time during each fiscal quarter in an amount not to exceed $0.06 per share. Future payment of a quarterly cash dividend on Marvell Shares will be subject to, among other things, the best interests of Marvell and its shareholders, Marvell’s results of operations, cash balances and future cash requirements, financial condition, developments in ongoing litigation, statutory requirements under Bermuda law, market conditions and other factors that the Marvell Board may deem relevant. The amount and timing of Marvell’s dividend payments may change from time to time, and Marvell cannot provide assurance that it will continue to declare dividends at all or in any particular amounts.

Inphi has never declared or paid any cash dividends on Inphi Shares and does not currently intend to do so for the foreseeable future. Inphi currently intends to invest its future earnings, if any, to fund its growth. The success of an investment in Inphi Shares will depend upon any future appreciation in their value. The Merger Agreement prohibits Inphi from declaring or paying any dividends.

Selected Historical Consolidated Financial Data of Marvell

The following table presents selected historical consolidated financial data of Marvell (i) as of and for each of the fiscal years within the five-year period ending February 1, 2020, (ii) for the nine months ended October 31, 2020 and November 2, 2019, and (iii) as of October 31, 2020.

The consolidated statement of operations data for the fiscal years ended February 1, 2020, February 2, 2019 and February 3, 2018, and the consolidated balance sheet data as of February 1, 2020 and February 2, 2019, have been derived from Marvell’s audited consolidated financial statements included in Marvell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 and incorporated by reference into this joint proxy statement/prospectus. The consolidated statement of operations data for the fiscal years ended January 28, 2017 and January 30, 2016, and the consolidated balance sheet data as of February 3, 2018, January 28, 2017 and January 30, 2016, have been derived from Marvell’s consolidated financial statements as of such dates and for such periods, which have not been incorporated by reference into this joint proxy statement/prospectus.

The consolidated statement of operations data for the nine months ended October 31, 2020 and November 2, 2019, and the condensed consolidated balance sheet data as of October 31, 2020, have been derived from Marvell’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the fiscal quarter ended October  31, 2020, which is incorporated by reference into this joint proxy statement/prospectus. You should read the following selected financial data together with Marvell’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Marvell’s historical consolidated financial statements, including the related notes, and the other information contained or incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 262 for more information.

The results of operations for the historical periods included in the following table are not necessarily indicative of the results to be expected for future periods.

	Nine Months Ended		Fiscal Year Ended
	October 31, 2020	November 2, 2019	February 1, 2020 (1)	February 2, 2019 (2)	February 3, 2018 (3)	January 28, 2017 (4)	January 30, 2016 (5)
	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Net revenue	$2,171,081	$1,981,490	$2,699,161	$2,865,791	$2,409,170	$2,300,992	$2,602,497
Cost of goods sold	$1,103,863	$929,293	$1,342,220	$1,407,399	$947,230	$1,017,564	$1,406,121
Research and development	$812,360	$801,002	$1,080,391	$914,009	$714,444	$805,029	$954,653
Operating income (loss) from continuing operations	$(256,653)	$(128,863)	$(243,358)	$43,270	$429,695	$130,407	$(745,410)
Income (loss) from continuing operations, net of tax	$(293,834)	$(188,282)	$1,584,391	$(179,094)	$433,142	$74,821	$(738,441)
Income (loss) from discontinued operations, net of tax	$—	$—	$—	$—	$87,689	$(53,670)	$(72,959)
Net income (loss)	$(293,834)	$(188,282)	$1,584,391	$(179,094)	$520,831	$21,151	$(811,400)

Income (loss) from continuing operations per share:
Basic	$(0.44)	$(0.28)	$2.38	$(0.30)	$0.87	$0.15	$(1.45)
Diluted	$(0.44)	$(0.28)	$2.34	$(0.30)	$0.85	$0.14	$(1.45)
Income (loss) from discontinued operations per share:
Basic	$—	$—	$—	$—	$0.18	$(0.11)	$(0.14)
Diluted	$—	$—	$—	$—	$0.17	$(0.10)	$(0.14)
Net income (loss) per share:
Basic	$(0.44)	$(0.28)	$2.38	$(0.30)	$1.05	$0.04	$(1.59)
Diluted	$(0.44)	$(0.28)	$2.34	$(0.30)	$1.02	$0.04	$(1.59)
Weighted average shares:
Basic	667,186	667,184	664,709	591,232	498,008	509,738	510,945
Diluted	667,186	667,184	676,094	591,232	509,667	517,513	510,945

	As of the Nine Months Ended	As of the Fiscal Year Ended
	October 31, 2020	February 1, 2020 (1)	February 2, 2019 (2)	February 3, 2018 (3)	January 28, 2017 (4)	January 30, 2016 (5)
		(In thousands, except per share data)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$832,041	$647,604	$582,410	$1,841,272	$1,668,360	$2,282,749
Working capital	$491,242	$827,331	$758,462	$1,942,813	$1,794,018	$1,751,295
Total assets	$10,824,772	$11,133,235	$10,016,752	$4,708,287	$4,648,650	$5,442,127
Long-term debt	$992,801	$1,439,024	$1,732,699	$—	$—	$—
Total shareholders’ equity	$8,389,617	$8,678,580	$7,306,410	$4,141,413	$4,027,651	$4,140,123
Other Data:
Cash Dividends declared per share	$0.18	$0.24	$0.24	$0.24	$0.24	$0.24

(1)

Fiscal 2020 financial data includes the effect of the adoption of the new lease accounting standard, restructuring related charges from Marvell’s December 2019 restructuring plan, and from the acquisitions of Aquantia Corp. and Avera Semiconductor, as well as the divestiture of the Wi-Fi connectivity business (the “Wi-Fi Connectivity Business Divestiture”) to NXP USA, Inc., a subsidiary of NXP Semiconductors N.V. (“NXP”), including the effects on income taxes. Refer to “Note 7—Leases,” “Note 6—Restructuring and Other Related Charges,” “Note 3—Business Combinations,” and “Note 16—Income Taxes” respectively, in Marvell’s Notes to the Consolidated Financial Statements set forth in Part II, Item 8 of Marvell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 for further details.

(2)

Fiscal 2019 includes the effect of the adoption of the new revenue recognition standard, restructuring related charges from Marvell’s July 2018 restructuring plan, and from the acquisition of Cavium, Inc., including its effect on income taxes.

(3)	Fiscal 2018 includes a $74.4 million charge related to the settlement and related costs of class action claims on behalf of Marvell shareholders filed by Daniel Luna.
(4)

Fiscal 2017 includes $96.8 million of restructuring and other related charges that include $52.6 million for impairment of a nonrefundable deposit due to the non-utilization of the related contract and for impairment of certain equipment and technology licenses. Fiscal 2017 also included $68.0 million of tax expense related to restructuring actions taken.

(5)

Fiscal 2016 includes $750 million legal settlement with Carnegie Mellon University (“CMU”). In addition, fiscal 2016 included $63.5 million of restructuring and other related charges that include $8.0 million for impairment of certain equipment and technology licenses, and $8.0 million for the write down of inventory due to the restructuring of the mobile platform business, a charge for a cash payment authorized by the Marvell Board of $15.4 million to Marvell’s former CEO Dr. Sehat Sutardja and $11.4 million of costs for the surety bonds related to the CMU legal matter.

Selected Historical Consolidated Financial Data of Inphi

The following table presents selected historical consolidated financial data of Inphi as of the end of and for the periods indicated. The selected consolidated statement of income (loss) data for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017, and the selected consolidated balance sheet data as of December 31, 2019 and 2018, have been derived from Inphi’s audited consolidated financial statements included in Inphi’s Annual Report on  Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus. The selected consolidated statement of income (loss) data for the fiscal years ended December 31, 2016 and December 31, 2015, and the selected consolidated balance sheet data as of December 31, 2017, December 31, 2016 and December 31, 2015 have been derived from Inphi’s consolidated financial statements for such periods, which have not been incorporated into this joint proxy statement/prospectus by reference.

The selected consolidated statement of income (loss) data for the nine months ended September 30, 2020 and September 30, 2019 and the selected consolidated balance sheet data as of September 30, 2020, are derived from and qualified by reference to Inphi’s unaudited consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended September  30, 2020, which is incorporated by reference into this joint proxy statement/prospectus.

You should read the following selected historical consolidated financial data of Inphi in conjunction with Inphi’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and audited consolidated financial statements contained in the reports of Inphi filed with the SEC and incorporated herein by reference. For more information, see “Where You Can Find More Information.”

	Nine Months Ended		Year Ended
	September 30, 2020	September 30, 2019	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016	December 31, 2015
	(In thousands, except per share data)
Consolidated Statement of Income (Loss) Data:
Revenue (1)(2)	$495,413	$262,739	$365,635	$294,490	$348,201	$266,277	$192,710
Cost of revenue (1)(2)(3)	227,244	111,517	152,814	129,345	151,698	85,581	72,694

Gross profit	268,169	151,222	212,821	165,145	196,503	180,696	120,016

Operating expenses
Research and development (1)(2)(3)	198,701	133,999	183,875	167,924	200,539	108,013	87,774
Sales and marketing (1)(2)	45,274	35,344	47,722	43,080	42,381	26,534	21,462
General and administrative (1)(2)	38,508	22,478	30,672	28,302	23,782	21,201	20,322

Total operating expenses	282,483	191,821	262,269	239,306	266,702	155,748	129,558

Income (loss) from operations	(14,314)	(40,599)	(49,448)	(74,161)	(70,199)	24,948	(9,542)
Interest expense (4)	(27,325)	(25,946)	(34,920)	(32,209)	(29,842)	(17,406)	(783)
Loss on early extinguishment of debt (5)	(13,446)	—	—	—	—	—	—
Other income, net (6)	8,850	8,294	11,853	2,408	3,961	3,914	221

Income (loss) before income taxes from continuing operations	(46,235)	(58,251)	(72,515)	(103,962)	(96,080)	11,456	(10,104)
Provision (benefit) for income taxes (7)	1,482	1,252	396	(8,211)	(21,176)	(15,057)	5,857

Net income(loss) from continuing operations	(47,717)	(59,503)	(72,911)	(95,751)	(74,904)	26,513	(15,961)

Discontinued operations:
Gain from sale	—	—	—	—	—	78,544	—
Income (loss) from discontinued operations	—	—	—	—	—	(3,802)	4,535
Provision for income taxes	—	—	—	—	—	(1,799)	(2,125)

Net income from discontinued operations	—	—	—	—	—	72,943	2,410

Net income (loss)	$(47,717)	$(59,503)	$(72,911)	$(95,751)	$(74,904)	$99,456	$(13,551)

	Nine Months Ended		Year Ended
	September 30, 2020	September 30, 2019	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016	December 31, 2015
	(In thousands, except per share data)
Earnings per share:
Basic
Net income (loss) from continuing operations	$(0.97)	$(1.32)	$(1.61)	$(2.19)	$(1.78)	$0.65	$(0.41)
Net income from discontinued operations	—	—	—	—	—	1.80	0.06

Basic earnings per share	$(0.97)	$(1.32)	$(1.61)	$(2.19)	$(1.78)	$2.45	$(0.35)

Diluted
Net income (loss) from continuing operations	$(0.97)	$(1.32)	$(1.61)	$(2.19)	$(1.78)	$0.60	$(0.41)
Net income from discontinued operations	—	—	—	—	—	1.65	0.06

Diluted earnings per share	$(0.97)	$(1.32)	$(1.61)	$(2.19)	$(1.78)	$2.25	$(0.35)

Weighted average shares:
Basic	48,986,248	45,057,539	45,226,717	43,690,581	42,165,213	40,565,433	38,580,330
Diluted	48,986,248	45,057,539	45,226,717	43,690,581	42,165,213	44,124,881	38,580,330

	September 30, 2020 (2)(5)(8)	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016 (1)	December 31, 2015
		(In thousands, except per share data)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$147,907	$282,723	$172,018	$163,450	$144,867	$283,044
Investments in marketable securities	$75,077	$140,131	$235,339	$241,737	$249,476	$43,616
Working capital	$210,200	$263,848	$446,837	$457,062	$433,250	$344,897
Total assets	$1,070,681	$976,006	$889,873	$917,506	$990,595	$505,046
Convertible debt	$508,125	$476,178	$447,825	$421,431	$396,857	$171,701
Other liabilities	$189,875	$153,227	$75,354	$84,674	$131,214	$42,675
Total shareholders’ equity	$372,681	$346,601	$366,694	$411,401	$462,524	$290,670

(1)

On December 12, 2016, Inphi completed the acquisition of ClariPhy Communications Inc. (“ClariPhy”) for $303.7 million in cash. The results of operations of ClariPhy and estimated fair value of assets acquired and liabilities assumed were included in Inphi’s consolidated financial statements from the acquisition date. The acquisition resulted in a significant change in Inphi’s statement of operations in 2019, 2018 and 2017 which includes:

(i)	Charge to cost of goods sold resulting from the step-up inventory acquired from ClariPhy; and
(ii)	Charge to cost of goods sold and operating expenses from amortization of acquired intangibles.
(2)

On January 10, 2020 and May 18, 2020, Inphi completed the acquisition of eSilicon Corporation (“eSilicon”) for $214.6 million in cash (the “eSilicon Acquisition”) and Arrive Technologies Inc. (“Arrive”) for $20.1 million. The results of operations of eSilicon and Arrive and estimated fair value of assets acquired and liabilities assumed were included in Inphi’s consolidated financial statements from the acquisition dates. The acquisitions resulted in a significant change in Inphi’s statement of operations in 2020 which includes:

(i)	Charge to cost of goods sold resulting from the step-up inventory acquired from eSilicon; and
(ii)	Charge to cost of goods sold from amortization of acquired intangibles.
(3)

Cost of revenue and research and development expenses for the year ended December 31, 2017 included an impairment charge of $47.0 million as a result of abandonment of a project related to certain developed technology and in-process research and development from the ClariPhy acquisition.

(4)	The interest expense resulted mainly from convertible debt issued in December 2015, September 2016 and April 2020.
(5)

During the nine months ended September 2020, Inphi repurchased $180.5 million and $225.3 million aggregate principal amount of the Convertible Notes 2015 and Convertible Notes 2016, respectively, paying a total of $410.0 million cash (excluding payment for accrued interest) and issued approximately 5.0 million shares of common stock. The repurchase was accounted for as a debt extinguishment which resulted to loss from early extinguishment of debt of $13.4 million.

(6)	Other income, net included an impairment charge of $7.0 million related to a non-marketable equity investment for the year ended December 31, 2018.

(7)

The benefit for income taxes for the year ended December 31, 2016 included the release of valuation allowance against deferred tax assets as a result of the acquisition of ClariPhy. The benefit for income taxes for the year ended December 31, 2017 included revaluation of deferred tax liabilities to the new federal tax rate of 21% and tax benefit from intercompany transfer of intellectual property rights. The benefit for income taxes for the year ended December 31, 2018 included partial release of federal valuation allowance resulting from the transfer of an acquired in-process research and development to developed technology in 2018 which allowed the related deferred tax liability to be considered a source of income for realizing deferred tax assets, as well as the revaluation of the foreign deferred tax liability on the in-process research and development based on the foreign tax rates applicable to the anticipated reversal periods.

(8)	In April 2020, Inphi issued $506.0 million of 0.75% convertible senior notes due April 15, 2025.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following table sets forth selected unaudited pro forma condensed combined financial information as of October 31, 2020 and for the year ended February 1, 2020 and the nine months ended October 31, 2020. The selected unaudited pro forma condensed combined financial information is based upon the historical financial statements of Marvell and Inphi and gives effect to the Mergers, transactions undertaken to finance the Mergers, conversion of Inphi’s Convertible Notes, Inphi’s eSilicon Acquisition, Marvell’s Wi-Fi Connectivity Business Divestiture and other relevant adjustments. The selected unaudited pro forma condensed combined balance sheet data as of October 31, 2020 combines the historical balance sheet of each of Marvell and Inphi, giving effect to the Mergers, and to the Debt Financing (as described in “The Mergers—No Financing Condition; Financing”), as if they had been completed on October 31, 2020. The selected unaudited pro forma condensed combined statements of operations data for the twelve months ended February 1, 2020 and the nine months ended October 31, 2020, give effect to the Mergers and the Debt Financing, as if they had occurred on February 3, 2019.

The Delaware Merger will be accounted for using the acquisition method of accounting. The transaction related adjustments reflect adjustments required under GAAP for business combinations and are based upon, among other things, preliminary estimates of fair market values of assets acquired and liabilities assumed and certain assumptions that Marvell believes are reasonable. Revisions to the preliminary estimates of fair market value may have a significant impact on the pro forma amounts of total assets, total liabilities and total shareholders’ equity, depreciation and amortization expense, interest expense and income tax expense. The actual adjustments to HoldCo’s consolidated financial statements upon the completion of the Mergers will depend on a number of factors, including additional information available and HoldCo’s net assets on the closing date of the Mergers. Therefore, the actual adjustments will differ from the transaction related adjustments, and the differences may be material. The selected unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The pro forma financial statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the Mergers, or the costs to combine the operations of Marvell and Inphi, or the costs necessary to achieve these cost or growth synergies.

The selected unaudited pro forma condensed combined financial information set forth below should be read in conjunction with the information included in the sections titled “The Merger Agreement,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Financial Summary—Selected Historical Consolidated Financial Data of Marvell” and “Financial Summary—Selected Historical Consolidated Financial Data of Inphi,” as well as Marvell’s consolidated financial statements and related notes thereto, and Inphi’s consolidated financial statements and related notes thereto, each of which is incorporated by reference into this joint proxy statement/prospectus.

Selected Unaudited Pro Forma Statements of Operations Data and

Selected Pro Forma Balance Sheet Data

	Pro Forma
	Nine Months Ended October 31, 2020	Twelve Months Ended February 1, 2020
	(In thousands)
Condensed Combined Statements of Operations Data:
Net revenue	$2,670,957	$2,930,948
Cost of goods sold	1,514,289	1,909,628
Research and development	1,139,170	1,470,302
Operating income (loss) from continuing operations	(614,795)	(1,322,212)
Net income (loss) from continuing operations	$(681,877)	$491,657

Net income (loss) per share from continuing operations:
Basic	$(0.85)	$0.61
Diluted	$(0.85)	$0.60

Weighted average shares:
Basic	803,824	801,347
Diluted	803,824	815,557

Pro Forma
October 31, 2020
(In thousands)
Condensed Combined Balance Sheet Data:
Cash and cash equivalents	$1,412,698
Working capital	(1,231,269)
Total assets	23,248,342
Total shareholders’ equity	15,859,339

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA AND

PER SHARE FINANCIAL INFORMATION

The following table reflects historical information about basic and diluted net income (loss) per share from continuing operations and cash dividends declared per share for the fiscal year ended February 1, 2020 and the nine months ended October 31, 2020, in the case of Marvell, and for the fiscal year ended December 31, 2019 and the nine months ended September 30, 2020, in the case of Inphi, and the book value per common share as of October 31, 2020 in the case of Marvell and as of September 30, 2020 in the case of Inphi, in each case, on a historical basis, and for the combined company on an unaudited pro forma condensed combined basis after giving effect to the Mergers. The pro forma data of the combined company assumes the Mergers were completed on October 31, 2020 and were derived by combining the historical consolidated financial information of Marvell and Inphi. For a discussion of the assumptions and adjustments made in preparing the unaudited pro forma combined financial information presented in this document, see “Unaudited Pro Forma Condensed Combined Financial Information.”

Marvell shareholders and Inphi stockholders should read the information presented in the following table together with the historical financial statements of Marvell and Inphi and the related notes, which are incorporated herein by reference, and the “Unaudited Pro Forma Condensed Combined Financial Information” appearing elsewhere in this joint proxy statement/prospectus. The pro forma data are unaudited and for illustrative purposes only. Marvell shareholders and Inphi stockholders should not rely on this information as being indicative of the historical results that would have been achieved during the periods presented had the companies always been combined or the future results that the combined company will achieve after the completion of the Mergers. This pro forma information is subject to risks and uncertainties, including those discussed in the section titled “Risk Factors.”

	Marvell Historical	Inphi Historical	Pro Forma Combined (1) (2) (3)	Pro Forma Equivalent Inphi Share (4)
Net income (loss) per share from continuing operations for the fiscal year ended February 1, 2020 for Marvell and the fiscal year ended December 31, 2019 for Inphi:
Basic net income (loss) per share from continuing operations	$2.38	$(1.61)	$0.61	$1.43
Diluted net income (loss) per share from continuing operations	$2.34	$(1.61)	$0.60	$1.40
Cash dividends declared per share for the fiscal year ended February 1, 2020 for Marvell and for the fiscal year ended December 31, 2019 for Inphi:	$0.24	$—	$0.24	$0.56
Net income (loss) per share from continuing operations for the nine months ended October 31, 2020 for Marvell and the nine months ended September 30, 2020 for Inphi:
Basic net income (loss) per share from continuing operations	$(0.44)	$(0.97)	$(0.85)	$(1.97)
Diluted net income (loss) per share from continuing operations	$(0.44)	$(0.97)	$(0.85)	$(1.97)
Cash dividends declared per share for the nine months ended October 31, 2020 for Marvell and the nine months ended September 30, 2020 for Inphi:	$0.18	$—	$0.18	$0.42
Book value per common share as of October 31, 2020 for Marvell and September 30, 2020 for Inphi:	$12.49	$7.16	$19.73	$45.83

(1)	Pro forma net income (loss) per share from continuing operations are based on pro forma combined net income and pro forma combined weighted average common shares outstanding at the end of the period.
(2)	Pro forma cash dividends declared per share represents Marvell’s historical cash dividends declared per share.

(3)	Pro forma book value per common share is calculated based on pro forma combined equity and pro forma combined common shares outstanding at the end of the period.
(4)

The pro forma equivalent Inphi share amounts were calculated by multiplying the pro forma combined amounts by the Inphi Exchange Ratio of 2.323. The Inphi Exchange Ratio does not include the $66.00 Per Share Cash Amount of the Delaware Merger Consideration.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus, including the information and other documents incorporated by reference into this joint proxy statement/prospectus, contains or incorporates by reference or may contain or may incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including without limitation statements regarding the benefits of the Mergers, the anticipated timing of the Mergers and the products and markets of Marvell and Inphi. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to future prospects, developments and business strategies. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are made based on expectations and beliefs concerning future events affecting Marvell and Inphi and are subject to uncertainties and factors relating to their respective operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements.

The forward-looking statements involve risks and uncertainties. The ability of either Marvell or Inphi to predict results or actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed under “Risk Factors” beginning on page 36 of this joint proxy statement/prospectus and those discussed in the filings of each of Marvell and Inphi that are incorporated herein by reference, including the following:

•	timing, receipt and terms and conditions of regulatory approvals required for the Mergers that could reduce the anticipated benefits of the Mergers or cause the parties to abandon the Mergers;

•	the possibility that Marvell shareholders and/or Inphi stockholders do not approve the Mergers;

•	failure to realize the anticipated benefits of the Mergers, including as a result of delay in completing the Mergers;

•	HoldCo’s inability to integrate the businesses of Marvell and Inphi;

•	unexpected costs or liabilities relating to the Mergers;

•	the ability of the parties to obtain or complete the financing or any refinancing related to the Mergers upon acceptable terms or at all;

•	potential litigation relating to the proposed transaction that could be instituted against Marvell, HoldCo or Inphi or their respective directors or officers;

•	the risk that disruptions caused by or relating to the proposed transaction will harm Marvell or Inphi’s business, including current plans and operations;

•	the ability of Marvell, Inphi or HoldCo to retain and hire key personnel;

•	the ability of HoldCo to protect its intellectual property;

•	risks related to HoldCo’s incurrence of indebtedness in connection with the Mergers;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Mergers;

•	risks relating to the market value of the HoldCo Shares to be issued in the Mergers;

•	risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction;

•

the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets;

•	legislative, regulatory and economic developments affecting Marvell’s, Inphi’s or HoldCo’s business;

•	general economic and market developments and conditions;

•	the evolving legal, regulatory and tax regimes under which Marvell, Inphi and HoldCo operate;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Mergers that could affect Marvell’s, Inphi’s or HoldCo’s financial performance;

•	restrictions during the pendency of the Mergers or thereafter that may impact Marvell’s, Inphi’s or HoldCo’s ability to pursue certain business opportunities or strategic transactions;

•

unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Marvell’s, Inphi’s or HoldCo’s response to any of the aforementioned factors;

•	the risk of downturns in the highly cyclical semiconductor industry; and

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results might differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference into this joint proxy statement/prospectus.

All subsequent written and oral forward-looking statements concerning the Mergers or other matters addressed in this joint proxy statement/prospectus and attributable to Marvell or Inphi or any person acting on behalf of either of them are expressly qualified in their entirety by the cautionary notes contained or referred to in this section. Except to the extent required by applicable law or regulation, Marvell and Inphi undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus. Neither Marvell nor Inphi gives any assurance that either Marvell or Inphi will achieve its expectations.

PARTIES TO THE MERGERS

Information About Marvell Technology Group Ltd.

Marvell is a leading supplier of infrastructure semiconductor solutions, spanning the data center core to network edge. Marvell is a fabless semiconductor supplier of high-performance standard and semi-custom products with core strengths in developing and scaling complex System-on-a-Chip architectures integrating analog, mixed-signal and digital signal processing functionality. Leveraging leading intellectual property and deep system-level expertise as well as highly innovative security firmware, Marvell’s solutions are empowering the data economy and enabling communications across 5G, cloud, automotive, industrial and artificial intelligence applications.

Marvell products address the data infrastructure market with four focus markets: automotive, carrier, data center and enterprise. Marvell’s compute, networking, security and storage technologies are essential and differentiating for these markets. In addition to selling standard product solutions, where the exact same product is sold to multiple customers, Marvell also offers customized solutions which are tailored to a specific customer’s requirements. Marvell’s current product offerings are primarily in two broad product categories: storage and networking. In storage, Marvell is a market leader in fibre channel products and data storage controller solutions primarily addressing data center, enterprise, and edge computing markets. Marvell’s networking products include custom Application Specific Integrated Circuits (“ASICs”), ethernet solutions and processors.

Marvell was incorporated in Bermuda in January 1995. Marvell’s registered and mailing address is Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda, and its telephone number there is (441) 296-6395. Marvell has subsidiaries and operations in many countries, including the U.S., China, India, Israel, Japan, Singapore, South Korea, Taiwan and Vietnam. Marvell’s fiscal year ends on the Saturday nearest January 31. As of February 1, 2020, Marvell had 5,633 employees, and had approximately 11,400 U.S. and foreign patents issued and approximately 1,200 U.S. and foreign patent applications pending on various aspects of Marvell’s technology.

Marvell Shares are listed on Nasdaq under the symbol “MRVL.”

Additional information about Marvell and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”

Information About Inphi Corporation

Inphi is a fabless provider of high-speed analog and mixed signal semiconductor solutions for the communications and cloud markets. Inphi’s analog and mixed signal semiconductor solutions provide high signal integrity at leading-edge data speeds while reducing system power consumption. Inphi’s semiconductor solutions are designed to address bandwidth bottlenecks in networks, maximize throughput and minimize latency in computing environments and enable the rollout of next generation communications and cloud infrastructures. Inphi’s solutions provide a vital high-speed interface between analog and mixed signals and digital information in high-performance systems such as telecommunications transport systems, enterprise networking equipment and data centers. Inphi provides 25G to 600G high-speed analog and mixed signal semiconductor solutions for the communications market.

In January 2020, Inphi completed the eSilicon Acquisition for approximately $215.0 million in cash, subject to certain adjustments including cash, debt and transaction expenses. A portion of the consideration has been placed in an escrow fund for up to 12 months (or up to 36 months in certain circumstances) following the closing of the eSilicon Acquisition for the satisfaction of certain indemnification obligations. Inphi acquired eSilicon to accelerate its roadmap in developing electro-optics solutions for cloud and telecommunications customers.

Inphi leverages its proprietary high-speed analog and mixed signal processing expertise and its deep understanding of system architectures to address data bottlenecks in current and emerging communications, enterprise network, computing and storage architectures. Inphi develops these solutions as a result of its competitive strengths, including its system-level simulation capabilities, analog design expertise, strong relationships with industry leaders, extensive broad process technology experience and high-speed package modeling and design expertise. Inphi uses its core technology and strength in high-speed analog design to enable its customers to deploy next generation communications systems that operate with high performance at high-speed. Inphi believes it is at the forefront of developing semiconductor solutions that deliver up to multi-Terabit speeds throughout the network infrastructure, including core, metro and the cloud.

Inphi has ongoing, informal collaborative discussions with industry and technology leaders in Tier-1 cloud providers, telecom operators, network system original equipment manufacturers (“OEMs”) and optical module and component vendors to design architectures and products that solve bandwidth bottlenecks in existing and next generation communications systems. Although Inphi generally does not have any formal collaboration agreements with these entities, Inphi often engages in informal discussions with these entities with respect to anticipated technological challenges, next generation customer requirements and industry conventions and standards. Inphi helps define industry conventions and standards within the markets it targets by collaborating with technology leaders, OEMs systems manufacturers and standards bodies. Inphi products are designed into systems sold by OEMs, including Tier-1 OEMs in the telecom and networking system markets worldwide. Inphi believes it is one of a limited number of suppliers to these OEMs for the type of products it sells, and in some cases Inphi may be the sole supplier for certain applications. Inphi sells both directly to these OEMs and to other intermediary systems or module manufacturers that, in turn, sell to these OEMs.

Inphi was incorporated in Delaware in November 2000 as TCom Communications, Inc. and changed its name to Inphi Corporation in February 2001. The address of Inphi’s principal executive offices is 110 Rio Robles, San Jose, California 95134, and its telephone number there is (408) 217-7300. Inphi’s fiscal year ends on December 31. As of December 31, 2019, Inphi had a total of 685 full-time equivalent employees, including 451 in research, product development and engineering, 61 in sales and marketing, 64 in general and administrative management and 109 in manufacturing engineering and operations, and had 893 issued and allowed patents and other patent applications pending in the United States. The 780 issued and allowed patents in the United States expire in the years beginning in 2020 through 2038. Many of Inphi’s issued patents and pending patent applications relate to high-speed circuit and package designs.

Inphi Shares are listed on Nasdaq under the symbol “IPHI.”

This joint proxy statement/prospectus incorporates important business and financial information about Inphi and its subsidiaries from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Where You Can Find More Information.”

Information About Marvell Technology, Inc.

HoldCo, a wholly owned subsidiary of Marvell, is a Delaware corporation that was formed on October 23, 2020 under the name “Maui HoldCo, Inc.” for the purpose of effecting the Mergers. On December 8, 2020, the name of HoldCo was changed from “Maui HoldCo, Inc.” to “Marvell Technology, Inc.” The address of HoldCo is 1000 N. West Street, Suite 1200, Wilmington, DE 19801, and its telephone number there is (302) 295-4840. Upon completion of the Mergers, Marvell and Inphi will each become subsidiaries of HoldCo and HoldCo common stock is expected to be listed on Nasdaq under the symbol “MRVL.”

Information About Maui Acquisition Company Ltd

Bermuda Merger Sub, a wholly owned subsidiary of HoldCo, is a Bermuda exempted company that was formed on October 26, 2020 for the purpose of effecting the Bermuda Merger. In the Bermuda Merger, Bermuda Merger Sub will be merged with and into Marvell, with Marvell continuing as a wholly owned subsidiary of HoldCo.

Information About Indigo Acquisition Corp.

Delaware Merger Sub, a wholly owned subsidiary of HoldCo, is a Delaware corporation that was formed on October 23, 2020 for the purpose of effecting the Delaware Merger. In the Delaware Merger, Delaware Merger Sub will be merged with and into Inphi, with Inphi continuing as a wholly owned subsidiary of HoldCo.

THE MARVELL SHAREHOLDER MEETING

Overview

This joint proxy statement/prospectus is being provided to Marvell shareholders as part of a solicitation of proxies by the Marvell Board for use at the Marvell Shareholder Meeting and at any adjournments or postponements thereof. This joint proxy statement/prospectus is first being furnished to Marvell shareholders on or about                     , 2021.

Date, Time and Place of the Marvell Shareholder Meeting

The Marvell Shareholder Meeting will be held at                  Pacific Time on                     , 2021, unless adjourned or postponed to a later date or time.

Due to the public health concerns regarding the COVID-19 pandemic, the Marvell Shareholder Meeting will be held virtually via live audio-only webcast at                 . Marvell shareholders will not be able to attend the meeting in person. Marvell shareholders will be able to vote their Marvell Shares electronically by Internet and submit questions online during the meeting by logging in to the website specified above using the 16-digit control number included on your proxy card, as described in further detail below.

Purposes of the Marvell Shareholder Meeting

At the Marvell Shareholder Meeting, Marvell shareholders will be asked:

•

Proposal 1—Marvell Bye-Law Amendment Proposal. To consider and vote on a proposal to approve an amendment to the Marvell Bye-Laws to reduce the shareholder vote required to approve a merger with any other company (including the Bermuda Merger) from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders, the statutory default under Bermuda law, to a simple majority of the votes cast at a general meeting of the shareholders (in each case, provided a quorum is present);

•	Proposal 2—Marvell Merger Proposal. To consider and vote on a proposal to approve the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger; and

•

Proposal 3—Marvell Adjournment Proposal. To consider and vote on a proposal to adjourn the Marvell Shareholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Marvell Shareholder Meeting to approve the Marvell Bye-Law Amendment Proposal or the Marvell Merger Proposal.

Copies of the Marvell Bye-Law Amendment, the Merger Agreement and the Statutory Merger Agreement are attached to this joint proxy statement/prospectus as Annexes A, and B and C, respectively. Marvell shareholders are encouraged to read the Marvell Bye-Law Amendment, the Merger Agreement and the Statutory Merger Agreement in their entirety.

Completion of the Mergers is conditioned on, among other things, the approval of the Marvell Merger Proposal, but is not conditioned on the approval of the Marvell Bye-Law Amendment Proposal or the Marvell Adjournment Proposal.

THE MATTERS TO BE CONSIDERED AT THE MARVELL SHAREHOLDER MEETING ARE OF GREAT IMPORTANCE TO MARVELL SHAREHOLDERS. ACCORDINGLY, MARVELL SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD(S) IN THE ENCLOSED, PRE-ADDRESSED, POSTAGE-PAID ENVELOPE.

The Marvell Board unanimously recommends that Marvell shareholders vote “FOR” the approval of the Marvell Bye-Law Amendment Proposal; “FOR” the approval of the Marvell Merger Proposal; and “FOR” the Marvell Adjournment Proposal.

Record Date; Issued Shares; Shares Entitled to Vote

The Marvell Record Date for the Marvell Shareholder Meeting is                     , 2021. This means that you must be a shareholder of record of Marvell Shares at the close of business on                     , 2021 in order to vote at the Marvell Shareholder Meeting. You are entitled to one vote for each Marvell Share you own. At the close of business on the Marvell Record Date, there were             Marvell Shares issued and entitled to vote, held by approximately             holders of record.

Quorum and Vote Required

A quorum of Marvell shareholders is required to transact business at the Marvell Shareholder Meeting. A quorum for the Marvell Shareholder Meeting is the presence of at least two holders representing virtually or by proxy in excess of 50% of the total issued voting shares of Marvell throughout the Marvell Shareholder Meeting. Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum. Marvell’s transfer agent, American Stock Transfer & Trust Company, LLC will act as inspector of elections at the Marvell Shareholder Meeting and will ascertain whether a quorum is present, tabulate the votes and determine the voting results on all matters presented to the Marvell shareholders at the Marvell Shareholder Meeting. If a quorum is not present, the Marvell Shareholder Meeting will stand adjourned for one week or otherwise as may be determined by the Marvell Board in accordance with the Marvell Bye-Laws in order to permit the further solicitation of proxies or votes. At any subsequent reconvening of the Marvell Shareholder Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Marvell Shareholder Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the Marvell Shareholder Meeting. If a new record date for the Marvell shareholders entitled to vote is not fixed for the adjourned meeting at the time of such adjournment, the Marvell Board must provide a fresh notice to each Marvell shareholder of record entitled to vote at the adjourned meeting, including the new record date and the date and time for the resumption of the adjourned meeting.

For shares held in “street name,” your bank, broker or other nominee will not be permitted to vote at the Marvell Shareholder Meeting without specific instructions as to how to vote from you as the beneficial owner of Marvell Shares. Broker non-votes will be entirely excluded from the vote and, under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, will have no effect on the vote on the Marvell Bye-Law Amendment Proposal, the Marvell Merger Proposal or the Marvell Adjournment Proposal.

•

Required vote to approve the Marvell Bye-Law Amendment Proposal. Approval of the Marvell Bye-Law Amendment Proposal requires the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present), which, under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, excludes abstentions and broker non-votes, if any, which will have no effect on the outcome of the vote on the Marvell Bye-Law Amendment Proposal. An abstention occurs when a Marvell shareholder attends the Marvell Shareholder Meeting virtually or is represented at the Marvell Shareholder Meeting by proxy and abstains from voting. Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, shares not in attendance and not represented by proxy at the Marvell Shareholder Meeting will have no effect on the vote on the Marvell Bye-Law Amendment, provided that a quorum is present.

•	Required vote to approve the Marvell Merger Proposal.

•	If the Marvell Bye-Law Amendment Proposal is Approved. If the Marvell Bye-Law Amendment Proposal is approved, the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present), which, under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, excludes abstentions and broker non-votes, if any, which will have no effect on the outcome of the vote on the Marvell Merger Proposal. An abstention occurs when a Marvell shareholder attends the Marvell Shareholder Meeting virtually or is represented at the Marvell Shareholder Meeting by proxy and abstains from voting. Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, shares not in attendance and not represented by proxy at the Marvell Shareholder Meeting will have no effect on the vote on the Marvell Merger Proposal, provided that a quorum is present.

•

If the Marvell Bye-Law Amendment Proposal is Not Approved. If the Marvell Bye-Law Amendment Proposal is not approved, approval of the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of 75% of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present), the statutory default under Bermuda law. Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on the Marvell Merger Proposal. An abstention occurs when a Marvell shareholder attends the Marvell Shareholder Meeting virtually or is represented at the Marvell Shareholder Meeting by proxy and abstains from voting. Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, shares not in attendance and not represented by proxy at the Marvell Shareholder Meeting will have no effect on the vote on the Marvell Merger Proposal, provided that a quorum is present.

•

Required vote to approve the Marvell Adjournment Proposal. Approval of the Marvell Adjournment Proposal requires the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present). Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on the Marvell Adjournment Proposal. Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, shares not in attendance and not represented by proxy at the Marvell Shareholder Meeting will have no effect on the Marvell Adjournment Proposal (provided a quorum is present).

Share Ownership and Voting by Marvell’s Directors and Executive Officers

At the close of business on the Marvell Record Date, Marvell’s directors and executive officers and their affiliates had the right to vote approximately                  Marvell Shares at the Marvell Shareholder Meeting, collectively representing approximately                 % of the Marvell Shares issued and entitled to vote on that date. We currently expect that Marvell’s directors and executive officers will vote their shares “FOR” the approval of the Marvell Bye-Law Amendment Proposal, “FOR” the approval of the Marvell Merger Proposal and “FOR” the Marvell Adjournment Proposal.

How to Vote

You may vote your Marvell Shares virtually at the Marvell Shareholder Meeting or by submitting a proxy (including proxies submitted by telephone or via the Internet). Marvell recommends that you submit your proxy even if you plan to attend the Marvell Shareholder Meeting. If you submit your proxy, you may change your vote if you attend and vote at the Marvell Shareholder Meeting. However, mere attendance at the Marvell Shareholder Meeting will not automatically revoke your previously submitted proxy.

Owners of record (that is, shareholders of record who hold Marvell Shares in such shareholders’ own name, as opposed to through a bank, broker or other nominee) at the close of business on the Marvell Record Date may vote virtually at the Marvell Shareholder Meeting or by proxy. This means that you may use the enclosed proxy card(s) to instruct the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card(s) or submit your voting instructions by telephone or via the Internet, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the Marvell Shareholder Meeting for which proxies have been properly submitted (whether by mail, telephone or via the Internet) and not revoked. Owners of record have three ways to vote by proxy:

•

Internet. You can submit your proxy via the Internet at the Internet address shown on your proxy card(s). You will be prompted to enter your 16-digit control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote. If you submit your proxy via the Internet, do not return your proxy card(s).

•

Telephone. You can submit your proxy by telephone by calling the toll-free number on your proxy card(s). You will be prompted to enter your 16-digit control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote. If you submit your proxy by telephone, do not return your proxy card(s).

•	Mail. You can submit your proxy by mail by simply signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this joint proxy statement/prospectus.

If you sign and return your proxy card(s) but do not mark your card(s) to instruct the proxies how to vote your shares on each proposal, your shares will be voted as recommended by the Marvell Board.

The deadline for voting electronically through the Internet or by telephone is 11:59 p.m. Eastern time on                     , 2021.

Access and Login Instructions for the Virtual Marvell Shareholder Meeting

To be admitted to the Marvell Shareholder Meeting, go to                  and enter the 16-digit control number on your voting instruction card or proxy card. Online access to the Marvell Shareholder Meeting will open at             Pacific Time to allow time for you to log-in prior to the start of the live audio webcast of the Marvell Shareholder Meeting at             Pacific Time.

The virtual meeting platform is widely supported across most browsers and devices running the most updated version of applicable software and plugins. Participants, however, should ensure that they allow sufficient time prior to the start of the meeting to log-in and confirm they can hear streaming audio prior to the start of the meeting. If any log-in difficulties are encountered, please call the technical support number on the log-in page.

Shares Held in “Street Name”

Marvell shareholders who hold Marvell Shares in a stock brokerage account or through a bank, broker or other nominee (“street name” shareholders) and who wish to vote at the Marvell Shareholder Meeting should be provided a voting instruction form by the institution that holds such shareholders’ shares. If this has not occurred, the Marvell shareholder should contact the institution that holds such shareholder’s Marvell Shares.

A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct such shareholders’ vote by telephone or via the Internet. If your Marvell Shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or via the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate shareholders’ identities, to allow shareholders to give such shareholders’ proxy voting instructions and to confirm that those instructions have been properly recorded. Generally, votes directed by telephone or via the Internet through such a program must be received by 11:59 p.m. Eastern time on                     , 2021. However,

please follow the instructions included on the voting instruction form. Directing the voting of your shares will not affect your right to vote virtually if you decide to attend the Marvell Shareholder Meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in “street name” at the Marvell Shareholder Meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or via the Internet with respect to your shares.

With respect to the approval of the Marvell Bye-Law Amendment Proposal, the Marvell Merger Proposal and the Marvell Adjournment Proposal, for shares held in “street name,” if you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will not be authorized to vote, and will not vote your shares. Under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, this will have no effect on the outcome of the vote on the approval of the Marvell Bye-Law Amendment Proposal, the Marvell Merger Proposal and the Marvell Adjournment Proposal.

If you abstain from voting with respect to the approval of the Marvell Bye-Law Amendment Proposal, the Marvell Merger Proposal and the Marvell Adjournment Proposal, your abstention will be entirely excluded from the vote and, under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, will have no effect on the outcome of the vote on the approval of the Marvell Bye-Law Amendment Proposal, the Marvell Merger Proposal and the Marvell Adjournment Proposal.

If you do not vote your shares, either virtually at the Marvell Shareholder Meeting or by proxy, under legal principles understood by Marvell’s Bermuda counsel to be applicable in Bermuda, your failure to vote will have no effect on the outcome of the vote on the approval of the Marvell Bye-Law Amendment Proposal, the Marvell Merger Proposal and the Marvell Adjournment Proposal.

Revoking Your Proxy

If you are the owner of record of Marvell Shares at the close of business on the Marvell Record Date, you may change or revoke your proxy at any time before it is voted at the Marvell Shareholder Meeting by:

•

sending a written notice to Marvell’s registered office at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda, Attn: Assistant Secretary, bearing a date later than the date of the proxy that is received prior to the Marvell Shareholder Meeting and stating that you revoke your proxy;

•	signing, dating and delivering a new valid proxy card(s) bearing a later date that is received prior to the Marvell Shareholder Meeting;

•	submitting your voting instructions again by telephone or via the Internet by 11:59 p.m. Eastern time on , 2021; or

•	attending the Marvell Shareholder Meeting and voting virtually, although attendance at the Marvell Shareholder Meeting will not, by itself, revoke a proxy.

If you are a “street name” shareholder and submitted voting instructions to your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee on how to change your vote.

Tabulation of the Votes

Each Marvell Share held by a shareholder at the close of business on the Marvell Record Date will be entitled to one vote. All votes will be tabulated by American Stock Transfer Trust & Company, LLC, which will act as the inspector of elections at the Marvell Shareholder Meeting. It will ascertain whether a quorum is present, tabulate the votes and determine the voting results on all matters presented to the Marvell shareholders at the Marvell Shareholder Meeting. Voting at the meeting will be taken on a poll in accordance with the Marvell Bye-Laws.

Other Voting Matters

Electronic Access to Proxy Materials

This joint proxy statement/prospectus is available on Marvell’s Internet site at http://investor.marvell.com.

Individuals with Disabilities

Marvell can provide you with reasonable assistance to help you to participate in the Marvell Shareholder Meeting if you tell Marvell about your disability and how you plan to attend. Please write to 5488 Marvell Lane, Santa Clara, California 95054 Attention: Investor Relations, or call Marvell’s Investor Relations department at (408) 222-0777, at least two weeks before the Marvell Shareholder Meeting.

Proxy Solicitations

Marvell is soliciting proxies for the Marvell Shareholder Meeting from Marvell shareholders. These proxies are being solicited on behalf of the Marvell Board. Marvell will pay the cost of distributing this joint proxy statement/prospectus and related materials. In addition to this mailing, Marvell’s directors, officers and other staff members (who will not receive any additional compensation for their services) may solicit proxies personally, and by telephone, facsimile, courier service, mail, email, press release or advertisement (including on television, on radio, in newspapers or in other publications of general distribution) or via the Internet. The extent to which this will be necessary depends upon how promptly proxies are returned. Marvell urges you to send in your proxy without delay.

Okapi Partners LLC (“Okapi”) has been engaged to aid in the distribution and solicitation of proxies. Marvell will pay Okapi a fee of approximately $150,000 for these services, plus a reasonable amount to cover expenses. Marvell has agreed to indemnify Okapi against certain liabilities arising out of or in connection with this engagement. Marvell and its proxy solicitors will also request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of Marvell Shares and will, if requested, reimburse such owners for such owners’ reasonable out-of-pocket expenses in doing so.

Assistance

If you need assistance in completing your proxy card or you have questions regarding the Marvell Shareholder Meeting, you should contact the following:

Investor Relations

Marvell Technology Group Ltd.

c/o Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

(408) 222-0777

ir@marvell.com

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and brokers call: +1-212-297-0720

Shareholders and all others call toll-free:

(877) 869-0171

Email: info@okapipartners.com

BERMUDA APPRAISAL RIGHTS

Under Bermuda law, in the event of a merger of a Bermuda company with another Bermuda company or foreign corporation, any dissenting shareholder of the Bermuda company is entitled to receive fair value for such shareholder’s shares. For purposes of Section 106(2)(b)(i) of the Bermuda Companies Act, the Marvell Board considers the fair value for each Marvell Share to be equal to the value of one HoldCo Share.

Any Marvell shareholder who does not vote in favor of the Bermuda Merger, is not satisfied that such holder has been offered fair value for such holder’s Marvell Shares and validly submits an application for appraisal may have the fair value of such holder’s Marvell Shares appraised by the Bermuda Court under Section 106 of the Bermuda Companies Act. Persons owning beneficial interests in Marvell Shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any Marvell shareholder intending to exercise appraisal rights must file an application for appraisal of the fair value of such holder’s Marvell Shares with the Bermuda Court within ONE MONTH after the giving of the notice convening the Marvell Shareholder Meeting. The notice delivered with this joint proxy statement/prospectus constitutes this notice. There are no statutory rules and only limited decisions of the Bermuda Court prescribing in detail the operation of the provisions of the Bermuda Companies Act governing appraisal rights that are set forth in Section 106 of the Bermuda Companies Act or the process of appraisal by the Bermuda Court. The Bermuda Court retains considerable discretion as to the precise methodology that it would adopt when determining the fair value of shares in an appraisal application under the Bermuda Companies Act.

If a Marvell shareholder votes in favor of the Marvell Merger Proposal, such shareholder will have no right to apply to the Bermuda Court to appraise the fair value of such holder’s Marvell Shares. If a Marvell shareholder votes against the Marvell Merger Proposal, such shareholder will have the right to apply to the Bermuda Court to appraise the fair value of such holder’s Marvell Shares. Bermuda law is not clear with respect to the rights afforded to a Marvell shareholder whose common shares are not voted with respect to the Marvell Merger Proposal and there are no decisions of the Bermuda Court prescribing the operation of Section 106 in such context.

Voting against the Marvell Merger Proposal, or not voting, will not in itself satisfy the requirements for notice and exercise of a dissenting shareholder’s right to apply for appraisal of the fair value of such holder’s Marvell Shares.

ANY MARVELL SHAREHOLDER WHO VOTES “FOR” THE BERMUDA MERGER PROPOSAL WILL HAVE NO RIGHT TO APPLY TO THE BERMUDA COURT TO APPRAISE THE FAIR VALUE OF SUCH HOLDER’S MARVELL SHARES.

Pursuant to the Bermuda Companies Act, the value of Marvell Shares held by a dissenting shareholder who has properly exercised appraisal rights may be appraised by the Bermuda Court prior to the completion of the Bermuda Merger. However, based on the average length of appraisal proceedings previously undertaken by the Bermuda Court, it is unlikely that the Bermuda Court will complete any appraisal with respect to Marvell Shares held by a dissenting shareholder prior to the completion of the Bermuda Merger.

In any case where the value of Marvell Shares held by a dissenting shareholder who has properly exercised appraisal rights is appraised by the Bermuda Court after the completion of the Bermuda Merger to be greater than the value of the Bermuda Merger Consideration, HoldCo will be required to pay such holder an amount in cash equal to the difference between the value of the Bermuda Merger Consideration received by such holder and the fair value appraised by the Bermuda Court. This amount must be paid within one month after the Bermuda Court’s determination.

In the past, the Bermuda Court has taken up to two years to complete an appraisal proceeding following a dissenting shareholder’s application for appraisal and the Bermuda Court may take as much or more time to make an appraisal determination in the future.

If the Bermuda Court determines that the value of the Marvell Shares held by a dissenting shareholder is less than the amount paid as the Bermuda Merger Consideration, the dissenting shareholder will receive the Bermuda Merger Consideration, but no additional payment will be made.

A Marvell shareholder that has exercised appraisal rights has no right of appeal from an appraisal made by the Bermuda Court. The responsibility for apportioning the costs of any application to the Bermuda Court under Section 106 of the Bermuda Companies Act will be in the discretion of the Bermuda Court.

The relevant portion of Section 106 of the Bermuda Companies Act in relation to appraisal rights is attached as Annex I to this joint proxy statement/prospectus.

MARVELL SHAREHOLDERS WHO HOLD THEIR MARVELL SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE MARVELL SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A Marvell shareholder who elects to exercise appraisal rights under Section 106 of the Bermuda Companies Act should mail or deliver a written demand to:

Marvell Technology Group Ltd.

c/o Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

Attention: Investor Relations

(408) 222-0777

ir@marvell.com

PROPOSAL 1—THE MARVELL BYE-LAW AMENDMENT PROPOSAL

Under the Bermuda Companies Act, a merger transaction requires approval by 75% of the votes cast at a meeting of the shareholders (provided a quorum is present) of a Bermuda company that is party to the merger, unless such company’s bye-laws provide otherwise. The Marvell Bye-Laws are silent with respect to the shareholder vote required to approve a merger to which Marvell is a party. The Marvell shareholders are being asked to approve the Marvell Bye-Law Amendment, which would reduce the shareholder vote required to approve a merger with any other company (including the Bermuda Merger) from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders (provided a quorum is present) to a simple majority of the votes cast at a general meeting of the shareholders (provided a quorum is present). Approval of the Marvell Bye-Law Amendment Proposal is not a condition to completion of the Mergers, but will have the effect of lowering the approval threshold for the Marvell Merger Proposal.

If the necessary vote of shareholders is obtained in connection with this proposal, the Marvell Bye-Laws will be immediately amended as set forth in Annex A attached hereto, which we have repeated below:

•	to delete existing Bye-Law 1.1(e) “Business Combination” under the heading “INTERPRETATION” in its entirety; and

•	to delete existing Bye-Law 79 under the heading “BUSINESS COMBINATIONS” in its entirety and insert new Bye-Law 79 as follows:

AMALGAMATION AND MERGER

79.    Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 40 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 48.

The Marvell Board unanimously (i) determined that the Marvell Bye-Law Amendment is fair to, and in the best interests of, Marvell and its shareholders, (ii) approved the Marvell Bye-Law Amendment, and (iii) resolved that the Marvell Bye-Law Amendment Proposal be submitted to Marvell shareholders for such shareholders’ consideration at the Marvell Shareholder Meeting.

Approval of the Marvell Bye-Law Amendment Proposal requires the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present).

The Marvell Board unanimously recommends that Marvell shareholders vote “FOR” the Marvell Bye-Law Amendment Proposal.

PROPOSAL 2—THE MARVELL MERGER PROPOSAL

The Marvell shareholders are being asked to approve the Marvell Merger Proposal, including approval of the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger. Approval of the Marvell Merger Proposal is a condition to the completion of the Mergers.

The Marvell Board unanimously (i) determined that the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger are fair to, and in the best interests of, Marvell and its shareholders, (ii) approved the Merger Agreement, the Statutory Merger Agreement, the Bermuda Merger and the other transactions contemplated by the Merger Agreement, and (iii) resolved that the Marvell Merger Proposal be submitted to Marvell shareholders for such shareholders’ consideration at the Marvell Shareholder Meeting.

If the Marvell Bye-Law Amendment is approved, the approval of the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present).

If the Marvell Bye-Law Amendment is not approved, the approval of the Marvell Merger Proposal will require the affirmative vote (virtually or by proxy) of 75% of the votes cast, by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present), the statutory default under Bermuda law.

The Marvell Board unanimously recommends that Marvell shareholders vote “FOR” the Marvell Merger Proposal.

PROPOSAL 3—THE MARVELL ADJOURNMENT PROPOSAL

The Marvell shareholders may be asked to vote on the Marvell Adjournment Proposal, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Marvell Shareholder Meeting to approve the Marvell Bye-Law Amendment or the Marvell Merger Proposal. Any determination of whether it is necessary to adjourn the Marvell Shareholder Meeting (or any adjournment or postponement thereof) to solicit additional proxies will be made solely by Marvell consistent with the terms of the Merger Agreement or with the consent of Inphi.

The Marvell Board unanimously resolved that the Marvell Adjournment Proposal be submitted to Marvell shareholders for such shareholders’ consideration at the Marvell Shareholder Meeting.

Please note that pursuant to Bye-Law 41 of the Marvell Bye-Laws, the chairman of a general meeting may, with the consent of the shareholders at any general meeting, provided a quorum is present (and shall if so directed by the shareholders), adjourn the meeting. In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him or her that:

•	it is likely to be impracticable to hold or continue that meeting because of the number of shareholders wishing to attend who are not present;

•	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

•	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Unless the meeting is adjourned to a specific date and time, new notice of the date, time and place for the resumption of the adjourned meeting must be given to each shareholder in accordance with the Marvell Bye-Laws. If a quorum is not present at the Marvell Shareholder Meeting within half an hour from the time appointed for the meeting, Bye-Law 40 of the Marvell Bye-Laws requires that the meeting be adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Marvell Board may determine.

Approval of the Marvell Adjournment Proposal requires the affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of Marvell Shares represented at the Marvell Shareholder Meeting (provided a quorum is present).

The Marvell Board unanimously recommends that Marvell shareholders vote “FOR” the Marvell Adjournment Proposal.

THE INPHI STOCKHOLDER MEETING

Inphi is providing this joint proxy statement/prospectus to its stockholders in connection with the solicitation of proxies to be voted at the Inphi Stockholder Meeting (or any adjournment or postponement of the Inphi Stockholder Meeting) that Inphi has called to consider and vote on the approval of the Inphi Merger Proposal, the approval of the Inphi Adjournment Proposal and the approval of the Inphi Compensation Proposal.

Date, Time and Location

Together with this joint proxy statement/prospectus, Inphi is also sending Inphi stockholders a notice of the Inphi Stockholder Meeting and a form of proxy card that is solicited by the Inphi Board for use at the Inphi Stockholder Meeting to be held on                     , 2021 at                 , Pacific Time, at Inphi’s headquarters, located at 110 Rio Robles, San Jose, California 95134, and any adjournments or postponements of the Inphi Stockholder Meeting. Inphi intends to hold the Inphi Stockholder Meeting in person. However, Inphi is actively monitoring the COVID-19 pandemic and is sensitive to the public health and travel concerns Inphi stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Inphi Stockholder Meeting in person, Inphi will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If Inphi takes this step, Inphi will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on Inphi’s website at http://inphi.com and filed with the SEC as supplemental proxy material.

Only stockholders or such stockholders’ proxy holders may attend the Inphi Stockholder Meeting. If you hold Inphi Shares in your name at the close of business on the Inphi Record Date (                     , 2021) and plan to attend the Inphi Stockholder Meeting, please be prepared to provide valid government-issued photo identification (e.g., a driver’s license or a passport) to be admitted.

If you are a beneficial owner of Inphi Shares held in “street name” by a broker, bank or other nominee holder of record at the close of business on the Inphi Record Date (                     , 2021), in addition to proper identification, you will also need proof of beneficial ownership at the close of business on the Inphi Record Date to be admitted to the Inphi Stockholder Meeting. A brokerage statement or letter from a bank or broker are examples of proof of beneficial ownership. If you want to vote your Inphi Shares held in “street name” in person at the Inphi Stockholder Meeting, you will have to obtain a written legal proxy in your name from the broker, bank or other nominee holder of record who holds your shares.

Purpose

At the Inphi Stockholder Meeting, Inphi stockholders will be asked:

•	Proposal 1—Inphi Merger Proposal. To consider and vote on a proposal to adopt the Merger Agreement;

•

Proposal 2—Inphi Adjournment Proposal. To consider and vote on a proposal to adjourn the Inphi Stockholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Inphi Stockholder Meeting to approve the Inphi Merger Proposal; and

•

Proposal 3—Inphi Compensation Proposal. To consider and vote on a proposal to approve a non-binding, advisory resolution on the compensation that may become payable to Inphi’s named executive officers in connection with the completion of the Mergers.

Inphi has not received notice of any other proposals to be presented at the Inphi Stockholder Meeting.

Recommendations of the Inphi Board of Directors

On October 28, 2020, the Inphi Board unanimously (i) determined that the Merger Agreement and the Delaware Merger are advisable and fair to and in the best interests of Inphi and its stockholders, (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Delaware Merger, in accordance with the DGCL, and (iii) recommended that Inphi stockholders vote to adopt the Merger Agreement at the Inphi Stockholder Meeting. The Inphi Board unanimously recommends that Inphi stockholders vote “FOR” the approval of the Inphi Merger Proposal, “FOR” the approval of the Inphi Adjournment Proposal, and “FOR” the approval of the Inphi Compensation Proposal.

Inphi Record Date; Outstanding Shares; Stockholders Entitled to Vote

The Inphi Record Date for the Inphi Stockholder Meeting is                      , 2021. This means that Inphi stockholders must be a stockholder of record of Inphi Shares at the close of business on                     , 2021 in order to vote at the Inphi Stockholder Meeting or any adjournment or postponement thereof. Inphi stockholders are entitled to one vote for each Inphi Share owned. At the close of business on the Inphi Record Date, there were             Inphi Shares issued and entitled to vote, held by approximately             holders of record.

Quorum

A quorum of stockholders at the Inphi Stockholder Meeting is required for Inphi stockholders to approve the Inphi Merger Proposal or approve the Inphi Compensation Proposal. A quorum for the Inphi Stockholder Meeting is the presence at the meeting of a majority of the voting power of the Inphi Shares entitled to vote at the close of business on the Inphi Record Date, present in person or by proxy. Abstentions (i.e., Inphi Shares that are represented in person at the Inphi Stockholder Meeting or for which proxies have been received but, in each case, for which the holders have abstained from voting), if any, will be included in the calculation of the number of Inphi Shares represented at the Inphi Stockholder Meeting for purposes of determining whether a quorum is present. Broker non-votes, if any, will not be included in the calculation of the number of Inphi Shares represented at the Inphi Stockholder Meeting for purposes of determining whether a quorum is present. There must be a quorum for business to be conducted at the Inphi Stockholder Meeting. Failure of a quorum to be present at the Inphi Stockholder Meeting will necessitate an adjournment or postponement thereof and will subject Inphi to additional expense.

Required Vote

Pursuant to the DGCL, to approve the Inphi Merger Proposal, the affirmative vote of holders of a majority of the Inphi Shares outstanding and entitled to vote at the close of business on the Inphi Record Date in person or represented by proxy at the Inphi Stockholder Meeting (provided a quorum is present) is required. Accordingly, an Inphi stockholder’s abstention from voting, the failure of an Inphi stockholder who holds such stockholder’s shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or an Inphi stockholder’s other failure to vote will have the same effect as a vote “AGAINST” the approval of the Inphi Merger Proposal.

To approve the Inphi Adjournment Proposal, the affirmative vote of a majority of the Inphi stockholders present or represented by proxy at the Inphi Stockholder Meeting and entitled to vote (regardless of whether a quorum is present) is required. Accordingly, an Inphi stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the vote to adjourn the Inphi Stockholder Meeting, but the failure of an Inphi stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other holder of record or an Inphi stockholder’s other failure to vote will have no effect on the outcome of any vote to adjourn the Inphi Stockholder Meeting.

To approve the Inphi Compensation Proposal, the affirmative vote of the holders of a majority of the voting power of the Inphi Shares present in person or represented by proxy at the Inphi Stockholder Meeting (provided a quorum is present) is required. Accordingly, an Inphi stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the vote to adjourn the Inphi Stockholder Meeting, but the failure of an Inphi stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other holder of record or an Inphi stockholder’s other failure to vote will have no effect on the outcome of any vote to approve the Inphi Compensation Proposal.

Stock Ownership of and Voting by Inphi Directors and Executive Officers

At the close of business on                      , 2021, the most recent practicable date for which such information was available, Inphi’s directors and executive officers and their affiliates beneficially owned and had the right to vote in the aggregate                     Inphi Shares, which represent                 % of the Inphi Shares entitled to vote as of that date.

Voting of Shares

•

Internet. If you hold Inphi Shares directly in your name as a stockholder of record, you may submit a proxy to vote via the Internet by following the instructions provided on the proxy card or voting instruction card you receive. In order to submit a proxy to vote via the Internet, you will need the control number on your proxy card (which is unique to each Inphi stockholder to ensure all voting instructions are genuine and to prevent duplicate voting). Proxies may be submitted via the Internet 24 hours a day, seven days a week, and must be received by 11:59 p.m. Eastern time on                     , 2021. If you hold Inphi Shares in “street name” through a broker, bank or other nominee holder of record, you may provide voting instructions via the Internet only if Internet voting is made available by your broker, bank or other nominee holder of record. Please follow the voting instructions provided by your broker, bank or other nominee holder of record with these materials.

•

Mail. If you hold Inphi Shares directly in your name as a stockholder of record, you may submit a proxy card to vote by mail by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope or as instructed on the voting instructed card. Your proxy card must be received no later than the close of business on                     , 2021. If you hold Inphi Shares in “street name” through a broker, bank or other nominee holder of record, in order to provide voting instructions by mail, you will need to complete, sign and date the voting instruction form provided by your broker, bank or other nominee holder of record and return it in the postage-paid return envelope provided. Your broker, bank or other nominee holder of record must receive your voting instruction form in sufficient time to vote your shares.

•

In Person. If you hold Inphi Shares directly in your name as a stockholder of record, you may vote in person at the Inphi Stockholder Meeting. Stockholders of record also may be represented by another person at the Inphi Stockholder Meeting by executing a proper proxy designating that person. When a stockholder of record submits a proxy via the Internet, his or her proxy is recorded immediately. You are encouraged to register your proxy via the Internet whenever possible. If you submit a proxy via the Internet, please do not return your proxy card by mail. If you attend the meeting, you may also vote in person. Any proxies that you previously submitted—whether via the Internet or by mail—will be superseded by any vote that you cast at the Inphi Stockholder Meeting.

If you hold Inphi Shares in “street name” through a broker, bank or other nominee holder of record, you must obtain a written legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote in person at the Inphi Stockholder Meeting. To request a legal proxy, please contact your broker, bank or other nominee holder of record.

If your shares are held in an account at a broker, bank or other nominee holder of record (i.e., in “street name”), you must instruct the broker, bank or other nominee holder of record on how to vote your shares. Your broker, bank or other nominee holder of record will vote your shares only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker, bank or other nominee holder of record with this joint proxy statement/prospectus. Brokers, banks and other nominee holders of record who hold Inphi Shares in “street name” typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions on how to vote from the beneficial owner. However, brokers, banks and other nominee holders of record typically are not allowed to exercise their voting discretion on matters that are “non-routine” without specific instructions on how to vote from the beneficial owner. None of the proposals being presented at the Inphi Stockholder Meeting are considered a routine matter. Therefore, your bank, broker or other nominee will not be permitted to vote at the Inphi Stockholder Meeting without instruction from you as the beneficial owner of Inphi Shares. A beneficial owner’s failure to instruct the broker, bank or other nominee holder of record how to vote shares held in “street name” will have the same effect as a vote “AGAINST” the approval of the Inphi Merger Proposal. A beneficial owner’s failure to instruct the broker, bank or other nominee holder of record how to vote shares held in “street name” will have no effect on the Inphi Adjournment Proposal or the Inphi Compensation Proposal.

All shares represented by each properly completed and valid proxy received before or at the Inphi Stockholder Meeting will be voted in accordance with the instructions given in the proxy. If an Inphi stockholder signs a proxy card and returns it without giving instructions for the voting on any proposal, the Inphi Shares represented by that proxy card will be voted “FOR” the approval of the Inphi Merger Proposal, “FOR” the approval of the Inphi Adjournment Proposal and “FOR” the approval of the Inphi Compensation Proposal. Inphi stockholders should NOT send Inphi Stock Certificates with such stockholders’ proxy cards.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the Inphi Stockholder Meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Inphi Stockholder Meeting. If your shares are held in the name of a bank, broker or other nominee holder of record, please follow the instructions on the voting instruction form furnished to you by such record holder.

Revocability of Proxies; Changing Your Vote

You may revoke your proxy or change your vote at any time before the closing of the polls at the Inphi Stockholder Meeting. If you are a stockholder of record at the close of business on the Inphi Record Date (                     , 2021), you can revoke your proxy or change your vote by:

•	submitting a written notice of revocation to Inphi’s Secretary at 110 Rio Robles, San Jose, California 95134 that is received prior to the Inphi Stockholder Meeting;

•	submitting another properly executed proxy of a later date that is received prior to the Inphi Stockholder Meeting; or

•

attending the Inphi Stockholder Meeting (or, if the Inphi Stockholder Meeting is adjourned or postponed, attending the adjourned or postponed meeting) and voting such shares during the Inphi Stockholder Meeting as described above, which automatically will cancel any proxy previously given, but your attendance at the Inphi Stockholder Meeting alone will not revoke any proxy previously given.

If you hold your shares in “street name” through a broker, bank or other nominee holder of record, you must contact your broker, bank or other nominee holder of record to change your vote or obtain a written legal proxy to vote your shares if you wish to cast your vote in person at the Inphi Stockholder Meeting.

Solicitation of Proxies; Expenses of Solicitation

This joint proxy statement/prospectus is being provided to holders of Inphi Shares in connection with the solicitation of proxies by the Inphi Board to be voted at the Inphi Stockholder Meeting and at any adjournments or postponements of the Inphi Stockholder Meeting. Inphi will bear all costs and expenses in connection with the solicitation of proxies, including the costs of printing and mailing this joint proxy statement/prospectus for the Inphi Stockholder Meeting. Inphi has engaged Mackenzie Partners, Inc. to assist in the solicitation of proxies for the Inphi Stockholder Meeting and will pay Mackenzie Partners, Inc. a fee of approximately $             , plus reimbursement of reasonable out-of-pocket expenses.

In addition to solicitation by mail, directors, officers and employees of Inphi or its subsidiaries may solicit proxies from stockholders by telephone, telegram, e-mail, personal interview or other means. Inphi currently expects not to incur any costs beyond those customarily expended for a solicitation of proxies in connection with the approval of the Inphi Merger Proposal. Directors, officers and employees of Inphi will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with the solicitation. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees have been requested to forward proxy solicitation materials to their customers, and such nominees will be reimbursed for their reasonable out-of-pocket expenses.

Householding

The SEC has adopted a rule concerning the delivery of proxy materials. It permits Inphi, with your permission, to send a single copy of this joint proxy statement/prospectus to any household at which two or more stockholders reside if Inphi believes such stockholders are members of the same family. This rule is called “householding,” and its purpose is to help reduce printing and mailing costs of proxy materials. Inphi has instituted this practice, but you may nonetheless receive a separate mailing if you hold additional shares in a brokerage account. If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of this joint proxy statement/prospectus mailed to you, please submit a request to Inphi’s Secretary at 110 Rio Robles, San Jose, California 95134, or call Inphi’s Investor Relations department at (408) 217-7300 and Inphi will promptly send you what you have requested. You may revoke your consent to householding at any time by contacting Inphi’s Secretary or Investor Relations using the contact information set forth above.

A number of brokerage firms have instituted householding for shares held in “street name.” If you and members of your household have multiple accounts holding Inphi Shares, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this joint proxy statement/prospectus or wish to revoke your decision to household. These options are available to you at any time.

Adjournment

Inphi stockholders are being asked to approve the Inphi Adjournment Proposal, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Inphi Stockholder Meeting to approve the Inphi Merger Proposal. If the Inphi Adjournment Proposal is approved, the Inphi Stockholder Meeting could be adjourned to any date or dates, subject to the terms of the Merger Agreement. No notice of an adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment was taken unless:

•	the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or

•

if, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case the Inphi Board will fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and will give notice of the adjourned meeting to each stockholder of record as of such record date.

In addition, subject to the terms of the Merger Agreement, the Inphi Board, without prior stockholder approval, could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Inphi Stockholder Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted such stockholders’ proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the approval of the Inphi Merger Proposal but do not indicate a choice on the Inphi Adjournment Proposal, your shares will be voted in favor of the approval of the Inphi Adjournment Proposal. But if you indicate that you wish to vote against the approval of the Inphi Merger Proposal, your shares will only be voted in favor of the approval of the Inphi Adjournment Proposal if you indicate that you wish to vote in favor of such proposal.

The Merger Agreement provides that, subject to certain exceptions, Inphi must obtain Marvell’s consent before postponing or adjourning the Inphi Stockholder Meeting. Further, Inphi has agreed to postpone or adjourn the Inphi Stockholder Meeting up to two times for up to 30 days each time if Marvell reasonably requests such postponement or adjournment in order to permit the solicitation of additional proxies in favor of the Inphi Merger Proposal (but not to a date later than five business days prior to the End Date). For more information, see “The Merger Agreement—Stockholder and Shareholder Meetings; Board Recommendations.”

Other Information

The matters to be considered at the Inphi Stockholder Meeting are of great importance to the Inphi stockholders. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this joint proxy statement/prospectus and submit your proxy via the Internet or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you submit your proxy via the Internet, you do not need to return the enclosed proxy card.

Inphi stockholders should not send any Inphi Stock Certificates at this time. A transmittal form with instructions for the surrender of Inphi Stock Certificates will be mailed to you as soon as practicable after completion of the Mergers.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Inphi Stockholder Meeting, please contact:

Mackenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Telephone: (800) 322-2885

Banks and Brokers: (212) 929-5500

Email: proxy@mackenziepartners.com

or

Inphi Corporation

110 Rio Robles

San Jose, California 95134

Attention: Investor Relations Department

Telephone: (408) 217-7300

DELAWARE APPRAISAL RIGHTS

Record holders of Inphi Shares who comply with the procedures summarized below will be entitled to appraisal rights if the Delaware Merger is completed. Under Section 262 of the DGCL (“Section 262”), holders of Inphi Shares with respect to which appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled, in lieu of receiving the Delaware Merger Consideration, to have the “fair value” of such holders’ shares (exclusive of any element of value arising from the accomplishment or expectation of the Mergers) at the completion of the Delaware Merger judicially determined and paid to them in cash by complying with the provisions of Section 262. Inphi is required to send a notice to that effect to each stockholder not less than 20 days prior to the Inphi Stockholder Meeting. This joint proxy statement/prospectus constitutes that notice to the record holders of Inphi Shares.

The following is a brief summary of Section 262, which sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of the applicable requirements, and is qualified in its entirety by reference to Section 262, a copy of the text of which is attached to this joint proxy statement/prospectus as Annex H. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex H. Failure to comply timely and properly with the requirements of Section 262 may result in the loss of your appraisal rights under the DGCL. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise such stockholders’ appraisal rights under Section 262.

Stockholders of record who desire to exercise such stockholders’ appraisal rights must do all of the following: (1) not vote in favor of adopting the Merger Agreement, (2) deliver in the manner set forth below a written demand for appraisal of such stockholder’s shares to the Secretary of Inphi before the vote on the adoption of the Merger Agreement, (3) continuously hold the shares of record from the date of making the demand through completion of the Mergers and (4) otherwise comply with the requirements of Section 262.

Only a holder of record of Inphi Shares is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal must be executed by or for the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the certificates representing shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all owners. An authorized agent, including an agent of two or more owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose that, in exercising the demand, the agent is acting as agent for the record owner.

A record owner, such as a broker, who holds shares as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the holder is the record owner. In that case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of the record owner.

Beneficial owners who are not record owners and who intend to exercise appraisal rights should consult with the record owner to determine the appropriate procedures for having the record holder make a demand for appraisal with respect to the beneficial owner’s shares. Any holder of shares held in “street name” who desires appraisal rights with respect to those shares must take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record owner of the shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co., The Depository Trust Company’s nominee. A demand for appraisal with respect to such shares must be made by or on behalf of the depository nominee and it must identify the depository nominee as the record owner. Any beneficial holder of shares desiring appraisal rights with respect to such shares which are held through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder.

As required by Section 262, a demand for appraisal must be in writing and must reasonably inform Inphi of the identity of the record holder (which might be a nominee as described above) and of such holder’s intention to seek appraisal of the holder’s shares.

A stockholder of record who elects to demand appraisal of such stockholder’s shares must mail or deliver a written demand to: Inphi Corporation, 110 Rio Robles San Jose, California 95134, Attention: Secretary. The written demand for appraisal should specify the stockholder’s name and mailing address. The written demand must reasonably inform Inphi that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. The written demand must be received by Inphi prior to the vote on the adoption of the Merger Agreement at the Inphi Stockholder Meeting. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will alone suffice to constitute a written demand for appraisal within the meaning of Section 262. In addition, the stockholder must not vote such stockholder’s Inphi Shares in favor of adoption of the Merger Agreement. An executed proxy that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the Merger Agreement and will cause the stockholder’s right of appraisal to be lost. Therefore, a stockholder who desires to exercise appraisal rights should either (1) refrain from executing and submitting the enclosed proxy card or (2) vote by proxy against the adoption of the Merger Agreement or affirmatively register an abstention with respect thereto.

Notwithstanding a stockholder’s compliance with the foregoing requirements, Section 262 provides that, because immediately prior to the Delaware Merger, Inphi Shares were listed on a national securities exchange, the Delaware Chancery Court will dismiss the proceedings as to all holders Inphi Shares who are otherwise entitled to appraisal rights unless (1) the total number of Inphi Shares entitled to appraisal exceeds 1% of the outstanding Inphi Shares or (2) the value of the Delaware Merger Consideration for such total number of Inphi Shares entitled to appraisal exceeds $1 million.

Within 120 days after completion of the Delaware Merger, but not thereafter, either the Surviving Delaware Corporation or any stockholder who has timely and properly demanded appraisal of such stockholder’s shares and who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights, or any beneficial owner for which a demand for appraisal has been properly made by the record holder, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Delaware Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all stockholders who have properly demanded appraisal. There is no present intent on the part of Inphi as the Surviving Delaware Corporation to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Surviving Delaware Corporation will file such a petition or that the Surviving Delaware Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have such stockholders’ shares appraised should initiate any petitions necessary for the perfection of such stockholders’ appraisal rights within the time periods and in the manner prescribed in Section 262.

Within 120 days after completion of the Delaware Merger, any stockholder who has complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Delaware Corporation a statement setting forth the aggregate number of shares of common stock not voting in favor of the Delaware Merger and with respect to which demands for appraisal were received by the Surviving Delaware Corporation and the number of holders of such shares. A person who is the beneficial owner of shares held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the Surviving Delaware Corporation for the statement described in the previous sentence. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Delaware Corporation.

If a petition for appraisal is duly filed by an Inphi stockholder and a copy of the petition is delivered to the Surviving Delaware Corporation, then the Surviving Delaware Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of such stockholders’ Inphi Shares and with whom agreements as to the value of such stockholders’ shares of common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for such stockholders’ shares and who hold stock represented by certificates to submit such stockholders’ certificates of stock to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the appraisal proceeding will be conducted, as to the Inphi Shares owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.

After a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the shares owned by those stockholders, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Mergers, together with interest to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the date the Delaware Merger is completed through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharges) as established from time to time during the period between the date the Delaware Merger is completed and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of judgment in the proceedings, the Surviving Delaware Corporation may pay to each stockholder entitled to appraisal an amount in cash (which will be treated as an advance against the payment due to such stockholder), in which case interest will accrue after such payment only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, on the amount determined to be fair value, to the stockholders entitled to receive the same upon the surrender by such holders of the certificates representing such stockholders’ shares, if any, or, immediately in the case of any uncertificated shares. The parties have made no determination as to whether such a payment will be made if the Delaware Merger is completed, and Inphi reserves the right to make such a payment upon the completion of the Delaware Merger.

In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Delaware Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should bear in mind that the fair value of such stockholders’ shares determined under Section 262 could be more than, the same as, or less than the Delaware Merger Consideration such stockholders are entitled to receive pursuant to the Merger Agreement if such stockholders do not seek appraisal of such stockholders’ shares, and that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a transaction are not opinions as to fair value under Section 262. Inphi reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of an Inphi Share is less than the applicable Delaware Merger Consideration.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. The Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears such party’s own expenses.

From and after the date of completion of the Delaware Merger, any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after completion of the Delaware Merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to completion of the Delaware Merger.

Within 10 days after the completion of the Delaware Merger, the Surviving Delaware Corporation must give notice of the date that the merger became effective to each of Inphi stockholders who has properly filed a written demand for appraisal, who did not vote in favor of the proposal to adopt the Merger Agreement and who has otherwise complied with Section 262. At any time within 60 days after completion of the Delaware Merger, any stockholder who has demanded appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such stockholder’s demand for appraisal and to accept the cash and HoldCo Shares to which the stockholder is entitled pursuant to the Merger Agreement. After this period, the stockholder may withdraw such stockholder’s demand for appraisal only with the written approval of the Surviving Delaware Corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after completion of the Delaware Merger, stockholders’ rights to appraisal will cease and all stockholders will be entitled only to receive the Delaware Merger Consideration as provided for in the Merger Agreement. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any stockholders without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, the preceding sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined the proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Delaware Merger within 60 days after completion of the Delaware Merger.

The foregoing is a brief summary of Section 262 that sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, a copy of the text of which is attached as Annex H to this joint proxy statement/prospectus.

Failure to comply strictly with all the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, if you wish to exercise your appraisal rights, you are strongly urged to consult a legal advisor before attempting to exercise your appraisal rights.

PROPOSAL 1—THE INPHI MERGER PROPOSAL

The Inphi stockholders are being asked to approve the Inphi Merger Proposal, including the adoption of the Merger Agreement. Approval of the Inphi Merger Proposal is a condition to the completion of the Mergers.

The Inphi Board unanimously (i) determined that the Merger Agreement and the Delaware Merger are advisable and fair to and in the best interests of Inphi and its stockholders, (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Delaware Merger, in accordance with the DGCL, and (iii) recommended that Inphi stockholders vote to adopt the Merger Agreement at the Inphi Stockholder Meeting.

The approval of the Inphi Merger Proposal requires the affirmative vote of holders of a majority of the Inphi Shares outstanding and entitled to vote at the close of business on the Inphi Record Date in person or represented by proxy at the Inphi Stockholder Meeting (provided a quorum is present).

The Inphi Board unanimously recommends that Inphi stockholders vote “FOR” the approval of the Inphi Merger Proposal.

PROPOSAL 2—THE INPHI ADJOURNMENT PROPOSAL

Inphi stockholders are being asked to approve a proposal to adjourn the Inphi Stockholder Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Inphi Stockholder Meeting to approve the Inphi Merger Proposal. Any determination of whether it is necessary to adjourn the Inphi Stockholder Meeting (or any adjournment or postponement thereof) to solicit additional proxies will be made solely by Inphi consistent with the terms of the Merger Agreement or with the consent of Marvell.

If this proposal is approved, the Inphi Stockholder Meeting could be adjourned to any date. If the Inphi Stockholder Meeting is adjourned, Inphi stockholders who have already submitted such stockholders’ proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on the Inphi Adjournment Proposal, your shares will be voted in favor of the Inphi Adjournment Proposal, but if you indicate that you wish to vote against the approval of the Inphi Merger Proposal, your shares will only be voted in favor of the Inphi Adjournment Proposal if you indicate that you wish to vote in favor of such proposal.

Please note that pursuant to Article II, Section 8 of the Inphi Bylaws, a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time are announced at the Inphi Stockholder Meeting, provided, however, that if the date of the adjourned meeting is more than thirty (30) days after the original date of the Inphi Stockholder Meeting, or if a new record date is fixed, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting must be given in conformity with the Inphi Bylaws.

To approve the Inphi Adjournment Proposal the affirmative vote of a majority of the Inphi stockholders present in person or represented by proxy at the Inphi Stockholder Meeting and entitled to vote (regardless of whether a quorum is present) is required.

The Inphi Board unanimously recommends that you vote “FOR” the Inphi Adjournment Proposal.

PROPOSAL 3—THE INPHI COMPENSATION PROPOSAL

Inphi is providing its stockholders with the opportunity to approve a non-binding, advisory resolution on the compensation that may become payable to Inphi’s named executive officers in connection with the completion of the Mergers, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The compensation that Inphi’s named executive officers may be entitled to receive from Inphi in connection with the Mergers is summarized in the table under “The Mergers—Interests of Inphi Directors and Executive Officers in the Mergers—Golden Parachute Compensation.” That summary includes all compensation and benefits that will or may be paid or provided by Inphi to its named executive officers in connection with the Mergers, including as a result of a termination of employment in connection with the Mergers.

The Inphi Board encourages you to review carefully the information regarding compensation that will or may be paid or provided by Inphi to its named executive officers in connection with the Mergers disclosed in this joint proxy statement/prospectus.

The Inphi Board unanimously recommends that the Inphi stockholders approve, on an advisory (non-binding) basis, the following resolution:

“RESOLVED, that the stockholders of Inphi approve, on an advisory (non-binding) basis, compensation that will or may be paid or provided by Inphi to its named executive officers in connection with the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K in the table included in the section titled “The Mergers—Interests of Inphi Directors and Executive Officers in the Mergers—Golden Parachute Compensation” and the related narrative disclosures.”

The vote to approve the Inphi Compensation Proposal is a vote separate and apart from the vote to approve the Inphi Merger Proposal. Accordingly, you may vote to approve the Inphi Merger Proposal and vote not to approve this Inphi Compensation Proposal and vice versa. Because the vote on the Inphi Compensation Proposal is advisory only, it will not be binding on either Inphi or Marvell. Accordingly, if the Inphi Merger Proposal is approved by Inphi stockholders and the Mergers are completed, the compensation payments that are contractually required to be paid by Inphi to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Inphi stockholders.

The affirmative vote of the holders of a majority of the voting power of the Inphi Shares present or represented by proxy at the Inphi Stockholder Meeting and entitled to vote (provided a quorum is present) will be required to approve, on a non-binding, advisory basis, the Inphi Compensation Proposal.

The Inphi Board unanimously recommends that you vote “FOR” the approval of the Inphi Compensation Proposal.

THE MERGERS

Overview

The Marvell Board approved the Merger Agreement and the Statutory Merger Agreement attached hereto as Annexes B and C, respectively, and the Inphi Board approved the Merger Agreement. Pursuant to the Merger Agreement and the Statutory Merger Agreement, Bermuda Merger Sub will be merged with and into Marvell, with Marvell continuing as a wholly owned subsidiary of HoldCo. Pursuant to the Merger Agreement, Delaware Merger Sub will be merged with and into Inphi, with Inphi continuing as a wholly owned subsidiary of HoldCo. Upon completion of the Mergers, former Marvell shareholders and former Inphi stockholders will own HoldCo Shares, which are expected to be listed for trading on Nasdaq under the symbol “MRVL.”

At the Bermuda Merger Effective Time, on the terms and subject to the conditions of the Merger Agreement and the Statutory Merger Agreement and in accordance with the applicable provisions of the Bermuda Companies Act, each Marvell Share issued and outstanding immediately prior to the Bermuda Merger Effective Time (other than Marvell Shares held by Marvell, HoldCo, Bermuda Merger Sub or Inphi or any other subsidiary of Marvell or Inphi) will be converted into the right to receive one HoldCo Share. At the Delaware Merger Effective Time, on the terms and subject to the conditions of the Merger Agreement and in accordance with the applicable provisions of Delaware law, each Inphi Share issued and outstanding immediately prior to the Delaware Merger Effective Time (other than (i) Inphi Shares held by Inphi, Marvell, HoldCo, Delaware Merger Sub or any other subsidiary of Marvell or Inphi and (ii) Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) will be converted into the right to receive 2.323 HoldCo Shares and $66.00 in cash, without interest, plus cash in lieu of any fractional HoldCo Shares.

Background of the Mergers

The Inphi Board, acting independently and with the advice of Inphi’s management team, periodically and in the ordinary course of business, reviews and assesses the operations, financial performance, growth prospects and industry conditions of Inphi in light of the current business and economic environment and in consideration of its long-term business strategy to enhance value for its stockholders. From time to time, the Inphi Board and management team have evaluated and considered a variety of potential financial and strategic options in light of industry developments and changing economic and market conditions.

The Marvell Board and Marvell’s management team regularly review Marvell’s performance, future growth prospects and overall strategic direction and consider potential opportunities to strengthen Marvell’s businesses and enhance shareholder value. This entails reviewing Marvell’s strategy as a stand-alone company and considering potential opportunities for business combinations, acquisitions and other financial and strategic alternatives.

From time to time, Dr. Ford Tamer, the President and Chief Executive Officer of, and a director of, Inphi, discussed Inphi’s industry and business generally, as well as potential strategic opportunities, with executives of other companies, including Matt Murphy, the President and Chief Executive Officer of, and a director of, Marvell.

In September 2017, Dr. Tamer and Mr. Murphy had a meeting in which they discussed their respective businesses and the possibility of a potential strategic transaction between Marvell and Inphi. Shortly thereafter, Dr. Tamer met with Gary Ignatin, Senior Vice President Corporate Development of Marvell, to discuss Inphi’s products, markets and customers and the possibility of a potential strategic transaction.

In March 2018, following the announcement of Marvell’s entry into a definitive agreement to acquire Cavium, Inc. (“Cavium”), Mr. Ignatin reached out to Dr. Tamer regarding the continued possibility of a potential strategic transaction between Marvell and Inphi. Dr. Tamer indicated that it would be better to continue discussions regarding a potential strategic transaction after Marvell completed the acquisition and subsequent integration with Cavium. Following Dr. Tamer’s conversation with Mr. Ignatin, Dr. Tamer and Mr. Murphy periodically discussed their respective businesses.

In July 2019, Dr. Tamer received an unsolicited inquiry from a large company in the semiconductor industry with businesses serving the data center and networking infrastructure markets (“Party A”) regarding a potential strategic transaction (which did not include price or other terms). Following such inquiry, between July and November of 2019, at the direction of the Inphi Board, Inphi’s management team and representatives of Qatalyst Partners held discussions with Party A about a possible strategic transaction. Discussions with Party A were discontinued due to concerns about regulatory aspects of a potential strategic transaction between Inphi and Party A. Between August and October 2019, at the direction of the Inphi Board, Inphi’s management team and representatives of Qatalyst Partners reached out to four additional parties, including Marvell, and had preliminary discussions with each regarding a potential strategic transaction. Similar to Party A, all four parties were in the semiconductor industry with businesses serving the data center and networking infrastructure markets. The Inphi Board determined that these parties might have a strategic interest and the financial resources to complete a strategic transaction with Inphi. However, discussions with these four parties did not proceed beyond preliminary stages and were discontinued at that time given their lack of interest. Inphi entered into an engagement letter with Qatalyst Partners on September 4, 2019 for Qatalyst Partners to serve as Inphi’s financial advisor to assist the Inphi Board in evaluating any potential strategic transaction based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of Inphi’s business and the industry in which Inphi operates.

On October 7, 2019, Dr. Tamer and Mr. Murphy had a meeting and discussed the possibility of a potential strategic transaction between Marvell and Inphi. Mr. Murphy explained that he believed the strategic fit of the two companies was compelling, but that Marvell had several pending announced transactions that needed to be completed before Marvell could pursue any such transaction with Inphi, and that the valuation of Inphi would need to be further discussed. No price or other specific terms were discussed, but Dr. Tamer and Mr. Murphy agreed to stay in touch.

All of Inphi’s discussions with third parties, including Marvell, regarding potential strategic transactions ceased in November 2019 without any proposals or offers having been made.

In April and May 2020, the Corporate Development group of Marvell prepared an updated business case and financial analysis of a potential strategic transaction between Marvell and Inphi, which was presented to Mr. Murphy and other members of Marvell’s management team on June 23, 2020. During this meeting, certain attendees noted concerns about the valuation of Inphi relative to Marvell and decided to take no action at that time.

In mid-August 2020, Mr. Murphy requested a further updated financial analysis of a potential strategic transaction between Marvell and Inphi, as well as an analysis of certain other potential strategic transactions. Following the announcement of Marvell’s second quarter earnings for its 2021 fiscal year, Mr. Murphy and other members of Marvell’s management team met on August 28, 2020 to review the updated financial analysis. During this meeting, certain attendees noted that the financial case for pursuing a potential strategic transaction with Inphi had significantly improved due to recent changes in Marvell’s share price, relative to Inphi’s share price.

On September 1, 2020, Mr. Murphy contacted a representative of J.P. Morgan to discuss the potential engagement of J.P. Morgan as financial advisor to Marvell in connection with Marvell’s evaluation of a potential transaction between Marvell and Inphi.

On September 17, 2020, Mr. Murphy spoke by telephone with Dr. Tamer, and Mr. Murphy again raised the possibility of a potential strategic transaction between Marvell and Inphi. Mr. Murphy requested a follow-up meeting to review Inphi’s business with a small number of attendees from each company. No price or other specific terms were discussed on this call. Following this call, Dr. Tamer notified representatives of Qatalyst Partners of his communication with Mr. Murphy.

Also on September 17, 2020, Marvell contacted a representative of Hogan Lovells to discuss the potential engagement of Hogan Lovells as outside counsel to Marvell in connection with Marvell’s evaluation of a potential transaction between Marvell and Inphi.

On September 18, 2020, Marvell delivered to Inphi a draft mutual non-disclosure agreement with respect to a potential strategic transaction. This draft mutual non-disclosure agreement did not include a standstill provision or an employee non-solicitation provision.

On September 20, 2020, representatives of Inphi exchanged emails with representatives of Marvell in which Inphi’s representatives indicated that Inphi would be willing to enter into the mutual non-disclosure agreement proposed by Marvell for purposes of engaging in initial discussions with respect to a potential strategic transaction, but that Inphi would later require the mutual non-disclosure agreement be amended to include a standstill restriction applicable to Marvell and an employee non-solicitation provision if the parties decided to pursue further discussions. Later on September 20, 2020, Marvell and Inphi entered into a mutual non-disclosure agreement with respect to a potential strategic transaction that did not include a standstill provision or an employee non-solicitation provision.

On September 21, 2020, the Inphi Board held a meeting with representatives of Qatalyst Partners and Pillsbury in attendance. At the meeting, Dr. Tamer notified the Inphi Board about the communication received from Mr. Murphy on September 17, 2020. The Inphi Board discussed the advantages and disadvantages of continuing discussions with Marvell and approaching other third parties to gauge their interest in pursuing discussions regarding a potential strategic transaction, and reviewed previous discussions between Inphi and third parties regarding a potential strategic transaction, which had not led to any proposals or offers being made. Following the discussion, the Inphi Board directed Inphi’s management team to continue initial discussions with Marvell and to provide preliminary information to Marvell regarding Inphi’s business. The Inphi Board determined that, given the past conversations with those other parties, the current market environment and recent strategic events, none of the other parties contacted in 2019 were likely to have an interest in pursuing a transaction with Inphi, and contacting parties unlikely to have a serious interest in pursuing a transaction with Inphi could have an adverse impact on Inphi and its business. The Inphi Board also determined that Dr. Tamer should reach out to one potential strategic party that was not contacted in 2019. Such strategic party was also in the semiconductor industry with businesses serving the data center and networking infrastructure markets, and the Inphi Board determined such strategic party may have a strategic interest and the financial resources to complete a strategic transaction with Inphi. Dr. Tamer had a conversation with the chief executive officer of such strategic party and they did not express any interest in proceeding with a strategic transaction with Inphi.

Later on September 21, 2020, the management teams of Inphi and Marvell held a meeting where each company shared an overview of its business and its current business outlook with the other company and discussed the potential for synergy opportunities generally.

On September 22, 2020, an additional meeting was held by a subset of the management teams of Marvell and Inphi, including Jean Hu, Marvell’s Chief Financial Officer, and John Edmunds, Inphi’s Chief Financial Officer, to discuss certain financial information of Inphi relating to the potential for synergy opportunities, including with respect to operating costs.

Also on September 22, 2020, Mr. Murphy spoke by telephone with Dr. Tamer and again discussed a potential strategic transaction, including the strategic benefits of such a potential transaction and ways to effectively integrate the two companies. Mr. Murphy noted that the Marvell Board had a meeting scheduled for September 24 and 25, 2020 and that he would discuss a potential strategic transaction with Inphi, the strategic implications of such a transaction and whether, based on the information provided to date, such a transaction would be aligned with Marvell’s long-term strategy.

On September 25, 2020, the Marvell Board held a meeting in which members of Marvell’s management team and representatives of J.P. Morgan participated. During this meeting, members of Marvell’s management team presented the business and financial case for a strategic transaction between Marvell and Inphi and updated the Marvell Board on the meetings and discussions that had taken place between representatives of Marvell and representatives of Inphi. Among other topics, the Marvell Board, members of Marvell’s management team and representatives of J.P. Morgan also discussed the relative merits of using stock consideration versus cash consideration, the possibility of Inphi receiving competing transaction proposals, potential negotiating strategies and possible future market conditions. Following this discussion at the meeting, the Marvell Board authorized Marvell’s management team to continue to pursue a potential strategic transaction with Inphi and to make an initial proposal to Inphi.

Between September 25, 2020 and October 28, 2020, Mr. Murphy regularly provided e-mail and telephonic updates to the Marvell Board on the status of the discussions that were taking place between representatives of Marvell and representatives of Inphi and received strategic advice and input from Marvell directors as those discussions progressed.

On September 26, 2020, Mr. Murphy spoke by telephone with Dr. Tamer to provide an update regarding the meeting of the Marvell Board. Mr. Murphy noted that the Marvell Board was supportive of further discussions but had requested additional due diligence information. Dr. Tamer stated that Marvell would need to provide an indication of interest to Inphi before Inphi would be willing to provide additional due diligence information.

On September 27, 2020, Mr. Murphy spoke by telephone with Dr. Tamer and again discussed a potential strategic transaction, with Mr. Murphy requesting additional diligence and meetings. Dr. Tamer reiterated the need for an indication of interest from Marvell so the Inphi Board could properly assess the potential value of a potential transaction to Inphi stockholders before Inphi continued discussions.

On September 29, 2020, Mr. Murphy spoke by telephone with Dr. Tamer. During this call, Mr. Murphy conveyed to Dr. Tamer a preliminary non-binding proposal contemplating the purchase by Marvell of all outstanding Inphi Shares at a price of $145.00 per share, 25% of which would be paid in cash and the remaining 75% of which would be paid in shares of stock. Mr. Murphy also indicated that Marvell would be willing to pay 100% of the consideration contemplated by this proposal in stock. The per share price proposed represented a premium of approximately 30% over Inphi’s closing share price on September 29, 2020. Mr. Murphy also expressed a desire to enter into an exclusivity agreement with Inphi, and a desire that negotiations be finalized by November 3, 2020 given the potential for stock market uncertainty and volatility that could result from the upcoming United States elections.

On September 30, 2020, the Inphi Board held a meeting, with representatives of Qatalyst Partners and Pillsbury in attendance, to discuss the most recent proposal from Marvell. The directors discussed the terms of the proposal, including the amount and form of the consideration, and considered Inphi’s strategic plans as a standalone company, the value of a potential strategic transaction with Marvell to Inphi stockholders, and other strategic alternatives available to Inphi. The Inphi Board also discussed the potential upsides and downsides to having a fixed exchange ratio for the stock portion of the consideration. Representatives of Qatalyst Partners also reviewed with the Inphi Board certain financial aspects of the proposal and the proposed strategic transaction. The Inphi Board discussed other potential strategic parties, the discussions in the fall of 2019 with a number of parties about a potential strategic transaction, the fact that none of them had elected to pursue discussions regarding a potential strategic transaction with Inphi or to make a proposal or offer, industry trends affecting the business of such other potential strategic parties and the fact that certain of such other parties were currently already involved, or rumored to be involved, in other strategic transactions. The Inphi Board also discussed the fact that the potential strategic party contacted by Dr. Tamer following the September 21, 2020 meeting of the Inphi Board had met with Inphi’s management team earlier that day and had declined to engage in discussions with Inphi regarding a potential strategic transaction. Following such discussions, the Inphi Board determined that it was unlikely that an offer would result from any of such other parties and concluded that continuing discussions with Marvell would likely improve Marvell’s understanding of Inphi’s business and its potential value. The Inphi Board also considered the fact that other parties would not be precluded from making a superior proposal, including after a transaction with Marvell would be announced, if they were in fact interested. Following a discussion, the Inphi Board instructed Inphi’s management team and Qatalyst Partners to continue discussions with Marvell and to make a counterproposal that contemplated a higher overall valuation of Inphi, with at least 40% of the consideration being in cash, and to not enter into an exclusivity agreement with Marvell unless and until Marvell made a proposal reasonably acceptable to the Inphi Board.

Later on September 30, 2020, Mr. Murphy spoke by telephone with Dr. Tamer. During this call, Dr. Tamer indicated that Inphi needed to consider Marvell’s proposal and to consider an appropriate response, and that it would take some additional time before he could provide feedback.

Between September 30, 2020 and October 8, 2020, Dr. Tamer provided the Inphi Board with periodic updates regarding management’s analysis of a potential strategic transaction with Marvell, a potential counterproposal to Marvell, the negotiations with Marvell and the due diligence process.

On October 3, 2020, Dr. Tamer spoke by telephone with Mr. Murphy. During this call, Dr. Tamer communicated to Mr. Murphy that the Inphi Board viewed Marvell’s $145.00 per share proposal as unacceptable, but reiterated Inphi’s continued interest in pursuing a potential strategic transaction with Marvell and indicated that a purchase price of $175.00 per share, 55% of which would be paid in cash and the remaining 45% of which would be paid in shares of stock, would be acceptable to Inphi. Dr. Tamer also indicated that Inphi’s revenue forecast for fiscal year 2021 had improved significantly in recent weeks. Mr. Murphy requested additional due diligence meetings and additional financial information regarding Inphi’s financial forecasts, and Dr. Tamer agreed to schedule due diligence meetings on October 4, 2020.

On October 4, 2020, Dr. Tamer, Mr. Edmunds, Richard Ogawa, General Counsel of Inphi, Charlie Roach, SVP, Worldwide Sales of Inphi, and Mike Sullivan, VP Finance of Inphi, met with Mr. Murphy, Ms. Hu, Raghib Hussain, Chief Strategy Officer of Marvell, Mitch Gaynor, Chief Administration and Legal Officer of Marvell, and Gary Ignatin, EVP Corporate Development of Marvell, to discuss Inphi’s business, management plan and forecast, Marvell’s business, management plan and forecast, and the potential for product synergies related to larger market opportunities due to expanded technical expertise.

On October 6, 2020, the Marvell Board held a meeting in which members of Marvell’s management team and representatives of J.P. Morgan and Hogan Lovells participated. During this meeting, members of Marvell’s management team updated the Marvell Board on the meetings and discussions that had taken place between representatives of Marvell and representatives of Inphi, including Inphi’s counterproposal of $175.00 per share. The Marvell Board, Marvell’s management team and representatives of J.P. Morgan also discussed the potential financial impact that different levels of cash consideration and/or different Inphi revenue scenarios could have on the transaction, potential responses in the event that Inphi requested board representation in connection with the proposed transaction and potential negotiating strategies. Following the discussion, the Marvell Board authorized Marvell’s management team to continue to pursue a potential strategic transaction with Inphi and to make a counterproposal to Inphi.

Later on October 6, 2020, Mr. Murphy spoke by telephone with Dr. Tamer. During this call, Mr. Murphy conveyed to Dr. Tamer a counterproposal contemplating the purchase by Marvell of all outstanding Inphi Shares at a price of $152.00 per share, 25% of which would be paid in cash and the remaining 75% of which would be paid in shares of stock. The per share price proposed represented a premium of approximately 33% over Inphi’s closing share price on October 6, 2020. Dr. Tamer told Mr. Murphy that Marvell’s proposal still undervalued Inphi. Dr. Tamer then proposed a purchase price of $168.00 per share, 40% of which would be paid in cash and the remaining 60% of which would be paid in shares of stock, based on prior direction from the Inphi Board.

On October 7, 2020, Mr. Murphy spoke by telephone with a representative of Qatalyst Partners regarding Marvell’s counterproposal of $152.00 per share and the proportion of the consideration contemplated by Marvell’s counterproposal that would be paid in cash.

Later on October 7, 2020, Dr. Tamer contacted Mr. Murphy and indicated that, if Marvell wanted to pursue a potential transaction with Inphi, then Inphi would require a significantly higher price per share than the price contemplated by Marvell’s most recent proposal.

On October 8, 2020, the Marvell Board held a meeting in which members of Marvell’s management team and representatives of J.P. Morgan and Hogan Lovells participated. During this meeting, members of Marvell’s management team updated the Marvell Board on the meetings and discussions that had taken place between representatives of Marvell and representatives of Inphi, including Inphi’s counterproposal of $168.00 per share. The Marvell Board, members of Marvell’s management team and representatives of J.P. Morgan also discussed how the increase in Marvell’s share price since the beginning of negotiations with Inphi had impacted the financial analysis of the transaction for both Marvell and Inphi, and discussed potential negotiating strategies and possible future market conditions. Following the discussion, the Marvell Board authorized Marvell’s management team to continue to pursue a potential strategic transaction with Inphi and to make a proposal to Inphi contemplating the purchase by Marvell of all outstanding Inphi Shares at a price of up to $165.00 per share, 40% of which would be paid in cash and the remaining 60% of which would be paid in shares of stock.

Later on October 8, 2020, Mr. Murphy spoke by telephone with Dr. Tamer. During this call, Mr. Murphy conveyed to Dr. Tamer a proposal contemplating the purchase by Marvell of all outstanding Inphi Shares at a price of $160.00 per share, 40% of which would be paid in cash and the remaining 60% of which would be paid in shares of stock. The per share price proposed represented a premium of approximately 38% over Inphi’s closing share price on October 8, 2020.

Also on October 8, 2020, the Inphi Board met, with representatives of Qatalyst Partners and Pillsbury in attendance, to discuss the proposal conveyed by Mr. Murphy to Dr. Tamer earlier that day. At the meeting, Dr. Tamer and a representative of Qatalyst Partners provided the Inphi Board with an update on the various conversations with Mr. Murphy since the last board update. Dr. Tamer also discussed the rationale for a transaction with Marvell and the potential synergies between Marvell and Inphi, including potential cost synergies related to operations and expenses, and product synergies related to larger market opportunities due to expanded technical expertise, in a range of $100 million to $125 million. Representatives of Qatalyst Partners also provided the Inphi Board with certain financial information, noting the premium and various financial metrics relating to Marvell’s proposal. The Inphi Board discussed the potential value of the transaction to Inphi stockholders, and the strategic alternatives available to Inphi, including continuing as a standalone public company and pursuing a transaction with a different strategic party. The Inphi Board discussed other potential strategic parties, discussions with such parties in 2019 and 2020 about a potential strategic transaction, the fact that none of them had elected to make a proposal or offer or pursue discussions regarding a strategic transaction with Inphi, and industry trends affecting the businesses of such other parties. Following such discussions, the Inphi Board determined that it continued to be unlikely that an offer would be made by any of such parties, but directed Inphi’s management team to ensure that the terms of any definitive agreement entered into with Marvell, if the parties decided to pursue such a transaction, would not prevent the Inphi Board from considering a superior offer if one were made. Representatives of Pillsbury discussed with the Inphi Board its fiduciary duties in the context of considering a sale of Inphi. The Inphi Board directed Inphi’s management team to provide a counterproposal of $165 per share with at least 40% of the consideration in cash. The Inphi Board also authorized Inphi’s management team to review, evaluate and accept any proposal received from Marvell that contemplated the purchase by Marvell of all outstanding Inphi Shares at a price of no lower than $160.00 per share, with at least 40% of the consideration in cash, and to enter into an exclusivity agreement if such a proposal were made.

Later on October 8, 2020, following the meeting of the Inphi Board, Dr. Tamer spoke by telephone with Mr. Murphy. During this call, Dr. Tamer communicated to Mr. Murphy that the Inphi Board viewed Marvell’s $160.00 per share proposal as unacceptable, but indicated that a purchase price of $165.00 per share, 40% of which would be paid in cash and the remaining 60% of which would be paid in shares of stock, would be acceptable to Inphi. Mr. Murphy and Dr. Tamer engaged in negotiations regarding the proposed purchase price and ultimately determined to move forward based on a purchase price of $163.00 per share, $66.00 of which would be paid in cash and the remaining $97.00 of which would be paid in shares of stock, subject to each party completing its diligence investigation of the other party and the negotiation of a definitive acquisition agreement. Mr. Murphy proposed that the exchange ratio for the stock portion of the purchase price be fixed based on Marvell’s average share price during the five trading day period ended on October 8, 2020. Dr. Tamer indicated that he would need to discuss the exchange ratio proposal with Qatalyst Partners and the Inphi Board.

On October 9, 2020, Mr. Murphy delivered a written non-binding proposal to Dr. Tamer contemplating the purchase by Marvell of all outstanding Inphi Shares at a price of $163.00 per share, $66.00 of which would be paid in cash and $97.00 of which would be paid in shares of stock using a fixed exchange ratio of 2.323 calculated based on Marvell’s average closing share price during the five trading day period ended on October 8, 2020. The proposal also contemplated that Inphi would agree to a 30-day exclusivity period for negotiations with Marvell and, following the delivery of the proposal, Mr. Murphy delivered a draft exclusivity agreement to Dr. Tamer and representatives of Marvell delivered to representatives of Inphi a draft of an amended and restated mutual non-disclosure agreement that included a standstill restriction applicable to Marvell and a mutual employee non-solicitation provision.

Also on October 9, 2020, the Audit Committee of the Inphi Board met in a regularly scheduled meeting and discussed, among other things, the written non-binding proposal received from Marvell earlier that day, noting that the proposed purchase price represented a premium of approximately 40% to the closing price per Inphi Share of $116.13 on October 8, 2020, and that the proposal contemplated a fixed exchange ratio as to approximately 60% of the consideration that could increase or decrease the total deal value as Marvell’s share price changed.

Later on October 9, 2020, Pillsbury delivered to representatives of Marvell revisions to Marvell’s written non-binding proposal, which confirmed that the stock portion of the purchase price would be based on an exchange ratio of 2.323 Marvell Shares per Inphi Share and removed references to a specific dollar amount of shares of stock. Pillsbury also delivered a revised draft of the exclusivity agreement and a revised draft of the amended and restated mutual non-disclosure agreement to representatives of Marvell and Hogan Lovells.

Also on October 9, 2020, representatives of Marvell delivered to representatives of Inphi a due diligence request list.

On October 10, 2020, representatives of Marvell delivered to representatives of Inphi and Pillsbury a revised written proposal incorporating the revisions sent by Pillsbury on October 9, 2020, which contemplated the purchase by Marvell of all outstanding Inphi Shares for cash consideration of $66.00 per Inphi Share and stock consideration based on an exchange ratio of 2.323 Marvell Shares per Inphi Share, and also delivered to representatives of Inphi and Pillsbury a revised draft of the amended and restated mutual non-disclosure agreement.

Later on October 10, 2020, representatives of Marvell and Hogan Lovells spoke by telephone with representatives of Inphi and Pillsbury to discuss the terms of the amended and restated mutual non-disclosure agreement and the exclusivity agreement being negotiated between Inphi and Marvell. Following that call, on October 10, 2020, Marvell and Inphi entered into an amended and restated mutual non-disclosure agreement, which included both a mutual employee non-solicitation provision and a 180-day standstill provision binding on Marvell that automatically terminates in the event a third party enters into an agreement to purchase, or commences a tender offer for, or acquires, at least 20% of outstanding Inphi Shares or a substantial portion of Inphi’s assets. Marvell and Inphi also entered into an exclusivity agreement providing, among other things, that Inphi would not solicit or participate in discussions with any third party regarding a potential strategic transaction through November 3, 2020.

Also, beginning on October 10, 2020, representatives of Marvell and representatives of Inphi had multiple discussions and exchanges, over email and by telephone, regarding Marvell’s due diligence investigation with respect to Inphi and Inphi’s due diligence investigation with respect to Marvell.

On October 13, 2020, representatives of Hogan Lovells delivered an initial draft of the Merger Agreement to representatives of Pillsbury, which included, among other deal protection provisions, a fiduciary termination fee payable by Inphi to Marvell equal to 4% of Inphi’s enterprise value in the event of a termination of the Merger Agreement following a change in recommendation by the Inphi Board and a fiduciary termination fee payable by Marvell to Inphi equal to 4% of Inphi’s enterprise value in the event of a termination of the Merger Agreement following a change in recommendation by the Marvell Board.

On October 14, 2020, representatives of Pillsbury delivered a due diligence request list to representatives of Hogan Lovells. Additionally, on October 14, 2020, Inphi provided Marvell access to its virtual data room.

On October 15, 2020, the Inphi Board held a meeting at which representatives of Pillsbury provided an update on the draft Merger Agreement and a summary of a variety of matters reflected in the draft, including deal structure and deal conditions, and at which the Inphi Board discussed deal timeline and negotiations. Inphi’s management team presented updates on due diligence and communications plans and representatives of Qatalyst Partners reviewed with the Inphi Board certain financial aspects relating to the draft Merger Agreement. The Inphi Board reviewed and discussed the conflicts disclosure letter provided by Qatalyst Partners to Inphi prior to the meeting. Based on such review and discussion, the Inphi Board noted that while no material relationship existed between Qatalyst Partners and Marvell pursuant to which compensation was received by Qatalyst Partners within the prior two years, during such period, Qatalyst Partners provided advice to Marvell about possible transactions, none of which occurred or led to an engagement by Marvell of Qatalyst Partners.

On October 17, 2020, representatives of Pillsbury delivered a revised draft of the Merger Agreement to representatives of Hogan Lovells, and members of the management teams of Marvell and Inphi met to conduct certain due diligence relating to Inphi’s business. Among other changes, the revised draft of the Merger Agreement reduced the amount of the fiduciary termination fee payable by Inphi and increased the amount of the fiduciary termination fee payable by Marvell. The revised draft of the Merger Agreement also included a termination fee payable by Marvell to Inphi equal to 7.5% of Inphi’s enterprise value in the event Marvell’s shareholders did not approve the transaction and a regulatory termination fee payable by Marvell to Inphi equal to 7.5% of Inphi’s enterprise value in the event the Merger Agreement was terminated as a result of a failure to obtain necessary regulatory approvals, plus an additional fee in specified circumstances.

On October 18, 2020, members of the management teams of Marvell and Inphi met to conduct further business due diligence sessions, and representatives of Hogan Lovells and Pillsbury discussed various issues in the draft Merger Agreement.

On October 19, 2020, representatives of Hogan Lovells delivered an issues list to representatives of Pillsbury based on the draft of the Merger Agreement previously delivered by Pillsbury, noting a variety of open issues including termination fee amounts and triggers, deal protection provisions for both Marvell and Inphi, required efforts to obtain regulatory approvals, the outside termination date, Inphi’s request for an Inphi director to be appointed to the HoldCo Board and the scope of certain representations and warranties. Later that day, representatives of Inphi’s and Marvell’s respective internal legal teams, Pillsbury and Hogan Lovells met to discuss the open items included in the issues list.

Also on October 19, 2020, representatives of Marvell and Inphi, along with representatives of their respective financial advisors, met to discuss Inphi’s due diligence investigation regarding Marvell, and the Marvell virtual data room became available to Inphi and Pillsbury.

On October 20, 2020, the Inphi Board held a meeting and received an update on the Merger Agreement negotiations. Representatives of Pillsbury reviewed various open issues in the draft Merger Agreement, including termination fee amounts and triggers, deal protection provisions for both Marvell and Inphi, required efforts to obtain regulatory approvals, the outside termination date, Inphi’s request for an Inphi director to be appointed to the HoldCo Board and the scope of representations and warranties. The Inphi Board provided Inphi’s management team and Pillsbury with its views on the open issues and directed them to continue negotiations.

Also on October 20, 2020, representatives of Hogan Lovells and representatives of Pillsbury negotiated various provisions in the draft Merger Agreement.

On October 21, 2020, Mr. Murphy spoke by telephone with Dr. Tamer. During this call, Mr. Murphy discussed the possibility of Dr. Tamer joining the HoldCo Board upon the completion of the proposed transaction. Mr. Murphy noted that this would be viewed positively by employees, customers, partners and stockholders of the combined company.

Later on October 21, 2020, Richard Hill, the chair of the Marvell Board, met with Dr. Tamer. During this call, Mr. Hill further discussed the possibility of Dr. Tamer joining the HoldCo Board upon the completion of the proposed transaction. Mr. Hill supported Mr. Murphy’s view that Dr. Tamer joining the HoldCo Board would be viewed positively by various stakeholders of the combined company.

On October 22, 2020, a representative of Hogan Lovells delivered a revised draft of the Merger Agreement to representatives of Pillsbury. Among other changes, the draft included a fiduciary termination fee payable by Inphi equal to $300 million and a fiduciary termination fee payable by Marvell equal to $300 million. The draft also removed the termination fee payable by Marvell in the event Marvell’s shareholders did not approve the transaction and the regulatory termination fee payable by Marvell that were proposed in the draft Pillsbury delivered to representatives of Hogan Lovells on October 17, 2020.

On October 23, 2020, the Inphi Board met, with representatives of Qatalyst Partners and Pillsbury in attendance. Representatives of Qatalyst Partners provided the Inphi Board with an update on the status of the due diligence investigations conducted by Inphi and Marvell, and Dr. Tamer provided an update on management meetings with Marvell. Representatives of Pillsbury provided an update on the negotiation of the draft Merger Agreement and a summary of open issues. The Inphi Board provided Inphi’s management team and Pillsbury with its views on the open issues and directed them to continue the negotiations.

Later on October 23, 2020, after consulting with Inphi’s management team and in accordance with the prior direction received from the Inphi Board, a representative of Pillsbury delivered a revised draft of the Merger Agreement to representatives of Hogan Lovells. Among other changes, the revised draft included a fiduciary termination fee payable by Inphi equal to 3% of Inphi’s equity value and a fiduciary termination fee payable by Marvell equal to 6% of Inphi’s equity value. The draft also restored the regulatory termination fee payable by Marvell, but at a reduced amount equal to 6% of Inphi’s equity value, and accepted the removal of the termination fee payable by Marvell in the event Marvell’s shareholders did not approve the transaction.

On October 24, 2020, representatives of Inphi’s and Marvell’s respective internal legal teams, Pillsbury and Hogan Lovells met to negotiate the draft Merger Agreement. Additionally, on October 24, 2020, representatives of Pillsbury delivered to representatives of Hogan Lovells an initial draft of Inphi’s disclosure schedule to the Merger Agreement, and representatives of Hogan Lovells delivered to representatives of Pillsbury initial drafts of the Debt Commitment Letters, described in the section titled “The Merger Agreement—Financing Matters” below, from J.P. Morgan Chase Bank, N.A.

On October 25, 2020, the Marvell Board held a meeting in which members of Marvell’s management team participated, with representatives from J.P. Morgan and Hogan Lovells also in attendance. During the meeting, members of Marvell’s management team made a presentation to the Marvell Board regarding the business, financial and other aspects of the proposed transaction and the outcome of the Marvell management team’s due diligence investigation regarding Inphi, and provided a summary of the principal terms of, and the remaining open issues in, the draft Merger Agreement. Members of Marvell’s management team also reviewed with the Marvell Board the terms of the contemplated financing for the proposed transaction and related materials. Members of the Marvell Board asked questions and discussed the proposed transaction with members of Marvell’s management team. Mr. Murphy discussed the possibility of Dr. Tamer joining the HoldCo Board upon the closing of the proposed transaction and requested that members of the Marvell Board’s nominating and governance committee discuss such possibility further with Dr. Tamer. After excusing representatives of J.P. Morgan from the meeting, the Marvell Board and Marvell’s management team also discussed formally retaining J.P. Morgan as financial advisor to Marvell in connection with the proposed transaction with Inphi, and, after reviewing the terms of the draft engagement letter between Marvell and J.P. Morgan, the Marvell Board authorized the engagement of J.P. Morgan.

Also on October 25, 2020, the Inphi Board met and received an update from representatives of Qatalyst Partners and Pillsbury on Inphi’s business and legal due diligence investigation regarding Marvell. Representatives of Qatalyst Partners reviewed with the Inphi Board certain financial aspects of the terms of the proposed transaction and the value of the proposed transaction to Inphi stockholders. Representatives of Pillsbury provided a summary of the discussions to date regarding the draft Merger Agreement and the remaining open issues, including termination rights and termination fees, required efforts to obtain regulatory approvals, deal protection provisions, debt financing efforts, the outside termination date, the scope of certain representations and warranties, employee compensation matters for non-executive Inphi employees and whether a member of the Inphi Board would be appointed as a member of the HoldCo Board upon the closing of the proposed transaction. Representatives of Pillsbury also reviewed the Inphi Board’s fiduciary duties in the context of considering a sale of Inphi. The Inphi Board provided Inphi’s management team and Pillsbury its views regarding the open issues and directed them to continue the negotiations.

Also on October 25, 2020, representatives of Inphi’s and Marvell’s respective internal legal teams, Pillsbury and Hogan Lovells continued negotiating various provisions of the draft Merger Agreement.

On October 26, 2020, representatives of Hogan Lovells delivered comments on Inphi’s draft disclosure schedule to the Merger Agreement, due diligence calls were held and representatives of Inphi’s and Marvell’s respective internal legal teams, Pillsbury and Hogan Lovells continued to negotiate various issues in the draft Merger Agreement that remained open, including termination fees and triggers, required efforts to obtain regulatory approvals, deal protection provisions, the outside termination date and Inphi non-executive employee compensation matters.

On October 26, 2020 and October 27, 2020, members of the nominating and governance committee of the Marvell Board spoke by telephone with Dr. Tamer and discussed the possibility of Dr. Tamer joining the HoldCo Board upon the closing of the proposed transaction.

On October 27, 2020, Marvell executed an engagement letter to formally engage J.P. Morgan as its financial advisor.

Also on October 27, 2020, representatives of Hogan Lovells delivered to representatives of Pillsbury a revised draft of the Merger Agreement and an initial draft of Marvell’s disclosure schedule to the Merger Agreement. Among other changes, the draft of the Merger Agreement included a fiduciary termination fee payable by Inphi equal to $390 million, a fiduciary termination fee payable by Marvell equal to $390 million, and a regulatory termination fee payable by Marvell equal to $390 million. The revised draft of the Merger Agreement also included a provision requiring Marvell to cause the chief executive officer of Inphi to become a member of the

HoldCo Board upon the closing of the proposed transaction. Later that day, representatives of Inphi’s and Marvell’s respective internal legal teams, Pillsbury and Hogan Lovells met to negotiate the various open issues in the draft Merger Agreement, including termination fees, termination rights and deal protection provisions. Additionally, representatives of Inphi’s and Marvell’s respective internal legal and human resources teams, Pillsbury and Hogan Lovells held a meeting to discuss open matters related to employee compensation and benefits for non-executive Inphi employees. Following these discussions, representatives of Pillsbury delivered a revised draft of the Merger Agreement to representatives of Hogan Lovells, which identified the amounts of the fiduciary termination fees payable by the parties and the regulatory termination fee payable by Marvell as open issues, but made no proposal as to the specific amounts of those fees. Dr. Tamer and Mr. Murphy also had a call to negotiate certain remaining open issues in the draft Merger Agreement, including the amounts of the termination fees payable by the parties.

On October 28, 2020, representatives of Pillsbury delivered a revised draft of Inphi’s disclosure schedule to the Merger Agreement and representatives of Hogan Lovells and Pillsbury negotiated various provisions of the draft Merger Agreement. Following these discussions, representatives of Pillsbury delivered a revised draft of the Merger Agreement, which included, among other changes, a fiduciary termination fee payable by Inphi to Marvell equal to $300 million, a fiduciary termination fee payable by Marvell to Inphi equal to $400 million and a regulatory termination fee payable by Marvell to Inphi equal to $460 million. The parties continued to negotiate final changes to the Merger Agreement, Inphi’s disclosure schedule to the Merger Agreement and Marvell’s disclosure schedule to the Merger Agreement throughout the day on October 28, 2020.

Also on October 28, 2020, the Marvell Board held a meeting in which members of Marvell’s management team and representatives of J.P. Morgan and Hogan Lovells participated. During the meeting, a representative of Hogan Lovells reviewed with the Marvell Board certain legal considerations in connection with the proposed transaction, and members of Marvell’s management team made a presentation to the Marvell Board regarding the business, financial and other aspects of the proposed transaction and the outcome of the Marvell management team’s due diligence review of Inphi. Members of the Marvell Board asked questions and discussed the proposed transaction with members of Marvell’s management team. The Marvell Board also received a presentation from representatives of J.P. Morgan with respect to its financial analyses of the proposed transaction, and representatives of J.P. Morgan rendered its oral opinion to the Marvell Board, subsequently confirmed in writing by delivery of a written opinion dated as of October 28, 2020, that as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the Delaware Merger Consideration to be paid by HoldCo in the Delaware Merger is fair, from a financial point of view, to Marvell. The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex E. After further consideration and consultation with its advisors, including consideration of the factors described in the section titled “The Mergers—Marvell’s Reasons for the Mergers and Recommendation of the Marvell Board” below in this joint proxy statement/prospectus, the Marvell Board determined that the Bermuda Merger Consideration constitutes fair value for each Marvell Share in accordance with the Bermuda Companies Act, that the Delaware Merger Consideration constitutes fair value for each Inphi Share in accordance with the Bermuda Companies Act, and that the Bermuda Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, Marvell. The Marvell Board also approved the Bermuda Merger, the Merger Agreement, the Statutory Merger Agreement and the Marvell Bye-Law Amendment and authorized the execution of the Merger Agreement and related transaction documents.

Also on October 28, 2020, the Inphi Board held a meeting in the afternoon, with representatives of Qatalyst Partners and Pillsbury in attendance. At the meeting, representatives of Qatalyst Partners reviewed Qatalyst Partners’ financial analyses of the Delaware Merger Consideration with the Inphi Board, and rendered to the Inphi Board its oral opinion, which was subsequently confirmed in writing, to the effect that as of October 28, 2020, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Delaware Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of Inphi Shares, other than Marvell or any affiliate of Marvell, was fair, from a financial point of view, to such holders, as more fully described in the section titled “The Mergers— Opinion of Inphi’s Financial Advisor, Qatalyst Partners.” Representatives of Qatalyst Partners also confirmed that there were no updates to the conflicts disclosure letter reviewed by Inphi Board on October 15, 2020. Representatives of Pillsbury then provided detailed updates to the transaction terms since the Inphi Board’s prior meeting, reviewed in detail the final agreements, including required efforts to obtain regulatory approvals, deal protection provisions, debt financing efforts, the outside termination date, certain defined terms, Inphi non-executive employee compensation matters, termination rights and termination fees in the Merger Agreement and other provisions, and reviewed the Inphi Board’s fiduciary duties. Following discussion, the Inphi Board approved the execution of the Merger Agreement.

On the morning of October 29, 2020, representatives of Pillsbury delivered a final version of Inphi’s disclosure schedule to the Merger Agreement and representatives of Hogan Lovells delivered a final version of Marvell’s disclosure schedule to the Merger Agreement and the final version of the Merger Agreement, which was subsequently executed and delivered by each of Marvell and Inphi. Later on the morning of October 29, 2020, Inphi and Marvell jointly announced the transactions.

Marvell’s Reasons for the Mergers and Recommendation of the Marvell Board

At a meeting of the Marvell Board held on October 28, 2020, the Marvell Board unanimously: (a) determined that the Bermuda Merger Consideration constitutes fair value for each Marvell Share in accordance with the Bermuda Companies Act, that the Delaware Merger Consideration constitutes fair value for each Inphi Share in accordance with the Bermuda Companies Act and that the Marvell Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger are fair to, and in the best interests of, Marvell and its shareholders; (b) approved the Marvell Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger; (c) authorized the execution of the Merger Agreement and related transaction documents; and (d) recommended that Marvell shareholders vote in favor of the Marvell Bye-Law Amendment Proposal and the Marvell Merger Proposal. Accordingly, the Marvell Board recommends that Marvell shareholders vote “FOR” the approval of the Marvell Bye-Law Amendment Proposal, “FOR” the approval of the Marvell Merger Proposal and “FOR” the approval of the Marvell Adjournment Proposal.

In evaluating the proposed transaction, the Marvell Board consulted with members of Marvell’s management team and with Marvell’s outside legal counsel, Hogan Lovells, and J.P. Morgan and, in reaching its determinations and recommendations, the Marvell Board considered a number of factors. The Marvell Board also consulted with its outside legal counsel regarding legal due diligence matters and the legal terms of the Merger Agreement and with its financial advisor regarding the financial terms of the Merger Agreement.

Many of the factors considered supported the determinations and recommendations made by the Marvell Board, including the following (not in any relative order of importance):

•

the expectation that the addition of Inphi’s growth opportunities, including in PAM4 and Coherent DSPs, broadband analog components, silicon photonics and packaging for electro-optics solutions, will allow the combined company to pursue an aggregate serviceable addressable market of $23 billion;

•

the opportunities that the greater product and market diversification of the combined company are expected to create given the increasing importance of electro-optics as a networking technology and the increasing value of optical solutions as a percentage of overall customer spend;

•

the highly complementary and generally non-overlapping product portfolios and end-market exposure of the businesses of Marvell and Inphi and the expectation that Marvell and Inphi combined will be able to create the necessary scale to deliver more innovative and diversified solutions to customers;

•	the opportunity to further expand research and development activities in growth markets and continue to improve customer relationships through execution excellence;

•

the opportunity for the combined company to become a R&D innovation engine with the required scale to accelerate product development, better positioning it to meet the increasing cost of delivering advanced semiconductor solutions for the combined company’s end market customers;

•

the strong customer relationships that Inphi has with major hyperscale customers and the ability to further develop those relationships through the increased scale provided by the combination of the two companies;

•

the expectation, based on estimates provided by members of Marvell’s management team prior to the execution of the Merger Agreement, that Marvell and Inphi combined will be able to achieve annual run-rate synergies of $125 million within 18 months following the completion of the Mergers;

•

the expectation, based on estimates provided by members of Marvell’s management team prior to the execution of the Merger Agreement, that the Mergers will be accretive to HoldCo’s non-GAAP earnings per share by the end of the first year following the completion of the Mergers;

•

the expectation, based on estimates provided by members of Marvell’s management team prior to the execution of the Merger Agreement, that the Mergers will be accretive to the long term revenue growth rate of the combined company;

•

the expectation of the Marvell Board, after consultation with members of Marvell’s management team, that the combined company will be able to execute and deliver on broader, more diversified business plans throughout the business cycle and in a semiconductor industry that is highly competitive, cyclical and subject to constant and rapid technological change;

•

the breadth and depth of experience and talent of the Inphi team, and their strong track record of engineering excellence, based on assessments by members of Marvell’s management team prior to the execution of the Merger Agreement;

•

the opportunity to combine expertise, and the skills of experienced managers and employees in the semiconductor industry, in order to meet the needs of the customers of both Marvell and Inphi and for a broader intellectual property portfolio of the combined company;

•

the expectation that the larger sales and marketing organization, and the greater financial resources, of the combined company will be able to lower costs, improve gross margins and lead to improved opportunities for marketing and selling products;

•	the expected generation, based on estimates provided by members of Marvell’s management team prior to the execution of the Merger Agreement, of strong operating cash flow for HoldCo;

•	the probability that regulatory approvals for the Mergers would be obtained in a timely manner without the imposition of any conditions that Marvell would find unacceptable;

•

the fact that, based on the number of Marvell Shares and the number of Inphi Shares expected to be outstanding immediately prior to the completion of the Mergers, Marvell shareholders are expected to own, on a fully diluted basis, approximately 83% of the outstanding HoldCo Shares immediately following the completion of the Delaware Merger;

•

information and discussions with members of Marvell’s management team and with Marvell’s advisors regarding Inphi’s business, assets, financial condition, results of operations, reputation, current business strategy and prospects, including the projected long-term financial results of Inphi as a standalone company, the size and scale of Marvell and Inphi combined and the expected pro forma effect of the proposed Mergers on each company and HoldCo;

•

the fact that the Chief Executive Officer of Inphi will become a member of the HoldCo Board effective as of the Delaware Merger Effective Time, which will provide additional semiconductor industry expertise to the HoldCo Board and guidance on the integration of Inphi and Marvell, and that the current members of the Marvell Board and Marvell’s senior management team will continue as members of the HoldCo Board and the senior management team of HoldCo, respectively;

•	the belief that the HoldCo management team will be able to successfully integrate Marvell and Inphi;

•

the oral opinion rendered by representatives of J.P. Morgan to the Marvell Board, subsequently confirmed in writing by delivery of a written opinion dated as of October 28, 2020, that as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the Delaware Merger Consideration to be paid by HoldCo in the Delaware Merger is fair, from a financial point of view, to Marvell, such opinion more fully described below in the section titled “The Mergers—Opinion of Marvell’s Financial Advisor, J.P. Morgan”;

•

the review by the Marvell Board with its advisors of the structure of the proposed Mergers and the financial and other terms of the Merger Agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and the termination provisions, as well as the likelihood of the completion of the Mergers and the evaluation by the Marvell Board of the likely time period necessary to complete the Mergers. The Marvell Board also considered the following specific aspects of the Merger Agreement:

•

the fact that the Marvell Exchange Ratio and the Inphi Exchange Ratio are each fixed and will not be adjusted to compensate for any decrease in the trading price of Marvell Shares prior to the completion of the Mergers, which provides certainty to Marvell shareholders as to their pro forma percentage ownership of the number of HoldCo Shares outstanding immediately after the completion of the Mergers (as more fully described in the section titled “The Merger Agreement—Merger Consideration”);

•

the limited number and nature of the conditions to the obligation of Inphi to complete the Delaware Merger and otherwise complete the other transactions contemplated by the Merger Agreement, as well as the probability that those conditions would be satisfied prior to 11:59 p.m. (California time) on the End Date (as more fully described in the section titled “The Merger Agreement—Conditions to Completion of the Mergers”);

•

the conditions to the obligations of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub to complete the Mergers and otherwise complete the other transactions contemplated by the Merger Agreement, as well as the probability that those conditions would be satisfied prior to 11:59 p.m. (California time) on the End Date (as more fully described in the section titled “The Merger Agreement—Conditions to Completion of the Mergers”);

•

the extensive representations and warranties made by Inphi (as more fully described in the section titled “The Merger Agreement—Representations and Warranties”), as well as the covenants in the Merger Agreement relating to the conduct of Inphi’s business during the period from the date of the Merger Agreement through the Delaware Merger Effective Time (as more fully described in the section titled “The Merger Agreement—Interim Operations of Marvell and Inphi”);

•

the fact that the Merger Agreement includes restrictions, subject to certain exceptions, on the ability of Inphi to solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of, or to engage in discussions or negotiations with any person or entity with respect to, any Inphi Acquisition Proposal or Inphi Acquisition Inquiry (each as defined below in, and as more fully described in, the section titled “The Merger Agreement—No Solicitation or Discussions by Inphi”) and Marvell’s right to match any Inphi Superior Offer (as defined below in, and as more fully described in, the section titled “The Merger Agreement—Stockholder and Shareholder Meetings; Board Recommendations”);

•

the ability of Marvell to terminate the Merger Agreement and receive a $300 million termination fee from Inphi upon the occurrence of an Inphi Triggering Event (as defined below in the section titled “The Merger Agreement—Termination of the Merger Agreement”) (as more fully described in the section titled “The Merger Agreement—Transaction Expenses and Termination Fees”);

•	Marvell’s right, prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote (and subject to certain conditions), to furnish non-public information regarding

Marvell and its subsidiaries to, and to enter into discussions or negotiations with, any person or entity in response to an unsolicited, bona fide, written Disruptive Marvell Acquisition Proposal (as defined below in the section titled “The Merger Agreement—No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals”) that is made to Marvell after the date of the Merger Agreement (and not withdrawn) (as more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals”);

•

the right of the Marvell Board, prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote (and subject to certain conditions), to make a Marvell Adverse Recommendation Change (as defined in “Stockholder and Shareholder Meetings; Board Recommendations—Marvell Adverse Recommendation Change”) or cause Marvell to terminate the Merger Agreement in connection with a Disruptive Marvell Superior Offer (as defined below in the section titled “The Merger Agreement—No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals” and as more fully described in the section titled “The Merger Agreement—Stockholder and Shareholder Meetings; Board Recommendations”);

•

the belief of the Marvell Board, following consultation with its advisors and after its review of the terms of the proposed Debt Financing, and based in part upon the Debt Commitment Letters, that it was likely that Marvell would be able to obtain the necessary Debt Financing, and that after completing the Mergers, Marvell would be able to repay, service or refinance the indebtedness incurred in connection with the Debt Financing and, to the extent such indebtedness remains outstanding, to comply with the financial covenants applicable to such indebtedness;

•

the belief of the Marvell Board, following consultation with its advisors, that the Debt Financing was sufficient for purposes of funding the transactions contemplated by the Merger Agreement and on terms attractive to Marvell;

•

the fact that if the Marvell Merger Proposal has not been approved at the Marvell Shareholder Meeting (and has not been approved at any adjournment or postponement thereof) by the Required Marvell Shareholder Vote, Marvell would have no liability to Inphi under the Merger Agreement (other than to pay certain of Inphi’s fees, costs and other expenses incurred in connection with the transactions contemplated by the Merger Agreement, up to a maximum of $25 million) (as more fully described in the section titled “The Merger Agreement—Transaction Expenses and Termination Fees”);

•

the fact that Marvell’s maximum liability to Inphi under the Merger Agreement is a $460 million termination fee payable to Inphi if, among other things, the Merger Agreement is terminated by Marvell or Inphi because the Mergers have not been completed on or prior to the End Date as a result of the failure to obtain required consents, approvals or clearances by applicable regulatory authorities (as more fully described in the section titled “The Merger Agreement—Transaction Expenses and Termination Fees”);

•	the intended tax treatment of the Mergers for U.S. federal income tax purposes (as more fully described in the section titled “Material United States Federal Income Tax Consequences”); and

•

the anticipation that, for U.S. federal income tax purposes and subject to certain exceptions, holders of Marvell Shares will not recognize gain or loss upon the exchange of their Marvell Shares for HoldCo Shares in the Bermuda Merger (as more fully described in the section titled “Material United States Federal Income Tax Consequences”).

In the course of its deliberations, the Marvell Board also considered a variety of risks and other potentially negative factors, including the following (which are not in any relative order of importance):

•

the possibility that the Mergers may not be completed or that completion may be unduly delayed for reasons beyond the control of Marvell, including the potential length of the regulatory review process and/or the risk that applicable antitrust, competition and other regulatory authorities may prohibit or enjoin either or both of the Mergers or otherwise impose restrictions on Marvell and/or Inphi as a condition to granting required consents, approvals or clearances for either or both of the Mergers;

•

the fact that the Debt Financing, including the related financial maintenance covenant to which Marvell will be subject, may, at least in the short term, among other things, reduce Marvell’s operational flexibility;

•

the fact that Marvell’s obligations pursuant to the Merger Agreement are not subject to any financing condition or similar contingency based on Marvell’s ability to obtain financing, and that Inphi would be entitled to specifically enforce the Merger Agreement, including the obligation of Marvell to complete the Bermuda Merger and the other transactions contemplated by the Merger Agreement, regardless of the availability or terms of Marvell’s financing;

•

the possible disruption to Marvell’s and Inphi’s operations that may result from the Mergers, including the potential for diversion of management and employee attention from other strategic opportunities or operational matters and for increased employee attrition during the period prior to completion of the Mergers, and the potential effect of the Mergers on their respective businesses and relations with customers and suppliers;

•

the adverse impact that business uncertainty pending completion of the Mergers could have on Marvell’s and Inphi’s respective ability to attract, retain and motivate key personnel, and could have on Marvell’s and Inphi’s respective ability to win new business with customers;

•

the challenges of combining the businesses, operations and workforces of Inphi and Marvell and the risk that anticipated strategic and other benefits to Marvell and Inphi following completion of the Mergers, including the synergies described above, will not be realized or will take longer to realize than expected;

•

the challenges of retaining Inphi employees following completion of the Mergers in light of the differences between the employee compensation practices and employee leveling and title practices at Inphi and Marvell, respectively;

•

the risk that the Debt Financing, as well as Marvell’s obligations under the Merger Agreement, may prevent Marvell from acting upon other strategic opportunities that may present themselves, either prior to or after the completion of the Mergers;

•

the risk that certain Marvell customers and partners that compete with Inphi, and that certain Inphi customers and partners that compete with Marvell, may be more reluctant to work with or award future business to Marvell and Inphi combined;

•

the potential that the fixed exchange ratio with respect to the Delaware Merger Consideration could result in Marvell delivering greater value to Inphi stockholders than had been anticipated by Marvell if the value of Marvell Shares increases after the date of the Merger Agreement;

•

the risk that the structure of the Mergers could potentially trigger termination rights of Marvell’s and Inphi’s counterparties under, or breach certain restrictive covenants or other terms of, Marvell’s and Inphi’s contracts with third parties;

•	certain terms and conditions of the Merger Agreement, including:

•

the fact that the Merger Agreement includes restrictions on the ability of Marvell to solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of, or to engage in discussions or negotiations with any person or entity with respect to, any Disruptive Marvell Acquisition Proposal, subject to certain exceptions (as more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals”);

•	Inphi’s right, prior to the approval of the Inphi Merger Proposal by the Required Inphi Stockholder Vote (and subject to certain conditions), to furnish non-public information regarding

Inphi and its subsidiaries to, and to enter into discussions or negotiations with, any person or entity in response to an unsolicited, bona fide, written Inphi Acquisition Proposal that is made to Inphi after the date of the Merger Agreement (and not withdrawn) (as more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Inphi”);

•

the right of the Inphi Board, prior to the approval of the Inphi Merger Proposal by the Required Inphi Stockholder Vote (and subject to certain conditions), to make an Inphi Adverse Recommendation Change (as defined in “The Merger Agreement—Stockholder and Shareholder Meetings; Board Recommendations”) or cause Inphi to terminate the Merger Agreement in connection with an Inphi Superior Offer (as more fully described in the section titled “The Merger Agreement—Stockholder and Shareholder Meetings; Board Recommendations”);

•

the restrictions on the right of the Marvell Board to make a Marvell Adverse Recommendation Change or cause Marvell to terminate the Merger Agreement, subject to certain conditions (including in connection with a termination of the Merger Agreement by Inphi as a result of a Marvell Triggering Event, the payment by Marvell to Inphi of a $400 million termination fee) (as more fully described in the section titled “The Merger Agreement—Transaction Expenses and Termination Fees”), which could have the effect of discouraging Disruptive Marvell Acquisition Proposals from being made or pursued;

•

the requirement that Marvell provide Inphi with an opportunity to propose revisions to the Merger Agreement prior to Marvell being able to terminate the Merger Agreement to accept a Disruptive Marvell Acquisition Proposal (as more fully described in the section titled “The Merger Agreement—Stockholder and Shareholder Meetings; Board Recommendations”); and

•

the requirement that Marvell pay a termination fee of $460 million to Inphi if, among other things and subject to certain conditions, the Merger Agreement is terminated by Marvell or Inphi because the Mergers have not been completed on or prior to the End Date as a result of the failure to obtain required consents, approvals or clearances by applicable regulatory authorities (as more fully described in the section titled “The Merger Agreement—Transaction Expenses and Termination Fees”);

•

the fact that Marvell’s current shareholders will have reduced ownership and voting interests in HoldCo after the completion of the Mergers (compared to their current ownership and voting interests in Marvell) and will exercise less influence over the HoldCo Board and management and policies of HoldCo (compared to their current influence over the Marvell Board and management and policies of Marvell);

•	the transaction costs to be incurred in connection with the Mergers, regardless of whether the Mergers are completed;

•

the risks and contingencies relating to the announcement and pendency of the Mergers and the risks and costs to Marvell if the Mergers are not completed on a timely basis or at all, including the impact on Marvell’s relationships with employees, with customers and with third parties;

•	the potential tax consequences of the Bermuda Merger to Marvell, given that Marvell is currently domiciled in Bermuda, and HoldCo is a Delaware corporation;

•

the fact that if the Mergers are not completed, Marvell will have expended significant human and financial resources on a failed transaction, and may also be required to pay a termination fee under various circumstances or reimburse Inphi for up to $25 million of its transaction expenses under certain circumstances (as more fully described in the section titled “The Merger Agreement—Transaction Expenses and Termination Fees”); and

•

various other risks associated with the Mergers and the business of Marvell and HoldCo described in the sections titled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” respectively.

The factors set forth above are not intended to be exhaustive, but include many of the material factors considered by the Marvell Board in approving the Bermuda Merger, the Merger Agreement, the Statutory Merger Agreement and the Marvell Bye-Law Amendment, in authorizing the execution of the Merger Agreement and related transaction documents and in recommending that Marvell shareholders vote in favor of the Marvell Bye-Law Amendment Proposal and the Marvell Merger Proposal. In view of the wide variety of factors considered in connection with making its determinations and recommendations, and the complexity of these matters, the Marvell Board did not find it useful to, and did not attempt to, quantify or assign any relative or specific weights to the various factors considered in reaching its determination to approve the Bermuda Merger, the Merger Agreement, the Statutory Merger Agreement and the Marvell Bye-Law Amendment and to recommend that Marvell shareholders vote in favor of the Marvell Bye-Law Amendment Proposal and the Marvell Merger Proposal. In addition, individual members of the Marvell Board may have given different weights to different factors. The Marvell Board carefully considered all of the factors described above as a whole.

Inphi’s Reasons for the Mergers and Recommendation of the Inphi Board

The Inphi Board unanimously recommends that Inphi stockholders vote “FOR” each of (i) the approval of the Inphi Merger Proposal, (ii) the approval of the Inphi Adjournment Proposal, and (iii) the approval of the Inphi Compensation Proposal at the Inphi Stockholder Meeting.

In evaluating the proposed Mergers, the Inphi Board consulted with Inphi’s management and Inphi’s legal and financial advisors and, in reaching its determination and recommendation, the Inphi Board considered a number of factors. The Inphi Board also consulted with Inphi’s legal counsel regarding its legal obligations, legal due diligence matters and the legal terms of the Merger Agreement and Inphi’s financial advisor regarding the financial terms of the Merger Agreement.

Many of the factors considered supported the conclusion of the Inphi Board that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, are advisable and fair to and in the best interests of Inphi and its stockholders, including the following:

•

the growing challenges faced by the semiconductor industry, including macroeconomic trends and the fact that the industry is highly competitive, cyclical and subject to constant and rapid technological change with increasingly higher costs of development and manufacturing coupled with short product life-cycles for certain products, wide fluctuations in product supply and demand and increased costs associated in developing such products;

•

the opportunity to position the combined company as the leader in data infrastructure by it having a larger number of distinct products to sell than each company did separately and to expand the company’s addressable market and diversify the risk of development from a market of approximately $3 billion to an addressable market of $23 billion;

•	the opportunity to increase scale and reduce unit costs, which will facilitate the sale of products in the cloud data center and 5G wireless markets;

•	the opportunity to combine resources, including consolidating and reducing areas of overlap in operating and other expenses, such as the expenses of maintaining two separate public companies;

•	the opportunity to combine expertise, including the skills of experienced managers in the semiconductor industry, to better meet the needs of the customers of both Inphi and Marvell;

•	the financial strength of the combined company;

•

the fact that the consideration proposed by Marvell reflected extensive negotiations between the parties and their respective advisors, and the Inphi Board’s belief that the agreed Delaware Merger Consideration represented the best proposal and economic value available to Inphi stockholders;

•

the fact that the stock component of the Delaware Merger Consideration offers Inphi stockholders an opportunity to participate in future earnings and growth of the combined company, while also providing Inphi stockholders with a cash payment of $66.00 per share, which provides certainty of value for a portion of the Delaware Merger Consideration;

•

the historical share prices of Inphi and Marvell, including the fact that the implied value of the Delaware Merger Consideration of $162.33 per share (based on the price per Marvell Share of $41.47 on October 27, 2020, the last trading day prior to the approval by the Inphi Board of the Merger Agreement) represents a premium of approximately 43% based on the closing price per Inphi Share of $113.88 on October 27, 2020 (the last trading day prior to the approval by the Inphi Board of the Merger Agreement) and represents a premium of approximately 20% based on the all-time highest closing price per Inphi Share of $135.23 on August 3, 2020;

•

the expectation that the Mergers will result in greater long-term stockholder value than might result from other alternatives available to Inphi, including seeking an alternative transaction with another third party or remaining an independent public company, in each case, considering the potential for Inphi stockholders to share in any future earnings growth of Inphi’s business, and the continued expenses of operating a public company;

•

the Inphi Board’s familiarity with, and understanding of, Inphi’s business, assets, financial condition, results of operations, current business strategy and prospects, and the risks facing the semiconductor industry and Inphi;

•

information, diligence and discussions with Inphi’s management and advisors regarding Marvell’s business, assets, financial condition, results of operations, current business strategy and prospects, including the projected long-term financial results of Marvell as a standalone company, the size and scale of the combined company and the expected pro forma effect of the proposed Mergers on the combined company;

•

the oral opinion of Qatalyst Partners, which was subsequently confirmed in writing, to the effect that as of October 28, 2020, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Delaware Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of Inphi Shares, other than Marvell or any affiliate of Marvell, was fair, from a financial point of view, to such holders, as more fully described in the section titled “The Mergers—Opinion of Inphi’s Financial Advisor, Qatalyst Partners.” The full text of Qatalyst Partners’ written opinion is attached as Annex D to this joint proxy statement/prospectus, and Inphi stockholders are urged to read this written opinion in its entirety;

•

the fact that the Inphi Board had carefully evaluated, in consultation with Inphi’s management and its financial and legal advisors, various strategic alternatives available to Inphi, including remaining an independent company or pursuing other alternative transactions, and exploring the possibility of potential strategic transactions with other potential buyers, none of whom made proposals or offers or engaged in substantive discussions concerning a potential strategic transaction with Inphi;

•

the commitment that the Chief Executive Officer of Inphi at the Delaware Merger Effective Time will become a member of the HoldCo Board as of the Delaware Merger Effective Time, which will provide additional semiconductor industry expertise to the HoldCo Board and guidance on the integration of Inphi and Marvell;

•

the nature of the conditions to completion of the Mergers included in the Merger Agreement, as well as the likelihood of satisfaction of all of the conditions to the completion of the proposed Mergers;

•

the obligation of the parties to use reasonable best efforts to obtain approvals or clearances from applicable antitrust and competition authorities, including by furnishing certain information and agreeing to certain divestitures, hold separates and other conduct remedies (provided that Marvell will not be required to, among other things, take any actions which would reasonably be expected to result in a significant impact on the strategic or financial benefits of the Mergers to Marvell or divest or hold separate any of Inphi’s business or Marvell’s ASIC business or copper PHY business), and Marvell’s obligation to pay a termination fee of $460 million to Inphi in the event that the Merger Agreement is terminated based on the failure to receive any required regulatory clearance, including clearance under the HSR Act (as more fully described in the section titled “The Merger Agreement—Transaction Expenses and Termination Fees”);

•

the Debt Commitment Letters obtained by Marvell and HoldCo setting forth the financing commitments and other arrangements regarding the financing available to Marvell and HoldCo to complete the proposed Mergers;

•

the fact that Marvell’s obligations pursuant to the Merger Agreement are not subject to any financing condition or similar contingency based on Marvell’s ability to obtain financing, and that Inphi would be entitled to specifically enforce the Merger Agreement, including the obligations of Marvell and HoldCo to complete the Mergers, regardless of the availability or terms of Marvell’s financing;

•

Inphi’s right to engage in negotiations with, and provide information to, a third party that makes an unsolicited written Inphi Acquisition Proposal that is received prior to the adoption of the Merger Agreement by the Required Inphi Stockholder Vote, if the Inphi Board determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and Inphi’s outside legal counsel, that (a) such Inphi Acquisition Proposal is, or would reasonably be expected to lead to, an Inphi Superior Offer, and (b) the failure to take such action would be inconsistent with the Inphi Board’s fiduciary obligations to Inphi stockholders under Delaware law, subject to certain conditions (as more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Inphi”);

•

the right of the Inphi Board to change its recommendation with respect to the Inphi Merger Proposal, including to recommend an Inphi Superior Offer, if the Inphi Board has determined in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and Inphi’s outside legal counsel, that the failure to take such action would be inconsistent with the Inphi Board’s fiduciary obligations to Inphi stockholders under Delaware law, subject to certain conditions (including in connection with a termination of the Merger Agreement by Marvell as a result of such change of recommendation by the Inphi Board, or a termination of the Merger Agreement by Inphi to enter into a definitive acquisition agreement relating to such Inphi Superior Offer, the payment by Inphi to Marvell of a $300 million termination fee) (as more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Inphi”);

•

the right of Inphi and Marvell to specific performance to prevent breaches of, and to enforce the terms of, Merger Agreement (as more fully described in the section titled “The Merger Agreement—Enforcement; Remedies”);

•	the availability of appraisal rights under Delaware law for the Inphi stockholders who oppose adoption of the Merger Agreement;

•	the customary nature of the other representations, warranties and covenants of Inphi in the Merger Agreement; and

•

the requirement that Inphi or Marvell pay a termination fee to the other party under certain circumstances specified in the Merger Agreement (as more fully described in the section titled “The Merger Agreement—Transaction Expenses and Termination Fees”).

In the course of its deliberations, the Inphi Board also considered a variety of risks and other potentially negative factors, including the following (which are not in any relative order of importance):

•	the possibility that the Mergers may not be completed or that completion may be unduly delayed for reasons beyond the control of Inphi and/or Marvell, including the potential length of the regulatory review process under the HSR Act or otherwise and the risk that applicable antitrust and competition authorities may prohibit or enjoin the proposed Mergers or otherwise impose conditions on Inphi and/or Marvell to obtain clearance for the Mergers;

•

the fact that the Inphi Exchange Ratio is fixed, indicating that Inphi stockholders could be adversely affected by a decrease in the trading price of Marvell Shares during the pendency of the proposed Mergers and the fact that the Merger Agreement does not provide Inphi with a price-based termination right or other similar protection in favor of Inphi or its stockholders;

•

the potential for diversion of management and employee attention and for increased employee attrition during the period prior to completion of the proposed Mergers, and the potential effect of the proposed Mergers on Inphi’s business and relations with customers, suppliers and strategic partners;

•

the restrictions on the conduct of Inphi’s business prior to completion of the proposed Mergers, requiring Inphi to conduct its business and operations in the ordinary course in all material respects and in accordance with past practice, subject to specific limitations, which could delay or prevent Inphi from undertaking business opportunities that may arise pending completion of the Mergers and could negatively impact Inphi’s ability to attract and retain employees and negatively impact decisions of customers, suppliers and strategic partners;

•

the difficulty inherent in integrating the businesses, assets and workforces of two large companies and the risk that anticipated strategic and other benefits to Inphi and Marvell following completion of the proposed Mergers, including any expected synergies, will not be realized or will take longer to realize than expected;

•	the transaction costs and retention costs to be incurred in connection with the proposed Mergers, regardless of whether the proposed Mergers are completed;

•

the fact that the Merger Agreement includes restrictions on the ability of Inphi to solicit proposals for alternative transactions or engage in discussions regarding such proposals, subject to certain exceptions (as more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Inphi”);

•

Marvell’s right to engage in negotiations with, and provide information to, a third party that makes a certain unsolicited written Disruptive Marvell Acquisition Proposal that is received prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote if the Marvell Board determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and Marvell’s outside legal counsel, that (a) such Disruptive Marvell Acquisition Proposal is, or would reasonably be expected to lead to, a Disruptive Marvell Superior Offer and (b) the failure to take such action would be inconsistent with the Marvell Board’s fiduciary obligations to Marvell shareholders under Bermuda law, subject to certain conditions (as more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals”);

•

the right of the Marvell Board to change its recommendation with respect to the approval of the Marvell Merger Proposal, including to recommend a Disruptive Marvell Superior Offer, if the Marvell Board has determined in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and Marvell’s outside legal counsel, that the failure to take such action would be inconsistent with the Marvell Board’s fiduciary obligations to Marvell shareholders under Bermuda law, subject to certain conditions (including in connection with a termination of the Merger Agreement by Inphi as a result of such change of recommendation by the Marvell Board, or a termination of the Merger Agreement by Marvell to enter into a definitive acquisition agreement relating to such Disruptive Marvell Superior Offer, the payment by Marvell to Inphi of a $400 million termination fee) (as more fully described in the section titled “The Merger Agreement—No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals”);

•

the fact that the adoption of the Merger Agreement is subject to approval of Inphi stockholders, and the approval of the Merger Agreement, the Statutory Merger Agreement and the Bermuda Merger are subject to the approval of Marvell shareholders;

•	the risk that if Marvell shareholders fail to approve the Marvell Merger Proposal, then Marvell may terminate the Merger Agreement;

•

the fact that if the Mergers are not completed, Inphi will have expended significant human and financial resources on a failed transaction, and may also be required to pay a termination fee under various circumstances (as more fully described in the section titled “The Merger Agreement—Transaction Expenses and Termination Fees”); and

•

various other risks associated with the Mergers and the business of Inphi and the combined company described in the sections titled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” respectively.

The Inphi Board considered all of these factors as a whole, and, on balance, concluded that it supported a determination to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers. The foregoing discussion of the information and factors considered by the Inphi Board is not exhaustive. In view of the wide variety of factors considered by the Inphi Board in connection with its evaluation of the proposed Mergers and the complexity of these matters, the Inphi Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The Inphi Board evaluated the factors described above, among others, and concluded that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, were advisable, fair to and in the best interests of Inphi and its stockholders. In considering the factors described above and any other factors, individual members of the Inphi Board may have viewed factors differently or given different weight or merit to different factors.

In considering the recommendation of the Inphi Board to approve the Inphi Merger Proposal, Inphi stockholders should be aware that Inphi’s executive officers and directors may have interests in the Mergers that are different from, or in addition to, those of Inphi stockholders generally. The Inphi Board was aware of these interests during its deliberations on the merits of the Mergers and in deciding to recommend that Inphi stockholders vote “FOR” the approval of the Inphi Merger Proposal. See “The Mergers—Interests of Inphi Directors and Executive Officers in the Mergers” for more information.

Opinion of Marvell’s Financial Advisor, J.P. Morgan

Pursuant to an engagement letter dated October 27, 2020, Marvell retained J.P. Morgan as its financial advisor in connection with the Mergers.

At the meeting of the Marvell Board on October 28, 2020, J.P. Morgan rendered its oral opinion to the Marvell Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Delaware Merger Consideration to be paid by HoldCo in the proposed Delaware Merger was fair, from a financial point of view, to Marvell. J.P. Morgan has confirmed its October 28, 2020 oral opinion by delivering its written opinion to the Marvell Board, dated October 28, 2020, that, as of such date and subject to the factors and assumptions set forth therein, the Delaware Merger Consideration to be paid by HoldCo in the proposed Delaware Merger was fair, from a financial point of view, to Marvell.

The full text of the written opinion of J.P. Morgan dated October 28, 2020, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Marvell shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Marvell Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Mergers, was directed only to the Delaware Merger Consideration to be paid in the Delaware Merger and did not address any other aspect of the Mergers. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of Marvell or as to the underlying decision by Marvell to engage in the proposed Mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of Marvell as to how such shareholder should vote with respect to the proposed Mergers or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated October 27, 2020 of the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning Inphi and Marvell and the industries in which they operate;

•

compared the financial and operating performance of Inphi and Marvell with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Inphi Shares and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management teams of Inphi and Marvell relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses expected to result from the Mergers (the “Marvell Projected Synergies”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Inphi and Marvell with respect to certain aspects of the Mergers, and the past and current business operations of Inphi and Marvell, the financial condition and future prospects and operations of Inphi and Marvell, the effects of the Mergers on the financial condition and future prospects of Marvell, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Inphi and Marvell or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with Marvell, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Inphi or Marvell under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including financial analyses and forecasts relating to the Marvell Projected Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Inphi and Marvell to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including those relating to the Marvell Projected Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the Mergers will qualify as a tax-free reorganization for United States federal income tax purposes and will be consummated as described in the Merger Agreement and this joint proxy statement/prospectus, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Marvell and Inphi in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Marvell with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the completion of the Mergers will be obtained without any adverse effect on Inphi or Marvell or on the contemplated benefits of the Mergers.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect its opinion, and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness to Marvell, from a financial point of view, of the Delaware Merger Consideration to be paid by HoldCo in the Delaware Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any class of securities, creditors or other constituencies of Marvell or the underlying decision by Marvell to engage in the Mergers. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Mergers, or any class of such persons relative to the consideration in the proposed Mergers or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which HoldCo Shares, Marvell Shares or Inphi Shares will trade at any future time.

The terms of the Merger Agreement, including the Marvell Exchange Ratio and the Inphi Exchange Ratio, were determined through arm’s length negotiations between Marvell and Inphi, and the decision to enter into the Merger Agreement was solely that of the Marvell Board and the Inphi Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Marvell Board in its evaluation of the proposed Mergers and should not be viewed as determinative of the views of the Marvell Board or management with respect to the Mergers or the Delaware Merger Consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Marvell Board on October 28, 2020 and in the presentation delivered to the Marvell Board on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 28, 2020 and is not necessarily indicative of current market conditions.

Public Trading Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial data of Inphi with similar data for selected publicly traded companies in the semiconductor industry:

•	Marvell Technology Group Ltd.

•	NVIDIA Corp.

•	Power Integrations, Inc.

•	Monolithic Power Systems, Inc.

•	Semtech Corp.

•	Lattice Semiconductor Corp.

•	Silicon Laboratories, Inc.

•	Xilinx, Inc.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, were considered in its judgment sufficiently similar in certain respects to those of Inphi based on business sector participation, operational characteristics and financial metrics. However, none of the selected companies is identical to Inphi, and certain of the selected companies may have characteristics that are materially different from those of Inphi. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Inphi. Using publicly available information, J.P. Morgan calculated, for each selected company, the multiple of closing share price as of October 27, 2020 to estimated earnings per share (“EPS”) for the calendar year 2021 (“P/E CY2021E”), in each case based on Wall Street analysts’ consensus estimates. This analysis indicated the following P/E CY2021E multiples:

Selected company	P/E CY2021E
Marvell Technology Group Ltd.	31.0x
NVIDIA Corp.	49.1x
Power Integrations, Inc.	32.4x
Monolithic Power Systems, Inc.	60.9x
Semtech Corp.	26.8x
Lattice Semiconductor Corp.	45.0x
Silicon Laboratories, Inc.	29.5x
Xilinx, Inc.[1]	36.5x

(1)	Based on the closing price of Xilinx, Inc. on October 26, 2020, prior to the announcement of AMD’s acquisition of Xilinx.

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan selected multiple reference ranges for P/E CY2021E of 30x-45x. This multiple range was then applied to Marvell’s management’s estimate of EPS for Inphi for the calendar year 2021, which indicated implied equity value per share ranges for Inphi Shares, rounded to the nearest $0.25, of $106.75 to $160.00.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for Inphi Shares.

A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. “Present value” refers to the current value of the future cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows estimated to be generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the unlevered free cash flows that Inphi is expected to generate during the remainder of 2020 (applying a valuation date of as of September 30, 2020) and calendar years 2021 through 2035 based upon financial projections prepared by the management of Marvell. Based on Marvell’s management’s estimate of a 3.5% terminal value growth rate in the industry in which Inphi operates, J.P. Morgan calculated a range of terminal values of Inphi at the end of this period by applying a perpetual growth rate ranging from 3.0% to 4.0%

to the unlevered free cash flow of Inphi during the final year of such period. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 9% to 11%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Inphi, taking into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital and other factors J.P. Morgan deemed appropriate. These present values, when added together with the present value of Marvell’s management’s estimates of after-tax Marvell Projected Synergies of $2.6 billion (based on $125 million of run-rate pre-tax annual operating cost-synergies, tax savings, capital expenditure synergies, net working capital synergies and SBC savings and net of one-time costs to achieve such Marvell Projected Synergies), resulted in an implied firm value for Inphi. To calculate an estimated equity value per Inphi Share, J.P. Morgan then adjusted the implied firm value for Inphi’s debt and cash and divided the result by the fully diluted number of Inphi Shares outstanding (which was derived based on adjustments to reflect the impact of dilutive securities and calculated in accordance with the treasury stock method, as relevant), using the number provided by Marvell’s management.

The discounted cash flow analysis indicated the following implied equity value per share range for Inphi (rounded to the nearest $0.25):

	Implied equity value per share
	Low	High
Discounted cash flow	$114.50	$187.50
Discounted cash flow with Marvell Projected Synergies	$150.00	$238.00

Intrinsic Value of Merger Consideration—DCF Based

J.P. Morgan prepared a value creation analysis that compared the equity value calculated from J.P. Morgan’s discounted cash flow analysis of Marvell on a standalone basis to Marvell shareholders’ pro forma ownership of the equity value of the combined company. The pro forma combined company equity value was equal to: (1) Marvell standalone discounted cash flow value of $32.1 billion, as per Marvell’s management projections, plus (2) Inphi standalone discounted cash flow value of $8.9 billion, plus (3) the present value of Marvell’s management’s estimates of after-tax Marvell Projected Synergies of $2.6 billion (based on $125 million of run-rate pre-tax annual operating cost-synergies, tax savings, capital expenditure synergies, net working capital synergies and SBC savings and net of one-time costs to achieve such Marvell Projected Synergies), less (4) the cash consideration paid to Inphi stockholders in the Delaware Merger and Marvell’s management’s estimates of the transaction expenses of $4.3 billion in the aggregate (based on transaction fees and expenses of $200 million and the impact of the settlement of certain convertible notes in cash and shares). For purposes of the discounted cash flow values used in this analysis, J.P. Morgan used (i) a terminal growth rate of 3.5% for the unlevered free cash flow for Inphi and for the Marvell Projected Synergies and a discount rate of 10% and (ii) a terminal growth rate of 3.5% for the unlevered free cash flow for Marvell and for the Marvell Projected Synergies, in each case as estimated by Marvell’s management, and a discount rate of 9.75%. The discount rate of 9.75% was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Marvell, taking into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital and other factors J.P. Morgan deemed appropriate. J.P. Morgan then determined the implied pro forma equity value of the combined company attributable to Marvell shareholders based on the equity ownership percentage of the combined company of approximately 83% to be owned by Marvell shareholders implied by the Marvell Exchange Ratio and the Inphi Exchange Ratio provided for in the Merger Agreement. J.P. Morgan then compared the result to the implied equity value of Marvell on a standalone basis derived from the discounted cash flow analysis described above. The value creation analysis indicated (i) implied total equity value of the combined company attributable to Marvell shareholders of $32.5 billion, (ii) implied equity value per share, rounded to the nearest $0.25, of $47.25 and (iii) implied pro forma accretion in equity value to Marvell shareholders of 1%.

Other Information

Historical Trading Range for Inphi

For reference purposes only and not as a component of its fairness analysis, J.P. Morgan reviewed the historical prices of Inphi Shares during the 52-week period prior to October 27, 2020, noting that the low and high closing prices during such period ranged from $58.59 per Inphi Share to $135.23 per Inphi Share, respectively.

Analyst Price Targets for Inphi

For reference purposes only and not as a component of its fairness analysis, J.P. Morgan reviewed certain publicly available equity research analyst share price targets for Inphi Shares, discounted to present values, using a discount rate of 10.5%, noting that these present values of share price targets ranged from $101.25 per Inphi Share to $146.50 per Inphi Share, rounded to the nearest $0.25.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Marvell or Inphi. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Marvell or Inphi. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Marvell and Inphi. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Marvell and Inphi.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Marvell with respect to the Mergers on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Marvell, Inphi and the industries in which they operate.

For financial advisory services rendered in connection with the Mergers, Marvell has agreed to pay J.P. Morgan a fee of $32.5 million, of which $4 million became payable upon delivery of the opinion and the remainder will become payable upon the completion of the Mergers. In addition, Marvell has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Marvell and Inphi for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period included providing financial advisory services to Marvell in connection with other ongoing potential transactions unrelated to the Mergers and acting as joint lead bookrunner of Inphi’s convertible debt offering in April 2020 and entering into a related call spread derivative transaction with Inphi in connection with such offering. J.P. Morgan anticipates that it and its affiliates will arrange and/or provide financing to Marvell in connection with the Mergers for customary compensation. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of each of the outstanding Marvell Shares and Inphi Shares. During the two year period preceding delivery of its opinion ending on September 30, 2020, the aggregate fees received by J.P. Morgan from Marvell were between $20.0 million and $22.0 million and from Inphi were between $4.0 million and $6.0 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Marvell or Inphi for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

In connection with the issuance of certain convertible notes in December 2015 and September 2016, Inphi purchased certain capped call options with respect to its shares from an affiliate of J.P. Morgan, pursuant to certain capped call transactions (the “Capped Call Transactions”). Such J.P. Morgan affiliate entered into such Capped Call Transactions as principal for its own account and not as an advisor to Inphi. Pursuant to the terms of the Capped Call Transactions, upon the occurrence of certain transactions or events involving Inphi, including the announcement or completion of the Mergers, the terms of the Capped Call Transactions may be adjusted, and/or the Capped Call Transactions may be terminated, in whole or in part. In connection with the Capped Call Transactions, such J.P. Morgan affiliate may make a cash payment to Inphi which is expected to result in an economic gain to such affiliate.

Opinion of Inphi’s Financial Advisor, Qatalyst Partners

Inphi retained Qatalyst Partners to act as financial advisor to the Inphi Board in connection with a potential transaction such as the Mergers and to evaluate whether the Delaware Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of Inphi Shares, other than Marvell or any affiliate of Marvell, was fair, from a financial point of view, to such holders. Inphi selected Qatalyst Partners to act as Inphi’s financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of Inphi’s business and the industry in which Inphi operates. Qatalyst Partners has provided its written consent to the reproduction of the Qatalyst Partners’ opinion in this joint proxy statement/prospectus. At the meeting of the Inphi Board on October 28, 2020, Qatalyst Partners rendered to the Inphi Board its oral opinion, which was subsequently confirmed in writing, to the effect that as of October 28, 2020, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Delaware Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of Inphi Shares, other than Marvell or any affiliate of Marvell, was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated October 28, 2020, to the Inphi Board following the meeting of the Inphi Board.

The full text of the opinion of Qatalyst Partners, dated as of October 28, 2020, is attached as Annex D to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the Inphi Board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the Delaware Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of Inphi Shares, other than Marvell or any affiliate of Marvell, to such holders. It does not address any other aspect of the Mergers. It does not constitute a recommendation as to how to vote with respect to the Mergers or any other matters and does not in any manner address what the value of HoldCo Shares actually will be when issued pursuant to the Mergers or the price at which Inphi Shares, Marvell Shares or HoldCo Shares will trade or otherwise be transferable at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex D to this joint proxy statement/prospectus.

For purposes of the opinion set forth therein, Qatalyst Partners reviewed a draft, dated as of October 27, 2020, of the Merger Agreement (the “Draft Merger Agreement”), certain related documents and certain publicly available financial statements of Inphi and Marvell and other business and financial information of Inphi and Marvell. Qatalyst Partners also reviewed (i) certain forward-looking information relating to Inphi prepared by the management of Inphi, including financial projections and operating data of Inphi, which are described below in the section titled “The Mergers—Unaudited Prospective Financial Information—Inphi Unaudited Prospective Financial Information” (the “Inphi Projections”), (ii) certain forward-looking information relating to Marvell prepared by the management of Marvell, including financial projections and operating data of Marvell, and adjusted by the management of Inphi, which are described below in the section titled “The Mergers—Unaudited Prospective Financial Information—Inphi Unaudited Prospective Financial Information” (the “Adjusted Marvell Projections”), and (iii) information relating to certain strategic, financial and operational benefits anticipated from the Mergers prepared by the management teams of Inphi and Marvell, and adjusted by the management of Inphi, as described below in the section titled “The Mergers—Unaudited Prospective Financial Information—Inphi Unaudited Prospective Financial Information” (the “Inphi Projected Synergies”). Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of Inphi and Marvell, including information relating to certain strategic, financial and operational benefits anticipated from the Mergers, with the senior managements of Inphi and Marvell, respectively. Qatalyst Partners also reviewed the historical market prices and trading activity for Inphi Shares and Marvell Shares and compared the financial performance of Inphi and Marvell and the prices and trading activity of Inphi Shares and Marvell Shares with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by Inphi and Marvell, respectively. With respect to the Inphi Projections, Qatalyst Partners was advised by management of Inphi, and Qatalyst Partners assumed, that such projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Inphi of the future financial performance of Inphi and other matters covered thereby. With respect to the Adjusted Marvell Projections, Qatalyst Partners was advised by the management of Inphi, and Qatalyst Partners assumed, that the Adjusted Marvell Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Marvell, as adjusted by the management of Inphi, of the future financial performance of Marvell and other matters covered thereby. With respect to the Inphi Projected Synergies, Qatalyst Partners was advised by the management of Inphi, and Qatalyst Partners assumed, that the Inphi Projected Synergies had been reasonably prepared on bases reflecting the reasonable estimates and judgments of the management teams of Inphi and Marvell, and adjusted by the management of Inphi, relating to the strategic, financial and operational benefits anticipated from the Mergers and other matters covered thereby. With respect to the Inphi Projections, Adjusted Marvell Projections and Inphi Projected Synergies, Inphi Board instructed Qatalyst Partners to use and rely upon such forecasts for purposes of its opinion. Qatalyst Partners assumed that the Mergers will be consummated in accordance with the terms set forth in the Draft Merger Agreement, without any modification, waiver or delay and that the Mergers will have the tax consequences referred to in the Merger Agreement and as described in discussions with representatives of Inphi. Qatalyst Partners also assumed that the final executed Merger Agreement will not differ in any material respect from the Draft Merger Agreement reviewed by Qatalyst Partners. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the proposed Mergers, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Inphi, Marvell, HoldCo or the contemplated benefits expected to be derived in the proposed Mergers. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Inphi, Marvell or HoldCo or their respective affiliates, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of the management of Inphi as to (i) the existing and future technology and products of Inphi, Marvell and HoldCo and the risks associated with such technology and products, (ii) the ability to integrate the businesses of Inphi and Marvell and (iii) the ability to retain key employees of Inphi and Marvell. Qatalyst Partners’ opinion has been approved by Qatalyst Partners’ opinion committee in accordance with its customary practice. Qatalyst Partners’ opinion does not constitute a recommendation as to how to vote with respect to the Mergers or any other matter and does not in any manner address what the value of HoldCo Shares actually will be when issued pursuant to the Mergers or the price at which Inphi Shares, Marvell Shares or HoldCo Shares will trade or otherwise be transferable at any time.

Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion does not address the underlying business decision of Inphi to engage in the Mergers, or the relative merits of the Mergers as compared to any strategic alternatives that may be available to Inphi. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the Delaware Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of Inphi Shares, other than Marvell or any affiliate of Marvell, and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of Inphi, Marvell or HoldCo or any of their respective affiliates, or any class of such persons, relative to such consideration.

The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated October 28, 2020. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized both the consensus of third-party research analysts’ projections of the future financial performance of Inphi as of October 27, 2020 (the “Analyst Projections”) as well as the Inphi Projections and the Pro Forma Financial Information (as defined in the section titled “The Mergers—Unaudited Prospective Financial Information—Inphi Unaudited Prospective Financial Information”). The Analyst Projections utilized by Qatalyst Partners were comprised of projections from 16 third-party research analysts. The Pro Forma Financial Information was used and relied upon by Qatalyst Partners at the instruction of the Inphi Board.

Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Illustrative Discounted Cash Flow Analysis

Standalone Company

Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a potential, present value of an Inphi Share as of December 31, 2020, without taking into account the Mergers, by:

•	adding:

•

(a) the implied net present value of the estimated future unlevered free cash flows of Inphi, based on the Inphi Projections, for calendar year 2021 through calendar year 2025 (which implied present value was calculated by using a mid-period discounting convention and a range of discount rates of 8.0% to 11.5%, based on an estimated weighted average cost of capital for Inphi; Qatalyst Partners calculated an estimated weighted average cost of capital for Inphi utilizing the capital asset pricing model and inputs based on Qatalyst Partners’ professional judgment);

•

(b) the implied net present value of a corresponding terminal value of Inphi (which net present value ranged from approximately $6,772 million to $13,899 million), calculated by multiplying Inphi’s estimated net operating profit after tax (“NOPAT”) in calendar year 2026 of approximately $663 million, based on the Inphi Projections, by a range of multiples of fully-diluted enterprise value to next-twelve-months NOPAT of 20.0x to 35.0x, selected based on the professional judgment of Qatalyst Partners drawn from its expertise and experience, and discounted to present value using the same range of discount rates used in the calculation of the implied net present value of the estimated future unlevered free cash flows of Inphi described above; and

•	(c) the estimated cash balance of Inphi as of December 31, 2020 of approximately $192 million, as provided by management of Inphi; and

•	subtracting the estimated debt of Inphi as of December 31, 2020 of approximately $567 million, as provided by management of Inphi; and

•

dividing the resulting amount by the number of fully-diluted Inphi Shares, adjusted for restricted stock units, performance-based stock units, market value stock units, options outstanding (calculated using the treasury stock method), in-the-money convertible debt (calculated using net share settlement method) and in-the-money capped calls, estimated as of December 31, 2020, each outstanding as of October 21, 2020, all of which amounts were provided by Inphi management, with each of the above-referenced estimated future unlevered free cash flows and terminal value having also been adjusted for the degree of estimated dilution to current stockholders through each respective applicable period (which totaled approximately 14% in the case of the terminal value) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by management of Inphi.

Based on the calculations set forth above, this analysis implied a range of values for Inphi Shares of approximately $135.31 to $252.19 per Inphi Share.

Pro Forma Combined Company

Qatalyst Partners also performed an illustrative pro forma discounted cash flow analysis with respect to HoldCo, taking into account the Mergers, based on the Pro Forma Financial Information, to calculate indications of the implied pro forma present value of the HoldCo Shares constituting the stock portion of the Delaware Merger Consideration as of December 31, 2020 and thus, by addition of the cash portion of the Delaware Merger Consideration, the per share Delaware Merger Consideration, by:

•	adding:

•	(a) the implied net present value of the estimated future unlevered free cash flows based on the Pro Forma Financial Information for calendar year 2021 through calendar year 2025 (which implied present value was calculated by using a mid-period discounting convention and a range of discount rates of 8.0% to 10.0%, based on an estimated weighted average cost of capital for HoldCo, taking into account the Mergers; Qatalyst Partners calculated an estimated weighted average cost of capital for HoldCo utilizing the capital asset pricing model and inputs based on Qatalyst Partners’ professional judgment); and

•

(b) the implied net present value of a corresponding terminal value of HoldCo (which net present value ranged from approximately $32,425 million to $62,196 million), taking into account the Mergers, calculated by multiplying HoldCo’s estimated NOPAT in calendar year 2026 of approximately $2,809 million, based on the Pro Forma Financial Information, by a range of multiples of fully-diluted enterprise value to next-twelve-months NOPAT of 20.0x to 35.0x, selected based on the professional judgment of Qatalyst Partners drawn from its expertise and experience, and discounted to present value using the same range of discount rates used in the calculation of the implied net present value of the estimated future unlevered free cash flows of HoldCo described above;

•

subtracting the estimated net debt of HoldCo as of December 31, 2020 of approximately $4,390 million, taking into account the Mergers, as provided by the management of Marvell and the management of Inphi, respectively;

•

dividing the resulting amount by the number of fully-diluted HoldCo Shares, adjusted for restricted stock units and options (calculated using the treasury stock method), taking into account the Mergers, estimated as of December 31, 2020, as provided by the management of Marvell and the management of Inphi, respectively, with each of the above-referenced estimated future unlevered free cash flows and terminal value having also been adjusted for the degree of estimated dilution to current stockholders through each respective applicable period (which totaled approximately 8% in the case of the terminal value) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by management of Inphi;

•	applying the Inphi Exchange Ratio comprising the stock portion of the Delaware Merger Consideration of 2.323 HoldCo Shares per Inphi Share; and

•	adding the per share cash portion of the Delaware Merger Consideration of $66.00 per Inphi Share.

Based on the calculations set forth above, this analysis implied a range of values for Inphi Shares of approximately $161.49 to $243.95 per Inphi Share.

Qatalyst Partners noted that the implied value of the consideration to be received by Inphi stockholders pursuant to the Merger Agreement was $162.33 per Inphi Share, based on Marvell’s closing share price on October 27, 2020.

Selected Companies Analysis

Qatalyst Partners compared selected financial information and public market multiples for Inphi with publicly available information and public market multiples for selected companies. The companies used in this comparison were those companies listed below, which were selected from publicly traded companies in the semiconductor industry by Qatalyst Partners based on its professional judgment, which included such factors as companies participating in similar lines of businesses to Inphi, having similar financial performance, or having other relevant or similar characteristics.

Based upon research analyst consensus estimates for calendar year 2021 as of October 27, 2020, Qatalyst Partners calculated, among other things, the ratio of price to earnings per share for calendar year 2021 (the “CY2021E P/E Multiple”) for each of the selected companies. The CY2021E P/E Multiples are based on closing prices as of October 27, 2020.

Selected Companies	CY2021E P/E Multiple
Advanced Micro Devices, Inc. (1)	52.5x
Analog Devices, Inc.	19.6x
Broadcom Inc.	14.0x
Intel Corporation	9.1x
Lattice Semiconductor Corporation	45.0x
MACOM Technology Solutions Holdings, Inc.	23.3x
Marvell Technology Group Ltd.	30.0x
Microchip Technology Incorporated	16.7x
NVIDIA Corporation	48.5x
Xilinx, Inc. (1)	25.5x

(1)

Based on closing stock prices of $86.51 and $105.99 for Advanced Micro Devices, Inc. and Xilinx, Inc, respectively, on October 8, 2020, the last closing stock price prior to the publication of press reports regarding a potential acquisition of Xilinx, Inc. by Advanced Micro Devices, Inc., and research analyst consensus estimates as of October 27, 2020.

The CY2021E P/E Multiple for Inphi was 30.7x based on the Analyst Projections using Inphi’s closing stock price on October 27, 2020.

Based on an analysis of the CY2021E P/E Multiples for the selected companies, Qatalyst Partners selected a representative range of 20.0x to 40.0x and applied this range to Inphi’s estimated calendar year 2021 non-GAAP earnings per diluted share (excluding stock-based compensation expense, acquisition expenses, amortization of intangibles, inventory fair value step up related to acquisitions, noncash interest on convertible debt and other non-recurring charges) based on each of the Analyst Projections and the Inphi Projections. This analysis implied a range of values for Inphi Shares of approximately $74.20 to $148.39 per Inphi Share and $80.30 to $160.60 per Inphi Share based on the Analyst Projections and the Inphi Projections, respectively. Qatalyst Partners noted that the implied value of the consideration to be received by Inphi stockholders pursuant to the Merger Agreement was $162.33 per Inphi Share, based on Marvell’s closing share price on October 27, 2020.

No company included in the selected companies analysis is identical to Inphi. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Inphi, such as the impact of competition on the business of Inphi and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Inphi or the industry or in the financial markets in general. Individual multiples or mathematical analyses are not in itself a meaningful method of using selected company data.

Selected Transactions Analysis

Qatalyst Partners compared 25 selected transactions involving companies in the semiconductor networking industries announced between January 5, 2011 and October 28, 2020, including transactions involving companies participating in similar lines of businesses to Inphi, having similar financial performance, or having other relevant or similar characteristics. These transactions are listed below:

	Target	Acquirer	Transaction Multiples (NTM)
Announced Date			EV/ Revenue	P/E
October 27, 2020	Xilinx, Inc.	Advanced Micro Devices, Inc.	10.8x	36.4x

July 13, 2020	Maxim Integrated Products, Inc.	Analog Devices, Inc.	9.7x	31.9x

July 9, 2019	Acacia Communications, Inc.	Cisco Systems, Inc.	5.6x	41.9x

June 3, 2019	Cypress Semiconductor Corporation	Infineon Technologies AG	4.5x	22.1x

March 11, 2019	Mellanox Technologies, Ltd.	NVIDIA Corporation	5.5x	20.2x

September 11, 2018	Integrated Device Technology, Inc.	Renesas Electronics Corporation	7.4x	25.9x

March 1, 2018	Microsemi Corporation	Microchip Technology Incorporated	5.0x	15.5x

November 20, 2017	Cavium, Inc.	Marvell Technology Group Ltd.	5.9x	23.7x

November 2, 2016	Brocade Communications Systems, Inc.	Broadcom Limited	2.4x	13.4x

September 12, 2016	Intersil Corporation	Renesas Electronics Corporation	5.4x	31.1x

July 26, 2016	Linear Technology Corporation	Analog Devices, Inc.	9.0x	25.3x

December 11, 2015	Atmel Corporation	Microchip Technology Incorporated	2.9x	21.7x

November 18, 2015	Fairchild Semiconductor International, Inc.	ON Semiconductor Corporation	1.7x	20.9x

November 24, 2015	PMC-Sierra, Inc.	Microsemi Corporation	4.2x	18.6x

June 1, 2015	Altera Corporation	Intel Corporation	7.7x	35.6x

May 28, 2015	Broadcom Corporation	Avago Technologies Limited	3.6x	15.0x

March 1, 2015	Freescale Semiconductor Ltd.	NXP Semiconductors N.V.	3.4x	16.7x

October 15, 2014	CSR plc	QUALCOMM Incorporated	2.8x	27.1x

August 20, 2014	International Rectifier Corporation	Infineon Technologies AG	2.0x	22.3x

June 9, 2014	Hittite Microwave Corporation	Analog Devices, Inc.	6.5x	28.6x

December 16, 2013	LSI Corporation	Avago Technologies Limited	2.7x	17.1x

June 22, 2012	MStar Semiconductor, Inc.	MediaTek Inc.	2.1x	15.9x

September 12, 2011	NetLogic Microsystems, Inc.	Broadcom Corporation	8.3x	29.2x

April 4, 2011	National Semiconductor Corporation	Texas Instruments Incorporated	4.4x	18.8x

January 5, 2011	Atheros Communications, Inc.	QUALCOMM Incorporated	3.4x	23.5x

For each of the transactions listed above, Qatalyst Partners reviewed, among other things, the implied fully-diluted enterprise value of the target company as a multiple of analyst estimates of the next-twelve-months revenue of the target company. Based on the analysis of such metrics for the transactions noted above, Qatalyst Partners selected a representative range of 5.5x to 11.0x and applied that range to Inphi’s estimated next-twelve-months revenue (calculated as the four quarters ending on June 30, 2021 and based on the Analyst Projections). This analysis implied a range of values for Inphi Shares of approximately $67.07 to $134.69 per Inphi Share. Qatalyst Partners noted that the implied value of the consideration to be received by Inphi stockholders pursuant to the Merger Agreement was $162.33 per Inphi Share, based on Marvell’s closing share price on October 27, 2020.

For each of the transactions listed above, Qatalyst Partners also reviewed, among other things, the price per share paid for the target company as a multiple of analyst estimates of the next-twelve-months non-GAAP earnings per diluted share (excluding stock-based compensation expense, acquisition expenses, amortization of intangibles and other non-recurring charges) of the target company. Based on the analysis of such metrics for the transactions noted above, Qatalyst Partners selected a representative range of 20.0x to 37.0x and applied that range to Inphi’s estimated next-twelve-months non-GAAP earnings per diluted share excluding stock-based compensation expense, acquisition expenses, amortization of intangibles, inventory fair value step up related to acquisitions, noncash interest on convertible debt and other non-recurring charges (calculated as the four quarters ending on June 30, 2021 and based on the Analyst Projections). This analysis implied a range of values for Inphi Shares of approximately $69.12 to $127.87 per Inphi Share. Qatalyst Partners noted that the implied value of the consideration to be received by Inphi stockholders pursuant to the Merger Agreement was $162.33 per Inphi Share, based on Marvell’s closing share price on October 27, 2020.

No company or transaction utilized in the selected transactions analysis is identical to Inphi or the Mergers. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to general business, market and financial conditions and other matters, many of which are beyond the control of Inphi, such as the impact of competition on the business of Inphi or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Inphi or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Individual multiples or mathematical analyses, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using the selected transactions data. Because of the unique circumstances of each of these transactions and the Mergers, Qatalyst Partners cautioned against placing undue reliance on this information.

Miscellaneous

In connection with the review of the Mergers by the Inphi Board, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of HoldCo, Inphi or Marvell. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of HoldCo, Inphi or Marvell. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Delaware Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of Inphi Shares, other than Marvell or any affiliate of Marvell, to such holders. These analyses do not purport to be appraisals or to reflect what the value of HoldCo Shares might actually be when issued pursuant to the Mergers or the price at which Inphi Shares, Marvell Shares or HoldCo Shares might actually trade or otherwise be transferable at any time.

Qatalyst Partners’ opinion and its presentation to the Inphi Board was one of the many factors considered by the Inphi Board in deciding to approve the Merger Agreement. The analyses as described above should not be viewed as determinative of the opinion of the Inphi Board with respect to the Delaware Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of Inphi Shares, other than Marvell, Inphi or any affiliate of Marvell or Inphi or any holder of Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law, or of whether the Inphi Board would have been willing to agree to different consideration. The Delaware Merger Consideration payable in the Mergers was determined through arm’s-length negotiations between Inphi and Marvell and was unanimously approved by the Inphi Board. Qatalyst Partners provided advice to Inphi during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to Inphi or that any specific consideration constituted the only appropriate consideration for the Mergers.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Inphi, Marvell, HoldCo or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst Partners’ written opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and Inphi or Marvell pursuant to which compensation was received by Qatalyst Partners or its affiliates; however Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to Inphi, Marvell or HoldCo and their respective affiliates for which it would expect to receive compensation.

Pursuant to a letter agreement, dated as of September 4, 2019, Qatalyst Partners provided Inphi with financial advisory services in connection with the Mergers for which it will be paid approximately $82 million (provided that the final actual fee will be, in part, based on Marvell’s closing share price at the time of the closing of the Mergers, and, accordingly, the final fee may vary significantly from this estimate), $5 million of which became payable upon delivery of its opinion (regardless of the conclusion reached in the opinion), and the remaining portion of which will be paid upon, and subject to, the completion of the Mergers. Inphi has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. Furthermore, Inphi has agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and expenses related to or arising out of Qatalyst Partners’ engagement.

Unaudited Prospective Financial Information

Marvell Unaudited Prospective Financial Information

Marvell Management Projections of Marvell Financial Information

Marvell does not normally publicly disclose long-term projections as to future revenue, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the evaluation of the Mergers, Marvell provided the Marvell Board and its financial advisor, J.P. Morgan, with certain non-public, unaudited financial forecasts relating to Marvell that were prepared by management of Marvell (the “Marvell Management Projections”). The projections for Marvell fiscal years 2021 through 2026 were prepared for internal purposes, and not for public disclosure. Marvell provided to Inphi a subset of the Marvell Management Projections limited to Marvell fiscal years 2021 through 2024.

Marvell’s management made various assumptions when preparing the Marvell Management Projections. These assumptions included estimates of revenue growth for each of the core markets served, which projections were based in part on historical performance, Marvell’s strategic plans and anticipated general business and economic conditions. These assumptions reflect a forecasted compound annual growth rate of Marvell’s serviceable available market (“SAM”) of approximately 9% from fiscal year 2021 to fiscal year 2024. These assumptions also include a forecast of Marvell’s revenue growth rate exceeding the annualized SAM growth from fiscal year 2021 to fiscal year 2024 through share gains and continuing to grow between 12-14% for the remainder of the forecast period. Marvell’s management also made assumptions with respect to operating expenses, including headcount expected to support future operations and sales and marketing expenses expected to fund the projected revenue growth.

The following table presents a summary of the Marvell Management Projections:

	Marvell Fiscal Year (1)
	FY2021E	FY2022E	FY2023E	FY2024E	FY2025E	FY2026E
	(in millions)
Revenue	$2,921	$3,431	$3,885	$4,584	$5,226	$5,853
Non-GAAP Operating Income (2)	$681	$998	$1,253	$1,616	$1,943	$2,258
Less: Cash Taxes	$(34)	$(50)	$(63)	$(81)	$(97)	$(113)
Less: Capital Expenditures	$(206)	$(244)	$(278)	$(321)	$(356)	$(387)
Plus: Depreciation & Amortization	$208	$226	$243	$255	$268	$281
Less: Increase in Working Capital	$53	$(139)	$(44)	$(77)	$(111)	$(108)
Less: SBC, net of tax	$(235)	$(238)	$(240)	$(248)	$(255)	$(263)
Unlevered Free Cash Flow including SBC (3)	$467	$553	$871	$1,143	$1,392	$1,669
Unlevered Free Cash Flow excluding SBC (4)	$702	$791	$1,111	$1,391	$1,647	$1,932
Non-GAAP Net Operating Profit After Taxes (5)	$647	$948	$1,190	$1,535	$1,846	$2,145
EBITDA (6)	$890	$1,224	$1,496	$1,870	$2,211	$2,539

(1)	Marvell’s fiscal year is the 52- or 53-week period ending on the Saturday closest to January 31.
(2)

“Non-GAAP Operating Income” is calculated by starting with operating income and adjusting to exclude the impact of stock-based compensation expense, inventory charges, amortization of acquisition related assets, acquisition and integration related costs and other non-recurring charges.

(3)

“Unlevered free cash flow including SBC” is a non-GAAP financial measure that was calculated by J.P. Morgan using the Marvell Management Projections and certain prospective financial information provided by management of Marvell, in each case, approved for J.P. Morgan’s use by Marvell, by beginning with earnings before interest and taxes (EBIT) adjusted to exclude stock-based compensation expense and other non-GAAP adjustments, adding depreciation and amortization, and subtracting (a) taxes, (b) capital expenditures, (c) increases in net working capital and (d) stock-based compensation expense. These calculations of unlevered free cash flow including SBC were not made available to Inphi.

(4)

“Unlevered free cash flow excluding SBC” is a non-GAAP financial measure that was calculated using the Marvell Management Projections and certain prospective financial information provided by management of Marvell by beginning with earnings before interest and taxes (EBIT) adjusted to exclude stock-based compensation expense and other non-GAAP adjustments, adding depreciation and amortization, and subtracting (a) taxes, (b) capital expenditures, and (c) increases in net working capital. These calculations of unlevered free cash flow excluding SBC were not made available to Inphi.

(5)	“Non-GAAP Net Operating Profit After Taxes” is calculated by starting with non-GAAP operating income and subtracting the effective tax rate of 5% for fiscal years 2021 through 2026.
(6)

“EBITDA” is a non-GAAP financial measure defined as estimated earnings before interest, taxes, depreciation and amortization (EBITDA) adjusted to exclude estimated stock-based compensation expense and other non-GAAP adjustments. The subset of Marvell Management Projections provided to Inphi included an annualized number for EBITDA for fiscal year 2023, $1,498, instead of the number presented in this table.

Marvell Management Adjustment of Inphi Prospective Financial Information

Marvell provided to J.P. Morgan certain non-public unaudited financial forecasts relating to Inphi that were provided by Inphi and adjusted by Marvell’s management for the calendar years 2020 through 2029 (the

“Marvell Adjusted Inphi Projections”). Inphi provided Marvell with financial forecasts limited to calendar years 2020 through 2023. Marvell’s management adjusted the forecasts provided by Inphi and then extrapolated them for calendar years 2020 through 2029.

Certain of the material assumptions made by Marvell’s management in connection with the preparation of the Marvell Adjusted Inphi Projections include, without limitation:

•	Inphi is well positioned to serve the infrastructure semiconductor market with advanced technology leadership in PAM4 and coherent DSP interconnect products within and between data centers;

•	Inphi’s markets and products have high barriers to entry;

•	Inphi’s SAM will grow approximately 57% annually from calendar year 2018 to calendar year 2022; and

•	Inphi’s revenue growth rate will be between 8-16% for the forecast period.

The following table presents a summary of the Marvell Adjusted Inphi Projections that Marvell made available to J.P. Morgan, and that J.P. Morgan used, at Marvell’s direction and with Marvell’s approval, for purposes of its financial analyses and fairness opinion:

	Inphi Fiscal Year ending December 31
	FY2020E	FY2021E	FY2022E	FY2023E	FY2024E	FY2025E	FY2026E	FY2027E	FY2028E	FY2029E
	(in millions)
Revenue	$682	$801	$924	$1,073	$1,266	$1,494	$1,748	$2,010	$2,211	$2,388
Non-GAAP Operating Income (1)	$192	$224	$277	$348	$449	$580	$733	$878	$990	$1,090
Less: Cash Taxes	$(9)	$(20)	$(24)	$(30)	$(38)	$(49)	$(61)	$(73)	$(82)	$(90)
Less: Capital Expenditures	$(112)	$(113)	$(122)	$(132)	$(144)	$(156)	$(170)	$(183)	$(192)	$(199)
Plus: Depreciation & Amortization	$58	$68	$73	$79	$86	$94	$102	$110	$115	$120
Less: Increase in Working Capital	$(63)	$(44)	$3	$(21)	$(39)	$(44)	$(49)	$(53)	$(41)	$(36)
Less: SBC, net of tax	$(106)	$(94)	$(102)	$(109)	$(119)	$(130)	$(141)	$(151)	$(158)	$(165)
Unlevered Free Cash Flow including SBC (2)	$(40)	$21	$106	$136	$195	$295	$414	$528	$633	$720
Unlevered Free Cash Flow excluding SBC (3)	$66	$115	$208	$245	$314	$425	$555	$679	$791	$885
Non-GAAP Net Operating Profit After Taxes (4)	$182	$204	$253	$318	$411	$531	$672	$805	$908	$1,000
EBITDA (5)	$250	$292	$350	$427	$535	$674	$835	$987	$1,105	$1,210

(1)

“Non-GAAP Operating Income” is calculated by starting with operating income and adjusting to exclude the impact of stock-based compensation expense, inventory charges, amortization of acquisition related assets, acquisition and integration related costs and other non-recurring charges.

(2)

“Unlevered free cash flow including SBC” is a non-GAAP financial measure that was calculated by J.P. Morgan using the Marvell Adjusted Inphi Projections and certain prospective financial information provided by management of Marvell, in each case, approved for J.P. Morgan’s use by Marvell, by beginning with earnings before interest and taxes (EBIT) adjusted to exclude stock-based compensation expense and other non-GAAP adjustments, adding depreciation and amortization, and subtracting (a) taxes, (b) capital expenditures, (c) increases in net working capital and (d) stock-based compensation expense.

(3)

“Unlevered free cash flow excluding SBC” is a non-GAAP financial measure that was calculated using the Marvell Adjusted Inphi Projections and certain prospective financial information provided by management of Marvell, in each case, approved for J.P. Morgan’s use by Marvell by beginning with earnings before interest and taxes (EBIT) adjusted to exclude stock-based compensation expense and other non-GAAP adjustments, adding depreciation and amortization, and subtracting (a) taxes, (b) capital expenditures and (c) increases in net working capital.
(4)

“Non-GAAP Net Operating Profit After Taxes” is calculated by starting with non-GAAP operating income and subtracting the effective tax rate of 5% for fiscal year 2020, effective tax rate of 9% for fiscal years 2021 through 2023, and effective tax rate of 8% for fiscal years 2024 through 2029.

(5)

“EBITDA” is a non-GAAP financial measure defined as estimated earnings before interest, taxes, depreciation and amortization (EBITDA) adjusted to exclude estimated stock-based compensation expense and other non-GAAP adjustments.

For fiscal year comparison purposes, Marvell assumed that the Marvell fiscal year ending on the Saturday closest to January 31 is equivalent to the Inphi fiscal year ending on December 31. For example, Marvell assumed that “FY2021E” in the Marvell Management Projections table above is equivalent to “FY2020E” in the Marvell Adjusted Inphi Projections table above.

Marvell Management Synergy Projections

Marvell developed and provided to J.P. Morgan projections relating to the anticipated synergies (excluding any potential tax, capital expenditures, working capital and stock based compensation synergies) for Marvell’s fiscal years 2021 through 2030 that would result from the Mergers (the “Marvell Management Synergy Projections”). Marvell estimated that the pre-tax costs to achieve these synergies would be $63 million in the first 18-months and no costs in fiscal periods thereafter, excluding stock-based compensation.

In calculating estimated synergies, Marvell’s management made assumptions with respect to expenses including manufacturing, sales and marketing, product development, personnel, facilities, information technology infrastructure and administration. Assumptions include a reduction in redundant expenses, a reduction of duplicative operating resources (including facilities), future productivity improvements and severance, lease, and contract termination costs to achieve synergies.

The following table presents a summary of the Marvell Management Synergy Projections that Marvell made available to J.P. Morgan, and that J.P. Morgan used, at Marvell’s direction and with Marvell’s approval, for purposes of its financial analyses and fairness opinion:

	Marvell Fiscal Year
	FY2021E	FY2022E	FY2023E	FY2024E	FY2025E	FY2026E	FY2027E	FY2028E	FY2029E	FY2030E
	(in millions)
Total anticipated synergies (1)	$0	$0	$31	$139	$146	$155	$164	$174	$181	$187

(1)	Synergies, including cost to achieve synergies, excludes stock-based compensation.

Inphi Unaudited Prospective Financial Information

Inphi Management Projections of Inphi Financial Information

Inphi does not normally publicly disclose long-term projections as to future revenue, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in October 2020 in connection with the evaluation of the Mergers, Inphi provided the Inphi Board, Marvell and their respective advisors with certain non-public, unaudited stand-alone financial forecasts that were prepared by management of Inphi for internal purposes and not for public disclosure. In addition, for the purpose of calculating the number of fully-diluted Inphi Shares in connection with the illustrative discounted cash flow analysis of Inphi on a standalone basis conducted by Qatalyst Partners described and summarized in the section titled “The Mergers—Opinion of Inphi’s Financial Advisor, Qatalyst Partners—Illustrative Discounted Cash Flow Analysis—Standalone Company,” management of Inphi provided Qatalyst Partners with Inphi’s capitalization as of October 21, 2020. The number of fully-diluted Inphi Shares, adjusted for restricted stock units, performance-based stock units, market value stock units, options outstanding (calculated using the treasury stock method), in-the-money convertible debt (calculated using net share settlement method) and in-the-money capped calls, estimated as of December 31, 2020, ranged between approximately 58 million and approximately 60 million in the context of such illustrative discounted cash flow analysis.

The following is a summary of the Inphi Projections. At the direction of the Inphi Board, Qatalyst Partners used unaudited financial projections for calendar years 2021 through 2026 that were prepared by Inphi’s management in October 2020 in performing its financial analyses in connection with rendering its opinion described and summarized in the section titled “The Mergers—Opinion of Inphi’s Financial Advisor, Qatalyst Partners.”

The Inphi Projections reflect various estimates, the accuracy of which is difficult to ascertain and beyond Inphi’s control, as well as various assumptions and methodologies, including, among others, assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions and matters specific to Inphi’s businesses. Such assumptions include, but are not limited to, the following:

•

The size and growth rate (both increasing and decreasing) of Inphi’s share of the markets for Inphi’s current products, and for products that Inphi is in the process of developing. These are also affected by the timing of product development completion, customer qualification and general product availability as well as the rate of product adoption by customers who decide to buy the product;

•	The pricing for Inphi’s products and for competitive products that competitors might offer and customers might choose instead;

•	Inphi’s cost of producing products, both direct and indirect, including yield and consistency of reliability and manufacturing quality;

•	Inphi’s ability to attract and retain personnel who can continue to contribute to Inphi’s success;

•	Inphi’s ability to define and design products and execute development projects on schedule;

•	Inphi’s ability to develop and invent engineering solutions for both product design and manufacturing processes, including packaging, that enable a product to meet or exceed expectations;

•	Inphi’s ongoing customer and supplier relationships;

•	Inphi’s ongoing income tax benefits from its offshore structure; and

•	Inphi’s ability to obtain financing on favorable terms, including debt and equity financing that might be used for refinancing, acquisitions, hiring, retention, bonuses and employee incentives.

The following table presents a summary of the Inphi Projections:

	Calendar Year ending December 31,
	2021E	2022E	2023E	2024E	2025E	2026E (Terminal)
	(in millions)
Revenue	$810	$1,008	$1,302	$1,563	$1,844		$2,120
Non-GAAP Operating Income (1)	$250	$355	$515	$618	$729		$839
Less: Cash Taxes	$(5)	$(8)	$(11)	$(13)	$(16)	$	NA
Less: Capital Expenditures	$(70)	$(76)	$(85)	$(94)	$(111)	$	NA
Plus: Depreciation & Amortization	$43	$61	$68	$86	$111	$	NA
Less: Increase in Working Capital	$(10)	$(35)	$(55)	$(41)	$(44)	$	NA
Unlevered Free Cash Flow (2)	$208	$298	$432	$556	$669	$	NA
Non-GAAP Net Operating Profit After Taxes (3)	$230	$327	$474	$569	$671		$663
EBITDA (4)	$293	$416	$583	$704	$840	$	NA
Non-GAAP Net Income (5)	$226	$326	$475	$573	$680		$673

(1)

Non-GAAP operating income excludes the impact of stock-based compensation expenses and related payroll taxes, inventory charges, amortization of acquisition related assets, acquisition and integration related costs and other non-recurring charges.

(2)	Unlevered free cash flow is a non-GAAP financial measure calculated by starting with non-GAAP operating income and subtracting and adding the line items shown in the table above.
(3)

Net Operating Profit After Taxes is a non-GAAP financial measure calculated by starting with non-GAAP operating income and subtracting the effective tax rate of 8% for fiscal years 2021-2025, and an effective tax rate of 21% for 2026E (Terminal).

(4)	EBITDA is a non-GAAP financial measure calculated as non-GAAP operating income plus depreciation and amortization.
(5)	Non-GAAP Net Income is a non-GAAP financial measure calculated by starting with non-GAAP net operating profit after taxes adjusted for net interest income (expense).

Inphi Management Extrapolations of Marvell Prospective Financial Information

Inphi provided to Qatalyst Partners certain non-public unaudited financial forecasts for Marvell’s fiscal years ending January 31, 2021 through 2027 that were provided by the management of Marvell for its fiscal years 2021 through 2024 and as extrapolated by the management of Inphi for fiscal years 2025 through 2027 (“Marvell Projections”). Qatalyst Partners used the Marvell Projections for fiscal years 2022 through 2027, or subsets thereof, with the Inphi Board’s approval, for purposes of Qatalyst Partners’ financial analyses and fairness opinion. The following table presents a summary of the Marvell Projections:

		Fiscal Year ending January 31,
	2021E	2022E	2023E	2024E	2025E	2026E	2027E (Terminal)
		(in millions, except per share data)
Revenue	$2,921	$3,431	$3,885	$4,584	$5,042	$5,446		$5,773
Non-GAAP Operating Income (1)	$681	$999	$1,255	$1,616	$1,841	$2,028		$2,164
Less: Cash Taxes	$(34)	$(50)	$(63)	$(81)	$(92)	$(101)	$	NA
Less: Capital Expenditures	$(203)	$(244)	$(278)	$(321)	$(328)	$(327)	$	NA
Plus: Depreciation & Amortization	$208	$226	$243	$255	$277	$300	$	NA
Less: Increase in Working Capital	$61	$(168)	$27	$(119)	$(80)	$(70)	$	NA
Unlevered Free Cash Flow (2)	$714	$762	$1,184	$1,350	$1,618	$1,829	$	NA
Non-GAAP Net Operating Profit After Taxes (3)	$647	$949	$1,192	$1,535	$1,749	$1,927		$2,055
EBITDA (4)	$890	$1,224	$1,498	$1,870	$2,118	$2,327	$	NA

(1)

Non-GAAP Operating Income excludes the impact of stock-based compensation expense, acquisition expenses, amortization of intangibles, inventory fair value step up related to acquisitions and other non-recurring charges.

(2)

Unlevered free cash flow is a non-GAAP financial measure calculated by starting with non-GAAP operating income and subtracting and adding the line items shown in the table above. Unlevered free cash flow was extrapolated by the management of Inphi.

(3)

Net Operating Profit After Taxes is a non-GAAP financial measure calculated by starting with non-GAAP operating income and subtracting the effective tax rate of 5% for fiscal years 2022-2026, and an effective tax rate of 5% for 2027E (Terminal).

(4)	EBITDA is a non-GAAP financial measure calculated as non-GAAP operating income plus depreciation and amortization.

Inphi Management Projection of HoldCo Synergies

Inphi provided to Qatalyst Partners certain forecasts relating to the anticipated Inphi Projected Synergies for the fiscal years ending January 31, 2022 through 2027 that would result from the Mergers that were based on forecasts provided by the management teams of Inphi and Marvell, and adjusted by management of Inphi to eliminate duplication. Qatalyst Partners used the Inphi Projected Synergies with the Inphi Board’s approval, for purposes of Qatalyst Partners’ financial analyses and fairness opinion. The Inphi Projected Synergies include $100 million in estimated pre-tax cost synergies annually and one-time restructuring costs to realize synergies of $50 million in HoldCo’s fiscal year 2022, and also includes estimated annual tax savings related to the pro forma tax structure of the combined company. The following table presents a summary of the Inphi Projected Synergies:

	Fiscal Year ending January 31,
	2022E	2023E	2024E	2025E	2026E	2027E
	(in millions, except per share data)
Pre-Tax Cost Synergies	$100	$100	$100	$100	$100	$100
One-Time Costs to Achieve Pre-Tax Cost Synergies (1)	$50	$—	$—	$—	$—	$—
Pro Forma Cash Tax Rate	4%	4%	4%	4%	4%	4%

(1)	Represents estimated one-time restructuring costs to realize synergies.

Inphi Management Projection of Certain Pro Forma Financial Information

Inphi provided to Qatalyst Partners certain non-public unaudited pro forma financial information for calendar years 2021 through 2026 (the “Pro Forma Financial Information”) that were based on the Inphi Projections, Marvell Projections and Inphi Projected Synergies, taking into account the Mergers. For purposes of these calculations, Inphi used Marvell’s fiscal year-end numbers for the periods ending in January 31 as if they were calendar-year numbers for periods ending on December 31 of the prior year. Qatalyst Partners used the Pro Forma Financial Information, with the Inphi Board’s approval, for purposes of Qatalyst Partners’ financial analyses and fairness opinion, as described and summarized in the section titled “The Mergers—Opinion of Inphi’s Financial Advisor, Qatalyst Partners.” The following table presents a summary of the Pro Forma Financial Information:

	Consolidated Pro Forma Financial Performance for Calendar year ending December 31,
	2021E	2022E	2023E	2024E	2025E	2026E (Terminal)
	(in millions)
Revenue	$4,241	$4,893	$5,886	$6,605	$7,290		$7,893
Non-GAAP Operating Income including Synergies (1)	$1,349	$1,710	$2,231	$2,559	$2,857		$3,102
Less: Cash Taxes	$(60)	$(75)	$(96)	$(110)	$(122)	$	NA
Less: Capital Expenditures	$(314)	$(354)	$(406)	$(422)	$(437)	$	NA
Plus: Depreciation & Amortization	$269	$303	$323	$363	$410	$	NA
Less: Increase in Working Capital	$(178)	$(8)	$(174)	$(121)	$(115)	$	NA
Less: Restructuring to Realize Synergies (2)	$(50)	$0	$0	$0	$0	$	NA
Unlevered Free Cash Flow (3)	1,016	1,577	1,877	2,270	2,594		NA
Non-GAAP Net Operating Profit After Taxes (4)	1,273	1,613	2,103	2,411	2,692		2,809
EBITDA (5)	1,618	2,013	2,554	2,922	3,267		NA

(1)

Non-GAAP operating income excludes the impact of stock-based compensation expenses and related payroll taxes, inventory charges, amortization of acquisition related assets, acquisition and integration related costs and other non-recurring charges. Assumes annual pre-tax cost synergies of $100 million.

(2)	Assumes a one-time $50 million in restructuring costs to realize synergies in calendar year 2021.
(3)	Unlevered free cash flow is a non-GAAP financial measure calculated by starting with non-GAAP operating income and subtracting and adding the line items shown in the table above.
(4)

Net Operating Profit After Taxes is a non-GAAP financial measure calculated by starting with non-GAAP operating income and subtracting the effective tax rate of 6% for fiscal years 2021-2025, and an effective tax rate of 9% for 2026E (Terminal).

(5)	EBITDA is a non-GAAP financial measure calculated as non-GAAP operating income plus depreciation and amortization.

Important Information About the Unaudited Prospective Financial Information

The inclusion of the Marvell Unaudited Prospective Financial Information and the Inphi Unaudited Prospective Financial Information (together the “Unaudited Prospective Financial Information”) as provided in the above section titled “Unaudited Prospective Financial Information” in this joint proxy statement/prospectus should not be regarded as an indication that any of Marvell, Inphi, J.P. Morgan, Qatalyst Partners, their advisors or any of their respective affiliates, officers, directors, partners, advisors or other representatives considered, or now considers, those projections to be predictive of actual future results, and does not constitute an admission or representation by Marvell or Inphi that this information is material. There can be no assurance that the projected results will be realized or that actual results will not be materially lower or higher than estimated, whether or not the Mergers are completed.

While the Unaudited Prospective Financial Information summarized above was prepared in good faith by Marvell and Inphi based on information available at the time of preparation, no assurances can be made regarding future events or that the assumptions made in preparing the Unaudited Prospective Financial Information will accurately reflect future conditions. In preparing the Unaudited Prospective Financial Information, Marvell’s management and Inphi’s management made assumptions that management considered were reasonable as of the date of preparation regarding, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant uncertainties and contingencies, including, among others, risks and uncertainties described or incorporated by reference in the sections titled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of Marvell and Inphi and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions or projected results in the Unaudited Prospective Financial Information will be realized, and actual results will likely differ, and may differ materially, from those reflected in the Unaudited Prospective Financial Information, whether or not the Mergers are completed. As a result, the Unaudited Prospective Financial Information cannot be considered predictive of actual future operating results, and this information should not be relied on as such.

Since the Unaudited Prospective Financial Information covers multiple years, the information by its nature becomes less predictive with each successive year. Marvell shareholders and Inphi stockholders are urged to review the SEC filings of Marvell and Inphi for a description of risk factors with respect to the businesses of Marvell and Inphi, as well as the risks and other factors described or incorporated by reference in the sections titled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements” of this joint proxy statement/prospectus. The Unaudited Prospective Financial Information was prepared by Marvell and Inphi solely for internal use by Marvell, Inphi, J.P. Morgan and Qatalyst Partners, as the case may be, and was not prepared with a view toward public disclosure, nor was the information prepared with a view toward compliance with published guidelines of the SEC regarding forward-looking statements and the use of non-GAAP measures, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP.

The Unaudited Prospective Financial Information includes certain non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Marvell and Inphi may not be comparable to similarly titled amounts used by other companies. The footnotes to the tables above provide certain supplemental information with respect to the calculation of these non-GAAP financial measures. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Mergers if the disclosure is included in a document such as this joint proxy statement/prospectus. In addition, reconciliations of non-GAAP financial measures were not relied upon by J.P. Morgan or Qatalyst Partners for purposes of their respective opinions or by the Marvell Board or the Inphi Board in connection with their respective evaluation of the Mergers. Accordingly, Marvell and Inphi have not provided a reconciliation of the financial measures included in the Unaudited Prospective Financial Information to the relevant GAAP financial measures.

Neither Marvell’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The report of Deloitte & Touche LLP incorporated by reference into this joint proxy statement/prospectus relates to the previously issued financial statements of Marvell. It does not extend to the Unaudited Prospective Financial Information and should not be read to do so. The Unaudited Prospective Financial Information does not take into account any circumstances or events occurring after the date such information was prepared.

The Inphi Unaudited Prospective Financial Information included in this document has been prepared by, and is the responsibility of, Inphi’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Inphi Unaudited Prospective Financial Information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference relates to Inphi’s previously issued financial statements. It does not extend to Inphi’s Unaudited Prospective Financial Information and should not be read to do so. The Unaudited Prospective Financial Information does not take into account any circumstances or events occurring after the date such information was prepared.

READERS OF THIS JOINT PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION. MARVELL AND INPHI DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

Share Ownership and Voting of Directors and Executive Officers of Marvell and Inphi

Marvell

At the close of business on the Marvell Record Date, directors and executive officers of Marvell beneficially owned and were entitled to vote                  Marvell Shares, collectively representing approximately     % of the Marvell Shares issued and outstanding on that date. Further information about ownership of Marvell Shares by directors and executive officers of Marvell may be found in Marvell’s definitive proxy statement for its 2020 annual general meeting and Marvell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, which is incorporated by reference into this joint proxy statement/prospectus. To the extent that holdings of Inphi’s or Marvell’s securities have changed since the amounts included in Inphi’s or Marvell’s 2020 annual meeting proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. See “Where You Can Find More Information.”

Inphi

At the close of business on the record date for the Inphi Stockholder Meeting, directors and executive officers of Inphi beneficially owned and were entitled to vote                 Inphi Shares, collectively representing approximately                 % of the Inphi Shares issued and outstanding on that date. Further information about ownership of Inphi Shares by directors and executive officers of Inphi may be found in Inphi’s definitive proxy statement for its 2020 annual meeting, and Inphi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”

Interests of Marvell Directors and Executive Officers in the Mergers

When considering the recommendation of the Marvell Board that Marvell shareholders vote in favor of approving the Marvell Merger Proposal, Marvell shareholders should be aware that the directors and executive officers of Marvell have interests in the Mergers that are different from, or in addition to, their interests as Marvell shareholders and the interests of Marvell shareholders generally. The Marvell Board was aware of these potentially differing interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement.

Continuing Directors on HoldCo Board

Under the Merger Agreement, the directors of HoldCo immediately after the Bermuda Merger Effective Time will include each of the individuals who is a member of the Marvell Board immediately prior to the Bermuda Merger Effective Time, as well as the Chief Executive Officer of Inphi as of the Delaware Merger Effective Time. The Marvell Board currently consists of nine directors. It is currently expected that the compensation to be provided to non-employee directors of HoldCo will be substantially similar in nature to the compensation provided to non-employee Marvell directors immediately prior to the Bermuda Merger Effective Time. For a discussion of the HoldCo Board, see “The Mergers—HoldCo Matters” below.

Continuing Employment with HoldCo

Under the Merger Agreement, the executive officers of HoldCo immediately after the Bermuda Merger Effective Time will be the persons who are executive officers of Marvell immediately prior to the Bermuda Merger Effective Time. It is currently expected that the executive officers of Marvell will continue their employment with HoldCo following the Bermuda Merger Effective Time on substantially similar terms and conditions as in existence immediately prior to the Bermuda Merger Effective Time.

Section 14A(b) of the Exchange Act and Item 402(t) of Regulation S-K under the Exchange Act require that companies provide their shareholders with the opportunity to vote to approve, on an advisory non-binding basis, any “golden parachute compensation” for Marvell’s named executive officers that is based on or otherwise relates to the Mergers. Because Marvell does not have any “golden parachute” or similar arrangements with any of its named executive officers concerning any type of compensation that is based on or otherwise relates to the Mergers, no disclosure is required under Item 402(t) of Regulation S-K and no advisory vote is required by Section 14A(b) and Rule 14(a)-21(c) under the Exchange Act.

Marvell Equity Awards

Marvell equity awards held by Marvell’s directors and executive officers will be treated in the same manner as Marvell equity awards held by all other shareholders. At the Bermuda Merger Effective Time, each Marvell Option, Marvell RSU and Marvell PSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into an equivalent option to purchase, or award to be paid in, HoldCo Shares and will remain subject to the same terms, conditions and restrictions as the original option or award. For a full description of the treatment of Marvell’s equity awards, see “The Merger Agreement—Treatment of Marvell Equity Awards.”

Indemnification of Marvell Directors and Officers

Pursuant to the terms of the Merger Agreement, Marvell’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Mergers. Such indemnification and insurance coverage is further described in the section titled “The Mergers—Indemnification of Directors and Officers.”

Interests of Inphi Directors and Executive Officers in the Mergers

When considering the recommendation of the Inphi Board that Inphi stockholders vote in favor of approving the Inphi Merger Proposal, Inphi stockholders should be aware that the executive officers and directors of Inphi have interests in the Mergers that are different from, or in addition to, their interests as Inphi stockholders and the interests of Inphi stockholders generally. The Inphi Board was aware of these potentially differing interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement.

The descriptions and the tables below describe the interests in the Mergers of each individual who served as a director or an executive officer of Inphi at any point in time on or following January 1, 2019, and who, as of the close of business on November 30, 2020, held Inphi Shares or equity awards.

Certain information relating to the interests of Inphi’s executive officers and directors is not currently available and thus is not described completely below, such as the terms of equity grants in the ordinary course of business to the extent permitted under the Merger Agreement between the filing of this joint proxy statement/prospectus and the assumed completion date of the Mergers. To the extent the descriptions in this section relate to compensation or benefits that are expected to be provided in the future, all such descriptions are subject to the “Cautionary Note Concerning Forward-Looking Statements” included in this joint proxy statement/prospectus. For the quantitative disclosure in this section of the joint proxy statement/prospectus, Inphi has assumed a closing date of the Delaware Merger of June 29, 2021 (the “Assumed Closing Date”), which is the End Date in the Merger Agreement (absent any extension) and is not intended to indicate that the closing will or will not occur on such date. The descriptions and the tables below assume that Inphi grants no new Inphi equity awards to any director or executive officer of Inphi between the date of this joint proxy statement/prospectus and the Assumed Closing Date, other than automatic annual Inphi RSU grants to directors.

Consideration Payable for Outstanding Inphi Shares Pursuant to the Mergers

If the Inphi Merger Proposal is approved, the Inphi Shares held by Inphi’s directors and executive officers will be treated in the same manner as Inphi Shares held by all other stockholders. The following table sets forth (i) the number of Inphi Shares that is scheduled to be owned immediately prior to the Delaware Merger Effective Time by each of Inphi’s executive officers and directors (not taking into account any potential acceleration of vesting in connection with the Mergers) and (ii) the number of HoldCo Shares and the aggregate cash payment that each executive officer and director would receive for such Inphi Shares if the closing date of the Delaware Merger occurred on the Assumed Closing Date.

Name	Number of Inphi Shares Owned (1)	Share Consideration Payable in HoldCo Shares	Cash Consideration Payable in Respect of Inphi Shares
Named Executive Officers
Dr. Ford Tamer	566,317	1,315,554	$37,376,940
John Edmunds	223,902	520,124	$14,777,548
Charlie Roach	130,635	303,465	$8,621,915
Dr. Ron Torten	125,241	290,934	$8,265,945
Richard Ogawa	108,572	252,212	$7,165,787

Non-Employee Directors
Diosdado P. Banatao	10,620	24,670	$700,932
Nicholas E. Brathwaite	36,640	85,114	$2,418,273
Dr. Chenming C. Hu	68,459	159,030	$4,518,306
Dr. David E. Liddle	47,737	110,893	$3,150,644
Dr. Bruce M. McWilliams	41,109	95,496	$2,713,204
Elissa Murphy	25,670	59,631	$1,694,239
William J. Ruehle	6,203	14,409	$409,424
Sam S. Srinivasan	14,771	34,313	$974,888

(1)

With respect to each executive officer, this table assumes the Inphi MSUs granted in January 2018 will vest at the maximum multiple of target, as described further under “The Mergers—Treatment of Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards—280G Mitigation Actions.”

Effect of the Merger Agreement on Inphi Equity Awards Held by Inphi Directors and Officers

Inphi Options

As described in “The Mergers—Treatment of Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards—Inphi Options,” the Merger Agreement provides that at the Delaware Merger Effective Time, each In-the-Money Inphi Option that is held by a person who is a Continuing Employee or Continuing Service Provider, whether vested or unvested, will be assumed by HoldCo and converted into an option to purchase HoldCo Shares, in accordance with the methodology described below in “The Mergers—Treatment of Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards—Inphi Options.” The Merger Agreement further provides that at the Delaware Merger Effective Time, each In-the-Money Inphi Option that is vested and held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled, and the holder of such In-the-Money Inphi Option will be entitled to receive an amount in cash in accordance with the methodology described below in “The Mergers—Treatment of Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards—Inphi Options.” None of the Inphi directors held Inphi Options as of November 30, 2020. The table below shows (i) the number of Inphi Options held by each executive officer as of November 30, 2020 that is scheduled to be vested as of the Assumed Closing Date, (ii) the cash payment each such executive officer would receive upon the Assumed Closing Date, based on the above formulation if such executive officer is not a Continuing Employee or Continuing Service Provider, and (iii) the number of Inphi Shares underlying vested and unvested Inphi Options held by each executive officer as of November 30, 2020 which would be converted into an option to purchase HoldCo Shares, as of the Assumed Closing Date, if such executive officer is a Continuing Employee or Continuing Service Provider.

Name	Number of Shares Underlying Vested Inphi Options	Cash Consideration Payable in Respect of Vested Inphi Options (if not a Continuing Employee or Continuing Service Provider) (1)	Number of Shares Underlying Inphi Options to be Converted into HoldCo Options (if a Continuing Employee or Continuing Service Provider)
Dr. Ford Tamer	—	—	—
John Edmunds	53,500	$8,178,655	53,500
Charlie Roach	—	—	—
Dr. Ron Torten	—	—	—
Richard Ogawa	—	—	—

(1)

For purposes of calculating the cash consideration, this table assumes that the price of a Marvell Share used in the Conversion Ratio will be $44.57, which was the volume weighted average trading price of a Marvell Share for the five consecutive trading days ending on the trading day immediately preceding November 30, 2020.

Inphi RSUs

As described in “The Mergers—Treatment of Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards—Inphi RSUs,” pursuant to the terms of the Merger Agreement, each Inphi RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a Continuing Employee or Continuing Service Provider will be converted into a number of HoldCo restricted stock units, in accordance with the methodology described below in “The Mergers—Treatment of

Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards—Inphi RSUs.” The Merger Agreement further provides that at the Delaware Merger Effective Time, each Inphi RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled and extinguished for no consideration. The table below assumes that each Inphi executive officer will be a Continuing Employee or Continuing Service Provider and sets forth the number of Inphi RSUs held by each executive officer as of November 30, 2020 that is scheduled to be unvested as of the Assumed Closing Date and that will be subject to such conversion.

Name	Number of Shares Underlying Unvested Inphi RSUs to be Converted into HoldCo RSUs
Dr. Ford Tamer	77,485
John Edmunds	32,390
Charlie Roach	25,430
Dr. Ron Torten	25,430
Richard Ogawa	20,777

As described in “The Mergers—Treatment of Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards—Inphi RSUs,” the Merger Agreement provides that immediately prior to the Delaware Merger Effective Time, each outstanding and unvested Inphi RSU held by a non-employee director will vest in full. The Merger Agreement further provides that at the Delaware Merger Effective Time, each outstanding and vested Inphi RSU with respect to which shares have not been issued (including each Inphi RSU that becomes vested immediately prior to the Delaware Merger Effective Time) will be canceled and extinguished, and the holder thereof will be entitled to receive an amount in cash and a number of HoldCo Shares in accordance with the methodology described below in “The Mergers—Treatment of Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards—Inphi RSUs.” As of November 30, 2020, there were no Inphi RSUs held by an executive officer that are scheduled to be vested as of the Assumed Closing Date. The table below sets forth, as of the Assumed Closing Date, the number of Inphi RSUs scheduled to be held by each non-employee director and the cash payment and number of HoldCo Shares each such non-employee director would receive based on the above formulation in exchange for the cancellation of their Inphi RSUs. These numbers reflect the automatic annual Inphi RSU grants to Inphi directors which will be made in May 2021 having a value of $200,000 based on the closing price of an Inphi Share on the date of grant, which for purposes of determining the number of Inphi RSUs scheduled to be held as of the Assumed Closing Date is assumed to be $155.13, which was the closing price of an Inphi Share on November 30, 2020.

Name	Number of Shares Underlying Inphi RSUs	Share Consideration Payable in HoldCo Shares in Respect of Inphi RSUs	Cash Consideration Payable in Respect of Inphi RSUs
Non-Employee Directors
Diosdado P. Banatao	1,289	2,994	$85,132
Nicholas E. Brathwaite	1,289	2,994	$85,132
Dr. Chenming C. Hu	1,289	2,994	$85,132
Dr. David E. Liddle	1,289	2,994	$85,132
Dr. Bruce M. McWilliams	1,289	2,994	$85,132
Elissa Murphy	1,289	2,994	$85,132
William J. Ruehle	1,289	2,994	$85,132
Sam S. Srinivasan	1,289	2,994	$85,132

Inphi MSUs

As described in “The Mergers—Treatment of Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards—Inphi MSUs,” the Merger Agreement provides that at the Delaware Merger

Effective Time, each Inphi MSU that is outstanding (and with respect to which Inphi Shares have not yet been issued) immediately prior to the Delaware Merger Effective Time will be canceled and extinguished. Each such Inphi MSU will be deemed to vest in that percentage of Inphi Shares subject to such Inphi MSU determined by applying the formula in the applicable Inphi MSU award agreement as if the performance period ended on the closing date of the Mergers and using the Equity Award Cash Consideration Amount as the fair market value of the Inphi Shares, rounded down to the nearest whole share. The holder of such vested Inphi MSU will be entitled to receive an amount in cash and a number of HoldCo Shares in accordance with the methodology described below in “The Mergers—Treatment of Equity Awards in the Mergers—Effect of the Mergers on the Treatment of Inphi Equity Awards—Inphi MSUs.” The table below sets forth the number of Inphi MSUs held by each executive officer as of November 30, 2020 that is scheduled to be outstanding and become vested as of the Assumed Closing Date assuming performance is achieved at the target level, and the cash payment and number of HoldCo Shares each such executive officer would receive based on the above formulation in exchange for the cancellation of their Inphi MSUs.

Name	Number of Shares Underlying Inphi MSUs	Share Consideration Payable in HoldCo Shares in Respect of Inphi MSUs	Cash Consideration Payable in Respect of Inphi MSUs
Dr. Ford Tamer	45,759	106,298	$3,020,101
John Edmunds	12,203	28,347	$805,424
Charlie Roach	10,983	25,513	$724,902
Dr. Ron Torten	10,983	25,513	$724,902
Richard Ogawa	9,092	21,120	$600,105

Severance and Change of Control Arrangements

Inphi has entered into amended and restated severance and change of control agreements with each of its executive officers which, among other things, specify the severance payments and/or benefits to be provided upon termination of employment in certain circumstances.

Each severance and change of control agreement provides how performance-based equity awards will be treated upon a change of control (which would include the transactions contemplated by the Merger Agreement). For stock price performance awards, such as Inphi MSUs, shares will be earned based on performance during a truncated performance period that ends on the change of control. The number of shares earned will be based on performance measured upon the change in control using the Equity Award Cash Consideration Amount to measure Inphi’s stock price performance. The portion of the award that does not vest based on this formula will be forfeited. For non-stock price performance awards, such as Inphi PSUs, performance will be deemed achieved at target for unfinished performance periods, and the awards will convert to time-based restricted stock units for such target number of shares which will continue to vest in accordance with any service-based vesting condition specified in the award agreement, subject to acceleration on involuntary termination within three months prior to or 12 months following the change of control.

In addition, each severance and change of control agreement provides that if the executive is terminated by Inphi without “cause” or is otherwise “involuntarily terminated,” as such terms are defined in such agreements, within 12 months of a change of control, or within three months prior to a change of control, the executive will be entitled to receive (i) a lump sum cash severance payment equal to 100% (200% for Dr. Tamer and 150% for Mr. Edmunds) of the sum of the executive’s annual base salary plus annual target bonus, (ii) any earned but unpaid annual bonus, (iii) payment of COBRA premium costs (up to the monthly amount Inphi was paying as the employer-portion of health care premiums prior to termination of employment), provided that the executive elects and pays to continue health insurance under COBRA, until the earlier of (a) the end of the 12-month period (24-month period for Dr. Tamer and 18-month period for Mr. Edmunds) following such executive’s termination date or (b) the date the executive or the executive’s eligible dependents lose eligibility for COBRA coverage, and (iv) acceleration of vesting of 100% of the executive’s then outstanding unvested equity awards.

Dr. Tamer and Mr. Roach are also entitled to severance if they are terminated without cause or otherwise involuntarily terminated other than in connection with a change of control. Dr. Tamer will be entitled to (i) payment of 100% of his annual base salary in three monthly installments, (ii) payment of any earned but unpaid annual bonus, (iii) payment of COBRA premium costs for up to 12 months, and (iv) acceleration of 25% of his then-unvested equity award shares. Mr. Roach will be entitled to payment of 50% of the sum of his annual base salary plus sales compensation plan in three monthly installments, and any earned but unpaid annual bonus.

Payment of severance benefits under the severance and change of control agreements is subject to the named executive officer’s execution and delivery of an effective release of claims.

Inphi’s named executive officers are also entitled to acceleration of a specified percentage of their target Inphi MSUs upon involuntary termination unrelated to a change of control.

Under the Inphi MSUs granted in 2020, if a named executive officer is involuntarily terminated not related to a change of control, after the first twelve (12) months of the performance period, then subject to the named executive officer’s execution and delivery of an effective release of claims, the named executive officer will earn the target number of shares multiplied by a proration factor.

Terms of Future Equity Awards to Executive Officers

Inphi anticipates that its compensation committee will grant Inphi’s named executive officers additional service-based restricted stock unit awards in March 2021 in connection with Inphi’s annual review process (such awards, the “Focal Awards”). If such Focal Awards are made, they will be service-based restricted stock units subject to quarterly vesting over three years. Pursuant to the terms of the Merger Agreement, the Focal Awards will not be subject to vesting acceleration, in whole or in part, in connection with completion of the Delaware Merger (whether alone or in combination with any other event or circumstance). However, if the completion of the Delaware Merger occurs before the first anniversary of the grant date of the Focal Awards, Continuing Employees who are terminated by Inphi (other than for cause) will receive accelerated vesting of such Focal Awards through their next scheduled quarterly tranche.

In addition, Inphi anticipates that its compensation committee will grant Inphi’s named executive officers fiscal year 2020 bonuses in the form of restricted stock unit awards in March 2021 (“2020 Bonus RSUs”). The 2020 Bonus RSUs will vest quarterly as of March 25, June 25, September 25 and December 24, 2021, consistent with Inphi’s current practices. Pursuant to the Merger Agreement, the 2020 Bonus RSUs held by a person who is a Continuing Employee will convert to Marvell RSUs and continue to vest on the same schedule. A person who is not a Continuing Employee will receive full acceleration of their 2020 Bonus RSUs as of their respective termination dates.

Pursuant to the terms of the Merger Agreement, immediately prior to the completion of the Delaware Merger, Inphi will pay a pro-rata portion of the fiscal year 2021 bonus to employees based on target bonus percentages. Continuing Employees will have their bonuses paid in restricted stock units consistent with Inphi’s past practices, which will convert to Marvell equity and vest on the same quarterly schedule as the 2020 Bonus RSUs before the end of calendar year 2021 (such awards, the “2021 Bonus RSUs”). A person who is not a Continuing Employee will receive a pro-rata portion of their 2021 bonus paid in cash as part of their termination pay.

Post-Closing Marvell Board

Under the Merger Agreement, Marvell has agreed to take all necessary corporate actions prior to the Delaware Merger Effective Time to cause the Chief Executive Officer of Inphi to become a member of the HoldCo Board, effective immediately after the Delaware Merger Effective Time.

280G Mitigation Actions

Pursuant to the Merger Agreement, Inphi and Marvell will discuss actions as may be reasonably appropriate to mitigate any adverse tax consequences that could result from any “excess parachute payments” as defined in

Section 280G of the Code, provided that implementation of such actions by Inphi will require Marvell’s prior approval.

Consistent with such agreement, Inphi’s compensation committee has reviewed Inphi’s performance against the applicable targets under the Inphi MSUs granted to named executive officers in January 2018, which are based on a comparison of Inphi’s total stockholder return (“TSR”) with that of the S&P 500 over a performance period of approximately three years. In December 2020, Inphi’s compensation committee determined that Inphi’s TSR over the performance period to date significantly exceeded the 90th percentile for TSR as compared to the S&P 500. As the performance period was substantially completed in December 2020, Inphi’s compensation committee viewed the outcome as substantially certain not to change over the upcoming months and determined the performance vesting condition under the Inphi MSUs granted in 2018 to be satisfied at the maximum level of achievement and, subject to continued employment through such date, approved the vesting and settlement of such awards on December 31, 2020 rather than in March of 2021, for those officers potentially subject to Section 280G (including the executive officers but not including the Chief Executive Officer or Chief Financial Officer) to the extent determined appropriate on or before December 31, 2020 subject to final approval of the compensation committee.

Based on the determination of performance by Inphi’s compensation committee, the maximum number of shares subject to the 2018 Inphi MSUs has been included as outstanding Inphi Shares as of the Assumed Closing Date under “The Mergers—Interests of Inphi Directors and Executive Officers in the Mergers—Consideration Payable for Outstanding Inphi Shares Pursuant to the Mergers.”

Indemnification of Inphi Directors and Officers

Pursuant to the terms of the Merger Agreement, Inphi’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Mergers. Such indemnification and insurance coverage is further described in the section titled “The Mergers— Indemnification of Directors and Officers.”

Golden Parachute Compensation

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Inphi that will or may be paid or become payable and that is based on, or otherwise relates to, the Mergers. Certain information is not currently available and thus is not included in the table below, such as equity grants in the ordinary course of business to the extent permitted under the Merger Agreement between the filing of this joint proxy statement/prospectus and the assumed completion date of the Mergers, and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table. For purposes of calculating such amounts, the following assumptions were used:

•

The relevant price per Inphi Share is $139.96, which is the average closing price of Inphi Shares on Nasdaq over the five trading days immediately following the first public announcement of the Mergers on October 29, 2020;

•

The Delaware Merger Effective Time is June 29, 2021, which is the termination date of the Merger Agreement (absent any extension) and the assumed date of the completion of the Mergers for purposes of the disclosure in this section; and

•

Each named executive officer of Inphi experiences an involuntary termination as defined in the relevant Inphi compensation plans and agreements immediately following the assumed completion of the Delaware Merger on June 29, 2021.

Inphi anticipates that its compensation committee will grant (i) Focal Awards in March 2021 in connection with its annual review process, (ii) 2020 Bonus RSUs in March 2021, and (iii) 2021 Bonus RSUs immediately prior to the completion of the Delaware Merger. These awards could be subject to vesting acceleration in connection with certain terminations of employment, as described under “The Mergers—Interests of Inphi Directors and Executive Officers in the Mergers—Severance and Change of Control Arrangements” and “The Mergers—Interests of Inphi Directors and Executive Officers in the Mergers—Terms of Future Equity Awards to Executive Officers.” However, because the amounts in the tables below do not include awards that have not been granted as of the date of this joint proxy statement/prospectus, the potential value of these awards is not included.

Named Executive Officer	Severance Payments Attributable to Salary and Bonus ($)(1)	Value of Accelerated Equity Awards ($)(2)		Health Care Benefits ($)(8)	Total ($)(9)
Dr. Ford Tamer	2,240,001	17,249,230	(3)	63,151	19,552,382
John Edmunds	961,350	6,241,236	(4)	40,225	7,242,811
Charlie Roach	640,640	5,096,363	(5)	31,575	5,768,578
Dr. Ron Torten	612,000	5,096,363	(6)	31,575	5,739,938
Richard Ogawa	457,262	4,180,465	(7)	18,668	4,656,395

(1)

Based upon the amount of a lump sum cash severance payment equal to 100% (200% for Dr. Tamer and 150% for Mr. Edmunds) of the sum of the executive’s annual base salary plus annual target bonus. Such payments are “double trigger” and payable upon a qualifying termination of employment within 12 months of, or within three months prior to, a change of control of Inphi.

(2)

Inphi MSUs held by Inphi’s named executive officers will be earned based upon actual performance as of the date of the completion of the Mergers, which may be below, at, or above target level. Because actual performance is not measurable at this time, this disclosure assumes target performance through the date of the completion of the Mergers.

(3)

Based upon an Inphi Share price of $139.96, multiplied by the unvested Inphi RSUs as of June 29, 2021 (77,485 shares), plus the 2020 Inphi MSUs that would vest on a change of control, assuming performance at target level (with the balance forfeited) (45,759 shares). The value of the unvested Inphi RSUs that would vest on a double-trigger basis upon a qualifying termination of employment within 12 months of, or within three months prior to, a change of control of Inphi, is $10,844,800. The value of the Inphi MSUs, which would vest on a single-trigger basis, is $6,404,430.

(4)

Based upon an Inphi Share price of $139.96, multiplied by the unvested Inphi RSUs as of June 29, 2021 (32,390 shares), plus the 2020 Inphi MSUs that would vest on a change of control, assuming performance at target level (with the balance forfeited) (12,203 shares). The value of the unvested Inphi RSUs that would vest on a double-trigger basis upon a qualifying termination of employment within 12 months of, or within three months prior to, a change of control of Inphi, is $4,533,304. The value of the Inphi MSUs, which would vest on a single-trigger basis, is $1,707,932.

(5)

Based upon an Inphi Share price of $139.96, multiplied by the unvested Inphi RSUs as of June 29, 2021 (25,430 shares), plus the 2020 Inphi MSUs that would vest on a change of control, assuming performance at target level (with the balance forfeited) (10,983 shares). The value of the unvested Inphi RSUs that would vest on a double-trigger basis upon a qualifying termination of employment within 12 months of, or within three months prior to, a change of control of Inphi, is $3,559,183. The value of the Inphi MSUs, which would vest on a single-trigger basis, is $1,537,180.

(6)

Based upon an Inphi Share price of $139.96, multiplied by the unvested Inphi RSUs as of June 29, 2021 (25,430 shares), plus the 2020 Inphi MSUs that would vest on a change of control, assuming performance at target level (with the balance forfeited) (10,983 shares). The value of the unvested Inphi RSUs that would vest on a double-trigger basis upon a qualifying termination of employment within 12 months of, or within three months prior to, a change of control of Inphi, is $3,559,183. The value of the Inphi MSUs, which would vest on a single-trigger basis, is $1,537,180.

(7)

Based upon an Inphi Share price of $139.96, multiplied by the unvested Inphi RSUs as of June 29, 2021 (20,777 shares), plus the 2020 Inphi MSUs that would vest on a change of control, assuming performance at target level (with the balance forfeited) (9,092 shares). The value of the unvested Inphi RSUs that would vest on a double-trigger basis upon a qualifying termination of employment within 12 months of, or within three months prior to, a change of control of Inphi, is $2,907,949. The value of the Inphi MSUs, which would vest on a single-trigger basis, is $1,272,516.
(8)

Represents the estimated value of (a) continued medical, dental and vision benefits (if the officer elects COBRA) for 12 months (24 months for Dr. Tamer and 18 months for Mr. Edmunds) following a qualifying termination of employment. Such benefits are double-trigger and are provided only upon a qualifying termination of employment within 12 months of, or within three months prior to, a change of control of Inphi.

(9)

No named executive officer is entitled to a gross-up or other make-whole payment in connection with any excise tax imposed by Section 4999 of the Code (the “Excise Tax”) on the payments and benefits that he may receive in connection with the transaction, including the payments and benefits reflected above. Instead, in the event that the Excise Tax would be applicable to a named executive officer in connection with the transaction, then the named executive officer’s benefits will be either (1) delivered in full or (2) delivered as to such lesser extent such that no portion of the benefits is subject to the Excise Tax, whichever approach results in the receipt by the named executive officer of the greatest amount of benefits on an after-tax basis. In order to mitigate the expected impact of the Excise Tax, Inphi’s compensation committee intends to approve certain actions described in more detail in the section titled “Interests of Inphi Directors and Executive Officers in the Mergers—280G Mitigation Actions.”

Indemnification of Directors and Officers

Marvell Indemnification

Marvell was formed under the laws of Bermuda. Set forth below is a description of certain provisions of the Bermuda Companies Act and the Marvell Bye-Laws, as such provisions relate to the indemnification of Marvell’s directors and officers. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the Bermuda Companies Act and the Marvell Bye-Laws, which are incorporated herein by reference.

The Bermuda Companies Act permits Marvell to indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to Marvell other than in respect of his or her own fraud or dishonesty.

The Marvell Bye-Laws provide that every director, officer or committee member and any resident representative of Marvell be indemnified and secured harmless out of the assets of Marvell from and against all actions, costs, charges, losses, damages or expenses incurred or sustained in such capacity, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them subject to limitations imposed in the Bermuda Companies Act and provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty.

Bye-Law 32 of the Marvell Bye-Laws stipulates that each Marvell shareholder and Marvell agree to waive any claim or right of action against any director, officer or committee member in respect of any failure to act or any action taken by such director, officer or committee member in the performance of his or her duties with or for Marvell. The waiver does not extend to claims arising under United States federal securities laws or any claims or rights of action arising from the fraud or dishonesty of the director, officer or committee member or to recover any gain, personal profit or advantage to which such individual is not legally entitled.

Marvell has entered into indemnification agreements with its executive officers and directors which require Marvell, among other things, to (i) indemnify the executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of Marvell, and otherwise to the fullest extent permitted under applicable law and (ii) advance expenses the executive officer or director may be required to pay in such actions or proceedings.

Pursuant to the terms of the Merger Agreement, all indemnification rights existing in favor of the directors and officers of Marvell and its subsidiaries for their acts and omissions occurring prior to the Bermuda Merger Effective Time, as set forth in Marvell’s and its subsidiaries’ respective organizational documents and as provided in any indemnification agreements between Marvell or its subsidiaries, on the one hand, and their respective directors and officers, on the other hand, will survive the Mergers and will remain in effect for a period of six years from the Bermuda Merger Effective Time to the fullest extent such indemnification rights are available under and consistent with applicable law.

Inphi Indemnification

Inphi is a corporation organized under the laws of the State of Delaware. Set forth below is a description of certain provisions of the DGCL, the Inphi Charter and the Inphi Bylaws, as such provisions relate to the indemnification of Inphi’s directors and officers. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the DGCL, the Inphi Charter and the Inphi Bylaws, which are incorporated herein by reference.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) (hereinafter a “proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (hereinafter an “Indemnitee”). In accordance with Section 145 of the DGCL, the Inphi Bylaws authorize Inphi to indemnify each Indemnitee to the fullest extent authorized by the DGCL, against all expense, liability and loss actually and reasonably incurred or suffered by such Indemnitee in connection with any proceeding.

Any indemnification under the Inphi Bylaws shall be made by Inphi only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL. Such determination shall be made (a) by a majority vote of the directors who are not or were not parties to the proceeding in respect of which indemnification is being sought by the Indemnitee, even though less than a quorum, (b) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (c) if there are no such disinterested directors, or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Inphi Board, a copy of which shall be delivered to the Indemnitee, or (d) by the stockholders.

The Inphi Charter provides that, to the fullest extent permitted by the DGCL (including, but not limited to Section 102(b)(7) of the DGCL), Inphi’s directors shall not be personally liable to Inphi or its stockholders for monetary damages for breach of fiduciary duty as a director.

Inphi has entered into indemnification agreements with its executive officers and directors which require Inphi, among other things, to (i) indemnify the executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of Inphi, and otherwise to the fullest extent permitted under Delaware law and the Inphi Charter and Inphi Bylaws and (ii) advance expenses the officer or director may be required to pay in such actions or proceedings.

Pursuant to the terms of the Merger Agreement, all indemnification rights existing in favor of the directors and officers of Inphi and its subsidiaries for their acts and omissions occurring prior to the Delaware Merger

Effective Time, as set forth in Inphi’s and its subsidiaries’ respective organizational documents and as provided in any indemnification agreements between Inphi or its subsidiaries, on the one hand, and their respective directors and officers, on the other hand, will survive the Delaware Merger and will remain in effect for a period of six years from the Delaware Merger Effective Time to the fullest extent such indemnification rights are available under and consistent with Delaware law.

Indemnification of HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation

In addition, the Merger Agreement provides that, for a period of six years from the Bermuda Merger Effective Time, HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation will maintain in effect, for the benefit of the directors and officers of Marvell and its subsidiaries and the directors and officers of Inphi and its subsidiaries, and with respect to such directors’ and officers’ acts and omissions made in such capacity prior to the Delaware Merger Effective Time, the existing directors’ and officers’ liability insurance policy maintained by Marvell and Inphi as of October 29, 2020, to the extent that such insurance coverage is available on commercially reasonable terms, or a substitute policy or policies of comparable coverage is or are available. The Merger Agreement also provides that, notwithstanding the foregoing, HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation will not be required to pay an annual premium for an existing (or any substitute) directors’ and officers’ liability insurance policy in excess of 300% of the annual premium currently paid for such policies (the “Maximum Premium”). The Merger Agreement further provides that, if any future annual premiums for an existing (or any substitute) directors’ and officers’ insurance policy exceeds the Maximum Premium, HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation will be entitled to reduce the amount of coverage of such existing (or any substitute) directors’ and officers’ insurance policy to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

Under the terms of the Merger Agreement, the Surviving Bermuda Company and the Surviving Delaware Corporation or, prior to the Delaware Merger Effective Time, Inphi, shall have the right to purchase a pre-paid, non-cancellable “tail” policy on any existing directors’ and officers’ insurance policy on terms and conditions no less favorable than its existing directors’ and officers’ insurance policy for a claims reporting or discovery period of six years from the closing date of the Mergers, but none of HoldCo, the Surviving Bermuda Company or the Surviving Delaware Corporation will be obligated to, and Inphi will not, expend an amount for such “tail” policy that exceeds the Maximum Premium without Marvell’s prior written consent. The Merger Agreement provides that, if the Surviving Bermuda Company or the Surviving Delaware Corporation (each a “Tail Policy Purchaser”) purchases such “tail” policy, such Tail Policy Purchaser will, and HoldCo will cause such Tail Policy Purchaser to, maintain such “tail” policy in full force and effect, in lieu of the obligations of such Tail Policy Purchaser to maintain the Surviving Bermuda Company’s or the Surviving Delaware Corporation’s existing policy of directors’ and officers’ liability insurance or any substitute for such policy.

HoldCo Matters

HoldCo Board after the Mergers

Under the terms of the Merger Agreement, immediately after the Bermuda Merger Effective Time, the HoldCo Board will consist of Marvell’s nine directors immediately prior to the Bermuda Merger Effective Time, plus the Chief Executive Officer of Inphi as of the Delaware Merger Effective Time. Inphi’s current Chief Executive Officer is Dr. Ford Tamer, who is also a member of the Inphi Board. Dr. Tamer is expected to remain Inphi’s Chief Executive Officer through the completion of the Delaware Merger and therefore, pursuant to the Merger Agreement, is expected to be appointed to the HoldCo Board at that time. The HoldCo Board will be elected annually with each director to hold office until the next election of directors and until his or her successor shall have been duly elected and qualified.

HoldCo Management after the Mergers

Marvell has determined that, upon completion of the Mergers, the persons who are officers of Marvell immediately prior to the Bermuda Merger Effective Time will be the officers of HoldCo.

Compensation of Directors and Other Management

HoldCo has not yet paid any compensation to its directors or executive officers. It is currently expected that the compensation to be paid to directors and executive officers of HoldCo will be substantially similar to the compensation payable to directors and executive officers of Marvell immediately prior to the Bermuda Merger Effective Time.

Information concerning the compensation paid to, and the employment agreements with, the individual who served as Marvell’s principal executive officer during the fiscal year ended February 1, 2020, the individual who served as Marvell’s principal financial officer during the fiscal year ended February 1, 2020 and the other three most highly compensated executive officers of Marvell for the fiscal year ended February 1, 2020 is contained in Marvell’s proxy statement for its 2020 Annual Meeting of Shareholders and is incorporated by reference into this joint proxy statement/prospectus.

HoldCo Dividend Policy

The payment of dividends by HoldCo after the Mergers is subject to the determination of the HoldCo Board. Decisions regarding whether or not to pay dividends and the amount of any dividends will be based on the judgment of the HoldCo Board, compliance with the DGCL, compliance with agreements governing HoldCo’s indebtedness (including the Bridge Facility and the Term Loan Facility), earnings, cash requirements, results of operations, cash flows and financial condition, developments in ongoing litigation, the best interests of HoldCo and its stockholders and other factors that the HoldCo Board may consider important. While Marvell anticipates that HoldCo would continue to pay dividends, Marvell can make no assurances that this will be the case.

Conversion of Shares

At the Bermuda Merger Effective Time, unless otherwise specified in the Merger Agreement, each Marvell Share that is issued and outstanding immediately prior to the Bermuda Merger Effective Time will be converted into the right to receive one HoldCo Share.

At the Delaware Merger Effective Time, unless otherwise specified in the Merger Agreement, each Inphi Share outstanding immediately prior to the Delaware Merger Effective Time will be converted into the right to receive 2.323 HoldCo Shares and $66.00 in cash, without interest, plus cash in lieu of any fractional HoldCo Shares.

No fraction of HoldCo Share will be issued in connection with the Delaware Merger, and no certificates or scrip for any such fractional share will be issued. Any holder of Inphi Shares who would otherwise be entitled to receive a fraction of a HoldCo Share (after aggregating all fractions of a HoldCo Share issuable to such holder) will, in lieu of such fraction of a share and, upon surrender of such holder’s Inphi Stock Certificate(s) or the transfer of uncertificated Inphi Shares to the Exchange Agent, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a Marvell Share on Nasdaq on the date the Delaware Merger becomes effective.

Exchange of Certificates

Exchange of Marvell Common Shares

Unless otherwise specified in the Merger Agreement, each certificate representing a Marvell Share issued and outstanding immediately prior to the Bermuda Merger Effective Time will represent an equivalent number of HoldCo Shares from and after the Bermuda Merger Effective Time. Unless otherwise specified in the Merger

Agreement, at the Bermuda Merger Effective Time, the Exchange Agent will credit in the stock ledger and other appropriate books and records of HoldCo an equivalent number of HoldCo Shares for any uncertificated Marvell Shares represented by book entry positions, other than certain disregarded Marvell Shares.

Exchange of Inphi Common Stock

The Merger Agreement provides that, as soon as reasonably practicable (and in any event within three business days) after the Delaware Merger Effective Time, the Exchange Agent will mail to each record holder of Inphi Stock Certificates and to each holder of uncertificated Inphi Shares represented by book entry positions (each, an “Uncertificated Inphi Share”) a letter of transmittal and instructions to effect the surrender of such holder’s Inphi Stock Certificates or transfer of such holder’s Uncertificated Inphi Shares in exchange for the Delaware Merger Consideration. Upon the delivery of a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or HoldCo (accompanied by any Inphi Stock Certificates held by such holder), the holder of such Inphi Stock Certificates or Uncertificated Inphi Shares will be entitled to receive in exchange therefor the Delaware Merger Consideration that such holder has the right to receive in full satisfaction of all rights pertaining to the Inphi Shares formerly represented by such Inphi Stock Certificates or Uncertificated Inphi Shares. For additional information, see “The Merger Agreement—Exchange of Inphi Stock Certificates.”

Treatment of Equity Awards in the Mergers

Effect of the Mergers on the Treatment of Marvell Equity Awards

Marvell Options

The Merger Agreement provides that each Marvell Option that is outstanding immediately prior to the Bermuda Merger Effective Time, whether vested or unvested, will be converted into a stock option in respect of HoldCo Shares, on the same terms and conditions as were applicable under such Marvell Option immediately prior to the Bermuda Merger Effective Time (including with respect to vesting), relating to the number of HoldCo Shares equal to the total number of Marvell Shares subject to such Marvell Option immediately prior to the Bermuda Merger Effective Time and with an exercise price per HoldCo Share equal to the exercise price per Marvell Share subject to such Marvell Option immediately prior to the Bermuda Merger Effective Time.

Marvell RSUs

The Merger Agreement provides that each Merger Agreement provides that each Marvell RSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into a restricted stock unit award with the same terms and conditions as were applicable under such Marvell RSU immediately prior to the Bermuda Merger Effective Time (including with respect to vesting and timing of payment), and relating to the number of HoldCo Shares equal to the total number of Marvell Shares subject to such Marvell RSU immediately prior to the Bermuda Merger Effective Time.

Marvell PSUs

The Merger Agreement provides that each Marvell PSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into a performance-based restricted stock unit with the same terms and conditions as were applicable under such Marvell PSU immediately prior to the Bermuda Merger Effective Time (including with respect to vesting, except that the performance measures will relate to HoldCo), and relating to the number of HoldCo Shares equal to the total number of Marvell Shares subject to such Marvell PSU immediately prior to the Bermuda Merger Effective Time.

Effect of the Mergers on the Treatment of Inphi Equity Awards

Inphi Options

The Merger Agreement provides that, at the Delaware Merger Effective Time, each In-the-Money Inphi Option that is vested and held by a person who is not a Continuing Employee or Continuing Service Provider, will be canceled, and the holder of such In-the-Money Inphi Option will be entitled to receive (subject to applicable withholding or other taxes) an amount in cash equal to the product of (i) the number of Inphi Shares subject to such In-the-Money Inphi Option, multiplied by (ii) the excess of (A) the Equity Award Cash Consideration Amount over (B) the exercise price applicable to such In-the-Money Inphi Option. The Merger Agreement further provides that, following the Delaware Merger Effective Time, any such canceled In-the-Money Inphi Option will no longer be exercisable for Inphi Shares and will entitle the former holder thereof only to the payment just described, which will be made by the Surviving Delaware Corporation within ten business days after the Delaware Merger Effective Time.

The Merger Agreement provides that, at the Delaware Merger Effective Time, each In-the-Money Inphi Option that is held by a person who is a Continuing Employee or Continuing Service Provider, whether vested or unvested, will be assumed by HoldCo and converted into an option to purchase, on substantially the same terms and conditions as were applicable under such In-the-Money Inphi Option, that number of HoldCo Shares (rounded down to the nearest whole share) equal to the product of (i) the number of Inphi Shares subject to such In-the-Money Inphi Option multiplied by (ii) the Conversion Ratio, at an exercise price per HoldCo Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the per share exercise price for Inphi Shares subject to such In-the-Money Inphi Option, by (B) the Conversion Ratio.

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Out-of-the-Money Inphi Option and each In-the-Money Inphi Option that is unvested and held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration. The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi Option that is held by a non-employee member of the Inphi Board will be vested in full.

Inphi RSUs

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a Continuing Employee or Continuing Service Provider will be converted into the number of HoldCo restricted stock units (rounded down to the nearest whole share) equal to the product of (i) the number of Inphi Shares subject to such Inphi RSU, multiplied by (ii) the Conversion Ratio. The Merger Agreement further provides that such converted Inphi RSUs will be subject to substantially the same terms and conditions as were applicable to the underlying Inphi RSU prior to the Delaware Merger Effective Time.

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi RSU that is outstanding and vested (and with respect to which Inphi Shares have not yet been issued) immediately prior to the Delaware Merger Effective Time (including any Inphi RSUs that become vested by their terms immediately prior to or as of the Delaware Merger Effective Time) will be canceled and extinguished, and the holder thereof will be entitled to receive (subject to applicable withholding or other taxes, which withholding will first be applied against the cash portion of the consideration paid in respect of such Inphi RSUs): (i) an amount in cash equal to the product of (A) $66.00, multiplied by (B) the total number of Inphi Shares subject to such Inphi RSU; and (ii) a number of HoldCo Shares equal to the product of (A) 2.323, multiplied by (B) the total number of Inphi Shares subject to such Inphi RSU. The Merger Agreement further provides that, following the Delaware Merger Effective Time, any such canceled Inphi RSU will entitle the former holder of such Inphi RSU only to the payment just described, which will be made by the Surviving Delaware Corporation within ten business days after the Delaware Merger Effective Time or at such other time or times following the Delaware Merger Effective Time consistent with the terms of such Inphi RSU to the extent necessary to avoid the imposition of additional income tax under Section 409A of the Code.

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration. The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi RSU that is held by a non-employee member of the Inphi Board will be vested in full.

Inphi MSUs

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi MSU that is outstanding (and with respect to which Inphi Shares have not yet been issued) immediately prior to the Delaware Merger Effective Time will be canceled and extinguished. Each such Inphi MSU will be deemed to vest in that percentage of Inphi Shares subject to such Inphi MSU determined by applying the formula in the applicable MSU award agreement as if the performance period ended on the closing date of the Mergers and using the Equity Award Cash Consideration Amount as the fair market value of the Inphi Shares, rounded down to the nearest whole share. The holder of such vested Inphi MSUs will be entitled to receive (subject to applicable withholding or other taxes, which withholding will first be applied against the cash portion of the consideration paid in respect of such vested Inphi MSUs): (i) an amount in cash equal to the product of (A) $66.00, multiplied by (B) the total number of Inphi Shares subject to such vested Inphi MSU; and (ii) a number of HoldCo Shares equal to the product of (A) 2.323, multiplied by (B) the total number of Inphi Shares subject to such vested Inphi MSU. The Merger Agreement further provides that, following the Delaware Merger Effective Time, any such canceled Inphi MSUs will entitle the former holder of such Inphi MSUs only to the payment just described, which will be made by the Surviving Delaware Corporation within ten business days after the Delaware Merger Effective Time or at such other time or times following the Delaware Merger Effective Time consistent with the terms of such Inphi MSU to the extent necessary to avoid the imposition of additional income tax under Section 409A of the Code. Any portion of an Inphi MSU that does not vest in accordance with these procedures will be canceled for no consideration.

Inphi PSUs

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time will be assumed and converted into that number of HoldCo restricted stock units, rounded down to the nearest whole share, equal to the product of (a) the target number of Inphi Shares subject to such Inphi PSU, multiplied by (b) the Conversion Ratio. The Merger Agreement provides that such converted performance-based restricted stock units: (i) will vest based on the vesting date or schedule set forth in the award agreement applicable to such Inphi PSU prior to the Delaware Merger Effective Time, subject only to the continued service of the grantee with Marvell or any of its affiliates through the applicable vesting date; (ii) will not be subject to any performance-based vesting terms following the Delaware Merger Effective Time; and (iii) will otherwise be subject to the same terms and conditions as were applicable under such Inphi PSUs prior to the Delaware Merger Effective Time.

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration.

Effect of the Mergers on the Marvell Equity Plans

The Merger Agreement provides that, at the Bermuda Merger Effective Time, HoldCo will assume the Marvell Equity Plans and the share reserve available for future issuances under the Marvell Option Plan and the Marvell ESPP. Accordingly, if the Marvell Merger Proposal is approved by Marvell shareholders, following the Bermuda Merger Effective Time, HoldCo will be able to use the remaining share reserve to grant awards covering HoldCo Shares under the Marvell Option Plan until the Marvell Option Plan is terminated by the HoldCo Board, as described in more detail below. HoldCo will similarly be able to use the remaining share reserve, including the annual “evergreen” increases to that reserve, to make available rights to purchase HoldCo Shares under the Marvell ESPP for the remaining term (currently running until June 2023), as described in more detail below.

All references in a Marvell Equity Plan or award agreement thereunder to a number of Marvell Shares will be deemed amended to refer instead to a number of HoldCo Shares, and the compensation committee of the HoldCo Board shall succeed to the authority and responsibility of the Marvell Board or any committee thereof with respect to the administration of any Marvell Equity Plan.

Any rights to purchase Marvell Shares under the Marvell ESPP that are outstanding immediately prior to the Bermuda Merger Effective Time will be converted into rights to purchase HoldCo Shares on the same terms and conditions as were applicable under the Marvell ESPP immediately prior to the Bermuda Merger Effective Time, and relating to the number of HoldCo Shares equal to the total number of Marvell Shares subject to the Marvell ESPP immediately prior to the Bermuda Merger Effective Time.

Marvell Option Plan

The Marvell Option Plan was adopted in April 1995 and most recently amended on September 24, 2020. The Marvell Option Plan provides for the grant of stock options, stock appreciation rights, stock awards, stock unit awards, performance awards, and other stock-based awards, which may be granted to employees, directors and consultants. The Marvell Option Plan will continue in effect until terminated by the Marvell Board pursuant to the terms of the Marvell Option Plan.

Cavium Plans

Following Marvell’s acquisition of Cavium, Inc. (“Cavium”) and in accordance with the Agreement and Plan of Merger, dated as of November 19, 2017, by and between Marvell and Cavium, certain outstanding options to purchase shares of Cavium common stock and certain restricted stock units with respect to Cavium common stock, each granted under the Cavium Plans, were assumed by Marvell and converted into Marvell Options and Marvell RSUs, respectively. No additional awards were granted under the Cavium Plans following the effective date of the Cavium acquisition.

Aquantia Plans

In accordance with the Agreement and Plan of Merger dated May 6, 2019, by and between Marvell and Aquantia Corp. (“Aquantia”), certain outstanding options to purchase shares of Aquantia common stock and certain restricted stock units with respect to Aquantia common stock, each granted under the Aquantia Plans, were assumed by Marvell and converted into Marvell Options and Marvell RSUs, respectively. No additional awards were granted under the Aquantia Plans following the effective date of the Aquantia acquisition.

Marvell ESPP

The Marvell ESPP was adopted in June 2000 and most recently amended and restated on October 31, 2011. Under the Marvell ESPP, participants may elect to purchase Marvell Shares through payroll deductions, which may not exceed 15% of their total cash compensation. Pursuant to the terms of the Marvell ESPP, the “look-back” period for the stock purchase price is 24 months. Offering and purchase periods begin on December 8 and June 8 of each year. Participants enrolled in a 24-month offering period will continue in that offering period until the earlier of the end of the offering period or the reset of the offering period. An offering period reset occurs if the fair market value of Marvell’s Shares on any purchase date is less than it was on the first day of the offering period. Participants in a 24-month offering period will be granted the right to purchase Marvell Shares at a price per share that is 85% of the lesser of the fair market value of the shares at (i) the participant’s entry date into the 24-month offering period or (ii) the end of each six-month purchase period within the offering period. The Marvell ESPP provides for an increase on the first business day of each calendar year in the Marvell Shares reserved for issuance equal to the lesser of (a) 8,000,000 Marvell Shares or (b) 1.5% of the outstanding shares of capital stock of Marvell on such date. The Marvell ESPP will continue in effect until June 2023 unless sooner terminated pursuant to its terms.

Effect of the Mergers on Inphi Equity Plans

At the Delaware Merger Effective Time, HoldCo will assume certain outstanding awards under the Inphi Equity Plans, as explained above; however, it is not expected that HoldCo will grant future awards under the Inphi Equity Plans following the Delaware Merger Effective Time.

Listing of HoldCo Common Shares on Nasdaq

The Merger Agreement provides that HoldCo and Marvell will use their reasonable best efforts to cause to be approved for listing (subject to official notice of issuance) on Nasdaq at or prior to the Bermuda Merger Effective Time, under the trading symbol “MRVL,” the HoldCo Shares to be issued in connection with the Mergers and the HoldCo Shares to be reserved upon settlement or exercise of equity awards in respect of HoldCo common stock.

Delisting and Deregistration of Marvell Shares and Inphi Shares

If the Delaware Merger is completed, Inphi Shares will be delisted from Nasdaq and will no longer be registered under the Exchange Act. If the Bermuda Merger is completed, HoldCo Shares will be substituted for Marvell Shares on Nasdaq, and Marvell Shares will no longer be registered under the Exchange Act.

Regulatory Approvals Required for the Mergers

The completion of the Mergers is subject to compliance with the HSR Act, and the expiration or termination of the waiting period (and any extension thereof) applicable to the completion of the Mergers under the HSR Act. Marvell and Inphi filed the notifications required under the HSR Act with the Premerger Notification Office of the Federal Trade Commission and the Antitrust Division of the Department of Justice on November 13, 2020. The applicable waiting period under the HSR Act expired on December 14, 2020.

The completion of the Mergers is also subject to compliance with applicable foreign antitrust laws and regulations and other legal requirements. Under the Merger Agreement, the parties have agreed to provide applicable notifications under the antitrust laws of the People’s Republic of China.

Under the Merger Agreement, each of HoldCo, Marvell and Inphi has agreed to use reasonable best efforts, subject to specified limitations, to take, or cause to be taken, all actions necessary to complete the Mergers and make effective the other transactions contemplated by the Merger Agreement. See “The Merger Agreement—Efforts to Complete the Mergers” and “The Merger Agreement—Conditions to Completion of the Mergers” for more information.

Litigation Related to the Mergers

Marvell, Inphi and the boards of directors of both companies currently are and may in the future become parties to various litigations related to the Merger Agreement and the Mergers, including putative shareholder class actions. Five lawsuits have been filed against Inphi and the Inphi Board in federal court: Wang v. Inphi Corp., et. al. (filed December 24, 2020, Northern District of California); Cohen v. Inphi Corp., et al. (filed January 5, 2021, Southern District of New York); Jones v. Inphi Corp., et al. (filed January 8, 2021, Eastern District of New York); Rosenfeld v. Inphi Corp., et al. (filed January 20, 2021, Northern District of California); and Kearny v. Inphi Corp., et al. (filed January 29, 2021, Northern District of California). Two additional federal complaints have been filed against Inphi, the Inphi Board and certain Marvell entities involved in the Mergers: McIntosh v. Inphi Corp., et al. (filed December 30, 2020, Southern District of New York) and Poe v. Inphi Corp., et al. (filed

January 16, 2021, District of Delaware). Three lawsuits have been filed against only Marvell and the Marvell Board in federal court: Raul v. Marvell Tech. Group Ltd., et al. (filed January 8, 2021, Southern District of New York); Cardone v. Marvell Tech. Group Ltd., et al. (filed January 11, 2021, Eastern District of New York); and Shumacher v. Marvell Tech. Group, Ltd., et al. (filed January 16, 2021, District of Delaware). All ten complaints, filed as Exhibits 99.8 through 99.17 herewith, assert claims for violation of Section 14(a) and Rule 14a-9 promulgated under the Exchange Act based on allegations that the Registration Statement on Form S-4 filed by HoldCo with the SEC on December 22, 2020 omits material information. The lawsuits also assert control person claims under Section 20(a) of the Exchange Act against the Marvell Board and the Inphi Board. One of the complaints that names only Inphi and the Inphi Board asserts an additional claim for breach of fiduciary duty. Under the terms of the Merger Agreement, no settlement of any litigation related to the Mergers may be agreed to by Inphi without the prior written consent of Marvell.

Among other remedies, the plaintiffs in such matters are seeking to enjoin the Mergers. The results of complex legal proceedings are difficult to predict, and could delay or prevent the Mergers from becoming effective in a timely manner. Moreover, the pending litigations and any future additional litigations could be time consuming and expensive, could divert Marvell’s and Inphi’s management’s attention away from their regular businesses, and, if any one of these lawsuits is adversely resolved against either Marvell or Inphi, could have a material adverse effect on Marvell’s or Inphi’s financial condition or the condition of the combined company.

If a settlement or other resolution is not reached in the potential lawsuits referenced above and the plaintiffs secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting Marvell’s or Inphi’s ability to complete the Mergers on the terms contemplated by the Merger Agreement, or there is a pending or overtly threatened legal proceeding brought by a governmental entity, then the Mergers may not become effective in a timely manner or at all.

No Financing Condition; Financing

The obligations of Marvell and HoldCo to complete the transactions contemplated by the Merger Agreement is not subject to a financing condition. Marvell and HoldCo intend to fund the cash portion of the consideration for the Mergers with borrowings. Other fees and expenses required to be paid in connection with the Mergers will be paid using a combination of borrowings and cash on hand.

Marvell and HoldCo have obtained financing commitments for (i) a $2.5 billion senior unsecured 364-day Bridge Facility pursuant to the Bridge Commitment Letter, and (ii) a $1.75 billion senior unsecured Term Loan Facility comprised of the $875.0 million 3-Year Term Loan and the $875.0 million 5-Year Term Loan, pursuant to the Term Loan Agreement. The Term Loan Facility commitments under the Facilities Commitment Letter have been replaced by the Term Loan Agreement, pursuant to which the Term Loan Facility is evidenced thereby.

Pursuant to the Bridge Commitment Letter, subject to the terms and conditions set forth therein, JPMorgan Chase Bank and the other Financing Sources that have become parties to the Bridge Commitment Letter have committed to provide the full amount of the Bridge Facility and pursuant to the Term Loan Agreement, subject to the terms and conditions set forth therein, JPMorgan Chase Bank and the other lenders party to the Term Loan Agreement, have committed to provide the full amount of the term loans described in the Term Loan Facility. HoldCo will be the borrower under each of the Bridge Facility and the Term Loan Facility on the closing date of the Mergers.

Additionally, Marvell and HoldCo have entered into a Revolving Credit Agreement, dated as of December 7, 2020, with Bank of America, N.A., as administrative agent, the guarantors party thereto, and the other lenders party thereto, pursuant to which Marvell and HoldCo have obtained commitments for a senior unsecured revolving credit facility in an aggregate committed amount of up to $750.0 million with a five-year term (the “Revolving Facility”). The Revolving Facility replaced Marvell’s existing $500.0 million revolving credit facility.

The funding of the Bridge Facility provided for in the Bridge Commitment Letter and the funding of the Term Loan Facility provided for in Term Loan Agreement, in each case, is contingent upon the satisfaction of customary conditions, including (i) execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Bridge Commitment Letter and (ii) completion of the Mergers in accordance with the Merger Agreement. The actual documentation governing the Bridge Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Bridge Commitment Letter.

Marvell expects to replace some or all of the Bridge Facility prior to the completion of the Mergers with permanent financing. There can be no assurance that the permanent financing will be obtained prior to the completion of the Mergers and the terms of expected permanent financing are uncertain at this time.

Maturity

The Bridge Facility will mature on the date that is 364 days after the closing date of the Mergers. The 3-Year Term Loan will mature on the date that is three years after the closing date of the Mergers. The 5-Year Term Loan will mature on the date that is five years after the closing date of the Mergers.

The 3-Year Term Loan will not be subject to required amortization payments. The 5-Year Term Loan will be subject to required amortization payments, commencing at the end of the first full fiscal quarter of HoldCo occurring after the closing date of the Mergers, in equal quarterly installments of (i) 1.25% of the aggregate principal amount of the 5-Year Term Loan incurred by HoldCo on the closing date of the Mergers for the first four full quarters following the closing date of the Mergers, (ii) 2.5% of the aggregate principal amount of the 5-Year Term Loan incurred by HoldCo on the closing date of the Mergers for the fifth through twelfth full quarters following the closing date of the Mergers, and (iii) 3.75% of the aggregate principal amount of the 5-Year Term Loan incurred by HoldCo on the closing date of the Mergers for the each quarter thereafter.

Commitment Reductions and Prepayments

Voluntary reductions of the unutilized commitments with respect to the Bridge Facility and Term Loan Facility and prepayments of borrowings under the Bridge Facility and Term Loan Facility will be permitted at any time, without premium or penalty, in minimum principal amounts to be set forth in the definitive documentation for the Bridge Facility and as set forth in the Term Loan Agreement, as applicable.

Subject to certain exceptions and thresholds, the Bridge Facility will be required to be prepaid with (or, prior to the closing date of the Mergers and the borrowing thereunder, commitments with respect to the Bridge Facility will be required to be reduced by the amount of) net cash proceeds of (a) non-ordinary course asset sales or other dispositions, (b) the issuance of certain equity securities or (c) the incurrence of certain indebtedness (other than the Term Loan Facility), in each case subject to limited exceptions. In addition, the commitments with respect to the Bridge Facility will be required to be reduced by the amount of any commitments to any term loan facility entered into for the purpose of financing the Mergers (other than the Term Loan Facility). The Term Loan Facility is not subject to mandatory prepayments or commitment reductions.

Guarantees and Collateral

The Bridge Facility and the Term Loan Facility will be senior unsecured obligations of HoldCo and, to the extent required to become and remain guarantors under the Bridge Facility and the Term Loan Facility, Marvell and Inphi. From the closing date of the Mergers, all obligations of HoldCo under the Bridge Facility and the Term Loan Facility, as applicable, will be unconditionally guaranteed by (a) Marvell so long as Marvell is the issuer, borrower or guarantor of indebtedness for borrowed money (including, for the avoidance of doubt, Marvell’s existing unsecured notes) in an aggregate outstanding principal amount in excess of $100.0 million and (b) Inphi so long as Inphi is the issuer, borrower or guarantor of indebtedness for borrowed money (including, for the avoidance of doubt, Inphi’s existing convertible notes) in an aggregate outstanding principal amount in excess of $100.0 million; provided that the existing convertible notes of Inphi shall be deemed not to be outstanding for the purpose of this clause (b) until the date that is 90 days following the closing date of the Mergers. In the event that the conditions requiring the guarantee by Marvell or Inphi, as applicable, are no longer satisfied, HoldCo may request the release of Marvell and/or Inphi, as applicable, from such guarantee.

Covenants and Events of Default

The Bridge Facility will contain and the Term Loan Facility contains a number of negative covenants (to be applicable to HoldCo, Marvell and their respective subsidiaries) that, subject to certain exceptions, include limitations on, among other things:

•	indebtedness;

•	liens;

•	sale and leaseback transactions; and

•	mergers and other fundamental changes.

The Bridge Facility will also contain and the Term Loan Facility contains a total leverage ratio financial maintenance covenant, with testing commencing with the first fiscal quarter ended after the closing date of the Mergers, requiring that the ratio of consolidated total indebtedness of HoldCo to consolidated EBITDA does not exceed 4.75 to 1.00, with step-downs to: (i) from and after the fiscal quarter ending on or about April 30, 2022, 4.50 to 1.00, (ii) from and after the fiscal quarter ending on or about October 31, 2022, 4.25 to 1.00, (iii) from and after the fiscal quarter ending on or about April 30, 2023, 4.00 to 1.00, (iv) from and after the fiscal quarter ending on or about October 31, 2023, 3.50 to 1.00, and (iv) from and after the fiscal quarter ending on or about April 30, 2024 and thereafter, 3.25 to 1.00.

The Bridge Facility will contain and the Term Loan Facility contains a number of customary events of default permitting, among other things, acceleration of the final maturity of the Bridge Facility and the Term Loan Facility, as applicable, in the event of an occurrence thereof.

Rights of Appraisal for Marvell Shareholders

Any Marvell shareholder who does not vote in favor of the Bermuda Merger, is not satisfied that such holder has been offered fair value for such holder’s Marvell Shares and validly submits an application for appraisal may have the fair value of such holder’s shares appraised by the Bermuda Court under Section 106 of the Bermuda Companies Act. A Marvell shareholder intending to apply to the Bermuda Court for appraisal of such holder’s shares MUST file an application for appraisal with the Bermuda Court within ONE MONTH after the giving of the notice convening the Marvell Shareholder Meeting. The notice delivered with this joint proxy statement/prospectus constitutes this notice.

In any case where the value of dissenting Marvell Shares held by a dissenting shareholder who has properly exercised appraisal rights is appraised by the Bermuda Court after the completion of the Bermuda Merger to be greater than the value of the Bermuda Merger Consideration, HoldCo will be required to pay such holder an amount in cash equal to the difference between the value of the Bermuda Merger Consideration received by such holder and the fair value appraised by the Bermuda Court. This amount must be paid within one month after the Bermuda Court’s determination.

ANY MARVELL SHAREHOLDER WHO VOTES “FOR” THE BERMUDA MERGER PROPOSAL WILL HAVE NO RIGHT TO APPLY TO THE BERMUDA COURT TO APPRAISE THE FAIR VALUE OF SUCH HOLDER’S MARVELL SHARES.

There is no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of the Marvell Shares will be allocated at the discretion of the Bermuda Court.

For a more complete description of Marvell shareholders’ appraisal rights, see “Bermuda Appraisal Rights” beginning on page 71.

Rights of Appraisal for Inphi Stockholders

Under the DGCL, if the Delaware Merger is completed, record holders of Inphi Shares who do not vote in favor of the Inphi Merger Proposal and who otherwise properly exercise and perfect such holders’ appraisal rights will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, such holders’ Inphi Shares, in lieu of receiving the Delaware Merger Consideration. The “fair value” could be higher or lower than, or the same as, the Delaware Merger Consideration. The relevant provisions of the DGCL are included as Annex H to this joint proxy statement/prospectus. Inphi stockholders are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising and perfecting the right to seek appraisal, Inphi stockholders who are considering exercising and perfecting that right are encouraged to seek the advice of legal counsel. Failure to comply strictly with these provisions may result in loss of the right of appraisal. For a more complete description of Inphi stockholders’ appraisal rights, see “Delaware Appraisal Rights” beginning on page 82.

Accounting Treatment

The Delaware Merger will be accounted for using the acquisition method of accounting under ASC 805, with Marvell as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Marvell and Inphi. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. IPR&D is recorded at fair value as an indefinite-lived intangible asset at the assumed merger date until completion or abandonment of the associated research and development efforts. Upon completion of development, acquired IPR&D assets are considered amortizable, finite-lived assets. The Bermuda Merger will be accounted for as a transaction between entities under common control in accordance with ASC 805-50. Due to the Bermuda Merger not having any pro forma effects, pro forma information has not been provided.

Shareholder Rights Plan

Inphi has not adopted a shareholder rights plan. Pursuant to the Marvell Bye-Laws, the Marvell Board has the right to adopt a shareholder rights plan, provided that any such plan adopted would have a term of less than 12 months following adoption of the plan or be submitted to Marvell shareholders for approval not more than 12 months following the adoption of the plan. The Marvell Board has not adopted a shareholder rights plan to date.

Anti-Takeover Statute

Inphi is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly traded company from entering into a business combination with an “interested stockholder” (as defined in Section 203) for a period of three years after the person becomes an interested stockholder, unless, among other exceptions, the board of directors of the corporation approved either the relevant business combination or the transaction that resulted in such stockholder becoming an interested stockholder. A Delaware corporation can elect not to be governed by Section 203 of the DGCL, which generally protects publicly-traded Delaware corporations from hostile takeovers, and from actions following such takeover. Inphi has not opted out of Section 203 of the DGCL, but the Inphi Board has approved the Merger, thereby making Section 203 of the DGCL inapplicable to the Delaware Merger.

THE MERGER AGREEMENT

The following discussion summarizes certain material provisions of the Merger Agreement, a copy of which is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. Marvell and Inphi urge you to read carefully this entire joint proxy statement/prospectus, including the Annexes and the documents incorporated herein by reference, before making any decisions regarding either of the Mergers.

The Merger Agreement has been included to provide you with information regarding its terms, and Marvell and Inphi recommend that you read the Merger Agreement carefully and in its entirety. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the Mergers, Marvell and Inphi do not intend for the Merger Agreement to be a source of factual, business or operational information about Marvell, Inphi or HoldCo. The representations and warranties described below and included in the Merger Agreement were made by Marvell and Inphi to each other as of specific dates. The assertions contained in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by Marvell and Inphi in connection with negotiating the terms of the Merger Agreement, which you should consider as you read the representations and warranties in the Merger Agreement. The representations and warranties are qualified in their entirety by certain information Marvell and Inphi filed with the SEC prior to the date of the Merger Agreement, as well as by confidential disclosure schedules that Marvell and Inphi delivered to each other in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to Marvell shareholders or to Inphi stockholders, and the representations and warranties may have been used for the purpose of allocating risk between Marvell and Inphi rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Marvell and Inphi, and you should read the information provided elsewhere in this joint proxy statement/prospectus and in the documents that are incorporated by reference into this joint proxy statement/prospectus for information regarding Marvell and Inphi and their respective businesses. See “Where You Can Find More Information.”

The Mergers

On October 29, 2020, Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub and Inphi entered into the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, (a) Bermuda Merger Sub will be merged with and into Marvell, whereupon the separate corporate existence of Bermuda Merger Sub will cease and Marvell will continue as the Surviving Bermuda Company and as a wholly owned subsidiary of HoldCo, and (b) Delaware Merger Sub will be merged with and into Inphi, whereupon the separate corporate existence of Delaware Merger Sub will cease and Inphi will continue as the Surviving Delaware Corporation and as a wholly owned subsidiary of HoldCo. The Bermuda Merger will have the effects set forth in the Merger Agreement, the Statutory Merger Agreement and the applicable provisions of the Bermuda Companies Act, and the Delaware Merger will have the effects set forth in the Merger Agreement and the applicable provisions of the DGCL. The memorandum of association and bye-laws of the Surviving Bermuda Company will be amended and restated as of the Bermuda Merger Effective Time to conform to the memorandum of association and bye-laws of Bermuda Merger Sub as in effect immediately prior to the Bermuda Merger Effective Time, except that the name of the company reflected therein will be “Marvell Technology Group Ltd.,” and the directors and officers of the Surviving Bermuda Company immediately after the Bermuda Merger Effective Time will be the respective individuals who are directors and officers (including the corporate secretary) of Bermuda Merger Sub immediately prior to the Bermuda Merger Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. The certificate of incorporation and bylaws of the Surviving Delaware Corporation will be amended and restated as of the Delaware Merger Effective Time to conform to the certificate of incorporation and bylaws of Delaware Merger Sub as in effect immediately prior to the Delaware Merger Effective Time, except that the name of the corporation reflected therein will be “Inphi Corporation,” and the directors and officers of the Surviving Delaware Corporation immediately after the Delaware Merger Effective Time will be the respective individuals who are directors and officers of Delaware Merger Sub immediately prior to the Delaware Merger Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. The certificate of incorporation and bylaws of HoldCo will be amended and restated as of the Bermuda Merger Effective Time to conform to Exhibit C and Exhibit D of the Merger Agreement, respectively, and the directors and officers of HoldCo immediately after the Bermuda Merger Effective Time will be the respective individuals who are directors and officers of Marvell immediately prior to the Bermuda Merger Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. Inphi’s current Chief Executive Officer is Dr. Ford Tamer, who is also a member of the Inphi Board. Dr. Tamer is expected to remain Inphi’s Chief Executive Officer through the completion of the Delaware Merger and therefore, pursuant to the Merger Agreement, is expected to be appointed to the HoldCo Board at that time.

Effective Time and Completion of the Mergers

The Merger Agreement provides that the completion of the Mergers will take place on the fifth business day after the date on which the last to be satisfied or waived of the conditions to the completion of the Mergers set forth in the Merger Agreement (other than the conditions relating to Marvell’s and Inphi’s receipt of certain certifications, but subject to the satisfaction or waiver of those conditions) is satisfied or waived. The Merger Agreement further provides that, notwithstanding the foregoing, if the completion of the Mergers would otherwise be required to occur during the last seven days of any fiscal quarter of Marvell, then subject to the continued satisfaction or waiver of the conditions to the completion of the Mergers set forth in the Merger Agreement (other than the conditions relating to Marvell’s and Inphi’s receipt of certain certifications, but subject to the satisfaction or waiver of those conditions), the completion of the Mergers will occur instead on the earlier of (a) the second business day of the following fiscal quarter of Marvell, and (b) the End Date, unless Marvell and Inphi jointly designate another date.

Prior to the completion of the Mergers, Marvell will cause an application for registration of the Surviving Bermuda Company to be executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”), which will include a request that the Registrar issue a certificate of merger with respect to the Bermuda Merger on the date, and at the time, specified therein, and the Bermuda Merger will become effective as of the time and date shown on the certificate of merger issued by the Registrar.

The Merger Agreement provides that Inphi will cause a certificate of merger satisfying the applicable requirements of the DGCL, and specifying that the Delaware Merger will become effective one minute after the Bermuda Merger Effective Time, to be duly filed with the Secretary of State of the State of Delaware and the Delaware Merger will become effective as of the time and date specified therein.

Merger Consideration

At the Bermuda Merger Effective Time, each Marvell Share that is issued and outstanding immediately prior to the Bermuda Merger Effective Time (other than Marvell Shares held, directly or indirectly, by Marvell, Inphi or any of their respective subsidiaries, or held in Marvell’s treasury) will be converted into the right to receive one HoldCo Share.

At the Delaware Merger Effective Time, each Inphi Share that is outstanding immediately prior to the Delaware Merger Effective Time (other than Inphi Shares held, directly or indirectly, by Marvell, Inphi or any of their respective subsidiaries, or held in Inphi’s treasury, and shares as to which appraisal rights have been properly exercised pursuant to Delaware law, as described in “Delaware Appraisal Rights”) will be converted into the right to receive the Delaware Merger Consideration.

At the Bermuda Merger Effective Time, any Marvell Shares that are held by Marvell (or held in Marvell’s treasury) or held, directly or indirectly, by HoldCo or Bermuda Merger Sub immediately prior to the Bermuda Merger Effective Time will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange for such shares. At the Bermuda Merger Effective Time, any Marvell Shares that are held by any wholly owned subsidiary of Marvell (other than HoldCo and Delaware Merger Sub) or by Inphi or any subsidiary of Inphi immediately prior to the Bermuda Merger Effective Time will be unaffected by the Bermuda Merger and will remain outstanding as an equal number of common shares of the Surviving Bermuda Company.

At the Delaware Merger Effective Time, any Inphi Shares that are held by Inphi (or held in Inphi’s treasury) or held by HoldCo or Delaware Merger Sub immediately prior to the Delaware Merger Effective Time will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange for such shares. At the Delaware Merger Effective Time, any Inphi Shares that are held, directly or indirectly, by any wholly owned subsidiary of Inphi, by Marvell or by any subsidiary of Marvell (other than HoldCo and Delaware Merger Sub) immediately prior to the Delaware Merger Effective Time will be unaffected by the Delaware Merger and will remain outstanding as an equal number of shares of common stock of the Surviving Delaware Corporation.

The Merger Agreement provides that if, between the date of the Merger Agreement and the Delaware Merger Effective Time, the outstanding Inphi Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by Inphi during such period, or a record date with respect to any such event occurs during such period, then the Inphi Exchange Ratio and Per Share Cash Amount will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action. The Merger Agreement also provides that if, between the date of the Merger Agreement and the Delaware Merger Effective Time, the issued and outstanding Marvell Shares or the outstanding HoldCo Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a share or stock dividend is declared by Marvell or HoldCo during such period, or a record date with respect to any such event occurs during such period, then the Inphi Exchange Ratio (but not the Per Share Cash Amount) and the Bermuda Merger Consideration will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action.

Fractional Shares

The Merger Agreement provides that no fraction of a HoldCo Share will be issued in connection with the Delaware Merger, and no certificates or scrip for any such fractional share will be issued. The Merger Agreement further provides that any holder of Inphi Shares who would otherwise be entitled to receive a fraction of a HoldCo Share (after aggregating all fractions of HoldCo Shares issuable to such holder) will, in lieu of such fraction of a share and, upon surrender of such holder’s Inphi Stock Certificate(s) or the transfer of uncertificated Inphi Shares represented by book entry positions to the Exchange Agent, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a Marvell Share on Nasdaq on the closing date of the Mergers.

Exchange Fund

HoldCo has selected the Exchange Agent to act as exchange agent in the Mergers. The Merger Agreement provides that, promptly after the Delaware Merger Effective Time on the closing date of the Mergers, HoldCo will deposit with the Exchange Agent: (a) certificates or book entry positions representing the aggregate number of HoldCo Shares issuable as Bermuda Merger Consideration for Marvell Shares and as Delaware Merger Consideration for Inphi Shares; and (b) cash sufficient to make payments of the cash consideration payable as Delaware Merger Consideration for Inphi Shares.

Exchange of Marvell Certificates

The Merger Agreement provides that, from and after the Bermuda Merger Effective Time, each certificate representing a Marvell Share (other than Marvell Shares held by Marvell, HoldCo, Bermuda Merger Sub or Inphi or any other subsidiary of Marvell or Inphi) will represent an equivalent number of HoldCo Shares. The Merger Agreement further provides that, at the Bermuda Merger Effective Time, the Exchange Agent will credit in the stock ledger and other appropriate books and records of HoldCo an equivalent number of HoldCo Shares for any uncertificated Marvell Shares represented by book entry positions (other than Marvell Shares held by Marvell, HoldCo, Bermuda Merger Sub or Inphi or any other subsidiary of Marvell or Inphi).

Exchange of Inphi Stock Certificates

The Merger Agreement provides that, as soon as reasonably practicable (and in any event within three business days) after the Delaware Merger Effective Time, the Exchange Agent will mail to record holders of Inphi Stock Certificates and Uncertificated Inphi Shares as of immediately prior to the Delaware Merger Effective Time a letter of transmittal in customary form and instructions on how to surrender such Inphi Stock Certificates or transfer such Uncertificated Inphi Shares in exchange for the Delaware Merger Consideration. The Merger Agreement further provides that, upon surrender of an Inphi Stock Certificate to the Exchange Agent (or compliance with the Exchange Agent’s procedures for transfer of Uncertificated Inphi Shares), together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or HoldCo, (a) such record holder will be entitled to receive the Delaware Merger Consideration and (b) such Inphi Stock Certificate or such Uncertificated Inphi Shares will be canceled.

The Merger Agreement provides that no dividends or other distributions declared or made with respect to HoldCo Shares with a record date after the Delaware Merger Effective Time will be paid to the holder of any unsurrendered Inphi Stock Certificate or to the holder of any uncertificated Inphi Share that has not been transferred, in each case with respect to the HoldCo Shares that such holder has the right to receive in the Delaware Merger, until such holder surrenders such Inphi Stock Certificate or transfers such Uncertificated Inphi Shares (at which time such holder will be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

The Merger Agreement provides that, if any Inphi Stock Certificate has been lost, stolen or destroyed, then HoldCo may, as a condition to the payment of the Delaware Merger Consideration, require the owner of such lost, stolen or destroyed Inphi Stock Certificate to provide an appropriate affidavit and to deliver a bond as indemnity against any claim that may be made against the Exchange Agent, HoldCo or the Surviving Delaware Corporation with respect to such Inphi Stock Certificate.

The Merger Agreement provides that any portion of the HoldCo Shares or cash amounts deposited by HoldCo with the Exchange Agent (or any dividends or distributions received by the Exchange Agent with respect to such HoldCo Shares) that has not been distributed within 365 days after the closing date of the Mergers will be delivered to HoldCo upon demand, and any former holders of Inphi Shares who have not surrendered such holders’ Inphi Stock Certificates or transferred such holders’ Uncertificated Inphi Shares may thereafter look only to HoldCo for satisfaction of such holders’ claims for the Delaware Merger Consideration and any dividends or distributions with respect to HoldCo Shares included in the Delaware Merger Consideration.

Treatment of Marvell Equity Awards

Marvell Options

The Merger Agreement provides that, at the Bermuda Merger Effective Time, each Marvell Option that is outstanding immediately prior to the Bermuda Merger Effective Time, whether vested or unvested, will be converted into an option to purchase HoldCo Shares, on the same terms and conditions as were applicable under such Marvell Option immediately prior to the Bermuda Merger Effective Time (including with respect to vesting), relating to the number of HoldCo Shares equal to the total number of Marvell Shares subject to such Marvell Option immediately prior to the Bermuda Merger Effective Time and with an exercise price per HoldCo Share equal to the exercise price per Marvell Share subject to such Marvell Option immediately prior to the Bermuda Merger Effective Time.

Marvell RSUs

The Merger Agreement provides that, at the Bermuda Merger Effective Time, each Marvell RSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into a restricted stock unit award with the same terms and conditions as were applicable under such Marvell RSU immediately prior to the Bermuda Merger Effective Time (including with respect to vesting and timing of payment), and relating to the number of HoldCo Shares equal to the total number of Marvell Shares subject to such Marvell RSU immediately prior to the Bermuda Merger Effective Time.

Marvell PSUs

The Merger Agreement provides that, at the Bermuda Merger Effective Time, each Marvell PSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into a performance-based restricted stock unit with the same terms and conditions as were applicable under such Marvell PSU immediately prior to the Bermuda Merger Effective Time (including with respect to vesting, except that the performance measures will relate to HoldCo), and relating to the number of HoldCo Shares equal to the total number of Marvell Shares subject to such Marvell PSU immediately prior to the Bermuda Merger Effective Time.

Marvell ESPP

The Merger Agreement provides that, at the Bermuda Merger Effective Time, any rights to purchase Marvell Shares under the Marvell ESPP that are outstanding immediately prior to the Bermuda Merger Effective Time will be converted into rights to purchase HoldCo Shares on the same terms and conditions as were applicable under the Marvell ESPP immediately prior to the Bermuda Merger Effective Time, and relating to the number of HoldCo Shares equal to the total number of Marvell Shares subject to the Marvell ESPP immediately prior to the Bermuda Merger Effective Time.

Marvell Equity Plans

The Merger Agreement provides that, at the Bermuda Merger Effective Time, HoldCo will assume the Marvell Equity Plans.

Treatment of Inphi Equity Awards

Inphi Options

The Merger Agreement provides that, at the Delaware Merger Effective Time, each In-the-Money Inphi Option that is vested and held by a person who is not a Continuing Employee or Continuing Service Provider, will be canceled, and the holder of such In-the-Money Inphi Option will be entitled to receive (subject to applicable withholding or other taxes) an amount in cash equal to the product of (i) the number of Inphi Shares subject to such In-the-Money Inphi Option, multiplied by (ii) the excess of (A) the Equity Award Cash Consideration Amount over (B) the exercise price applicable to such In-the-Money Inphi Option. The Merger Agreement further provides that, following the Delaware Merger Effective Time, any such canceled In-the-Money Inphi Option will no longer be exercisable for Inphi Shares and will entitle the former holder thereof only to the payment just described, which will be made by the Surviving Delaware Corporation within ten business days after the Delaware Merger Effective Time.

The Merger Agreement provides that, at the Delaware Merger Effective Time, each In-the-Money Inphi Option that is held by a person who is a Continuing Employee or Continuing Service Provider, whether vested or unvested, will be assumed by HoldCo and converted into an option to purchase, on substantially the same terms and conditions as were applicable under such In-the-Money Inphi Option, that number of HoldCo Shares (rounded down to the nearest whole share) equal to the product of (i) the number of Inphi Shares subject to such In-the-Money Inphi Option multiplied by (ii) the Conversion Ratio, at an exercise price per HoldCo Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the per share exercise price for Inphi Shares subject to such In-the-Money Inphi Option, by (B) the Conversion Ratio.

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Out-of-the-Money Inphi Option and each In-the-Money Inphi Option that is unvested and held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration. The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi stock option that is held by a non-employee member of the Inphi Board will be vested in full.

Inphi RSUs

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a Continuing Employee or Continuing Service Provider will be converted into the number of HoldCo restricted stock units (rounded down to the nearest whole share) equal to the product of (i) the number of Inphi Shares subject to such Inphi RSU, multiplied by (ii) the Conversion Ratio. The Merger Agreement further provides that such converted Inphi RSUs will be subject to substantially the same terms and conditions as were applicable to the underlying Inphi RSU prior to the Delaware Merger Effective Time.

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi RSU that is outstanding and vested (and with respect to which Inphi Shares have not yet been issued) immediately prior to the Delaware Merger Effective Time (including any Inphi RSUs that become vested by their terms immediately prior to or as of the Delaware Merger Effective Time) will be canceled and extinguished, and the holder thereof will be entitled to receive (subject to applicable withholding or other taxes, which withholding will first be applied against the cash portion of the consideration paid in respect of such Inphi RSUs): (i) an amount in cash equal to the product of (A) $66.00, multiplied by (B) the total number of Inphi Shares subject to such Inphi RSUs; and (ii) a number of HoldCo Shares equal to the product of (A) 2.323, multiplied by (B) the total number of Inphi Shares subject to such Inphi RSU. The Merger Agreement further provides that, following the Delaware Merger Effective Time, any such canceled Inphi RSUs will entitle the former holder of such Inphi RSU only to the payment just described, which will be made by the Surviving Delaware Corporation within ten business days after the Delaware Merger Effective Time or at such other time or times following the Delaware Merger Effective Time consistent with the terms of Inphi RSU to the extent necessary to avoid the imposition of additional income tax under Section 409A of the Code.

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration. The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi RSU that is held by a non-employee member of the Inphi Board will be vested in full.

Inphi MSUs

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi MSU that is outstanding (and with respect to which Inphi Shares have not yet been issued) immediately prior to the Delaware Merger Effective Time will be canceled and extinguished. Each such Inphi MSU will be deemed to vest in that percentage of Inphi Shares subject to such Inphi MSU determined by applying the formula in the applicable Inphi MSU award agreement as if the performance period ended on the closing date of the Mergers and using the Equity Award Cash Consideration Amount as the fair market value of the Inphi Shares, rounded down to the nearest whole share. The holder of such vested Inphi MSUs will be entitled to receive (subject to applicable withholding or other taxes, which withholding will first be applied against the cash portion of the consideration paid in respect of such vested Inphi MSUs): (i) an amount in cash equal to the product of (A) $66.00, multiplied by (B) the total number of Inphi Shares subject to such vested Inphi MSU; and (ii) a number of HoldCo Shares equal to the product of (A) 2.323, multiplied by (B) the total number of Inphi Shares subject to such vested Inphi MSU. The Merger Agreement further provides that, following the Delaware Merger Effective Time, any such canceled Inphi MSUs will entitle the former holder of such Inphi MSUs only to the payment just described, which will be made by the Surviving Delaware Corporation within ten business days after the Delaware Merger Effective Time or at such other time or times following the Delaware Merger Effective Time consistent with the terms of such Inphi MSU to the extent necessary to avoid the imposition of additional income tax under Section 409A of the Code. Any portion of an Inphi MSU that does not vest in accordance with these procedures will be canceled for no consideration.

Inphi PSUs

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time will be assumed and converted into that number of HoldCo restricted stock units, rounded down to the nearest whole share, equal to the product of (a) the target number of Inphi Shares subject to such Inphi PSU, multiplied by (b) the Conversion Ratio. The Merger Agreement provides that such converted Inphi PSUs: (i) will vest based on the vesting date or schedule set forth in the award agreement applicable to such Inphi PSU prior to the Delaware Merger Effective Time, subject only to the continued service of the grantee with Marvell or any of its affiliates through the applicable vesting date; (ii) will not be subject to any performance-based vesting terms following the Delaware Merger Effective Time; and (iii) will otherwise be subject to substantially the same terms and conditions as were applicable under such Inphi PSUs prior to the Delaware Merger Effective Time.

The Merger Agreement provides that, at the Delaware Merger Effective Time, each Inphi PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and that is held by a person who is not a Continuing Employee or Continuing Service Provider will be canceled for no consideration.

Inphi ESPP

The Merger Agreement provides that, as soon as practicable after the date of the Merger Agreement, Inphi will take all action that may be necessary to provide that: (a) no new offering period will commence under the Inphi ESPP following the date of the Merger Agreement; (b) participants in the Inphi ESPP as of the date of the Merger Agreement may not increase their payroll deductions under the Inphi ESPP from those in effect on the date of the Merger Agreement; and (c) no new participants may commence participation in the Inphi ESPP following the date of the Merger Agreement.

The Merger Agreement further provides that, as soon as reasonably practicable after the date of the Merger Agreement, Inphi will: (i) cause any offering period in progress under the Inphi ESPP as of the date of the Merger Agreement to be the final offering period under the Inphi ESPP and to be terminated no later than five business days prior to the anticipated closing date of the Mergers (the “Final Exercise Date”); (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the Inphi ESPP; (iii) cause each participant’s then-outstanding share purchase right under the Inphi ESPP to be exercised as of the Final Exercise Date (and no further rights will be granted or exercised thereunder after the Final Exercise Date); and (iv) terminate the Inphi ESPP as of the Delaware Merger Effective Time. On the Final Exercise Date, the funds credited as of such date under the Inphi ESPP within the payroll withholding account for each participant under the Inphi ESPP will be used to purchase Inphi Shares in accordance with the terms of the Inphi ESPP, and each share purchased thereunder immediately prior to the Delaware Merger Effective Time will be canceled at the Delaware Merger Effective Time and converted into the right to receive the Delaware Merger Consideration in accordance with the Merger Agreement, subject to applicable withholding taxes. The Merger Agreement also provides that any accumulated contributions under the Inphi ESPP as of immediately prior to the Delaware Merger Effective Time will, to the extent not so used to purchase shares, be refunded to the applicable plan participants following the Delaware Merger Effective Time (without interest).

Representations and Warranties

Marvell and Inphi made representations and warranties in the Merger Agreement regarding themselves and their respective subsidiaries that are subject, in some cases, to certain exceptions and qualifications contained in the Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by confidential disclosure schedules delivered by Marvell and Inphi to each other. The representations and warranties made by Marvell are also subject to, and qualified by, certain information disclosed in Marvell’s filings made with the SEC between February 3, 2018 and the third business day before the date of the Merger Agreement. The representations and warranties made by Inphi are also subject to, and qualified by, certain information disclosed in Inphi’s filings made with the SEC between January 1, 2018 and the third business day before the date of the Merger Agreement.

The representations and warranties made by each of Marvell and Inphi relate to the following subject matters, among other things:

•	corporate organization and similar corporate matters, including corporate standing;

•	qualification to do business under applicable law and corporate power;

•	the provision of, and compliance with, organizational, governing and similar corporate documents;

•	capital structure and equity securities;

•	documents required to be filed with the SEC since, with respect to Marvell, February 3, 2018, and with respect to Inphi, January 1, 2018, and the content and preparation of financial statements;

•	absence of certain changes, events and actions between, with respect to Marvell, February 1, 2020, and with respect to Inphi, December 31, 2019, and the date of the Merger Agreement;

•	intellectual property;

•	absence of certain liabilities;

•	compliance with legal requirements;

•	possession of permits, licenses, registrations and other qualifications and authorizations from governmental bodies and the making of filings required under applicable legal requirements;

•	tax matters;

•	environmental matters;

•	legal proceedings and orders;

•	authority to enter into and to perform obligations under the Merger Agreement and to complete the transactions contemplated thereby;

•

approval of the Merger Agreement by Marvell and Inphi, the recommendation by the Marvell Board to Marvell shareholders regarding the Merger Agreement and the Mergers and the recommendation by the Inphi Board to Inphi stockholders regarding the Merger Agreement and the Mergers;

•	shareholder vote required for adoption or approval of the Merger Agreement and approval of the Mergers;

•

execution, delivery and performance of the Merger Agreement and the completion of the Mergers and the other transactions contemplated by the Merger Agreement not contravening applicable organizational documents or laws;

•	required governmental approvals for completion of the transactions contemplated by the Merger Agreement, including the Mergers;

•	opinion of Marvell’s financial advisor and opinion of Inphi’s financial advisor;

•	advisors’ fees; and

•	accuracy of information supplied for inclusion in this joint proxy statement/prospectus.

The representations and warranties made solely by Inphi relate to the following subject matters, among other things:

•	subsidiaries;

•	title to tangible assets, valid leasehold interests, absence of interests in real property, use and operation of leased real property and adequacy of equipment and other tangible assets;

•	material contracts, including the validity and effectiveness of those contracts and the absence of material breaches of or defaults under those contracts;

•	matters relating to Inphi’s products, including the absence of recalls;

•	relations with major customers and suppliers;

•	grants, incentives and subsidies from governmental authorities;

•	employment and labor matters;

•	employee benefit plans;

•	insurance;

•	anti-takeover statutes and regulations and absence of a stockholder rights plan;

•	absence of discussions or negotiations relating to any Inphi Acquisition Proposal (as defined below); and

•

the execution, delivery and performance of the Merger Agreement and the completion of the Mergers and the other transactions contemplated by the Merger Agreement not contravening contracts and permits, licenses, registrations and other qualifications or authorizations of governmental bodies or resulting in the imposition of encumbrances.

The representations and warranties made solely by Marvell relate to the following subject matters, among other things:

•	the approval by the Marvell Board of, and the recommendation by the Marvell Board to Marvell shareholders regarding, the Marvell Bye-Law Amendment;

•	absence of ownership by Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub of Inphi Shares or other securities of, or any other economic interest in, Inphi;

•	capitalization and absence of prior operations of HoldCo, Bermuda Merger Sub and Delaware Merger Sub;

•

availability of financing and the sufficiency of the aggregate net proceeds from the Debt Financing (when funded in accordance with the Debt Commitment Letters), together with all other sources of cash or other financing sources available to Marvell and HoldCo, for the satisfaction of HoldCo’s payment obligations under the Merger Agreement; and

•	solvency.

Several of the representations, warranties, closing conditions and termination provisions contained in the Merger Agreement are qualified by or refer to the concept of a Material Adverse Effect. For purposes of the Merger Agreement, a “Material Adverse Effect” on Marvell or Inphi (each, a “Principal Party”), means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect on the business, operations, financial condition or results of operations of a Principal Party and its subsidiaries, taken as a whole; provided, however, that an effect, change, development, event or circumstance will not be taken in account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on a Principal Party if such effect, change, development, event or circumstance results or arises from:

•

any adverse change in economic, financial, capital market, political or social conditions in the United States or in other locations in which that Principal Party and its subsidiaries have material operations and that does not have a disproportionate adverse impact on that Principal Party and its subsidiaries relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on that Principal Party);

•

any adverse change in conditions generally affecting the semiconductor industry that does not have a disproportionate adverse impact on that Principal Party and its subsidiaries relative to other participants in the semiconductor industry; (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on that Principal Party);

•

changes in the stock price or trading volume of that Principal Party’s listed shares (it being understood that the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether a Material Adverse Effect on that Principal Party has occurred or would reasonably be expected to occur, if such facts or circumstances are not otherwise excluded from such determination pursuant to this proviso);

•

the failure of that Principal Party to meet securities analysts’ published projections of earnings, revenues or other financial metrics or the failure of that Principal Party to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether a Material Adverse Effect on that Principal Party has occurred or would reasonably be expected to occur, if such facts or circumstances are not otherwise excluded from such determination pursuant to this proviso);

•

any adverse change that is effected after the date of the Merger Agreement in legal or regulatory conditions, or in GAAP or other accounting standards (or the interpretation thereof), that does not have a disproportionate adverse impact on that Principal Party and its subsidiaries relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on that Principal Party);

•

any act of war, sabotage or terrorism that occurs, worsens or changes after the date of the Merger Agreement in the U.S. or in other locations in which that Principal Party and its subsidiaries have material operations and that does not have a disproportionate adverse impact on that Principal Party and its subsidiaries relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such act of war, sabotage or terrorism may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on that Principal Party);

•

any act of God, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, weather conditions, epidemic, pandemic or disease outbreak (including the COVID-19 pandemic or the continuation or worsening thereof) or other force majeure event (including actions taken by governmental bodies in connection with such events) that occurs, worsens or changes after the date of the Merger Agreement and that in each case does not have a disproportionate adverse impact on that Principal Party and its subsidiaries relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such event may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on that Principal Party);

•

the public announcement of the Merger Agreement or the transactions contemplated by the Merger Agreement or any loss of customers, suppliers, distributors or other business partners or employees suffered by that Principal Party as a result of such public announcement; or

•

any stockholder class action or derivative litigation arising from or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement commenced against that Principal Party after the date of the Merger Agreement and alleging a breach of fiduciary duty of that Principal Party’s directors relating to their approval of the Merger Agreement or false or misleading public disclosure by that Principal Party with respect to the Merger Agreement.

Interim Operations of Marvell and Inphi

Marvell Interim Operating Covenants

Marvell has agreed to certain covenants in the Merger Agreement relating to the conduct of its business during the period from the date of the Merger Agreement through the Delaware Merger Effective Time. Under the Merger Agreement, during such period, except (a) as may be required by applicable legal requirements, (b) with the prior written consent of Inphi (which may not be unreasonably withheld, conditioned or delayed), (c) as expressly contemplated by the Merger Agreement or (d) as set forth in Marvell’s confidential disclosure schedule, Marvell has agreed that:

•

it will not, and will not permit HoldCo to, amend its certificate of incorporation or bylaws (or equivalent organizational documents) in any manner that would prohibit or hinder, impede or delay in any material respect the Mergers or the completion of the other transactions contemplated by the Merger Agreement or have a material and adverse impact on the value of the Marvell Shares or HoldCo Shares;

•

it will not pay any cash dividends or make any other cash distributions to its shareholders, except that Marvell may declare and pay to its shareholders, at any time during each fiscal quarter, a cash dividend in an amount not to exceed $0.06 per share;

•	it will not, and will not permit HoldCo to, adopt a plan of complete or partial liquidation, dissolution, bankruptcy restructuring or other similar reorganization;

•	it will not authorize, agree, commit or offer to take any of the foregoing actions; and

•	it will not, and will not permit its subsidiaries to, complete, or enter into or publicly announce a definitive agreement to complete, a Marvell Acquisition Transaction (as defined below, but with all references to “15%” being deemed to be references to “50%”), or acquire, or enter into or publicly announce a definitive agreement to acquire, any corporation, partnership, limited partnership or other business or division thereof if taking such action would be expected (at the time such action is taken) to prevent or materially delay the completion of the Mergers or cause any of Marvell’s closing conditions not to be satisfied by the End Date (as defined below).

Inphi Interim Operating Covenants

Inphi has agreed to certain covenants in the Merger Agreement relating to the conduct of its business during the period from the date of the Merger Agreement through the Delaware Merger Effective Time. Under the Merger Agreement, during such period, Inphi has agreed that it will: (a) conduct, and ensure that each of its subsidiaries conducts, its business and operations in the ordinary course in all material respects and in accordance with past practices; (b) use commercially reasonable efforts to ensure that it and each of its subsidiaries preserves intact its current business organization, keeps available the services of its current officers and other employees (other than for routine terminations in the ordinary course of business of officers or other employees that are not at the level of assistant or associate vice president or above) and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons or entities having material business relationships with such company; and (c) immediately prior to the completion of the Mergers, pay all (i) pro-rata annual bonus payments and pro-rata profit sharing payments as set forth in Inphi’s confidential disclosure schedule and (ii) retention bonus payments as set forth in Inphi’s confidential disclosure schedule to employees or individual service providers of Inphi.

In addition, under the Merger Agreement, during the period from the date of the Merger Agreement through the Delaware Merger Effective Time, except (a) as may be required by applicable legal requirements, (b) with the prior written consent of Marvell, (c) as expressly required by the Merger Agreement or (d) as set forth in Inphi’s confidential disclosure schedule, Inphi has agreed that it will not, and will ensure that its subsidiaries do not:

•

declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock, convertible notes or other securities;

•

sell, issue, grant or authorize the sale, issuance or grant of: (i) any capital stock or other security; (ii) any option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that (A) Inphi may issue shares of its common stock upon the valid exercise of, or the vesting or scheduled delivery of shares pursuant to, Inphi Options, Inphi RSUs, Inphi MSUs and Inphi PSUs in accordance with their terms, in each case, outstanding as of the date of the Merger Agreement and (B) Inphi may, in the ordinary course of business, but subject to the limitations set forth in Inphi’s confidential disclosure schedule, grant to employees of Inphi and its subsidiaries Inphi Options (having an exercise price equal to the fair market value of Inphi common stock covered by such Inphi Option, determined as of the time of the grant of such Inphi Option) and Inphi RSUs);

•

amend or waive any of its rights under, or accelerate the vesting under, any provision of Inphi’s 2000 Stock Option/Stock Issuance Plan, Inphi’s Amended and Restated 2010 Stock Incentive Plan, any inducement awards granted in connection with the ClariPhy Communications, Inc. acquisition or the Inphi ESPP or any provision of any contract evidencing any Inphi Option, Inphi RSUs, Inphi MSU or Inphi PSU, or otherwise modify any of the terms of any outstanding Inphi Option, Inphi RSUs, Inphi MSU or Inphi PSU, warrant or other security or any related contract;

•

(i) amend or permit the adoption of any amendment to the certificate of incorporation, bylaws or other charter or organizational documents of Inphi or (ii) except for any transaction entered into solely between or among Inphi and its subsidiaries in the ordinary course of business and consistent with past practices, effect or become a party to any liquidation, dissolution, merger, consolidation, share exchange, business combination, plan or scheme of arrangement, amalgamation, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

•	(i) form any subsidiary or (ii) acquire any material equity interest or other material interest in any other entity;

•

make any capital expenditure or incur any obligation or liability in respect thereof in excess of the amount budgeted for such expenditure in Inphi’s capital expenditure budget set forth in Inphi’s confidential disclosure schedule, except that Inphi and its subsidiaries may make unbudgeted capital expenditures that, when added to all other unbudgeted capital expenditures made by or on behalf of Inphi and its subsidiaries during the period from the date of the Merger Agreement through the Delaware Merger Effective Time, do not exceed $2,000,000 in the aggregate;

•

enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract, or renew, extend, amend or terminate, or waive or exercise any material right or remedy under, any material contract, in each case, other than in the ordinary course of business consistent with past practices;

•

enter into or become bound by any contract imposing any material restriction on the right or ability of Inphi or any of its subsidiaries (i) to engage in any line of business or compete with, or provide services to, any other person or entity or in any geographic area, (ii) to acquire any material product or other asset or any service from any other person or entity, sell any product or other asset to or perform any service for any other person or entity, or transact business or deal in any other manner with any other person or entity or (iii) to develop, sell, supply, license, distribute, offer, support or service any product or any intellectual property or other asset to or for any other person or entity;

•

enter into or become bound by any contract that (i) grants material and exclusive rights to license, market, sell or deliver any product of Inphi or any of its subsidiaries, (ii) contains any “most favored nation” or similar provision in favor of the other party, other than to the extent entered into in the ordinary course of business consistent with past practices, or (iii) contains a right of first refusal, first offer or first negotiation or any similar right with respect to any asset owned by Inphi or any of its subsidiaries that is material to Inphi and its subsidiaries, taken as a whole;

•

acquire, lease or license any right or other asset from any other person or entity or sell or otherwise dispose of, or lease or license, any right or other asset to any other person or entity, except in each case for immaterial assets acquired, leased, licensed or disposed of by Inphi in the ordinary course of business and consistent with past practices;

•

make any pledge of any of its material assets or permit any of its material assets to become subject to any encumbrance, except for encumbrances that do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes;

•

(i) lend or advance money to any person or entity or (ii) incur, assume, guarantee or prepay any indebtedness (directly, contingently, or otherwise), except that Inphi or any of its subsidiaries may lend money to one another, or incur any indebtedness to, or guarantee any indebtedness of, one another, in each case in the ordinary course of business and consistent with past practices;

•

(i) enter into any new collective bargaining agreement, works council agreement or other contract with any employee representative body, (ii) establish, adopt, enter into, amend or terminate any employee benefit plan or employment agreement or any plan, practice, agreement, arrangement or policy that would be an employee benefit plan or employment agreement if it was in existence on the date of the Merger Agreement or (iii) pay, or make any new commitment to pay, any bonus, cash incentive payment or profit-sharing or similar payment to, or increase or make any commitment to increase the amount of the wages, salary, commissions, fringe benefits or other compensation (excluding equity-

based compensation, which is addressed in other covenants) or remuneration payable to, any of its directors, officers or other employees (except that, subject to the limitations set forth in Inphi’s confidential disclosure schedule, Inphi may (A) provide routine, reasonable salary increases to employees in the ordinary course of business and in accordance with past practices in connection with Inphi’s customary employee review process, (B) make customary bonus and severance payments consistent with past practices in accordance with existing bonus and severance plans, programs or policies referred to in Inphi’s confidential disclosure schedule and (C) take Code Section 280G-related mitigation actions as set forth in Inphi’s confidential disclosure schedule);

•

(i) hire or terminate (other than for cause) any employee at the level of assistant or associate vice president or above or with an annual base salary in excess of $250,000, (ii) hire any employee located in any country in which Inphi or its subsidiaries do not currently have employees as of the date of the Merger Agreement, (iii) promote any employee to the level of assistant or associate vice president or above or (iv) engage any consultant or independent contractor, unless the engagement of such consultant or independent contractor may be terminated by Inphi or its subsidiaries on less than 90 days’ notice;

•

(i) change in any material respect (A) any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies or (B) any of its methods of accounting or accounting practices, including with respect to taxes, other than in accordance with GAAP, (ii) offer any discount, rebate, strategic buy or contract or purchase order modification to any customer or distributor that has the effect of artificially increasing Inphi’s consolidated revenues or “stuffing the channel” or (iii) write down any of its material assets in excess of $50,000 in the aggregate, except for depreciation and amortization in accordance with GAAP or in the ordinary course of business consistent with past practice;

•

(i) adopt any material method of tax accounting or make any material tax election (or allow any material tax election previously made to expire) that is inconsistent with any of the positions taken, elections made or methods used in preparing or filing tax returns with respect to periods ending prior to the Delaware Merger Effective Time (including positions, elections or methods that would have the effect of deferring income to periods ending after the closing date of the Mergers or accelerating deductions to periods ending on or before the closing date of the Mergers), (ii) prepare or file any material tax return or material amended tax return inconsistent with past practices, (iii) settle or otherwise compromise any claim, dispute, notice, audit report or assessment relating to a material amount of taxes, or enter into, cancel or modify any closing agreement or similar agreement relating to taxes, (iv) request any ruling, closing agreement or similar guidance with respect to a material amount of taxes or (v) incur any liability for taxes other than in the ordinary course of business;

•

(i) commence any legal proceeding or (ii) settle any legal proceeding, other than: (A) routine collection matters in the ordinary course of business and consistent with past practices; (B) settlements providing for money damages payable by Inphi or its subsidiaries of less than $100,000 (and no other relief of any nature), involving no finding or admission of any wrongdoing on the part of Inphi or any of its subsidiaries (or any of its representatives or current or future affiliates) and including a complete and unconditional release by all plaintiffs and all related parties in favor of Inphi and its subsidiaries (and their respective current and future affiliates, representatives, successors and assigns) from all liabilities and obligations with respect to all claims at issue in such lawsuit; and (C) settlements entered into with respect to a legal proceeding commenced or threatened against Inphi or any of its officers or directors relating to the Mergers or any of the other transactions contemplated by the Merger Agreement;

•

waive, relinquish, abandon, forfeit, permit to lapse, terminate or cancel any intellectual property rights (other than immaterial intellectual property rights in connection with the exercise of the reasonable business judgment of Inphi in the ordinary course of business and consistent with past practices) or take any action or fail to take any action if the taking of or failure to take such action will, or could reasonably be expected to, result in any of the foregoing;

•

enter into any contract covering any current or former employee, contract worker, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to Inphi or any of its subsidiaries or any of their affiliates or make any payment to any such person or entity that, considered individually or collectively with any other such contracts or payments, will or would reasonably be expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. tax laws);

•	convene any special meeting of Inphi stockholders, except in accordance with the terms of the Merger Agreement;

•

other than in the ordinary course of business, transfer or repatriate to the U.S. cash, cash equivalents or liquid short-term or long-term investments held outside the U.S. if any material U.S. withholding or income taxes would be incurred in connection with such transfer or repatriation;

•	become party to or approve or adopt any stockholder rights plan or “poison pill” agreement or similar takeover protection;

•

cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor; or

•	authorize, approve, agree, commit or offer to take any of the foregoing actions.

No Solicitation or Discussions by Inphi

Under the Merger Agreement, subject to the exceptions described below, Inphi has agreed that it will not, and will ensure that each of its subsidiaries and its and their respective representatives do not, in each case, directly or indirectly:

•

solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of any Inphi Acquisition Proposal (as defined below) or Inphi Acquisition Inquiry (as defined below) (including by approving any transaction, or approving any person or entity (other than Marvell and its affiliates) becoming an “interested stockholder” for purposes of Section 203 of the DGCL);

•	furnish or otherwise provide access to any information regarding Inphi or any of its subsidiaries to any person or entity in response to an Inphi Acquisition Proposal or Inphi Acquisition Inquiry;

•

engage in discussions or negotiations with any person or entity with respect to any Inphi Acquisition Proposal or Inphi Acquisition Inquiry (other than, solely in response to an unsolicited inquiry, to refer the inquiring person or entity to the provisions of the Merger Agreement prohibiting solicitation of, and discussions and negotiations with respect to, alternative transactions and to limit its discussion exclusively to such referral);

•	approve, endorse or recommend any Inphi Acquisition Proposal;

•

enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any contract contemplating or otherwise relating to any Inphi Acquisition Transaction (as defined below) (other than certain confidentiality agreements entered into pursuant to, and in compliance with, the provisions of the Merger Agreement prohibiting solicitation of, and discussions and negotiations with respect to, alternative transactions (any such confidentiality agreement being referred to herein as a “Permitted Confidentiality Agreement”)); or

•	resolve or publicly propose to take any of the foregoing actions or do any of the foregoing things.

Under the Merger Agreement, Inphi has also agreed that it will, and will ensure that each of its subsidiaries will and will use its reasonable best efforts to cause its and their respective representatives to: (a) immediately cease and cause to be terminated any existing solicitation, encouragement or assistance of, or discussions or negotiations with, any person or entity relating to any Inphi Acquisition Proposal or Inphi Acquisition Inquiry; and (b) require each person or entity that has executed a confidentiality or similar agreement (that remains in effect) in connection with such person’s or entity’s consideration of a possible Inphi Acquisition Proposal or investment in Inphi or any of its subsidiaries to return or destroy all confidential information previously furnished to such person or entity by or on behalf of Inphi or any of its subsidiaries and prohibit any person or entity (other than Marvell and its subsidiaries and their respective representatives) from having access to any physical or electronic data room set up in response to or in connection with any actual or contemplated Inphi Acquisition Proposal or Inphi Acquisition Inquiry.

Under the Merger Agreement, Inphi: (a) has further agreed that it will not, and will ensure that each of its subsidiaries will not, release or permit the release of any person or entity from, or amend, waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which Inphi or any of its subsidiaries is or becomes a party or under which Inphi or any of its subsidiaries has or acquires any rights; and (b) will use its reasonable best efforts to enforce or cause to be enforced each such agreement or provision at the request of Marvell; provided, however, that Inphi may release a person or entity from, or amend or waive any provision of, any “standstill” agreement or provision if (i) the Inphi Board determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Inphi’s outside legal counsel, that the failure to release such person or entity from such agreement or provision or the failure to amend such agreement or waive such provision would be inconsistent with its fiduciary obligations to Inphi stockholders under applicable Delaware law and (ii) Inphi provides Marvell with written notice of Inphi’s intent to take such action at least two business days before taking such action.

For purposes of the Merger Agreement, an “Inphi Acquisition Transaction” is defined as any transaction or series of transactions (other than the transactions contemplated by the Merger Agreement) involving:

•

any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, joint venture, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (a) in which Inphi or any of its Significant Subsidiaries is a constituent or participating entity; (b) in which a person, entity or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons or entities directly or indirectly acquires beneficial or record ownership of securities representing 15% (or, in the case of the acquisition of beneficial or record ownership of securities of any of Inphi’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of Inphi’s Significant Subsidiaries, 25%) or more of any such class) of Inphi or any of its Significant Subsidiaries, as applicable; or (c) in which Inphi or any of its Significant Subsidiaries issues securities representing 15% (or, in the case of securities of any of Inphi’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class of Inphi or such Significant Subsidiary, as applicable (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of Inphi’s Significant Subsidiaries, 25%) or more of any such class);

•

any issuance of securities, acquisition of securities or other transaction: (a) in which a person, entity or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons or entities directly or indirectly acquires beneficial or record ownership of securities representing 15% (or, in the case of the acquisition of beneficial or record ownership of securities of any of Inphi’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of Inphi’s Significant Subsidiaries, 25%) or more of any such class) of Inphi or any of its Significant Subsidiaries, as applicable; or (b) in which Inphi or any of its Significant Subsidiaries issues securities representing 15% (or, in the case of securities of any of Inphi’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class of Inphi or such Significant Subsidiary, as applicable (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of Inphi’s Significant Subsidiaries, 25%) or more of any such class);

•

any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues or consolidated net income (measured based on the 12 full calendar months prior to the date of determination) or consolidated assets (measured based on fair market value as of the last day of the most recently completed calendar month) of Inphi and its subsidiaries; or

•	any liquidation or dissolution of Inphi or any of its Significant Subsidiaries.

For purposes of the Merger Agreement, a “Significant Subsidiary” is defined as, with respect to an entity, a subsidiary of such entity that owns assets that constitute or account for 10% or more of the consolidated net revenues, consolidated net income or consolidated assets of such entity and all of its subsidiaries, taken as a whole.

For purposes of the Merger Agreement, an “Inphi Acquisition Proposal” is defined as any offer or proposal (other than an offer or proposal made or submitted by Marvell or any of its subsidiaries) contemplating or otherwise relating to any Inphi Acquisition Transaction; and an “Inphi Acquisition Inquiry” is defined as an inquiry, indication of interest or request for non-public information (other than an inquiry, indication of interest or request for non-public information made or submitted by Marvell or any of its subsidiaries) that would reasonably be expected to lead to an Inphi Acquisition Proposal.

Fiduciary Exception

Under the Merger Agreement, prior to the adoption of the Merger Agreement by the Required Inphi Stockholder Vote, Inphi may furnish non-public information regarding Inphi and its subsidiaries to, and may enter into discussions or negotiations with, any person or entity in response to an unsolicited, bona fide, written Inphi Acquisition Proposal that is made to Inphi after the date of the Merger Agreement (and not withdrawn) if:

•

none of Inphi, any of its subsidiaries or any of its or their respective representatives has breached any of the restrictions or other provisions of the Merger Agreement prohibiting solicitation of, and discussions and negotiations with respect to, alternative transactions in a manner that led to such Inphi Acquisition Proposal;

•

the Inphi Board determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and Inphi’s outside legal counsel, that such Inphi Acquisition Proposal constitutes, or would reasonably be expected to lead to, an Inphi Superior Offer (as defined below);

•

the Inphi Board determines in good faith, after having taken into account the advice of Inphi’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to Inphi stockholders under applicable Delaware law;

•

at least 24 hours prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person or entity, Inphi (a) gives Marvell written notice of the identity of such person or entity and of Inphi’s intention to furnish non-public information to, or enter into discussions or negotiations with, such person or entity and (b) receives from such person or entity, and delivers to Marvell a copy of, an executed confidentiality agreement containing (i) customary limitations on the use and disclosure of all non-public information furnished to such person or entity by or on behalf of Inphi and its subsidiaries and (ii) “non-solicitation,” “standstill” and other provisions no less favorable to Inphi than the provisions of the confidentiality agreement between Inphi and Marvell Semiconductor, Inc. (the “Confidentiality Agreement”) as in effect immediately prior to the execution of the Merger Agreement; and

•

at least 24 hours prior to furnishing any non-public information to such person or entity, furnishes such non-public information to Marvell (to the extent such non-public information has not been previously furnished by Inphi to Marvell).

Under the Merger Agreement, if Inphi, any of its subsidiaries or any of its or their representatives receives an Inphi Acquisition Proposal, an Inphi Acquisition Inquiry or any request for non-public information at any time during the period from the date of the Merger Agreement through the Delaware Merger Effective Time, Inphi has agreed to promptly (and in no event later than 24 hours after receipt thereof) (a) advise Marvell orally and in writing of such Inphi Acquisition Proposal, Inphi Acquisition Inquiry or request (including the identity of the person or entity making or submitting such Inphi Acquisition Proposal, Inphi Acquisition Inquiry or request and the material terms and conditions thereof) and (b) provide Marvell with copies of all documents and communications received by Inphi or such subsidiary or any of their representatives setting forth the terms and conditions of, or otherwise relating to, such Inphi Acquisition Proposal, Inphi Acquisition Inquiry or request. Under the Merger Agreement, Inphi also has agreed to: (i) keep Marvell fully informed, on a reasonably current basis, with respect to the status of any such Inphi Acquisition Proposal, Inphi Acquisition Inquiry or request and any modification or proposed modification thereto; (ii) promptly (and in no event later than 24 hours after transmittal or receipt of any correspondence or communication) provide Marvell with a copy of all material correspondence and written communications (and a summary of any significant oral communications) between Inphi, any of its subsidiaries or any of its or their representatives, on the one hand, and the person or entity that made or submitted such Inphi Acquisition Proposal, Inphi Acquisition Inquiry or request or any representative of such person or entity, on the other hand, relating to such Inphi Acquisition Proposal, Inphi Acquisition Inquiry or request; and (iii) provide Marvell with 48 hours’ prior notice (or such lesser prior notice as is provided to the members of the Inphi Board) of any meeting of the Inphi Board at which the board is expected to consider providing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with any Inphi Acquisition Proposal or Inphi Acquisition Inquiry.

For purposes of the Merger Agreement, an “Inphi Superior Offer” is defined as an unsolicited, bona fide, written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, substantially all of the outstanding shares of Inphi common stock, that is on terms and conditions that the Inphi Board determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and Inphi’s outside legal counsel and the likelihood and anticipated timing of completion of the transaction contemplated by such offer, to be more favorable from a financial point of view to Inphi stockholders than the Mergers.

No Solicitation or Discussions by Marvell Relating to Disruptive Marvell Acquisition Proposals

Under the Merger Agreement, subject to the exceptions described below, Marvell has agreed that it will not, and will ensure that each of its subsidiaries and its and their respective representatives do not, in each case, directly or indirectly:

•	solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of any Disruptive Marvell Acquisition Proposal (as defined below);

•	furnish or otherwise provide access to any information regarding Marvell or any of its subsidiaries to any person or entity in response to a Disruptive Marvell Acquisition Proposal;

•

engage in discussions or negotiations with any person or entity with respect to any Disruptive Marvell Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring person or entity to the provisions of the Merger Agreement prohibiting solicitation of, and discussions and negotiations with respect to, Disruptive Marvell Acquisition Proposals and to limit its discussion exclusively to such referral);

•	approve, endorse or recommend any Disruptive Marvell Acquisition Proposal;

•

enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any contract contemplating or otherwise relating to any Marvell Acquisition Transaction (as defined below) (other than a Permitted Confidentiality Agreement) that is expressly conditioned on the termination of the Merger Agreement; or

•	resolve or publicly propose to take any of the foregoing actions or do any of the foregoing things.

For purposes of the Merger Agreement, a “Marvell Acquisition Transaction” is defined as any transaction or series of transactions (other than the transactions contemplated by the Merger Agreement) involving:

•

any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, joint venture, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (a) in which Marvell is a constituent entity; (b) in which a person, entity or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons or entities directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of Marvell; or (c) in which Marvell issues securities representing 15% or more of the outstanding securities of any class of Marvell (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class);

•

any issuance of securities, acquisition of securities or other transaction: (a) in which a person, entity or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons or entities directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of Marvell; or (b) in which Marvell issues securities representing 15% or more of the outstanding securities of any class of Marvell (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class);

•

any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues or consolidated net income (measured based on the 12 full calendar months prior to the date of determination) or consolidated assets (measured based on fair market value as of the last day of the most recently completed calendar month) of Marvell and its subsidiaries; or

•	any liquidation or dissolution of Marvell or any of its Significant Subsidiaries.

For purposes of the Merger Agreement, a “Disruptive Marvell Acquisition Proposal” is defined as any offer or proposal that contemplates a Marvell Acquisition Transaction and that is expressly conditioned on the termination of the Merger Agreement.

The Merger Agreement provides that none of the provisions of the Merger Agreement (including the restrictions described above prohibiting solicitation of, and discussions or negotiations with respect to, Disruptive Marvell Acquisition Proposals) will restrict or otherwise limit in any way Marvell’s ability to (a) solicit, or enter into discussions or negotiations relating to, any proposal to merge with or acquire the shares or assets of Marvell or its subsidiaries, other than a Disruptive Marvell Acquisition Proposal, or (b) consider, pursue, negotiate, enter into any agreement relating to or complete a Marvell Acquisition Transaction that is not the subject of a Disruptive Marvell Acquisition Proposal.

Fiduciary Exception

Under the Merger Agreement, prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote, Marvell may furnish non-public information regarding Marvell and its subsidiaries to, and may enter into discussions or negotiations with, any person or entity in response to an unsolicited, bona fide, written Disruptive Marvell Acquisition Proposal that is made to Marvell after the date of the Merger Agreement (and not withdrawn) if:

•

none of Marvell, any of its subsidiaries or any of its or their respective representatives has breached any of the restrictions or other provisions of the Merger Agreement prohibiting solicitation of, and discussions and negotiations with respect to, Disruptive Marvell Acquisition Proposals in a manner that led to such Disruptive Marvell Acquisition Proposal;

•

the Marvell Board determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and Marvell’s outside legal counsel, that such Disruptive Marvell Acquisition Proposal constitutes or would reasonably be expected to lead to a Disruptive Marvell Superior Offer (as defined below);

•

the Marvell Board determines in good faith, after having taken into account the advice of Marvell’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to Marvell shareholders under applicable Bermuda law; and

•

at least 24 hours prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person or entity, Marvell (a) gives Inphi written notice of the identity of such person or entity and of Marvell’s intention to furnish non-public information to, or enter into discussions or negotiations with, such person or entity and (b) receives from such person or entity, and delivers to Inphi a copy of, an executed confidentiality agreement containing (i) customary limitations on the use and disclosure of all non-public information furnished to such person or entity by or on behalf of Marvell and its subsidiaries and (ii) other provisions no less favorable to Marvell than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of the Merger Agreement.

Under the Merger Agreement, if Marvell, any of its subsidiaries or any of its or their representatives receives a Disruptive Marvell Acquisition Proposal at any time during the period from the date of the Merger Agreement through the Delaware Merger Effective Time, Marvell has agreed to promptly (and in no event later than 24 hours after receipt thereof) (a) advise Inphi orally and in writing of such Disruptive Marvell Acquisition Proposal (including the identity of the person or entity making or submitting such Disruptive Marvell Acquisition Proposal and the material terms and conditions thereof) and (b) provide Inphi with copies of all documents and communications received by Marvell or such subsidiary or any of its or their representatives setting forth the terms and conditions of, or otherwise relating to, such Disruptive Marvell Acquisition Proposal. Under the Merger Agreement, Marvell has agreed to: (i) keep Inphi fully informed, on a reasonably current basis, with respect to the status of any such Disruptive Marvell Acquisition Proposal and any modification or proposed modification thereto; (ii) promptly (and in no event later than 24 hours after transmittal or receipt of any correspondence or communication) provide Inphi with a copy of all material correspondence and written communications (and a summary of any significant oral communications) between Marvell, any of its subsidiaries or any of their representatives, on the one hand, and the person or entity that made or submitted such Disruptive Marvell Acquisition Proposal or any representative of such person or entity, on the other hand, relating to such Disruptive Marvell Acquisition Proposal; and (iii) provide Inphi with 48 hours’ prior notice (or such lesser prior notice as is provided to the members of the Marvell Board) of any meeting of the Marvell Board at which the board is expected to consider providing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with any Disruptive Marvell Acquisition Proposal.

For purposes of the Merger Agreement, a “Disruptive Marvell Superior Offer” is defined as an unsolicited, bona fide, written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, substantially all of the issued and outstanding Marvell Shares, that: (a) is expressly conditioned on the termination of the Merger Agreement; and (b) is on terms and conditions that the Marvell Board determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and Marvell’s outside legal counsel and the likelihood and anticipated timing of completion of the transaction contemplated by such offer, to be more favorable from a financial point of view to Marvell shareholders than the Mergers.

Stockholder and Shareholder Meetings; Board Recommendations

Inphi Stockholder Meeting

Under the Merger Agreement, Inphi has: (a) agreed to take all actions necessary in accordance with applicable legal requirements to call, give notice of and hold the Inphi Stockholder Meeting to vote on the Inphi Merger Proposal as promptly as reasonably practicable following the date of the Merger Agreement; (b) agreed to submit the Inphi Merger Proposal to its stockholders at the Inphi Stockholder Meeting and to use its reasonable best efforts to solicit proxies in favor of the Inphi Merger Proposal from its stockholders before the Inphi Stockholder Meeting; and (c) agreed to not submit any other proposal, other than a “say on pay” proposal related to the Mergers, to its stockholders in connection with the Inphi Stockholder Meeting without the prior written consent of Marvell, which consent may not be unreasonably withheld if the submission of such other proposal is required by applicable legal requirements. Under the Merger Agreement, Inphi has also agreed to hold the Inphi Stockholder Meeting (on a date jointly designated by Inphi and Marvell) as promptly as practicable after the Registration Statement of which this joint proxy statement/prospectus is a part is declared effective under the Securities Act.

Under the Merger Agreement, Inphi has agreed not to postpone or adjourn the Inphi Stockholder Meeting without the prior written consent of Marvell, other than (a) to the extent necessary to comply with applicable legal requirements, including to ensure that any supplement or amendment to this joint proxy statement/prospectus that is required by applicable legal requirements is properly disclosed to Inphi stockholders or (b) to the extent necessary to obtain a quorum if, as of the time at which the Inphi Stockholder Meeting is scheduled, there are insufficient Inphi Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Inphi Stockholder Meeting.

Under the Merger Agreement, Inphi has agreed to postpone or adjourn the Inphi Stockholder Meeting up to two times for up to 30 days each time if Marvell reasonably requests such postponement or adjournment in order to permit the solicitation of additional proxies in favor of the Inphi Merger Proposal (but not to a date later than five business days prior to the End Date). Under the Merger Agreement, Inphi has agreed to use its reasonable best efforts during any such postponement or adjournment to solicit and obtain such proxies in favor of the Inphi Merger Proposal as soon as reasonably practicable. Under the Merger Agreement, subject to applicable legal requirements: (a) Inphi has agreed to cooperate with Marvell and use its reasonable best efforts to cause the Inphi Stockholder Meeting to be held on the same date as, and prior to, the Marvell Shareholder Meeting (as defined below); and (b) if, notwithstanding such efforts, the Marvell Shareholder Meeting is held prior to the Inphi Stockholder Meeting, Inphi has agreed to use its reasonable best efforts to cause the Inphi Stockholder Meeting to be held as promptly as reasonably practicable following the date of the Marvell Shareholder Meeting.

Marvell Shareholder Meeting

Under the Merger Agreement, Marvell has: (a) agreed to take all actions necessary in accordance with applicable legal requirements to call, give notice of and hold the Marvell Shareholder Meeting to vote on the Marvell Bye-Law Amendment Proposal and the Marvell Merger Proposal as promptly as reasonably practicable following the date of the Merger Agreement; (b) agreed to submit the Marvell Bye-Law Amendment Proposal and the Marvell Merger Proposal to its shareholders at the Marvell Shareholder Meeting and to use its reasonable best efforts to solicit proxies in favor of the Marvell Bye-Law Amendment Proposal and the Marvell Merger Proposal from its shareholders before the Marvell Shareholder Meeting; and (c) agreed to not submit any other proposal, other than a “say on pay” proposal related to the Mergers, to its shareholders at the Marvell Shareholder Meeting that is not related to the approval or completion of any of the transactions contemplated by the Merger Agreement without the prior written consent of Inphi, which consent may not be unreasonably withheld if the submission of such other proposal is required by applicable legal requirements. Under the Merger Agreement, Marvell has also agreed to hold the Marvell Shareholder Meeting as promptly as practicable after the Registration Statement of which this joint proxy statement/prospectus is a part is declared effective under the Securities Act.

Under the Merger Agreement, Marvell has agreed not to postpone or adjourn the Marvell Shareholder Meeting without the consent of Inphi, other than: (a) to the extent necessary to comply with applicable legal requirements, including to ensure that any supplement or amendment to this joint proxy statement/prospectus that is required by applicable legal requirements is properly disclosed to Marvell shareholders; (b) to the extent necessary to obtain a quorum if, as of the time at which the Marvell Shareholder Meeting is scheduled, there are insufficient Marvell Shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Marvell Shareholder Meeting; or (c) to the extent necessary to ensure that Marvell shareholders do no vote on the Marvell Merger Proposal until at least four hours after the time as of which the Inphi Stockholder Meeting has been held and completed and Inphi stockholders have taken a final vote on the Inphi Merger Proposal.

Under the Merger Agreement, Marvell has agreed to postpone or adjourn the Marvell Shareholder Meeting up to two times for up to 30 days each time if Inphi reasonably requests such postponement or adjournment in order to permit the solicitation of additional proxies in favor of the Marvell Bye-Law Amendment Proposal and the Marvell Merger Proposal (but not to a date later than five business days prior to the End Date). Under the Merger Agreement, Marvell has agreed to use its reasonable best efforts during any such postponement or adjournment to solicit and obtain such proxies in favor of the Marvell Bye-Law Amendment Proposal and the Marvell Merger Proposal as soon as reasonably practicable. Under the Merger Agreement, subject to applicable legal requirements: (a) Marvell has agreed to cooperate with Inphi and use its reasonable best efforts to cause the Marvell Shareholder Meeting to be held after the Inphi Stockholder Meeting on the same date as the Inphi Stockholder Meeting; and (b) if, notwithstanding such efforts, the Inphi Stockholder Meeting is held on a date prior to the date on which the Marvell Shareholder Meeting is held, Marvell has agreed to use its reasonable best efforts to cause the Marvell Shareholder Meeting to be held as promptly as reasonably practicable following the date of the Inphi Stockholder Meeting.

Inphi Adverse Recommendation Change

The Inphi Board: (a) has unanimously determined and believes that the Merger Agreement and the Delaware Merger are advisable and fair to and in the best interests of Inphi and its stockholders; (b) has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Delaware Merger, in accordance with the requirements of the DGCL; and (c) unanimously recommends that Inphi stockholders vote to adopt the Merger Agreement by voting “FOR” the approval of the Inphi Merger Proposal at the Inphi Stockholder Meeting (the determination described in clause “(a)” and the recommendation described in clause “(c)” above collectively referred to as the “Inphi Board Recommendation”).

The Merger Agreement provides that, subject to the exceptions noted below, the Inphi Board (including any committee thereof) may not:

•

withdraw or modify in a manner adverse to Marvell, or permit the withdrawal or the modification in a manner adverse to Marvell of, the Inphi Board Recommendation (an “Inphi Adverse Recommendation Change”);

•	recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Inphi Acquisition Proposal;

•

approve or recommend, or cause or permit Inphi or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or contract contemplating or otherwise relating to an Inphi Acquisition Transaction, other than a Permitted Confidentiality Agreement; or

•

resolve, agree or publicly propose, or permit Inphi or any of its subsidiaries, or any of its or their respective representatives, to agree or publicly propose, to take any of the actions contemplated in any of the three preceding bullets.

The actions prohibited pursuant to the preceding sentence are collectively referred to herein as the “Prohibited Inphi Board Actions.”

Fiduciary Exception

The Merger Agreement provides that, prior to the adoption of the Merger Agreement by the Required Inphi Stockholder Vote:

•

the Inphi Board may make an Inphi Adverse Recommendation Change or cause Inphi to terminate the Merger Agreement and, concurrently with such termination, approve, and cause Inphi to enter into, a binding, written, definitive agreement providing for the completion of a transaction contemplated by an Inphi Superior Offer that has been executed on behalf of the person or entity that made such Inphi Superior Offer (a “Specified Inphi Acquisition Agreement”), if (and only if): (a) an unsolicited, bona fide, written Inphi Acquisition Proposal is made to Inphi after the date of the Merger Agreement and is not withdrawn; (b) the Inphi Board determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Inphi’s outside legal counsel, that such Inphi Acquisition Proposal constitutes an Inphi Superior Offer; (c) the Inphi Board determines that, in light of such Inphi Superior Offer, the failure to make an Inphi Adverse Recommendation Change or the failure to terminate the Merger Agreement in order to accept such Inphi Superior Offer would be inconsistent with its fiduciary obligations to Inphi stockholders under applicable Delaware law; (d) no less than four business days prior to making such Inphi Adverse Recommendation Change or terminating the Merger Agreement in order to accept such Inphi Superior Offer, the Inphi Board delivers to Marvell a written notice (i) stating that Inphi has received an Inphi Superior Offer that did not result from a breach of any of the applicable non-solicitation provisions of the Merger Agreement, (ii) stating that the Inphi Board intends to make an Inphi Adverse Recommendation Change as a result of such Inphi Superior Offer (and describing the intended Inphi Adverse Recommendation Change) or intends to terminate the Merger Agreement in order to accept such Inphi Superior Offer, (iii) specifying the material terms and conditions of such Inphi Superior Offer, including the identity of the person or entity making such Inphi Superior Offer, and (iv) attaching copies of the most current and complete draft of any contract relating to such Inphi Superior Offer and all other documents and communications relating to such Inphi Superior Offer; (e) for four business days after receipt by Marvell of such notice, the Inphi Board does not make an Inphi Adverse Recommendation Change and Inphi does not attempt to terminate the Merger Agreement; (f) throughout such four business day period, Inphi engages (to the extent requested by Marvell) in good faith negotiations with Marvell to amend the Merger Agreement in such a manner that the failure to make an Inphi Adverse Recommendation Change or the failure to terminate the Merger Agreement in order to accept such Inphi Superior Offer would not be inconsistent with the fiduciary obligations of the Inphi Board to Inphi stockholders under applicable Delaware law; and (g) at the time of such Inphi Adverse Recommendation Change or the termination of the Merger Agreement in order to accept such Inphi Superior Offer, the Inphi Board determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Inphi’s outside legal counsel, that the failure to make an Inphi Adverse Recommendation Change or the failure to terminate the Merger Agreement in order to accept such Inphi Superior Offer would still be inconsistent with the fiduciary obligations of the Inphi Board to Inphi stockholders under applicable Delaware law in light of such Inphi Superior Offer; provided, however, that when making such determination, the Inphi Board will be obligated to consider any changes to the terms of the Merger Agreement proposed by Marvell in writing as a result of the negotiations required by clause “(f)” above; or

•

the Inphi Board may make an Inphi Adverse Recommendation Change if: (a) there has been an Inphi Change in Circumstances (as defined below); (b) Inphi provides Marvell, at least 48 hours’ (or such lesser prior notice as is provided to the members of the Inphi Board) prior to any meeting of the Inphi Board at which such board of directors is expected to consider and determine whether such Inphi

Change in Circumstances may require the Inphi Board to make an Inphi Adverse Recommendation Change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Inphi Change in Circumstances; (c) the Inphi Board determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Inphi’s outside legal counsel, that, in light of such Inphi Change in Circumstances, the failure to make an Inphi Adverse Recommendation Change would be inconsistent with its fiduciary obligations to Inphi stockholders under applicable Delaware law; (d) no less than four business days prior to making an Inphi Adverse Recommendation Change, the Inphi Board delivers to Marvell a written notice (i) stating that an Inphi Change in Circumstances has arisen, (ii) stating that it intends to make an Inphi Adverse Recommendation Change in light of such Inphi Change in Circumstances and describing the intended Inphi Adverse Recommendation Change, and (iii) containing a reasonably detailed description of such Inphi Change in Circumstances; (e) throughout such four business day period, Inphi engages (to the extent requested by Marvell) in good faith negotiations with Marvell to amend the Merger Agreement in such a manner that the failure to make an Inphi Adverse Recommendation Change would not be inconsistent with the fiduciary obligations of the Inphi Board to Inphi stockholders under applicable Delaware law in light of such Inphi Change in Circumstances; and (f) at the time of making such Inphi Adverse Recommendation Change, the Inphi Board determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Inphi’s outside legal counsel, that the failure to make an Inphi Adverse Recommendation Change would still be inconsistent with the fiduciary obligations of the Inphi Board to Inphi stockholders under applicable Delaware law in light of such Inphi Change in Circumstances; provided, however, that when making such determination, the Inphi Board will be obligated to consider any changes to the terms of the Merger Agreement proposed by Marvell in writing as a result of the negotiations required by clause “(e)” above.

For purposes of the Merger Agreement, an “Inphi Change in Circumstances” is defined as a material event, material development or material change in circumstances that relates to and is material to Inphi and its subsidiaries, taken as a whole (but does not relate to any Inphi Acquisition Proposal), and such material event, material development or material change in circumstances (a) was not known, and was not reasonably foreseeable, by Inphi or any of its subsidiaries on the date of the Merger Agreement (or if known, the consequences of which were not known, and were not reasonably foreseeable, by Inphi or any of its subsidiaries on the date of the Merger Agreement), (b) did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, the Merger Agreement and (c) becomes known to the Inphi Board prior to the adoption of the Merger Agreement by the Required Inphi Stockholder Vote.

Marvell Adverse Recommendation Change

The Marvell Board recommends that Marvell shareholders vote to approve the Bermuda Merger, the Merger Agreement, the Statutory Merger Agreement and the Marvell Bye-Law Amendment by voting “FOR” the approval of the Marvell Bye-Law Amendment Proposal and by voting “FOR” the approval of the Marvell Merger Proposal (the “Marvell Board Recommendation”).

The Merger Agreement provides that, subject to the exceptions noted below, the Marvell Board (including any committee thereof) may not:

•

withdraw or modify in a manner adverse to Inphi, or permit the withdrawal or the modification in a manner adverse to Inphi of, the Marvell Board Recommendation (a “Marvell Adverse Recommendation Change”);

•	recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Disruptive Marvell Acquisition Proposal;

•

approve or recommend, or cause or permit Marvell or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or contract contemplating or otherwise relating to a Marvell Acquisition Transaction (other than a Permitted Confidentiality Agreement) that is expressly conditioned on the termination of the Merger Agreement; or

•

resolve, agree or publicly propose, or permit Marvell or any of its subsidiaries, or any of its or their respective representatives, to agree or publicly propose, to take any of the actions contemplated in any of the three preceding bullets.

The actions prohibited pursuant to the preceding sentence are collectively referred to herein as the “Prohibited Marvell Board Actions.”

Fiduciary Exception

The Merger Agreement provides that, prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote:

•

the Marvell Board may make a Marvell Adverse Recommendation Change or cause Marvell to terminate the Merger Agreement and, concurrently with such termination, approve, and cause Marvell to enter into, a binding, written, definitive agreement providing for the completion of a transaction contemplated by a Disruptive Marvell Superior Offer that has been executed on behalf of the person or entity that made such Disruptive Marvell Superior Offer (a “Specified Marvell Acquisition Agreement”), if (and only if): (a) an unsolicited, bona fide, written Disruptive Marvell Acquisition Proposal is made to Marvell after the date of the Merger Agreement and is not withdrawn; (b) the Marvell Board determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that such Disruptive Marvell Acquisition Proposal constitutes a Disruptive Marvell Superior Offer; (c) the Marvell Board determines that, in light of such Disruptive Marvell Superior Offer, the failure to make a Marvell Adverse Recommendation Change or the failure to terminate the Merger Agreement in order to accept such Disruptive Marvell Superior Offer would be inconsistent with its fiduciary obligations to Marvell shareholders under applicable Bermuda law; (d) no less than four business days prior to making such Marvell Adverse Recommendation Change or terminating the Merger Agreement in order to accept such Disruptive Marvell Superior Offer, the Marvell Board delivers to Inphi a written notice (i) stating that Marvell has received a Disruptive Marvell Superior Offer that did not result from a breach of any of the applicable non-solicitation provisions of the Merger Agreement, (ii) stating that the Marvell Board intends to make a Marvell Adverse Recommendation Change as a result of such Disruptive Marvell Superior Offer (and describing the intended Marvell Adverse Recommendation Change) or intends to terminate the Merger Agreement in order to accept such Disruptive Marvell Superior Offer, (iii) specifying the material terms and conditions of such Disruptive Marvell Superior Offer, including the identity of the person or entity making such Disruptive Marvell Superior Offer, and (iv) attaching copies of the most current and complete draft of any contract relating to such Disruptive Marvell Superior Offer and all other documents and communications relating to such Disruptive Marvell Superior Offer; (e) for four business days after receipt by Inphi of such notice, the Marvell Board does not make a Marvell Adverse Recommendation Change and Marvell does not attempt to terminate the Merger Agreement; (f) throughout such four business day period, Marvell engages (to the extent requested by Inphi) in good faith negotiations with Inphi to amend the Merger Agreement in such a manner that the failure to make a Marvell Adverse Recommendation Change or the failure to terminate the Merger Agreement in order to accept such Disruptive Marvell Superior Offer would not be inconsistent with the fiduciary obligations of the Marvell Board to Marvell shareholders under applicable Bermuda law; and (g) at the time of such Marvell Adverse Recommendation Change or the termination of the Merger Agreement in order to accept such Disruptive Marvell Superior Offer, the Marvell Board determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that the failure to make a Marvell Adverse Recommendation Change or the failure to terminate the Merger Agreement in order to accept such Disruptive Marvell Superior Offer would still be inconsistent with the fiduciary obligations of the Marvell Board to Marvell shareholders under applicable Bermuda law in light of such Disruptive Marvell Superior Offer; provided, however, that when making such determination, the Marvell Board will be obligated to consider any changes to the terms of the Merger Agreement proposed by Inphi in writing as a result of the negotiations required by clause “(f)” above; or

•

the Marvell Board may make a Marvell Adverse Recommendation Change if: (a) there has been a Marvell Change in Circumstances (as defined below); (b) Marvell provides Inphi, at least 48 hours’ (or such lesser prior notice as is provided to the members of the Marvell Board) prior to any meeting of the Marvell Board at which such board of directors is expected to consider and determine whether such Marvell Change in Circumstances may require the Marvell Board to make a Marvell Adverse Recommendation Change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Marvell Change in Circumstances; (c) the Marvell Board determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that, in light of such Marvell Change in Circumstances, the failure to make a Marvell Adverse Recommendation Change would be inconsistent with its fiduciary obligations to Marvell shareholders under applicable Bermuda law; (d) no less than four business days prior to making a Marvell Adverse Recommendation Change, the Marvell Board delivers to Inphi a written notice (i) stating that a Marvell Change in Circumstances has arisen, (ii) stating that it intends to make a Marvell Adverse Recommendation Change in light of such Marvell Change in Circumstances and describing the intended Marvell Adverse Recommendation Change, and (iii) containing a reasonably detailed description of such Marvell Change in Circumstances; (e) throughout such four business day period, Marvell engages (to the extent requested by Inphi) in good faith negotiations with Inphi to amend the Merger Agreement in such a manner that the failure to make a Marvell Adverse Recommendation Change would not be inconsistent with the fiduciary obligations of the Marvell Board to Marvell shareholders under applicable Bermuda law in light of such Marvell Change in Circumstances; and (f) at the time of making such Marvell Adverse Recommendation Change, the Marvell Board determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that the failure to make a Marvell Adverse Recommendation Change would still be inconsistent with the fiduciary obligations of the Marvell Board to Marvell shareholders under applicable Bermuda law in light of such Marvell Change in Circumstances; provided, however, that when making such determination, the Marvell Board will be obligated to consider any changes to the terms of the Merger Agreement proposed by Inphi in writing as a result of the negotiations required by clause “(e)” above.

For purposes of the Merger Agreement, a “Marvell Change in Circumstances” is defined as a material event, material development or material change in circumstances that relates to and is material to Marvell and its subsidiaries, taken as a whole (but does not relate to any Disruptive Marvell Acquisition Proposal), and such material event, material development or material change in circumstances (a) was not known, and was not reasonably foreseeable, by Marvell or any of its subsidiaries on the date of the Merger Agreement (or if known, the consequences of which were not known, and were not reasonably foreseeable, by Marvell or any of its subsidiaries on the date of the Merger Agreement), (b) did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, the Merger Agreement and (c) becomes known to the Marvell Board prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote.

Financing Matters

Under the Merger Agreement, Marvell and HoldCo have agreed to use their respective reasonable best efforts to do all things necessary or advisable to arrange, obtain and complete the Debt Financing on or prior to the date that the Mergers are required to be completed in accordance with the terms of the Merger Agreement, on the terms and conditions described in the Debt Commitment Letters. The Merger Agreement further provides that if all conditions to the Debt Financing have been satisfied and Marvell’s closing conditions have been satisfied or waived, Marvell and HoldCo will use their reasonable best efforts to take all actions within its control to cause the Financing Sources to fund the Debt Financing at or prior to the completion of the Mergers, including to seek to enforce its rights with respect to funding under the Debt Commitment Letters and the definitive agreements contemplated by the Debt Commitment Letters with respect to the Debt Financing (the “Definitive Debt Financing Agreements”) in the event of a breach thereof by the Financing Sources party thereto. Pursuant to the Merger Agreement, Marvell and HoldCo have acknowledged that their obligations to complete the Mergers are not subject to or conditioned in any way on HoldCo or Marvell or any of their respective affiliates obtaining funds therefor pursuant to the Debt Financing or any Alternative Financing (as defined below).

Under the Merger Agreement, Marvell and HoldCo have agreed to use their respective reasonable best efforts to maintain in effect the Debt Commitment Letters (and any Definitive Debt Financing Agreements) until the earliest to occur of the completion of the Mergers, the consummation of the Debt Financing and the valid termination of the Merger Agreement. Under the Merger Agreement, Marvell and HoldCo have further agreed to not agree to any amendments or modifications to any condition, or waive any of their respective rights, under the Debt Commitment Letters or the Definitive Debt Financing Agreements without the prior written consent of Inphi if any such amendment, modification or waiver would (a) reduce the aggregate amount of the Debt Financing to an amount that, together with HoldCo’s and Marvell’s cash on hand, would be less than an amount reasonably required to complete the Mergers, (b) impose new or additional conditions or (c) otherwise amend, modify or expand any conditions to the initial funding of the Debt Financing, in each case, in a manner that would reasonably be expected to: (i) materially delay or prevent the completion of the Mergers; or (ii) adversely impact the ability of Marvell or HoldCo to (A) enforce their respective rights against the other parties to the Debt Commitment Letters or the Definitive Debt Financing Agreements or (B) cause the Mergers to be timely completed.

The Merger Agreement provides that, if any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters, and such portion of the Debt Financing is reasonably determined by Marvell to be required to complete the Mergers and perform its other obligations under the Merger Agreement, then Marvell has agreed to promptly notify Inphi in writing and use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, arrange and obtain from alternative sources of debt financing that are reasonably acceptable to Marvell in an amount (together with all other sources of cash or other financing sources available to Marvell) sufficient to satisfy HoldCo’s payment obligations under the Merger Agreement, except that: (a) the exercise of such reasonable best efforts will not require Marvell or HoldCo to obtain additional equity or debt with an all-in yield or tenor that is different than the Debt Financing set forth in the Debt Commitment Letters (after giving effect to the maximum amount of any flex provisions contained therein); and (b) none of Marvell, HoldCo, Delaware Merger Sub or Bermuda Merger Sub may enter into any new debt commitment letter without the consent of Inphi if the terms thereof, or if the conditions to funding thereunder, would reasonably be expected to materially impair, delay or prevent the completion of the Mergers or would, when taken as a whole, be materially less favorable to Marvell or HoldCo than those set forth in the Debt Commitment Letters.

Under the Merger Agreement: (a) Marvell has agreed, and has agreed to use its reasonable best efforts to cause its representatives, to keep Inphi informed as promptly as practicable upon written request in reasonable detail of the status of its efforts to arrange the Debt Financing; (b) during the period from the date of the Merger Agreement through the Delaware Merger Effective Time, subject to certain exceptions and confidentiality restrictions, Inphi has agreed to, and will ensure that each of its subsidiaries and its and their respective representatives, use reasonable best efforts to provide to or at the direction of Marvell and HoldCo all cooperation reasonably requested by Marvell or HoldCo in connection with the arrangement of the Debt Financing (or any replacement, amended, modified, alternative or substitute financing or refinancing, including an underwritten offering of securities, permitted by the terms of the Merger Agreement (each, an “Alternative Financing”)); and (c) Inphi has consented to the reasonable use of its and each of its subsidiaries’ logos in connection with the Debt Financing, provided that such logos and trademarks are used solely in a manner that is not intended to, and is not reasonably likely to, harm or disparage Inphi’s or any of its subsidiaries’ reputations.

Under the Merger Agreement, Marvell has agreed to, promptly upon written request by Inphi, (a) reimburse Inphi for all reasonable and documented out-of-pocket costs and expenses incurred by Inphi in order to comply with its obligations related to the arrangement of the Debt Financing and (b) indemnify and hold harmless Inphi, its subsidiaries and its and their respective directors, officers and employees from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing or any Alternative Financing or providing assistance in connection therewith, except (i) to the extent suffered or incurred as a result of Inphi’s, any of its subsidiaries’ or any of its or their directors’, officers’ or employees’ bad faith, fraud, intentional misrepresentation or willful misconduct or (ii) with respect to any material misstatement or omission in any information provided by any of the foregoing persons or entities expressly for use in connection with the arrangement of the Debt Financing.

Inphi Convertible Notes

Under the Merger Agreement, to the extent required pursuant to (x) the indenture, dated as of December 8, 2015, by and between Inphi and Wells Fargo Bank, National Association, as trustee (the “2015 Indenture”), (y) the indenture, dated as of September 12, 2016, by and between Inphi and Wells Fargo Bank, National Association, as trustee (the “2016 Indenture”), or (z) the indenture, dated as of April 24, 2020, by and between Inphi and U.S. Bank National Association, as trustee (the “2020 Indenture” and, together with the 2015 Indenture and the 2016 Indenture, each an “Indenture”), prior to the completion of the Mergers, Inphi has agreed to: (a) execute and deliver to the applicable trustee (i) a supplemental indenture to such Indenture providing, among other things, that at and after the Delaware Merger Effective Time, each holder of a convertible note issued pursuant to such Indenture (a “Convertible Note”) will have the right to convert its Convertible Notes into the kind and amount of shares of stock, other securities or other property or assets that a holder of a number of Inphi Shares equal to the “Conversion Rate” (as defined in the applicable Indenture) immediately prior to the Delaware Merger would have owned or been entitled to receive upon the completion of the Delaware Merger and (ii) an officer’s certificate, opinion of counsel and any other documentation required to be provided pursuant to the applicable Indenture in connection with such supplemental indenture; and (b) use its reasonable best efforts to cause the applicable trustee to execute such supplemental indenture at the Delaware Merger Effective Time.

The Merger Agreement further provides that Inphi and the Surviving Delaware Corporation will take all actions that may be required in accordance with, and subject to the terms of, each Indenture (and each capped call confirmation entered into by Inphi with respect to each Indenture) as a result of the execution and delivery of the Merger Agreement, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement.

Under the Merger Agreement, Inphi has agreed to provide Marvell with any notices of conversion that it receives with respect to the Convertible Notes promptly upon receipt, and to settle the conversion of any such Convertible Notes as follows: (a) with respect to the convertible notes issued pursuant to the 2015 Indenture or the 2016 Indenture, by paying the principal amount of the notes in cash and using Inphi Shares to settle the conversion amount in excess of such principal amount in accordance with the 2015 Indenture or the 2016 Indenture, as applicable, unless Marvell provides its prior written consent with respect to a different settlement election; and (b) with respect to the convertible notes issued pursuant to the 2020 Indenture, by using any settlement election available under the 2020 Indenture approved by Marvell in advance in writing.

Employee Matters

Under the Merger Agreement: for a period of one year following the Delaware Merger Effective Time (but only as long as the relevant Continuing Employee remains employed by HoldCo or any of its affiliates), and subject to the applicable legal requirements of each jurisdiction, Marvell and HoldCo have agreed to maintain, or to cause the Surviving Delaware Corporation to maintain, for each Continuing Employee: (a) base salary that is no less than the base salary provided to such employee immediately prior to the Delaware Merger Effective Time; and (b) subject to certain exceptions, benefits that are, in the aggregate, either (at Marvell’s discretion) (i) no less favorable to the Continuing Employee than the benefits provided to the Continuing Employee immediately prior to the Delaware Merger Effective Time or (ii) substantially similar to the benefits provided to similarly situated employees of Marvell or the applicable affiliate of HoldCo (excluding any defined benefit plan participation, any employee stock purchase plan participation, any equity-based compensation and any change in control, retention or similar one-time special payments or benefits), and reasonably comparable in the aggregate to the benefits provided to the Continuing Employee, immediately prior to the Delaware Merger Effective Time. The Merger Agreement further provides that Continuing Employees will retain their target bonus opportunity, as in effect on the date of the Merger Agreement, for the remainder of the bonus plan year in which the Delaware Merger Effective Time occurs.

The Merger Agreement provides that, to the extent permitted by the terms of the applicable Marvell Employee Plan (as defined below):

•

service with Inphi or any of its subsidiaries (or predecessor employers, to the extent the applicable) will be treated as service with HoldCo or, as applicable, Marvell or an applicable subsidiary of Marvell, for purposes of determining eligibility to participate and vesting in any Marvell Employee Plan (except to the extent necessary to avoid duplication of benefits);

•

each applicable Marvell Employee Plan will, to the extent permitted by the terms of the applicable Marvell Employee Plan, waive eligibility waiting periods and pre-existing condition limitations to the extent waived or not included under the corresponding Inphi Employee Plan (as defined below); and

•

HoldCo and Marvell agree to give or cause to be given to Continuing Employees, to the extent permitted under the applicable Marvell Employee Plan, credit under the applicable Marvell Employee Plan for amounts paid prior to the Delaware Merger Effective Time during the calendar year in which the Delaware Merger Effective Time occurs under a corresponding Inphi Employee Plan for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Marvell Employee Plan.

The Merger Agreement further provides that all Continuing Employees located in the U.S. will be eligible to continue to participate in the Surviving Delaware Corporation’s health and welfare benefit plans.

For purposes of the Merger Agreement: (a) “Marvell Employee Plan” means each benefit plan, program, practice, policy or arrangement maintained by HoldCo or its subsidiaries (including the Surviving Bermuda Company or the Surviving Delaware Corporation) in which any of the Continuing Employees participate following the Delaware Merger Effective Time; and (b) “Inphi Employee Plan” means (i) each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and (ii) any other employment, consulting, salary, bonus, commission, other remuneration, stock option, stock purchase or other equity-based award, benefit, incentive compensation, profit sharing, savings, pension, retirement, disability, insurance, vacation, deferred compensation, supplemental retirement, severance, termination, redundancy, retention, change of control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, and similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement maintained or contributed to or required to be contributed to by Inphi, any of its subsidiaries or any of its or their affiliates for the benefit of or relating to any current or former employee, contract worker, advisor, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to Inphi, any of its subsidiaries or any of its or their affiliates, or with respect to which Inphi or any of its subsidiaries has any current, or is reasonably likely to have any future, liability.

Under the Merger Agreement, unless otherwise requested by Marvell in writing at least two business days prior to the closing date of the Mergers, Inphi has agreed to take (or cause to be taken): (a) all actions that may be necessary or appropriate to terminate, effective no later than the day prior to the date on which the Mergers become effective, any Inphi Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “Inphi 401(k) Plan”); and (b) any other actions in furtherance of terminating such Inphi 401(k) Plan as Marvell may reasonably request. The Merger Agreement further provides that, in the event of such termination of the Inphi 401(k) Plan, promptly following the closing date of the Mergers, HoldCo and Marvell will cause such Marvell Employee Plan intended to be qualified under Section 401(a) of the Code which includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code to accept eligible (i) rollover contributions in cash of amounts distributed to Continuing Employees from the Inphi 401(k) Plan and (ii) in-kind rollovers of Continuing Employees’ loan balances, and will provide for continued repayments of any such loans through payroll deductions commencing not later than with the first payroll period ending not more than 14 days following the date of such rollover.

Indemnification and Insurance

The Merger Agreement provides that all rights to indemnification by Inphi existing in favor of those persons or entities who are now, or have been at any time prior to the Delaware Merger Effective Time, directors and officers of Inphi or any of its subsidiaries (the “Inphi Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Delaware Merger Effective Time, as provided in Inphi’s or the applicable subsidiary’s certificate of incorporation, bylaws or other organizational documents (as in effect as of the date of the Merger Agreement) and as provided in those indemnification agreements between Inphi or the applicable subsidiary and such Inphi Indemnified Persons (as in effect as of the date of the Merger Agreement) that were made available to Marvell prior to the date of the Merger Agreement, will survive the Delaware Merger and continue in full force and effect (to the extent such rights to indemnification are available under and consistent with applicable Delaware law) for a period of six years following the date on which the Delaware Merger becomes effective.

The Merger Agreement provides that all rights to indemnification by Marvell existing in favor of those persons or entities who are now, or have been at any time prior to the Bermuda Merger Effective Time, directors and officers of Marvell or any of its subsidiaries (the “Marvell Indemnified Persons” and, together with the Inphi Indemnified Persons, the “Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Bermuda Merger Effective Time, as provided in Marvell’s or the applicable subsidiary’s memorandum of association, bye-laws or other organizational documents and as provided in any indemnification agreements between Marvell or the applicable subsidiary and such Marvell Indemnified Persons, will survive the Bermuda Merger and continue in full force and effect (to the extent such rights to indemnification are available under and consistent with applicable law) for a period of six years following the date on which the Bermuda Merger becomes effective.

The Merger Agreement provides that, from the date on which the Bermuda Merger Effective Time occurs until the sixth anniversary of such date, HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation will maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers occurring prior to the Delaware Merger Effective Time, the existing policies of directors’ and officers’ liability insurance maintained by Marvell and Inphi, respectively, as of the date of the Merger Agreement (and with respect to those policies maintained by Inphi, in the form made available to Marvell prior to the date of the Merger Agreement) (the “Existing D&O Policies”), to the extent that such directors’ and officers’ liability insurance coverage is available on commercially reasonable terms, except that: (a) each of HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation may substitute for the Existing D&O Policies other policies of comparable coverage; and (b) none of HoldCo, the Surviving Bermuda

Company or the Surviving Delaware Corporation will be required to pay annual premiums for such Existing D&O Policy (or for any substitute policies) in excess of the Maximum Premium. The Merger Agreement provides that if any future annual premiums for an Existing D&O Policy (or any substitute policy therefor) exceed the Maximum Premium in the aggregate, then HoldCo, the Surviving Bermuda Company or the Surviving Delaware Corporation may reduce the amount of coverage of such Existing D&O Policy (or any substitute policy therefor) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium. The Surviving Bermuda Company and the Surviving Delaware Corporation or, prior to the Delaware Merger Effective Time, Inphi may purchase a pre-paid, non-cancellable “tail” policy on any Existing D&O Policy for a claims reporting or discovery period of six years from the closing date of the Mergers and otherwise on terms and conditions that are no less favorable than the terms and conditions of the applicable Existing D&O Policy; provided, however, that none of HoldCo, the Surviving Bermuda Company or the Surviving Delaware Corporation will be obligated to, and Inphi will not (without the prior written consent of Marvell), expend an amount for such “tail” policy in excess of the Maximum Premium. The Merger Agreement provides that, if such “tail” policy is purchased by the Surviving Delaware Corporation or the Surviving Bermuda Company (a “Tail Policy Purchaser”), such Tail Policy Purchaser will, and HoldCo will cause such Tail Policy Purchaser to, maintain such “tail” policy in full force and effect in lieu of all other obligations of such Tail Policy Purchaser under the first sentence of this paragraph.

Efforts to Complete the Mergers

Under the Merger Agreement, each of Marvell, HoldCo and Inphi have agreed to use their respective reasonable best efforts, subject to the limitations described below, to take, or cause to be taken, all actions necessary to complete the Mergers and make effective the other transactions contemplated by the Merger Agreement on a timely basis (other than with respect to obtaining consents under contracts, for which each of Marvell, HoldCo and Inphi have agreed to use commercially reasonable efforts). The Merger Agreement provides that, without limiting the generality of the foregoing, but subject to the limitations described below, each party to the Merger Agreement will, among other things:

•

make all filings (if any), give all notices (if any) and provide all information (if any) required to be made, given or provided by such party in connection with the Bermuda Merger, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement;

•	consult with such party’s employees to the extent required under applicable legal requirements in connection with the Mergers or any of the other transactions contemplated by the Merger Agreement; and

•

use its reasonable best efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable legal requirement) by such party in connection with the Delaware Merger, the Bermuda Merger or any of the other transactions contemplated by the Merger Agreement.

The Merger Agreement provides that, notwithstanding the foregoing, or anything to the contrary contained in the Merger Agreement:

•

neither Marvell nor any of its subsidiaries have any obligation under the Merger Agreement to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition or license (or similar arrangement) of, or limit Marvell’s freedom of action with respect to, any of the businesses, product lines or assets of Marvell or any of its subsidiaries or of Inphi or any of its subsidiaries, or otherwise propose, proffer or agree to any other requirement, obligation, condition, limitation or restriction on any of the businesses, product lines or assets of Marvell or any of its subsidiaries or of Inphi or any of its subsidiaries, in each case, unless such actions (a) are reasonably necessary to satisfy the closing conditions relating to regulatory matters and (b) would not, individually or in the aggregate, reasonably be expected to result in a significant impact on the strategic or financial benefits of the Mergers to Marvell;

•

neither Marvell nor any of its subsidiaries have any obligation under the Merger Agreement to amend or modify any of Marvell’s, HoldCo’s, Bermuda Merger Sub’s or Delaware Merger Sub’s rights or obligations under the Merger Agreement;

•	neither Marvell nor any of its subsidiaries have any obligation under the Merger Agreement to restructure or commit to restructure any of the transactions contemplated by the Merger Agreement;

•

Marvell has no obligation to commence or contest, or cause any of its subsidiaries or its or their respective affiliates to commence or contest, any legal proceeding relating to the Delaware Merger, the Bermuda Merger or any of the other transactions contemplated by the Merger Agreement if Marvell reasonably determines in good faith that contesting such legal proceeding would not be advisable; and

•

nothing in the Merger Agreement requires Marvell to, directly or indirectly, divest, transfer or otherwise dispose of, hold separate or commit to cause any of its subsidiaries or affiliates to divest, transfer or otherwise dispose of or hold separate all or any portion of (a) the ASIC business of Marvell or its subsidiaries, (b) the copper PHY business of Marvell or its subsidiaries or (c) any of the businesses, product lines or assets of Inphi or any of its subsidiaries.

Any condition, remedy or action that Marvell is not obligated to accept or take pursuant to the preceding sentence is referred to herein as a “Burdensome Condition.”

The Merger Agreement provides that neither Inphi nor any of its subsidiaries will (a) except with the prior written consent of Marvell, agree, commit or propose, or encourage any governmental body, to take or request any of the actions described in the first bullet point above or (b) have any obligation to contest any legal proceeding described in the fourth bullet point above if Marvell reasonably determines in good faith that contesting such legal proceeding would not be advisable.

The Merger Agreement provides that, at the request of Marvell, Inphi will use its reasonable best efforts to cause the divestiture, holding separate or taking of any other action with respect to any of the businesses, product lines or assets of Inphi and its subsidiaries (provided that any such action is conditioned upon the completion of the Mergers).

Under the Merger Agreement, each of Marvell, HoldCo and Inphi have further agreed to use their respective reasonable best efforts to file, as soon as practicable after the date of the Merger Agreement, all notices, reports and other documents required to be filed by such party with any governmental authority with respect to the Mergers and the other transactions contemplated by the Merger Agreement, and to submit promptly any additional information requested by any such governmental authority. The Merger Agreement provides that, without limiting the generality of the foregoing:

•

Marvell and Inphi will, as promptly as practicable after the date of the Merger Agreement (but in no event later than 10 business days after the date of the Merger Agreement), prepare, file and submit the notifications, reports and other documents required under the HSR Act, and any applicable foreign antitrust or competition laws or regulations in connection with the Mergers and the other transactions contemplated by the Merger Agreement;

•

Marvell and Inphi will respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (b) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other governmental authority in connection with antitrust or related matters; and

•

except to the extent Marvell determines otherwise, each of Marvell and Inphi will (a) as soon as possible after certain specified governmental authorities assert or attempt to assert jurisdiction over, or request, require or attempt to require a filing or submission relating to, the Bermuda Merger, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement, and consistent with any legal requirement, file and submit (in accordance with each legal requirement that may be applicable or that such governmental authority asserts to be applicable) all notices, reports and other non-privileged documents required or requested by such governmental authority to be filed or submitted on behalf of Marvell or Inphi, and (b) respond as promptly as possible to any inquiries or requests received from such governmental authority for additional non-privileged information or non-privileged documentation.

Delisting and Listing

Under the Merger Agreement, Inphi has agreed to, prior to the Bermuda Merger Effective Time, cooperate with Marvell and use its reasonable best efforts to take all actions reasonably necessary, proper or advisable to enable the Inphi Shares to be delisted from Nasdaq and deregistered under the Exchange Act as promptly as practicable after the Delaware Merger Effective Time.

Under the Merger Agreement, Marvell and HoldCo have agreed to use their reasonable best efforts to cause to be approved for listing on Nasdaq at or prior to the Bermuda Merger Effective Time, under the trading symbol “MRVL,” (a) the HoldCo Shares to be issued in connection with the Mergers and (b)  the HoldCo Shares to be reserved upon settlement or exercise of equity awards in respect of HoldCo Shares.

Other Covenants

The Merger Agreement contains certain other covenants, including, among other things, covenants relating to cooperation between Marvell and Inphi in the preparation of this joint proxy statement/prospectus, other filings to be made with the SEC or any other governmental authority, notification of certain matters, cooperation between Marvell and Inphi with respect to public announcements, and cooperation between Marvell and Inphi regarding certain litigation relating to the Mergers or any of the other transactions contemplated by the Merger Agreement.

Conditions to Completion of the Mergers

The completion of the Mergers and the other transactions contemplated by the Merger Agreement depends upon the satisfaction or waiver of a number of conditions, which may be waived by Marvell (on behalf of itself, HoldCo, Bermuda Merger Sub and Delaware Merger Sub) or Inphi, as applicable.

Under the Merger Agreement, the obligations of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub to complete the Mergers and otherwise complete the other transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Marvell, on behalf of itself, HoldCo, Bermuda Merger Sub and Delaware Merger Sub), at or prior to the completion of the Mergers, of each of the following conditions:

•

each representation and warranty made by Inphi in the Merger Agreement relating to the authorization and validity of the Merger Agreement, takeover statutes and stockholder rights plans, the Required Inphi Stockholder Vote, the opinion of Inphi’s financial advisor and advisors’ fees was accurate in all material respects as of the date of the Merger Agreement and will be accurate in all material respects as of the closing date of the Mergers (in each case, other than any such representation or warranty made as of a specific earlier date, which must have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of the foregoing representations and warranties as of such dates, all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties will be disregarded and any update of or modification to Inphi’s confidential disclosure schedule made or purported to have been made on or after the date of the Merger Agreement will be disregarded;

•	the representation and warranty made by Inphi in the Merger Agreement regarding the absence of any Material Adverse Effect on Inphi, and the absence of any event that has occurred or circumstance that has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect on Inphi, between December 31, 2019 and the date of the Merger Agreement was accurate in all respects as of the date of the Merger Agreement;

•

each representation and warranty made by Inphi in the Merger Agreement relating to certain capitalization and related matters was accurate in all respects as of the date of the Merger Agreement and will be accurate in all respects as of the closing date of the Mergers (in each case, other than any representation or warranty made as of a specific earlier date, which must have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that are, in the aggregate, de minimis in nature and amount will be disregarded, and, for purposes of determining the accuracy of the foregoing representations and warranties as of such dates, any update of or modification to Inphi’s confidential disclosure schedule made or purported to have been made on or after the date of the Merger Agreement will be disregarded;

•

each other representation and warranty made by Inphi in the Merger Agreement was accurate in all respects as of the date of the Merger Agreement and will be accurate in all respects as of the closing date of the Mergers (in each case, other than any such representation or warranty made as of a specific earlier date, which must have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect on Inphi; provided, however, that, for purposes of determining the accuracy of the foregoing representations and warranties as of such dates, all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties will be disregarded and any update of or modification to Inphi’s confidential disclosure schedule made or purported to have been made on or after the date of the Merger Agreement will be disregarded;

•

the covenants and obligations in the Merger Agreement that Inphi is required to comply with or to perform at or prior to the completion of the Mergers have been complied with and performed in all material respects;

•

the Registration Statement of which this joint proxy statement/prospectus is a part is effective in accordance with the provisions of the Securities Act, no stop order suspending its effectiveness has been issued by the SEC and no proceedings for that purpose have been initiated or threatened in writing by the SEC that have not been withdrawn;

•	the HoldCo Shares to be issued in the Mergers have been approved for listing (subject to official notice of issuance) on Nasdaq;

•	the Merger Agreement has been duly adopted by the Required Inphi Stockholder Vote;

•	the Marvell Merger Proposal has been duly approved by the Required Marvell Shareholder Vote;

•

Marvell has received a certificate executed by Inphi’s Chief Executive Officer and Chief Financial Officer confirming that, to their knowledge, the closing conditions relating to Inphi’s representations and warranties and compliance with covenants have been duly satisfied;

•	since the date of the Merger Agreement, there has not occurred any Material Adverse Effect on Inphi that is continuing;

•

the waiting period (and any extension thereof) applicable to the completion of the Mergers under the HSR Act has expired or been terminated without the imposition of a Burdensome Condition (other than a Burdensome Condition to which Marvell has previously agreed in writing) and any period of time (and any extension thereof) agreed to with a governmental authority not to complete the Mergers has expired or been terminated;

•	any waiting period (and any extension thereof) under any applicable foreign antitrust law or regulation or other legal requirement has expired or been terminated without the imposition of a Burdensome

Condition (other than a Burdensome Condition to which Marvell has previously agreed in writing) and any period of time (and any extension thereof) agreed to with a governmental authority not to complete the Mergers has expired or been terminated;

•

any governmental authorization or other consent required under any applicable foreign antitrust law or regulation or other legal requirement has been obtained and is in full force and effect, and no such governmental authorization or other consent so obtained requires, contains or contemplates any term, limitation, condition or restriction that constitutes a Burdensome Condition (other than a Burdensome Condition to which Marvell has previously agreed in writing);

•

any governmental authorization or other consent required or asserted to be required under any legal requirement administered by or otherwise relating to the authority or responsibility of certain specified governmental authorities has been obtained and is in full force and effect, and no such governmental authorization or other consent so obtained requires, contains or contemplates any term, limitation, condition or restriction that constitutes a Burdensome Condition (other than a Burdensome Condition to which Marvell has previously agreed in writing) (collectively with the conditions described in the preceding three bullet points, the “Authorization Condition”);

•

no temporary restraining order, preliminary or permanent injunction or other binding order preventing the completion of the Bermuda Merger, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement has been issued by a Specified Governmental Body (as defined below) and remains in effect, and there is no legal requirement enacted or deemed applicable to the Bermuda Merger, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement by a Specified Governmental Body that makes completion of the Bermuda Merger, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement illegal and remains in effect (the “Restraints Condition”); and

•

there is no pending legal proceeding brought or overtly threatened by a governmental authority: (a) challenging or seeking to restrain or prohibit the completion of the Bermuda Merger, the Delaware Merger or any of the other transactions contemplated by the Merger Agreement; (b) seeking to prohibit or limit in any material respect the ability of HoldCo to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Surviving Bermuda Company or the stock of the Surviving Delaware Corporation; (c) that could materially and adversely affect the right of HoldCo to own the assets or operate the business of Inphi and its subsidiaries or of Marvell and its subsidiaries; (d) seeking to compel HoldCo, Marvell and its subsidiaries or Inphi and its subsidiaries to dispose of or hold separate any material assets as a result of the Delaware Merger, the Bermuda Merger or any of the other transactions contemplated by the Merger Agreement; or (e) relating to the Delaware Merger, the Bermuda Merger or any of the other transactions contemplated by the Merger Agreement and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on HoldCo, Marvell or any of its subsidiaries, Inphi or any of its subsidiaries or any of their respective officers, directors or affiliates (the “Governmental Litigation Condition”).

For purposes of the Merger Agreement, a “Specified Governmental Body” is defined as any governmental authority that has jurisdiction over: (a) Inphi, Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub or any of their respective Significant Subsidiaries; (b) any business or asset of Inphi or any of its subsidiaries that is material to Inphi and its subsidiaries, taken as a whole; or (c) any business or asset of Marvell or any of its subsidiaries that is material to Marvell and its subsidiaries, taken as a whole

Under the Merger Agreement, the obligation of Inphi to complete the Delaware Merger and otherwise complete the other transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Inphi), at or prior to the completion of the Mergers, of each of the following conditions:

•	the representations and warranties made by Marvell in the Merger Agreement relating to the authorization and validity of the Merger Agreement, the Required Marvell Shareholder Vote, the

opinion of Marvell’s financial advisor and advisors’ fees were accurate in all material respects as of the date of the Merger Agreement and will be accurate in all material respects as of the closing date of the Mergers (in each case, other than any such representation or warranty made as of a specific earlier date, which must have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of the foregoing representations and warranties as of such dates, all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties will be disregarded and any update of or modification to Marvell’s confidential disclosure schedule made or purported to have been made on or after the date of the Merger Agreement will be disregarded;

•

the representation and warranty made by Marvell in the Merger Agreement regarding the absence of any Material Adverse Effect on Marvell, and the absence of any event that has occurred or circumstance that has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect on Marvell, between February 1, 2020 and the date of the Merger Agreement was accurate in all respects as of the date of the Merger Agreement;

•

the representations and warranties made by Marvell in the Merger Agreement relating to certain capitalization and related matters were accurate in all respects as of the date of the Merger Agreement and will be accurate in all respects as of the closing date of the Mergers (in each case, other than any representation or warranty made as of a specific earlier date, which must have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that are, in the aggregate, de minimis in nature and amount will be disregarded, and, for purposes of determining the accuracy of the foregoing representations and warranties as of such dates, any update of or modification to Marvell’s confidential disclosure schedule made or purported to have been made on or after the date of the Merger Agreement will be disregarded;

•

the other representations and warranties made by Marvell in the Merger Agreement were accurate in all respects as of the date of the Merger Agreement and will be accurate in all respects as of the closing date of the Mergers (in each case, other than any such representation or warranty made as of a specific earlier date, which must have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect on Marvell; provided, however, that, for purposes of determining the accuracy of the foregoing representations and warranties as of such dates, all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties will be disregarded and any update of or modification to Marvell’s confidential disclosure schedule made or purported to have been made on or after the date of the Merger Agreement will be disregarded;

•

the covenants and obligations in the Merger Agreement that Marvell, HoldCo, Delaware Merger Sub and Bermuda Merger Sub are required to comply with or to perform at or prior to the completion of the Mergers have been complied with and performed in all material respects;

•

the Registration Statement of which this joint proxy statement/prospectus is a part is effective in accordance with the provisions of the Securities Act, no stop order suspending its effectiveness has been issued by the SEC and no proceedings for that purpose have been initiated or threatened in writing by the SEC that have not been withdrawn;

•	the HoldCo Shares to be issued in the Mergers have been approved for listing (subject to official notice of issuance) on Nasdaq;

•	the Merger Agreement has been duly adopted by the Required Inphi Stockholder Vote;

•	the Marvell Merger Proposal has been duly approved by the Required Marvell Shareholder Vote;

•

Inphi has received a certificate executed on behalf of Marvell by an officer of Marvell confirming that, to the knowledge of such officer, the closing conditions relating to Marvell’s representations and warranties and compliance with covenants have been duly satisfied;

•	since the date of the Merger Agreement, there has not occurred any Material Adverse Effect on Marvell that is continuing;

•

the waiting period applicable to the completion of the Delaware Merger under the HSR Act has expired or been terminated, and any governmental authorization or other consent required or asserted to be required under any legal requirement administered by or otherwise relating to the authority or responsibility of certain specified governmental authorities has been obtained and is in full force and effect; and

•

no temporary restraining order, preliminary or permanent injunction or other binding order preventing the completion of the Delaware Merger by Inphi has been issued by any court of competent jurisdiction or other governmental authority in the United States and remains in effect, and there is no legal requirement enacted or deemed applicable to the Delaware Merger in the United States that makes completion of the Delaware Merger by Inphi illegal.

Termination of the Merger Agreement

The Merger Agreement may be terminated prior to the Bermuda Merger Effective Time (whether before or after the adoption of the Merger Agreement by the Required Inphi Stockholder Vote and whether before or after the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote) in accordance with its terms as follows:

•	by the mutual written consent of Marvell and Inphi;

•

by either Marvell or Inphi if the Mergers have not been completed by 11:59 p.m. California time on the End Date; provided, however, that neither Marvell nor Inphi may terminate the Merger Agreement on such basis if the failure to complete the Mergers by the End Date is primarily attributable to a failure on the part of such party to perform any covenant required to be performed by such party at or prior to the Bermuda Merger Effective Time;

•

by either Marvell or Inphi if: (a) a Specified Governmental Body have issued a final and nonappealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Delaware Merger or the Bermuda Merger; or (b) any applicable legal requirement has been enacted, promulgated, issued or deemed applicable to the Delaware Merger or the Bermuda Merger by a Specified Governmental Body that would make completion of the Delaware Merger or the Bermuda Merger illegal;

•

by either Marvell or Inphi if: (a) the Inphi Stockholder Meeting (including any adjournments and postponements thereof) has been held and completed and Inphi stockholders have taken a final vote on the Inphi Merger Proposal; and (b) the Merger Agreement has not been adopted at the Inphi Stockholder Meeting (and has not been adopted at any adjournment or postponement thereof) by the Required Inphi Stockholder Vote (such termination right, the “Failed Inphi Approval Termination Right”); provided, however, neither Marvell nor Inphi may terminate the Merger Agreement on such basis if the failure to have the Merger Agreement adopted by the Required Inphi Stockholder Vote is primarily attributable to a failure on the part of such party to perform any covenant or obligation in the Merger Agreement on or prior to the date of the Inphi Stockholder Meeting (or on or prior to the date of any adjournment and postponement thereof);

•

by either Marvell or Inphi if: (a) the Marvell Shareholder Meeting (including any adjournments and postponements thereof) has been held and completed and Marvell shareholders have taken a final vote on the Marvell Merger Proposal; and (b) the Marvell Merger Proposal has not been approved at the Marvell Shareholder Meeting (and has not been approved at any adjournment or postponement thereof)

by the Required Marvell Shareholder Vote (such termination right, the “Failed Marvell Approval Termination Right”); provided, however, that neither Marvell nor Inphi may terminate the Merger Agreement on such basis if the failure to have the Marvell Merger Proposal approved by the Required Marvell Shareholder Vote is primarily attributable to a failure on the part of such party to perform any covenant or obligation in the Merger Agreement on or prior to the date of the Marvell Shareholder Meeting (or on or prior to the date of any adjournment and postponement thereof);

•	by Marvell (at any time prior to the adoption of the Merger Agreement by the Required Inphi Stockholder Vote) if an Inphi Triggering Event (as defined below) has occurred;

•	by Inphi (at any time prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote) if a Marvell Triggering Event (as defined below) has occurred;

•

by Marvell if: (a) any of Inphi’s representations or warranties contained in the Merger Agreement was inaccurate as of the date of the Merger Agreement, or became inaccurate as of a date subsequent to the date of the Merger Agreement (as if made on such subsequent date), such that any of the closing conditions relating to the accuracy of Inphi’s representations and warranties would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of the date of the Merger Agreement or as of any subsequent date: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations or warranties will be disregarded; and (ii) any update of or modification to Inphi’s confidential disclosure schedule made or purported to have been made on or after the date of the Merger Agreement will be disregarded); (b) any of Inphi’s covenants or obligations contained in the Merger Agreement was breached such that the closing condition relating to the performance by Inphi of its covenants would not be satisfied; or (c) a Material Adverse Effect on Inphi has occurred following the date of the Merger Agreement; provided, however, that, for purposes of clauses “(a)” and “(b)” above, if an inaccuracy in any of Inphi’s representations or warranties as of a date subsequent to the date of the Merger Agreement or a breach of a covenant or obligation by Inphi is curable by Inphi prior to the End Date and Inphi is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Marvell may not terminate the Merger Agreement on account of such inaccuracy or breach unless such inaccuracy or breach remains uncured for a period of 30 days commencing on the date that Marvell gives Inphi written notice of such inaccuracy or breach;

•

by Inphi if: (a) any of Marvell’s representations or warranties contained in the Merger Agreement was inaccurate as of the date of the Merger Agreement, or became inaccurate as of a date subsequent to the date of the Merger Agreement (as if made on such subsequent date), such that the closing condition relating to the accuracy of Marvell’s representations and warranties would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of the date of the Merger Agreement or as of any subsequent date, all materiality and similar qualifications limiting the scope of such representations or warranties will be disregarded); (b) if any of Marvell’s covenants or obligations contained in the Merger Agreement was breached such that the closing condition relating to the performance by Marvell of its covenants would not be satisfied; or (c) a Material Adverse Effect on Marvell has occurred following the date of the Merger Agreement; provided, however, that, for purposes of clauses “(a)” and “(b)” above, if an inaccuracy in any of Marvell’s representations or warranties as of a date subsequent to the date of the Merger Agreement or a breach of a covenant or obligation by Marvell is curable by Marvell by the End Date and Marvell is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Inphi may not terminate the Merger Agreement on account of such inaccuracy or breach unless such inaccuracy or breach remains uncured for a period of 30 days commencing on the date that Inphi gives Marvell written notice of such inaccuracy or breach;

•

by Inphi (at any time prior to the adoption of the Merger Agreement by the Required Inphi Stockholder Vote) in order to accept an Inphi Superior Offer and enter into a Specified Inphi Acquisition Agreement, if: (a) the Inphi Board, after satisfying certain specified requirements as set forth in the

Merger Agreement, has authorized Inphi to enter into such Specified Inphi Acquisition Agreement; (b) Inphi has delivered to Marvell a written notice (that includes a copy of the Specified Inphi Acquisition Agreement as an attachment) containing Inphi’s statement confirming that Inphi is entering into the Specified Inphi Acquisition Agreement in the form attached to such notice concurrently with the termination of the Merger Agreement; (c) concurrently with the termination of the Merger Agreement, Inphi enters into the Specified Inphi Acquisition Agreement with respect to such Inphi Superior Offer; and (d) immediately prior to or concurrently with such termination, Inphi has paid to Marvell or its designee the required termination fee; or

•

by Marvell (at any time prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote) in order to accept a Disruptive Marvell Superior Offer and enter into a Specified Marvell Acquisition Agreement, if: (a) the Marvell Board, after satisfying certain specified requirements as set forth in the Merger Agreement, has authorized Marvell to enter into such Specified Marvell Acquisition Agreement; (b) Marvell has delivered to Marvell a written notice (that includes a copy of the Specified Marvell Acquisition Agreement as an attachment) containing Marvell’s statement confirming that Marvell is entering into the Specified Marvell Acquisition Agreement in the form attached to such notice concurrently with the termination of the Merger Agreement; (c) concurrently with the termination of the Merger Agreement, Marvell enters into the Specified Marvell Acquisition Agreement with respect to such Disruptive Marvell Superior Offer; and (d) immediately prior to or concurrently with such termination, Marvell has paid to Inphi or its designee the required termination fee.

For purposes of the Merger Agreement, an “Inphi Triggering Event” is deemed to have occurred if: (a) the Inphi Board or any committee thereof has: (i) withdrawn the Inphi Board Recommendation; (ii) modified the Inphi Board Recommendation in a manner adverse to Marvell; or (iii) taken, authorized or publicly proposed any of the Prohibited Inphi Board Actions; (b)(i) Inphi, the Inphi Board (or any committee thereof) or any director of Inphi takes any action that is disclosed in a filing made by Inphi or any director of Inphi with the SEC indicating that one or more directors of Inphi do not support the Delaware Merger, (ii) any action referred to in clause “(b)(i)” is otherwise publicly disclosed by Inphi or the Inphi Board (or any committee thereof), or is disclosed by any director of Inphi in a publication, release, report or broadcast that is widely disseminated or (iii) following any meeting of the Inphi Board, the Inphi Board Recommendation is no longer unanimous and such fact is publicly disclosed; (c) Marvell has requested, at any time after an Inphi Acquisition Proposal has been publicly disclosed, commenced, announced or made, that the Inphi Board Recommendation be reaffirmed publicly, and the Inphi Board fails to reaffirm the Inphi Board Recommendation unanimously and publicly within 10 business days after such request was made (or, if earlier, prior to the Inphi Stockholder Meeting); (d) a tender or exchange offer relating to Inphi Shares has been commenced and Inphi has not sent to its securityholders, within 10 business days after the commencement of such tender or exchange offer (or, if earlier, prior to the Inphi Stockholder Meeting), a statement disclosing that Inphi recommends rejection of such tender or exchange offer and reaffirming the Inphi Board Recommendation; or (e) Inphi or any of its subsidiaries, or any of its or their respective representatives, breaches any of the provisions of the Merger Agreement prohibiting solicitation of, and discussions and negotiations with respect to, alternative transactions and such breach results in an Inphi Acquisition Proposal.

For purposes of the Merger Agreement, a “Marvell Triggering Event” is deemed to have occurred if: (a) the Marvell Board or any committee thereof has: (i) withdrawn the Marvell Board Recommendation; (ii) modified the Marvell Board Recommendation in a manner adverse to Inphi; or (iii) taken, authorized or publicly proposed any of the Prohibited Marvell Board Actions; (b)(i) Marvell, the Marvell Board (or any committee thereof) or any director of Marvell takes any action that is disclosed in a filing made by Marvell or any director of Marvell with the SEC indicating that one or more directors of Marvell do not support the Mergers, (ii) any action referred to in clause “(b)(i)” is otherwise publicly disclosed by Marvell or the Marvell Board (or any committee thereof), or is disclosed by any director of Marvell in a publication, release, report or broadcast that is widely disseminated or (iii) following any meeting of the Marvell Board, the Marvell Board Recommendation is no longer unanimous and such fact is publicly disclosed; (c) Inphi has requested, at any time after a Disruptive Marvell Acquisition Proposal has been publicly disclosed, commenced, announced or made, that the Marvell Board Recommendation be reaffirmed publicly, and the Marvell Board fails to reaffirm the Marvell Board Recommendation unanimously and publicly within 10 business days after such request was made (or, if earlier, prior to the Marvell Shareholder Meeting); (d) a tender or exchange offer relating to Marvell Shares has been commenced and Marvell has not sent to its securityholders, within 10 business days after the commencement of such tender or exchange offer (or, if earlier, prior to the Marvell Shareholder Meeting), a statement disclosing that Marvell recommends rejection of such tender or exchange offer and reaffirming the Marvell Board Recommendation; or (e) Marvell or any of its subsidiaries, or any of its or their respective representatives, breaches any of the provisions of the Merger Agreement prohibiting solicitation of, and discussions and negotiations with respect to, Disruptive Marvell Acquisition Proposals and such breach results in a Disruptive Marvell Acquisition Proposal.

Effect of Termination

The Merger Agreement provides that, if the Merger Agreement is terminated in accordance with its terms, all further obligations of the parties under the Merger Agreement will terminate and the Merger Agreement will be of no further force or effect except for certain specified sections of the Merger Agreement, including the provisions relating to termination fees. The Merger Agreement further provides that such termination will not relieve any party to the Merger Agreement from any liability for fraud or any knowing and intentional breach of any covenant or obligation in the Merger Agreement.

Transaction Expenses and Termination Fees

Transaction Expenses

The Merger Agreement provides that, except with respect to certain specified fees (including termination fees), all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Mergers are completed; provided, however, that if the Merger Agreement is terminated by Marvell or Inphi: (a) pursuant to the Failed Inphi Approval Termination Right, then Inphi will make a cash payment to Marvell in an amount equal to the aggregate amount of all fees, costs and other expenses that Marvell has directly or indirectly paid or otherwise borne, and all fees and expenses that are or may become payable directly or indirectly by Marvell, in connection with or in anticipation of the transaction contemplated by the Merger Agreement, up to a maximum of $25,000,000; or (b) pursuant to the Failed Marvell Approval Termination Right, then Marvell will make a cash payment to Inphi in an amount equal to the aggregate amount of all fees, costs and other expenses that Inphi has directly or indirectly paid or otherwise borne, and all fees and expenses that are or may become payable directly or indirectly by Inphi, in connection with or in anticipation of the transactions contemplated by the Merger Agreement, up to a maximum of $25,000,000.

Termination Fees

The Merger Agreement provides that Inphi will be required to pay to Marvell, without duplication, a termination fee of $300 million if, among other things, the Merger Agreement is terminated: (a) by Marvell or Inphi because the Mergers have not been completed on or prior to the End Date and (i) at or prior to termination of the Merger Agreement, an Inphi Acquisition Proposal has been made and Inphi stockholders have not taken a final vote on the Inphi Merger Proposal and (ii) within 12 months after the date of such termination, Inphi has completed an Inphi Acquisition Transaction or has entered into a definitive agreement providing for an Inphi Acquisition Transaction; (b) by Marvell or Inphi pursuant to the Failed Inphi Approval Termination Right and (i) at or prior to termination of the Merger Agreement, an Inphi Acquisition Proposal has been made and has not been publicly withdrawn at least 10 business days prior to the Inphi Stockholder Meeting and (ii) within 12 months after the date of such termination, Inphi has completed an Inphi Acquisition Transaction or has entered into a definitive agreement providing for an Inphi Acquisition Transaction; (c) by Marvell upon the occurrence of an Inphi

Triggering Event; (d) by Marvell or Inphi under certain provisions of the Merger Agreement at any time during the period commencing on the occurrence of an Inphi Triggering Event and ending on the earlier of (i) the tenth day after the final vote by Inphi stockholders on the Inphi Merger Proposal and (ii) the adoption of the Merger Agreement by Inphi stockholders; or (e) by Inphi in order to accept an Inphi Superior Offer and enter into a Specified Inphi Acquisition Agreement.

The Merger Agreement provides that Marvell will be required to pay to Inphi, without duplication, a termination fee of: (a) $400 million if the Merger Agreement is terminated (i) by Inphi upon the occurrence of a Marvell Triggering Event, (ii) by Marvell or Inphi under certain provisions of the Merger Agreement at any time during the period commencing on the occurrence of a Marvell Triggering Event and ending on the earlier of (A) the tenth day after the final vote by Marvell shareholders on the Marvell Merger Proposal and (B) the approval by Marvell shareholders of the Marvell Merger Proposal or (iii) by Marvell in order to accept a Disruptive Marvell Superior Offer and enter into a Specified Marvell Acquisition Agreement; and (b) $460 million if (i) the Merger Agreement is terminated by Marvell or Inphi because the Mergers have not been completed (A) on or prior to the End Date or (B) as a result of a suit or legal proceeding brought by certain specified governmental bodies under certain specified legal requirements and (ii) as of the time of termination of the Merger Agreement, the Authorization Condition or, as a result of a suit or legal proceeding brought by certain specified governmental bodies, the Restraints Condition or the Governmental Litigation Condition is not satisfied and has not been waived and all of Marvell’s other closing conditions have been satisfied or waived.

Enforcement; Remedies

Under the Merger Agreement, each of the parties has acknowledged and agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement is not performed by such party in accordance with its specific terms or is otherwise breached, and that monetary damages, even if available, would not be an adequate remedy. Accordingly, the Merger Agreement provides that, in the event of any breach or threatened breach by any party of any covenant or obligation contained in the Merger Agreement, any non-breaching party will be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such non-breaching party is entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Under the Merger Agreement, the parties have agreed to waive any requirement for the securing or posting of bond in connection with the specific performance remedy.

Under the terms of, and except as otherwise provided in the Merger Agreement, any and all remedies in the Merger Agreement expressly conferred upon Marvell or Inphi will be deemed cumulative with and not exclusive of any other remedy conferred by the Merger Agreement, or conferred by law or equity, and the exercise by Marvell or Inphi of any one remedy will not preclude the exercise of any other remedy. Further, nothing in the Merger Agreement will be deemed a waiver by any party thereto of any right to specific performance or injunctive relief.

Amendment

The Merger Agreement provides that, subject to certain exceptions, the Merger Agreement may be amended by Inphi and Marvell at any time; provided, however, that (a) after adoption of the Merger Agreement by Inphi stockholders, no amendment which by law requires further approval of Inphi stockholders may be made without such further approval and (b) after approval of the Marvell Merger Proposal by Marvell shareholders, no amendment which by law or any Nasdaq rule requires further approval of Marvell shareholders may be made without such further approval. The Merger Agreement further provides that certain sections of the Merger Agreement may not be amended or waived in any manner that is adverse in any material respect to any Financing Source or certain parties related to such Financing Source without the prior written consent of such Financing Source.

Waiver

The Merger Agreement provides that no failure on the part of any party to exercise any power, right, privilege or remedy under the Merger Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under the Merger Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

In addition, the Merger Agreement provides that no party will be deemed to have waived any claim arising out of the Merger Agreement, or any power, right, privilege or remedy under the Merger Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

Third-Party Beneficiaries

The Merger Agreement provides that it is not intended, and shall not be deemed, to confer any rights or remedies upon any person or entity other than the parties to the Merger Agreement and their respective successors and permitted assigns or to otherwise create any third-party beneficiary thereto, except (a) that the Indemnified Persons are third-party beneficiaries of the specified section of the Merger Agreement relating to their right to indemnification, (b) the Financing Sources and certain parties related to such Financing Sources are third-party beneficiaries of certain specified sections of the Merger Agreement and (c) Inphi has the right to pursue claims for damages (including claims for damages based on loss of the economic benefit of the Delaware Merger to Inphi stockholders) on behalf of its stockholders in the event Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub commits fraud or any knowing and intentional breach of its covenants set forth in the Merger Agreement, which rights are enforceable on behalf of Inphi stockholders only by Inphi, in its sole and absolute discretion through actions approved by the Inphi Board.

Governing Law

The Merger Agreement provides that, subject to certain exceptions, the Merger Agreement, and any action, suit or other legal proceeding arising out of or relating to the Merger Agreement (including the enforcement of any provision of the Merger Agreement), any of the transactions contemplated by the Merger Agreement or the legal relationship of the parties to the Merger Agreement (whether at law or in equity, whether in contract or in tort or otherwise), is governed by, and is to be construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material United States federal income tax consequences of the Delaware Merger to holders of Inphi Shares and of the Bermuda Merger to holders of Marvell Shares.

This discussion addresses only holders of Inphi Shares or Marvell Shares, as applicable, who hold Inphi Shares or Marvell Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any non-income taxes or any non-U.S., state or local tax consequences of the Mergers. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders of Inphi Shares or Marvell Shares, as applicable, in light of such holders’ particular circumstances or to holders subject to special rules (including controlled foreign corporations, PFICs, corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks or other financial institutions, mutual funds, brokers or dealers in securities, insurance companies, regulated investment companies, real estate investment trusts, persons who hold Inphi Shares or Marvell Shares as part of a hedging or conversion transaction or as part of a short-sale or straddle or other integrated transaction for U.S. federal income tax purposes, certain U.S. expatriates, persons who own (or are deemed to own) five-percent (5%) or more of the outstanding Inphi Shares or Marvell Shares, persons whose functional currency is not the U.S. dollar, accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, persons deemed to sell Inphi Shares or Marvell Shares under the constructive sale provisions of the Code, S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein), persons who hold Inphi Shares or Marvell Shares through tax-qualified retirement plans, persons who acquired Inphi Shares or Marvell Shares pursuant to the exercise of warrants or conversion rights under convertible instruments, or persons who acquired Inphi Shares or Marvell Shares pursuant to the exercise of compensatory options or otherwise as compensation). In addition, this discussion does not address any alternative minimum tax nor does it address any tax consequences arising under the Medicare surtax on net investment income. This discussion is based on the Code, applicable Treasury Regulations, administrative interpretations and court decisions, each as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. Any such change could affect the validity of this discussion.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Inphi Shares or Marvell Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, or a non-U.S. corporation treated as a U.S. corporation under the anti-inversion rules of Section 7874 of the Code;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) that is subject to the primary supervision of a court within the U.S. and all the substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Marvell Shares or Inphi Shares, as applicable, that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Inphi Shares or Marvell Shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership.

Partners of partnerships holding Inphi Shares or Marvell Shares should consult such partners’ own tax advisors regarding the U.S. federal income tax consequences to them.

THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGERS. PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGERS, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

General

For U.S. federal income tax purposes, (1) the Mergers, taken together, are intended to qualify as a transaction described in Section 351 of the Code, and (2) the Bermuda Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). However, the completion of the transaction is not conditioned on the transaction qualifying for the Intended Tax Treatment or upon the receipt of opinions of counsel to that effect. Marvell has received opinions of counsel, filed as Exhibit 8.1 to the Registration Statement of which this joint proxy statement/prospectus forms a part, that the transactions will qualify for the Intended Tax Treatment, and accordingly, that the U.S. federal income tax consequences of the Mergers to holders of Marvell Shares and Inphi Shares are as described in this section. In rendering such opinions, counsel relies upon representations contained in letters and certificates to be received from Marvell, Inphi and HoldCo, and such opinions also rely upon customary factual assumptions, as well as certain covenants and undertakings of Marvell, Inphi and HoldCo. If any of such representations, assumptions, covenants or undertakings is or becomes incorrect, incomplete or inaccurate, or is violated, the validity of, and the conclusions reached in, the tax opinions described above may be affected or jeopardized and the U.S. federal income tax consequences of the Mergers could differ materially from those described below. In addition, the opinions are subject to certain qualifications and limitations as set forth in the opinions.

The tax opinions given in connection with the Mergers will not be binding on the IRS or any court. Neither Marvell nor Inphi has sought or will seek any ruling from the IRS as to the U.S. federal income tax consequences of the Mergers. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which such opinions are based is inconsistent with the actual facts, the tax opinions may be affected or jeopardized and the U.S. federal income tax consequences of the Mergers could differ materially from those described below.

The remainder of this discussion proceeds on the basis that the Mergers, taken together, will qualify for the Intended Tax Treatment.

Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Marvell Shares

Except as described below under “Material United States Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Marvell Shares—Passive Foreign Investment Company Rules,” a U.S. holder or non-U.S. holder of Marvell Shares will not recognize gain or loss upon the exchange of such holder’s Marvell Shares solely for HoldCo Shares in the Bermuda Merger, the aggregate tax basis of the HoldCo Shares such U.S. holder or non-U.S. holder of Marvell Shares receives in the Bermuda Merger will be equal to the aggregate tax basis of the Marvell Shares exchanged therefor, and the holding period of the HoldCo Shares received by a U.S. holder or non-U.S. holder in the Bermuda Merger will include such U.S. holder’s or non-U.S. holder’s holding period of the Marvell Shares surrendered in exchange therefor.

Passive Foreign Investment Company Rules

The discussion above assumes that Marvell is not and will not become a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for any taxable year in which either:

•	at least 75% of its gross income (including its proportionate share of the gross income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of such corporation’s stock) for such taxable year consists of certain types of passive income (e.g., dividends, interest, capital gains, royalties and the excess of gains over losses from sales of commodities); or

•

at least 50% of the value (based on an average of the quarterly values) of its assets (including its proportionate share of the assets of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of such corporation’s stock) is attributable to assets that produce, or are held for the production of, passive income.

Based on the nature of Marvell’s business, the projected composition of its income and the projected composition and estimated fair market values of its assets, Marvell does not believe it was a PFIC for its taxable year ending on December 31, 2019 and does not expect to be a PFIC for its taxable year ending on December 31, 2020 or the succeeding taxable year. However, because PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets, no assurance can be given that Marvell was not previously a PFIC and will not be a PFIC for its taxable year ending on December 31, 2020 or any subsequent taxable year.

If Marvell were a PFIC for any year in which a U.S. holder held Marvell Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder and the U.S. federal income tax consequences of the Bermuda Merger to such U.S. holder could be materially and adversely different (including that such U.S. holder may be required to recognize gain and may be subject to special rules in respect of such gain realized as a result of the Merger). Accordingly, U.S. holders should consult such U.S. holders’ tax advisors regarding the possible classification of Marvell as a PFIC and the resulting U.S. federal income tax considerations.

The PFIC rules are very complex and are not described completely herein. U.S. holders are encouraged to consult such U.S. holders’ own tax advisors regarding the PFIC rules.

Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Inphi Shares

Subject to the discussions below relating to any cash consideration provided by Inphi and in the section titled “Material United States Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Inphi Shares—Potential Application of Section 304 of the Code” beginning on page 199, the U.S. federal income tax consequences of the Mergers to U.S. holders of Inphi Shares receiving a combination of HoldCo Shares and cash (excluding cash received in lieu of fractional HoldCo Shares) in the Delaware Merger will be as follows:

•

a U.S. holder will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of the fair market value of HoldCo Shares and cash received over such U.S. holder’s tax basis in the Inphi Shares surrendered and (2) the amount of such cash received by such U.S. holder;

•

the aggregate tax basis of the HoldCo Shares received in the Delaware Merger will be the same as the aggregate tax basis of the Inphi Shares surrendered in exchange therefor, decreased by the amount of cash received, and increased by the amount of gain recognized on the exchange; and

•	the holding period of the HoldCo Shares received in the Delaware Merger will include the holding period of the Inphi Shares surrendered in exchange therefor.

If a U.S. holder acquired different blocks of Inphi Shares at different times or at different prices, any gain or loss must be determined separately with respect to each block of Inphi Shares that is surrendered in the exchange, and such U.S. holder may not offset a loss realized on one block of the shares against gain recognized on another block of the shares. Subject to the discussion below regarding the potential application of Section 304 of the Code, any such gain recognized by such U.S. holder will be treated as capital gain and will be long-term capital gain if such U.S. holder’s holding period for Inphi Shares that are surrendered in the exchange is more than one year as of the Delaware Merger Effective Time. Long-term capital gains of certain non-corporate holders, including individuals, are generally taxed at preferential rates.

To the extent, however, that any portion of the cash consideration received by a U.S. holder is considered to be provided by Inphi, such cash should be treated as received in a redemption by Inphi of a portion of such U.S. holder’s Inphi Shares. In such case, subject to possible dividend treatment if such U.S. holder does not satisfy either the “substantially disproportionate” or “not essentially equivalent to a dividend” test described in the section titled “Material United States Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Inphi Shares—Potential Application of Section 304 of the Code” (determined by reference to the percentage of Inphi Shares held directly, indirectly or constructively by such U.S. holder immediately before and after such redemption, and taking into account all sales and purchases made by such U.S. holder (or by persons whose shares are attributed to such U.S. holder for U.S. federal income tax purposes) in connection with such redemption, including the Delaware Merger), a U.S. holder would recognize capital gain or loss equal to the difference between such cash and such U.S. holder’s tax basis in the portion of such holder’s Inphi Shares treated as redeemed.

Cash Received in Lieu of Fractional HoldCo Shares

A U.S. holder that receives cash in lieu of a fractional HoldCo Share in the Delaware Merger will generally be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the HoldCo Shares allocable to such fractional share interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the Inphi Shares exchanged therefor exceeds one year as of the date of the Delaware Merger.

Potential Application of Section 304 of the Code

Notwithstanding the foregoing, the U.S. federal income tax consequences of the Mergers to U.S. holders of Inphi Shares could be different from those described above if Section 304 of the Code applies to the Delaware Merger. Section 304 of the Code will apply to the Delaware Merger if the Inphi stockholders, in the aggregate, own 50% or more of HoldCo Shares immediately after completion of the Mergers, taking into account certain constructive ownership rules under the Code. It may not be possible to establish with certainty at the time of the Delaware Merger whether the 50% ownership requirement is satisfied because the ownership information necessary to make such determination may not be available.

If Section 304 of the Code were to apply to the Delaware Merger, a U.S. holder of Inphi Shares would be treated as having (1) exchanged a portion of such U.S. holder’s Inphi Shares equal in value to the HoldCo Shares received in the Delaware Merger in a nontaxable transaction and (2) received the cash received in the Delaware Merger (other than any portion of such cash considered to be provided by Inphi) as a distribution in redemption of HoldCo Shares deemed received by such U.S. holder in exchange for such U.S. holder’s remaining portion of such U.S. holder’s Inphi Shares (other than any Inphi Shares considered as redeemed by Inphi) (the “deemed redemption”). As a result, subject to the discussion below regarding potential dividend treatment, pursuant to the deemed redemption, U.S. holders of Inphi Shares would recognize capital gain or loss equal to the difference between the amount of such cash and such U.S. holder’s tax basis in the portion of such U.S. holder’s Inphi Shares that is treated as being exchanged for such cash. Any such gain or loss recognized by such U.S. holder would be treated as capital gain or loss and would be treated as long-term capital gain or loss if such U.S. holder’s holding period for Inphi Shares treated as exchanged for cash is more than one year as of the Delaware Merger Effective Time. Long-term capital gains of certain non-corporate holders, including individuals, are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Notwithstanding the above, if Section 304 were to apply, in certain circumstances, the cash consideration received by a U.S. holder of Inphi Shares pursuant to the deemed redemption of HoldCo Shares could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such U.S. holder generally would recognize dividend income up to the amount of the cash received. Under those tests, such deemed redemption generally would be treated as having the effect of a distribution of a dividend if the receipt of the cash consideration by a U.S. holder is not “substantially disproportionate” with respect to such holder or is “essentially equivalent to a dividend.” The deemed redemption generally will be not “substantially disproportionate” with respect to a U.S. holder if the percentage of the outstanding HoldCo Shares that the U.S. holder actually and constructively owns immediately after the Delaware Merger is greater than or equal to 80% of the percentage of the outstanding HoldCo Shares that the U.S. holder is deemed actually and constructively to have owned immediately before the deemed redemption. The deemed redemption will be considered to be “essentially equivalent to a dividend” if it does not result in a “meaningful reduction” in the U.S. holder’s deemed percentage of stock ownership of HoldCo applying constructive ownership rules. The IRS has ruled that a minority stockholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have experienced a “meaningful reduction” if the stockholder has even a small reduction in such stockholder’s percentage of stock ownership under the above analysis. In applying the “substantially disproportionate” and “not essentially equivalent to a dividend” tests to a holder, sales or purchases of HoldCo Shares made by such holder (or by persons whose shares are attributed to such holder) in connection with the Delaware Merger will be taken into account.

Because the possibility of dividend treatment depends upon each holder’s particular circumstances, including the application of constructive ownership rules, U.S. holders of Inphi Shares should consult such U.S. holders’ tax advisors regarding the application of the foregoing rules to such U.S. holders’ particular circumstances, and any actions that may be taken to mitigate the potential application of such rules (such as the desirability of selling such U.S. holders’ Marvell Shares or Inphi Shares, and the considerations relating to the timing of any such sales).

Non-U.S. Holders

The U.S. federal income tax consequences of the Delaware Merger to non-U.S. holders that receive a combination of HoldCo Shares and cash in exchange for Inphi Shares in the Delaware Merger will be the same as those described above for U.S. holders of Inphi Shares, except that, subject to the discussion below regarding potential dividend treatment, a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized in connection with the Delaware Merger unless:

•

such gain is effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of such non-U.S. holder in the U.S.); or

•	such non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year in which the gain is realized and certain other conditions are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses, if any, of the non-U.S. holder.

As discussed above in the section titled “Material United States Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Inphi Shares” with respect to any cash consideration provided by Inphi and in the section titled “Material United States Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Inphi Shares—Potential Application of Section 304 of the Code” beginning on page 199, in certain circumstances, the cash consideration received in the Delaware Merger by a non-U.S. holder could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such non-U.S. holder would be treated as receiving a dividend up to the amount of the cash received. Any amount so treated generally would be subject to U.S. withholding tax at a rate of 30% or, subject to the discussion below regarding FATCA, such lower rate as may be specified by an applicable income tax treaty, unless such dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of such non-U.S. holder in the U.S.). Because it may not be certain at the Delaware Merger Effective Time whether Section 304 of the Code applies to the Delaware Merger or what portion, if any, of the cash consideration is treated as provided by Inphi, and because the application of Sections 302 and 304 of the Code will depend on a non-U.S. holder’s particular circumstances, a withholding agent may not be able to determine the amount subject to such withholding with respect to a non-U.S. holder of Inphi Shares. Accordingly, withholding agents may withhold tax at a rate of 30% (or, subject to the discussion below regarding FATCA, such lower rate as may be specified by an applicable income tax treaty) on the entire amount of the cash consideration payable to such non-U.S. holder in the Delaware Merger, unless (1) the withholding agent has established special procedures allowing non-U.S. holders to certify that such holders are exempt from such withholding tax and (2) such non-U.S. holders are able to certify that such holders meet the requirements of such exemption (e.g., because such non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above). However, there can be no assurance that such withholding agent will establish such special certification procedures. If a withholding agent withholds excess amounts from the cash consideration so payable to a non-U.S. holder, such non-U.S. holder may obtain a refund of any such excess amounts by timely filing an appropriate claim with the IRS.

Under legislation commonly referred to as FATCA, certain withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined under these rules) and certain other non-U.S. entities if certification, information reporting and other specified requirements are not met. A 30% withholding tax may apply to “withholdable payments” if they are paid to a foreign financial institution or to a non-financial foreign entity, unless (a) the foreign financial institution undertakes certain diligence and reporting obligations and other specified requirements are satisfied, or (b) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and other specified requirements are satisfied. “Withholdable payment” generally means any payment of interest, dividends, rents, and certain other types of generally passive income if such payment is from sources within the United States. If the payee is a foreign financial institution, it must either (i) enter into an agreement with the U.S. Internal Revenue Service requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or (ii) comply with comparable requirements under an applicable inter-governmental agreement between the United States and the foreign financial institution’s home jurisdiction. If a non-U.S. holder does not provide the information necessary to comply with these rules, it is possible that amounts payable in the Delaware Merger that are attributable to withholdable payments, such as amounts treated as dividends, will be subject to the 30% withholding tax notwithstanding that an applicable treaty may provide for a reduced rate.

Non-U.S. holders should consult such non-U.S. holders’ tax advisors regarding the application of the foregoing rules in light of such non-U.S. holders’ particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to any portion of the cash consideration payable to them in the Delaware Merger, and the possible desirability of selling such non-U.S. holders’ Inphi Shares or Marvell Shares (and considerations relating to the timing of any such sales).

Backup Withholding

Payments of cash to a U.S. holder of Inphi Shares in the Delaware Merger may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or furnishes such holder’s taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Certain holders (such as corporations and non-U.S. holders) are exempt from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Non-U.S. holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding.

The tax consequences of the Mergers will depend on a holder’s specific situation. Holders should consult such holders’ own tax advisors with respect to the U.S. federal income tax consequences of the Mergers to them in light of such holders’ particular circumstances, as well as the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Information regarding transactions with related persons of Marvell is incorporated by reference from information contained in Marvell’s definitive proxy statement for its 2020 annual general meeting in the section titled “Certain Relationships and Related Party Transactions.” The following includes a summary of related party transactions since May 28, 2020, the date of Marvell’s definitive proxy statement for its 2020 annual general meeting.

In October 2020, Marvell hired the step-son of Richard S. Hill as an application engineer. Mr. Hill serves as the chair of the Marvell Board and it is expected that Mr. Hill will serve as the chair of the HoldCo Board after completion of the Bermuda Merger. Mr. Hill’s step-son works for a subsidiary of Marvell and his annual compensation is currently approximately $150,000 including salary, target bonus and initial restricted stock unit grant, which is comparable to other employees in a similar role in the same location hired in 2020.

DELAWARE INCORPORATION AND DESCRIPTION OF HOLDCO CAPITAL STOCK

The following description of the material terms of the common stock and preferred stock of HoldCo is not complete and is qualified in its entirety by reference to the HoldCo Charter, the HoldCo Bylaws and the DGCL. This description is subject to the detailed provisions of, and is qualified by reference to, the HoldCo Charter and the HoldCo Bylaws, the forms of which are attached as Annexes F and G, respectively, to this joint proxy statement/prospectus and are incorporated herein by reference.

Overview

At the Bermuda Merger Effective Time and the Delaware Merger Effective Time, respectively, Marvell shareholders and Inphi stockholders will become HoldCo stockholders.

The rights of Marvell shareholders are currently governed by the laws of Bermuda, the Marvell Memorandum of Association and the Marvell Bye-Laws. The rights of Inphi stockholders are currently governed by the DGCL, the Inphi Charter and the Inphi Bylaws. Following completion of the Mergers, the rights of Marvell shareholders and Inphi stockholders who become HoldCo stockholders in the Mergers will be governed by the DGCL, the HoldCo Charter and the HoldCo Bylaws.

Delaware Incorporation

The Mergers will effect a change in jurisdiction for Marvell shareholders from Bermuda to Delaware. For many years, Delaware has been a leader in adopting, implementing and interpreting comprehensive and flexible corporate laws that are responsive to the legal and business needs of corporations. The Marvell Board believes that the incorporation of HoldCo in Delaware will provide significant benefits to Marvell shareholders, including, among other things:

•	improved growth opportunities;

•	legal, administrative and other similar efficiencies;

•	reduction in exposure to potential consequences of certain types of punitive or potentially adverse tax legislation that have been proposed from time to time;

•

relocation to a jurisdiction that has a body of law more familiar to Marvell’s officers and members of the Marvell Board, who will continue to serve as officers and directors of HoldCo following completion of the Mergers, as well as to many Marvell shareholders, who will become HoldCo stockholders after the Bermuda Merger Effective Time; and

•

reduction of exposure to other potentially adverse or prejudicial actions based on being a non-US company, such as “blacklisting” by certain pension funds or legislation restricting certain types of transactions.

Authorized Capital Stock

The total number of shares of capital stock which HoldCo will have authority to issue is 1,258,000,000 shares. This authorized capital stock consists of 1,250,000,000 shares of common stock and 8,000,000 shares of preferred stock, each having a par value of $0.002 per share.

Following completion of the Mergers, we expect that there will be approximately              shares of HoldCo common stock outstanding based on the number of Marvell Shares and the number of Inphi Shares outstanding as of             , 20    .

Common Stock

The HoldCo Shares to be issued in the Mergers will be duly authorized, validly issued, fully paid and non-assessable. Each holder of HoldCo Shares will be entitled to one vote for each HoldCo Share held upon all questions presented to the stockholders. Holders of HoldCo common stock will have the exclusive right to vote for the election of directors and for all other purposes (subject to the express terms of any preferred stock issued by HoldCo). The HoldCo stockholders will have no preemptive rights and no rights to convert such stockholders’ common stock into any other securities. There will also be no redemption or sinking fund provisions applicable to the HoldCo common stock.

HoldCo stockholders will be entitled to receive dividends as may be declared from time to time by the HoldCo Board out of funds legally available therefor. HoldCo stockholders are entitled to share pro rata, upon any liquidation or dissolution of HoldCo, in all remaining assets available for distribution to stockholders after payment or providing for HoldCo’s liabilities and the liquidation preference of any outstanding HoldCo preferred stock. The rights, preferences and privileges of the HoldCo common stockholders are subject to and may be adversely affected by the rights of holders of any series of HoldCo preferred stock that HoldCo may designate and issue after Delaware Merger Effective Time.

Prior to the completion of the Mergers, application will be made to list the HoldCo common stock on Nasdaq under the symbol “MRVL.”

Additional Classes or Series of Preferred Stock

The HoldCo Charter will permit the HoldCo Board, without further action by the holders of HoldCo common stock, to cause HoldCo to issue up to 8,000,000 shares of preferred stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series. Accordingly, without action by the holders of HoldCo common stock, the HoldCo Board may designate and authorize the issuance of additional classes or series of HoldCo preferred stock having voting rights, dividend rights, conversion rights, redemption provisions (including sinking fund provisions) and rights in liquidation, dissolution or winding up that are superior to those of HoldCo common stock.

HoldCo Charter and Bylaw Provisions

A number of provisions in the HoldCo Charter and the HoldCo Bylaws may make it more difficult to acquire control of HoldCo or remove its management.

Removal of Directors; Board Vacancies; Board Size

The HoldCo Charter provides for the removal of any of its directors without cause and requires a stockholder vote of at least a majority of the voting power of the then outstanding voting stock. In addition, the HoldCo Charter provides that any vacancy occurring on the HoldCo Board may be filled by a majority of directors then in office, even if less than a quorum. Finally, the authorized number of directors may be changed only by a resolution of the HoldCo Board. This system of removing directors, filling vacancies and fixing the size of the board makes it more difficult for stockholders to replace a majority of the directors.

Advance Notice of Proposals and Nominations

The HoldCo Bylaws provide that stockholders must give timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. Generally, to be timely, a stockholder’s notice will be required to be delivered to the principal executive offices of HoldCo not later than the 90th day nor earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the special meeting was mailed or public disclosure of the date of the special meeting was made.

For additional detail on these provisions, please see “Comparison of Rights—Notice of Shareholder Proposals and Nomination of Director Candidates by Shareholders” beginning on page 212. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Limits on Special Meetings

The HoldCo Charter provides that a special meeting of the stockholders: (1) may be called at any time by the HoldCo Board and (2) shall be called by the chair of the HoldCo Board or the secretary of HoldCo upon the written request or requests of one or more persons that (a) own (as defined in the HoldCo Bylaws) shares representing at least 10% of the voting power of the stock outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting at the time a request is delivered; and (b) comply with such procedures for calling a special meeting of stockholders as may be set forth in the HoldCo Bylaws.

Amendment of the HoldCo Bylaws

The HoldCo Board will be authorized to adopt, amend and repeal the HoldCo Bylaws. HoldCo stockholders also will have the power to adopt, amend and repeal the HoldCo Bylaws by a stockholder vote of at least a majority of the voting power of the then outstanding voting stock.

Preferred Stock

HoldCo’s ability to issue an indeterminate number of shares of the authorized shares of preferred stock with such rights, privileges and preferences as the HoldCo Board may fix may have the effect of delaying or preventing a takeover or other change of control of HoldCo. Please see “Delaware Incorporation and Description of HoldCo Capital Stock—Additional Classes or Series of Preferred Stock” above.

Shareholder Rights Plan

Consistent with the Marvell Bye-Laws, the HoldCo Bylaws provide that the HoldCo Board is expressly authorized to adopt a shareholder rights plan as a defensive measure at any time it determines to be in the best interest of HoldCo and its shareholders, including in response to any pending or threatened unsolicited offer in respect of a business combination. The HoldCo Bylaws further provide that any shareholder rights plan adopted must either (1) have a term of less than 12 months or (2) be submitted to the stockholders for approval by not more than 12 months following adoption of the plan. In addition, any such shareholder rights plan must not contain provisions that limit the discretion of new directors to amend or redeem the rights under the plan.

Anti-Takeover Statute

HoldCo has not opted out of Section 203 of the DGCL.

Section 203 of the DGCL generally prohibits a publicly traded company from entering into a business combination (including a merger, sale of assets or transfer of stock) with an “interested stockholder” for a period of three years after the person becomes an interested stockholder, unless, among other exceptions, before the time the person became an interested stockholder, the board of directors of the corporation approved either the relevant business combination or the transaction that resulted in such stockholder becoming an interested stockholder. An “interested stockholder” is defined as either (i) the owner of 15% or more of the outstanding voting stock or (ii) an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock at any time within the three-year period immediately before the date that such person became an interested stockholder.

Exclusive Forum

The HoldCo Charter provides that unless HoldCo, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (including claims in the right of HoldCo that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States. The exclusive forum provision does not apply to actions arising under the Exchange Act. Since Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, a state court may permit a defendant to pursue an action arising under the Securities Act in state court. While the Delaware Supreme Court has recently upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to the exclusive forum provision in the HoldCo Charter, a court of a state other than the State of Delaware could decide that such provisions are not enforceable under the laws of that state.

COMPARISON OF RIGHTS

The following is a summary of the material differences between the rights of Marvell shareholders, Inphi stockholders and HoldCo stockholders. The rights of Marvell shareholders are currently governed by the laws of Bermuda, the Marvell Memorandum of Association and the Marvell Bye-Laws. The rights of Inphi stockholders are currently governed by the DGCL, the Inphi Charter and the Inphi Bylaws. Following completion of the Mergers, the rights of Marvell shareholders and Inphi stockholders who become HoldCo stockholders in the Mergers will be governed by the DGCL, the HoldCo Charter and the HoldCo Bylaws.

The following summary is not a complete statement of the rights of the shareholders of any of the three companies or a complete description of the specific provisions referred to below. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. This summary is qualified in its entirety by reference to Marvell’s, Inphi’s and HoldCo’s constituent documents, which you are urged to read carefully.

Forms of the HoldCo Charter and the HoldCo Bylaws are attached as Annexes F and G, respectively, to this joint proxy statement/prospectus and are incorporated herein by reference. Marvell and Inphi have filed with the SEC their respective constituent documents and will send copies of these documents to you, without charge, upon your request. For additional information, please see the section titled “Where You Can Find More Information” beginning on page 262.

	Marvell	Inphi	HoldCo
Authorized Share Capital

Marvell’s authorized share capital consists of 1,000,000,000 shares, par value $0.002 per share.

According to the Marvell Bye-Laws, the share capital is divided into two classes of shares to be designated respectively as “Common Stock” and “Preferred Stock.” The Marvell Board is authorized to fix the number of shares of any series of the preferred stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of the preferred.

Inphi’s authorized share capital consists of 510,000,000 shares, of which 500,000,000 shall be common stock, $0.001 par value per share, and 10,000,000 shall be preferred stock, $0.001 par value per share.

The Inphi Board is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock, and the number of shares constituting any such series and the designation thereof, or of any of them.

HoldCo’s authorized share capital consists of 1,258,000,000 shares, of which 1,250,000,000 shall be common stock, par value $0.002 per share, and 8,000,000 shall be preferred stock, par value $0.002 per share.

The HoldCo Board is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock, and the number of shares constituting any such series and the designation thereof, or of any of them.

Dividends and Other Distributions	Under Bermuda law, the excess of any consideration paid on the issue of shares over the aggregate par value of such shares must (except	Under the DGCL, the directors of every corporation, subject to any restrictions contained in its certificate of incorporation, may	Under the DGCL, the directors of every corporation, subject to any restrictions contained in its certificate of incorporation, may

Marvell	Inphi	HoldCo

in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances.

A Bermuda company may also create a contributed surplus account and may credit to such account any cash and other property paid or transferred to the company as sole beneficial owner. The amount standing to the credit of a company’s contributed surplus account may be distributed to shareholders.

In accordance with the Bermuda Companies Act, Marvell may pay dividends on its issued shares in accordance with the Marvell Bye-Laws and the rights attaching to the company’s shares. Dividends may be declared by a company’s board of directors out of any funds of the company legally available for the payment of such dividends, subject to any preferred dividend right of any holders of any preferred shares from time to time.

declare and pay dividends upon shares of its capital stock:

(1) out of its surplus, as defined in the DGCL, or

(2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

If the capital of the corporation, computed in accordance with the DGCL, will have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of such corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

declare and pay dividends upon shares of its capital stock:

(1) out of its surplus, as defined in the DGCL, or

(2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

If the capital of the corporation, computed in accordance with the DGCL, will have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of such corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Under the Bermuda Companies Act, a company may not make a dividend or distribution out of contributed surplus if there are reasonable grounds for believing	Nothing in the relevant subsection of the DGCL shall invalidate or otherwise affect a note, debenture or other obligation of Inphi paid by it as a dividend on	Nothing in the relevant subsection of the DGCL shall invalidate or otherwise affect a note, debenture or other obligation of Inphi paid by it as a dividend on

	Marvell	Inphi	HoldCo

that: (1) the company is, or would, after the payment, be unable to pay its liabilities as they become due; or (2) the realizable value of the company’s assets would thereby be less than its liabilities.

Subject to certain exceptions, the Marvell Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Marvell shareholders according to such shareholders’ rights and interests, including such interim dividends as appear to the Marvell Board to be justified by Marvell’s financial position. The Marvell Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to the Marvell Bye-Laws, in paying up in full Marvell shares in Marvell to be issued to Marvell shareholders credited as fully paid or partly paid or partly in any way and partly the other.

shares of its stock, or any payment made thereon, if at the time such note, debenture or obligation was delivered by Inphi, Inphi had either surplus or net profits as provided in (1) or (2) above from which the dividend could lawfully have been paid.

The Inphi Charter and the Inphi Bylaws provide that dividends may be paid in cash, in property or in shares of capital stock, when and if declared by the Inphi Board and subject to the preferential rights of the preferred stock.

shares of its stock, or any payment made thereon, if at the time such note, debenture or obligation was delivered by Inphi, Inphi had either surplus or net profits as provided in (1) or (2) above from which the dividend could lawfully have been paid.

The HoldCo Charter provides that, subject to the rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock shall be entitled to receive dividends to the extent permitted by the DGCL when, as and if declared by the HoldCo Board.

Convening of Special General Meetings	Under the Marvell Bye-Laws, the president or the chairman or any two directors or any director and the secretary or the Marvell Board may convene a special general meeting whenever in its judgment such a meeting is necessary, upon not less than five days’ notice which shall state the date,	The Inphi Charter and Inphi Bylaws provide that special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Inphi Charter, by Inphi’s secretary only at the request of the chairman of the Inphi Board, Inphi’s chief executive	The HoldCo Charter provides that a special meeting of the stockholders: (1) may be called at any time by the HoldCo Board and (2) shall be called by the chair of the HoldCo Board or the secretary of HoldCo upon the written request or requests of one or more persons that (a) own (as defined in the

	Marvell	Inphi	HoldCo

time, place and the general nature of the business to be considered at the meeting. A special general meeting shall, notwithstanding that it is called on shorter notice than that specified in the Marvell Bye-Laws, be deemed to have been properly called if it is so agreed by a majority in number of the shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat.

officer or by a resolution duly adopted by the affirmative vote of a majority of the Inphi Board. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

HoldCo Bylaws) shares representing at least 10% of the voting power of the stock outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting at the time a request is delivered; and (b) comply with such procedures for calling a special meeting of stockholders as may be set forth in the HoldCo Bylaws.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

Right to Call Special General Meeting on Requisition	The Bermuda Companies Act requires a board of directors, on the requisition of shareholders holding at the date of deposit of the requisition shares representing 10% or more of the aggregate voting power of a company, to forthwith proceed to convene a special general meeting and the provisions of the Bermuda Companies Act shall apply. The Marvell Bye-Laws contain a provision consistent with this provision.	Not applicable.	Not applicable.

Shareholder Action by Written Consent	Consistent with the Bermuda Companies Act, the Marvell Bye-Laws provide that subject to a statutory exception (see below), anything which may be done by resolution of the shareholders in	The Inphi Charter provides that no action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting. The power of	The HoldCo Charter provides that any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and

	Marvell	Inphi	HoldCo
	general meeting or by resolution of any class of shareholders in a separate general meeting may be done by resolution in writing. Such resolution in writing must be signed by or on behalf of all the shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution. The statutory exceptions are that a written resolution may not be used to remove an auditor before the expiration of his term of office or remove a director before the expiration of his term of office.	stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.	without a vote by consent in accordance with Section 228 of the DGCL of all the stockholders that at the date of the resolution would be entitled to attend the meeting and vote on the resolution; provided that the provision shall not apply to any action to remove any director.

Notice of Shareholder Proposals and Nomination of Director Candidates by Shareholders

Under the Bermuda Companies Act, shareholders may require a company to: (1) give to the shareholder entitled to receive notice of the next annual general meeting notice of any resolution that shareholders can properly propose at that meeting; and/or (2) circulate to any Member (as defined therein) entitled to notice of any general meeting a statement in respect of any matter referred to in a proposed resolution or any business to be conducted at that meeting.

The number of shareholders necessary for such a request is either the number of shareholders representing not less than one-twentieth of the total voting rights of all the shareholders having at the

The Inphi Bylaws provide that nominations of persons for election to the Inphi Board may be made by any stockholder of record entitled to vote for the election of directors at the applicable meeting who complies with the notice procedures set forth in the Inphi Bylaws.

In the case of an annual meeting of stockholders, to be timely, a stockholder’s notice shall be received at Inphi’s principal executive offices not more than 120 days nor less than 90 days in advance of the anniversary of the date of the proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event

Nominations of persons for election to the HoldCo Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the corporation’s notice of meeting; (ii) by or at the direction of the HoldCo Board; (iii) by any stockholder of record at the time the notice is delivered to the secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the HoldCo Bylaws or (iv) by any Eligible Stockholder (as defined in the HoldCo Bylaws) whose notice is included in HoldCo’s proxy materials for the

Marvell	Inphi	HoldCo

date of the request a right to vote at the meeting to which the request relates, or not less than 100 shareholders.

The Marvell Bye-Laws provide that nominations of persons for election to the Marvell Board and the proposal of business other than nominations to be considered by the shareholders may be made at an annual general meeting only: (a) pursuant to Marvell’s notice of meeting; (b) by or at the direction of the Marvell Board; (c) by any Marvell shareholder who is a shareholder of record at the time of giving notice provided for in the Marvell Bye-Laws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in the Marvell Bye-Laws; (d) by any Eligible Member (as defined therein) whose Member Nominee (as defined therein) is included in Marvell’s proxy materials for the applicable annual general meeting, or (e) in accordance with the provisions of the Bermuda Companies Act.

For nominations or other business to be properly brought before an annual general meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof to the secretary. To be timely, a that no annual meeting was held in the previous year or the annual meeting is called for a date more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the secretary not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made.

In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder’s notice shall be received at Inphi’s principal executive offices not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

applicable annual meeting.

For nominations or other business to be properly brought before an annual general meeting by a shareholder pursuant to clause (iii) above, a stockholder’s notice must be delivered to the secretary at HoldCo’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by HoldCo.

	Marvell	Inphi	HoldCo
shareholder’s notice must be delivered to the secretary at such officer’s business address not less than 90 clear days or more than 120 clear days prior to the anniversary of the prior year’s annual general meeting; provided however, that in the event the annual general meeting is more than 30 days before or after the anniversary of the previous year’s annual general meeting, or if no annual general meeting was held in the preceding year, to be timely, notice by the shareholder must be so delivered not more than 120 clear days prior to such annual general meeting and not less than the later of 90 clear days prior to such annual general meeting or 10 clear days following the day on which public announcement of the date of such meeting is first made by Marvell.

Alternate Directors

Under the Bermuda Companies Act, any person may be appointed an alternate director by or in accordance with a resolution of the shareholders or by a director in such manner as may be provided in the Marvell Bye-Laws.

The Marvell Bye-Laws provide for alternate directors. Any Marvell general meeting may elect a person or persons to act as a Director in the alternative to any one or more of the Marvell

		Not applicable.	Not applicable.

	Marvell	Inphi	HoldCo
directors or may authorize the Marvell Board to appoint such alternate directors. Unless the Marvell shareholders otherwise resolve, any director may appoint an alternate director in the alternative to himself or herself by written notice to the company secretary.

Proxy Access	Under the Marvell Bye-Laws, a Marvell shareholder, or group of up to 20 Marvell shareholders, owning 3% or more of outstanding Marvell shares continuously for at least three years may nominate and include in Marvell’s proxy materials directors constituting up to the greater of 2 directors or 20% of the Marvell Board.	Not applicable.	Under the HoldCo Bylaws, a HoldCo stockholder, or group of up to 20 HoldCo stockholders, owning 3% or more of outstanding shares of HoldCo common stock continuously for at least three years may nominate and include in HoldCo’s proxy materials directors constituting up to the greater of 2 directors or 20% of the HoldCo Board.

Number of Directors	The Marvell Board shall consist of such number (not fewer than 2) of directors as the Marvell Board may from time to time determine.	The Inphi Bylaws provide that the Inphi Board shall consist of not fewer than 3 nor more than 11 directors as the Inphi Board may from time to time determine.	The HoldCo Board shall consist of not fewer than 2 nor more than 15 directors as the HoldCo Board may from time to time determine.

Election of Directors

The Marvell Bye-Laws provide that directors shall be elected by the Marvell shareholders on an annual basis at the annual general meeting. No person shall be appointed or reappointed a director at any general meeting unless:

(1) he or she is nominated by or at the direction of the Marvell Board or any authorized committee thereof;

		The Inphi Bylaws provide that the Inphi Board be divided into three classes to be as nearly equal in number as possible, each class serving staggered three-year terms and being as nearly equal in number as possible. Each class holds office until the third annual meeting of stockholders following the most recent election of such class.	The HoldCo Bylaws provide that at any meeting of stockholders at which directors are to be elected, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than uncontested elections, the

Marvell	Inphi	HoldCo

(2) in the case of an annual general meeting, he or she is nominated pursuant to Bye-law 13, or a notice that complies with Bye-law 35(1) has been delivered to the Secretary of Marvell regarding the intention of an eligible Marvell shareholder to propose that person for appointment or reappointment as a director; or

(3) in the case of a special general meeting, a notice that complies with Bye-laws 35(1) and 35(2) has been delivered to the Secretary of Marvell regarding the intention of an eligible Marvell shareholder to propose that person for appointment or reappointment as a director.

If, as of the record date for a meeting of Inphi stockholders for which directors are to be elected, the number of nominees for election of directors equals the number of directors to be elected (an “Uncontested Election”), each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at such meeting of stockholders, provided a quorum is present. For the purpose of an Uncontested Election, a majority of votes cast means that the number of votes “for” a director’s election must exceed fifty percent (50%) of the votes cast with respect to that director’s election. Votes “against” a director’s election will count as votes cast, but “abstentions” and “broker non-votes” will not count as votes cast with respect to that director’s election.

If, as of the record date for a meeting of Inphi stockholders for which directors are to be elected, the number of nominees for election of directors exceeds the number of directors to be elected, the nominees receiving a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present shall be elected.

nominees for election as a director shall be elected by a plurality of the votes cast.

Each director shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. Directors need not be stockholders unless so required by the HoldCo Charter or the HoldCo Bylaws.

	Marvell	Inphi	HoldCo
The Inphi Board has established procedures under which any director who is not elected in accordance with the above shall offer to tender his or her resignation to the Inphi Board.

Removal of Directors	The Marvell shareholders may, at any special general meeting convened, remove a director with or without Cause (as defined in the Marvell Bye-Laws) provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and be served on such director not less than 14 days before the meeting and at such meeting such director shall be entitled to be heard on the motion for such director’s removal.	The Inphi Bylaws provide that any director or the entire Inphi Board may be removed, but only for cause, by the holders of a majority of the voting power of the capital stock issued and outstanding then entitled to vote at an election of directors.	Any director, or the entire HoldCo Board, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon; provided, however, that whenever the holders of any class or series are entitled to elect one or more directors by the HoldCo Charter, with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply.

Vacancies on the Board of Directors	The office of a director shall be vacated upon the happening of any of the following events: if the director (1) is removed from office pursuant to the Marvell Bye-Laws or is prohibited from being a director by law; (2) is or becomes bankrupt or makes any arrangement or composition with his creditors generally; (3) is or becomes of unsound mind or dies; or (4) resigns his or her	The Inphi Charter provides that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Inphi Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole	Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the HoldCo Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole

	Marvell	Inphi	HoldCo

office by notice in writing to Marvell.

The Marvell Board shall have the power from time to time to appoint any person as a director to fill a vacancy on the board occurring as a result of the death, disability, disqualification or resignation of any director and to appoint an alternate director to any Director so appointed.

A vacancy on the Marvell Board created by the removal of a Director under the provisions of clause (1) above may be filled by the Marvell shareholders at the meeting in which such director is removed subject to compliance with the Bye-Law relating to business to be conducted at a special general meeting, and, in the absence of such election or appointment, the Marvell Board may fill the vacancy.

remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen in this manner shall hold office until their successors are duly elected and have qualified or until their earlier resignation or removal.

remaining director, and any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified.

Duties of Directors and Director Liability	The Bermuda Companies Act provides that the business of a company is to be managed and conducted by the board of directors. There is no statutory prescription in Bermuda setting out all of the duties of directors of Bermuda companies. A company’s memorandum of association and bye-laws, together with the Bermuda Companies Act and relevant case-law at common law, describe	Under Delaware law, directors are charged with a fiduciary duty of care (to act in an informed and deliberate manner) to protect the interests of the company and a fiduciary duty of loyalty (in good faith, not out of self- interest) to act in a manner the director reasonably believes to be in the best interests of the company and its stockholders. Such duties are generally owed to the company, but may be	Under Delaware law, directors are charged with a fiduciary duty of care (to act in an informed and deliberate manner) to protect the interests of the company and a fiduciary duty of loyalty (in good faith, not out of self- interest) to act in a manner the director reasonably believes to be in the best interests of the company and its stockholders. Such duties are generally owed to the company, but may be

Marvell	Inphi	HoldCo

the scope of the directors’ powers and duties.

At common law a director owes two types of duty to the company under Bermuda law: a fiduciary duty and a duty of skill and care. A director’s fiduciary duty has four main elements: (1) a duty to act in good faith in the best interests of the company; (2) a duty to exercise powers for a proper purpose; (3) a duty to avoid a conflict of interest; and (4) a duty not to make a secret profit from opportunities that arise from the office of director of the company.

Under the Bermuda Companies Act, every director in exercising his or her powers and discharging his duties shall: (a) act honestly and in good faith with a view to the best interests of the company; (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; and (c) disclose material conflicts of interest to the board of directors of the company at the first opportunity. In addition, the Bermuda Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

owed directly to stockholders in certain circumstances. Stockholders may have standing to pursue direct claims for breach of fiduciary duty in these circumstances.

The DGCL permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care. However, the law does not permit any limitation of liability of a director for:

(1) breaching the duty of loyalty to the corporation or its stockholders;

(2) facts or omissions not in good faith or that involve intentional misconduct or knowing violations of the law;

(3) any transaction from which the director derived an improper personal benefit; or

(4) paying a dividend or approving a stock repurchase that was illegal under Delaware law.

Under the Inphi Charter, liability of Inphi’s directors for monetary damages is eliminated to the fullest extent permitted under the DGCL.

owed directly to stockholders in certain circumstances. Stockholders may have standing to pursue direct claims for breach of fiduciary duty in these circumstances.

The DGCL permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care. However, the law does not permit any limitation of liability of a director for:

(1) breaching the duty of loyalty to the corporation or its stockholders;

(2) facts or omissions not in good faith or that involve intentional misconduct or knowing violations of the law;

(3) any transaction from which the director derived an improper personal benefit; or

(4) paying a dividend or approving a stock repurchase that was illegal under Delaware law.

Under the HoldCo Charter, liability of HoldCo’s directors for monetary damages is eliminated to the fullest extent permitted under the DGCL.

	Marvell	Inphi	HoldCo

Interested Directors

Under the Bermuda Companies Act and at common law, if a director or officer has an interest in a material contract he shall be deemed not to be acting honestly and in good faith if he or she does not declare at the first opportunity the nature of that interest either at a meeting of directors or in writing to the board of directors. Following a declaration being made pursuant to the Marvell Bye-Laws, and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Under the Marvell Bye-Laws, any director, or any director’s firm, partner or any company with whom any director is associated, may act in a professional capacity for Marvell and such director or such director’s firm, partner or such company shall be entitled to remuneration for professional services as if such director were not a director provided that nothing in the Marvell Bye-Laws shall authorize a director or director’s firm, partner or such company to act as auditor of Marvell.

		Under Section 144 of the DGCL, no contract or transaction between the corporation and one or more directors or officers, or between the corporation and any other entity in which the corporation’s directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason if (1) the material facts as to such interested director’s relationship or interests are disclosed or known to the board and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though less than a quorum, (2) such material facts are disclosed or known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by the stockholders, or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified.	Under Section 144 of the DGCL, no contract or transaction between the corporation and one or more directors or officers, or between the corporation and any other entity in which the corporation’s directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason if (1) the material facts as to such interested director’s relationship or interests are disclosed or known to the board and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though less than a quorum, (2) such material facts are disclosed or known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by the stockholders, or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified.

	Marvell	Inphi	HoldCo

Voting Rights, Proxies and Quorum Requirements

Every Marvell shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a written proxy executed and delivered in accordance with the Marvell Bye-Laws.

Subject to the Bermuda Companies Act, the Marvell Board may at its discretion waive any provisions of the Marvell Bye-Laws related to proxies or authorizations.

Subject to the Marvell Bye-Laws and rights or restrictions attaching to each class of share, each holder of a Marvell share present in person and every person holding a valid proxy at a meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

No shareholder shall (unless otherwise entitled under the Bermuda Companies Act) be entitled to vote at any general meeting unless such shareholder has paid all the calls on all shares held by such shareholder.

At any general meeting of Marvell two persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in Marvell throughout the meeting shall form a quorum for the transaction of

Each stockholder shall have one vote in respect of each share of stock held by such stockholder of record on the books of Inphi for the election of directors and on all matters submitted to a vote of Inphi stockholders.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock and entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless otherwise required by the DGCL, the Inphi Charter, or the Inphi Bylaws

Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such stockholder that has voting power upon the subject matter in question.

Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

At any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter.

	Marvell	Inphi	HoldCo
business. If Marvell shall only have one shareholder, one shareholder present in person or by proxy shall form a quorum for the transaction of business at any Marvell general meeting.

At each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, unless otherwise required by the DGCL or the HoldCo Charter.

Indemnification of Officers, Directors and Employees	Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company against (1) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (2) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty. A company may also purchase and maintain insurance for the benefit of any officer of the company against any liability incurred by him under the Bermuda Companies Act in his	The Inphi Charter and the Inphi Bylaws provide that Inphi shall indemnify, to the fullest extent authorized by the DGCL or any other applicable laws, each person who was or is made a party or is threatened to be made a party to or is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of Inphi, or is or was serving at the request of Inphi as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the corporation, or other enterprise (hereinafter an “Indemnitee”), against all	The HoldCo Bylaws provide that, HoldCo shall indemnify, to the fullest extent authorized by the DGCL, each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of HoldCo or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of HoldCo or while a director or officer of HoldCo is or was serving at the request of the corporation as a director, officer,

	Marvell	Inphi	HoldCo

capacity as an officer of the company or indemnifying such an officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer may be guilty in relation to the company. Nothing in the Bermuda Companies Act shall make such policy void or voidable.

The Marvell Bye-Laws provide that Marvell’s directors, secretary and other officers shall be indemnified and secured harmless out of the assets of Marvell from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

		expense, liability and loss actually and reasonably incurred or suffered by such Indemnitee in connection therewith.	employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by them in any such capacity, against all expense, liability and loss actually and reasonably incurred by such indemnitee.

Memorandum of Association / Charter Amendments

In accordance with the Bermuda Companies Act, the resolution of the Marvell shareholders at a general meeting is required to alter the Marvell Memorandum of Association.

Under the Bermuda Companies Act: (i) the

		Under Section 242 of the DGCL, a proposed amendment to the Inphi Charter must be approved by the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of	Under Section 242 of the DGCL, a proposed amendment to the HoldCo Charter must be approved by the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon and a majority of

	Marvell	Inphi	HoldCo
holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof; or (ii) the holders of not less than 20% of the debentures entitled to object to amendments to the memorandum of association have the right to apply to the court for an annulment of any amendment to the memorandum of association adopted by shareholders at any general meeting. Upon such application, the alteration will not have effect until it is confirmed by the court.

each class entitled to vote as a class.

The Inphi Charter provides that the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Paragraph A of Article V, Articles VI, VII, VIII and IX.

the outstanding stock of each class entitled to vote as a class.

The HoldCo Charter expressly reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in the HoldCo Charter, in the manner prescribed by the laws of the State of Delaware.

Amendment of Bye-Laws/Bylaws	The Marvell Bye-Laws shall not be rescinded, altered or amended and no new bye-law shall be made until the same has been approved by a resolution of the Marvell Board and by a resolution of the shareholders proposed for the consideration of the shareholders at any annual or special general meeting and approved by the affirmative votes of a majority of the votes cast in accordance with the provisions of the Marvell Bye-Laws and in the case of an equality of votes the resolution shall fail. Where changes to the Marvell Bye-Laws are proposed which vary the rights of a class or classes of shareholder, such specific class or classes’ specific approval may be	The Inphi Charter expressly authorize the Inphi Board to adopt, amend or repeal the Inphi Bylaws, without any action on the part of the stockholders, by the vote of at least a majority of the directors then in office. In addition to any vote of the holders of any class or series of stock required by law or the Inphi Charter, the Inphi Bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares of the capital stock entitled to vote in the election of directors, voting as one class; provided, however, that the affirmative vote of the holders representing only a	The HoldCo Charter expressly authorizes the HoldCo Board to adopt, amend or repeal the HoldCo Bylaws. Except as otherwise provided in the HoldCo Charter (including the terms of any preferred stock designation that require an additional vote) or the HoldCo Bylaws, and in addition to any requirements of law, the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of the HoldCo Bylaws.

	Marvell	Inphi	HoldCo
	required together with the potential for action to be taken by shareholders that oppose such amendments.	majority of the voting power of the shares of the capital stock entitled to vote in the election of directors, voting as one class, shall be required if such adoption, amendment or repeal of the Inphi Bylaws has been previously approved by the affirmative vote of at least two-thirds (2/3) of the directors then in office.

Business Combination

A Bermuda company may not enter into certain business transactions with its significant shareholders or affiliates without obtaining prior approval from its board of directors and, in certain instances, its shareholders. Examples of such business transactions include amalgamations, mergers, asset sales and other transactions in which a significant shareholder or affiliate receives or could receive a financial benefit that is greater than that received or to be received by other shareholders.

Section 106 of the Bermuda Companies Act requires the approval of 75% of the shareholders voting at a general meeting in person or represented by proxy to approve an amalgamation or merger transaction, unless a company’s bye-laws provide otherwise.

The Marvell Bye-Laws currently provide that a resolution proposed for

Inphi has not opted out of Section 203 of the DGCL.

Section 203 of the DGCL generally prohibits a publicly traded company from entering into a business combination (including a merger, sale of assets or transfer of stock) with an “interested stockholder” for a period of three years after the person becomes an interested stockholder, unless, among other exceptions, before the time the person became an interested stockholder, the board of directors of the corporation approved either the relevant business combination or the transaction that resulted in such stockholder becoming an interested stockholder. An “interested stockholder” is defined as either (i) the owner of 15% or more of the outstanding voting stock or (ii) an affiliate or associate of the corporation who was the owner of 15% or more of

HoldCo has not opted out of Section 203 of the DGCL.

Section 203 of the DGCL generally prohibits a publicly traded company from entering into a business combination (including a merger, sale of assets or transfer of stock) with an “interested stockholder” for a period of three years after the person becomes an interested stockholder, unless, among other exceptions, before the time the person became an interested stockholder, the board of directors of the corporation approved either the relevant business combination or the transaction that resulted in such stockholder becoming an interested stockholder. An “interested stockholder” is defined as either (i) the owner of 15% or more of the outstanding voting stock or (ii) an affiliate or associate of the corporation who was the owner of 15% or more of

	Marvell	Inphi	HoldCo

the consideration of the shareholders at any general meeting to approve a Business Combination (as defined in the Marvell Bye-laws) shall be approved by the affirmative votes of a majority of the votes cast in accordance with the provisions of the Marvell Bye-Laws. The Marvell Bye-Laws are silent with respect to the approval required for a merger transaction to which Marvell is a party. Therefore Section 106 of the Bermuda Companies Act requires that such a transaction be approved by 75% of the voting shareholders. If approved, the Marvell Bye-Law Amendment Proposal would reduce the approval threshold for such a transaction.

		the outstanding voting stock at any time within the three-year period immediately before the date that such person became an interested stockholder.	the outstanding voting stock at any time within the three-year period immediately before the date that such person became an interested stockholder.
Approval of Certain Transactions	The Bermuda Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, under the Bermuda Companies Act, certain forms of amalgamations, mergers and restructurings require shareholder approval.	Stockholder approval of business combinations: Under Delaware law, there is no statutory restriction on a Delaware corporation’s ability to acquire the business of another corporation. However, a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, generally must be approved by the holders of a majority of the	Stockholder approval of business combinations: Under Delaware law, there is no statutory restriction on a Delaware corporation’s ability to acquire the business of another corporation. However, a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, generally must be approved by the holders of a majority of the

	Marvell	Inphi	HoldCo
		shares entitled to vote thereon unless the certificate of incorporation provides otherwise. The Inphi Charter does not provide otherwise.	shares entitled to vote thereon unless the certificate of incorporation provides otherwise. The HoldCo Charter does not provide otherwise.

Inspection of Books and Records; Shareholder Lists

Under the Bermuda Companies Act the shareholders have access to the following: (1) a company’s public documents available at the Registrar of Companies; (2) directly from the company: (a) copies of the memorandum of association and the bye- laws in return for payment; (b) minutes of general meetings; and (c) audited financial statements of the company, which must be placed before the shareholders at an annual general meeting. The Bermuda Companies Act also provides that during business hours the register of Members and the register of directors and officers must be open to inspection by the public at a company’s registered office for at least two hours each day. A company is required to maintain a share register in Bermuda but may, subject to the provisions of the Bermuda Companies Act, establish a branch register outside Bermuda.

Bermuda law does not, however, provide for a general right for shareholders to inspect or

Under the DGCL, any stockholder may inspect Inphi’s books and records for a proper purpose.

The Inphi Bylaws provide that the officer who has charge of the stock ledger of Inphi shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of registered shares in the name of each stockholder.

Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (1) on a reasonably accessible network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during normal business hours, at the principal place of business of Inphi.

The list remains open to examination to any stockholder during the

Under the DGCL, any stockholder may inspect HoldCo’s books and records for a proper purpose.

The HoldCo Bylaws provide that HoldCo shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least 10 days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the

	Marvell	Inphi	HoldCo
	obtain copies of any other corporate records.	time of the meeting as provided by the DGCL.

notice of meeting; or (2) during ordinary business hours at the principal place of business of HoldCo.

The list remains open to examination to any stockholder during the time of the meeting as provided by the DGCL.

Appraisal Rights / Dissenters’ Rights	Under the Bermuda Companies Act, a dissenting shareholder of an amalgamating or merging company who did not vote in favor of the amalgamation or merger and who is not satisfied that he or she has been offered fair value for his or her shares may within one month after the giving of the notice sent to each shareholder calling the meeting at which the amalgamation or merger was decided upon apply to the Bermuda Court to appraise the fair value of his or her shares.

Under the DGCL, with certain exceptions, Inphi stockholders will have appraisal rights in connection with a merger or consolidation of Inphi. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of such stockholders’ shares as determined by the Delaware Court of Chancery.

For further information on appraisal rights, see “Delaware Appraisal Rights.”

Under the DGCL, with certain exceptions, HoldCo stockholders will have appraisal rights in connection with a merger or consolidation of HoldCo. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of such stockholders’ shares as determined by the Delaware Court of Chancery.

Shareholder’s and Derivative Suits

The Bermuda courts generally follow English law precedent, which permits a shareholder action in the name of the company to remedy a wrong done to the company.

The Marvell Bye-Laws provide that each shareholder agrees to waive any claim or right in action such shareholder might have, whether individually or by or in the right of

		Under the DGCL, any of Inphi’s stockholders may bring an action in Inphi’s name to procure a judgment in Inphi’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Inphi Shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and the	Under the DGCL, any of HoldCo’s stockholders may bring an action in HoldCo’s name to procure a judgment in HoldCo’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of HoldCo Shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and

	Marvell	Inphi	HoldCo
	Marvell, against any director or officer on account of any action taken by such director or officer or the failure of such director or officer to take any action in the performance of his duties with or for Marvell, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer or to any matter arising under the United States federal securities laws.	stockholder remains a holder of Inphi Shares through the course of the derivative litigation.	the stockholder remains a holder of HoldCo Shares through the course of the derivative litigation.

Preemptive Rights; Stock Designations

Under Bermuda law, no shareholder has a preemptive right to subscribe for additional issues of a company’s shares unless, and to the extent that, the right is expressly granted to the shareholder under the bye-laws of a company or under any contract between the shareholder and the company.

Common Stock: The Marvell Bye-Laws do not provide for any pre-emption rights on a transfer or an issue of Marvell common shares.

Preferred Stock: The Preferred Stock may be issued from time to time in one or more series and the Marvell Bye-Laws permit the board to fix the number of shares of any series of the Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions

Under the DGCL, no security holders of a corporation shall have preemptive rights unless, and except to the extent that, such rights are provided in the corporation’s certificate of incorporation.

Common Stock: The Inphi Charter is silent with respect to preemptive rights for holders of Inphi Shares.

Preferred Stock: The Inphi Charter authorizes the Inphi Board to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock, the number of shares constituting any such series and the designation of any such shares or series of preferred stock.

Under the DGCL, no security holders of a corporation shall have preemptive rights unless, and except to the extent that, such rights are provided in the corporation’s certificate of incorporation.

Common Stock: The HoldCo Charter is silent with respect to preemptive rights for holders of HoldCo common stock.

Preferred Stock: The HoldCo Charter authorizes the HoldCo Board to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock, the number of shares constituting any such series and the designation of any such shares or series of preferred stock.

	Marvell	Inphi	HoldCo
granted to or imposed upon any wholly unissued series of the Preferred Stock and to increase or decrease the number of shares in any such series subsequent to the issue of shares of that series.
Required Purchase and Sale of Shares

Under the Bermuda Companies Act, a purchaser is generally able to compulsorily acquire the shares of minority holders in the following ways:

(1) by a court approved scheme of arrangement under the Bermuda Companies Act. Dissenting shareholders do not have express statutory appraisal rights but the Bermuda Court will only sanction a scheme if it is fair. Any scheme must be approved by a majority in number representing three-fourths in value of the shareholders present and voting either in person or by proxy at the requisite special general meeting. If there are dissenting shareholders who hold more than 10% of the shares, the Bermuda Court might be persuaded not to exercise its discretion to sanction the scheme on the ground that the scheme constitutes a takeover under the Bermuda Companies Act and requires 90% acceptance; or

(2) by a squeeze-out of minority shareholders in a Bermuda company by

Section 253 of the DGCL governs short form mergers. Under Section 253 of the DGCL, if a corporation owns at least 90% of the outstanding shares of each class of stock of its subsidiary that are entitled to vote on a merger, the parent’s board of directors is authorized to merge itself into the subsidiary or to merge the subsidiary corporation into the parent without the approval of either corporation’s shareholders and without the approval of the subsidiary’s board of directors; provided that one of the companies involved in such merger is a Delaware corporation, while the other is either a Delaware corporation or a corporation organized in a domestic or alien jurisdiction that permits a corporation of such jurisdiction to merge with a corporation of another jurisdiction.

When completing a short form merger under the DGCL, where all of the shares of the subsidiary corporation are not

Section 253 of the DGCL governs short form mergers. Under Section 253 of the DGCL, if a corporation owns at least 90% of the outstanding shares of each class of stock of its subsidiary that are entitled to vote on a merger, the parent’s board of directors is authorized to merge itself into the subsidiary or to merge the subsidiary corporation into the parent without the approval of either corporation’s shareholders and without the approval of the subsidiary’s board of directors; provided that one of the companies involved in such merger is a Delaware corporation, while the other is either a Delaware corporation or a corporation organized in a domestic or alien jurisdiction that permits a corporation of such jurisdiction to merge with a corporation of another jurisdiction.

When completing a short form merger under Delaware law, where all of the shares of the subsidiary corporation

	Marvell	Inphi	HoldCo

way of a general offer followed by a squeeze-out under the Bermuda Companies Act. Broadly, if the offer is approved by the holders of 90% in value of the shares which are the subject of the offer, the offeror can compulsorily acquire the shares of dissenting shareholders; or

(3) by the holders of 95% or more of the shares or any class of shares serving a notice on the remaining shareholders or class of shareholders under the Bermuda Companies Act.

		owned by the parent corporation, a company has a statutory duty to send the target stockholders a copy of Section 262 of the DGCL, Delaware’s appraisal statute, and a notice informing them about the approval of the merger, the effective date of the merger and such stockholder’s right to seek appraisal.	are not owned by the parent corporation, a company has a statutory duty to send the target stockholders a copy of Section 262 of the DGCL, Delaware’s appraisal statute, and a notice informing them about the approval of the merger, the effective date of the merger and such stockholder’s right to seek appraisal.

Exclusive Forum	Not applicable.	The Inphi Charter provides that unless Inphi consents in writing to the selection of an alternative forum: (a) any derivative action or proceeding brought on behalf of Inphi, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Inphi to Inphi or Inphi stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Inphi Charter or Inphi Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware.	The HoldCo Charter provides that unless HoldCo, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (including claims in the right of HoldCo that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located

Marvell	Inphi	HoldCo
within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States. The exclusive forum provision does not apply to actions arising under the Exchange Act. Since Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, a state court may permit a defendant to pursue an action arising under the Securities Act in state court. While the Delaware Supreme Court has recently upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to the exclusive forum provision in the HoldCo Charter, a court of a state other than the State of Delaware could decide that such provisions are not enforceable under the laws of that state.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 29, 2020, Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub and Inphi entered into the Merger Agreement. Pursuant to the Merger Agreement and the Statutory Merger Agreement, Bermuda Merger Sub will be merged with and into Marvell, with Marvell continuing as a wholly owned subsidiary of HoldCo. Pursuant to the Merger Agreement, one minute after the completion of the Bermuda Merger, Delaware Merger Sub will be merged with and into Inphi, with Inphi continuing as a wholly owned subsidiary of HoldCo. Marvell and Inphi expect to complete the Mergers during the second half of 2021.

Upon completion of the Mergers, the right of holders of Inphi convertible notes to convert each $1,000 principal amount of their notes into Inphi Shares will be changed into the right to convert each $1,000 principal amount of their notes into the merger consideration that a holder of a number of Inphi Shares equal to the conversion rate immediately prior to the Mergers would have been entitled to receive. In connection with the Mergers, each Inphi Share will be converted into the right to receive 2.323 HoldCo Shares and $66.00 in cash, without interest, plus cash in lieu of any fractional HoldCo Shares. Marvell expects the holders of the convertible notes outstanding after the Mergers to convert the notes shortly thereafter. The carrying value of the two series of Inphi convertible notes issued in 2016 and 2020 has been adjusted to fair value and the probable conversion of the convertible notes has been presented as a separate material transaction. Refer to Note 7 of the “Notes to Unaudited Pro Forma Condensed Combined Financial Information” for more information on the Inphi convertible notes.

Prior to the Mergers, on December 6, 2019, Marvell completed the Wi-Fi Connectivity Business Divestiture to NXP. The Wi-Fi Connectivity Business Divestiture contained Marvell’s portfolio of connectivity solutions, including Wi-Fi, and Wi-Fi/Bluetooth integrated SOCs and related assets. Refer to Note 10 of the “Notes to Unaudited Pro Forma Condensed Combined Financial Information” for more information on the Wi-Fi Connectivity Business Divestiture.

Prior to the Mergers, on January 10, 2020, Inphi completed the eSilicon Acquisition. Inphi acquired eSilicon to accelerate their roadmap in developing electro-optics solutions for cloud and telecommunications customers. Refer to Note 11 of the “Notes to Unaudited Pro Forma Condensed Combined Financial Information” for more information on the eSilicon Acquisition.

The following unaudited pro forma condensed combined financial information included herein presents the combination of the historical consolidated financial statements of Marvell and Inphi, adjusted to give effect to the Mergers and to the Debt Financing (as described in “The Mergers—No Financing Condition; Financing”). At the Bermuda Merger Effective Time, each Marvell Share issued and outstanding immediately prior to the Bermuda Merger Effective Time (other than Marvell Shares held by Marvell, HoldCo, Bermuda Merger Sub or Inphi or any subsidiary of Marvell or Inphi) will be converted into the right to receive one HoldCo Share. At the Delaware Merger Effective Time, each Inphi Share issued and outstanding immediately prior to the Delaware Merger Effective Time (other than (i) Inphi Shares held by Inphi, Marvell, HoldCo, Delaware Merger Sub or any other subsidiary of Marvell or Inphi and (ii) Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) will be converted into the right to receive 2.323 HoldCo Shares and $66.00 in cash, without interest, plus cash in lieu of any fractional HoldCo Shares. The unaudited pro forma condensed combined balance sheet as of October 31, 2020 gives effect to the Mergers as if they had been completed on October 31, 2020 and combines the unaudited condensed consolidated balance sheet of Marvell as of October 31, 2020 with Inphi’s unaudited condensed consolidated balance sheet as of September 30, 2020. The unaudited pro forma condensed combined financial information and related notes have been prepared utilizing period ends that differ by fewer than 93 days, as permitted by Regulation S-X.

The unaudited pro forma condensed combined statements of operations for the year ended February 1, 2020 and the nine months ended October 31, 2020 give effect to the Mergers as if they had occurred on February 3, 2019, the beginning of the annual period presented. The unaudited pro forma condensed combined statement of operations for the year ended February 1, 2020 combines the audited consolidated statement of operations of Marvell for the year ended February 1, 2020 with Inphi’s audited consolidated statement of operations for the year ended December 31, 2019 and gives effect to the eSilicon Acquisition and Wi-Fi Connectivity Business Divestiture as if they had occurred on February 3, 2019. The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2020 combines the unaudited condensed consolidated statement of operations of Marvell for the nine months ended October 31, 2020 with Inphi’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2020 and gives effect to the eSilicon Acquisition as if it had occurred on February 3, 2019.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited condensed combined pro forma financial information;

•

the separate audited consolidated financial statements of Marvell as of and for the year ended February 1, 2020 and the related notes, included in Marvell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, incorporated by reference into this joint proxy statement/prospectus;

•

the separate unaudited condensed consolidated financial statements of Marvell as of and for the nine months ended October  31, 2020 and the related notes, included in Marvell’s Quarterly Report on Form 10-Q for the period ended October  31, 2020, incorporated by reference into this joint proxy statement/prospectus;

•

the separate audited consolidated financial statements of Inphi as of and for the year ended December 31, 2019 and the related notes, included in Inphi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, incorporated by reference into this joint proxy statement/prospectus;

•

the separate unaudited condensed consolidated financial statements of Inphi as of and for the nine months ended September  30, 2020 and the related notes, included in Inphi’s Quarterly Report on Form 10-Q for the period ended September  30, 2020, incorporated by reference into this joint proxy statement/prospectus;

•

the separate audited consolidated financial statements of eSilicon as of and for the year ended March 31, 2019 and the related notes, included in Inphi’s Form 8-K/A filed on March 23, 2020, incorporated by reference into this joint proxy statement/prospectus; and

•

the separate unaudited condensed consolidated financial statements of eSilicon as of December 31, 2019 and for the nine months ended December 31, 2019 and December  31, 2018 and the related notes included in Inphi’s Current Report on Form 8-K filed on December 22, 2020, incorporated by reference into this joint proxy statement/prospectus.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Mergers been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, with early application of SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The Delaware Merger is reflected in the pro forma condensed combined financial statements using the acquisition method of accounting under ASC 805, which requires that one of the two companies in the Mergers be designated as the acquirer for accounting purposes. Based on the evidence available, Marvell has been designated as the acquirer in the Delaware Merger for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement.

Marvell intends to complete the valuations and other studies upon completion of the Mergers and will finalize the allocation of consideration as soon as practicable, but in no event later than one year following the closing date of the Mergers. The assets and liabilities of Inphi have been measured based on various preliminary estimates using assumptions that Marvell believes are reasonable based on information that is currently available. In addition, the proposed Mergers have not yet received all necessary approvals from governmental authorities. Under the HSR Act and other relevant laws and regulations, there are significant limitations regarding the information Marvell and Inphi can share with each other prior to the completion of the Mergers. Accordingly, the transaction related adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements prepared in accordance with Article 11 of Regulation S-X. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

Upon completion of the Mergers, HoldCo will perform a detailed review of Inphi’s accounting policies. As a result of that review, HoldCo may identify differences between the accounting policies of Marvell and Inphi that, when conformed, could have a material impact on the consolidated financial statements of the combined company. At this time, Marvell is not aware of any significant accounting policy differences. The pro forma financial statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the Mergers, or the costs to combine the operations of Marvell and Inphi, or the costs necessary to achieve these cost or growth synergies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF OCTOBER 31, 2020

(In thousands)

	Historical		Reclassification Adjustments (Note 4)	Debt Financing Adjustments (Note 6)			Transaction Related Adjustments (Note 8)			Convertible Notes Adjustments (Note 7)
	October 31, 2020	September 30, 2020											October 31, 2020
	Marvell	Inphi											Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$832,041	$147,907	$—	$4,249,751	6	(a)	$(3,603,679)	8	(a)	$(213,322)	7	(a)	$1,412,698
Investments in marketable securities	—	75,077	(75,077)	—			—			—			—
Accounts receivable, net	490,271	95,239	—	—			—			—			585,510
Inventories	268,396	108,565	—	—			180,678	8	(b)	—			557,639
Prepaid expenses and other current assets	68,618	16,046	75,077	(11,150)	6	(b)	—			—			148,591

Total current assets	1,659,326	442,834	—	4,238,601			(3,423,001)			(213,322)			2,704,438
Property and equipment, net	331,769	126,177	—	—			16,423	8	(c)	—			474,369
Goodwill	5,336,356	181,688	—	—			6,897,366	8	(d)	—			12,415,410
Acquired intangible assets, net	2,380,382	256,170	—	—			3,850,130	8	(e)	—			6,486,682
Deferred tax assets	646,837	—	2,245	—			(2,245)	8	(f)	—			646,837
Right of use assets, net	—	32,263	(32,263)	—			—			—			—
Other non-current assets	470,102	31,549	30,018	(11,063)	6	(c)	—			—			520,606

Total assets	$10,824,772	$1,070,681	$—	$4,227,538			$7,338,673			$(213,322)			$23,248,342

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$224,112	$43,863	$—	$—			$—			$—			$267,975
Deferred revenue	—	3,238	(3,238)	—			—			—			—
Accrued liabilities	406,986	16,134	46,955	(39)	6	(d)	111,817	8	(g)	—			581,853
Accrued employee compensation	187,982	17,983	—	—			—			—			205,965
Short-term debt	349,004	—	—	2,530,910	6	(e)	—			—			2,879,914
Convertible debt	—	107,699	—	—			116,574	8	(h)	(224,273)	7	(b)	0
Other current liabilities	—	43,717	(43,717)	—			—			—			—

Total current liabilities	1,168,084	232,634	—	2,530,871			228,391			(224,273)			3,935,707
Long-term debt	992,801	—	—	1,696,528	6	(e)	—			—			2,689,329
Convertible debt	—	400,426	—	—			411,785	8	(h)	(812,211)	7	(c)	—
Deferred tax liabilities	—	—	—	—			424,757	8	(f)	—			424,757
Other non-current liabilities	274,270	64,940	—	—			—			—			339,210

Total liabilities	2,435,155	698,000	—	4,227,399			1,064,933			(1,036,484)			7,389,003
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—	—	—			—			—
Common stock	1,343	52	—	—			196	8	(j)	24	7	(d)	1,615
Additional paid-in capital	6,260,906	661,586	—	—			6,100,178	8	(j)	763,466	7	(d)	13,786,136
Accumulated other comprehensive income	—	1,567	—	—			(1,567)	8	(j)	—			—
Retained earnings	2,127,368	(290,524)	—	139	6	(f)	174,933	8	(i)	59,672	7	(e)	2,071,588

Total shareholders’ equity	8,389,617	372,681	—	139			6,273,740			823,162			15,859,339

Total liabilities and shareholders’ equity	$10,824,772	$1,070,681	$—	$4,227,538			$7,338,673			$(213,322)			$23,248,342

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED FEBRUARY 1, 2020

(In thousands, except per share amounts)

	Pro Forma	Pro Forma								Year Ended February 1, 2020
	Year Ended February 1, 2020	Year Ended December 31, 2019
	Marvell (Adjusted for Wi-Fi Divestiture) (Note 10)	Inphi (Adjusted for eSilicon Acquisition) (Note 11)	Reclassification Adjustments (Note 4)	Debt Financing Adjustments (Note 6)		Transaction Related Adjustments (Note 9)		Convertible Notes Adjustments (Note 7)		Pro Forma Combined
Net revenue	$2,464,159	$466,789	$—	$—		$—		$—		$2,930,948
Cost of goods sold	1,226,070	218,565	—	—		464,993	9(a)	—		1,909,628

Gross Profit	1,238,089	248,224	—	—		(464,993)		—		1,021,320

Operating expenses:
Research and development	986,346	220,905	—	—		263,051	9(b)	—		1,470,302
Selling, general and administrative	449,679	—	108,401	—		259,822	9(c)	—		817,902
Sales and marketing	—	55,006	(55,006)	—		—		—		—
General and administrative	—	53,395	(53,395)	—		—		—		—
Litigation settlement	—	—	—	—		—		—		—
Restructuring related charges	55,328	—	—	—		—		—		55,328

Total operating expenses	1,491,353	329,306	—	—		522,873		—		2,343,532

Operating income (loss)	(253,264)	(81,082)	—	—		(987,866)		—		(1,322,212)
Interest income	4,816	—	9,252	—		—		—		14,068
Interest expense	(85,631)	(34,920)	—	(91,589)	6(g)	—		33,091	7(e)	(179,049)
Other income, net	1,122,555	11,419	(9,252)	—		—		—		1,124,722

Income (loss) before income taxes	788,476	(104,583)	—	(91,589)		(987,866)		33,091		(362,471)
Provision (benefit) for income taxes	(787,373)	989	—	—		(75,355)	9(d)	7,611		(854,128)

Net income (loss)	$1,575,849	$(105,572)	$—	$(91,589)		$(912,511)		$25,480		$491,657

Net income per share:
Basic	$2.37	$(2.33)								$0.61
Diluted	$2.33	$(2.33)								$0.60
Weighted average shares:
Basic	664,709	45,227								801,347	9(e)
Diluted	676,094	45,227								815,557	9(e)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED OCTOBER 31, 2020

(In thousands, except per share amounts)

	Historical	Pro Forma
	Nine Months Ended October 31, 2020	Nine Months Ended September 30, 2020											Nine Months Ended October 31, 2020
	Marvell	Inphi (Adjusted for eSilicon Acquisition) (Note 11)	Reclassification Adjustments (Note 4)	Debt Financing Adjustments (Note 6)			Transaction Related Adjustments (Note 9)			Convertible Notes Adjustments (Note 7)			Pro Forma Combined
Net revenue	$2,171,081	$499,876	$—	$—			$—			$—			$2,670,957
Cost of goods sold	1,103,863	230,195	—	—			180,231	9	(a)	—			1,514,289

Gross Profit	1,067,218	269,681	—	—			(180,231)			—			1,156,668
Operating costs and expenses:
Research and development	812,360	199,432	—	—			127,378	9	(b)	—			1,139,170
Selling, general and administrative	350,322	—	71,942	—			48,840	9	(c)	—			471,104
Sales and marketing	—	45,416	(45,416)	—			—			—			—
General and administrative	—	26,526	(26,526)	—			—			—			—
Restructuring and other related charges	161,189	—	—	—			—			—			161,189

Total operating costs and expenses	1,323,871	271,374	—	—			176,218			—			1,771,463

Operating income (loss)	(256,653)	(1,693)	—	—			(356,449)			—			(614,795)
Interest expense	(48,531)	(27,325)	—	(30,069)	6	(g)	—			26,581	7	(e)	(79,344)
Loss on early extinguishment of debt	—	(13,446)	—	—			—			—			(13,446)
Interest income	2,243	—	2,464	—			—			—			4,707
Other income (expense), net	3,613	8,769	(2,464)	—			—			—			9,918

Income (loss) before income taxes	(299,328)	(33,695)	—	(30,069)			(356,449)			26,581			(692,960)
Provision (benefit) for income taxes	(5,494)	1,473	—	—			(13,176)	9	(d)	6,114			(11,083)

Net income (loss)	$(293,834)	$(35,168)	$—	$(30,069)			$(343,273)			$20,467			$(681,877)

Net income (loss) per share:
Basic	$(0.44)	$(0.72)											$(0.85)
Diluted	$(0.44)	$(0.72)											$(0.85)
Weighted average shares:
Basic	667,186	48,986											803,824	9	(e)
Diluted	667,186	48,986											803,824	9	(e)

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Mergers

On October 29, 2020, Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub and Inphi entered into the Merger Agreement. Pursuant to the Merger Agreement and the Statutory Merger Agreement, Bermuda Merger Sub will be merged with and into Marvell, with Marvell continuing as a wholly owned subsidiary of HoldCo. Pursuant to the Merger Agreement, one minute after the completion of the Bermuda Merger, Delaware Merger Sub will be merged with and into Inphi, with Inphi continuing as a wholly owned subsidiary of HoldCo. Marvell and Inphi expect to complete the Mergers during the second half of 2021. The merger consideration is estimated to be $10.4 billion and will be funded by the Debt Financing. Refer to Note 5 for additional information on the estimated merger consideration.

At the Bermuda Merger Effective Time, each Marvell Share issued and outstanding immediately prior to the Bermuda Merger Effective Time (other than Marvell Shares held by Marvell, HoldCo, Bermuda Merger Sub or Inphi or any subsidiary of Marvell or Inphi) will be converted into the right to receive one HoldCo Share. At the Delaware Merger Effective Time, each Inphi Share issued and outstanding immediately prior to the Delaware Merger Effective Time (other than (i) Inphi Shares held by Inphi, Marvell, HoldCo, Delaware Merger Sub or any other subsidiary of Marvell or Inphi and (ii) Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) will be converted into the right to receive 2.323 HoldCo Shares and $66.00 in cash, without interest, plus cash in lieu of any fractional HoldCo Shares.

2.	Description of the Debt Financing

In connection with the Mergers, Marvell and HoldCo have obtained financing commitments for (i) a $2.5 billion senior unsecured 364-day Bridge Facility pursuant to the Bridge Commitment Letter, and (ii) a $1.75 billion senior unsecured Term Loan Facility comprised of the $875.0 million 3-Year Term Loan and the $875.0 million 5-Year Term Loan., pursuant to the Term Loan Agreement. The Term Loan Facility commitments under the Facilities Commitment Letter have been replaced by the Term Loan Agreement, pursuant to which the Term Loan Facility is evidenced thereby.

Pursuant to the Bridge Commitment Letter, subject to the terms and conditions set forth therein, JPMorgan Chase Bank and the other Financing Sources that have become parties to the Bridge Commitment Letter have committed to provide the full amount of the Bridge Facility and pursuant to the Term Loan Agreement, subject to the terms and conditions set forth therein, JPMorgan Chase Bank and the other lenders party to the Term Loan Agreement, have committed to provide the full amount of the term loans described in the Term Loan Facility. HoldCo will be the borrower under each of the Bridge Facility and the Term Loan Facility on the closing date of the Mergers.

Additionally, Marvell and HoldCo have entered into a Revolving Credit Agreement, dated as of December 7, 2020, with Bank of America, N.A., as administrative agent, the guarantors party thereto, and the other lenders party thereto, pursuant to which Marvell and HoldCo have obtained commitments for a senior unsecured Revolving Facility in an aggregate committed amount of up to $750.0 million with a five year term. The Revolving Facility replaced Marvell’s existing $500.0 million revolving credit facility.

The unaudited condensed combined pro forma financial information assumes the Mergers will be financed with (i) a $2.5 billion senior unsecured Bridge Facility and (ii) a $1.75 billion senior unsecured Term Loan Facility.

Term Loan Facility

The unaudited condensed combined pro forma financial information assumes that interest on the Term Loan Facility will be payable quarterly at a rate equal to LIBOR + 1.25% and LIBOR + 1.375% for the 3-Year Term

Loan and 5-Year Term Loan, respectively. The 3-Year Term Loan will mature on the date that is three years after the closing date of the Mergers. The 5-Year Term Loan will mature on the date that is five years after the closing date of the Mergers. The 3-Year Term Loan will not be subject to required amortization payments. The 5-Year Term Loan will be subject to required amortization payments, commencing at the end of the first full fiscal quarter of HoldCo occurring after the closing date of the Mergers, in equal quarterly installments of (i) 1.25% of the aggregate principal amount for the first four full quarters following the closing date of the Mergers, (ii) 2.5% of the aggregate principal amount for the fifth through twelfth full quarters following the closing date of the Mergers and (iii) 3.75% of the aggregate principal amount for each quarter thereafter.

Bridge Facility

The unaudited combined pro forma financial information assumes the Bridge Facility will incur interest at a rate equal to LIBOR + 1.375% per annum, with amounts payable quarterly. The Bridge Facility will mature on the date that is 364 days after the closing date of the Mergers. The Bridge Facility does not require any scheduled amortization prior to the final maturity thereof. Voluntary reductions of the unutilized commitments with respect to the Bridge Facility and prepayments of borrowings under the Bridge Facility will be permitted at any time, without premium or penalty. Subject to certain exceptions and thresholds, the Bridge Facility will be required to be prepaid with net cash proceeds of (and the Bridge Facility commitments will be reduced by the net cash proceeds received from) (a) non-ordinary course asset sales or other dispositions, (b) the issuance of certain equity securities or (c) the incurrence of certain indebtedness (other than the Term Loan Facility), in each case subject to limited exceptions.

Marvell expects to replace some or all of the Bridge Facility prior to the completion of the Mergers with permanent financing. There can be no assurance that the permanent financing will be obtained prior to the completion of the Mergers and the terms of expected permanent financing are uncertain at this time.

3.	Basis of Presentation

The pro forma financial information has been prepared by Marvell in accordance with Article 11 of Regulation S-X, with early application of SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The pro forma financial information is not necessarily indicative of what Marvell’s consolidated statements of operations or consolidated balance sheet would have been had the Mergers been completed as of the dates indicated or will be for any future periods. The pro forma financial statements do not purport to project the future financial position or results of operations of Marvell following the completion of the Mergers. The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly Marvell’s pro forma results of operations and financial position following the closing of the Mergers as of and for the periods indicated. The transaction related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Marvell’s financial condition and results of operations as if the Mergers were completed.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Marvell as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Marvell and Inphi. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. IPR&D is recorded at fair value as an indefinite-lived intangible asset at the assumed merger date until completion or abandonment of the associated research and development efforts. Upon completion of development, acquired IPR&D assets are considered amortizable, finite-lived assets.

The allocation of the purchase consideration for the Delaware Merger depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. A final determination of fair values of assets acquired and liabilities assumed relating to the acquisition could differ materially from the preliminary allocation of purchase consideration. This final valuation will be based on the actual net tangible and intangible assets of Inphi existing at the closing date of the Delaware Merger. The final valuation may materially change the allocation of purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The transaction related adjustments represent Marvell management’s best estimates and are based upon currently available information and certain assumptions that Marvell believes are reasonable under the circumstances. Marvell is not aware of any material transactions between Marvell and Inphi (prior to the announcement of the Mergers) during the periods presented, hence adjustments to eliminate transactions between Marvell and Inphi have not been reflected in the unaudited pro forma condensed combined financial information.

Upon completion of the Delaware Merger, Marvell will perform a comprehensive review of Inphi’s accounting policies. As a result of the review, Marvell may identify additional differences between the accounting policies of the two companies, which when conformed, could have a material impact on the unaudited pro forma condensed combined financial information. Based on a preliminary analysis, Marvell did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information assumes there are no differences in accounting policies.

The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Mergers and Debt Financing had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Mergers, the costs to integrate the operations of Marvell and Inphi or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

4.	Reclassification Adjustments

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in Marvell’s financial statements as of and for the year ended February 1, 2020. With the information currently available, Marvell has determined that no significant adjustments are necessary to conform Inphi’s financial statements to the accounting policies used by Marvell in the preparation of the unaudited pro forma condensed combined financial information.

Certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to conform Inphi’s historical condensed consolidated balance sheet as of September 30, 2020 and condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 to Marvell’s financial statement presentation.

The unaudited pro forma condensed combined financial information may not reflect all reclassifications necessary to conform Inphi’s financial statement presentation to that of Marvell due to limitations on the availability of information as of the date of this joint proxy statement/prospectus. Additional reclassification adjustments may be identified as more information becomes available.

5.	Calculation of Estimated Merger Consideration and Preliminary Purchase Price Allocation

Estimated Merger Consideration

The estimated merger consideration for the purpose of this unaudited pro forma condensed combined financial information is $10.4 billion. Estimated merger consideration was determined by reference to the fair value on the date the Merger Agreement was executed. The calculation of estimated merger consideration is as follows:

	Shares	Per Share	Total
	(In thousands, except share and per share amounts)
Estimated cash paid for outstanding Inphi Shares (1)			$3,533,954
Estimated HoldCo Shares issued to Inphi stockholders (2)	124,384,473	$51.14	6,361,022
Estimated cash paid for Inphi’s equity awards (3)			69,725
Estimated replacement equity awards for Inphi’s equity awards (4)			400,455

Preliminary estimated merger consideration			$10,365,156

(1)	The cash component of the estimated merger consideration is computed based on 100% of the outstanding Inphi Shares being exchanged for the Per Share Cash Amount of $66.00.

	Shares	Per Share	Total
	(In thousands, except per share amounts)
Inphi Shares outstanding as of January 27, 2021	53,545	$66.00	$3,533,954

(2)	The stock consideration component of the estimated merger consideration is computed based on 100% of the outstanding Inphi Shares being exchanged for the Inphi Exchange Ratio of 2.323 Marvell Shares.

	Shares	Inphi Exchange Ratio	Total
	(In thousands, except per share amounts)
Inphi Shares outstanding as of January 27, 2021	53,545	2.323	124,384
Price per Marvell Share as of January 27, 2021			$51.14

			$6,361,022

(3)

Estimated cash consideration for the settlement of the outstanding vested director Inphi Options and Inphi MSUs held by each holder of such Inphi MSUs which will be canceled and paid out on the closing date of the Mergers.

(4)

Estimated consideration for replacement of Inphi’s outstanding equity awards. Inphi’s outstanding equity awards will be replaced by Marvell’s equity awards with similar terms. A portion of the fair value of Marvell’s equity awards issued represents consideration transferred, while a portion represents compensation expense based on the vesting terms of the equity awards.

The final estimated merger consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in the price of Marvell Shares up to the closing date of the Mergers. A sensitivity analysis related to the fluctuation in the Marvell common share price was performed to assess the impact a hypothetical change of 10% on the closing price of Marvell common shares on January 27, 2021 would have on the estimated merger consideration and goodwill as of the closing date of the Mergers.

The following table shows the change in Marvell Share price, estimated merger consideration and goodwill:

	Share price	Estimated Merger Consideration	Goodwill
	(In thousands, except per share amounts)
Increase of 10%	$56.25	$11,001,257	$7,715,155
Decrease of 10%	46.03	9,729,053	6,442,951

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Inphi are recognized and measured as of the closing date of the Delaware Merger at fair value and added to those of Marvell. The determination of fair value used in the transaction related adjustments presented herein are preliminary and based on management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Mergers. The final determination of the purchase price allocation, upon the completion of the Delaware Merger, will be based on Inphi’s net assets acquired as of that date and will depend on a number of factors that cannot be predicted with certainty at this time. Therefore, the actual allocations will differ from the transaction related adjustments presented. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated merger consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Inphi based on Inphi’s unaudited condensed consolidated balance sheet as of September 30, 2020, with the excess recorded to goodwill:

(In thousands)
Cash and cash equivalents	$86,258
Accounts receivable, net	95,239
Inventories	289,243
Prepaid expenses and other current assets	91,123
Property and equipment, net	142,600
Goodwill (1)	7,079,054
Acquired intangible assets, net	4,106,300
Other non-current assets	61,566

11,951,383
Accounts payable	(43,863)
Accrued liabilities	(59,849)
Accrued employee compensation	(17,983)
Current convertible debt	(162,624)
Non-current convertible debt	(812,211)
Deferred tax liabilities	(424,757)
Other non-current liabilities	(64,940)

(1,586,227)

Estimated merger consideration	$10,365,156

(1)	Goodwill represents excess of merger consideration over the fair value of the underlying net assets acquired. In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill is attributable to planned growth in new markets and synergies expected to be achieved from the combined operations of Marvell and Inphi. Goodwill recorded in the Mergers is not expected to be deductible for tax purposes.

Intangible Assets

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

	Preliminary Fair Value	Estimated Useful Life
	(In thousands)
Developed technology	$2,700,000	3 to 8 Years
Customer relationships	1,300,000	8 Years
Order backlog	66,300	1 Years
Marketing-related assets	40,000	5 Years

	$4,106,300

The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived, or where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the Mergers may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset and liability.

Property and Equipment

The property and equipment valued in the preliminary purchase price allocation discussed above primarily consists of personal property and construction in progress.

Pro forma depreciation expense related to property and equipment is calculated on a straight-line basis based on the estimated useful lives of the assets, which ranges from 3 to 10 years.

6.	Debt Financing Adjustments

(a)	Reflects the Debt Financing funding of the merger consideration as described in Note 2, the payment of debt financing fees and elimination of previously recognized debt financing fees.

(In thousands)
Cash proceeds from the Debt Financing	$4,250,000
Debt financing fees paid	(22,562)
Elimination of debt financing fees on Marvell Bridge Facility and Term Loan	22,313

Net adjustment to cash and cash equivalents	$4,249,751

(b)

Reflects the elimination of the previously recognized current portion of unamortized debt financing fees on the Bridge Facility. Unamortized debt financing fees of $11.2 million on the Bridge Facility have been eliminated from prepaid expenses and other current assets. The Bridge Facility is classified as current debt based on its term of one year.

(c)

Reflects the elimination of the previously recognized non-current portion of unamortized debt financing fees on the Term Loan Facility. Unamortized debt financing fees of $11.1 million on the Term Loan Facility have been eliminated from other non-current assets. The Term Loan Facility is classified as non-current debt based on its terms of 3 and 5 years.

(d)	Reflects the elimination of the previously accrued Bridge Facility fees. The Bridge Facility undrawn financing fees of $39 thousand have been eliminated.

(e)

Reflects the new debt financing from the Debt Financing, net of unamortized debt financing fees, to fund a portion of the Delaware Merger. The following table summarizes the borrowings under the Debt Financing:

	Principal Outstanding	Blended Interest Rate	Unamortized Debt Financing Fees / Original Issuance Discounts	Net Proceeds	Term	Short-Term Debt	Long-Term Debt
	(In thousands, except interest rates and terms)
Bridge Facility	$2,500,000	1.54%	$(11,397)	$2,488,603	1 Year	$2,488,603	$—
3-Year Term Loan	875,000	1.41%	(5,114)	869,886	3 Years	—	869,886
5-Year Term Loan	875,000	1.54%	(6,051)	868,949	5 Years	42,307	826,642

	$4,250,000		$(22,562)	$4,227,438		$2,530,910	$1,696,528

(f)

Reflects the elimination of the previously recorded Bridge Facility interest expense. The Bridge Facility debt issuance cost amortization of $0.1 million and undrawn financing fees of $39 thousand have been eliminated.

(g)	Reflects the estimated incremental interest expense and amortization of debt financing fees, original issuance discounts and elimination of previously recorded Bridge Facility interest expense.

	Pro Forma Nine Months Ended October 31, 2020	Pro Forma Twelve Months Ended February 1, 2020
	(In thousands)
Interest expense on anticipated borrowings	$(27,889)	$(77,072)
Amortization of debt financing fees and original issue discounts	(2,319)	(14,517)
Elimination of interest expense on Marvell Bridge Facility (1)	139	—

Net adjustment to interest expense	$(30,069)	$(91,589)

(1)

Elimination of the previously recorded Bridge Facility interest expense. The Bridge Facility debt issuance cost amortization of $0.1 million and undrawn financing fees of $39 thousand have been eliminated.

A sensitivity analysis on interest expense for the nine months ended October 31, 2020 and the year ended February 1, 2020 has been performed to assess the effect of a change of 12.5 basis points of the hypothetical interest would have on the new debt. Stated interest rates related to the Debt Financing are as follows:

Interest Rate
Bridge Facility	L + 1.375%
3-Year Term Loan	L + 1.250%
5-Year Term Loan	L + 1.375%

The following table shows the change in interest expense for the Debt Financing:

	Pro Forma Nine Months Ended October 31, 2020	Pro Forma Twelve Months Ended February 1, 2020
	(In thousands)
Interest expense assuming:
Increase of 0.125%	$2,338	$6,365
Decrease of 0.125%	(2,338)	(6,365)

7.	Convertible Notes Adjustments

In December 2015, Inphi issued $230 million of 1.125% convertible senior notes due 2020 (the “Convertible Notes 2015”), maturing December 1, 2020. The conversion rate (without giving effect to any adjustment resulting from the Mergers that may be required by the applicable indenture) is 24.8988 Inphi Shares per $1,000 principal amount of Convertible Notes 2015, which represents a conversion price of approximately $40.16 per Inphi Share. The principal amount for the Convertible Notes 2015 as of September 30, 2020 was $49.5 million.

In September 2016, Inphi issued $287.5 million of 0.75% convertible senior notes due 2021 (the “Convertible Notes 2016”), maturing on September 1, 2021. The conversion rate (without giving effect to any adjustment resulting from the Mergers that may be required by the applicable indenture) is 17.7508 Inphi Shares per $1,000 principal amount of the Convertible Notes 2016, which represents a conversion price of approximately $56.34 per Inphi Share. The principal amount for the Convertible Notes 2016 as of September 30, 2020 was $62.2 million.

In April 2020, Inphi issued $506 million of 0.75% convertible senior notes due 2025 (“Convertible Notes 2020” and, together with the Convertible Notes 2015 and Convertible Notes 2016, the “Convertible Notes”). The Convertible Notes 2020 will mature on April 15, 2025. The conversion rate is 8.0059 Inphi Shares per $1,000 principal amount of Convertible Notes 2020, which represents a conversion price of approximately $124.91 per Inphi Share. The principal amount for the Convertible Notes 2020 as of September 30, 2020 was $506.0 million.

The Convertible Notes 2015 were settled on December 1, 2020 with the issuance of 851,448 Inphi Shares and $49.6 million of cash consideration to holders of the Convertible Notes 2015 and this settlement has been reflected as a convertible notes adjustment. As of October 31, 2020 the fair value of the debt component of the Convertible Notes 2015 approximated the carrying value, thus no gain or loss was recorded. The remaining value of consideration transferred to settle the notes was recorded to additional paid-in capital.

During the period from September 30, 2020 to January 27, 2021 the Convertible Notes 2016 were partially settled with the issuance of 137,955 Inphi Shares and $12.6 million of cash consideration to holders of the Convertible Notes 2016 and these partial settlements have been reflected as a convertible notes adjustment. As of October 31, 2020 the fair value of the debt component of the Convertible Notes 2016 approximated the carrying value, thus no gain or loss was recorded. The remaining value of consideration transferred to settle the notes was recorded to additional paid-in capital.

Upon completion of the Mergers, holders of the notes will be entitled to convert the notes for cash and stock components of the merger consideration. The carrying value of the Convertible Notes 2016 and Convertible Notes 2020 has been adjusted to fair value. Refer to Note 8 for additional information on the fair value of the Convertible Notes 2016 and Convertible Notes 2020. The pro forma financial information also includes convertible notes adjustments to reflect the probable conversion of the convertible notes. The holders of the Convertible Notes 2016 and Convertible Notes 2020 are expected to convert during the Make-Whole Fundamental Change Period (as defined in the applicable indenture) subsequent to the Delaware Merger Effective Time and as such the conversions are reflected as convertible notes adjustments. The conversions are assumed to be probable as the terms of the indentures provide an economic incentive for holders to convert their notes during the Make-Whole Fundamental Change Period. The following convertible notes adjustments were recorded for the conversion of the Convertible Notes:

(a)

Reflects the cash payment (i) of $223.4 million to convert the Convertible Notes 2016 and Convertible Notes 2020 and (ii) of $49.6 million to convert the Convertible Notes 2015 and incremental cash of $59.7 million from the elimination of interest expense incurred by Inphi related to the Convertible Notes.

(b)	Reflects the conversion of the Convertible Notes 2015 and Convertible Notes 2016.

(c)	Reflects the conversion of the Convertible Notes 2020.

(d)	Reflects the stock consideration related to the conversion of the Convertible Notes.

(e)	Reflects the elimination of interest expense incurred by Inphi related to the Convertible Notes.

A sensitivity analysis assuming 10% of the 2016 Convertible Notes and 10% of the 2020 Convertible Notes are not converted was performed to assess the effect on the pro forma condensed combined balance sheet as of October 31, 2020 and basic and diluted earnings per share for the year ended February 1, 2020 and the nine months ended October 31, 2020. The following table shows the change in cash and cash equivalents, current convertible debt, non-current convertible debt, common stock and additional paid-in capital:

Pro Forma Combined as of October 31, 2020
(in thousands)
Increase /(Decrease) Excluding 10% Conversion of 2016 and 2020 Convertible Notes
Cash and cash equivalents	21,081
Current convertible debt	16,262
Non-current convertible debt	81,221
Common stock	(2)
Additional paid-in capital	(76,400)

The following table shows the effect on the basic and diluted earnings per share for the year ended February 1, 2020 and nine months ended October 31, 2020:

	Pro Forma Nine Months Ended October 31, 2020	Pro Forma Twelve Months Ended February 1, 2020
Increase /(Decrease) Excluding 10% Conversion of 2016 and 2020 Convertible Notes
Basic pro forma earnings per share	—	—
Diluted pro forma earnings per share	—	—

8.	Transaction Related Adjustments for Condensed Combined Balance Sheet

(a)	Reflects the cash payment of estimated merger consideration of $3.6 billion.

(b)	Reflects the purchase accounting adjustment for inventories based on the acquisition method of accounting.

(In thousands)
Elimination of Inphi’s inventories—carrying value	$(108,565)
Inventories—fair value (1)	289,243

Net adjustment to inventories	$180,678

(1)

Represents the adjustment necessary to state inventories acquired as of the pro forma closing date of the Mergers to their preliminary estimated fair value. The valuation approaches used in the preliminary assessment of the fair value of inventories were the replacement cost approach and the comparative sales method approach. After the completion of the Mergers, the step up in inventories fair value will increase cost of goods sold as the inventory is sold over approximately four months.

(c)

Reflects the purchase accounting adjustment for property and equipment based on the acquisition method of accounting. Refer to Note 5 for additional information on the property and equipment expected to be recognized.

(In thousands)
Elimination of Inphi’s property and equipment—carrying value	$(126,177)
Property and equipment—fair value	142,600

Net adjustment to property and equipment	$16,423

(d)

Reflects the elimination of Inphi’s goodwill and the capitalization of the preliminary goodwill for the estimated merger consideration in excess of the fair value of the net assets acquired in connection with the Mergers. Refer to Note 5 for additional information on the goodwill expected to be recognized.

(In thousands)
Elimination of Inphi’s goodwill	$(181,688)
Capitalization of preliminary goodwill in connection with the Mergers	7,079,054

Net adjustment to goodwill	$6,897,366

(e)

Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting. Refer to Note 5 for additional information on the acquired intangible assets expected to be recognized.

(In thousands)
Elimination of Inphi’s intangibles—carrying value	$(256,170)
Intangibles—fair value	4,106,300

Net adjustment to intangible assets, net	$3,850,130

(f)

This adjustment reflects the originating deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) resulting from pro forma fair value adjustments of the acquired assets and assumed liabilities based on applicable statutory tax rates for the jurisdictions associated with the respective estimated purchase price allocation. The originating net DTL is primarily related to the preliminary purchase price allocation associated with acquired intangible assets. The estimate of net DTLs is preliminary and is subject to change based upon Marvell’s final determination of the fair value of assets acquired and liabilities assumed, by jurisdiction including the final allocation across such legal entities and related jurisdictions.

(In thousands)
Elimination of Inphi’s deferred tax asset—carrying value	$(2,245)
Deferred tax liability—fair value (1)	427,002

Net adjustment to deferred liability	$424,757

(1)

DTLs have been recognized based on applicable statutory tax rates for the jurisdictions associated with the respective net increase in estimated identifiable intangible assets. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur. Furthermore, tax related adjustments included in the unaudited pro forma condensed combined financial information are based on the current tax law.

(g)

Reflects the purchase accounting adjustment to accrued liabilities including deferred revenue based on the acquisition method of accounting and payment of Inphi and Marvell transaction costs not accrued as of October 31, 2020:

(In thousands)
Elimination of Inphi’s deferred revenue—carrying value	$(3,239)
Payment of Marvell’s transaction-related costs not accrued as of October 31, 2020	30,056
Payment of Inphi’s transaction-related costs not accrued as of October 31, 2020	85,000

Net adjustment to accrued liabilities	$111,817

(h)

Reflects the elimination of Inphi’s Convertible Notes carrying value and records the fair value of the Convertible Notes acquired. Refer to Note 7 for additional information on Inphi’s Convertible Notes.

	Short-Term Convertible Notes	Long-Term Convertible Notes
	(In thousands)
Elimination of Inphi’s convertible notes—carrying value	$(46,050)	$(400,426)
Convertible notes—fair value (1)	162,624	812,211

Net adjustment to convertible notes	$116,574	$411,785

(1)

Fair value was determined by applying the cash and stock components of the merger consideration to the number of Inphi Shares derived by converting the ending principal balance as of September 30, 2020 of the Convertible Notes 2016 and Convertible Notes 2020 utilizing their respective conversion ratios and make-whole fundamental change adjustments. As discussed in Note 7, the Convertible Notes 2015 were settled on December 1, 2020 with the issuance of 851,448 Inphi Shares and $49.6 million of cash consideration. As of October 31, 2020, the fair value of the debt component of the Convertible Notes 2015 approximated the carrying value, thus no gain or loss was recorded. The remaining value of consideration transferred to settle the notes was recorded to additional paid-in capital.

(i)	Reflects the payment of transaction-related costs and elimination of Inphi’s retained earnings after adjustments.

(In thousands)
Elimination of Inphi’s retained earnings	$(290,524)
Elimination of Inphi’s 2015 and 2016 Convertible Notes equity adjustments	535
Payment of Marvell transaction-related costs not accrued as of October 31, 2020	30,056
Payment of Inphi transaction-related costs not accrued as of September 30, 2020	85,000

Net adjustment to retained earnings	$(174,933)

(j)	Reflects the stock consideration component of the Mergers and the elimination of Inphi’s historical common stock, additional paid-in capital and accumulated other comprehensive income.

	Common Stock	Additional paid-in capital	Accumulated other comprehensive income
	(In thousands)
Elimination of historical Inphi equity	$(52)	$(661,586)	$(1,567)
Stock consideration of the Mergers	249	6,761,228	—
Elimination of Inphi’s 2015 and 2016 Convertible Notes equity adjustments	(1)	536	—

	$196	$6,100,178	$(1,567)

9.	Transaction Related Adjustments for Condensed Combined Statements of Operations

(a)

Reflects the adjustments to eliminate historical depreciation expense, record new depreciation expense based on the fair value of the property and equipment acquired, eliminate historical amortization expense, record new amortization expense based on the fair value of the identifiable acquired intangible assets, eliminate historical stock based compensation expense and record new stock-based compensation expense due to the equity award replacement and resulting remeasurement of the fair value of stock based compensation as a result of the Mergers.

	Pro Forma Nine Months Ended October 31, 2020	Pro Forma Twelve Months Ended February 1, 2020
	(In thousands)
Elimination of Inphi’s depreciation on property and equipment	$(7,056)	$(8,036)
Depreciation after fair value adjustment (1)	4,060	5,452
Elimination of Inphi’s amortization on intangible assets	(35,938)	(36,987)
Amortization after fair value adjustment (2)	215,948	308,672
Elimination of historical stock-based compensation expense	(6,033)	(6,208)
Stock based compensation expense after equity award replacement and fair value remeasurement (3)	9,250	21,422
Incremental inventory adjustment (4)	—	180,678

Net adjustment to cost of goods sold	$180,231	$464,993

(1)

Depreciation of property and equipment is based on the estimated remaining useful lives of the assets and is calculated on a straight-line basis. Depreciation expense is allocated among cost of goods sold, research and development and selling, general and administrative expense based upon the nature of the activities associated with the property and equipment acquired. Refer to Note 5 for additional information on the useful lives of the property and equipment expected to be recognized.

(2)

The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. Amortization expense is allocated among cost of goods sold, research and development and selling, general and administrative expense based on the nature of the activities associated with the intangible assets acquired. Refer to Note 5 for additional information on the useful lives of the acquired intangible assets expected to be recognized.

(3)	Subject to the terms of the Merger Agreement, certain unvested Inphi equity awards will be replaced and converted into unvested equity awards of Marvell Shares.
(4)

Incremental cost of goods sold is based on the inventory fair value adjustment. The twelve months ended February 1, 2020 contains 100% of the incremental cost of goods sold as inventory is sold over an approximate four-month period.

(b)

Reflects the adjustments to eliminate historical depreciation expense, record new depreciation expense based on the fair value of the property and equipment acquired, eliminate historical amortization expense, record new amortization expense based on the fair value of the identifiable acquired intangible assets, eliminate historical stock-based compensation expense and record new stock-based compensation expense due to the equity award replacement and resulting remeasurement of the fair value of stock-based compensation as a result of the Mergers.

	Pro Forma Nine Months Ended October 31, 2020	Pro Forma Twelve Months Ended February 1, 2020
	(In thousands)
Elimination of Inphi’s depreciation on property and equipment	$(1,579)	$(13,585)
Depreciation after fair value adjustment (1)	909	9,216
Elimination of Inphi’s amortization on intangible assets	(20,667)	(22,305)
Amortization after fair value adjustment (2)	124,186	186,145
Elimination of historical stock-based compensation expense	(45,995)	(42,265)
Stock based compensation expense after equity award replacement and fair value remeasurement (3)	70,524	145,845

Net adjustment to research and development	$127,378	$263,051

(1)

Depreciation of property and equipment is based on the estimated remaining useful lives of the assets and is calculated on a straight-line basis. Depreciation expense is allocated among cost of goods sold, research and development and selling, general and administrative expense based upon the nature of the activities associated with the property and equipment acquired. Refer to Note 5 for additional information on the useful lives of the property and equipment expected to be recognized.

(2)

The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. Amortization expense is allocated among cost of goods sold, research and development and selling, general and administrative expense based on the nature of the activities associated with the intangible assets acquired. Refer to Note 5 for additional information on the useful lives of the acquired intangible assets expected to be recognized.

(3)	Subject to the terms of the Merger Agreement, certain unvested Inphi equity awards will be replaced and converted into unvested equity awards of Marvell Shares.

(c)

Reflects the adjustments to eliminate historical depreciation expense, record new depreciation expense based on the fair value of the property and equipment acquired, eliminate historical amortization expense, record new amortization expense based on the fair value of the identifiable acquired intangible assets, eliminate historical stock-based compensation expense and record new stock-based compensation expense due to the equity award replacement and resulting remeasurement of the fair value of stock-based compensation as a result of the Mergers.

	Pro Forma Nine Months Ended October 31, 2020	Pro Forma Twelve Months Ended February 1, 2020
	(In thousands)
Elimination of Inphi’s depreciation on property and equipment	$(11,170)	$(777)
Depreciation after fair value adjustment (1)	6,428	528
Elimination of Inphi’s amortization of intangible assets	(7,581)	(10,273)
Amortization after fair value adjustment (2)	45,553	85,733
Elimination of historical stock based compensation expense	(29,273)	(28,382)
Stock based compensation expense after equity award replacement and fair value remeasurement (3)	44,833	97,937
Transaction costs—Marvell (4)	—	30,056
Transaction costs—Inphi (4)	—	85,000

Net adjustment to selling, general and administrative	$48,840	$259,822

(1)

Depreciation of property and equipment is based on the estimated remaining useful lives of the assets and is calculated on a straight-line basis. Depreciation expense is allocated among cost of goods sold, research and development and selling, general and administrative expense based upon the nature of the activities associated with the property and equipment acquired. Refer to Note 5 for additional information on the useful lives of the property and equipment expected to be recognized.

(2)

The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. Amortization expense is allocated among cost of goods sold, research and development and selling, general and administrative expense based on the nature of the activities associated with the intangible assets acquired. Refer to Note 5 for additional information on the useful lives of the acquired intangible assets expected to be recognized.

(3)	Subject to the terms of the Merger Agreement, certain unvested Inphi equity awards will be replaced and converted into unvested equity awards of Marvell Shares.
(4)	Accruals for estimated additional transaction costs related to the Mergers include, among others, fees paid to financial, legal and accounting advisors and filing fees.

(d)

This adjustment reflects the income tax expense/benefit effects of the transaction related adjustments based on applicable statutory tax rates for the jurisdictions associated with the respective transaction related adjustments. Because the tax rates used for these pro forma financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Mergers. Further, the combined company’s ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be subject to limitations. In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through rules) increases by more than 50 percentage points over such stockholder’s lowest percentage ownership during the testing period (generally three years). In addition, some of the standards and requirements under ASC 740 (Accounting for Income Taxes) may limit the combined company’s ability to record deferred tax assets relating to originating temporary differences between book and tax basis of income and expense items. Further, these standards may require a valuation allowance to be established against certain existing deferred tax assets of each company as of the completion of the Mergers and the transactions contemplated by the Merger Agreement. In addition, a combination of two companies may also cause the ability for certain valuation allowances associated with one of the companies to no longer be necessary because on a combined basis, there may be new sources of future taxable income to support the reversal of pre-existing valuation allowances. Currently, no adjustment to the unaudited pro forma condensed combined financial information has been made as it relates to whether limitations the combined company might incur under Section 382 of the Code or ASC 740 nor for a preliminary adjustment to the recognition of the acquired deferred tax assets in the form of a decrease to the pre-existing valuation allowances to conform with the Marvell valuation allowance profiles. Furthermore, adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities may occur in conjunction with the finalization of the purchase accounting and these items could be material. Finally, tax related adjustments included in the unaudited pro forma condensed combined financial information are based on the current tax law and do not consider or contemplate effects of proposed legislative changes.

(e)	Reflects the adjustments to weighted average Marvell Shares and Inphi Shares outstanding.

	Pro Forma Nine Months Ended October 31, 2020		Pro Forma Twelve Months Ended February 1, 2020
	(In thousands)
Pro forma basic weighted average shares:
Historical Marvell weighted average shares outstanding	667,186		664,709
Issuance of shares to Inphi common stockholders	124,384		124,384
HoldCo Shares issued as consideration for Inphi’s 2016 and 2020 Convertible Notes	12,254		12,254

Pro forma weighted average shares (basic)	803,824		801,347

Pro forma diluted weighted average shares:
Historical Marvell weighted average shares outstanding	667,186		676,094
Issuance of shares to Inphi common stockholders	124,384		124,384
HoldCo Shares issued as consideration for Inphi’s 2016 and 2020 Convertible Notes	12,254		12,254
Issuance of Marvell replacement awards to Inphi equity award holders	—	(1)	2,825

Pro forma weighted average shares (diluted)	803,824		815,557

(1)	12,217 Marvell replacement awards to Inphi equity award holders were excluded from the computation of pro forma diluted weighted average shares as their effect would be anti-dilutive.

10.	Description of the Wi-Fi Connectivity Business Divestiture

On December 6, 2019, Marvell completed the Wi-Fi Connectivity Business Divestiture to NXP. Based on the terms of the agreement, Marvell received sale consideration of $1.7 billion in cash proceeds. The following table presents the transaction related adjustments of the Wi-Fi Connectivity Business Divestiture:

	Historical
	Year Ended February 1, 2020		Year Ended February 1, 2020
	Marvell	Transaction Related Adjustments for Wi-Fi Connectivity Business Divestiture	Pro Forma Combined
	(In thousands)
	(a)	(b)
Net revenue	$2,699,161	$(235,002)	$2,464,159
Cost of goods sold	1,342,220	(116,150)	1,226,070

Gross Profit	1,356,941	(118,852)	1,238,089
Operating expenses:
Research and development	1,080,391	(94,045)	986,346
Selling, general and administrative	464,580	(14,901)	449,679
Restructuring related charges	55,328	—	55,328

Total operating expenses	1,600,299	(108,946)	1,491,353

Operating income (loss)	(243,358)	(9,906)	(253,264)
Interest income	4,816	—	4,816
Interest expense	(85,631)	—	(85,631)
Other income, net	1,122,555	—	1,122,555

	Historical
	Year Ended February 1, 2020		Year Ended February 1, 2020
	Marvell	Transaction Related Adjustments for Wi-Fi Connectivity Business Divestiture	Pro Forma Combined
	(In thousands)
	(a)	(b)
Income (loss) before income taxes	798,382	(9,906)	788,476
Provision (benefit) for income taxes	(786,009)	(1,364)	(787,373)

Net income (loss)	$1,584,391	$(8,542)	$1,575,849
Net income per share:
Basic	$2.38		$2.37
Diluted	$2.34		$2.33

Weighted average shares:
Basic	664,709		664,709
Diluted	676,094		676,094

(a)

Reflects Marvell’s consolidated statement of operations for the year ended February 1, 2020, as contained in the financial statements presented in Marvell’s Annual Report on Form 10-K , as filed with the SEC on March 28, 2020.

(b)	Reflects the elimination of revenues and expenses associated with the Wireless Connectivity Business for the period between February 3, 2019 and December 6, 2019.

11.	Description of the eSilicon Acquisition

On January 10, 2020, Inphi completed the eSilicon Acquisition, pursuant to the terms of an Agreement and Plan of Merger dated November 10, 2019, and amended on January 10, 2020 (the “eSilicon Merger Agreement”), by and among Inphi, Einstein Acquisition Sub, Inc., a wholly owned subsidiary Inphi, eSilicon and Fortis Advisors LLC.

Pursuant to the eSilicon Merger Agreement, Einstein Acquisition Sub, Inc. merged with and into eSilicon, with eSilicon surviving as a wholly owned subsidiary of Inphi. The aggregate consideration for the eSilicon Acquisition was approximately $214.6 million in cash. Inphi funded the eSilicon Acquisition with a combination of cash and proceeds from debt financing. Prior to the eSilicon Acquisition, eSilicon divested its memory business to Synopsys, Inc. and therefore, amounts related to its memory business were eliminated from the unaudited pro forma condensed combined financial information.

eSilicon’s unaudited consolidated information for the three months ended March 31, 2019 was combined with the unaudited consolidated financial information for the nine months ended December 31, 2019 to conform with Inphi’s financial information for the year ended December 31, 2019. eSilicon’s unaudited consolidated financial information for the period from January 1, 2020 to January 10, 2020 was used to present transaction related adjustments related to the nine months ended September 30, 2020.

The following tables present the transaction related adjustments of the eSilicon Acquisition for the year ended December 31, 2019 and the nine months ended September 30, 2020:

	Historical
	Year Ended December 31, 2019							Year Ended December 31, 2019
	Inphi	eSilicon Corp	eSilicon Corp (Memory Operations)	Reclassification Adjustments		Transaction Related Adjustments		Pro Forma Combined
	(In thousands)
Revenue	$365,635	$98,948	$(9,138)	$—		$11,344	11(a)	$466,789
Cost of revenue	152,814	55,711	(32)	—		10,072	11(b)	218,565

Gross profit	212,821	43,237	(9,106)			1,272		248,224
Operating expenses:
Research and development	183,875	49,786	(6,899)	—		(5,857	) 11(c)	220,905
Sales and marketing	47,722	7,312	—	—		(28	) 11(d)	55,006
General and administrative	30,672	9,484	(665)	2,387	11(g)	11,517	11(i)	53,395
Acquisition costs (SNPS)	—	334	—	—		(334	) 11(e)	—
Impairment of assets	—	2,387	—	(2,387	) 11(g)	—		—
Other income	—	(5,180)	—	—		5,180	11(a)	—

Total operating expenses	262,269	64,123	(7,564)	—		10,478		329,306

Operating (loss) income from continuing operations	(49,448)	(20,886)	(1,542)	—		(9,206)		(81,082)
Interest expense	(34,920)	(4,361)	—	—		4,361	11(f)	(34,920)
Other income, net	11,853	(235)	(13)	—		(186	) 11(h)	11,419

(Loss) income from continuing operations before income taxes	(72,515)	(25,482)	(1,555)	—		(5,031)		(104,583)
Provision (benefit) for income taxes	396	1,570	(977)	—		—		989

Net (loss) income from continuing operations	$(72,911)	$(27,052)	$(578)	$—		$(5,031)		$(105,572)

	Historical
	Nine Months Ended September 30, 2020	Period from January 1, 2020 to January 10, 2020				Nine Months Ended September 30, 2020
	Inphi	eSilicon Corp	eSilicon Corp (Memory Operations)	Transaction Related Adjustments		Pro Forma Combined
Revenue	$495,413	$4,482	$(19)	$—		$499,876
Cost of revenue	227,244	2,951	—	—		230,195

Gross profit	268,169	1,531	(19)	—		269,681
Operating expenses:
Research and development	198,701	848	(117)	—		199,432
Sales and marketing	45,274	142	—	—		45,416
General and administrative	38,508	485	(29)	(12,438	) 11(j)	26,526

Total operating expenses	282,483	1,475	(146)	(12,438)		271,374

Operating income (loss)	(14,314)	56	127	12,438		(1,693)
Interest expense	(27,325)	(1,104)	—	1,104	11(f)	(27,325)
Loss on early extinguishment of debt	(13,446)	—	—	—		(13,446)
Other income, net	8,850	(47)	(34)	—		8,769

Income (loss) before income taxes	(46,235)	(1,095)	93	13,542		(33,695)
Provision (benefit) for income taxes	1,482	32	(41)	—		1,473

Net income (loss)	$(47,717)	$(1,127)	$134	$13,542		$(35,168)

The following adjustments were made to the unaudited pro forma condensed combined statement of operations for eSilicon for the periods presented above. The transaction related adjustments reflect the elimination of historical expenses. The related impact to the unaudited pro forma condensed combined statement of operations as a result of the fair value adjustments of eSilicon’s assets and liabilities as a result of the Mergers have been included in the discussion of transaction related adjustments in Notes 8 and 9.

(a)	Reflects the adjustments from adoption of ASU 2014-09, Revenue from Contracts with Customers.

(b)	Reflects the adjustments from adoption of ASU 2014-09, Revenue from Contracts with Customers and to eliminate historical depreciation expense.

Pro Forma Twelve Months Ended December 31, 2019
(In thousands)
Adoption of ASU 2014-09, Revenue from Contracts with Customers	$13,845
Eliminate historical depreciation of eSilicon	(3,773)

Net adjustment to cost of goods sold	$10,072

(c)	Reflects the adjustments from adoption of ASU 2014-09, Revenue from Contracts with Customers and to eliminate historical depreciation expense.

Pro Forma Twelve Months Ended December 31, 2019
(In thousands)
Adoption of ASU 2014-09, Revenue from Contracts with Customers	$(5,155)
Eliminate historical depreciation of eSilicon	(702)

Net adjustment to research and development	$(5,857)

(d)	Reflects the adjustments to eliminate historical depreciation expense of eSilicon.

(e)	Reflects the adjustments to remove disposal costs related to eSilicon’s memory business.

(f)	Reflects the adjustments to eliminate interest expense on eSilicon’s long-term debt that was paid.

(g)	Reflects the adjustments to reclassify the reported balances of eSilicon to conform to the presentation in Inphi’s consolidated financial statements.

(h)	Reflects the adjustment to eliminate other income related to eSilicon’s debt and warrants.

(i)	Reflects the adjustments to eliminate historical depreciation expense of eSilicon and record severance expense and transaction costs related to the eSilicon Acquisition.

Pro Forma Twelve Months Ended December 31, 2019
(In thousands)
Eliminate historical depreciation of eSilicon	$(921)
Record severance expense	5,143
Record transaction costs	7,295

Net adjustment to general and administrative	$11,517

(j)	Reflects the adjustment to eliminate severance expense and transaction costs related to the eSilicon Acquisition.

Pro Forma Nine Months Ended September 30, 2020
(In thousands)
Eliminate severance expense	$(5,143)
Eliminate transaction costs	(7,295)

Net adjustment to general and administrative	$(12,438)

LEGAL MATTERS

The validity of the HoldCo Shares to be issued in connection with the Mergers will be passed upon by Hogan Lovells US LLP. Certain U.S. federal income tax consequences relating to the Mergers will also be passed upon for Marvell by Hogan Lovells US LLP.

EXPERTS

Marvell Technology Group Ltd.

The financial statements, and the related financial statement schedule, incorporated in this joint proxy statement/prospectus by reference from Marvell Technology Group Ltd.’s Annual Report on Form 10-K for the year ended February 1, 2020, and the effectiveness of Marvell Technology Group Ltd. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Inphi Corporation

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to Inphi Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of eSilicon Corporation as of March 31, 2019 and for the year then ended incorporated by reference in this joint proxy statement/prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding eSilicon Corporation’s ability to continue as a going concern.

FUTURE PROPOSALS

Marvell

Under Rule 14a-8 of the Exchange Act, for a shareholder proposal to be considered for inclusion in the proxy statement for the 2021 annual general meeting of shareholders, Marvell must have received the written proposal by such shareholder at the mailing address of its business offices set forth below, no later than January 28, 2021. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If a shareholder desires to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, the shareholder may use the procedures set forth in the Marvell Bye-Laws to make a shareholder proposal, including director nominations, not intended to be included in the proxy statement under Rule 14a-8 so long as such proposal complies with the Marvell Bye-Laws. In accordance with Bye-Law 35 of the Marvell Bye-Laws, shareholder nominations and proposals may be voted on at an annual general meeting of shareholders only if such nominations and proposals are made pursuant to written notice timely given to Marvell’s Secretary and accompanied by certain information. To be timely, a shareholder’s written notice must be received by Marvell not less than 90 nor more than 120 clear days (as such term is defined in the Marvell Bye-Laws) prior to the anniversary of the date for Marvell’s 2020 annual general meeting of shareholders, which anniversary date is July 23, 2021. To comply with the Marvell Bye-Laws, a shareholder must provide appropriate notice to Marvell no earlier than March 25, 2021 and no later than April 24, 2021. The notice must contain the name and business background of any person being nominated by such shareholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the shareholder submitting the proposal, statement or resolution, as well as other information that may be specified by the Marvell Board and the Marvell Bye-Laws as then in effect. The Marvell Board will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Marvell Bye-Laws and whether any such proposal will be acted upon at the annual general meeting of shareholders.

The Marvell Bye-Laws contain a proxy access provision, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of Marvell’s outstanding shares continuously for at least three years to nominate and include in the company’s proxy materials director nominees constituting up to 20% of the number of directors in office (rounded down) or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in the Marvell Bye-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in Marvell’s proxy statement for the 2021 annual general meeting pursuant to these proxy access provisions in Bye-Law 13 of the Marvell Bye-Laws, Marvell must receive proper written notice of any such nomination no earlier than the close of business on January 28, 2021 and no later than the close of business on February 27, 2021. In each case, the notice must include information specified in the Marvell Bye-Laws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to Marvell Shares.

If, however, the 2021 annual general meeting is not within 30 days before or after the anniversary of the 2020 annual general meeting, Marvell must receive such notice under both its advance notice and proxy access Bye-Laws not more than 120 days prior to such meeting and not less than 90 days prior to such meeting or 10 days following the public announcement of the meeting date.

Marvell will not entertain any proposals or nominations at the annual general meeting that do not meet the requirements set forth in its Bye-Laws. Marvell encourages shareholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. All shareholder proposals or nominations pursuant to this section may be sent to Marvell’s Assistant Secretary at Victoria Place, 31 Victoria Street, Hamilton HM 10, Bermuda.

In addition, Section 79 of the Bermuda Companies Act provides that (i) any number of shareholders representing not less than 5% of the total voting power of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of notice, Marvell shall, at the expense of such shareholder(s), give its other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at Marvell’s registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require Marvell to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by notice deposited at Marvell’s registered office in the manner provided by the Bermuda Companies Act.

Inphi

If a stockholder wishes to present a proposal, including proposals for director nominees, to be included in Inphi’s proxy statement for the 2021 annual meeting of stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Inphi Secretary no later than December 22, 2020. Proposals received after that date will not be included in the proxy statement for Inphi’s 2021 annual meeting of stockholders. Inphi urges its stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in Inphi’s proxy statement for the 2021 annual meeting of stockholders will be ineligible for presentation at the Inphi 2021 annual meeting of stockholders unless the stockholder gives timely notice of the proposal in writing to the Secretary of Inphi at the principal executive offices of Inphi. Under the Inphi Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, Inphi not less than 90 nor more than 120 days prior to the next annual meeting of stockholders; provided, however, that in the event that Inphi did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, Inphi must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day Inphi provided such public disclosure of the meeting date.

The stockholder’s notice with respect to a proposal other than proposals for director nominees must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class, series and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

The stockholder’s notice with respect to proposals for director nominees must set forth, as to each proposed matter, the following: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (v) the nominee’s written consent to serve, if elected, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Householding

As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to Marvell shareholders or Inphi stockholders who reside at the same address, unless, in each case, Marvell shareholders have notified Marvell or Inphi stockholders have notified Inphi of such shareholders’ or stockholders’ respective desire to receive multiple copies of these materials. This is known as “householding.” Once Marvell shareholders or Inphi stockholders have received notice from such shareholders’ or stockholders’ broker that such broker will be “householding” communications to such shareholders’ or stockholders’ address, “householding” will continue until such shareholders or stockholders are notified otherwise or until such shareholders or stockholders revoke such shareholders’ or stockholders’ consent. Marvell shareholders and Inphi stockholders may revoke such shareholders’ or stockholders’ respective consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Marvell will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any Marvell shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Marvell’s Investor Relations department at 5488 Marvell Lane, Santa Clara, California 95054, telephone number (408) 222-0777, or by email at ir@marvell.com.

Inphi will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any Inphi stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Inphi’s Investor Relations department at 110 Rio Robles, San Jose, California 95134, telephone number (408) 217-7300, or by email at investors@inphi.com.

If you are a beneficial shareholder, please contact your bank, broker, trustee or other nominee directly if you have questions, require additional copies of this joint proxy statement/prospectus, wish to revoke your consent to householding or wish to request single copies of the proxy materials in the future.

WHERE YOU CAN FIND MORE INFORMATION

Marvell and Inphi file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Marvell and Inphi, which file electronically with the SEC. The address of that site is http://sec.gov.

Investors may also consult Marvell’s or Inphi’s respective websites for more information concerning the Mergers described in this joint proxy statement/prospectus. Marvell’s website is http://marvell.com. Inphi’s website is http://inphi.com. The information contained on the websites of Marvell, Inphi and the SEC (except for the filings described below) is not incorporated by reference into this joint proxy statement/prospectus.

HoldCo has filed with the SEC a Registration Statement on Form S-4 to register with the SEC the HoldCo Shares to be issued to Marvell shareholders and Inphi stockholders in the Mergers. This joint proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of HoldCo in addition to being a proxy statement of Marvell and Inphi for the Marvell Shareholder Meeting and the Inphi Stockholder Meeting. As allowed by SEC rules, this document does not contain all the information you can find in the Registration Statement or the Annexes to the Registration Statement.

In addition, the SEC allows Marvell and Inphi to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus.

This joint proxy statement/prospectus also incorporates by reference the documents listed below that Marvell has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about Marvell, its financial condition and other matters.

•	Annual Report on Form 10-K for the fiscal year ended February 1, 2020 filed on March 3, 2020;

•	Quarterly Reports on Form 10-Q filed on May 29, 2020, August 28, 2020 and December 4, 2020;

•	Definitive Proxy Statement on Schedule 14A filed on May 28, 2020; and

•	Current Reports on Form 8-K filed on March 12, 2020, June 25, 2020, July 29, 2020, July 30, 2020, September 25, 2020, October 30, 2020, December 2, 2020, December 8, 2020 and December 15, 2020.

In addition, Marvell incorporates by reference any future filing it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of the initial joint proxy statement/prospectus and prior to the date of the effectiveness of this joint proxy statement/prospectus and any other filings made with the SEC prior to the date of the Marvell Shareholder Meeting. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above, through Inphi’s website at http://inphi.com, or from Marvell by requesting them in writing or by telephone at the following address:

Investor Relations

Marvell Technology Group Ltd.

c/o Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

(408) 222-0777

ir@marvell.com

These documents are available from Marvell without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the Registration Statement of which this joint proxy statement/prospectus forms a part.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Inphi has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about Inphi, its financial condition and other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 2, 2020;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 filed on May 8, 2020, June 30, 2020 filed on August 7, 2020 and September 30, 2020 filed on November 5, 2020;

•	Definitive Proxy Statement on Schedule 14A filed on April 21, 2020 (as amended on May 1, 2020); and

•

Current Reports on Form 8-K filed with the SEC on January  13, 2020 (as amended on March  23, 2020), April  20, 2020, April  21, 2020 (to the extent filed under Item 8.01), April  27, 2020, May  21, 2020, May  22, 2020, May  27, 2020, August  3, 2020, October  1, 2020 (to the extent filed under Item 3.01), October 29, 2020 (to the extent filed under Item 8.01), October  30, 2020 and December 22, 2020.

In addition, Inphi incorporates by reference any future filing it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of the initial joint proxy statement/prospectus and prior to the date of the effectiveness of this joint proxy statement/prospectus and any other filings made with the SEC prior to the date of the Inphi Stockholder Meeting. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above, or from Inphi by requesting them in writing or by telephone at the following address:

Investor Relations

Inphi Corporation

110 Rio Robles

San Jose, California 95134

(408) 217-7300

investors@inphi.com

These documents are available from Inphi without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the Registration Statement of which this joint proxy statement/prospectus forms a part.

If you are a Marvell shareholder or an Inphi stockholder and would like to request documents, please do so by                 , 2021, to receive them before the Marvell Shareholder Meeting or the Inphi Stockholder Meeting, as applicable. If you request any documents from Marvell or Inphi, Marvell or Inphi will mail them to you by first class mail, or another equally prompt means, within one business day after Marvell or Inphi receives your request.

This joint proxy statement/prospectus is a prospectus of HoldCo and is a joint proxy statement of Marvell and Inphi for the Marvell Shareholder Meeting and the Inphi Stockholder Meeting. You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. Neither Marvell nor Inphi has authorized anyone to give any information or make any representation about the Mergers or Marvell or Inphi that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Marvell or Inphi has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus, and the information contained in any of the materials that Marvell or Inphi has incorporated by reference into this joint proxy statement/prospectus speaks only as of the date of such materials, unless the information specifically indicates that another date applies. Neither our mailing of this joint proxy statement/prospectus to Marvell shareholders or Inphi stockholders, nor the issuance by HoldCo Shares in connection with the Mergers, will create any implication to the contrary.

ANNEX A

FORM OF MARVELL TECHNOLOGY GROUP LTD. BYE-LAW AMENDMENT

The Bye-Laws of Marvell Technology Group Ltd. shall be amended by as follows:

1.	Delete existing Bye-law 1.1(e) (“Business Combination”) under the heading “INTERPRETATION” in its entirety;

2.	Delete existing Bye-law 79 under the heading “BUSINESS COMBINATIONS” in its entirety and insert new Bye-law 79 as follows:

AMALGAMATION AND MERGER

79. Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 40 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 48.

A-1

ANNEX B

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among:

MARVELL TECHNOLOGY GROUP LTD.,

a Bermuda exempted company;

MAUI HOLDCO, INC.,

a Delaware corporation;

MAUI ACQUISITION COMPANY LTD,

a Bermuda exempted company;

INDIGO ACQUISITION CORP.,

a Delaware corporation;

and

INPHI CORPORATION,

a Delaware corporation

Dated as of October 29, 2020

B-i

B-ii

B-iii

EXHIBITS

Exhibit A	-	Certain Definitions

Exhibit B	-	Form of Statutory Merger Agreement

Exhibit C	-	Form of Amended and Restated Certificate of Incorporation of HoldCo

Exhibit D	-	Form of Amended and Restated Bylaws of HoldCo

Exhibit E	-	Form of Marvell Bye-Law Amendment

B-iv

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of October 29, 2020, by and among: (a) MARVELL TECHNOLOGY GROUP LTD., a Bermuda exempted company (“Marvell”); (b) MAUI HOLDCO, INC., a Delaware corporation and a wholly owned Subsidiary of Marvell (“HoldCo”); (c) MAUI ACQUISITION COMPANY LTD, a Bermuda exempted company and a wholly owned Subsidiary of HoldCo (“Bermuda Merger Sub”); (d) INDIGO ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of HoldCo (“Delaware Merger Sub”); and (e) INPHI CORPORATION, a Delaware corporation (the “Company”). Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub and the Company are referred to collectively in this Agreement as the “parties” and individually as a “party”; and Marvell and the Company are referred to collectively in this Agreement as the “Principal Parties” and individually as a “Principal Party.” Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Marvell organized HoldCo, and HoldCo organized each of Bermuda Merger Sub and Delaware Merger Sub, for the purpose of effecting the transactions contemplated by this Agreement.

B. Marvell, HoldCo and Bermuda Merger Sub intend to effect a merger of Bermuda Merger Sub into Marvell (the “Bermuda Merger”) in accordance with this Agreement, a Statutory Merger Agreement in substantially the form of Exhibit B (the “Statutory Merger Agreement”) and the Companies Act 1981 of Bermuda (the “Bermuda Companies Act”). Upon consummation of the Bermuda Merger, Bermuda Merger Sub will cease to exist and Marvell will become a wholly owned Subsidiary of HoldCo.

C. Immediately after the consummation of the Bermuda Merger, the Company, HoldCo and Delaware Merger Sub intend to effect a merger of Delaware Merger Sub into the Company (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”) in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”). Upon consummation of the Delaware Merger, Delaware Merger Sub will cease to exist and the Company will become a wholly owned Subsidiary of HoldCo.

D. The respective boards of directors of HoldCo, Marvell and Bermuda Merger Sub have approved this Agreement, the Statutory Merger Agreement and the Bermuda Merger.

E. The respective boards of directors of HoldCo, Delaware Merger Sub and the Company have approved this Agreement and the Delaware Merger.

F. For U.S. federal income Tax purposes, it is intended that: (i) the Mergers, taken together, qualify as a transaction described in Section 351(a) of the Code; (ii) the Bermuda Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; and (iii) this Agreement constitutes a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. DESCRIPTION OF TRANSACTIONS

1.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, at the Bermuda Merger Effective Time, Bermuda Merger Sub will be merged with and into Marvell and the separate corporate existence of Bermuda Merger Sub will cease in accordance with Section 104H of the Bermuda Companies Act. Marvell will become a wholly owned Subsidiary of HoldCo and will continue as the surviving company in the Bermuda Merger (the “Surviving Bermuda Company”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, at the Delaware Merger Effective Time, Delaware Merger Sub will be merged with and into the Company, and the separate existence of Delaware Merger Sub will cease. The Company will become a wholly owned Subsidiary of HoldCo and will continue as the surviving corporation in the Delaware Merger (the “Surviving Delaware Corporation”).

1.2 Effects of the Mergers. The Bermuda Merger will have the effects set forth in this Agreement, the Statutory Merger Agreement and in the applicable provisions of the Bermuda Companies Act. The Delaware Merger will have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3 Closing. The consummation of the Contemplated Transactions (the “Closing”) will take place at the offices of Hogan Lovells US LLP, 4085 Campbell Avenue, Suite 100, Menlo Park, California, 94025 (or, at the Principal Parties’ joint election, by means of a virtual closing through electronic exchange of signatures) at 8:00 a.m. (California time) on the fifth Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 and Section 7 (other than those conditions set forth in Sections 6.6 and 7.6, which are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other place, time or date as the Principal Parties may jointly designate. Notwithstanding anything to the contrary contained in this Section 1.3, if the Closing would otherwise be required to occur under this Section 1.3 during the last seven days of any fiscal quarter of Marvell, then, subject to the continued satisfaction or waiver of the conditions set forth in Section 6 and Section 7 (other than those conditions set forth in Sections 6.6 and 7.6, which are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), the Closing shall occur instead on the earlier of (a) the second Business Day of the following fiscal quarter of Marvell and (b) the End Date, unless the Principal Parties jointly designate another date. The date on which the Closing actually takes place is referred to as the “Closing Date.”

1.4 Bermuda Merger Effective Time; Delaware Merger Effective Time.

(a) Subject to the provisions of this Agreement and the Statutory Merger Agreement, Marvell, HoldCo and Bermuda Merger Sub shall: (i) duly execute the Statutory Merger Agreement on the Closing Date; (ii) on or prior to the Closing Date, cause an application for registration of the Surviving Bermuda Company (the “Bermuda Merger Application”) to be executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Bermuda Companies Act along with the documents required by Section 108(2) of the Bermuda Companies Act; and (iii) cause to be included in the Bermuda Merger Application a request that the Registrar issue the certificate of merger with respect to the Bermuda Merger (the “Bermuda Merger Certificate”) on the Closing Date at the time designated by Marvell and set forth in the Bermuda Merger Application. The Bermuda Merger shall become effective on the issuance of the Bermuda Merger Certificate by the Registrar at the time and date shown on the Bermuda Merger Certificate (the time at which the Bermuda Merger becomes effective being referred to as the “Bermuda Merger Effective Time”).

(b) Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL and specifying that the Delaware Merger will become effective one minute after the Bermuda Merger Effective Time shall be duly executed by the Company in connection with the Closing and, substantially concurrently with the Closing on the Closing Date, filed with the Secretary of State of the State of Delaware. The Delaware Merger will become effective as of the time specified in such certificate of merger (the time at which the Delaware Merger becomes effective being referred to as the “Delaware Merger Effective Time”).

1.5 Constituent Documents. Unless otherwise mutually agreed by the Principal Parties prior to the Closing:

(a) the memorandum of association and bye-laws of the Surviving Bermuda Company shall be amended and restated as of the Bermuda Merger Effective Time to conform to the memorandum of association and bye-laws of Bermuda Merger Sub in effect immediately prior to the Bermuda Merger Effective Time, except that the name of the company reflected therein shall be “Marvell Technology Group Ltd.”;

(b) the certificate of incorporation and bylaws of the Surviving Delaware Corporation shall be amended and restated as of the Delaware Merger Effective Time to conform to the certificate of incorporation and bylaws of Delaware Merger Sub as in effect immediately prior to the Delaware Merger Effective Time, except that the name of the corporation reflected therein shall be “Inphi Corporation”; and

(c) the certificate of incorporation and bylaws of HoldCo will be amended and restated as of the Bermuda Merger Effective Time to conform to Exhibit C and Exhibit D, respectively (it being understood and agreed that the name of the Entity set forth in Exhibit C and Exhibit D may be changed by Marvell prior to the Closing).

1.6 Directors and Officers. Unless otherwise mutually agreed by the Principal Parties prior to the Closing:

(a) the directors and officers of the Surviving Bermuda Company immediately after the Bermuda Merger Effective Time will be the respective individuals who are the directors and officers (including the corporate secretary) of Bermuda Merger Sub immediately prior to the Bermuda Merger Effective Time, in each case, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be;

(b) the directors and officers of the Surviving Delaware Corporation immediately after the Delaware Merger Effective Time will be the respective individuals who are the directors and officers of Delaware Merger Sub immediately prior to the Delaware Merger Effective Time, in each case, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be; and

(c) the directors and officers of HoldCo immediately after the Bermuda Merger Effective Time will be the respective individuals who are the directors and officers of Marvell immediately prior to the Bermuda Merger Effective Time, in each case, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Prior to the Delaware Merger Effective Time, Marvell shall take all necessary corporate action to cause the Chief Executive Officer of the Company to become a member of the board of directors of HoldCo, effective immediately after the Delaware Merger Effective Time.

1.7 Conversion of Shares.

(a) At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any further action on the part of Marvell, HoldCo, Bermuda Merger Sub or any shareholder of Marvell:

(i) any Marvell Common Shares held, directly or indirectly, by any wholly owned Subsidiary of Marvell (other than HoldCo and Bermuda Merger Sub) or by any Inphi Entity immediately prior to the Bermuda Merger Effective Time will be unaffected by the Bermuda Merger and will remain issued and outstanding as an equal number of common shares of the Surviving Bermuda Company;

(ii) any Marvell Common Shares held by Marvell in Marvell’s treasury or held, directly or indirectly, by HoldCo or Bermuda Merger Sub immediately prior to the Bermuda Merger Effective Time will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor;

(iii) except as provided in Sections 1.7(a)(i) and 1.7(a)(ii), and subject to Sections 1.7(d), 1.10, 1.11(g) and 1.13, each Marvell Common Share that is issued and outstanding immediately prior to the Bermuda Merger Effective Time will be converted into the right to receive one share of HoldCo Common Stock; and

(iv) each common share, $1.00 par value per share, of Bermuda Merger Sub issued and outstanding immediately prior to the Bermuda Merger Effective Time will be converted into one common share of the Surviving Bermuda Company.

(b) At the Bermuda Merger Effective Time, each share of HoldCo Common Stock that is outstanding immediately prior to the Bermuda Merger Effective Time will remain outstanding. Immediately after the Bermuda Merger Effective Time, all shares of HoldCo Common Stock owned by the Surviving Bermuda Company shall be surrendered to HoldCo, and no consideration will be delivered in exchange therefor.

(c) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any further action on the part of the Company, HoldCo, Delaware Merger Sub or any stockholder of the Company:

(i) any shares of Company Common Stock held, directly or indirectly, by any wholly owned Subsidiary of the Company or by any Marvell Entity (other than HoldCo and Delaware Merger Sub) immediately prior to the Delaware Merger Effective Time will be unaffected by the Delaware Merger and will remain outstanding as an equal number of shares of common stock of the Surviving Delaware Corporation;

(ii) any shares of Company Common Stock held, directly or indirectly, by the Company (or held in the Company’s treasury) or by HoldCo or Delaware Merger Sub immediately prior to the Delaware Merger Effective Time will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor;

(iii) except as provided in Sections 1.7(c)(i) and 1.7(c)(ii), and subject to Sections 1.7(d), 1.11 and 1.12, each share of Company Common Stock outstanding immediately prior to the Delaware Merger Effective Time will be converted into the right to receive: (A) 2.323 (the “Exchange Ratio”) shares of HoldCo Common Stock; and (B) $66.00 in cash, without interest (the “Per Share Cash Amount”); and

(iv) each share of the common stock, $0.001 par value per share, of Delaware Merger Sub outstanding immediately prior to the Delaware Merger Effective Time will be converted into one share of common stock of the Surviving Delaware Corporation.

(d) If, during the period commencing on the date of this Agreement and ending at the Delaware Merger Effective Time (the “Pre-Closing Period”), the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during the Pre-Closing Period, or a record date with respect to any such event occurs during the Pre-Closing Period, then the Per Share Cash Amount and the Exchange Ratio will be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action. If, during the Pre-Closing Period, the issued and outstanding Marvell Common Shares or the outstanding shares of HoldCo Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by Marvell or HoldCo during the Pre-Closing Period, or a record date with respect to any such event occurs during the Pre-Closing Period, then the Exchange Ratio (but not the Per Share Cash Amount) and the consideration payable pursuant to Section 1.7(a)(iii) will be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action.

(e) No fraction of a share of HoldCo Common Stock shall be issued in connection with the Delaware Merger, and no certificates or scrip for any such fractional share shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of HoldCo Common Stock (after aggregating all fractions of a share of HoldCo Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder’s Company Stock Certificate(s) or the transfer of Uncertificated Company Shares, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a Marvell Common Share on the Marvell Stock Exchange on the date the Delaware Merger becomes effective.

1.8 Closing of Transfer Books.

(a) At the Bermuda Merger Effective Time: (i) except for Marvell Common Shares that continue to be held by a Subsidiary of the Surviving Bermuda Company or an Inphi Entity following the Bermuda Merger

Effective Time in accordance with Section 1.7(a)(i), all Marvell Common Shares issued and outstanding immediately prior to the Bermuda Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing Marvell Common Shares issued and outstanding immediately prior to the Bermuda Merger Effective Time (each such certificate, a “Marvell Share Certificate”) or uncertificated Marvell Common Shares represented by book entry positions (each such share, an “Uncertificated Marvell Share”) shall cease to have any rights as shareholders of Marvell, other than the rights, if any, that such holders may have under Section 106(6) of the Bermuda Companies Act; and (ii) the share transfer books of Marvell shall be closed with respect to all Marvell Common Shares issued and outstanding immediately prior to the Bermuda Merger Effective Time. No further transfer of any such Marvell Common Shares shall be made on such share transfer books after the Bermuda Merger Effective Time. If, after the Bermuda Merger Effective Time, a valid Marvell Share Certificate or Uncertificated Marvell Share is presented to the Exchange Agent or to the Surviving Bermuda Company or HoldCo, such Marvell Share Certificate or Uncertificated Marvell Share shall be canceled and may be exchanged as provided in Section 1.10.

(b) At the Delaware Merger Effective Time: (i) except for Disregarded Company Shares, all shares of Company Common Stock outstanding immediately prior to the Delaware Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Delaware Merger Effective Time (each such certificate, a “Company Stock Certificate”) or uncertificated shares of Company Common Stock represented by book entry positions (each such share, an “Uncertificated Company Share”) shall cease to have any rights as stockholders of the Company, other than the rights, if any, that such holders may have under Section 262 of the DGCL; and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Delaware Merger Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Delaware Merger Effective Time. If, after the Delaware Merger Effective Time, a valid Company Stock Certificate or Uncertificated Company Share is presented to the Exchange Agent or to the Surviving Delaware Corporation or HoldCo, such Company Stock Certificate or Uncertificated Company Share shall be canceled and shall be exchanged as provided in Section 1.11.

1.9 Exchange Fund. On or prior to the Closing Date, HoldCo shall, and Marvell shall cause HoldCo to, select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Mergers (the “Exchange Agent”). Subject to Section 1.12, promptly after the Delaware Merger Effective Time on the Closing Date, HoldCo shall: (a) deposit with the Exchange Agent certificates or book entry positions representing the shares of HoldCo Common Stock issuable pursuant to Sections 1.7(a)(iii) and 1.7(c)(iii); and (b) cause to be deposited with the Exchange Agent cash sufficient to make payments of the cash consideration payable pursuant to Section 1.7(c)(iii) (including payments to be made in lieu of fractional shares). The HoldCo Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to the deposited shares of HoldCo Common Stock are referred to collectively as the “Exchange Fund.” The cash portion of the Exchange Fund will be invested by the Exchange Agent as directed by HoldCo; provided, however, that any such investments shall be in short-term obligations of the United States with maturities of no more than 30 days or guaranteed by the United States and backed by the full faith and credit of the United States. No investment of the Exchange Fund shall relieve HoldCo or the Exchange Agent from promptly paying the cash consideration payable pursuant to Section 1.11(a), and following any losses from any such investment, HoldCo shall promptly provide additional cash funds to the Exchange Agent in the amount of such losses to the extent the funds in the Exchange Fund are insufficient for such purposes, which additional funds will be deemed to be part of the Exchange Fund.

1.10 Exchange of Marvell Share Certificates. Each Marvell Share Certificate, other than a certificate representing a Disregarded Marvell Share, will, from and after the Bermuda Merger Effective Time, represent an equivalent number of shares of HoldCo Common Stock. At the Bermuda Merger Effective Time, the Exchange Agent will credit in the stock ledger and other appropriate books and records of HoldCo an equivalent number of shares of HoldCo Common Stock for any Uncertificated Marvell Shares represented by book entry positions, other than Disregarded Marvell Shares. After the Bermuda Merger Effective Time, if an exchange of Marvell Share Certificates for new certificates representing shares of HoldCo Common Stock is required by applicable Legal Requirements, or is desired at any time by HoldCo, then HoldCo may arrange, in its sole discretion, for such exchange on a one-for-one-share basis.

1.11 Exchange of Company Stock Certificates.

(a) As soon as reasonably practicable (and in any event within three Business Days) after the Delaware Merger Effective Time, the Exchange Agent will mail to the Persons who, as of immediately prior to the Delaware Merger Effective Time, were record holders of Company Stock Certificates and Uncertificated Company Shares: (i) a letter of transmittal in customary form (including a provision confirming that delivery of a Company Stock Certificate or transfer of an Uncertificated Company Share will be effected, and risk of loss and title to such Company Stock Certificate or such Uncertificated Company Share will pass, only upon proper delivery of such Company Stock Certificate or transfer of such Uncertificated Company Share to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates or transfer of Uncertificated Company Shares in exchange for Delaware Merger Consideration. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange (or compliance with the reasonable procedures established by the Exchange Agent for transfer of Uncertificated Company Shares), together with the delivery of a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or HoldCo, the holder of such Company Stock Certificate or Uncertificated Company Shares will be entitled to receive in exchange therefor the Delaware Merger Consideration that such holder has the right to receive pursuant to Section 1.7, in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Company Stock Certificate or Uncertificated Company Shares and the Company Stock Certificate or Uncertificated Company Shares so surrendered or transferred will be canceled. Until surrendered or transferred as contemplated by this Section 1.11(a), each Company Stock Certificate and Uncertificated Company Share shall be deemed, from and after the Delaware Merger Effective Time, to represent only the right to receive Delaware Merger Consideration as contemplated by Section 1.7(c).

(b) No dividends or other distributions declared or made with respect to HoldCo Common Stock with a record date after the Delaware Merger Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate or to the holder of any Uncertificated Company Share that has not been transferred, in each case with respect to the HoldCo Common Stock that such holder has the right to receive in the Delaware Merger, until such holder surrenders such Company Stock Certificate or transfers such Uncertificated Company Share in accordance with this Section 1.11 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

(c) In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of Delaware Merger Consideration may be made to a Person other than the holder in whose name the Company Stock Certificate formerly representing such shares or Uncertificated Company Shares is registered if: (i) any such Company Stock Certificate is properly endorsed or otherwise in proper form for transfer; and (ii) such holder has paid any fiduciary or surety bonds and any transfer or other similar Taxes required by reason of the payment of such Delaware Merger Consideration to a Person other than such holder (or has established to the reasonable satisfaction of HoldCo that such bonds and Taxes have been paid or are not applicable).

(d) If any Company Stock Certificate is lost, stolen or destroyed, HoldCo may, in its discretion and as a condition precedent to the payment of any Delaware Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as HoldCo may direct) as indemnity against any claim that may be made against the Exchange Agent, HoldCo or the Surviving Delaware Corporation with respect to such Company Stock Certificate. No interest will be paid or will accrue on any cash consideration payable to holders of Company Stock Certificates or in respect of Uncertificated Company Shares pursuant to Section 1.7.

(e) Any portion of the Exchange Fund that remains undistributed to former holders of shares of Company Common Stock as of the date that is 365 days after the date on which the Delaware Merger becomes effective will be delivered to HoldCo upon demand, and any former holders of shares of Company Common Stock who have not theretofore surrendered their Company Stock Certificates, or complied with the procedures established by the Exchange Agent for transfer of Uncertificated Company Shares, in accordance with this Section 1.11 may thereafter look only to HoldCo for satisfaction of their claims for Delaware Merger Consideration and any dividends or distributions with respect to the shares of HoldCo Common Stock included in the Delaware Merger Consideration.

(f) If any Company Stock Certificate has not been surrendered, or any Uncertificated Company Share has not been transferred, by the earlier of (i) the fifth anniversary of the date on which the Delaware Merger becomes effective and (ii) the date immediately prior to the date on which the Delaware Merger Consideration that such Company Stock Certificate or Uncertificated Company Share represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such Delaware Merger Consideration will, to the extent permitted by applicable Legal Requirements, become the property of HoldCo, free and clear of any claim or interest of any Person previously entitled thereto. None of HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or the Exchange Agent will be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any Delaware Merger Consideration (or dividends or distributions with respect to shares of HoldCo Common Stock included in the Delaware Merger Consideration) delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

(g) Each of the Exchange Agent, HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock or any Marvell Common Share, Company Equity Award or Marvell Equity Award such amounts as are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld and paid over to the appropriate Governmental Body, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

1.12 Dissenting Company Stockholders.

(a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Dissenting Company Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Delaware Merger Consideration in accordance with Section 1.7(c)(iii), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Company Shares.

(b) If any Dissenting Company Shares lose their status as such (through failure to perfect or otherwise), then such Dissenting Company Shares will be deemed automatically to have been converted into, as of the Delaware Merger Effective Time, and to represent only, the right to receive Delaware Merger Consideration in accordance with Section 1.7, without interest thereon, upon surrender of the Company Stock Certificate representing such shares or, if such shares are Uncertificated Company Shares, upon compliance with the procedures established by the Exchange Agent for the transfer of such Uncertificated Company Shares, and HoldCo shall promptly deposit (or cause to be deposited) in the Exchange Fund additional cash in an amount sufficient to pay the cash portion of the Delaware Merger Consideration in respect of such shares of Company Common Stock that are no longer Dissenting Company Shares.

(c) The Company shall give Marvell: (i) prompt notice of any demand for appraisal received by the Company prior to the Delaware Merger Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Delaware Merger Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not voluntarily make any payment or settlement offer prior to the Delaware Merger Effective Time with respect to any such demand, notice or instrument unless Marvell has given its prior written consent to such payment or settlement offer.

1.13 Dissenting Marvell Shareholders.

(a) At the Bermuda Merger Effective Time, all Dissenting Marvell Shares will be canceled and, unless otherwise required by applicable Bermuda Legal Requirements, converted into the right to receive the shares of HoldCo Common Stock such holder is entitled to receive pursuant to Section 1.7(a)(iii), and any holder of Dissenting Marvell Shares shall, if the fair value of a Dissenting Marvell Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act (the “Appraised Fair Value”) is greater than the fair value of the share of HoldCo Common Stock exchanged therefor, be entitled to receive such difference from the Surviving Bermuda Company by payment made within 30 days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.

(b) If a holder of Dissenting Marvell Shares who sought to exercise such holder’s right to appraisal fails to properly exercise, or effectively withdraws or otherwise waives, such holder’s right to appraisal (such withdrawal or waiver, an “Appraisal Withdrawal”), then such holder shall have no other rights with respect to such Dissenting Marvell Shares other than as contemplated by Section 1.7(a)(iii).

1.14 Further Action. If, at any time after the Delaware Merger Effective Time, any further action is determined by HoldCo to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Bermuda Company or the Surviving Delaware Corporation with full right, title and possession of and to all rights and property of Marvell, Bermuda Merger Sub, the Company and Delaware Merger Sub, then the officers and directors of HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation are fully authorized (in the name of Marvell, in the name of Bermuda Merger Sub, in the name of the Company, in the name of Delaware Merger Sub or otherwise) to take such action.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Marvell, HoldCo, Delaware Merger Sub and Bermuda Merger Sub as follows (it being understood that the representations and warranties contained in this Section 2 are subject to: (a) the exceptions and disclosures set forth in the Company Disclosure Schedule (subject to Section 9.6); and (b) the disclosures in any Company SEC Report filed with the SEC at least three Business Days before the date of this Agreement (but (i) without giving effect to any amendment thereto filed with the SEC thereafter, (ii) excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other statement or other disclosure that is similarly predictive or forward-looking, and (iii) excluding any Company SEC Reports that are not publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) on the date that is three Business Days before the date of this Agreement)):

2.1 Subsidiaries; Due Organization; Etc.

(a) Part 2.1(a) of the Company Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of the name and jurisdiction of organization of each Subsidiary of the Company. Neither the Company nor any of the other Inphi Entities owns any capital stock of, or any equity interest of any nature in, any other Entity, other than another Inphi Entity. None of the Inphi Entities has at any time been a general partner of or otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity. None of the Inphi Entities has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except for the Subsidiaries of the Company, and except for immaterial equity interests held as passive investments, the Company does not directly or indirectly own any material equity or similar material interest in, or any material interest convertible into or exchangeable or exercisable for, any material equity or similar material interest in, any other Entity.

(b) Each of the Inphi Entities is duly organized, validly existing and in good standing (in jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all necessary corporate, limited liability company or other organizational power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Inphi Entities, taken as a whole. Each of the Inphi Entities is qualified to do business as a foreign entity and is in good standing (in jurisdictions that recognize the concept of good standing), under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect on the Company.

2.2 Certificate of Incorporation and Bylaws. The Company has Made Available to Marvell accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each of the Inphi Entities, including all amendments thereto. The Company has Made Available to Marvell accurate and complete copies of the final approved minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of equity securities and board of directors or similar governing body (and to the extent applicable, each committee thereof) of the Company for the period from December 31, 2018 through the date of this Agreement. The final and approved minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the board of directors or similar governing body (and to the extent applicable, each committee thereof) of the Company Made Available to Marvell are complete and redacted only with respect to discussions of the Contemplated Transactions or other similar strategic transactions, and not with respect to any other matter. No Inphi Entity is in violation of any of the provisions of the certificate of incorporation or bylaws (or equivalent charter and organizational documents), including all amendments thereto, of such Entity, except as would not, individually or in the aggregate, reasonably be expected to be material to the Inphi Entities, taken as a whole.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 500,000,000 shares of Company Common Stock, of which 52,102,241 shares were issued and outstanding as of the close of business on October 26, 2020 (the “Inphi Listing Date”); and (ii) 10,000,000 shares of Company Preferred Stock, of which no shares were issued or outstanding as of the close of business on the Inphi Listing Date. The Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the Inphi Entities. There is no Inphi Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. None of the Inphi Entities is under any obligation under, or is bound by, any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities.

(b) As of the close of business on the Inphi Listing Date: (i) 697,717 shares of Company Common Stock are subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plans; (ii) 700,869 shares of Company Common Stock are reserved for future issuance pursuant to the Company’s Amended and Restated Employee Stock Purchase Plan (the “Company ESPP”); (iii) (A) 3,749,548

shares of Company Common Stock are subject to issuance and/or delivery pursuant to Company RSUs, (B) up to a maximum of 46,393 shares of Company Common Stock (34,338 shares of Company Common Stock assuming target performance) are subject to issuance and/or delivery pursuant to Company PSUs and (C) up to a maximum of 1,065,626 shares of Company Common Stock (478,840 shares of Company Common Stock assuming target performance) are subject to issuance and/or delivery pursuant to Company MSUs; (iv) no shares of Company Restricted Stock are outstanding; (v) no shares of Company Common Stock are subject to stock appreciation rights, whether granted under the Company Equity Plans or otherwise; (vi) no Company Equity Awards are outstanding other than those granted under the Company Equity Plans; and (vii) 5,694,936 shares of Company Common Stock are reserved for future issuance pursuant to Company Equity Awards not yet granted under the Company Equity Plans. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth the following information with respect to each Company Equity Award outstanding as of the close of business on the Inphi Listing Date: (1) the Company Equity Plan (if any) pursuant to which such Company Equity Award was granted; (2) the employee identification number of the holder of such Company Equity Award; (3) the number of shares of Company Common Stock subject to such Company Equity Award (including, for Company Equity Awards subject to performance-based vesting requirements, both the target and the maximum number of shares of Company Common Stock); (4) the exercise price (if any) of such Company Equity Award; (5) the date on which such Company Equity Award was granted; (6) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and/or exercisable; (7) the date on which such Company Equity Award expires; (8) if such Company Equity Award is a Company Option, whether it is an “incentive stock option” (as defined in the Code) or a non-qualified stock option; (9) if such Company Equity Award is a Company RSU, whether such Company RSU is subject to Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”); (10) if such Company Equity Award is a Company RSU, the dates on which shares of Company Common Stock are scheduled to be delivered, if different from the applicable vesting schedule; and (11) whether the vesting of such Company Equity Award would be accelerated, in whole or in part, as a result of the Delaware Merger or any of the other Contemplated Transactions, alone or in combination with any termination of employment or other event. The exercise price of each Company Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option. All grants of Company Equity Awards were recorded on the Company’s financial statements (including any related notes thereto) contained in the Company SEC Reports in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise). From the close of business on the Inphi Listing Date until the date of this Agreement, no shares of Company Common Stock or Company Preferred Stock have been issued, except for shares of Company Common Stock issued pursuant to the exercise of Company Options or the vesting of Company RSUs, Company PSUs or Company MSUs, in each case, outstanding on the Inphi Listing Date and in accordance with their terms.

(c) The Company has Made Available to Marvell accurate and complete copies of all equity-based plans or, if not granted under an equity plan, such other Contract, pursuant to which any stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards (including all outstanding Company Equity Awards, whether payable in equity, cash or otherwise) are currently outstanding, and the forms of all stock option, stock appreciation right, restricted stock unit, deferred stock unit and restricted stock award agreements evidencing such stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards (including all outstanding Company Equity Awards, whether payable in equity, cash or otherwise).

(d) Except (w) as set forth in Part 2.3(b) of the Company Disclosure Schedule, (x) for the Convertible Notes and the Capped Call Confirmations, (y) for shares of Company Common Stock issued following the Inphi Listing Date pursuant to the exercise of Company Options or the vesting of Company RSUs, Company PSUs or Company MSUs, in each case, outstanding as of the Inphi Listing Date and in accordance with their terms and (z) as may be issued in compliance with Section 4.2(b)(ii), there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Inphi Entities; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Inphi Entities; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract (other than the Indentures) under which any of the Inphi Entities is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(e) All outstanding shares of Company Common Stock, options, warrants, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Inphi Entities have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Inphi Entities, taken as a whole.

(f) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

2.4 SEC Filings; Financial Statements.

(a) All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since January 1, 2018 have been so filed on a timely basis. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company SEC Reports, the principal executive officer and principal financial officer of the Company have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act (each such required certification, a “Certification”), and the statements contained in each Certification are accurate and complete as of its date. For purposes of this Agreement, (A) “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act and (B) the term “file” and variations thereof, when used in reference to the SEC, shall be broadly construed to include any manner in which any document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, there are no unresolved written comments issued by the staff of the SEC with respect to any of the Company SEC Reports. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing review by the SEC.

(b) The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that, individually or in the aggregate, will not be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby. To the Knowledge of the Company, no financial statements of any Person other than the Inphi Entities are required by GAAP to be included in the consolidated financial statements of the Company.

(c) The Inphi Entities maintain: (i) “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) as required by the Exchange Act and, to the Knowledge of the Company, the

Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (A) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or any other employee who has (or has had) a significant role in the Company’s internal control over financial reporting; and (ii) “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as required by the Exchange Act, and such disclosure controls and procedures are designed to provide reasonable assurances that all material information concerning the Inphi Entities is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has Made Available to Marvell accurate and complete copies of the policies, manuals and other documents promulgating such disclosure controls and procedures. The Company is in material compliance with the applicable listing and other rules and regulations of the New York Stock Exchange and Nasdaq and, since January 1, 2018, has not received any notice from the New York Stock Exchange or Nasdaq asserting any non-compliance with such rules and regulations.

(d) The Company has Made Available to Marvell accurate and complete copies of the documentation creating or governing all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by any of the Inphi Entities since January 1, 2018.

(e) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it. No Inphi Entity has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.

(f) Since January 1, 2018, there have been no changes in any of the Company’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material to the Company’s financial statements (including, any related notes thereto) contained in the Company SEC Reports, except as described in the Company SEC Reports or except as may have been required or permitted by any regulatory authority. The reserves reflected in such financial statements have been determined and established in accordance with GAAP and have been calculated in a consistent manner.

2.5 Absence of Changes. Between December 31, 2019 and the date of this Agreement, there has not been any Material Adverse Effect on the Company, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect on the Company. Between June 30, 2020 and the date of this Agreement, none of the Inphi Entities has taken any action, or authorized, approved, committed, agreed or offered to take any action, that if taken during the Pre-Closing Period would require Marvell’s consent under Section 4.2(b)(iii), Section 4.2(b)(iv) (with respect to the Company itself), Section 4.2(b)(v), Section 4.2(b)(x), Section 4.2(b)(xi), Section 4.2(b)(xii), Section 4.2(b)(xv), Section 4.2(b)(xvi), Section 4.2(b)(xvii), Section 4.2(b)(xix) or Section 4.2(b)(xxi). Since December 31, 2019, there has not been any change in any Inphi Entity’s sales patterns, pricing policies, accounts receivable or accounts payable or any “channel stuffing” or other sale method (including entering into any strategic purchase arrangement or providing any incentive (such as reduced pricing, extended payment terms or other similar incentives) designed to encourage accelerated purchases of Inphi Products) that would have, or would reasonably be expected to have, the effect of artificially increasing the Inphi Entities’ consolidated revenues for fiscal year 2020.

2.6 Title to Assets. Except with respect to the Inphi Entities’ real property (which is covered by Section 2.7) and with respect to the Inphi Entities’ Intellectual Property Rights (which is covered by Section 2.8), the Inphi Entities own, and have good and valid title to, all assets purported to be owned by them that are material to the Inphi Entities, taken as a whole, including: (a) all such assets reflected on the Company Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company

Balance Sheet); and (b) all such other assets reflected in the books and records of the Inphi Entities as being owned by the Inphi Entities. All of such assets are owned by the Inphi Entities free and clear of any Encumbrances, except for Permitted Encumbrances.

2.7 Real Property; Equipment; Leasehold.

(a) None of the Inphi Entities owns any real property or any interest in real property. Part 2.7(a) of the Company Disclosure Schedule sets forth an accurate and complete description of each real property lease, sublease or occupancy agreement pursuant to which any of the Inphi Entities leases, subleases or occupies real property from any other Person (the “Leases”). (All real property leased or subleased to the Inphi Entities, including all buildings, structures, fixtures and other improvements leased or subleased to the Inphi Entities, are referred to as the “Leased Real Property.”) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) the Inphi Entities have a valid and binding leasehold interest in each Leased Real Property pursuant to a Lease, free and clear of all Encumbrances, other than Permitted Encumbrances; (ii) all of the Leases are valid and in full force and effect; and (iii) to the Knowledge of the Company, there is no default or event which, with the passage of time, the giving of notice or both, would become a default by any party under any Lease. The Company has Made Available to Marvell accurate and complete copies of all Leases.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, all of the buildings, fixtures, additions and other improvements to the Leased Real Property are adequate and suitable in all respects for the purpose of conducting the Inphi Entities’ business as presently conducted. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened in writing that materially adversely affects, or would materially adversely affect, the continuation of any Inphi Entity’s present use or operation of any Leased Real Property. To the Knowledge of the Company, there is no existing plan or study by any Governmental Body or any other Person that challenges or otherwise adversely affects the continuation of any Inphi Entity’s present use or operation of any Leased Real Property. The Company has not received any written notice of any condemnation proceedings relating to any Leased Real Property and, to the Knowledge of the Company, no condemnation proceedings relating to any Leased Real Property are pending or threatened in writing.

2.8 Intellectual Property.

(a) The Company has Made Available to Marvell a schedule accurately identifying: (i) each item of Registered IP in which any Inphi Entity has (or purports to have) an ownership interest, or an exclusive license or similar exclusive right; (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration or serial number and date; and (iii) the record owner and, if different, the legal owner and beneficial owner (and if any other Person has an ownership interest in such item of Registered IP, the nature of such ownership interest).

(b) Part 2.8(b)(i) of the Company Disclosure Schedule accurately identifies each Inphi Inbound License that includes any Intellectual Property or Intellectual Property Rights that are incorporated or embodied in any Inphi Product and each other material Inphi Inbound License. Part 2.8(b)(ii) of the Company Disclosure Schedule accurately identifies each material Inphi Outbound License, other than a Contract entered into by an Inphi Entity in the ordinary course of business pursuant to which the Inphi Entity grants to its customer a nonexclusive license to use Inphi APIs, firmware or other Software in the customer’s own product as a component thereof (and no other license to Inphi IP). Part 2.8(b)(iii) of the Company Disclosure Schedule accurately identifies each Inphi Patent License. The Company has not exclusively licensed any of its APIs, firmware or other Software.

(c) The Inphi Entities own all right, title and interest in and to (i) the Inphi IP and (ii) all Intellectual Property and Intellectual Property Rights in, or incorporated or embodied in, each Inphi Product (other than

Intellectual Property and Intellectual Property Rights licensed to the Inphi Entities under Inphi Inbound Licenses), in each case, free and clear of any Encumbrances, except for Permitted Encumbrances. Without limiting the generality of the foregoing: (i) all assignments, documents and instruments necessary to perfect the rights of the Inphi Entities in any Inphi IP that is Registered IP have been duly executed and validly delivered, filed and otherwise recorded with the appropriate Governmental Body, and, to the Knowledge of the Company, each recording is in compliance with all applicable Legal Requirements; (ii) each Person who is or was involved in the creation, invention, contribution or development of any material Intellectual Property or Intellectual Property Rights in the course of that Person’s work with or for any Inphi Entity has validly and irrevocably assigned to an Inphi Entity all such Intellectual Property and Intellectual Property Rights and is bound by confidentiality provisions protecting such Intellectual Property and Intellectual Property Rights; (iii) to the Knowledge of the Company and except as set forth on Part 2.8(c)(iii) of the Company Disclosure Schedule, no Governmental Body, university, college, or other educational institution has or purports to have any ownership in, or rights to, any Inphi IP; (iv) each Inphi Entity has taken commercially reasonable steps to maintain the confidentiality of its trade secrets and other confidential information, and to otherwise maintain and preserve its Intellectual Property Rights, and, to the Knowledge of the Company, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing; (v) to the Knowledge of the Company, except as set forth on Part 2.8(c)(v) of the Company Disclosure Schedule, (A) none of the Inphi Entities: (1) is or has been a member or promoter of, made any submission or contribution to, or is subject to any Contract with, any forum, consortium, patent pool, standards body or similar Person (each, a “Standards Organization”) that does or would obligate any Inphi Entity to grant or offer a license or other right to, or otherwise impair its control of, any Inphi IP; or (2) has received a request in writing from any Person for any license or other right to any Inphi IP in connection with the activities of or any participation in any Standards Organization and (B) no Inphi IP is subject to any commitment that does or would require the grant of any license or right to any Person or otherwise limit any Inphi Entity’s control of any Inphi IP or has been, is or was required to be, identified by an Inphi Entity or, to the Knowledge of the Company, any other Person as essential to any Standards Organization or any standard promulgated by any Standards Organization; and (vi) to the Knowledge of the Company, the Inphi Entities own or otherwise have sufficient rights in, and after the Closing the Surviving Delaware Corporation will continue to own and otherwise have sufficient rights in, all Intellectual Property Rights necessary to conduct the business of the Inphi Entities as currently conducted and currently planned by the Inphi Entities to be conducted.

(d) All Inphi IP that is Registered IP is subsisting, and to the Knowledge of the Company, valid and enforceable (other than pending applications). Without limiting the generality of the foregoing, to the Knowledge of the Company: (i) with respect to each item of Inphi IP that is Registered IP, all necessary: (A) fees, payments and filings have been timely submitted to the relevant Governmental Body or domain name registrar; and (B) other actions have been timely taken, in the case of each of clauses “(A)” and “(B),” to maintain each such item of Inphi IP that is Registered IP in full force and effect; and (ii) no Legal Proceeding is or has been pending or, to the Knowledge of the Company, threatened, in which the ownership, scope, validity or enforceability of any such Inphi IP is being, has been, or would reasonably be expected to be contested or challenged.

(e) To the Knowledge of the Company, neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, any of the following (including if a Consent is required to avoid any of the following): (i) a loss of, or Encumbrance on, any Inphi IP; (ii) a material breach of or default under, or the termination of, any Inphi Inbound License, Inphi Outbound License or Inphi Patent License; (iii) the grant, assignment or transfer to any other Person of any material license or other right, immunity, or interest under, in or to any Inphi IP or Intellectual Property Rights owned by HoldCo, the Surviving Delaware Corporation, the Surviving Bermuda Company or any of their Affiliates or the satisfaction of any condition as a result of which any Person would be permitted to exercise any license or other right, immunity, or interest under, in or to any Inphi IP or Intellectual Property Right owned by HoldCo, Marvell, the Surviving Delaware Corporation, the Surviving Bermuda Company or any of their Affiliates; (iv) HoldCo, the Surviving Delaware Corporation, the Surviving Bermuda Company or any of their Affiliates being bound by, or subject to, any exclusivity commitment, non-competition agreement or other limitation or restriction on the operation of their respective businesses or the use, exploitation, assertion or enforcement of Intellectual Property or Intellectual Property Rights anywhere in the world; (v) a reduction of any royalties or other payments that an Inphi Entity would otherwise be entitled to with respect to any Inphi IP; or (vi) HoldCo, the Surviving Delaware Corporation, the Surviving Bermuda Company or any of their Affiliates being obligated to pay any royalties or other amounts to any Person in excess of those payable by the Inphi Entities prior to the Closing.

(f) To the Knowledge of the Company, no Inphi Entity has ever infringed, misappropriated or otherwise violated or made unlawful use of any Intellectual Property or Intellectual Property Right of any other Person, and none of the Inphi Products or the conduct of the business of any Inphi Entity infringes, violates or makes unlawful use of any Intellectual Property Right of any other Person, and no Inphi Product contains any Intellectual Property misappropriated from any other Person, in each case in any material way or in a manner that would, or would reasonably be expected to, create a material liability for any of the Inphi Entities. Without limiting the generality of the foregoing and except as set forth on Part 2.8(f) of the Company Disclosure Schedule: (i) no infringement, misappropriation, unlawful use or similar claim or Legal Proceeding is pending or, to the Knowledge of the Company, threatened against any Inphi Entity or against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by any Inphi Entity with respect to such claim or Legal Proceeding; and (ii) since January 1, 2018, no Inphi Entity has received any written notice or, to the Knowledge of the Company, other communication relating to any actual, alleged or suspected infringement, misappropriation, violation or unlawful use by any Inphi Product, or by any Inphi Entity, of any Intellectual Property or Intellectual Property Right of another Person, including: (A) any letter or other communication asserting infringement, misappropriation, violation or unlawful use or threatening litigation, or suggesting or offering that any Inphi Entity obtain a license to any Intellectual Property Right of another Person and implying or suggesting that any Inphi Entity has been or is infringing, misappropriating, violating or making unlawful use of any such Intellectual Property or Intellectual Property Right; or (B) any letter or other communication requesting or demanding defense of, or indemnification with respect to, any infringement claim.

(g) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or would reasonably be expected to, with or without notice or lapse of time, result in the delivery, license or disclosure of (or a requirement that any Inphi Entity or other Person deliver, license, or disclose) any Source Material for any Inphi Product or other material Inphi IP to any escrow agent or other Person. To the Knowledge of the Company, no event has occurred or circumstance or condition exists that, with or without notice or lapse of time, will, or would reasonably be expected to, give rise to an obligation to deliver, license or disclose any Source Material for any Inphi Product or other material Inphi IP to any escrow agent or other Person.

(h) To the Knowledge of the Company and except as set forth on Part 2.8(h) of the Company Disclosure Schedule, no Inphi Software contains, is derived from, is distributed or made available with, or is being or was developed using Open Source Software in a manner such that the terms under which such Open Source Software is licensed impose a requirement or condition that an Inphi Entity grant a license under or to, or refrain from asserting or enforcing, its Intellectual Property Rights or that any other Software included in the Inphi IP or any Inphi Product, or part thereof, be: (i) disclosed, distributed or made available in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) redistributable at no or minimal charge. Each Inphi Entity has at all times complied with, and is currently in compliance with, all of the licenses, conditions, and other requirements applicable to Open Source Software.

(i) The Inphi Entities’ receipt, collection, monitoring, maintenance, creation, transmission, transfer, use, processing, analysis, disclosure, storage, disposal and security of Protected Information has complied, and complies with: (i) each Inphi Contract; (ii) applicable Information Privacy and Security Laws; and (iii) applicable policies and procedures adopted by the Inphi Entities relating to Protected Information. Each Inphi Entity has all lawful bases, authorizations, rights, consents, data processing agreements and data transfer agreements that are required under any applicable Information Privacy and Security Law to receive, access, use and disclose

Protected Information in such Inphi Entity’s possession or under its control in connection with the operation of the business of such Inphi Entity.

(j) To the Knowledge of the Company, the Inphi Entities have adopted, and are and have been in compliance with, commercially reasonable policies and procedures that apply to the Inphi Entities with respect to privacy, data protection, processing, security and the collection and use of Protected Information gathered or accessed in the course of the operations of the Inphi Entities. Employees of the Inphi Entities who have access to Protected Information have received documented training (in accordance with industry standards) with respect to compliance with all applicable Information Privacy and Security Laws.

(k) Each Inphi Entity appropriately protects the confidentiality, integrity and security of its Protected Information and its IT Systems against any unauthorized use, access, interruption, modification or corruption. Each Inphi Entity has implemented and maintains a comprehensive information security program that, to the Knowledge of the Company: (i) complies with all applicable Information Privacy and Security Laws and general industry standards; (ii) identifies internal and external risks to the security of any proprietary or confidential information in its possession, including Protected Information and the rights and freedoms of the subjects of that Protected Information; (iii) monitors and protects Protected Information and all IT Systems against any unauthorized use, access, interruption, modification or corruption, in each case in conformance with applicable Information Privacy and Security Laws; (iv) implements, monitors and maintains appropriate, adequate and effective administrative, organizational, technical and physical safeguards to control the risks described in clauses “(ii)” and “(iii)” above; (v) is described in written data security policies and procedures; (vi) assesses each of the Inphi Entities’ data security practices, programs and risks; and (vii) maintains incident response and notification procedures in compliance with applicable Information Privacy and Security Laws, including in the case of any breach of security compromising Protected Information. Each Inphi Entity is taking, and has at all times taken, all required steps to ensure that any Protected Information collected or handled by authorized third parties acting on behalf of such Inphi Entity provides similar safeguards, in each case, in compliance with applicable Information Privacy and Security Laws and consistent with general industry standards.

(l) Each Inphi Entity has taken reasonable measures to secure all Inphi Technology prior to selling, distributing, deploying or making it available and has made patches and updates to such Inphi Technology in accordance with industry standards. Without limiting the generality of the foregoing, each Inphi Entity has performed penetration tests and vulnerability scans of all Inphi Technology and those tests and scans were conducted in accordance with industry standards. Except as set forth on Part 2.8(l) of the Company Disclosure Schedule, each vulnerability identified by any such tests or scans has been fully remediated. To the Knowledge of the Company, no Inphi Technology contains any listening or recording device of which the user or customer is not made aware, “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry), disabling codes or instructions or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any material manner the operation of, or providing unauthorized access to, Protected Information, information processed by Inphi Technology, or a computer system or network or other device on which such code is stored or installed; or (ii) materially damaging or destroying any data or file without the user’s consent.

(m) To the Knowledge of the Company, there has been no data security breach of any IT System, or unauthorized acquisition, access, use or disclosure of any Protected Information, owned, transmitted, used, stored, received or controlled by or on behalf of any of the Inphi Entities. In each of the past five calendar years, each Inphi Entity has performed a security risk assessment in accordance with industry standards and addressed all known threats and deficiencies identified in those security risk assessments.

(n) No Inphi Entity (i) is under investigation by any Governmental Body for a violation of any Information Privacy and Security Law; or (ii) has received any written notice or audit request from a Governmental Body relating to any such violation.

(o) To the Knowledge of the Company, the collection, storage, processing, transfer, sharing and destruction of Protected Information in connection with the Contemplated Transactions, and the execution, delivery and performance of this Agreement and the Contemplated Transactions, complies with each of the Inphi Entities’ applicable privacy notices and policies and with all applicable Information Privacy and Security Laws. To the Knowledge of the Company, each Inphi Entity will continue to have at least the same rights to use, process and disclose Protected Information after the Closing as such Inphi Entity had before the Closing.

2.9 Material Contracts.

(a) Part 2.9(a) of the Company Disclosure Schedule identifies, as of the date of this Agreement, each of the following Inphi Contracts:

(i) any Contract: (A) pursuant to which any of the Inphi Entities is or may become obligated to make or provide any severance, termination, change in control or similar payment or benefit to any Inphi Associate following the consummation of the Delaware Merger that is in addition to any applicable statutory requirement; or (B) pursuant to which any of the Inphi Entities is or may become obligated to make any bonus (paid in cash or stock) or similar payment (other than payments constituting base salary) in excess of $50,000 to any Inphi Associate immediately prior to, in connection with or following the consummation of the Delaware Merger;

(ii) any Contract, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be triggered or increased, or the vesting of any of the benefits of which will be accelerated, by the consummation of any of the Contemplated Transactions;

(iii) any collective bargaining, union or works council agreement;

(iv) any material Contract relating to the acquisition, development, transfer, sale or disposition of any business unit or product line or Inphi IP, outside the ordinary course of business, except for assignments of Intellectual Property and Intellectual Property Rights to Inphi Entities from their employees or contractors on standard forms used by such Inphi Entities;

(v) any Contract: (A) involving a material joint venture, strategic alliance, partnership or sharing of profits or revenue or similar agreement; or (B) for any capital expenditure to be made after the date of this Agreement in excess of $500,000;

(vi) any Contract relating to the acquisition, transfer, development (including joint development) or joint ownership of any material Intellectual Property or Intellectual Property Rights, except for assignments of Intellectual Property and Intellectual Property Rights to Inphi Entities from their employees or contractors on standard forms used by such Inphi Entities;

(vii) any Contract: (A) relating to the disposition or acquisition by any Inphi Entity of any assets (other than dispositions of inventory in the ordinary course of business consistent with past practice) or any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $5,000,000 individually or $20,000,000 in the aggregate for all such Contracts; or (B) pursuant to which any Inphi Entity will acquire any interest, or will make an investment for consideration in excess of $10,000,000, in any other Person, other than another Inphi Entity;

(viii) any Contract imposing any restriction in any material respect on the right or ability of any Inphi Entity: (A) to engage in any line of business or compete with, or provide any service to, any other Person or in any geographic area; (B) to acquire any material product or other asset or any service from any other Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person; or (C) to develop, sell, supply, license, distribute, offer, support or service any product or any Intellectual Property or other asset to or for any other Person.

(ix) any Contract that: (A) grants exclusive rights to license, market, sell or deliver any product or service of any Inphi Entity; (B) contains any “most favored nation” or similar pricing provision in favor of the customer counterparty; (C) contains a right of first refusal, first offer or first negotiation with respect to an asset owned by an Inphi Entity; or (D) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or any portion of an Inphi Entity’s requirements from any third party;

(x) any mortgage, indenture, guarantee, loan, credit agreement, security agreement or other Contract relating to the borrowing of money or extension of credit, in each case, in excess of $2,500,000, other than: (A) accounts receivable and accounts payable; and (B) loans to or guarantees of obligations of direct or indirect wholly owned Subsidiaries of the Company, in each case, arising or provided in the ordinary course of business consistent with past practice;

(xi) any Contract: (A) that creates any material obligation under any interest rate, currency or commodity derivative or hedging transaction; or (B) pursuant to which any Inphi Entity creates or grants a material Encumbrance on any of its properties or other assets;

(xii) any Contract: (A) with a customer of any Inphi Entity that has not been fully performed under which the Inphi Entities received payments of more than $5,000,000 in the aggregate, other than a purchase order for the sale of products in the ordinary course of business under which the Inphi Entities have received payments of less than $5,000,000; or (B) with a Major Supplier that has not been fully performed under which the Inphi Entities have made payments of more than $5,000,000 in aggregate, other than purchase requisitions for the purchase of products or services in the ordinary course of business under which the Inphi Entities have made payments of less than $5,000,000 in aggregate;

(xiii) any Contract providing for outsourcing, contract manufacturing, testing, assembly or fabrication, as applicable, of any product, technology or service of an Inphi Entity under which any of the Inphi Entities has made (or must make) payments in excess of $2,500,000 in aggregate in fiscal year 2019 or during the first nine months of calendar year 2020;

(xiv) any Contract that contemplates or involves the payment by or to any Inphi Entity in an amount in excess of $5,000,000 in the aggregate for the sale or purchase of products in fiscal year 2019 or during the first nine months of calendar year 2020, or that contemplates or involves the performance of services by or for any Inphi Entity for payments in excess of $5,000,000 in the aggregate in fiscal year 2019 or during the first nine months of calendar year 2020, other than a purchase order for the sale or purchase of products or services in the ordinary course of business under which the Inphi Entities have made or received payments of less than $5,000,000 in aggregate;

(xv) any settlement, conciliation or similar Contract: (A) that materially restricts or imposes any material obligation on any Inphi Entity or materially disrupts the business of any of the Inphi Entities as currently conducted; or (B) that would require any of the Inphi Entities to pay consideration valued at more than $5,000,000 in the aggregate after the date of this Agreement;

(xvi) any Contract that contains an epidemic failure, epidemic defect, recall or other similar or extraordinary remedy in favor of the customer counterparty for any defect, error or failure of any product, part or component thereof;

(xvii) any material Government Contract;

(xviii) any Contract (other than a Contract under any Company Equity Plan or a Contract evidencing any Company Equity Award on the form or forms used by the Company in the ordinary course of business and Made Available to Marvell): (A) relating to the future acquisition, issuance, voting, registration, sale or transfer of any security, other than the Convertible Notes; (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any security; or (C) providing any of the Inphi Entities with any right of first refusal or similar right with respect to, or right to repurchase or redeem, any security;

(xix) any Contract that would obligate an Inphi Entity to make any payment of more than $1,000,000 in connection with any of the Contemplated Transactions or under which the counterparty to any Contract could accelerate any payment of more than $1,000,000 under such Contract in connection with any of the Contemplated Transactions;

(xx) any Contract involving payments of more than $2,500,000 in any calendar year relating to any vendor managed inventory, consignment or other arrangement in which an Inphi Entity has responsibility for maintaining inventory levels, delivering products within specified lead times or retaining title or risk of non-sale on products, parts or components delivered to the counterparty; and

(xxi) any other Contract, if a breach of such Contract could reasonably be expected to have or result in a Material Adverse Effect on the Company.

For purposes of this Agreement, Inphi Contracts of the type required to be set forth in Part 2.9(a) of the Company Disclosure Schedule, each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) and each Lease shall be deemed to constitute a “Material Contract.” The Company has Made Available to Marvell an accurate and complete copy of each Material Contract.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Inphi Entities, taken as a whole, each Inphi Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to the Enforceability Exceptions. None of the Inphi Entities, and, to the Knowledge of the Company, no other Person, has materially violated or breached, or committed any material default under, any Inphi Contract. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (i) result in a material violation or breach of any of the provisions of any Inphi Contract; (ii) give any Person the right to declare a material default or exercise any remedy under any Inphi Contract; (iii) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Inphi Contract; (iv) give any Person the right to accelerate the maturity or performance of any Inphi Contract that constitutes a Material Contract; or (v) give any Person the right to cancel, terminate or modify any Inphi Contract that constitutes a Material Contract. Since January 1, 2018, none of the Inphi Entities has received any written notice or, to the Knowledge of the Company, other communication regarding any actual or possible material violation or breach of, or default under, any Material Contract.

2.10 Inphi Products. No Inphi Entity is obligated to (a) provide any recipient of any Inphi Product or prototype (or any other Person) with any upgrade, improvement or enhancement of an Inphi Product or prototype or (b) design or develop a new product, or a customized, improved or new version of an Inphi Product, for any other Person. No Inphi Product has ever been the subject of any recall or other similar action of any Governmental Body.

2.11 Major Customers and Suppliers.

(a) Part 2.11(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each End Customer and each Supply Chain Customer who was one of the 10 largest sources of revenues for the Inphi Entities during (i) fiscal year 2019 or (ii) the first nine months of calendar year 2020, based on amounts paid or payable during such period (each, a “Major Customer”). No Inphi Entity has any pending material dispute with any Major Customer. To the Knowledge of the Company, no Inphi Entity has received any written notice or other communication from any Major Customer to the effect that such Major Customer will likely not continue as a customer of any of the Inphi Entities or to the effect that such Major Customer intends to terminate or materially modify any existing Contract with any of the Inphi Entities, including by materially reducing the scale of the business conducted with, any of the Inphi Entities. To the Knowledge of the Company, the Inphi Entities have satisfied all material commitments, as and when such material commitments have been required to be satisfied, under each Contract with a Major Customer with respect to Inphi Products that are currently under development, including commitments relating to delivery schedules and product performance.

(b) Part 2.11(b) of the Company Disclosure Schedule sets forth an accurate and complete list of each supplier who was one of the 10 largest suppliers of the Inphi Entities during (i) fiscal year 2019 or (ii) the first nine months of calendar year 2020, based on amounts paid or payable to such suppliers during such period (each a “Major Supplier”). No Inphi Entity has any pending material dispute with any Major Supplier. To the Knowledge of the Company, no Inphi Entity has received any written notice or other communication from any Major Supplier to the effect that such Major Supplier will likely not continue as a supplier of any of the Inphi Entities or to the effect that such Major Supplier intends to terminate or materially modify any existing Contract with any of the Inphi Entities, including by materially reducing the scale of the business conducted with, any of the Inphi Entities.

2.12 Liabilities.

(a) None of the Inphi Entities has any Liability of any nature, whether accrued, absolute, contingent, matured or unmatured or otherwise, other than: (i) liabilities identified as such in the “liabilities” column of the Company Balance Sheet; (ii) liabilities that have been incurred by the Inphi Entities since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices; (iii) liabilities for performance of executory obligations under Inphi Contracts, to the extent such liabilities did not arise as a result of a breach of such Inphi Contracts or a breach or violation of any warranty under such Inphi Contracts; (iv) liabilities that would not reasonably be expected to be, individually or in the aggregate, material to the Company or to the Inphi Entities, taken as a whole; and (v) liabilities described in Part 2.12(a) of the Company Disclosure Schedule.

(b) Part 2.12(b) of the Company Disclosure Schedule lists all indebtedness of the Inphi Entities for borrowed money outstanding as of the date of this Agreement in excess of $1,750,000 in the aggregate (other than any indebtedness owed to another Inphi Entity).

(c) Part 2.12(c) of the Company Disclosure Schedule sets forth all obligations of the Inphi Entities outstanding as of the date of this Agreement in respect of interest rate or currency obligations, swaps, hedges, capped call transactions or similar arrangements that are material to the Inphi Entities, taken as a whole.

2.13 Compliance with Legal Requirements.

(a) Each of the Inphi Entities is, and has at all times since January 1, 2015 been, in compliance with all applicable Legal Requirements, except as would not, individually or in the aggregate, reasonably be expected to be material to the Inphi Entities, taken as a whole. To the Knowledge of the Company, since January 1, 2018, none of the Inphi Entities has received any written notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except for such actual or possible violations or failures to comply as would not reasonably be expected to be, individually or in the aggregate, material to any Inphi Entity or to the Inphi Entities, taken as a whole.

(b) None of the Inphi Entities, and, to the Knowledge of the Company, no director, officer, other employee or any agent or third party acting on behalf of any of the Inphi Entities, has directly or indirectly: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of any applicable anti-corruption or anti-bribery Legal Requirement, including the Foreign Corrupt Practices Act of 1977, as amended, and the United Kingdom Bribery Act of 2010; or (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. For purposes of this Section 2.13(b), an “unlawful payment” shall include any transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which transfer is contrary to any applicable Legal Requirement, including any payment to a third party all or part of the proceeds of which is used for a corrupt payment. Since January 1, 2015, none of the Inphi Entities or any other Entity under any Inphi Entity’s control has been investigated, charged or prosecuted for any violation of any applicable Legal Requirement. None of the Inphi Entities or any

Entity under any Inphi Entity’s control has disclosed to any Governmental Body information that establishes or indicates that an Inphi Entity violated, or has disclosed to any Governmental Body that an Inphi Entity may have violated, any Legal Requirement applicable to the Inphi Entities, or is aware of any circumstances that would reasonably be expected to give rise to an investigation in the future.

(c) Since January 1, 2015, each of the Inphi Entities and, to the Knowledge of the Company, each Entity under any Inphi Entity’s control: (i) has been and is in compliance, in all material respects, with all U.S. Export and Import Laws and all applicable Foreign Export and Import Laws; and (ii) has complied with all of its licenses, registrations and other authorizations for export, re-export, deemed (re)export, transfer or import required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business.

(d) None of the Inphi Entities or, to the Knowledge of the Company, any of their respective directors, officers, employees or any agent acting on behalf of any of the Inphi Entities: (i) is or has been a Person with whom transactions are prohibited or limited under any U.S. Export and Import Law or Foreign Export and Import Law, including those administered by OFAC, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other similar Governmental Body; (ii) has violated or made a disclosure (voluntary or otherwise) regarding compliance with any U.S. Export and Import Law or Foreign Export and Import Law or any other similar Legal Requirement; (iii) has engaged in any transaction or otherwise dealt directly or indirectly with the Crimea Region of Ukraine/Russia since December 19, 2014, or with Cuba, Iran, North Korea, Sudan or Syria since October 5, 2015 with respect to any goods, software or services, or any other country against which the U.S. maintains an arms embargo if the transaction involved goods, software, services or technology controlled by ITAR; or (iv) has employed or is currently employing at any of its facilities any national of Cuba, Iran, North Korea, Sudan or Syria who is not a U.S. citizen or permanent resident of the U.S., or a person ordinarily resident in the Crimea region of Ukraine/Russia who is not a U.S. citizen or permanent resident of the U.S.

(e) None of the Inphi Entities has been cited or fined for failure to comply with any U.S. Export and Import Law or Foreign Export and Import Law, and no economic sanctions-related, export-related or import-related Legal Proceeding, investigation or inquiry is or has been pending or, to the Knowledge of the Company, threatened against any Inphi Entity or any officer or director of any Inphi Entity (in his or her capacity as an officer or director of any Inphi Entity) by or before (or, in the case of a threatened matter, that would come before) any Governmental Body.

2.14 Governmental Authorizations.

(a) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Inphi Entities, taken as a whole: (i) the Inphi Entities hold, and since January 1, 2016 have held, all material Governmental Authorizations, and have made all filings required under applicable Legal Requirements, necessary to enable the Inphi Entities to conduct their respective businesses in the manner in which such businesses are currently being conducted; (ii) all such Governmental Authorizations are valid and in full force and effect; and (iii) each Inphi Entity is, and since January 1, 2016 has been, in compliance with the terms and requirements of such Governmental Authorizations. Since January 1, 2018, none of the Inphi Entities has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

(b) Part 2.14(b) of the Company Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Inphi Entities by any Governmental Body or otherwise. Each of the Inphi Entities is in full compliance with all of the terms and requirements of each grant, incentive or subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule, except where the failure to be in full compliance would not reasonably be expected to be, individually or in the aggregate, material to the Inphi Entities, taken as a whole. Neither the execution, delivery or performance of this Agreement nor the consummation of the Mergers or any of the other Contemplated Transactions will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule.

2.15 Tax Matters. Except as could not reasonably be expected to have or result in a Material Adverse Effect on the Company:

(a) (i) each of the Tax Returns required to be filed by or on behalf of any Inphi Entity with any Governmental Body (the “Inphi Entity Returns”) (A) has been filed on or before the applicable due date (including any extensions of such due date) and (B) is accurate and complete in all material respects; and (ii) all Taxes for which the Inphi Entities are liable have been timely paid or accrued (in accordance with GAAP);

(b) the Company Balance Sheet fully accrues all actual and contingent liabilities of the Inphi Entities for Taxes with respect to all periods through the date of this Agreement, except for liabilities for Taxes incurred since the date of the Company Balance Sheet in the ordinary course of the operation of the business of the Inphi Entities;

(c) no extension or waiver of the limitation period applicable to any of the Inphi Entity Returns has been granted (by the Company or any other Person) and remains in effect;

(d) (i) no Tax audit, claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Inphi Entity in respect of any Tax; (ii) there are no Encumbrances for Taxes upon any of the assets of any of the Inphi Entities except liens for current Taxes not yet due and payable or delinquent; (iii) no deficiency for any amount of material Taxes has been proposed or asserted in writing or assessed by any Governmental Body against any Inphi entity that remains unpaid; and (iv) no written claim has ever been made by any Governmental Body in a jurisdiction where an Inphi Entity does not file a Tax Return that it is or may be subject to taxation in that jurisdiction;

(e) since October 1, 2018, no Inphi Entity has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock qualifying for tax-free treatment under Section 355 of the Code;

(f) no Inphi Entity has any Liability for the Taxes of any Person (other than another Inphi Entity) under Treas. Reg. § 1.1502-6 (or any similar provision of any state, local or foreign Legal Requirement, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, by Contract (except for an agreement (i) that will terminate as of the Closing and for which no payments will be due after the Closing or (ii) entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes) or otherwise;

(g) none of the Inphi Entities is a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (except for an agreement (i) solely between the Inphi Entities, (ii) that will terminate as of Closing or (iii) entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes);

(h) since January 1, 2016, the Inphi Entities have complied in all material respects with Section 482 of the Code and any similar provision of state, local or foreign Tax Legal Requirements relating to transfer pricing (including the maintenance of contemporaneous documentation and the preparation of all required transfer pricing reports);

(i) no Inphi Entity has participated in, or is currently participating in, a “Listed Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or a similar transaction under any corresponding or similar Legal Requirement;

(j) the aggregate net Tax liability of the Inphi Entities under Section 965 of the Code as of December 31, 2018 was $0;

(k) none of the Inphi Entities will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for a taxable period ending after the Closing as a result of: (i) any change in accounting method pursuant to Section 481 or 263A of the Code (or any comparable provision under any state, local or foreign Tax Legal Requirements) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing; (ii) deferred intercompany gain described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of any state, local or foreign Tax Legal Requirements) arising from any transaction that occurred prior to the Closing; (iii) any installment sale or open transaction that occurred prior to the Closing; (iv) any prepaid amount received outside the ordinary course of business prior to the Closing; or (v) any election under Section 108(i) of the Code made prior to the Closing;

(l) no Inphi Entity has taken any action, and the Company does not have any Knowledge of any fact, agreement, plan or other circumstance, that would reasonably be expected to preclude (i) the Bermuda Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (ii) the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code; and

(m) each of the Inphi Entities has withheld from each payment or deemed payment made to each Inphi Associate, its past and present suppliers, creditors, stockholders and other third parties all material Taxes and other deductions required to be withheld and has, within the time and in the manner required by applicable Legal Requirements, paid such withheld amounts to the proper Governmental Bodies and complied with all reporting and record retention requirements related to such Taxes.

2.16 Employee and Labor Matters; Benefit Plans.

(a) The Company has Made Available to Marvell an accurate and complete list (redacted to the extent required by applicable Legal Requirements) of all current employees (identified by employee identification number) of each of the Inphi Entities as of the date of this Agreement, and reflects: (i) their dates of hire or retention; (ii) their job titles or positions; (iii) their current annual base salaries or hourly wages; (iv) their current year annual target bonus or commission amounts; (v) any other material compensation payable to them (including housing allowances, compensation payable pursuant to bonus, deferred compensation or commission arrangements or other compensation); (vi) any Governmental Authorizations that are required for them to perform their services for the respective Inphi Entity; (vii) any promises made to them with respect to changes or additions to their compensation or benefits; (viii) their city and state or country of employment or service; (ix) their employer or employing entity; (x) the annual vacation or paid time off entitlement in days and any accrued and unpaid vacation pay or paid time off entitlements as of September 30, 2020; (xi) leave of absence status and reason and expected date of return to active employment, if any; (xii) whether such employees are classified as exempt or non-exempt under the Fair Labor Standards Act or the applicable Legal Requirements of the jurisdiction where such employees are located; and (xiii) their status as full-time, part-time, temporary or seasonal employees. The employment of each employee of an Inphi Entity who performs services for such Inphi Entity exclusively or primarily in the United States is terminable by such Inphi Entity “at will” (and without penalty or Liability, whether in respect of severance payments and benefits or otherwise) and the employment of each employee of an Inphi Entity who performs services for such Inphi Entity exclusively or primarily outside the United States is terminable either “at will” or at the expiration of a standard notice period as set forth in applicable local regulations or contained in a written Contract Made Available to Marvell. The Company has Made Available to Marvell accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, employee acknowledgments, and other materials relating to employment with the Inphi Entities in effect as of the date of this Agreement.

(b) None of the Inphi Entities is a party to, subject to, or under any obligation to bargain for, or is negotiating or required to negotiate the terms of, any collective bargaining agreement, works council, labor, voluntary recognition or similar agreement with respect to any Inphi Associate or other Contract with a labor organization, union, works council or similar entity representing any Inphi Associate, and there are no labor organizations, unions, works councils or similar entities representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employee or Contract Worker of any of the Inphi Entities. To the Knowledge of the Company, there are no organizing, election or other activities pending or threatened by or on behalf of any union, works council, employee representative or other labor organization or group of employees with respect to any Inphi Associate. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any Inphi Associate by way of certification, interim certification, voluntary recognition or succession rights, or has applied or, to the Knowledge of the Company, threatened to apply to be certified as the bargaining agent of any Inphi Associate. No Inphi Entity has ever agreed to recognize any labor union, works council or other collective bargaining representative, nor has any labor union, works council or other collective bargaining representative been certified as the exclusive bargaining representative of any Inphi Associate. There is no challenge regarding representation as to any labor union, works council, employee association or other collective bargaining representative with respect to any Inphi Associate, and no labor union, works council or other collective bargaining representative claims to or, to the Knowledge of the Company, is seeking to represent any Inphi Associate. There is no union, works council, employee representative or other labor organization, which, pursuant to any applicable Legal Requirement, must provide consent or otherwise be notified or consulted, or with which negotiations need to be conducted, in connection with any of the Contemplated Transactions. None of the Inphi Entities has ever engaged in any unfair labor practice of any nature. None of the Inphi Entities is involved in any negotiation regarding a claim or grievance with any trade union or other body representing employees or former employees. Since January 1, 2015: (i) there has not been any unfair labor practice complaint, charge or suit pending or, to the Knowledge of the Company, threatened against any Inphi Entity before the U.S. National Labor Relations Board or any similar body or Entity in the United States or any other country in which any Inphi Entity has employees or performs services; and (ii) no Inphi Entity has received any demand letter, draft of suit or other communication related to any matter described in clause “(i)” above. To the Knowledge of the Company, (A) no petition has been filed with the National Labor Relations Board or any similar agency requesting certification of a collective bargaining representative and (B) no other union organizing efforts are pending or threatened. There are no slowdowns, strikes, pickets, boycotts, group work stoppages, labor disputes, industrial disputes, controversies, labor interruptions, attempts to organize or union organizing activity, or any similar activity or dispute in progress, or, to the Knowledge of the Company, pending or threatened against or affecting any of the Inphi Entities or any of their employees.

(c) Part 2.16(c) of the Company Disclosure Schedule accurately sets forth, with respect to each individual who is a consultant or other independent contractor of any Inphi Entity or has provided services as an independent contractor since January 1, 2019 and will be paid more than $100,000:

(i) the name of such consultant or independent contractor, the Inphi Entity that has engaged such independent contractor, location of service (including state and country) of engagement and the date on which such independent contractor was originally engaged by such Inphi Entity;

(ii) whether such consultant or independent contractor is subject to a written Contract or is engaged through an agency or on a contingency basis (and, as applicable, identifies the Contract governing such engagement);

(iii) a description of such consultant or independent contractor’s performance objectives, services, duties and responsibilities;

(iv) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such consultant or independent contractor from any Inphi Entity with respect to services performed in the calendar year ended December 31, 2019 and services performed during the first nine months of calendar year 2020;

(v) the terms of current compensation of such consultant or independent contractor; and

(vi) any Governmental Authorization that is held by such consultant or independent contractor and that relates to or is useful in connection with the business of any Inphi Entity.

Accurate and complete copies of all Contracts identified in Part 2.16(c)(ii) of the Company Disclosure Schedule have been Made Available to Marvell.

(d) Except as would not, individually or in the aggregate, reasonably be expected to result in a material Liability being incurred by any Inphi Entity: (i) each Inphi Associate that renders or has rendered services to any of the Inphi Entities that is or was classified as a Contract Worker or other non-employee status or as an exempt or non-exempt employee, is and was properly characterized as such for all purposes (including (A) for purposes of the Fair Labor Standards Act and similar applicable state, local, provincial and foreign Legal Requirements, (B) applicable Tax Legal Requirements and (C) unemployment insurance and worker’s compensation obligations); and (ii) the Inphi Entities have properly classified and treated each such individual in accordance with all applicable Legal Requirements and for purposes of all applicable Inphi Employee Plans and perquisites. Since January 1, 2018, none of the Inphi Entities has received any notice from any Person disputing such classification. No Contract Worker is eligible to participate in any Inphi Employee Plan that is provided to employees of an Inphi Entity. None of the Inphi Entities has ever had any temporary, seasonal or leased employees that were not treated and accounted for in all respects as employees of such Inphi Entity.

(e) No Person has claimed or, to the Knowledge of the Company, has reason to claim that any Inphi Associate or other Person affiliated or associated with any Inphi Entity: (i) is in violation of any term of any employment Contract, patent disclosure agreement, enforceable noncompetition agreement, enforceable nonsolicitation agreement or any enforceable restrictive covenant with such Person; (ii) has disclosed or utilized any trade secret or proprietary information or documentation of such Person; or (iii) has interfered in the employment relationship between such Person and any of its present or former employees. To the Knowledge of the Company, no Inphi Associate has used or proposed to use any trade secret, information or documentation confidential or proprietary to any former employer or other Person for whom such individual performed services or violated any confidential relationship with any Person in connection with the development, manufacture or sale of any product or proposed product, or the development or sale of any service or proposed service, of any Inphi Entity. Each Inphi Associate is legally authorized to work in all locations where he or she performs services for the Company. Each Inphi Associate has successfully passed all background checks and all other verification reviews expressly required by any Inphi Entity, Inphi Contract or applicable certification or accreditation requirement, or other license, registration or membership requirements which are necessary or required for each Inphi Associate to perform services for the Inphi Entities.

(f) Each Inphi Entity is, and since October 1, 2017 each Inphi Entity has been, in compliance with all Employment Laws in all material respects. Since October 1, 2017, none of the Inphi Entities has effectuated a plant closing, termination, relocation, mass layoff, furlough, separation from position, reduction, or other termination of any current or former employee of any Inphi Entity that has imposed or would impose any obligation or other Liability upon any Inphi Entity under WARN or would otherwise require any Inphi Entity to notify or consult with, prior to or after the Delaware Merger Effective Time, any Governmental Body or other Person with respect to the impact of the Contemplated Transactions. None of the Inphi Entities is a party to any Contract or subject to any Legal Requirement that restricts any Inphi Entity from relocating, consolidating, merging or closing, in whole or in part, any portion of the business of such Inphi Entity. Since January 1, 2017, each of the Inphi Entities has properly accrued in the ordinary course of business, and in all material respects has timely made all payments for, all wages, overtime, salaries, commissions, bonuses, fees and other compensation for any services performed, directly or indirectly, for any Inphi Entity as of the date of this Agreement. None of the Inphi Entities has any material liability for any arrears of wages, salaries, overtime pay, premium pay, commissions, bonuses, benefits, severance pay or other amounts, including pursuant to any Contract, policy, practice or applicable Legal Requirement, or any Taxes or any penalty for failure to comply with any of the foregoing. None of the Inphi Entities has any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, worker’s compensation, social security or other benefits or obligations (other than routine payments to be made in the ordinary course of business consistent with past practice). Each of the Inphi Entities maintains in all material respects accurate and complete records of all hours worked by each employee eligible for overtime compensation and compensates all employees in all material respects in accordance with the requirements of the Fair Labor Standards Act and the applicable Legal Requirements of all jurisdictions where such Inphi Entity maintains employees. Since January 1, 2017, each of the Inphi Entities has been in compliance with the requirements of the Immigration Reform Control Act of 1986 in all material respects, and each employee who requires permission and/or authorization to work in the jurisdiction in which they carry out their employment had at the time of hire current and appropriate permission and/or authorization to work in that jurisdiction in all material respects. None of the Inphi Entities’ policies or practices has been, or, to the Knowledge of the Company, is currently being audited or investigated by any Governmental Body. There are no claims, charges, complaints or Legal Proceedings related to any Inphi Associate that are pending or, to the Knowledge of the Company, threatened against any Inphi Entity by or before any Governmental Body or arbitrator relating to any Employment Law.

(g) Since January 1, 2016, no allegation, complaint, charge or claim (formal or informal) of sexual harassment, sexual assault, sexual misconduct, gender discrimination or similar behavior (a “Sexual Misconduct Allegation”) has been made against any person who is or was an officer, director, manager or supervisory-level employee of any Inphi Entity in such person’s capacity as such or, to the Knowledge of the Company, in any other capacity. No Inphi Entity has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any Contract or provision similar to any of the foregoing, relating directly or indirectly to any Sexual Misconduct Allegation against any Inphi Entity or any person who is or was an officer, director or manager of any Inphi Entity.

(h) Part 2.16(h) of the Company Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of each material Inphi Employee Plan and each material Inphi Employee Agreement and separately identifies each material Foreign Inphi Plan. Except as required by this Agreement, or to the extent permitted pursuant to Section 4.2(b), none of the Inphi Entities intends, and none of the Inphi Entities has committed, to establish or enter into any new arrangement that would constitute an Inphi Employee Plan or Inphi Employee Agreement, or to materially modify any Inphi Employee Plan or Inphi Employee Agreement (except to conform any such Inphi Employee Plan or Inphi Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Marvell in writing). The Company has Made Available to Marvell, in each case, to the extent applicable: (i) accurate and complete copies of all documents setting forth the terms of each material Inphi Employee Plan and each material Inphi Employee Agreement, including all amendments thereto; (ii) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required under ERISA with respect to each material Inphi Employee Plan; (iii) the most recently filed annual report (Form 5500 Series and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Inphi Employee Plan; (iv) the trust agreement, insurance Contract or other funding instrument, if any, with respect to each material Inphi Employee Plan; (v) all discrimination tests required under the Code for each Inphi Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (vi) the most recent IRS determination or opinion letter issued with respect to each Inphi Employee Plan intended to be qualified under Section 401(a) of the Code.

(i) Each Inphi Employee Plan has been established, maintained and operated in all material respects in accordance with its terms and in compliance in all material respects with all applicable Legal Requirements, including ERISA and the Code. Any Inphi Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination that would reasonably be expected to adversely affect such qualification. Each Foreign Inphi Plan intended to qualify for special tax treatment satisfies all requirements for such treatment. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Inphi Employee Plan between the Company and such Inphi Employee Plan or, to the Knowledge of the Company, between any other Person and such Inphi Employee

Plan. Each Inphi Employee Plan that does not constitute a contract can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material Liability to HoldCo, the Marvell Entities, the Inphi Entities or any ERISA Affiliates (other than ordinary administration expenses). There is no audit, inquiry or Legal Proceeding pending or, to the Knowledge of the Company, threatened or reasonably anticipated by the IRS, DOL or any other Governmental Body with respect to any Inphi Employee Plan. None of the Inphi Entities or any ERISA Affiliate has ever incurred any material penalty or Tax with respect to any Inphi Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Each of the Inphi Entities and ERISA Affiliates have timely made all contributions and other payments required by and due under the terms of each Inphi Employee Plan, except as would not result in material Liability and, to the extent not yet due, such contributions and other payments have been adequately accrued in the consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports. Each Foreign Inphi Plan that is required to be registered or approved by any Governmental Body under applicable Legal Requirements has been so registered or approved.

(j) None of the Inphi Entities, and none of their respective ERISA Affiliates, has ever maintained, established, sponsored, participated in, or contributed to, or been obligated to contribute to or has any Liability in respect of, any: (i) Inphi Pension Plan subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Inphi Employee Plan is or has been funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Inphi Employee Plan subject to ERISA holds stock issued by the Company or any of its current ERISA Affiliates as a plan asset. The fair market value of the assets of each funded Foreign Inphi Plan, the Liability of each insurer for any Foreign Inphi Plan funded through insurance, or the book reserve established for any Foreign Inphi Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Inphi Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Inphi Plan, and none of the Contemplated Transactions will cause any such assets or insurance obligations to be less than such benefit obligations.

(k) No Inphi Employee Plan or Inphi Employee Agreement provides (except at no cost to the Inphi Entities or any Affiliate of any Inphi Entity), or reflects or represents any Liability of any of the Inphi Entities or any Affiliate of any Inphi Entity to provide, post-termination or retiree life insurance, post-termination or retiree health benefits (except for COBRA reimbursements pursuant to a severance agreement that do not continue for more than 18 months) or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements.

(l) Except as set forth in Part 2.16(l) of the Company Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in combination with another event, whether contingent or otherwise): (i) result in any payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Inphi Associate; or (ii) create any limitation or restriction on the right of any Inphi Entity to merge, amend or terminate any Inphi Employee Plan or Inphi Employee Agreement. Without limiting the generality of the foregoing, no amount payable to any Inphi Associate as a result of the execution and delivery of this Agreement or the consummation of any of the Contemplated Transactions (either alone or in combination with any other event) would be an “excess parachute payment” within the meaning of Section 280G or would be nondeductible under Section 280G of the Code. None of the Inphi Entities has any obligation to compensate any Inphi Associate for any Taxes incurred by such Inphi Associate under Section 4999 of the Code.

(m) Each Inphi Employee Plan, Inphi Employee Agreement or other Contract between any Inphi Entity and any Inphi Associate that is a “nonqualified deferred compensation plan” subject to Section 409A is and has at all times been administered in documentary and operational compliance with the requirements of Section 409A.

No Inphi Entity has any obligation to gross-up or otherwise reimburse any Inphi Associate for any tax incurred by such person pursuant to Section 409A.

(n) Each Inphi Entity is, and since May 1, 2020 has been, in compliance in all material respects with all applicable guidelines and requirements from the U.S. Centers for Disease Control and Prevention, the U.S. federal Occupational Safety and Health Administration, and all applicable non-U.S., state and local Governmental Bodies regarding COVID-19 safety precautions. If any employee of any Inphi Entity has tested positive for COVID-19, the Inphi Entities have taken all responsive action required under applicable Legal Requirements with respect to such employee, except as would not reasonably be expected to have or result in a material Liability to any Inphi Entity. Since March 1, 2020, no Inphi Entity has: (i) taken any material action adversely affecting the terms or conditions of employment of its current or former employees or other service providers related to the COVID-19 pandemic in any material respect, including implementing workforce reductions, terminations, furloughs, deferral of payment or providing compensation or benefits, or temporary or permanent reductions in compensation, benefits or working schedules or Inphi Employee Plans; or (ii) applied for or received any loan or deferred Tax, or claimed any Tax credit, under any applicable Legal Requirement or any directive issued by, or under any program implemented or sponsored by, any Governmental Body or public health agency in connection with the COVID-19 pandemic.

2.17 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect on the Company, each of the Inphi Entities is, and since January 1, 2015 has been, in compliance in all material respects with, and is not subject to any material Liability under, all applicable Environmental Laws, including timely applying for, possessing, maintaining, and materially complying with the terms and conditions of all material Governmental Authorizations required under applicable Environmental Laws. To the Knowledge of the Company, none of the properties currently or formerly owned, leased or operated by any of the Inphi Entities contains any Hazardous Materials in amounts exceeding the levels allowed by, requiring investigation or remediation under, or otherwise permitted by, applicable Environmental Laws and that would reasonably be expected to result in a material Liability of any Inphi Entity.

(b) Since January 1, 2018, or earlier for matters that remain unresolved, none of the Inphi Entities has received any written notice or, to the Knowledge of the Company, other communication from any Person that alleges that any of the Inphi Entities is not in material compliance with, or has any material Liability under, any Environmental Law. Except as could not reasonably be expected to result in a material Liability to any Inphi Entity, there has been no Release at, on, under or from any Leased Real Property or any other property that is or was owned, operated or leased by any of the Inphi Entities or at any property or facility at which any Inphi Entity has arranged for the transportation, disposal or treatment of Hazardous Materials.

(c) The Company has Made Available to Marvell copies of all material environmental assessments, Governmental Authorizations, reports, audits and other material documents in the Inphi Entities’ possession or under their control that relate to the Inphi Entities’ compliance with or any Liability under any Environmental Law or the environmental condition of any real property that any of the Inphi Entities currently or formerly has owned, operated, or leased.

2.18 Insurance. The Company has Made Available to Marvell a copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Inphi Entities. Each of such insurance policies is in full force and effect, no written notice of a material default or termination has been received by any Inphi Entity in respect thereof and all premiums due thereon have been paid in full. Since January 1, 2019, none of the Inphi Entities has received any written notice or, to the Knowledge of the Company, other written communication regarding any: (a) cancellation or invalidation of any material insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

2.19 Legal Proceedings; Orders.

(a) There is no Legal Proceeding pending, and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding, against or involving any Inphi Entity. None of the Legal Proceedings identified in Part 2.19(a) of the Company Disclosure Schedule has had or, if adversely determined, could reasonably be expected to have or result in, a Material Adverse Effect on the Company. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected, as of the date of this Agreement, to give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no Order to which any of the Inphi Entities, or any of the assets owned or used by any of the Inphi Entities, is subject that would reasonably be expected to, individually or in the aggregate, materially impact the business or operations of the Inphi Entities. To the Knowledge of the Company, no officer or other key employee of any of the Inphi Entities is subject to any Order that prohibits such officer or employee from performing such officer’s or employee’s duties or responsibilities as officers or employees of any of the Inphi Entities.

2.20 Authority; Binding Nature of Agreement. The Company has the necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions, subject, in the case of the consummation of the Delaware Merger, only to the adoption of this Agreement by the Required Company Stockholder Vote. The Company’s board of directors (at a meeting duly called and held) has: (a) unanimously determined that the Delaware Merger is advisable and fair to, and in the best interests of, the Company and its stockholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Delaware Merger; (c) subject to any future Company Adverse Recommendation Change made in accordance with Section 5.2(f), unanimously recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for adoption by the Company’s stockholders at the Company Stockholders’ Meeting; and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Delaware Merger or any of the other Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.21 Takeover Statutes; No Rights Plan. Assuming the accuracy of Marvell’s representations and warranties set forth in Section 3.16, the Company’s board of directors has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement as it relates to the Delaware Merger. None of such actions by the Company’s board of directors has been amended, rescinded or modified. There are no other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations (each, a “Takeover Statute”) in the United States applicable to this Agreement, as it relates to the Delaware Merger. The Company has no stockholder rights plan, “poison pill” or similar agreement or arrangement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

2.22 No Existing Discussions. As of the date of this Agreement, none of the Inphi Entities, and no Representative of any of the Inphi Entities, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Company Acquisition Proposal.

2.23 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the Merger.

2.24 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the Delaware Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Inphi Entities; (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Delaware Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Inphi Entities, or any of the assets owned or used by any of the Inphi Entities, is subject; (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Inphi Entities or that otherwise relates to the business of any of the Inphi Entities or to any of the assets owned or used by any of the Inphi Entities; (d) contravene, conflict with or result in a material violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any Material Contract; (iii) accelerate the maturity or performance of any Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of any Material Contract; or (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Inphi Entities (except for minor liens that do not, individually or in the aggregate, adversely affect the value or use of such asset for its current and anticipated purposes in any material respect); except with respect to clauses “(b)” through “(e)” above, for any such contraventions, conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to be material to the Inphi Entities, taken as a whole. Except as may be required by the Securities Act, the Exchange Act, state securities or “blue sky” laws, the DGCL, the HSR Act, any foreign antitrust Legal Requirement, any Legal Requirement administered by any Requesting Authority, the Bermuda Companies Act or the Nasdaq Rules and listing standards, none of the Inphi Entities is, or will be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance by the Company of this Agreement or the consummation of the Mergers or any of the other Contemplated Transactions by the Company, except as would not reasonably be expected to be, individually or in the aggregate, material to the Inphi Entities, taken as a whole. Except as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act, any foreign antitrust Legal Requirement and the Nasdaq Rules and listing standards, none of the Inphi Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Mergers or any of the other Contemplated Transactions, except as would not reasonably be expected to be, individually or in the aggregate, material to the Inphi Entities, taken as a whole.

2.25 Fairness Opinion. The Company’s board of directors has received from Qatalyst Partners LP (“Qatalyst”), financial advisor to the Company, its opinion to the effect that, as of the date of its opinion, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the consideration to be received by the holders of Company Common Stock in the Delaware Merger pursuant to the terms of this Agreement is fair, from a financial point of view, to such holders (other than Marvell and its Affiliates) entitled to receive such consideration. The Company shall furnish a complete copy of such written opinion to Marvell as soon as practicable following the execution of this Agreement for informational purposes only, and the Company has received the consent of Qatalyst to include such opinion in the Joint Proxy Statement/Prospectus.

2.26 Advisors’ Fees. Except for Qatalyst, no broker, finder or investment banker is entitled to any brokerage, finder’s success, completion or similar fee or commission in connection with the Delaware Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Inphi Entities. The Company has furnished to Marvell accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Qatalyst.

2.27 Disclosure. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the shareholders of Marvell or at the time of the Company Stockholders’ Meeting or the Marvell Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Marvell or HoldCo for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

Section 3. REPRESENTATIONS AND WARRANTIES OF MARVELL

Marvell represents and warrants to the Company as follows (it being understood that the representations and warranties contained in this Section 3 are subject to: (a) the exceptions and disclosures set forth in the Marvell Disclosure Schedule (subject to Section 9.6); and (b) the disclosures in any Marvell SEC Report filed with the SEC at least three Business Days before the date of this Agreement (but (i) without giving effect to any amendment thereto filed with the SEC thereafter, (ii) excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other statement or other disclosure that is similarly predictive or forward-looking and (iii) excluding any Marvell SEC Reports that are not publicly available on EDGAR on the date that is three Business Days before the date of this Agreement)):

3.1 Due Organization. Marvell is an exempted company validly existing and in good standing under the laws of Bermuda. HoldCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Bermuda Merger Sub is an exempted company validly existing and in good standing under the laws of Bermuda. Delaware Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Each of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub is, to the extent required, duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary (to the extent such concept is recognized in such jurisdiction), except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect on Marvell.

3.2 Organizational Documents. Marvell has Made Available to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents, including all amendments thereto through the date of this Agreement, of Marvell. Marvell has Made Available to the Company accurate copies of the final approved minutes of the meetings (including any actions taken by written consent without a meeting) of the holders of equity securities and board of directors (and to the extent applicable, each committee thereof) of Marvell for the period from December 31, 2018 through the date of this Agreement and such copies are complete and redacted only with respect to discussions of the Contemplated Transactions or other similar strategic transactions, and not with respect to any other matter. None of Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub is in violation of any of the provisions of its certificate of incorporation, memorandum of association, bye-laws or other charter or organizational documents, including all amendments thereto, of such Entity, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on Marvell.

3.3 Capitalization, Etc.

(a) As of the date of this Agreement, the authorized share capital of Marvell consists of 992,000,000 Marvell Common Shares and 8,000,000 Marvell Preferred Shares, Marvell does not hold any of its share capital in its treasury and no Marvell Common Shares are held by any of the Marvell Entities. As of the close of business on October 26, 2020 (the “Marvell Listing Date”): (i) 671,475,214 Marvell Common Shares were issued; (ii) no Marvell Preferred Shares were issued; (iii) 3,083,086 Marvell Common Shares were subject to issuance pursuant to Marvell Options; (iv) 13,875,064 Marvell Common Shares were subject to issuance pursuant to Marvell RSUs; and (v) 4,522,773 Marvell Common Shares (assuming achievement of the target level of performance at the end of the applicable performance period) were subject to issuance pursuant to Marvell PSUs.

(b) As of the close of business on the Marvell Listing Date: (i) 78,958,591 Marvell Common Shares were reserved for future issuance pursuant to Marvell’s Amended and Restated 1995 Stock Option Plan (assuming achievement of the target level of performance for Marvell PSUs at the end of the applicable performance period); and (ii) 34,838,922 Marvell Common Shares were reserved for future issuance pursuant to the Marvell ESPP. From the close of business on the Marvell Listing Date until the date of this Agreement, no Marvell Common Shares or Marvell Preferred Shares have been issued except for Marvell Common Shares issued pursuant to the exercise of Marvell Options or the vesting of Marvell RSUs or Marvell PSUs, in each case outstanding on the Marvell Listing Date and in accordance with their terms.

(c) All of the issued and outstanding Marvell Common Shares have been duly authorized and validly issued, and are fully paid, and no further capital calls can be made in respect of such shares.

(d) As of the date of this Agreement, except (x) as set forth in Sections 3.3(a) and 3.3(b), and (y) for changes since the Marvell Listing Date resulting from the exercise of Marvell Options outstanding on the Marvell Listing Date or the vesting of Marvell RSUs or Marvell PSUs outstanding on the Marvell Listing Date in accordance with their terms, there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Marvell Common Shares that has been issued or granted by Marvell; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any Marvell Common Shares that has been issued or entered into by Marvell; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Marvell is or may become obligated to sell or otherwise issue any Marvell Common Shares or any other securities.

3.4 SEC Filings; Financial Statements.

(a) All statements, reports, schedules, forms and other documents required to have been filed by Marvell or any of its officers with the SEC since February 3, 2018 have been so filed on a timely basis. Other than HoldCo, none of Marvell’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each registration statement, proxy statement, Certification and other statement, report, schedule form and other document filed by Marvell with the SEC since February 3, 2018, and each amendment thereto (the “Marvell SEC Reports”), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Marvell SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Marvell SEC Reports, the principal executive officer and principal financial officer of

Marvell have made all Certifications, and the statements contained in each Certification were accurate and complete as of its date. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Marvell SEC Reports. As of the date of this Agreement, to the Knowledge of Marvell, none of the Marvell SEC Reports is the subject of any ongoing review by the SEC.

(b) The consolidated financial statements (including any related notes and auditor reports) contained or incorporated by reference in the Marvell SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of Marvell and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Marvell and its consolidated Subsidiaries for the periods covered thereby.

(c) Marvell maintains: (i) “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) as required by the Exchange Act and, to the Knowledge of Marvell, Marvell has disclosed, based on its most recent evaluation of internal control over financial reporting, to Marvell’s auditors and the audit committee of Marvell’s board of directors or similar governing body (A) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect Marvell’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or any other employee who has (or has had) a significant role in Marvell’s internal control over financial reporting; and (ii) “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as required by the Exchange Act, and such disclosure controls and procedures are effective in all material respects to ensure that all material information concerning the Marvell Entities is made known on a timely basis to the individuals responsible for the preparation of Marvell’s filings with the SEC and other public disclosure documents. Marvell is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq and, since January 1, 2018, has not received any notice from Nasdaq asserting any non-compliance with such rules and regulations.

(d) Marvell is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it. No Marvell Entity has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.

(e) Since February 2, 2019, there have been no changes in any of Marvell’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material to Marvell’s financial statements (including, any related notes thereto) contained in the Marvell SEC Reports, except as described in the Marvell SEC Reports or except as may have been permitted or required by any regulatory authority. The reserves reflected in such financial statements have been determined and established in accordance with GAAP and have been calculated in a consistent manner.

3.5 Absence of Changes. Between February 1, 2020 and the date of this Agreement: (a) there has not been any Material Adverse Effect on Marvell, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect on Marvell; (b) Marvell has not declared, accrued, set aside or paid any dividend, other than an ordinary quarterly dividend of $0.06 per Marvell Common Share; and (c) there has been any change in any Marvell Entity’s sales patterns, pricing policies, accounts receivable or accounts payable or any “channel stuffing” or other sale method (including entering into any strategic purchase arrangement or providing any incentive (such as reduced pricing, extended payment terms or other similar incentives) designed to encourage accelerated purchases of Marvell Products) that would have, or would reasonably be expected to have, the effect of artificially increasing the Marvell Entities’ consolidated revenues in fiscal year 2021.

3.6 Intellectual Property.

(a) The Marvell Entities own all right, title and interest in and to the Marvell IP (other than Intellectual Property and Intellectual Property Rights licensed to the Marvell Entities) free and clear of any Encumbrances (except for Permitted Encumbrances), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Marvell. To the Knowledge of Marvell, all Marvell IP that is Registered IP is subsisting, valid and enforceable (other than pending applications), in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Marvell.

(b) To the Knowledge of Marvell, no Marvell Entity and no Marvell Product is currently infringing or otherwise violating any Intellectual Property Right of any other Person or, at any time since October 1, 2014, has infringed or otherwise violated any Intellectual Property Right of any other Person, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Marvell.

(c) To the Knowledge of Marvell, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Marvell: (i) with respect to each item of Marvell IP that is Registered IP, all necessary fees, payments and filings have been timely submitted to the relevant Governmental Body or domain name registrar and other actions have been timely taken, in each case, to maintain each such item of Marvell IP that is Registered IP in full force and effect; and (ii) no legal proceeding to which the Marvell Entities are party is or has been pending in which the ownership, scope, validity or enforceability of any Marvell IP that is Registered IP is being or has been challenged; and (iii) no legal proceeding is pending against any Marvell Entity in which a third party has claimed that a Marvell Entity is infringing or otherwise violating the Intellectual Property Rights of such third party.

(d) Each Marvell Entity has, in accordance with applicable Legal Requirements, taken commercially reasonable efforts to protect its rights in and to its material trade secrets, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Marvell.

3.7 Liabilities. None of the Marvell Entities has any accrued, absolute or other liability of the nature required to be disclosed in the “liabilities” column of a balance sheet prepared in accordance with GAAP, other than: (a) liabilities reflected in the Marvell Balance Sheet; (b) liabilities that have been incurred by the Marvell Entities since the date of the Marvell Balance Sheet in the ordinary course of business; and (c) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Marvell.

3.8 Compliance with Legal Requirements. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Marvell: (a) each of the Marvell Entities is, and since February 2, 2019 has been, in compliance with all applicable Legal Requirements; (b) between February 2, 2019 and the date of this Agreement, none of the Marvell Entities has received any written notice from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement; (c) between February 2, 2019 and the date of this Agreement, none of the Marvell Entities or any Entity under any Marvell Entity’s control has disclosed to any Governmental Body information that establishes or indicates that a Marvell Entity violated, or has disclosed to any Governmental Body that an Marvell Entity may have violated, any Legal Requirement applicable to the Marvell Entities, or is aware of any circumstances that would reasonably be expected to give rise to an investigation in the future; and (d) since February 2, 2015, has complied with all of its licenses, registrations and other authorizations for export, re-export, deemed (re)export, transfer or import required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business.

3.9 Governmental Authorizations. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Marvell, since February 2, 2019: (a) each of the Marvell Entities holds, and has held, all Governmental Authorizations, and has made all filings required under applicable Legal Requirements, necessary to enable the Marvell Entities to conduct their respective businesses in the manner in which such businesses are currently being conducted; (b) all of the Governmental Authorizations referred to in clause “(a)” above have been valid and in full force and effect; and (c) each Marvell Entity has complied in all material respects with the terms and requirements of the Governmental Authorizations referred to in clause “(a)” above.

3.10 Tax Consequences. No Marvell Entity has taken any action, and neither Marvell nor HoldCo has any Knowledge of any fact, agreement, plan or other circumstance, that would reasonably be expected to preclude (a) the Bermuda Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (b) the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code.

3.11 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Marvell: (a) each of the Marvell Entities is, and since February 2, 2019 has been, in compliance with all applicable Environmental Laws, including timely applying for, possessing, maintaining and complying with the terms and conditions of all material Governmental Authorizations required under applicable Environmental Laws; and (b) between February 2, 2019 (or earlier for matters that remain unresolved) and the date of this Agreement, none of the Marvell Entities has received any written notice or, to the Knowledge of Marvell, other written communication from any Governmental Body that alleges that any of the Marvell Entities is not in material compliance with, or has any material liability under, any Environmental Law.

3.12 Legal Proceedings; Orders. Except as would not, individually or in the aggregate, have or result in a Material Adverse Effect on Marvell: (a) there is no Legal Proceeding pending against or that, to the Knowledge of Marvell, is being threatened against any Marvell Entity; and (b) to the Knowledge of Marvell, there is no investigation by any Governmental Body pending or being threatened against any Marvell Entity. No Marvell Entity is subject to any Order that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Marvell.

3.13 Authority; Binding Nature of Agreement.

(a) Each of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub has the necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions, subject to: (i) the approval of this Agreement, the Statutory Merger Agreement and the Bermuda Merger by the Required Marvell Shareholder Vote; (ii) the adoption of this Agreement by Marvell in its capacity as sole stockholder of HoldCo; (iii) the approval of this Agreement, the Statutory Merger Agreement and the Bermuda Merger by HoldCo in its capacity as sole shareholder of Bermuda Merger Sub; and (iv) the adoption of this Agreement by HoldCo in its capacity as sole stockholder of Delaware Merger Sub. The execution and delivery of this Agreement by Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub and the consummation by Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub, other than: (A) the approval of this Agreement, the Statutory Merger Agreement and the Bermuda Merger by the Required Marvell Shareholder Vote, and executing and delivering the Statutory Merger Agreement and filing the Bermuda Merger Application with the Registrar pursuant to the Bermuda Companies Act; (B) the adoption of this Agreement by Marvell in its capacity as sole stockholder of HoldCo; (C) the approval of this Agreement, the Statutory Merger Agreement and the Bermuda Merger by HoldCo in its capacity as sole shareholder of Bermuda Merger Sub; and (D) the adoption of this Agreement by HoldCo in its capacity as sole stockholder of Delaware Merger Sub. This Agreement has been duly executed and delivered by Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub and constitutes the legal, valid and binding obligation of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub, enforceable against Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

(b) The board of directors of Marvell, as of the date of this Agreement, has unanimously: (i) determined that the consideration payable pursuant to Section 1.7(a)(iii) constitutes fair value for each Marvell

Common Share in accordance with the Bermuda Companies Act; (ii) determined that the Delaware Merger Consideration constitutes fair value for each share of Company Common Stock in accordance with the Bermuda Companies Act; (iii) determined that the Bermuda Merger, on the terms and subject to the conditions set forth in this Agreement, is fair to, and in the best interests of, Marvell; (iv) approved the Bermuda Merger, this Agreement and the Statutory Merger Agreement; (v) approved the Marvell Bye-Law Amendment; and (vi) resolved, subject to Section 5.3(f), to recommend approval of the Bermuda Merger, this Agreement, the Statutory Merger Agreement and the Marvell Bye-Law Amendment to Marvell’s shareholders (the recommendation described in clause “(vi)” above being referred to as the “Marvell Board Recommendation”).

3.14 Vote Required. The Required Marvell Shareholder Vote is the only vote of Marvell’s shareholders that is necessary to approve this Agreement, the Statutory Merger Agreement and the Bermuda Merger.

3.15 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement by Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub, nor the consummation of the Bermuda Merger by Marvell, Bermuda Merger Sub and HoldCo, the Delaware Merger by Delaware Merger Sub and HoldCo, or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, memorandum of association, bye-laws or other charter or organizational documents of Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub; or (b) contravene or conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub is subject, except for any such contraventions, conflicts, violations or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Marvell. Except as may be required by the Securities Act, the Exchange Act, state securities or “blue sky” laws, the DGCL, the HSR Act, any foreign antitrust Legal Requirement, any Legal Requirement administered by any Requesting Authority, the Bermuda Companies Act or the Nasdaq Rules and listing standards, and except as would not reasonably be expected to have a Material Adverse Effect on Marvell, Marvell is not required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with the execution, delivery or performance by Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub of this Agreement or the consummation of the Mergers or any of the other Contemplated Transactions by Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub.

3.16 Stock Ownership. None of Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub beneficially owns (as such term is used in Rule 13d-3 under the Exchange Act) any shares of Company Common Stock or any options, warrants or other rights to acquire shares of Company Common Stock or other securities of, or any other economic interest (through derivatives, securities or otherwise) in, the Company.

3.17 Capitalization and Operations of HoldCo, Delaware Merger Sub and Bermuda Merger Sub. All of the issued and outstanding shares of HoldCo and Delaware Merger Sub, and all of the issued and outstanding share capital of Bermuda Merger Sub, are as of the date of this Agreement, and immediately prior to the Bermuda Merger Effective Time will be, owned by Marvell or a direct or indirect wholly owned Subsidiary of Marvell. Each of HoldCo, Bermuda Merger Sub and Delaware Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions and none of HoldCo, Bermuda Merger Sub or Delaware Merger Sub has conducted any material business prior to the date of this Agreement or has material assets, material liabilities or material obligations of any nature, other than those incident to its formation and those incurred pursuant to or in connection with this Agreement, the Mergers, the Debt Financing and the other Contemplated Transactions.

3.18 Financing.

(a) Marvell has delivered to the Company accurate and complete copies of (i) the executed 364-day bridge facility commitment letter, dated as of the date of this Agreement (the “Bridge Commitment Letter”), by and between Marvell and JPMorgan Chase Bank, N.A. (“JPMorgan”) and (ii) the executed facilities commitment letter, dated as of the date of this Agreement (the “Term Loan Commitment Letter” and together with the Bridge

Commitment Letter, the “Debt Commitment Letters”), by and between Marvell and JPMorgan, pursuant to which the Financing Sources have committed, subject to the terms thereof, to lend initially to Marvell or, after the Closing Date, HoldCo, the amounts set forth therein for purposes of funding the Contemplated Transactions on the Closing Date (the debt financing contemplated by the Debt Commitment Letters, including, for purposes of Section 5.18, any offering of debt securities contemplated by the Debt Commitment Letters, being collectively referred to as the “Debt Financing”). Marvell has also delivered to the Company accurate and complete copies of any fee letters with any Financing Source (redacted solely to the extent necessary to mask the fees payable to the Financing Sources in respect of the Debt Financing, the rates and amounts included in the “market flex” provisions and other economic terms that would not reasonably be expected to adversely affect the enforceability, conditionality or availability of, or the aggregate amount available under, the Debt Financing) relating to the Debt Commitment Letters (any such fee letter, a “Fee Letter”).

(b) Assuming (i) the Debt Financing is funded in accordance with the Debt Commitment Letters, (ii) the Company’s compliance with its covenants and obligations contained in this Agreement such that the condition set forth in Section 6.2 would be satisfied, (iii) the accuracy, as of the Closing Date, of the representations and warranties made by the Company in this Agreement as if made on and as of the Closing Date such that the conditions set forth in Section 6.1 would be satisfied and (iv) the satisfaction or waiver of each of the conditions set forth in Section 6 and Section 7, the aggregate net proceeds from the Debt Financing when funded in accordance with the Debt Commitment Letters, together with all other sources of cash or other financing sources available to Marvell and HoldCo, will be sufficient for the satisfaction of all of HoldCo’s payment obligations under this Agreement, including payment when due of the cash consideration payable pursuant to Section 1.7(c)(iii), and all costs and expenses of the Contemplated Transactions which become due or payable by HoldCo, Marvell, the Surviving Bermuda Company, the Surviving Delaware Corporation or any Inphi Entity in connection with the Mergers, and any repayment or refinancing of indebtedness contemplated by the Debt Commitment Letters (collectively, the “Financing Uses”).

(c) As of the date of this Agreement, each Debt Commitment Letter is in full force and effect. As of the date of this Agreement, the Debt Commitment Letters have not been withdrawn, terminated or rescinded, the commitment amount set forth in each Debt Commitment Letter has not been reduced, and, except as permitted by Section 5.18, the Debt Commitment Letters have not otherwise been amended, supplemented or modified and Marvell has not received any written communications from any of the Financing Sources that would make the foregoing untrue. Each Debt Commitment Letter (i) is a legal, valid and binding obligation of Marvell, enforceable against Marvell in accordance with its terms, subject to the Enforceability Exceptions, and (ii), to the knowledge of Marvell, is a legal, valid and binding obligation of the Financing Sources, enforceable against the Financing Sources in accordance with its terms, subject to the Enforceability Exceptions. As of the date of this Agreement, there are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, other than as expressly set forth in the Debt Commitment Letters. Marvell has paid in full any and all commitment fees or other fees and amounts owed in connection with the Debt Commitment Letters that are due and payable on or prior to the date of this Agreement and has satisfied all other terms required to be satisfied as of the date of this Agreement. As of the date of this Agreement, there are no side letters or other agreements, contracts, understandings or arrangements of any kind relating to the Debt Commitment Letters or the Fee Letters that would reasonably be expected to affect the availability of the Debt Financing. As of the date of this Agreement, assuming (A) the Company’s compliance with its covenants and obligations contained in this Agreement such that the condition set forth in Section 6.2 would be satisfied, (B) the accuracy, as of the Closing Date, of the representations and warranties made by the Company in this Agreement as if made on and as of the Closing Date such that the conditions set forth in Section 6.1 would be satisfied and (C) the satisfaction or waiver of each of the conditions set forth in Section 6 and Section 7, (1) no event has occurred which (with or without notice, lapse of time or both) would constitute a default or breach or failure to satisfy a condition by Marvell or, to the knowledge of Marvell, any other party thereto, under the terms of the Debt Commitment Letters and (2) Marvell has no knowledge of any facts that would result in any of the conditions to the Debt Financing set forth in the Debt Commitment Letters not being satisfied by Marvell or HoldCo on or prior to the Closing Date.

3.19 Solvency. Assuming (a) the representations and warranties contained in Section 2 are accurate as of the date of this Agreement and will be accurate as of the Closing Date as if made on and as of the Closing Date (in each case, disregarding all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties), (b) the satisfaction of all of the conditions contained in Section 6, (c) that any pro forma financial statements, estimates, projections or forecasts of the Inphi Entities were prepared in good faith and were and continue to be based on reasonable assumptions and (d) immediately prior to the Delaware Merger Effective Time, the Inphi Entities are Solvent (substituting references to “HoldCo” in such definition with references to the “Company”), immediately following the Closing, after giving effect to the Contemplated Transactions, HoldCo and its Subsidiaries (including the Surviving Bermuda Company and the Surviving Delaware Corporation), taken as a whole, will be Solvent. As used herein, “Solvent” means, with respect to HoldCo and its Subsidiaries, taken as a whole, immediately following the Closing, that: (i) the fair value of the property of HoldCo and its Subsidiaries, taken as a whole, immediately following the Closing is greater than the total amount of liabilities, including, contingent liabilities, of HoldCo and its Subsidiaries, taken as a whole, immediately following the Closing; (ii) the present fair salable value of the assets of HoldCo and its Subsidiaries, taken as a whole, immediately following the Closing is not less than the amount that will be required to pay the probable liability of HoldCo and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) immediately following the Closing, HoldCo and its Subsidiaries, taken as a whole, do not have outstanding debts or liabilities beyond their ability to pay such debts and liabilities as they mature; and (iv) immediately following the Closing, HoldCo and its Subsidiaries, taken as a whole, are not engaged in a business or a transaction, and are not proposing to engage in a business or a transaction, for which HoldCo’s and its Subsidiaries’ property, taken as a whole, would constitute an unreasonably small amount of capital. The amount of contingent liabilities at any time shall be computed under this Section 3.19 as the amount that, in the light of all the facts and circumstances existing immediately following the Closing, is probable to become an actual or matured liability.

3.20 Fairness Opinion. Marvell’s board of directors has received the written opinion of J.P. Morgan Securities LLC (“J.P. Morgan Securities”), financial advisor to Marvell, dated the date of this Agreement, to the effect that, as of such date, and based upon and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Delaware Merger Consideration to be paid to the holders of Company Common Stock pursuant to this Agreement is fair from a financial point of view to Marvell. Marvell has received the consent of J.P. Morgan Securities to include such opinion in the Joint Proxy Statement/Prospectus.

3.21 Advisors’ Fees. Except for J.P. Morgan Securities, no Person is entitled to any brokerage, finder’s, success, completion or similar fee or commission in connection with the Mergers or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Marvell Entities.

3.22 Disclosure. None of the information to be supplied by or on behalf of Marvell or HoldCo specifically for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Marvell or HoldCo specifically for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the shareholders of Marvell or at the time of the Company Stockholders’ Meeting or the Marvell Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Marvell, HoldCo, Delaware Merger Sub or Bermuda Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by any Inphi Entity for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

Section 4. CERTAIN COVENANTS OF THE COMPANY AND MARVELL

4.1 Access and Investigation.

(a) During the Pre-Closing Period, the Company shall, and shall ensure that each of the other Inphi Entities and its and their respective Representatives: (i) provide Marvell and Marvell’s Representatives with reasonable access to the Inphi Entities’ personnel, properties and assets and to all existing books, records, Tax Returns, auditor work papers (subject to entering into a customary non-reliance agreement reasonably acceptable to such auditor) and other documents and information relating to the Inphi Entities; and (ii) provide Marvell and Marvell’s Representatives with such copies of the existing books, records, Tax Returns, auditor work papers and other documents and information relating to the Inphi Entities, and with such additional financial, operating and other data and information regarding the Inphi Entities, in each case, as Marvell may reasonably request for purposes reasonably related to the facilitation or consummation of any of the Contemplated Transactions, in each case, upon reasonable advance notice during normal business hours and in such a manner so as not to unreasonably interfere with the normal business operations of the Inphi Entities. Notwithstanding the foregoing: (A) nothing in this Section 4.1(a) shall require any Inphi Entity or its Representatives to disclose any information to Marvell or Marvell’s Representatives if such disclosure would violate any applicable law or any confidentiality agreement with a third party to which any Inphi Entity is a party as of the date of this Agreement, or jeopardize the attorney-client privilege, work product doctrine or other legal privilege held by any Inphi Entity; and (B) if any Inphi Entity does not provide or cause its Representatives to provide such access or such information in reliance on clause “(A)” of this sentence, then the Company shall promptly (and in any event within two Business Days after such Inphi Entity determines that it will not provide or cause it Representatives to provide such access or such information) provide a written notice to Marvell stating that it is withholding such access or such information and stating the justification therefor, and shall use commercially reasonable efforts to provide the applicable information in a way that would not violate such law or such confidentiality agreement, or jeopardize such privilege.

(b) The Confidentiality Agreement shall remain in full force and effect in accordance with its terms until the Delaware Merger Effective Time, except that the Marvell Entities’ obligations under Sections 7 and 8 thereof shall terminate upon the execution and delivery of this Agreement.

4.2 Operation of the Company’s Business and Marvell’s Business.

(a) During the Pre-Closing Period, the Company shall: (i) conduct, and ensure that each of the other Inphi Entities conducts, its business and operations in the ordinary course in all material respects and in accordance with past practices; (ii) use commercially reasonable efforts to ensure that each Inphi Entity preserves intact its current business organization, keeps available the services of its current officers and other employees (other than for routine terminations in the ordinary course of business of officers or other employees that are not at the level of assistant or associate vice president or above) and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with such Inphi Entity; and (iii) immediately prior to the Closing, pay all (A) pro-rata annual bonus payments and pro-rata profit sharing payments in accordance with Part 4.2(a) of the Company Disclosure Schedule and (B) retention bonus payments in accordance with Part 4.2(a) of the Company Disclosure Schedule to employees or individual service providers of the Company.

(b) During the Pre-Closing Period, except (w) as may be required by applicable Legal Requirements, (x) with the prior written consent of Marvell, (y) as expressly required by this Agreement or (z) as set forth in Part 4.2(b) of the Company Disclosure Schedule, the Company shall not, and the Company shall ensure that the other Inphi Entities do not:

(i) (A) declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock or (B) repurchase, redeem or otherwise reacquire any shares of capital stock, Convertible Notes or other securities;

(ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) the Company may issue shares of Company Common Stock upon the valid exercise of, or the vesting or scheduled delivery of shares pursuant to, Company Equity Awards in accordance with their terms, in each case, outstanding as of the date of this Agreement and (2) the Company may, in the ordinary course of business, but subject to the limitations set forth in Part 4.2(b)(ii) of the Company Disclosure Schedule, grant to employees of the Inphi Entities Company Options (having an exercise price equal to the fair market value of the Company Common Stock covered by such Company Option, determined as of the time of the grant of such Company Option) and Company RSUs);

(iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Equity Plans or any provision of any Contract evidencing any Company Equity Award, or otherwise modify any of the terms of any outstanding Company Equity Award, warrant or other security or any related Contract;

(iv) (A) amend or permit the adoption of any amendment to its certificate of incorporation, bylaws or other charter or organizational documents of the Company or (B) except for any transaction entered into solely between or among the Inphi Entities in the ordinary course of business and consistent with past practices, effect or become a party to any liquidation, dissolution, merger, consolidation, share exchange, business combination, plan or scheme of arrangement, amalgamation, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(v) (A) form any Subsidiary or (B) acquire any material equity interest or other material interest in any other Entity;

(vi) make any capital expenditure or incur any obligation or liability in respect thereof in excess of the amount budgeted for such expenditure in the Company’s capital expenditure budget set forth in Part 4.2(b)(vi) of the Company Disclosure Schedule, except that the Inphi Entities may make unbudgeted capital expenditures that, when added to all other unbudgeted capital expenditures made by or on behalf of the Inphi Entities during the Pre-Closing Period, do not exceed $2,000,000 in the aggregate;

(vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract or renew, extend, amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, in each case, other than in the ordinary course of business consistent with past practices;

(viii) enter into or become bound by any Contract imposing any material restriction on the right or ability of any Inphi Entity (A) to engage in any line of business or compete with, or provide services to, any other Person or in any geographic area, (B) to acquire any material product or other asset or any service from any other Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person or (C) to develop, sell, supply, license, distribute, offer, support or service any product or any Intellectual Property or other asset to or for any other Person;

(ix) enter into or become bound by any Contract that (A) grants material and exclusive rights to license, market, sell or deliver any product of any Inphi Entity, (B) contains any “most favored nation” or similar provision in favor of the other party, other than to the extent entered into in the ordinary course of business consistent with past practices, or (C) contains a right of first refusal, first offer or first negotiation or any similar right with respect to any asset owned by an Inphi Entity that is material to the Inphi Entities, taken as a whole;

(x) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices;

(xi) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrance, except for Encumbrances that do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes;

(xii) (A) lend or advance money to any Person or (B) incur, assume, guarantee or prepay any indebtedness (directly, contingently, or otherwise), except that any Inphi Entity may lend money to any other Inphi Entity, or incur any indebtedness to, or guarantee any indebtedness of, any other Inphi Entity, in each case in the ordinary course of business and consistent with past practices;

(xiii) (A) enter into any new collective bargaining agreement, works council agreement or other Contract with any employee representative body, (B) establish, adopt, enter into, amend or terminate any Inphi Employee Plan or Inphi Employee Agreement or any plan, practice, agreement, arrangement or policy that would be an Inphi Employee Plan or Inphi Employee Agreement if it was in existence on the date of this Agreement or (C) pay, or make any new commitment to pay, any bonus, cash incentive payment or profit-sharing or similar payment to, or increase or make any commitment to increase the amount of the wages, salary, commissions, fringe benefits or other compensation (excluding equity-based compensation, which is addressed in Section 4.2(b)(ii)) or remuneration payable to, any of its directors, officers or other employees (except that, subject to the limitations set forth in Part 4.2(b)(xiii) of the Company Disclosure Schedule, the Company may (1) provide routine, reasonable salary increases to employees in the ordinary course of business and in accordance with past practices in connection with the Company’s customary employee review process, (2) make customary bonus and severance payments consistent with past practices in accordance with existing bonus and severance plans, programs or policies referred to in Part 2.16(h) of the Company Disclosure Schedule or as set forth in Part 4.2(b)(xiii) of the Company Disclosure Schedule and (3) take Code Section 280G-related mitigation actions to the extent permitted by Part 4.2(b)(xiii) of the Company Disclosure Schedule);

(xiv) (A) hire or terminate (other than for cause) any employee at the level of assistant or associate vice president or above or with an annual base salary in excess of $250,000, (B) hire any employee located in any country in which the Inphi Entities do not currently have employees as of the date of this Agreement (as reflected in the list Made Available to Marvell pursuant to Section 2.16(a)), (C) promote any employee to the level of assistant or associate vice president or above or (D) engage any consultant or independent contractor, unless the engagement of such consultant or independent contractor may be terminated by such Inphi Entity on less than 90 days’ notice;

(xv) (A) change in any material respect (1) any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies or (2) any of its methods of accounting or accounting practices, including with respect to Taxes, other than in accordance with GAAP, (B) offer any discount, rebate, strategic buy or Contract or purchase order modification to any customer or distributor that has the effect of artificially increasing the Inphi Entities’ consolidated revenues or “stuffing the channel” or (C) write down any of its material assets in excess of $50,000 in the aggregate, except for depreciation and amortization in accordance with GAAP or in the ordinary course of business consistent with past practice;

(xvi) (A) adopt any material method of Tax accounting or make any material Tax election (or allow any material Tax election previously made to expire) that is inconsistent with any of the positions taken, elections made or methods used in preparing or filing Tax Returns with respect to periods ending prior to the Closing (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date), (B) prepare or file any material Tax Return or material amended Tax Return inconsistent with past practices, (C) settle or otherwise compromise any claim, dispute, notice, audit report or assessment relating to a material amount of Taxes, or enter into, cancel or modify any closing agreement or similar agreement relating to Taxes, (D) request any ruling, closing agreement or similar guidance with respect to a material amount of Taxes or (E) incur any liability for Taxes other than in the ordinary course of business;

(xvii) (A) commence any Legal Proceeding or (B) settle any Legal Proceeding, other than: (1) routine collection matters in the ordinary course of business and consistent with past practices; (2) settlements providing for money damages payable by an Inphi Entity of less than $100,000 (and no other relief of any nature), involving no finding or admission of any wrongdoing on the part of any Inphi Entity (or any of its Representatives or current or future Affiliates) and including a complete and unconditional release by all plaintiffs and all related parties in favor of the Inphi Entities (and their respective current and future Affiliates, Representatives, successors and assigns) from all liabilities and obligations with respect to all claims at issue in such Legal Proceeding; and (3) settlements entered into in accordance with Section 5.15;

(xviii) waive, relinquish, abandon, forfeit, permit to lapse, terminate or cancel any Intellectual Property Right (other than immaterial Intellectual Property Rights in connection with the exercise of the reasonable business judgment of the Company in the ordinary course of business and consistent with past practices) or take any action or fail to take any action if the taking of or failure to take such action will, or could reasonably be expected to, result in any of the foregoing;

(xix) enter into any Contract covering any Inphi Associate or make any payment to any Inphi Associate that, considered individually or collectively with any other such Contracts or payments, will or would reasonably be expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements);

(xx) convene any special meeting of the Company’s stockholders, except in accordance with Section 5.2;

(xxi) other than in the ordinary course of business, transfer or repatriate to the U.S. cash, cash equivalents or liquid short-term or long-term investments held outside the U.S. if any material U.S. withholding or income Taxes would be incurred in connection with such transfer or repatriation;

(xxii) become party to or approve or adopt any stockholder rights plan or “poison pill” agreement or similar takeover protection;

(xxiii) cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor; or

(xxiv) authorize, approve, agree, commit or offer to take any of the actions described in clauses “(i)” through “(xxiii)” of this Section 4.2(b).

Notwithstanding the foregoing, Marvell will not unreasonably withhold, delay or condition its consent to the taking of: (1) any action prohibited by clause “(v)(A),” “(vi),” “(vii),” “(x),” “(xi),” “(xiv),” “(xv)(A),” “(xv)(C),” “(xvi),” “(xvii)(B),” “(xxi)” or “(xxiii)” above; or (2) any action prohibited by clause “(xxiv)” above (to the extent relating to clause “(v)(A),” “(vi),” “(vii),” “(x),” “(xi),” “(xiv),” “(xv)(A),” “(xv)(C),” “(xvi),” “(xvii)(B),” “(xxi)” or “(xxiii)” above). Marvell acknowledges and agrees that nothing contained in this Section 4.2(b) shall give Marvell the right to control or direct the operations of the Company within the meaning of applicable antitrust laws. If the Company expects to rely on clause “(w)” of this Section 4.2(b) to take, or permit any other Inphi Entity to take, any action that would otherwise be prohibited by this Section 4.2(b), then at least three Business Days before such action is taken, the Company shall deliver a written notice to Marvell stating that the Company intends to take or permit the taking of such action and specifying the Legal Requirement requiring the taking of such action.

(c) During the Pre-Closing Period, except (w) as may be required by applicable Legal Requirements, (x) with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), (y) as expressly contemplated by this Agreement or (z) as set forth in Part 4.2(c) of the Marvell Disclosure Schedule:

(i) Marvell shall not, and shall not permit HoldCo to, amend its certificate of incorporation or bylaws (or equivalent organizational documents) in any manner that would prohibit or hinder, impede or delay in any material respect the Mergers or the consummation of the other Contemplated Transactions or have a material and adverse impact on the value of Marvell Common Shares or HoldCo Common Stock;

(ii) Marvell shall not pay any cash dividends or make any other cash distributions to its shareholders, except that Marvell may, without being deemed to have breached this covenant, declare and pay to its shareholders, at any time during each fiscal quarter, a cash dividend in an amount not to exceed $0.06 per share;

(iii) Marvell shall not, and shall not permit HoldCo to, adopt a plan of complete or partial liquidation, dissolution, bankruptcy restructuring or other similar reorganization;

(iv) Marvell shall not, and shall not permit its Subsidiaries to, (A) consummate, or enter into or publicly announce a definitive agreement to consummate, a Marvell Acquisition Transaction, or (B) acquire, or enter into or publicly announce a definitive agreement to acquire, any corporation, partnership, limited partnership or other business or division thereof (whether by merger, amalgamation, consolidation or other business combination, purchase of assets, purchase of shares, tender offer or exchange offer or similar transaction) if, in the case of each of clauses “(A)” and “(B)” above, taking such action would be expected (as of the time such action is taken) to (1) prevent or materially delay the Closing, or (2) cause any of the conditions set forth in Section 6 not to be satisfied by the End Date (as it may be extended in accordance with Section 8.1(b)), it being understood that, for purposes of this clause “(iv),” all references to “15%” in the definition of “Marvell Acquisition Transaction” shall be deemed to be references to “50%”; and

(v) Marvell shall not authorize, agree, commit or offer to take any of the actions described in clauses “(i)” through “(iii)” of this Section 4.2(c).

If Marvell expects to rely on clause “(w)” of this Section 4.2(c) to take, or permit any other Marvell Entity to take, any action that would otherwise be prohibited by this Section 4.2(c), then at least three Business Days before such action is taken, Marvell shall deliver a written notice to the Company stating that Marvell intends to take or permit the taking of such action and specifying the Legal Requirement requiring the taking of such action.

(d) During the Pre-Closing Period, the Company shall promptly notify Marvell in writing of any material Legal Proceeding or material claim threatened, commenced or asserted against any of the Inphi Entities.

4.3 No Solicitation by the Company.

(a) Subject to Section 4.3(b), the Company shall not, and shall ensure that the other Inphi Entities and its and their respective Representatives do not, in each case, directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of any Company Acquisition Proposal or Company Acquisition Inquiry (including by approving any transaction, or approving any Person (other than Marvell and its Affiliates) becoming an “interested stockholder,” for purposes of Section 203 of the DGCL); (ii) furnish or otherwise provide access to any information regarding any of the Inphi Entities to any Person in connection with or in response to a Company Acquisition Proposal or Company Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal or Company Acquisition Inquiry (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 4.3(a) and to limit its discussion exclusively to such referral); (iv) approve, endorse or recommend any Company Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any Contract contemplating or otherwise relating to a Company Acquisition Transaction (other than a confidentiality agreement entered into pursuant to, and in compliance with, clause “(iv)(B)” of Section 4.3(b)); or (vi) resolve or publicly propose to take any of the actions or do any of the other things described in clauses “(i)” through “(v)” of this sentence; provided, however, that (x) nothing in this Section 4.3(a) shall prohibit the Company or its Representatives from contacting in writing, on a single occasion, any Person who, following the date of this Agreement and prior to the adoption of this Agreement by the Required Company Stockholder Vote, made an unsolicited Company Acquisition Proposal to the Company (that has not been withdrawn), solely to ask such Person, and to request from such Person a written response to, questions for the purpose of clarifying (and not for the purpose of engaging, directly or indirectly, in any discussions or negotiations of any sort regarding) the material terms of such Company Acquisition Proposal, (y) simultaneously with sending any written communication to such Person, the Company shall deliver to Marvell a copy of such written communication, and (z) promptly (and in any event within 24 hours) after receiving any communication from such Person, the Company shall deliver to Marvell a copy of such communication.

(b) Notwithstanding anything to the contrary contained in Section 4.3(a), but subject to Section 4.3(c), prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company may furnish non-public information regarding the Inphi Entities to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Company Acquisition Proposal that is made to the Company after the date of this Agreement by such Person (and not withdrawn) if: (i) none of the Inphi Entities and none of their respective Representatives shall have breached any of the restrictions or other provisions set forth in this Section 4.3 in a manner that led to such Company Acquisition Proposal; (ii) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel, that such Company Acquisition Proposal constitutes or would reasonably be expected to lead to a Company Superior Offer; (iii) the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (iv) at least 24 hours prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company (A) gives Marvell written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person and (B) the Company receives from such Person, and delivers to Marvell a copy of, an executed confidentiality agreement containing (1) customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of any of the Inphi Entities, (2) “non-solicitation” provisions, no less favorable to the Company than the “non-solicitation” provisions contained in the Confidentiality Agreement, prohibiting the solicitation by such Person and its Affiliates and Representatives of employees of any of the Inphi Entities for a period of at least one year, (3) “standstill” provisions, no less favorable to the Company than the “standstill” provisions contained in the Confidentiality Agreement and (4) other provisions no less favorable to the Company than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (it being understood that, for purposes of this clause “(B)” only, the amendment to the Confidentiality Agreement referred to in Section 4.1(b) shall be disregarded); and (v) at least 24 hours prior to furnishing any non-public information to such Person, the Company furnishes such non-public information to Marvell (to the extent such non-public information has not been previously furnished by the Company to Marvell).

(c) If the Company, any other Inphi Entity or any Representative of any Inphi Entity receives a Company Acquisition Proposal, a Company Acquisition Inquiry or any request for non-public information at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Company Acquisition Proposal, Company Acquisition Inquiry or request) (i) advise Marvell orally and in writing of such Company Acquisition Proposal, Company Acquisition Inquiry or request (including the identity of the Person making or submitting such Company Acquisition Proposal, Company Acquisition Inquiry or request and the material terms and conditions thereof), and (ii) provide Marvell with copies of all documents and communications received by any Inphi Entity or any Representative of any Inphi Entity setting forth the terms and conditions of, or otherwise relating to, such Company Acquisition Proposal, Company Acquisition Inquiry or request. The Company shall: (A) keep Marvell fully informed, on a reasonably current basis, with respect to the status of any such Company Acquisition Proposal, Company Acquisition Inquiry or

request and any modification or proposed modification thereto; (B) promptly (and in no event later than 24 hours after transmittal or receipt of any correspondence or communication) provide Marvell with a copy of all material correspondence and written communications (and a summary of any significant oral communications) between any Inphi Entity or any Representative of any Inphi Entity, on the one hand, and the Person that made or submitted such Company Acquisition Proposal, Company Acquisition Inquiry or request or any Representative of such Person, on the other hand, relating to such Company Acquisition Proposal, Company Acquisition Inquiry or request; and (C) provide Marvell with 48 hours’ prior notice (or such lesser prior notice as is provided to the members of the board of directors of the Company) of any meeting of the board of directors of the Company at which the board is expected to consider providing non-public information to, or entering into discussions or negotiations with, any Person in connection with any Company Acquisition Proposal or Company Acquisition Inquiry.

(d) The Company shall, and shall ensure that each of the other Inphi Entities shall, and shall use its reasonable best efforts to cause the Inphi Entities’ respective Representatives to: (i) immediately cease and cause to be terminated any existing solicitation, encouragement or assistance of, or discussions or negotiations with, any Person relating to any Company Acquisition Proposal or Company Acquisition Inquiry; and (ii) require each Person that has executed a confidentiality or similar agreement (that remains in effect) in connection with such Person’s consideration of a possible Company Acquisition Proposal or investment in any Inphi Entity to return or destroy all confidential information previously furnished to such Person by or on behalf of any of the Inphi Entities and prohibit any Person (other than the Marvell Entities and their Representatives) from having access to any physical or electronic data room set up in response to or in connection with any actual or contemplated Company Acquisition Proposal or Company Acquisition Inquiry.

(e) The Company: (i) agrees that it will not, and it shall ensure that none of the other Inphi Entities will, release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which any of the Inphi Entities is or becomes a party or under which any of the Inphi Entities has or acquires any rights; and (ii) will use its reasonable best efforts to enforce or cause to be enforced each such agreement or provision at the request of Marvell; provided, however, that the Company may release a Person from, or amend or waive any provision of, any “standstill” agreement or provision if (A) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that the failure to release such Person from such agreement or provision or the failure to amend such agreement or waive such provision would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law, and (B) the Company provides Marvell with written notice of the Company’s intent to take such action at least two Business Days before taking such action.

(f) The Company acknowledges and agrees that any action taken by any Representative of any Inphi Entity acting or purporting to act on behalf of any of the Inphi Entities which, if taken by the Company, would constitute a breach of any provision set forth in this Section 4.3 or in Section 5.2 shall be deemed to constitute a breach of such provision by the Company.

4.4 No Solicitation by Marvell.

(a) Subject to Section 4.4(b), Marvell shall not, and shall ensure that the other Marvell Entities and its and their respective Representatives do not, in each case, directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of any Disruptive Marvell Acquisition Proposal; (ii) furnish or otherwise provide access to any information regarding any of the Marvell Entities to any Person in connection with or in response to a Disruptive Marvell Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Disruptive Marvell Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 4.4(a) and to limit its discussion exclusively to such referral); (iv) approve, endorse or recommend any

Disruptive Marvell Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any Contract contemplating or otherwise relating to a Marvell Acquisition Transaction (other than a confidentiality agreement entered into pursuant to, and in compliance with, clause “(iv)(B)” of Section 4.4(b)) that is expressly conditioned on the termination of this Agreement; or (vi) resolve or publicly propose to take any of the actions or do any of the other things described in clauses “(i)” through “(v)” of this sentence; provided, however, that (x) nothing in this Section 4.4(a) shall prohibit Marvell or its Representatives from contacting in writing, on a single occasion, any Person who, following the date of this Agreement and prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote, made an unsolicited Disruptive Marvell Acquisition Proposal to Marvell (that has not been withdrawn), solely to ask such Person, and to request from such Person a written response to, questions for the purpose of clarifying (and not for the purpose of engaging, directly or indirectly, in any discussions or negotiations of any sort regarding) the material terms of such Disruptive Marvell Acquisition Proposal, (y) simultaneously with sending any written communication to such Person, Marvell shall deliver to the Company a copy of such written communication, and (z) promptly (and in any event within 24 hours) after receiving any communication from such Person, Marvell shall deliver to the Company a copy of such communication.

(b) Notwithstanding anything to the contrary contained in Section 4.4(a), but subject to Section 4.4(c), prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote, Marvell may furnish non-public information regarding the Marvell Entities to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Disruptive Marvell Acquisition Proposal that is made to Marvell after the date of this Agreement by such Person (and not withdrawn) if: (i) none of the Marvell Entities and none of their respective Representatives shall have breached any of the restrictions or other provisions set forth in this Section 4.4 in a manner that led to such Disruptive Marvell Acquisition Proposal; (ii) Marvell’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which, for the avoidance of doubt, shall include J.P. Morgan Securities) and Marvell’s outside legal counsel, that such Disruptive Marvell Acquisition Proposal constitutes or would reasonably be expected to lead to a Disruptive Marvell Superior Offer; (iii) Marvell’s board of directors determines in good faith, after having taken into account the advice of Marvell’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to Marvell’s shareholders under applicable Bermuda law; and (iv) at least 24 hours prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, Marvell (A) gives the Company written notice of the identity of such Person and of Marvell’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person and (B) Marvell receives from such Person, and delivers to the Company a copy of, an executed confidentiality agreement containing (1) customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of any of the Marvell Entities, and (2) other provisions no less favorable to Marvell than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement.

(c) If Marvell, any other Marvell Entity or any Representative of any Marvell Entity receives a Disruptive Marvell Acquisition Proposal at any time during the Pre-Closing Period, then Marvell shall promptly (and in no event later than 24 hours after receipt of such Disruptive Marvell Acquisition Proposal) (i) advise the Company orally and in writing of such Disruptive Marvell Acquisition Proposal (including the identity of the Person making or submitting such Disruptive Marvell Acquisition Proposal and the material terms and conditions thereof), and (ii) provide the Company with copies of all documents and communications received by any Marvell Entity or any Representative of any Marvell Entity setting forth the terms and conditions of, or otherwise relating to, such Disruptive Marvell Acquisition Proposal. Marvell shall: (A) keep the Company fully informed, on a reasonably current basis, with respect to the status of any such Disruptive Marvell Acquisition Proposal and any modification or proposed modification thereto; (B) promptly (and in no event later than 24 hours after transmittal or receipt of any correspondence or communication) provide the Company with a copy of all material correspondence and written communications (and a summary of any significant oral communications) between any Marvell Entity or any Representative of any Marvell Entity, on the one hand, and the Person that made or submitted such Disruptive Marvell Acquisition Proposal or any Representative of such Person, on the other hand, relating to such Disruptive Marvell Acquisition Proposal; and (C) provide the Company with 48 hours’ prior notice (or such lesser prior notice as is provided to the members of the board of directors of Marvell) of any meeting of the board of directors of Marvell at which the board is expected to consider providing non-public information to, or entering into discussions or negotiations with, any Person in connection with any Disruptive Marvell Acquisition Proposal.

(d) Marvell acknowledges and agrees that any action taken by any Representative of any Marvell Entity acting or purporting to act on behalf of any of the Marvell Entities which, if taken by Marvell, would constitute a breach of any provision set forth in this Section 4.4 or in Section 5.3 shall be deemed to constitute a breach of such provision by Marvell.

(e) Nothing in this Section 4.4 or elsewhere in this Agreement shall restrict or otherwise limit in any way the ability of Marvell (i) to solicit, or enter into discussions or negotiations with any Person relating to, any proposal to merge with, or acquire all or a portion of the shares or assets of, Marvell or its Subsidiaries that does not constitute a Disruptive Marvell Acquisition Proposal or (ii) to consider, pursue, negotiate, enter into any agreement relating to or consummate a Marvell Acquisition Transaction that is not the subject of a Disruptive Marvell Acquisition Proposal.

Section 5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Registration Statement; Joint Proxy Statement/Prospectus.

(a) As promptly as practicable after the date of this Agreement, Marvell and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement/Prospectus in preliminary form and Marvell shall prepare and cause HoldCo to file with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement/Prospectus will be included. Each of Marvell and the Company shall use their reasonable best efforts to: (i) cause the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus to comply with the applicable forms, rules and regulations promulgated by the SEC; (ii) to promptly notify the other Principal Party of, cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; and (iii) have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Marvell will use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Marvell’s shareholders, and the Company will use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company’s stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Marvell all information concerning the Inphi Entities and the Company’s Affiliates, officers, directors and stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. In addition, the Company shall use its reasonable best efforts to: (A) provide interim financial statements of the Inphi Entities (including footnotes) that are required by the Securities Act to be included in the Form S-4 Registration Statement that have been reviewed by the Company’s independent registered public accounting firm; (B) provide management’s discussion and analysis of interim and annual consolidated financial statements; (C) cause the Company’s independent registered public accounting firm to consent to the inclusion or incorporation by reference of the audit reports on the annual audited consolidated financial statements of the Company included in the Form S-4 Registration Statement; (D) provide information necessary to prepare selected financial data with respect to the Company as required by the Securities Act; and (E) provide information concerning the Company necessary to enable Marvell and the Company to prepare required pro forma financial statements and related footnotes, in each case, to the extent reasonably necessary to permit HoldCo to prepare the Form S-4 Registration Statement.

(b) If the Company or Marvell becomes aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then such party shall: (i) promptly inform the other Principal Party thereof; (ii) provide the other Principal Party (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus prior to it being filed with the SEC;

(iii) provide the other Principal Party with a copy of such amendment or supplement promptly after it is filed with the SEC; and (iv) if mailing is appropriate, cooperate in mailing such amendment or supplement to the stockholders of the Company or the shareholders of Marvell.

(c) Prior to the Bermuda Merger Effective Time, HoldCo, Marvell and the Company shall use their respective reasonable best efforts to take all other action required to be taken under the Securities Act (and the rules and regulations of the SEC promulgated thereunder), the Exchange Act (and the rules and regulations of the SEC promulgated thereunder) or under any applicable state securities or “blue sky” laws (and the rules and regulations promulgated thereunder) in connection with the issuance, exchange and listing of HoldCo Common Stock to be issued in the Mergers, except that neither Marvell nor HoldCo shall be required to qualify to do business in any jurisdiction in which it is not now so qualified or file a general consent to service of process in any jurisdiction.

5.2 Company Stockholders’ Meeting.

(a) The Company: (i) shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock (the “Company Stockholders’ Meeting”) to vote on a proposal to adopt this Agreement as promptly as reasonably practicable after the date of this Agreement; (ii) shall submit such proposal to such holders at the Company Stockholders’ Meeting and shall use its reasonable best efforts to solicit proxies in favor of such proposal from such holders before the Company Stockholders’ Meeting; and (iii) shall not submit any other proposal, other than a “say on pay” proposal related to the Mergers, to such holders in connection with the Company Stockholders’ Meeting without the prior written consent of Marvell, which consent shall not be unreasonably withheld if the submission of such other proposal is required by an applicable Legal Requirement. The Company, in consultation with Marvell, shall set a record date for Persons entitled to notice of, and to vote at, the Company Stockholders’ Meeting and shall not change such record date without the prior written consent of Marvell. The Company Stockholders’ Meeting shall be held (on a date jointly designated by the Company and Marvell) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited by or on behalf of the Company in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b) Notwithstanding anything to the contrary contained in this Agreement: (i) the Company shall not postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of Marvell, other than (A) to the extent necessary to comply with applicable Legal Requirements, including to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus that is required by applicable Legal Requirements is properly disclosed to the Company’s stockholders or (B) to the extent necessary to obtain a quorum if, as of the time at which the Company Stockholders’ Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Company Stockholders’ Meeting; and (ii) the Company shall postpone or adjourn the Company Stockholders’ Meeting up to two times for up to 30 days each time if Marvell reasonably requests such postponement or adjournment in order to permit the solicitation of additional proxies in favor of the adoption of this Agreement (but not to a date later than five Business Days prior to the End Date, as it may be extended in accordance with Section 8.1(b)). The Company shall use its reasonable best efforts during any such postponement or adjournment to solicit and obtain such proxies in favor of the adoption of this Agreement as soon as reasonably practicable.

(c) Subject to applicable Legal Requirements: (i) the Company shall cooperate with Marvell and use its reasonable best efforts to cause the Company Stockholders’ Meeting to be held on the same date as, and prior to, the Marvell Shareholders’ Meeting; and (ii) if, notwithstanding such efforts, the Marvell Shareholders’ Meeting is held prior to the Company Stockholders’ Meeting, the Company shall use its reasonable best efforts to cause the Company Stockholders’ Meeting to be held as promptly as reasonably practicable following the date of the Marvell Shareholders’ Meeting.

(d) Unless there is a Company Adverse Recommendation Change made in accordance with Section 5.2(f), the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Company’s board of directors unanimously: (i) determined and believes that this Agreement and the Delaware Merger are advisable and fair to and in the best interests of the Company and its stockholders; (ii) approved this Agreement and the Contemplated Transactions, including the Delaware Merger, in accordance with the requirements of the DGCL; and (iii) recommends that the Company’s stockholders vote to adopt this Agreement at the Company Stockholders’ Meeting (the determination described in clause “(i)” above and the recommendation described in clause “(iii)” above being collectively referred to as the “Company Board Recommendation”). The Company shall ensure that the Joint Proxy Statement/Prospectus includes the opinion of the financial advisor referred to in Section 2.25.

(e) Except as provided in Section 5.2(f), neither the Company’s board of directors nor any committee thereof shall: (i) withdraw or modify in a manner adverse to Marvell, or permit the withdrawal or the modification in a manner adverse to Marvell of, the Company Board Recommendation (it being understood and agreed that the Company Board Recommendation will be deemed to have been modified by the Company’s board of directors in a manner adverse to Marvell if, following a meeting of the Company’s board of directors, the Company Board Recommendation is no longer unanimous and such fact is publicly disclosed) (any action described in this clause “(i)” being referred to as a “Company Adverse Recommendation Change”); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Company Acquisition Proposal; (iii) approve or recommend, or cause or permit any Inphi Entity to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract contemplating or otherwise relating to a Company Acquisition Transaction, other than a confidentiality agreement referred to in clause “(iv)(B)” of Section 4.3(b); or (iv) resolve, agree or publicly propose, or permit any Inphi Entity or any Representative of any Inphi Entity to agree or publicly propose, to take any of the actions referred to in this Section 5.2(e).

(f) Notwithstanding anything to the contrary contained in Section 5.2(e), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote:

(i) the Company’s board of directors may make a Company Adverse Recommendation Change and/or cause the Company to terminate this Agreement in accordance with Section 8.1(j) and, concurrently with such termination, approve, and cause the Company to enter into, a Specified Company Acquisition Agreement in accordance with, and subject to compliance with, the provisions of Section 8.1(j) if (and only if): (A) an unsolicited, bona fide, written Company Acquisition Proposal is made to the Company after the date of this Agreement and is not withdrawn; (B) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which, for the avoidance of doubt, shall include Qatalyst) and the advice of the Company’s outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Offer; (C) the Company’s board of directors determines that, in light of such Company Superior Offer, the failure to make a Company Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (D) no less than four Business Days prior to making such Company Adverse Recommendation Change or terminating this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, the Company’s board of directors delivers to Marvell a written notice (a “Company Recommendation Change Notice”) (1) stating that the Company has received a Company Superior Offer that did not result from a breach of any of the provisions of Section 4.3, (2) stating that the Company’s board of directors intends to make a Company Adverse Recommendation Change as a result of such Company Superior Offer (and describing the intended Company Adverse Recommendation Change) or intends to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, (3) specifying the material terms and conditions of such Company Superior Offer, including the identity of the Person making such Company

Superior Offer and (4) attaching copies of the most current and complete draft of any Contract relating to such Company Superior Offer and all other documents and communications relating to such Company Superior Offer; (E) for four Business Days after receipt by Marvell of such Company Recommendation Change Notice, the Company’s board of directors has not made a Company Adverse Recommendation Change and the Company has not attempted to terminate this Agreement pursuant to Section 8.1(j); (F) throughout such four Business Day period, the Company engages (to the extent requested by Marvell) in good faith negotiations with Marvell to amend this Agreement in such a manner that the failure to make a Company Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer would not be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law; and (G) at the time of such Company Adverse Recommendation Change or the termination of this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, the Company’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation (which, for the avoidance of doubt, shall include Qatalyst) and the advice of the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer would still be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law in light of such Company Superior Offer; provided, however, that when making such determination, the Company’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by Marvell in writing as a result of the negotiations required by clause “(F)” above; or

(ii) the Company’s board of directors may make a Company Adverse Recommendation Change if: (A) there shall arise after the date of this Agreement a material event, material development or material change in circumstances that relates to and is material to the Inphi Entities, taken as a whole (but does not relate to any Company Acquisition Proposal), and such material event, material development or material change in circumstances (1) was not known, and was not reasonably foreseeable, by any of the Inphi Entities on the date of this Agreement (or if known, the consequences of which were not known, and were not reasonably foreseeable, by any of the Inphi Entities on the date of this Agreement), (2) did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, this Agreement, and (3) becomes known to the Company’s board of directors prior to the adoption of this Agreement by the Required Company Stockholder Vote (any such material event, material development or material change in circumstances being referred to as a “Company Change in Circumstances”); (B) the Company provides Marvell, at least 48 hours (or such lesser prior notice as is provided to the members of the board of directors of the Company) prior to any meeting of the Company’s board of directors at which such board of directors is expected to consider and determine whether such Company Change in Circumstances may require the Company’s board of directors to make a Company Adverse Recommendation Change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Company Change in Circumstances; (C) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that, in light of such Company Change in Circumstances, the failure to make a Company Adverse Recommendation Change would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (D) no less than four Business Days prior to making a Company Adverse Recommendation Change, the Company’s board of directors delivers to Marvell a written notice (1) stating that a Company Change in Circumstances has arisen, (2) stating that it intends to make a Company Adverse Recommendation Change in light of such Company Change in Circumstances and describing the intended Company Adverse Recommendation Change and (3) containing a reasonably detailed description of such Company Change in Circumstances; (E) throughout such four Business Day period, the Company engages (to the extent requested by Marvell) in good faith negotiations with Marvell to amend this Agreement in such a manner that the failure to make a Company Adverse Recommendation Change would not be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law in light of such Company Change in Circumstances; and (F) at the time of making such Company Adverse Recommendation Change, the Company’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change would still be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law in light of such Company Change in Circumstances; provided, however, that when making such determination, the Company’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by Marvell in writing as a result of the negotiations required by clause “(E)” above.

For purposes of clause “(i)” of this Section 5.2(f), any change in the form or amount of the consideration payable in connection with a Company Superior Offer, and any other material change to any of the terms of a Company Superior Offer, will be deemed to be a new Company Superior Offer, requiring a new Company Recommendation Change Notice and a new advance notice period, except that the advance notice period applicable to any such change to a Company Superior Offer pursuant to clause “(i)(D)” of this Section 5.2(f) shall be two Business Days rather than four Business Days, and the negotiation period in clause “(i)(E)” of this Section 5.2(f) shall be two Business Days rather than four Business Days. The Company shall ensure that any withdrawal or modification of the Company Board Recommendation does not have the effect of causing any corporate Takeover Statute of the State of Delaware or any other state to be applicable to this Agreement or any of the Contemplated Transactions.

(g) Nothing contained in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company from: (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; or (ii) making any disclosure to its stockholders if the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; provided, however, that this Section 5.2(g) shall not be deemed to permit the Company’s board of directors to make a Company Adverse Recommendation Change or take any of the actions referred to in clause “(ii)” or clause “(iv)” of Section 5.2(e) except to the extent permitted by Section 5.2(f) (it being understood and agreed that any disclosure of the type described in this Section 5.2(g), other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall be deemed to be a Company Adverse Recommendation Change unless the Company’s board of directors publicly and unanimously reaffirms the Company Board Recommendation in such disclosure).

(h) Subject to the Company’s right to terminate this Agreement in accordance with Section 8.1(j), the Company’s obligation to call, give notice of and hold the Company Stockholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Company Superior Offer or other Company Acquisition Proposal, by any Company Change in Circumstances or by any withdrawal or modification of the Company Board Recommendation. Without limiting the generality of the foregoing, the Company agrees that unless this Agreement is terminated in accordance with Section 8.1, the Company shall not submit any Company Acquisition Proposal to a vote of its stockholders.

5.3 Marvell Shareholders’ Meeting.

(a) Marvell: (i) shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Marvell Common Shares (the “Marvell Shareholders’ Meeting”) to vote on a proposal to approve the Marvell Bye-Law Amendment (the “Marvell Bye-Law Proposal”) and a proposal to approve this Agreement, the Statutory Merger Agreement and the Bermuda Merger (the “Marvell Merger Proposal”) as promptly as reasonably practicable after the date of this Agreement; (ii) shall submit the

Marvell Bye-Law Proposal and the Marvell Merger Proposal to such holders at the Marvell Shareholders’ Meeting and shall use its reasonable best efforts to solicit proxies in favor of the Marvell Bye-Law Proposal and the Marvell Merger Proposal from such holders before the Marvell Shareholders’ Meeting; and (iii) shall not submit any other proposal, other than a “say on pay” proposal related to the Mergers, to such holders at the Marvell Shareholders’ Meeting that is not related to the approval or consummation of any of the Contemplated Transactions without the prior written consent of the Company, which consent shall not be unreasonably withheld if the submission of such other proposal is required by an applicable Legal Requirement. The Marvell Bye-Law Proposal shall appear first on the proxy card in the Joint Proxy Statement/Prospectus ahead of the Marvell Merger Proposal. Marvell, in consultation with the Company, shall set a record date for Persons entitled to notice of, and to vote at, the Marvell Shareholders’ Meeting and shall not change such record date without first consulting with the Company. The Marvell Shareholders’ Meeting shall be held as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Marvell shall ensure that all proxies solicited by or on behalf of Marvell in connection with the Marvell Shareholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b) Notwithstanding anything to the contrary contained in this Agreement: (i) Marvell shall not postpone or adjourn the Marvell Shareholders’ Meeting without the consent of the Company, other than (A) to the extent necessary to comply with applicable Legal Requirements, including to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus that is required by applicable Legal Requirements is properly disclosed to Marvell’s shareholders, (B) to the extent necessary to obtain a quorum if, as of the time at which the Marvell Shareholders’ Meeting is scheduled, there are insufficient Marvell Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Marvell Shareholders’ Meeting or (C) to the extent necessary to ensure that Marvell’s shareholders do not vote on the Marvell Merger Proposal until at least four hours after the time as of which the Company Stockholders’ Meeting (including any adjournments and postponements thereof) has been held and completed and the Company’s stockholders have taken a final vote on a proposal to adopt this Agreement; and (ii) Marvell shall postpone or adjourn the Marvell Shareholders’ Meeting up to two times for up to 30 days each time if the Company reasonably requests such postponement or adjournment in order to permit the solicitation of additional proxies in favor of the Marvell Bye-Law Proposal and the Marvell Merger Proposal (but not to a date later than five Business Days prior to the End Date, as it may be extended in accordance with Section 8.1(b)). Marvell shall use its reasonable best efforts during any such postponement or adjournment to solicit and obtain such proxies in favor of the Marvell Bye-Law Proposal and the Marvell Merger Proposal as soon as reasonably practicable.

(c) Subject to applicable Legal Requirements: (i) Marvell shall cooperate with the Company and use its reasonable best efforts to cause the Marvell Shareholders’ Meeting to be held after the Company Stockholders’ Meeting on the same date as the Company Stockholders’ Meeting; and (ii) if, notwithstanding such efforts, the Company Stockholders’ Meeting is held on a date prior to the date on which the Marvell Shareholders’ Meeting is held, Marvell shall use its reasonable best efforts to cause the Marvell Shareholders’ Meeting to be held as promptly as reasonably practicable following the date of the Company Stockholders’ Meeting.

(d) Unless there is a Marvell Adverse Recommendation Change made in accordance with Section 5.3(f), the Joint Proxy Statement/Prospectus shall include the Marvell Board Recommendation. Marvell shall ensure that the Joint Proxy Statement/Prospectus includes the opinion of the financial advisor referred to in Section 3.20.

(e) Except as provided in Section 5.3(f), neither Marvell’s board of directors nor any committee thereof shall: (i) withdraw or modify in a manner adverse to the Company, or permit the withdrawal or the modification in a manner adverse to the Company of, the Marvell Board Recommendation (it being understood and agreed that the Marvell Board Recommendation will be deemed to have been modified by Marvell’s board of directors in a manner adverse to the Company if, following a meeting of Marvell’s board of directors, the Marvell Board Recommendation is no longer unanimous and such fact is publicly disclosed) (any action described in this clause

“(i)” being referred to as a “Marvell Adverse Recommendation Change”); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Disruptive Marvell Acquisition Proposal; (iii) approve or recommend, or cause or permit any Marvell Entity to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract contemplating or otherwise relating to a Marvell Acquisition Transaction (other than a confidentiality agreement referred to in clause “(iv)(B)” of Section 4.4(b)) that is expressly conditioned on the termination of this Agreement; or (iv) resolve, agree or publicly propose, or permit any Marvell Entity or any Representative of any Marvell Entity to agree or publicly propose, to take any of the actions referred to in this Section 5.3(e).

(f) Notwithstanding anything to the contrary contained in Section 5.3(e), at any time prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote:

(i) Marvell’s board of directors may make a Marvell Adverse Recommendation Change and/or cause Marvell to terminate this Agreement in accordance with Section 8.1(k) and, concurrently with such termination, approve, and cause Marvell to enter into, a Specified Marvell Acquisition Agreement in accordance with, and subject to compliance with, the provisions of Section 8.1(k) if (and only if): (A) an unsolicited, bona fide, written Disruptive Marvell Acquisition Proposal is made to Marvell after the date of this Agreement and is not withdrawn; (B) Marvell’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that such Disruptive Marvell Acquisition Proposal constitutes a Disruptive Marvell Superior Offer; (C) Marvell’s board of directors determines that, in light of such Disruptive Marvell Superior Offer, the failure to make a Marvell Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer would be inconsistent with its fiduciary obligations to Marvell’s shareholders under applicable Bermuda law; (D) no less than four Business Days prior to making such Marvell Adverse Recommendation Change or terminating this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer, Marvell’s board of directors delivers to the Company a written notice (a “Marvell Recommendation Change Notice”) (1) stating that Marvell has received a Disruptive Marvell Superior Offer that did not result from a breach of any of the provisions of Section 4.4, (2) stating that Marvell’s board of directors intends to make a Marvell Adverse Recommendation Change as a result of such Disruptive Marvell Superior Offer (and describing the intended Marvell Adverse Recommendation Change) or intends to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer, (3) specifying the material terms and conditions of such Disruptive Marvell Superior Offer, including the identity of the Person making such Disruptive Marvell Superior Offer and (4) attaching copies of the most current and complete draft of any Contract relating to such Disruptive Marvell Superior Offer and all other documents and communications relating to such Disruptive Marvell Superior Offer; (E) for four Business Days after receipt by the Company of such Marvell Recommendation Change Notice, Marvell’s board of directors has not made a Marvell Adverse Recommendation Change and Marvell has not attempted to terminate this Agreement pursuant to Section 8.1(k); (F) throughout such four Business Day period, Marvell engages (to the extent requested by the Company) in good faith negotiations with the Company to amend this Agreement in such a manner that the failure to make a Marvell Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer would not be inconsistent with the fiduciary obligations of Marvell’s board of directors to Marvell’s shareholders under applicable Bermuda law; and (G) at the time of such Marvell Adverse Recommendation Change or the termination of this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer, Marvell’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that the failure to make a Marvell Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer would still be inconsistent with the fiduciary obligations of Marvell’s board of directors to Marvell’s shareholders under applicable Bermuda law in light of such Disruptive Marvell Superior Offer; provided, however, that when making such determination, Marvell’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by the Company in writing as a result of the negotiations required by clause “(F)” above; or

(ii) Marvell’s board of directors may make a Marvell Adverse Recommendation Change if: (A) there shall arise after the date of this Agreement a material event, material development or material change in circumstances that relates to and is material to the Marvell Entities, taken as a whole (but does not relate to any Disruptive Marvell Acquisition Proposal), and such material event, material development or material change in circumstances (1) was not known, and was not reasonably foreseeable, by any of the Marvell Entities on the date of this Agreement (or if known, the consequences of which were not known, and were not reasonably foreseeable, by any of the Marvell Entities on the date of this Agreement), (2) did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, this Agreement, and (3) becomes known to Marvell’s board of directors prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote (any such material event, material development or material change in circumstances being referred to as a “Marvell Change in Circumstances”); (B) Marvell provides the Company, at least 48 hours (or such lesser prior notice as is provided to the members of the board of directors of Marvell) prior to any meeting of Marvell’s board of directors at which such board of directors is expected to consider and determine whether such Marvell Change in Circumstances may require Marvell’s board of directors to make a Marvell Adverse Recommendation Change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Marvell Change in Circumstances; (C) Marvell’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that, in light of such Marvell Change in Circumstances, the failure to make a Marvell Adverse Recommendation Change would be inconsistent with its fiduciary obligations to Marvell’s shareholders under applicable Bermuda law; (D) no less than four Business Days prior to making a Marvell Adverse Recommendation Change, Marvell’s board of directors delivers to the Company a written notice (1) stating that a Marvell Change in Circumstances has arisen, (2) stating that it intends to make a Marvell Adverse Recommendation Change in light of such Marvell Change in Circumstances and describing the intended Marvell Adverse Recommendation Change and (3) containing a reasonably detailed description of such Marvell Change in Circumstances; (E) throughout such four Business Day period, Marvell engages (to the extent requested by the Company) in good faith negotiations with the Company to amend this Agreement in such a manner that the failure to make a Marvell Adverse Recommendation Change would not be inconsistent with the fiduciary obligations of Marvell’s board of directors to Marvell’s shareholders under applicable Bermuda law in light of such Marvell Change in Circumstances; and (F) at the time of making such Marvell Adverse Recommendation Change, Marvell’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that the failure to make a Marvell Adverse Recommendation Change would still be inconsistent with the fiduciary obligations of Marvell’s board of directors to Marvell’s shareholders under applicable Bermuda law in light of such Marvell Change in Circumstances; provided, however, that when making such determination, Marvell’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by the Company in writing as a result of the negotiations required by clause “(E)” above.

(g) Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit Marvell from: (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; or (ii) making any disclosure to its shareholders if Marvell’s board of directors determines in good faith, after having taken into account the advice of Marvell’s outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to Marvell and Marvell’s shareholders under applicable Bermuda law; provided, however, that this Section 5.3(g) shall not be deemed to permit Marvell’s board of directors to make a Marvell Adverse Recommendation Change or take any of the actions referred to in clause “(ii)” or clause “(iv)” of Section 5.3(e) except to the extent permitted by Section 5.3(f) (it being understood and agreed that any disclosure of the type described in this Section 5.3(g), other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall be deemed to be a Marvell Adverse Recommendation Change unless Marvell’s board of directors publicly and unanimously reaffirms the Marvell Board Recommendation in such disclosure).

(h) Subject to Marvell’s right to terminate this Agreement in accordance with Section 8.1(k), Marvell’s obligation to call, give notice of and hold the Marvell Shareholders’ Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Disruptive Marvell Superior Offer, by any Marvell Change in Circumstances or by any withdrawal or modification of the Marvell Board Recommendation.

5.4 Treatment of Company Equity Awards.

(a) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each In-the-Money Company Option that is vested and held by a Person who is not a Continuing Employee or a Continuing Service Provider (each, a “Company Cash-Out Option”) will be canceled and extinguished, and the holder thereof will be entitled to receive (subject to any applicable withholding or other Taxes, or other amounts required by applicable Legal Requirements to be withheld) an amount in cash equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Cash-Out Option, multiplied by (ii) the excess of (A) the Equity Award Cash Consideration Amount over (B) the per share exercise price for the Company Common Stock subject to such Company Cash-Out Option. Following the Delaware Merger Effective Time, any such canceled Company Cash-Out Option shall entitle the former holder of such Company Cash-Out Option only to the payment described in this Section 5.4(a), which shall be made by the Surviving Delaware Corporation within 10 Business Days after the Delaware Merger Effective Time.

(b) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each In-the-Money Company Option that is held by a Continuing Employee or a Continuing Service Provider, whether vested or unvested, shall be assumed by HoldCo and converted into an option to purchase, on substantially the same terms and conditions as were applicable under such Company Option, that number of shares of HoldCo Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option, multiplied by (ii) the Conversion Ratio, at an exercise price per share of HoldCo Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the per share exercise price for the Company Common Stock subject to such Company Option, by (B) the Conversion Ratio (each such assumed Company Option, as so adjusted, a “Converted Option”); provided, however, that, following the Delaware Merger Effective Time, all references to the “Company” in each Company Equity Plan and each award agreement shall be deemed to be references to HoldCo, and no portion of any Converted Option shall be exercisable prior to vesting. The assumption and conversion of Converted Options contemplated by this Section 5.4(b) shall in each case be effected in a manner intended to comply with Section 409A of the Code.

(c) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Out-of-the-Money Option and each In-the-Money Company Option that is unvested and held by a Person who is not a Continuing Employee or a Continuing Service Provider shall be canceled and extinguished for no consideration.

(d) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Company RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and held by a Continuing Employee or Continuing Service Provider shall be converted into that number of HoldCo restricted stock units, rounded down to the nearest whole share, equal to the product of (i) the number of shares of Company Common Stock subject to such Company RSU, multiplied by (ii) the Conversion Ratio (each such assumed Company RSU, as so adjusted, a “Converted RSU”). Any Converted RSU issued pursuant to this Section 5.4(d) shall be subject to substantially the same terms and conditions as were applicable to such Company RSU prior to the Delaware Merger Effective Time; provided, however, that all references to the “Company” in each Company Equity Plan and each award agreement shall be deemed to be references to HoldCo.

(e) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Company RSU and each Company PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and held by a Person who is not a Continuing Employee or a Continuing Service Provider shall be canceled and extinguished for no consideration.

(f) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Company RSU that is outstanding and vested (and with respect to which shares of Company Common Stock have not yet been issued) immediately prior to the Delaware Merger Effective Time (including those Company RSUs that become vested immediately prior to or as of the Delaware Merger Effective Time) shall be canceled and extinguished, and the holder thereof shall be entitled to receive (subject to any applicable withholding or other Taxes, or other amounts required by applicable Legal Requirements to be withheld, which withholding shall first be applied against the cash portion of the consideration paid in respect of a vested Company RSU): (i) an amount in cash equal to the product of (A) the Per Share Cash Amount, multiplied by (B) the total number of shares of Company Common Stock subject to such Company RSU; and (ii) a number of shares of HoldCo Common Stock equal to the product of (A) the Exchange Ratio, multiplied by (B) the total number of shares of Company Common Stock subject to such Company RSU. Following the Delaware Merger Effective Time, any such canceled Company RSU shall entitle the former holder of such Company RSU only to the payment described in this Section 5.4(f), which shall be made by the Surviving Delaware Corporation within 10 Business Days after the Delaware Merger Effective Time or at such other time or times following the Delaware Merger Effective Time consistent with the terms of the Company RSU to the extent necessary to avoid the imposition of additional income Tax under Section 409A of the Code.

(g) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Company MSU that is outstanding (and with respect to which shares of Company Common Stock have not yet been issued) immediately prior to the Delaware Merger Effective Time shall be canceled and extinguished. Each such Company MSU shall be deemed to vest in that percentage of the shares of Company Common Stock subject to the Company MSU determined by (i) applying the formula set forth in the award agreement governing the Company MSU, (ii) using the Closing Date as the end of the performance period and (iii) using the Equity Award Cash Consideration Amount as the fair market value of a share of Company Common Stock at the end of the performance period. The resulting number of shares of Company Common Stock shall be rounded down to the nearest whole share and shall be the “Vested Company MSU Shares.” The holder of each such Company MSU shall be entitled to receive (subject to any applicable withholding or other Taxes, or other amounts required by applicable Legal Requirements to be withheld, which withholding shall first be applied against the cash portion of the consideration paid in respect of such Company MSU): (A) an amount in cash equal to the product of (1) the Per Share Cash Amount, multiplied by (2) the number of Vested Company MSU Shares; and (B) a number of shares of HoldCo Common Stock equal to the product of (1) the Exchange Ratio, multiplied by (2) the number of Vested Company MSU Shares. Following the Delaware Merger Effective Time, any such canceled Company MSU shall entitle the former holder of such Company MSU only to the payment described in this Section 5.4(g), which shall be made by the Surviving Delaware Corporation within 10 Business Days after the Delaware Merger Effective Time or at such other time or times following the Delaware Merger Effective Time consistent with the terms of the Company MSU to the extent necessary to avoid the imposition of additional income Tax under Section 409A of the Code. Any portion of the Company MSU that does not constitute Vested Company MSU Shares shall be canceled and extinguished for no consideration.

(h) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Company PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and is held by a Continuing Employee or Continuing Service Provider shall be assumed and converted into that number of HoldCo restricted stock units, rounded down to the nearest whole share, equal to the product of (i) the target number of shares of Company Common Stock subject to such Company PSU, multiplied by (ii) the Conversion Ratio (each such assumed Company PSU, as so adjusted, a “Converted PSU”). Any Converted PSU issued pursuant to this Section 5.4(h): (A) shall vest based on the vesting date or schedule set forth in the award agreement applicable to such Company PSU prior to the Delaware Merger Effective Time, subject only to the continued service of the grantee with the Surviving Delaware Corporation, Marvell or any of their Affiliates through the applicable vesting date; (B) shall not be subject to any performance-based vesting terms following the Delaware Merger Effective Time; and (C) shall otherwise be subject to the same terms and conditions (modified as appropriate to reflect the assumption contemplated by this Section 5.4(h)) as were applicable under such Company PSU prior to the Delaware Merger Effective Time; provided, however, that all references to the “Company” in each Company Equity Plan and each award agreement shall be deemed to be references to Marvell. Each Converted PSU that vests after the Delaware Merger Effective Time shall be settled in HoldCo Common Stock.

(i) Effective immediately prior to the Delaware Merger Effective Time, each Director Option and each Director RSU that is then outstanding and unvested shall be vested in full.

(j) Prior to the Delaware Merger Effective Time, each of Marvell, HoldCo and the Company shall take all actions necessary (including obtaining any required consents) to effectuate the provisions set forth in this Section 5.4; provided, however, that no such action taken shall be required to be irrevocable until immediately prior to the Delaware Merger Effective Time. HoldCo agrees to file, as soon as reasonably practicable but in no event later than 10 Business Days after the Delaware Merger Effective Time, a registration statement on Form S-8 (if available for use by HoldCo) with respect to the shares of HoldCo Common Stock issuable with respect to Converted Options, Converted PSUs and Converted RSUs, in each case that are eligible to be registered on Form S-8, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Converted Options, Converted PSUs and Converted RSUs assumed in accordance with this Agreement remain outstanding. In connection with the filing of a registration statement on Form S-8, the Company shall use its reasonable best efforts to cause the Company’s independent registered public accounting firm to consent to the incorporation by reference of the audit reports included in the Company’s annual audited consolidated financial statements.

5.5 Treatment of Company ESPP. As soon as practicable after the date of this Agreement, the Company shall take all action that may be necessary to provide that: (a) no new offering period (or similar period during which shares may be purchased) shall commence under the Company ESPP following the date of this Agreement; (b) participants in the Company ESPP as of the date of this Agreement may not increase their payroll deductions under the Company ESPP from those in effect on the date of this Agreement; and (c) no new participants may commence participation in the Company ESPP following the date of this Agreement. Without limiting the generality of the foregoing, as soon as reasonably practicable after the date of this Agreement (but in any event prior to the Closing), the Company shall take such action as may be necessary to: (i) cause any offering period (or similar period during which shares may be purchased) in progress under the Company ESPP as of the date of this Agreement to be the final offering period under the Company ESPP and to be terminated no later than five Business Days prior to the anticipated Closing Date (the “Final Exercise Date”); (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period (or similar period), but otherwise treat such shortened offering period (or similar period) as a fully effective and completed offering period for all purposes under the Company ESPP; (iii) cause each participant’s then-outstanding share purchase right under the Company ESPP (the “Company ESPP Rights”) to be exercised as of the Final Exercise Date; and (iv) terminate the Company ESPP as of the Delaware Merger Effective Time. On the Final Exercise Date, the funds credited as of such date under the Company ESPP within the associated accumulated payroll withholding account for each participant under the Company ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the Company ESPP (as amended pursuant to this Section 5.5), and each share purchased thereunder immediately prior to the Delaware Merger Effective Time will be canceled at the Delaware Merger Effective Time and converted into the right to receive the Delaware Merger Consideration in accordance with

Section 1.7(c), subject to withholding of any applicable income and employment withholding Taxes. Any accumulated contributions of each participant under the Company ESPP as of immediately prior to the Delaware Merger Effective Time shall, to the extent not used to purchase shares in accordance with the terms and conditions of the Company ESPP (as amended pursuant to this Section 5.5), be refunded to such participant as promptly as practicable following the Delaware Merger Effective Time (without interest). No further Company ESPP Rights shall be granted or exercised under the Company ESPP after the Final Exercise Date. The Company shall provide timely notice to participants of the setting of the Final Exercise Date and the termination of the Company ESPP in accordance with the terms of the Company ESPP.

5.6 Treatment of Marvell Equity Awards.

(a) At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any action on the part of any Person, each Marvell Option that is outstanding immediately prior to the Bermuda Merger Effective Time, whether vested or unvested, will be converted into a stock option in respect of shares of HoldCo Common Stock, on the same terms and conditions as were applicable under such Marvell Option immediately prior to the Bermuda Merger Effective Time (including with respect to vesting), relating to the number of shares of HoldCo Common Stock equal to the total number of Marvell Common Shares subject to such Marvell Option immediately prior to the Bermuda Merger Effective Time and with an exercise price per share of HoldCo Common Stock equal to the exercise price per Marvell Common Share subject to such Marvell Option immediately prior to the Bermuda Merger Effective Time.

(b) At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any action on the part of any Person, each Marvell RSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into a restricted stock unit award with the same terms and conditions as were applicable under such Marvell RSU immediately prior to the Bermuda Merger Effective Time (including with respect to vesting and timing of payment), and relating to the number of shares of HoldCo Common Stock equal to the total number of Marvell Common Shares subject to such Marvell RSU immediately prior to the Bermuda Merger Effective Time.

(c) At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any action on the part of any Person, each Marvell PSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into a performance-based restricted stock unit with the same terms and conditions as were applicable under such Marvell PSU immediately prior to the Bermuda Merger Effective Time (including with respect to vesting, except that the performance measures shall relate to HoldCo), and relating to the number of shares of HoldCo Common Stock equal to the total number of Marvell Common Shares subject to such Marvell PSU immediately prior to the Bermuda Merger Effective Time.

(d) At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any action on the part of any Person, any rights to purchase Marvell Common Shares under the Marvell ESPP that are outstanding immediately prior to the Bermuda Merger Effective Time will be converted into rights to purchase shares of HoldCo Common Stock on the same terms and conditions as were applicable under the Marvell ESPP immediately prior to the Bermuda Merger Effective Time, and relating to the number of shares of HoldCo Common Stock equal to the total number of Marvell Common Shares subject to the Marvell ESPP immediately prior to the Bermuda Merger Effective Time.

(e) At the Bermuda Merger Effective Time, HoldCo shall assume the Marvell Equity Plans. All references in a Marvell Equity Plan or award agreement thereunder to a number of Marvell Common Shares shall be deemed amended to refer instead to a number of shares of HoldCo Common Stock, and the compensation committee of HoldCo’s board of directors shall succeed to the authority and responsibility of Marvell’s board of directors or any committee thereof with respect to the administration of any Marvell Equity Plan.

(f) Prior to the Bermuda Merger Effective Time, each of Marvell, HoldCo and the Company shall take all actions necessary (including obtaining any required consents) to effectuate the provisions set forth in this

Section 5.6, except that no such action taken shall be required to be irrevocable until immediately prior to the Bermuda Merger Effective Time. HoldCo agrees to file, as soon as reasonably practicable but in no event later than 10 Business Days after the Bermuda Merger Effective Time, a registration statement on Form S-8 (if available for use by HoldCo) with respect to the shares of HoldCo Common Stock issuable with respect to the settlement of converted Marvell Equity Awards, and with respect to offerings made under the Marvell ESPP, in each case that are eligible to be registered on Form S-8, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Marvell Equity Awards and the Marvell ESPP assumed in accordance with this Agreement remain outstanding.

5.7 Employee Benefits.

(a) For a period of one year following the Delaware Merger Effective Time (but only as long as the relevant Continuing Employee remains employed by HoldCo or any of its Affiliates), and subject to the applicable Legal Requirements of each jurisdiction, Marvell and HoldCo agree to, or to cause the Surviving Delaware Corporation to, maintain, for each Continuing Employee: (i) base salary that is no less than the base salary provided to such employee immediately prior to the Delaware Merger Effective Time; and (ii) benefits that are, in the aggregate, either (at Marvell’s discretion), (A) no less favorable to the Continuing Employee than the benefits provided to the Continuing Employee immediately prior to the Delaware Merger Effective Time or (B) that are substantially similar to the benefits provided to similarly situated employees of Marvell or the applicable Affiliate of HoldCo (excluding for purposes of this clause “(ii),” any defined benefit plan participation, employee stock purchase plan participation, any equity-based compensation and any change in control, retention or similar one-time special payments or benefits) and reasonably comparable in the aggregate to the benefits provided to the Continuing Employee immediately prior to the Delaware Merger Effective Time. Continuing Employees shall retain their target bonus opportunity, as in effect on the date of this Agreement, for the remainder of the bonus plan year in which the Delaware Merger Effective Time occurs. The parties acknowledge and agree that Marvell does not have a profit sharing plan that will be in effect after the Delaware Merger Effective Time.

(b) With respect to each benefit plan, program, practice, policy or arrangement maintained by HoldCo or its Subsidiaries (including the Surviving Bermuda Company or the Surviving Delaware Corporation) in which any of the Continuing Employees participate following the Delaware Merger Effective Time (each, a “Marvell Employee Plan”), and except to the extent necessary to avoid duplication of benefits, for purposes of determining eligibility to participate and vesting, service with any Inphi Entity (or predecessor employers, to the extent the applicable Inphi Entity provides past service credit under its benefit plans) shall, to the extent permitted by the terms of the applicable Marvell Employee Plan, be treated as service with HoldCo or the applicable Marvell Entity. Each applicable Marvell Employee Plan shall, to the extent permitted by the terms of the applicable Marvell Employee Plan, waive eligibility waiting periods and pre-existing condition limitations to the extent waived or not included under the corresponding Inphi Employee Plan. To the extent permitted under the applicable Marvell Employee Plan, HoldCo and Marvell agree to give or cause to be given to Continuing Employees credit under the applicable Marvell Employee Plan for amounts paid prior to the Delaware Merger Effective Time during the calendar year in which the Delaware Merger Effective Time occurs under a corresponding Inphi Employee Plan for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Marvell Employee Plan.

(c) Marvell and HoldCo agree that all Continuing Employees located in the U.S. shall be eligible to continue to participate in the Surviving Delaware Corporation’s health and welfare benefit plans, subject in each case to the terms and conditions of such plans; provided, however, that nothing in this Section 5.7 or elsewhere in this Agreement shall: (i) be construed to create a right in any Inphi Associate to employment with HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or any of their respective Affiliates; (ii) be deemed to establish, amend, modify or cause to be adopted any Inphi Employee Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or any of their respective Affiliates; or (iii) limit the ability of HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or any of their respective Affiliates from establishing, amending, modifying or terminating any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, in each case, following the Delaware Merger Effective Time. Except for Indemnified Persons (to the extent of their rights pursuant to Section 5.8), no Inphi Associate shall be deemed to be a third-party beneficiary of this Agreement. Nothing in this Section 5.7(a) shall limit the effect of Section 9.7.

(d) Unless otherwise requested by Marvell in writing at least two Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions that may be necessary or appropriate to terminate, effective no later than the day prior to the date on which the Mergers become effective, any Inphi Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Marvell prior to the Closing Date written evidence of the adoption by the Company’s board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior review and approval of Marvell), effective no later than the day prior to the date on which the Mergers become effective. The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Marvell may reasonably request. If the distributions of assets from the trust of any Company 401(k) Plan that is terminated pursuant to this Section 5.7(d) are reasonably anticipated to cause or result in liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such Company 401(k) Plan or upon the Company or any participating employer, then the Company shall take such actions as are necessary to estimate the amount of such charges or other fees and provide its estimate of that amount in writing to Marvell at least three Business Days prior to the Closing Date. In the event of such termination of the Company 401(k) Plan, promptly following the Closing Date, HoldCo and Marvell shall cause such Marvell Employee Plan intended to be qualified under Section 401(a) of the Code which includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code to accept eligible (i) rollover contributions in cash of amounts distributed to Continuing Employees from the Company’s 401(k) Plan and (ii) in-kind rollovers of Continuing Employees’ loan balances, and will provide for continued repayments of any such loans through payroll deductions commencing not later than with the first payroll period ending not more than 14 days following the date of such rollover.

(e) To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to any of the Contemplated Transactions, the Company shall consult with Marvell and shall ensure that such notification or consultation requirements are complied with prior to the Delaware Merger Effective Time. Prior to making any written or broad-based oral communications to any Inphi Associate prior to the Delaware Merger Effective Time regarding post-Closing employment matters, including post-Closing employee benefits and compensation or other compensation or benefits matters related to or impacted by any of the Contemplated Transactions (whether alone or in combination with additional events), including the matters described in this Section 5.7, the Company shall provide, and shall ensure that the other Inphi Entities and its and their respective Representatives shall provide, Marvell with a copy of the intended communication for its written approval, which shall not be unreasonably withheld.

5.8 Indemnification of Officers and Directors.

(a) All rights to indemnification by the Company existing in favor of those Persons who are now, or have been at any time prior to the Delaware Merger Effective Time, directors and officers of any Inphi Entity (the “Company Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Delaware Merger Effective Time, as provided in the Company’s or the applicable Inphi Entity’s certificate of incorporation, bylaws or other organizational documents (as in effect as of the date of this Agreement) and as provided in those indemnification agreements between an Inphi Entity and such Company Indemnified Persons (as in effect as of the date of this Agreement) Made Available to Marvell, will survive the Delaware Merger and continue in full force and effect (to the extent such rights to indemnification are available under and consistent with applicable Delaware law) for a period of six years following the date on which the Delaware Merger becomes effective.

(b) All rights to indemnification by Marvell existing in favor of those Persons who are now, or have been at any time prior to the Bermuda Merger Effective Time, directors and officers of any Marvell Entity (the “Marvell Indemnified Persons” and, together with the Company Indemnified Persons, the “Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Bermuda Merger Effective Time, as provided in Marvell’s or the applicable Marvell Entity’s memorandum of association, bye-laws or other organizational documents and as provided in any indemnification agreements between a Marvell Entity and such Marvell Indemnified Persons, will survive the Bermuda Merger and continue in full force and effect (to the extent such rights to indemnification are available under and consistent with applicable law) for a period of six years following the date on which the Bermuda Merger becomes effective.

(c) From the date on which the Bermuda Merger Effective Time occurs until the sixth anniversary of such date, HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers occurring prior to the Delaware Merger Effective Time, the existing policies of directors’ and officers’ liability insurance maintained by Marvell and the Company, respectively, as of the date of this Agreement (and with respect to those policies maintained by the Company, in the form Made Available to Marvell) (the “Existing D&O Policies”), to the extent that such directors’ and officers’ liability insurance coverage is available on commercially reasonable terms, except that: (i) each of HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation may substitute for the Existing D&O Policies other policies of comparable coverage; and (ii) none of HoldCo, the Surviving Bermuda Company or the Surviving Delaware Corporation will be required to pay annual premiums for such Existing D&O Policy (or for any substitute policies) in excess of 300% of the annual premium paid prior to the date of this Agreement for the Existing D&O Policy (the “Maximum Premium”). If any future annual premiums for an Existing D&O Policy (or any substitute policy therefor) exceed the Maximum Premium in the aggregate, then HoldCo, the Surviving Bermuda Company or the Surviving Delaware Corporation may reduce the amount of coverage of such Existing D&O Policy (or any substitute policy therefor) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium. The Surviving Bermuda Company and the Surviving Delaware Corporation or, prior to the Delaware Merger Effective Time, the Company shall have the right to purchase a pre-paid, non-cancellable “tail” policy on any Existing D&O Policy for a claims reporting or discovery period of six years from the Closing Date and otherwise on terms and conditions that are no less favorable than the terms and conditions of the applicable Existing D&O Policy; provided, however, that none of HoldCo, the Surviving Bermuda Company or the Surviving Delaware Corporation shall be obligated to, and the Company shall not (without the prior written consent of Marvell), expend an amount for such “tail” policy in excess of the Maximum Premium. If such “tail” policy is purchased by the Surviving Delaware Corporation or the Surviving Bermuda Company (a “Tail Policy Purchaser”), such Tail Policy Purchaser shall, and HoldCo shall cause such Tail Policy Purchaser to, maintain such “tail” policy in full force and effect in lieu of all other obligations of such Tail Policy Purchaser under the first sentence of this Section 5.8(c).

(d) The provisions of this Section 5.8 are intended to be for the benefit of, and will be enforceable by: (i) each of the Company Indemnified Persons, who are intended third-party beneficiaries of this Section 5.8 from and after the Delaware Merger Effective Time; and (ii) each of the Marvell Indemnified Persons, who are intended third-party beneficiaries of this Section 5.8 from and after the Bermuda Merger Effective Time.

5.9 Regulatory Approvals and Related Matters.

(a) Each of Marvell, HoldCo and the Company shall use their respective reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Mergers and the other Contemplated

Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing:

(i) the Company and Marvell shall: (A) promptly as practicable after the date of this Agreement (but in no event later than 10 Business Days after the date of this Agreement with respect to filings under the HSR Act) prepare, file and submit the notifications, reports and other documents required under the HSR Act and any applicable foreign antitrust or competition laws or regulations in connection with the Mergers and the other Contemplated Transactions; and (B) respond as promptly as practicable to (1) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (2) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters; and

(ii) except to the extent Marvell determines otherwise, each Principal Party shall (A) as soon as possible after a Requesting Authority asserts or attempts to assert jurisdiction over, or requests, requires or attempts to require a filing or submission relating to, the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions, and consistent with any Legal Requirement, file and submit (in accordance with each Legal Requirement that may be applicable or that such Requesting Authority asserts to be applicable) all notices, reports and other non-privileged documents required or requested by such Requesting Authority to be filed or submitted on behalf of such Principal Party, and (B) respond as promptly as possible to any inquiries or requests received from such Requesting Authority for additional non-privileged information or non-privileged documentation.

(b) Subject to the confidentiality provisions of the Confidentiality Agreement, Marvell and the Company each shall promptly supply the other Principal Party with any information which may be required in order to effectuate any filings (including applications) or submissions pursuant to (and to otherwise comply with its obligations or the obligations of its Subsidiaries set forth in) Section 5.9(a).

(c) Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to Section 5.9(b) and the confidentiality provisions of the Confidentiality Agreement, each Principal Party shall: (i) consult with the other Principal Party in good faith prior to taking a position with respect to any filing or submission required by Section 5.9(a); (ii) permit the other Principal Party to review and discuss in advance, and consider in good faith the views of the other Principal Party in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions or proposals before making or submitting any of the foregoing to any Governmental Body on behalf of any party hereto in connection with any filing or submission required by Section 5.9(a) or any Legal Proceeding involving a Governmental Body with regulatory authority related to this Agreement or any of the Contemplated Transactions; (iii) coordinate with the other Principal Party in preparing and exchanging such information; (iv) promptly provide the other Principal Party (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such Principal Party with or to any Governmental Body in connection with any filing or submission required by Section 5.9(a); and (v) provide the other Principal Party with reasonable notice of and opportunity to participate in any substantive conversation or meeting with a Governmental Body required by Section 5.9(a). Neither Marvell nor the Company shall commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any Governmental Body to stay, toll or extend any applicable waiting period under any applicable antitrust laws without the prior written consent of the other Principal Party (such consent not to be unreasonably withheld, conditioned or delayed).

(d) Each Principal Party shall notify the other Principal Party promptly upon the receipt of: (i) any communication from any official of any Governmental Body in connection with any filing or submission made pursuant to this Agreement; (ii) Knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions (and shall keep the other Principal Party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing or submission made pursuant to this Agreement or any information required to comply with any Legal Requirement applicable to the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing or submission made pursuant to Section 5.9(a), each Principal Party shall (promptly upon learning of the occurrence of such event) inform the other Principal Party of the occurrence of such event and cooperate in filing with or submitting to the applicable Governmental Body such amendment or supplement.

(e) Subject to Section 5.9(f), each of Marvell, HoldCo and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Mergers and make effective the other Contemplated Transactions on a timely basis (other than with respect to obtaining Consents under Contracts, for which each of Marvell, HoldCo and the Company shall use commercially reasonable efforts). Without limiting the generality of the foregoing, but subject to Section 5.9(f), each party: (i) shall make all filings (if any), give all notices (if any) and provide all information (if any) required to be made, given or provided by such party in connection with the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions; (ii) shall consult with such party’s employees to the extent required under any applicable Legal Requirement in connection with the Mergers or any of the other Contemplated Transactions; and (iii) shall use its reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement) by such party in connection with the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions. Each Principal Party shall consult with the other Principal Party with respect to all of the matters contemplated by clauses “(i),” “(ii)” and “(iii)” of the preceding sentence, and will keep the other Principal Party apprised of the status of matters relating to the consummation of the Contemplated Transactions. At the request of Marvell, the Company shall use reasonable best efforts to cause the divestiture, holding separate or taking of any other action with respect to any of the businesses, product lines or assets of the Inphi Entities (provided that any such action is conditioned upon the consummation of the Mergers).

(f) Notwithstanding anything to the contrary contained in Section 5.9(e) or elsewhere in this Agreement: (i) no Marvell Entity shall have any obligation under this Agreement to: (A) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition or license (or similar arrangement) of, or limit Marvell’s freedom of action with respect to, any of the businesses, product lines or assets of any Marvell Entity or any Inphi Entity, or otherwise propose, proffer or agree to any other requirement, obligation, condition, limitation or restriction on any of the businesses, product lines or assets of any Marvell Entity or any Inphi Entity, unless the actions referred to in this clause “(A)” (1) are reasonably necessary to satisfy the conditions set forth in Sections 6.8 and 7.8 and (2) would not, individually or in the aggregate, reasonably be expected to result in a significant impact on the strategic or financial benefits of the Mergers to Marvell; (B) amend or modify any of Marvell’s, HoldCo’s, Bermuda Merger Sub’s or Delaware Merger Sub’s rights or obligations under this Agreement; or (C) restructure or commit to restructure any of the Contemplated Transactions; (ii) none of the Inphi Entities shall, except with the prior written consent of Marvell, agree, commit or propose, or encourage any Governmental Body, to take or request any of the actions described in clause “(i)(A)” above; (iii) Marvell shall have no obligation to commence or contest, or cause any other Marvell Entity or any of their respective Affiliates to commence or contest, any Legal Proceeding relating to the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions if Marvell reasonably determines in good faith that contesting such Legal Proceeding would not be advisable; (iv) if Marvell reasonably determines in good faith that contesting a Legal Proceeding referred to in clause “(iv)” above would not be advisable, none of the Inphi Entities shall have any obligation to contest such Legal Proceeding; and (v) nothing in Section 5.9(e) or elsewhere in this Agreement shall require Marvell to, directly or indirectly, divest, transfer or otherwise dispose of, hold separate or commit to cause any of its Subsidiaries or Affiliates to divest, transfer or otherwise dispose of or hold separate all or any portion of (A) the ASIC business of the Marvell Entities, (B) the copper PHY business of the Marvell Entities or (C) any of the businesses, product lines or assets of any Inphi Entity.

5.10 Disclosure. Marvell and the Company: (a) have agreed to the text of the joint press release and investor relations presentation announcing the signing of this Agreement; and (b) shall consult with each other before issuing any further press release or otherwise making any public statement, and shall not issue any such press release or make any such public statement without the prior written consent of the other Principal Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing: (i) each of Marvell and the Company may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements or announcements are consistent with (and not materially expansive of) previous press releases, public disclosures or public statements or announcements made jointly by the Principal Parties (or individually, if approved by the other Principal Party); (ii) Marvell or the Company may, without the prior consent of the other Principal Party, issue any such press release or make any such public announcement or statement as may be required by a Legal Requirement or the Nasdaq Rules if it first notifies and consults with the other Principal Party prior to issuing any such press release or making any such public announcement or statement; (iii) the Company need not consult with (or obtain the consent of) Marvell in connection with any press release, public statement or filing to be issued or made with respect to any Company Acquisition Proposal or any Company Adverse Recommendation Change; and (iv) Marvell need not consult with (or obtain the consent of) the Company in connection with any press release, public statement or filing to be issued or made with respect to any Disruptive Marvell Acquisition Proposal or any Marvell Adverse Recommendation Change.

5.11 Resignation of Officers and Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Marvell at or prior to the Delaware Merger Effective Time (or, at the option of Marvell, at a later date) the resignation of each individual who is an officer or director of any of the Inphi Entities, effective as of the Delaware Merger Effective Time (it being understood that such resignation shall not constitute a voluntary termination of employment under any Inphi Employee Agreement or Inphi Employee Plan applicable to such individual’s status as an officer or director of an Inphi Entity).

5.12 Delisting. Prior to the Bermuda Merger Effective Time, the Company shall cooperate with Marvell and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements (including the Nasdaq Rules) to enable the de-listing by the Surviving Delaware Corporation of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Delaware Merger Effective Time.

5.13 Nasdaq Listing. HoldCo and Marvell shall use their reasonable best efforts to cause to be approved for listing (subject to official notice of issuance) on Nasdaq at or prior to the Bermuda Merger Effective Time, under the trading symbol “MRVL”, (a) the shares of HoldCo Common Stock to be issued in connection with the Mergers and (b) the shares of HoldCo Common Stock to be reserved upon settlement or exercise of equity awards in respect of HoldCo Common Stock.

5.14 Section 16 Matters. Prior to the Bermuda Merger Effective Time, Marvell, HoldCo and the Company shall take all steps that may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or Marvell Common Shares (including derivative securities with respect to Marvell Common Shares) or acquisitions of HoldCo Common Stock (including derivative securities with respect to HoldCo Common Stock) resulting from the Mergers and the matters contemplated by Sections 5.4, 5.5 and 5.6 by each individual who is, or as a result of the Contemplated Transactions will be, subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Marvell, the Company or HoldCo, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Legal Requirements.

5.15 Stockholder Litigation. Without limiting in any way the respective obligations of Marvell and the Company under Section 4.2(d) and Section 5.9(d), each of Marvell and the Company shall notify the other

Principal Party of any Legal Proceeding (including any class action or derivative litigation) that is commenced or threatened against such Principal Party or any of its officers or directors relating to the Mergers or any of the other Contemplated Transactions promptly after becoming aware of such Legal Proceeding. The Company shall give Marvell the opportunity to participate, at Marvell’s expense, in the defense or settlement of any such Legal Proceeding against the Company or any of its officers or directors, and no such settlement shall be agreed to, and no agreement or arrangement with any stockholder shall be entered into by the Company outside the ordinary course of business, without the prior written consent of Marvell, which consent with respect to any such settlement shall not be unreasonably withheld, conditioned or delayed.

5.16 Takeover Statutes and Rights. If any Takeover Statute is or may become applicable to this Agreement, the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions, the Company and the board of directors of the Company shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on this Agreement, the Mergers and the other Contemplated Transactions.

5.17 Tax Matters. The parties intend that (a) the Mergers, taken together, qualify as a transaction described in Section 351 of the Code and (b) the Bermuda Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The parties hereby adopt this Agreement as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code. Each of Marvell, HoldCo and the Company will (and will cause its Subsidiaries to) use its reasonable best efforts to cause the Mergers, taken together, to qualify, and will not take or knowingly fail to take any action (and will cause its Subsidiaries not to take or knowingly fail to take any action) which action or failure to act could reasonably be expected to impede or prevent the Mergers, taken together, from qualifying, as a transaction described in Section 351 of the Code. Each of Marvell, HoldCo and the Company will (and will cause its Subsidiaries to) use its reasonable best efforts to cause the Bermuda Merger to qualify, and will not take or knowingly fail to take any action (and will cause its Subsidiaries not to take or knowingly fail to take any action) which action or failure to act could reasonably be expected to impede or prevent the Bermuda Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code.

5.18 Financing.

(a) Marvell and HoldCo shall use their respective reasonable best efforts to do all things necessary or advisable to arrange, obtain and consummate the Debt Financing on or prior to the date the Closing is required to be effected in accordance with Section 1.3, on the terms and conditions (including, to the extent applicable, the “flex” provisions) described in the Debt Commitment Letters (it being understood that, for purposes of this Section 5.18, references to the Debt Commitment Letters shall be deemed to include any Fee Letter), including using their respective reasonable best efforts to: (i) enter into definitive agreements with respect to the Debt Financing on the terms and conditions (as such terms may be modified or adjusted in accordance with the terms, and within the limits, of the “flex” provisions contained in any Fee Letter or as otherwise agreed by Marvell, HoldCo and the Financing Sources, subject to the restrictions on amendments of the Debt Commitment Letters set forth below) contemplated by the Debt Commitment Letters (the “Definitive Debt Financing Agreements”); and (ii) satisfy (or obtain the waiver of) on a timely basis all conditions and comply with all obligations applicable to Marvell and HoldCo, including with respect to the payment of any commitment, engagement or placement fees, in the Debt Commitment Letters and the Definitive Debt Financing Agreements to the extent a failure to do so would result in a failure of a condition precedent to the funding of the Debt Financing. If all conditions to the Debt Financing have been satisfied and the conditions set forth in Section 6 have been satisfied or waived, Marvell and HoldCo shall use their reasonable best efforts to take all actions within its control to cause the Financing Sources to fund the Debt Financing at or prior to Closing, including to seek to enforce its rights with respect to funding under the Debt Commitment Letters and the Definitive Debt Financing Agreements in the event of a breach thereof by the Financing Sources party thereto.

(b) Marvell and HoldCo shall not agree to any amendments or modifications to any condition, or waive any of their respective rights, under the Debt Commitment Letters or the Definitive Debt Financing Agreements without the prior written consent of the Company if any such amendment, modification or waiver of the Debt Commitment Letters or the Definitive Debt Financing Agreements would (x) reduce the aggregate amount of the Debt Financing to an amount that, together with HoldCo’s and Marvell’s cash on hand, would be less than an amount reasonably required to consummate the Mergers, (y) impose new or additional conditions or (z) otherwise amend, modify or expand any conditions to the initial funding of the Debt Financing, in each case, in a manner that would reasonably be expected to: (i) materially delay or prevent the Closing from occurring; or (ii) adversely impact the ability of Marvell or HoldCo to (A) enforce their respective rights against the other parties to the Debt Commitment Letters or the Definitive Debt Financing Agreements or (B) cause the Mergers to be timely consummated (it being understood that Marvell and HoldCo may amend, restate, modify or supplement each of the Debt Commitment Letters or the Definitive Debt Financing Agreements to add lenders, lead arrangers, bookrunners, underwriters, syndication agents or similar entities that have not executed such Debt Commitment Letters as of the date of this Agreement, to provide for the assignment and reallocation of a portion of the debt financing commitments contained in such Debt Commitment Letters or the Definitive Debt Financing Agreements and to grant customary approval rights to such additional arrangers and other Entities in connection with such appointments as expressly set forth in such Debt Commitment Letters, in each case, without the Company’s consent, provided that such amendment would not reasonably be expected to prevent or materially delay the Closing). Marvell and HoldCo shall use their respective reasonable best efforts to maintain in effect the Debt Commitment Letters (and any Definitive Debt Financing Agreements) until the earliest to occur of the Closing, the consummation of the Debt Financing and the valid termination of this Agreement.

(c) If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “flex” provisions) contemplated in the Debt Commitment Letters, and such portion of the Debt Financing is reasonably determined by Marvell to be required to consummate the Mergers and perform its other obligations under this Agreement, then Marvell shall promptly notify the Company in writing and use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, arrange and obtain from alternative sources of debt financing that are reasonably acceptable to Marvell in an amount (together with all other sources of cash or other financing sources available to Marvell) sufficient to satisfy the Financing Uses. The exercise of such reasonable best efforts shall not require Marvell or HoldCo to obtain additional equity or debt with an all-in yield or tenor that is different than the debt financing set forth in the Debt Commitment Letters (after giving effect to the maximum amount of any “flex” provisions contained therein). The new debt commitment letter and fee letter entered into in connection with any such alternative financing pursuant to Section 5.18(b) or this Section 5.18(c), are referred to, respectively, as a “New Debt Commitment Letter” and a “New Fee Letter.” None of Marvell, HoldCo, Delaware Merger Sub or Bermuda Merger Sub shall enter into such New Debt Commitment Letter without the consent of the Company if the terms thereof, or if the conditions to funding thereunder, would reasonably be expected to materially impair, delay or prevent the Closing or would, when taken as a whole, be materially less favorable to Marvell or HoldCo than those set forth in the Debt Commitment Letters. If Marvell and/or HoldCo enter into any New Debt Commitment Letter: (i) any reference in this Agreement to the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to clause “(ii)” below; and (ii) any reference in this Agreement to the “Debt Commitment Letters” (and any definition incorporating the term “Debt Commitment Letters,” including the definition of “Definitive Debt Financing Agreements”) shall be deemed to include (A) the Debt Commitment Letters and any Fee Letter to the extent not superseded by a New Debt Commitment Letter or New Fee Letter, as the case may be, at such time, and (B) any New Debt Commitment Letter or New Fee Letter to the extent then in effect.

(d) Marvell shall, and shall use its reasonable best efforts to cause its Representatives to, keep the Company informed as promptly as practicable upon written request in reasonable detail of the status of its efforts to arrange the Debt Financing. Without limiting the generality of the foregoing, Marvell shall: (i) upon the Company’s written request, furnish the Company with executed copies of any amendments to the Debt Commitment Letters (with any fee letter redacted in a customary manner) promptly upon their execution; and (ii) give the Company prompt written notice (A) of any amendment to the Debt Commitment Letters, (B) of any default or material breach (or any event that, with or without notice, lapse of time or both, would give rise to any default or material breach) under, or repudiation of, the Debt Commitment Letters or the Definitive Debt Financing Agreements by any Financing Source party thereto, in each case, of which Marvell becomes aware, (C) of any termination of the Debt Commitment Letters, (D) of the receipt of any written notice from any Person with respect to any material dispute or disagreement between or among any parties to the Debt Commitment Letters or any Definitive Debt Financing Agreement relating to the initial availability or amount of the Debt Financing and (E) if for any reason Marvell believes in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Commitment Letters or the Definitive Debt Financing Agreements, as the case may be.

(e) During the Pre-Closing Period, the Company shall, and shall ensure that each of the other Inphi Entities and its and their respective Representatives shall, use reasonable best efforts to provide to or at the direction of Marvell and HoldCo all cooperation reasonably requested by Marvell or HoldCo in connection with the arrangement of the Debt Financing (or any replacement, amended, modified, alternative or substitute financing or refinancing, including an underwritten offering of securities, permitted by this Section 5.18 (each, an “Alternative Financing”)), including using reasonable best efforts to:

(i) cooperate reasonably with any customary due diligence investigation reasonably conducted by the Financing Sources in connection with the Debt Financing or any Alternative Financing, including by providing any documents or other information requested that is customarily provided in connection with transactions of that type and by causing the management of the Company, with appropriate seniority and expertise, outside counsel and external auditors to participate in a reasonable number of due diligence sessions, in each case, upon reasonable notice and at mutually agreeable dates and times;

(ii) cause management of the Company, with appropriate seniority and expertise, and other representatives to participate in a reasonable number of telephone calls, meetings (including lender meetings), presentations, roadshows, drafting sessions and sessions with rating agencies, in each case, upon reasonable notice and at mutually agreeable dates and times;

(iii) provide reasonable and customary assistance with the preparation of customary offering and syndication documents and materials, including rating agency presentations, road show materials, lender and investor presentations, bank information memoranda, prospectuses and bank syndication materials, offering documents, private placement memoranda and similar documents customarily required (which may incorporate, by reference, periodic and current reports filed by the Company with the SEC) in connection with the marketing and syndication of the Debt Financing or any Alternative Financing, and upon reasonable request, identify any material non-public information contained in such materials and make such disclosures as may be required to comply with Regulation FD to the extent applicable to such material non-public information;

(iv) (A) obtain customary payoff letters (in form and substance reasonably acceptable to Marvell) at or prior to Closing and such other documents reasonably requested by Marvell or the Financing Sources relating to the repayment of the existing indebtedness for borrowed money of any of the Inphi Entities and the release of any related liens, provided the Company shall not be required to deliver any notice of prepayment or redemption or similar notice or document in respect of repayment, redemption or defeasance of indebtedness (or termination of commitments) that is not conditioned on the consummation of the Mergers or that if the Mergers are not consummated results in liability to the Company and (B) provide, at least five Business Days before the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, relating to any of the Inphi Entities, in each case as requested by Marvell;

(v) furnish to or at Marvell’s discretion, within a reasonable amount of time following Marvell’s reasonable request, financial and other information relating to the Company and the other Inphi Entities to the extent (i) maintained, prepared or updated by the Company or its Representatives in the ordinary course of business or the Company or its Representatives are able to provide such information without undue burden or expense as determined by the Company in its sole discretion and (ii) customarily provided in connection with transactions of the type contemplated by the Debt Financing in accordance with the terms of the Debt Commitment Letters as in effect on the date of this Agreement or any substantially similar terms of any Alternative Financing, including delivery of (A) GAAP audited consolidated balance sheets and related audited statements of income, stockholder’s equity and cash flows of the Company for each of the three fiscal years most recently ended at least 60 days prior to the Closing Date and (B) GAAP unaudited consolidated balance sheets and related unaudited statements of income, stockholder’s equity (to the extent available) and cash flows of the Company for each subsequent fiscal quarter ended at least 40 days prior to the Closing Date, which financial statements in each case shall meet in all material respects the requirements of Regulation S-X under the Securities Act and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under the Securities Act on Form S-3, provided that the public filing of any required financial statements or other public information filed with the SEC shall constitute delivery of such financial statements or other public information;

(vi) provide reasonable assistance to Marvell and HoldCo’s preparation of pro forma financial information (meeting the requirements of Regulation S-X under the Securities Act) and projections customarily provided in connection with transactions of the type contemplated by the Debt Financing or any Alternative Financing (provided that, notwithstanding anything to the contrary in this Section 5.18, the Company and its Representatives shall not (x) be required to provide any information that the Company does not maintain, or provide any information at times as the Company does not prepare or update, in each case, in the ordinary course of business (other than any information that the Company is able to provide without undue burden or expense as determined by the Company in its sole discretion), and (y) be responsible for the preparation of such pro forma financial information (or any related pro forma adjustments or assumptions) or such projections);

(vii) take such actions as are reasonably requested by Marvell to facilitate the satisfaction on a timely basis of all conditions precedent to obtaining the Debt Financing or any Alternative Financing that are within the Company’s control;

(viii) cause its independent auditors to participate in a reasonable number of drafting sessions and accounting due diligence sessions and cooperate with the Debt Financing and any Alternative Financing consistent with their customary practice, including requesting that they provide customary comfort letters (including “negative assurance” comfort), agreed-upon procedures letters and customary consents or authorization letters to the inclusion of the Company’s auditor reports, in each case, to the extent required in connection with the marketing and syndication of the Debt Financing (as set forth in the Debt Commitment Letters as in effect on the date of this Agreement) or as are customarily required in any other Alternative Financing;

(ix) assist with the preparation and enter into (as of the Closing) Definitive Debt Financing Agreements and definitive agreements relating to any Alternative Financing (including review of any disclosure schedules related thereto for completeness and accuracy);

(x) execute customary authorization and management representation letters relating to the Debt Financing or any Alternative Financing;

(xi) cooperate to provide a guarantee by any one or more of the Inphi Entities of the indebtedness incurred in the Debt Financing or in any Alternative Financing (so long as such guarantees are only effective immediately after giving effect to the Closing) and facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral in connection with the Debt Financing; and

(xii) obtain such consents, approvals, authorizations and instruments requested by Marvell to permit the consummation of the Debt Financing or any Alternative Financing, including releases, terminations, landlord waivers, access agreements, waivers, consents and estoppels.

Notwithstanding anything to the contrary in this Section 5.18(e), nothing in this Section 5.18(e) will require the Company or any of its Subsidiaries to take any action that: (1) would require the Company, any of its Subsidiaries, or any persons who are officers or directors of the Company or any of its Subsidiaries to (aa) pass resolutions or consents to approve or authorize the execution of the Debt Financing or any Alternative Financing, (bb) enter into, execute, or deliver any certificate, document, instrument, or agreement for the Debt Financing or any Alternative Financing, or (cc) agree to any change or modification of any existing certificate, document, instrument, or agreement (other than the authorization letters described in Section 5.18(e)(viii)), in the case of each of clauses “(aa),” “(bb)” and “(cc),” that would be effective prior to the Closing Date; (2) would cause any representation or warranty of the Company in this Agreement to be breached by the Company; (3) would require the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other expense or liability with respect to the Debt Financing or any Alternative Financing prior to the Closing or have any obligation under any agreement, certificate, document, or instrument with respect to the Debt Financing or any Alternative Financing that is effective prior to the Closing and that would not be reimbursed or indemnified pursuant to Section 5.18(g); (4) would cause any director, officer or employee the Company or any of its Subsidiaries to incur any personal liability; (5) would conflict with the organizational documents of the Company or any of its Subsidiaries or any applicable laws in any material respect; (6) would result in a breach of, or a default under, any Material Contract; (7) would require the Company’s external or internal counsel to deliver any legal opinions; or (8) would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries. Nothing contained in this Section 5.18(e) shall require the Company or any of its Subsidiaries, prior to the Closing, to: (x) be an issuer or other obligor with respect to the Debt Financing or any Alternative Financing; or (y) disclose any information to Marvell or the Financing Sources if such disclosure would (I) violate any applicable law or (II) jeopardize the attorney-client privilege, work product doctrine or other legal privilege held by any Inphi Entity. If any Inphi Entity does not provide or cause its Representatives to provide such access or such information in reliance on clause “(y)” of the immediately preceding sentence, then the Company shall promptly (and in any event within two Business Days after such Inphi Entity determines that it will not provide or cause it Representatives to provide such access or such information) provide a written notice to Marvell stating that it is withholding such access or such information and stating the justification therefor, and shall use its reasonable best efforts to provide the applicable information in a way that would not violate such law or jeopardize such privilege.

(f) The Company hereby consents to the reasonable use of its and each of the other Inphi Entities’ logos in connection with the Debt Financing, including as contemplated by the Debt Commitment Letters, provided that such logos and trademarks are used solely in a manner that is not intended to, and is not reasonably likely to, harm or disparage the reputation of the Company or any of its Subsidiaries.

(g) Marvell shall, promptly upon written request by the Company, (i) reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company in order to comply with its obligations under Section 5.18(e) and (ii) indemnify and hold harmless the Company, its Subsidiaries, and its and their respective directors, officers and employees from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing or any Alternative Financing or providing the assistance contemplated by Section 5.18(e), except (A) to the extent suffered or incurred as a result of any Inphi Entity’s or any of its directors’, officers’ or employees’ bad faith, fraud, intentional misrepresentation or willful misconduct or (B) with respect to any material misstatement or omission in any information provided hereunder by any of the foregoing Persons expressly for use in connection therewith.

(h) Notwithstanding anything to the contrary contained herein, HoldCo and Marvell acknowledge that their obligations to consummate the Mergers pursuant to this Agreement are not subject to or conditioned in any way on HoldCo or Marvell or any of their respective Affiliates’ obtaining funds therefor pursuant to the Debt Financing or any Alternative Financing.

(i) All non-public information regarding the Company provided by the Company or any of its Representatives pursuant to this Section 5.18 will be kept confidential in accordance with the terms of the

Confidentiality Agreement, except that HoldCo and Marvell will be permitted (i) to include in any offering memorandum or other offering materials used in connection with any offering of securities such non-public information as is necessary in order to make the statements in such offering memorandum or other offering materials, in light of the circumstances in which they are made, not misleading (provided that the Company shall have the reasonable opportunity to review the relevant portions of any such offering memorandum or other offering materials that contain any such non-public information and Marvell will incorporate in all material respects all reasonable comments made by the Company on any such sections containing such non-public information) and (ii) to disclose such information to any Financing Source or prospective Financing Source and other financial institutions that are or may become parties to the Debt Financing or any Alternative Financing (and, in each case, to their respective Representatives) so long as such Persons are subject to confidentiality obligations consistent with the confidentiality obligations applicable to the Financing Sources in the Debt Commitment Letters.

(j) Each of HoldCo and Marvell acknowledges and agrees that, other than reasonable out-of-pocket costs and expenses subject to reimbursement pursuant to Section 5.18(g), none of the Inphi Entities or any of their respective Representatives shall have any responsibility for, or incur any liability to, any Person under any Debt Financing that Marvell or HoldCo may obtain in connection with the Contemplated Transactions or any cooperation provided pursuant to this Section 5.18, except (i) to the extent suffered or incurred as a result of the Inphi Entities’ or any of their respective Representatives’ bad faith, fraud, intentional misrepresentation or willful misconduct or (ii) with respect to any material misstatement or omission in any information provided hereunder by any of the foregoing Persons expressly for use in connection therewith.

5.19 Convertible Notes.

(a) To the extent required pursuant to the applicable Indenture, prior to the Closing, the Company shall: (i) execute and deliver to the applicable trustee (A) a supplemental indenture to such Indenture, effective upon the Delaware Merger Effective Time, providing, among other things, that at and after the Delaware Merger Effective Time, each holder of Convertible Notes shall have the right to convert such Convertible Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Company Common Stock equal to the “Conversion Rate” (as such term is defined in the applicable Indenture and including any applicable increase thereto) immediately prior to the Delaware Merger would have owned or been entitled to receive upon the consummation of the Delaware Merger, in each case in accordance with, and subject to the terms of, the applicable Indenture (including the time periods specified therein) and (B) an officer’s certificate, opinion of counsel and any other documentation required to be provided pursuant to the applicable Indenture in connection with such supplemental indenture; and (ii) use its reasonable best efforts to cause the applicable trustee to execute such supplemental indenture at the Delaware Merger Effective Time.

(b) In addition, the Company and the Surviving Delaware Corporation shall take all actions that may be required in accordance with, and subject to the terms of, each Indenture and each Capped Call Confirmation (including, in each case, the time periods specified therein) as a result of the execution and delivery of this Agreement, the Delaware Merger or any of the other Contemplated Transactions, including (i) with respect to each Indenture, the giving of any notices that may be required in connection with any repurchases or conversions of any Convertible Notes occurring as a result of the Delaware Merger constituting a “Fundamental Change” and/or “Make-Whole Fundamental Change,” as such terms are defined in the applicable Indenture, and delivery of any supplemental indentures, legal opinions, officers’ certificates or other documents or instruments required in connection with the consummation of the Delaware Merger, and (ii) with respect to each Capped Call Confirmation, the giving of any notice of exercise, notice of early conversion and election of any settlement method as a result of the Delaware Merger constituting a “Merger Event,” as such term is defined in such Capped Call Confirmation.

(c) The Company shall provide Marvell with any notices of conversion that it receives with respect to the Convertible Notes promptly upon receipt, and shall settle the conversion of any such Convertible Notes as follows: (i) with respect to the 2015 Notes, by paying the principal amount of the notes in cash and using shares of Company Common Stock to settle the conversion amount in excess of such principal amount in accordance with the 2015 Indenture, unless Marvell provides its prior written consent with respect to a different settlement election; (ii) with respect to the 2016 Notes, by paying the principal amount of the notes in cash and using shares of Company Common Stock to settle the conversion amount in excess of such principal amount in accordance with the 2016 Indenture, unless Marvell provides its prior written consent with respect to a different settlement election; and (iii) with respect to the 2020 Notes, by using any settlement election available under the 2020 Indenture approved by Marvell in advance in writing. The Company shall provide Marvell and its counsel a reasonable opportunity to review and comment on any written notice to, communication with, or document or instrument delivered to, holders of Convertible Notes, any dealer to any Capped Call Confirmation or any trustee under any Indenture prior to the delivery or making thereof, and the Company shall give reasonable and good faith consideration to any comment made by Marvell or its counsel.

Section 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF MARVELL, HOLDCO, BERMUDA MERGER SUB AND DELAWARE MERGER SUB

The obligations of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub to effect the Mergers and otherwise consummate the Contemplated Transactions are subject to the satisfaction (or waiver by Marvell, on behalf of itself, HoldCo, Bermuda Merger Sub and Delaware Merger Sub), at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations.

(a) Each of the representations and warranties of the Company contained in this Agreement, other than the Specified Representations, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect on the Company; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(b) Each of the representations and warranties of the Company contained in Sections 2.20, 2.21, 2.23, 2.25 and 2.26 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(c) The representation and warranty contained in clause “(a)” of Section 2.5 shall have been accurate in all respects as of the date of this Agreement.

(d) Each of the representations and warranties of the Company contained in Section 2.3(a), the first and last sentences of Section 2.3(b) and Section 2.3(d) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date

(in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that are, in the aggregate, de minimis in nature and amount will be disregarded; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

6.2 Performance of Covenants. The covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or be threatened in writing by the SEC with respect to the Form S-4 Registration Statement that have not been withdrawn.

6.4 Listing. The shares of HoldCo Common Stock to be issued in the Mergers shall have been approved for listing (subject to official notice of issuance) on Nasdaq.

6.5 Shareholder Approvals.

(a) This Agreement shall have been duly adopted at the Company Stockholders’ Meeting by the Required Company Stockholder Vote.

(b) The Marvell Merger Proposal shall have been duly approved at the Marvell Shareholders’ Meeting by the Required Marvell Shareholder Vote.

6.6 Closing Certificate. Marvell shall have received a certificate executed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company confirming that, to the Knowledge of such officer, the conditions set forth in Sections 6.1 and 6.2 have been duly satisfied.

6.7 No Material Adverse Effect on the Company. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company that is continuing.

6.8 Regulatory Matters.

(a) The waiting period (and any extension thereof) applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated without the imposition of a Burdensome Condition (other than a Burdensome Condition to which Marvell had previously agreed in writing) and any period of time (and any extension thereof) agreed to with a Governmental Body not to consummate the Mergers shall have expired or been terminated.

(b) Any waiting period (and any extension thereof) under any applicable foreign antitrust law or regulation or other Legal Requirement shall have expired or been terminated without the imposition of a Burdensome Condition (other than a Burdensome Condition to which Marvell had previously agreed in writing) and any period of time (and any extension thereof) agreed to with a Governmental Body not to consummate the Mergers shall have expired or been terminated.

(c) Any Governmental Authorization or other Consent required under any applicable foreign antitrust law or regulation or other Legal Requirement shall have been obtained and shall be in full force and effect, and no such Governmental Authorization or other Consent so obtained shall require, contain or contemplate any term, limitation, condition or restriction that constitutes a Burdensome Condition (other than a Burdensome Condition to which Marvell had previously agreed in writing).

(d) Any Governmental Authorization or other Consent required or asserted to be required under any Legal Requirement administered by or otherwise relating to the authority or responsibility of any Requesting Authority shall have been obtained and shall be in full force and effect, and no such Governmental Authorization or other Consent so obtained shall require, contain or contemplate any term, limitation, condition or restriction that constitutes a Burdensome Condition (other than a Burdensome Condition to which Marvell had previously agreed in writing).

6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other binding Order preventing the consummation of the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions shall have been issued by any Specified Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions by any Specified Governmental Body that makes consummation of the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions illegal and remains in effect.

6.10 No Governmental Litigation. There shall not be pending or overtly threatened any Legal Proceeding brought by a Governmental Body: (a) challenging or seeking to restrain or prohibit the consummation of the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions; (b) seeking to prohibit or limit in any material respect the ability of HoldCo to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Surviving Bermuda Company or the stock of the Surviving Delaware Corporation; (c) that could materially and adversely affect the right of HoldCo to own the assets or operate the business of any of the Inphi Entities or the Marvell Entities; (d) seeking to compel HoldCo, any of the other Marvell Entities or any of the Inphi Entities to dispose of or hold separate any material assets as a result of the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions; or (e) relating to the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on HoldCo, any Marvell Entity, any Inphi Entity or any of their respective officers, directors or Affiliates.

Section 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligation of the Company to effect the Delaware Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of the following conditions:

7.1 Accuracy of Representations.

(a) The representations and warranties of Marvell contained in this Agreement, other than the Designated Representations, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect on Marvell; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Marvell Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(b) The representations and warranties of Marvell contained in Sections 3.13, 3.14, 3.20 and 3.21 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Marvell Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(c) The representation and warranty contained in clause “(a)” of Section 3.5 shall have been accurate in all respects as of the date of this Agreement.

(d) The representations and warranties of Marvell contained in Sections 3.3(a), 3.3(b) and 3.3(d) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that are, in the aggregate, de minimis in nature and amount will be disregarded; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, any update of or modification to the Marvell Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

7.2 Performance of Covenants. The covenants and obligations in this Agreement that Marvell, HoldCo, Delaware Merger Sub and Bermuda Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or be threatened in writing by the SEC with respect to the Form S-4 Registration Statement that have not been withdrawn.

7.4 Listing. The shares of HoldCo Common Stock to be issued in the Mergers shall have been approved for listing (subject to official notice of issuance) on Nasdaq.

7.5 Shareholder Approvals.

(a) This Agreement shall have been duly adopted at the Company Stockholders’ Meeting by the Required Company Stockholder Vote.

(b) The Marvell Merger Proposal shall have been duly approved at the Marvell Shareholders’ Meeting by the Required Marvell Shareholder Vote.

7.6 Closing Certificate. The Company shall have received a certificate executed on behalf of Marvell by an officer of Marvell confirming that, to the Knowledge of such officer, the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

7.7 No Material Adverse Effect on Marvell. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Marvell that is continuing.

7.8 Regulatory Matters. The waiting period applicable to the consummation of the Delaware Merger under the HSR Act shall have expired or been terminated, and any Governmental Authorization or other Consent required or asserted by a Requesting Authority to be required under any U.S. Legal Requirement administered by or otherwise relating to the authority or responsibility of such Requesting Authority shall have been obtained and shall be in full force and effect.

7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Delaware Merger by the Company shall have been issued by any court of competent jurisdiction or other Governmental Body in the United States and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Delaware Merger in the United States that makes consummation of the Delaware Merger by the Company illegal.

Section 8. TERMINATION

8.1 Termination. This Agreement may be terminated prior to the Bermuda Merger Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote and whether before or after the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote) by written notice of the terminating party to the other Principal Party:

(a) by mutual written consent of Marvell and the Company;

(b) by either Marvell or the Company if the Mergers shall not have been consummated by 11:59 p.m. (California time) on June 29, 2021 (the “End Date”); provided, however, that: (i) if, as of 11:59 p.m. (California time) on June 29, 2021, a Specified Circumstance exists and each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.9 (other than with respect to the Specified Circumstance) and 6.10 (other than with respect to the Specified Circumstance) is satisfied or has been waived, then the Company may, by providing written notice thereof to Marvell at or prior to 11:59 p.m. (California time) on June 29, 2021, extend the End Date to 11:59 p.m. (California time) on October 29, 2021 (it being understood that, for purposes of this clause “(i),” in order to determine whether the conditions set forth in Section 6.1 have been satisfied, all references in Section 6.1 to the “Closing Date” shall be deemed to refer instead to June 29, 2021); (ii) if, as of 11:59 p.m. (California time) on June 29, 2021, a Specified Circumstance exists and each of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.7 and 7.9 (other than with respect to the Specified Circumstance) is satisfied or has been waived, then Marvell may, by providing written notice thereof to the Company at or prior to 11:59 p.m. (California time) on June 29, 2021, extend the End Date to 11:59 p.m. (California time) on October 29, 2021 (it being understood that, for purposes of this clause “(ii),” in order to determine whether the conditions set forth in Section 7.1 have been satisfied, all references in Section 7.1 to the “Closing Date” shall be deemed to refer instead to June 29, 2021); (iii) if, as of 11:59 p.m. (California time) on October 29, 2021, a Specified Circumstance exists and each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.9 (other than with respect to the Specified Circumstance) and 6.10 (other than with respect to the Specified Circumstance) is satisfied or has been waived, then the Company may, by providing written notice thereof to Marvell at or prior to 11:59 p.m. (California time) on October 29, 2021, extend the End Date to 11:59 p.m. (California time) on March 1, 2022 (it being understood that, for purposes of this clause “(iii),” in order to determine whether the conditions set forth in Section 6.1 have been satisfied, all references in Section 6.1 to the “Closing Date” shall be deemed to refer instead to October 29, 2021); (iv) if, as of 11:59 p.m. (California time) on October 29, 2021, a Specified Circumstance exists and each of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.7 and 7.9 (other than with respect to the Specified Circumstance) is satisfied or has been waived, then Marvell may, by providing written notice thereof to the Company at or prior to 11:59 p.m. (California time) on October 29, 2021, extend the End Date to 11:59 p.m. (California time) on March 1, 2022 (it being understood that, for purposes of this clause “(iv),” in order to determine whether the conditions set forth in Section 7.1 have been satisfied, all references in Section 7.1 to the “Closing Date” shall be deemed to refer instead to October 29, 2021); and (v) a Principal Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Mergers by the End Date is primarily attributable to a failure on the part of such Principal Party to perform any covenant required to be performed by such Principal Party at or prior to the Bermuda Merger Effective Time;

(c) by either Marvell or the Company if: (i) a Specified Governmental Body shall have issued a final and nonappealable Order having the effect of permanently restraining, enjoining or otherwise prohibiting the Delaware Merger or the Bermuda Merger; or (ii) there shall be any applicable Legal Requirement enacted, promulgated, issued or deemed applicable to the Delaware Merger or the Bermuda Merger by any Specified Governmental Body that would make consummation of the Delaware Merger or the Bermuda Merger illegal;

(d) by either Marvell or the Company if: (i) the Company Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Stockholders’ Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a Principal Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is primarily attributable to a failure on the part of such Principal Party to perform any covenant or obligation in this Agreement on or prior to the date of the Company Stockholders’ Meeting (or on or prior to the date of any adjournment or postponement thereof);

(e) by either Marvell or the Company if: (i) the Marvell Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Marvell’s shareholders shall have taken a final vote on the Marvell Merger Proposal; and (ii) the Marvell Merger Proposal shall not have been approved at the Marvell Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Marvell Shareholder Vote; provided, however, that a Principal Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure to have the Marvell Merger Proposal approved by the Required Marvell Shareholder Vote is primarily attributable to a failure on the part of such Principal Party to perform any covenant or obligation in this Agreement on or prior to the date of the Marvell Shareholders’ Meeting (or on or prior to the date of any adjournment or postponement thereof);

(f) by Marvell (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

(g) by the Company (at any time prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote) if a Marvell Triggering Event shall have occurred;

(h) by Marvell if: (i) any of the Company’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that any of the conditions set forth in Section 6.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of the date of this Agreement or as of any subsequent date, (A) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations or warranties shall be disregarded, and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; or (iii) a Material Adverse Effect on the Company shall have occurred following the date of this Agreement; provided, however, that, for purposes of clauses “(i)” and “(ii)” above, if an inaccuracy in any of the Company’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company prior to the End Date (as it may be extended in accordance with Section 8.1(b)) and the Company is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Marvell may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Marvell gives the Company written notice of such inaccuracy or breach;

(i) by the Company if: (i) any of Marvell’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the conditions set forth in

Section 7.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of the date of this Agreement or as of any subsequent date, (A) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations or warranties shall be disregarded, and (B) any update of or modification to the Marvell Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); (ii) any of Marvell’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; or (iii) a Material Adverse Effect on Marvell shall have occurred following the date of this Agreement; provided, however, that, for purposes of clauses “(i)” and “(ii)” above, if an inaccuracy in any of Marvell’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Marvell is curable by Marvell prior to the End Date (as it may be extended in accordance with Section 8.1(b)) and Marvell is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(i) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Marvell written notice of such inaccuracy or breach;

(j) by the Company (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) in order to accept a Company Superior Offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Company Superior Offer that has been executed on behalf of the Person that made such Company Superior Offer (a “Specified Company Acquisition Agreement”), if: (i) the Company’s board of directors, after satisfying all of the requirements set forth in Section 5.2(f)(i), shall have authorized the Company to enter into such Specified Company Acquisition Agreement; (ii) the Company shall have delivered to Marvell a written notice (that includes a copy of the Specified Company Acquisition Agreement as an attachment) containing the Company’s statement confirming that the Company is entering into the Specified Company Acquisition Agreement in the form attached to such notice concurrently with the termination of this Agreement pursuant to this Section 8.1(j); (iii) concurrently with the termination of this Agreement pursuant to this Section 8.1(j), the Company enters into the Specified Company Acquisition Agreement with respect to such Company Superior Offer; and (iv) immediately prior to or concurrently with such termination, the Company shall have paid to Marvell or its designee the Company Termination Fee; or

(k) by Marvell (at any time prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote) in order to accept a Disruptive Marvell Superior Offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Disruptive Marvell Superior Offer that has been executed on behalf of the Person that made such Disruptive Marvell Superior Offer (a “Specified Marvell Acquisition Agreement”), if: (i) Marvell’s board of directors, after satisfying all of the requirements set forth in Section 5.3(f)(i), shall have authorized Marvell to enter into such Specified Marvell Acquisition Agreement; (ii) Marvell shall have delivered to the Company a written notice (that includes a copy of the Specified Marvell Acquisition Agreement as an attachment) containing Marvell’s statement confirming that Marvell is entering into the Specified Marvell Acquisition Agreement in the form attached to such notice concurrently with the termination of this Agreement pursuant to this Section 8.1(k); (iii) concurrently with the termination of this Agreement pursuant to this Section 8.1(k), Marvell enters into the Specified Marvell Acquisition Agreement with respect to such Disruptive Marvell Superior Offer; and (iv) immediately prior to or concurrently with such termination, Marvell shall have paid to the Company or its designee the Marvell Termination Fee.

Notwithstanding anything to the contrary contained in this Section 8.1, this Agreement may not be terminated by any Principal Party unless any fee required to be paid and any Expense Payment required to be made by such Principal Party at or prior to the time of such termination pursuant to Section 8.3 shall have been paid or made in full.

8.2 Effect of Termination. If this Agreement is terminated as provided in Section 8.1, all further obligations of the parties under this Agreement shall terminate, this Agreement shall be of no further force or effect and there shall be no liability on the part of the Company, Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub or any of their respective stockholders or Representatives; provided, however, that: (a) Section 5.18(g), this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve any party from any liability for fraud or any knowing and intentional breach of any covenant or obligation contained in this Agreement. For purposes of this Section 8 and Section 9 only: (i) “knowing and intentional breach” means a breach or failure to perform a covenant or obligation that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would reasonably be expected to, cause a material breach of this Agreement; and (ii) “fraud” means the intentional (and not constructive) fraud of a Person in making a representation (whether or not in this Agreement), with the actual (and not constructive) knowledge that such representation was false when made, with the express intention of inducing the person to whom the representation was made to rely on it (it being understood that “fraud” includes extra-contractual fraud).

8.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement or any of the Contemplated Transactions shall be paid by the party incurring such fees and expenses, whether or not the Mergers are consummated.

(b) If this Agreement is terminated by Marvell or the Company: (i) pursuant to Section 8.1(d), then the Company shall make the Company Expense Payment to Marvell at the time specified in Section 8.3(h); or (ii) pursuant to Section 8.1(e), then Marvell shall make the Marvell Expense Payment to the Company at the time specified in Section 8.3(h).

(c) If: (i) this Agreement is terminated by Marvell or the Company pursuant to Section 8.1(b); (ii) at or prior to the time of the termination of this Agreement, a Company Acquisition Proposal shall have been made known to the Company or been publicly disclosed, announced, commenced, submitted or made; (iii) prior to the termination of this Agreement, the Company’s stockholders shall not have taken a final vote on a proposal to adopt this Agreement; and (iv) within 12 months after the date of such termination of this Agreement, a Company Acquisition Transaction (whether or not relating to such Company Acquisition Proposal) is consummated or a definitive agreement providing for a Company Acquisition Transaction (whether or not relating to such Company Acquisition Proposal) is executed, then the Company shall pay to Marvell a non-refundable fee in the amount of $300,000,000 (such non-refundable fee being referred to as the “Company Termination Fee”) in cash; provided, however, that, for purposes of clause “(iv)” of this Section 8.3(c), (A) all references to “15%” in the definition of “Company Acquisition Transaction” shall be deemed to be references to “50%” and (B) the term “Company Acquisition Transaction” shall also be deemed to encompass any transaction involving a merger or other business combination involving the Company and another Entity that results in the Persons who were stockholders of the Company immediately before such transaction retaining or acquiring beneficial ownership of at least 40% of the outstanding shares or equity securities of the Company, of such other Entity, of the surviving or combined Entity in such transaction or of a parent company.

(d) If: (i) this Agreement is terminated by Marvell or the Company pursuant to Section 8.1(d); (ii) at or prior to the time of the termination of this Agreement, a Company Acquisition Proposal shall have been publicly disclosed, announced or commenced and such Company Acquisition Proposal shall not have been publicly withdrawn at least 10 Business Days prior to the Company Stockholders’ Meeting; and (iii) within 12 months after the date of such termination of this Agreement, a Company Acquisition Transaction (whether or not relating to such Company Acquisition Proposal) is consummated or a definitive agreement providing for a Company Acquisition Transaction (whether or not relating to such Company Acquisition Proposal) is executed, then the Company shall pay to Marvell the Company Termination Fee in cash; provided, however, that, for purposes of clause “(iii)” of this Section 8.3(d), (A) all references to “15%” in the definition of “Company Acquisition Transaction” shall be deemed to be references to “50%” and (B) the term “Company Acquisition Transaction” shall also be deemed to encompass any transaction involving a merger or other business combination involving the Company and another Entity that results in the Persons who were stockholders of the Company immediately before such transaction retaining or acquiring beneficial ownership of at least 40% of the outstanding shares or equity securities of the Company, of such other Entity, of the surviving or combined Entity in such transaction or of a parent company.

(e) If this Agreement is terminated: (i) by Marvell pursuant to Section 8.1(f); (ii) by Marvell or the Company pursuant to any other provision of Section 8.1 (other than Section 8.1(a) or Section 8.1(g)) at any time during the period commencing on the occurrence of a Company Triggering Event and ending on the earlier of (A) the tenth day after the final vote by the Company’s stockholders on a proposal to adopt this Agreement at the Company Stockholders’ Meeting (including any adjournments and postponements thereof) and (B) the adoption of this Agreement by the Required Company Stockholder Vote; or (iii) by the Company pursuant to Section 8.1(j), then the Company shall pay to Marvell the Company Termination Fee in cash.

(f) If this Agreement is terminated: (i) by the Company pursuant to Section 8.1(g); (ii) by Marvell or the Company pursuant to any other provision of Section 8.1 (other than Section 8.1(a) or Section 8.1(f)) at any time during the period commencing on the occurrence of a Marvell Triggering Event and ending on the earlier of (A) the tenth day after the final vote by Marvell’s shareholders on a proposal to approve the Marvell Merger Proposal at the Marvell Shareholders’ Meeting (including any adjournments and postponements thereof) and (B) the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote; or (iii) by Marvell pursuant to Section 8.1(k), then Marvell shall pay to the Company a non-refundable fee in the amount of $400,000,000 (such non-refundable fee being referred to as the “Marvell Termination Fee”) in cash.

(g) If: (i) this Agreement is terminated by Marvell or the Company pursuant to Section 8.1(b) or Section 8.1(c) (in the case of Section 8.1(c) only, as a result of a suit or legal proceeding brought by (x) a Specified Governmental Body under any applicable antitrust or competition Legal Requirement or (y) a Requesting Authority); and (ii) as of the time of the termination of this Agreement, a Designated Circumstance exists and each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.9 (other than with respect to the Designated Circumstance) and 6.10 (other than with respect to the Designated Circumstance) shall have been satisfied or waived (it being understood that, for purposes of this Section 8.3(g), all references in Section 6.1 to the “Closing Date” shall be deemed to refer instead to the date of termination of this Agreement), then Marvell shall pay to the Company a non-refundable fee in the amount of $460,000,000 (such non-refundable fee being referred to as the “Reverse Termination Fee”) in cash within two Business Days after the date of such termination.

(h) Any Company Termination Fee required to be paid to Marvell pursuant to Section 8.3(c) or Section 8.3(d) shall be paid by the Company contemporaneously with the earlier to occur of the consummation of, or entry into of a definitive agreement relating to, the Company Acquisition Transaction contemplated by Section 8.3(c) or Section 8.3(d). Any Company Termination Fee required to be paid to Marvell pursuant to Section 8.3(e), and any Company Expense Payment required to be made pursuant to clause “(i)” of Section 8.3(b), shall be paid or made by the Company (i) in the case of a termination of this Agreement by the Company, at or prior to the time of such termination, and (ii) in the case of a termination of this Agreement by Marvell, within two Business Days after such termination. Any Marvell Termination Fee or Reverse Termination Fee required to be paid to the Company pursuant to Section 8.3(f) or Section 8.3(g), respectively, and any Marvell Expense Payment required to be made pursuant to clause “(ii)” of Section 8.3(b), shall be paid or made by Marvell (A) in the case of a termination of this Agreement by Marvell, at or prior to the time of such termination, and (B) in the case of a termination of this Agreement by the Company, within two Business Days after such termination.

(i) Each of the parties acknowledges and agrees that in no event shall the Company be required to pay the Company Termination Fee under this Section 8.3 on more than one occasion, whether or not such fee may be payable under more than one provision of this Agreement at the same or at different times or upon the occurrence of different events. Each of the parties acknowledges and agrees that in no event shall Marvell be required to

(i) pay both the Marvell Termination Fee and the Reverse Termination Fee under this Section 8.3 or (ii) pay the Marvell Termination Fee or the Reverse Termination Fee under this Section 8.3 on more than one occasion, whether or not such fee may be payable under more than one provision of this Agreement at the same or at different times or upon the occurrence of different events. Each of the parties acknowledges and agrees that (A) the covenants and obligations contained in this Section 8.3 are an integral part of the Contemplated Transactions, and that, without these covenants and obligations, the parties would not have entered into this Agreement, and (B) none of the Company Termination Fee, the Marvell Termination Fee or the Reverse Termination Fee is a penalty, but rather each is liquidated damages in a reasonable amount that will compensate Marvell or the Company, as the case may be, in the circumstances in which the Company Termination Fee, the Marvell Termination Fee or the Reverse Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary contained in this Agreement: (1) except in the case of fraud or a knowing and intentional breach of any of the Company’s covenants or obligations contained in this Agreement, if this Agreement is validly terminated in accordance with Section 8.1, Marvell’s right to receive the Company Expense Payment and the Company Termination Fee from the Company in the circumstances under which such amounts are payable pursuant to this Section 8.3 (plus, if the Company Termination Fee or the Company Expense Payment is not timely paid, the interest, costs and expenses described in Section 8.3(j)) shall constitute the sole and exclusive remedy of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub against the Company for any loss suffered as a result of the failure of the Mergers to be consummated or any loss suffered as a result of any breach of any covenant or obligation in this Agreement, and upon payment of such amounts, the Company and its current, former or future stockholders or Representatives shall not have any further liability or obligation relating to or arising out of this Agreement (it being understood that if both the Company Expense Payment and the Company Termination Fee are or become payable pursuant to this Section 8.3, the Company’s aggregate liability for both payments shall not exceed the amount of the Company Termination Fee plus, if the Company Termination Fee or the Company Expense Payment is not timely paid, the interest, costs and expenses described in Section 8.3(j)); and (2) except in the case of fraud or a knowing and intentional breach of any of Marvell’s covenants or obligations contained in this Agreement, if this Agreement is validly terminated in accordance with Section 8.1, the Company’s right to receive the Marvell Expense Payment and either the Marvell Termination Fee or the Reverse Termination Fee from Marvell in the circumstances under which such amounts are payable pursuant to this Section 8.3 (plus, if the Marvell Termination Fee, the Reverse Termination Fee or the Marvell Expense Payment is not timely paid, the interest, costs and expenses described in Section 8.3(j)) shall constitute the sole and exclusive remedy of the Company against Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub for any loss suffered as a result of the failure of the Mergers to be consummated or any loss suffered as a result of any breach of any covenant or obligation in this Agreement, and upon payment of such amounts, none of Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub or any of their respective current, former or future stockholders or Representatives shall have any further liability or obligation relating to or arising out of this Agreement (it being understood that (x) if both the Marvell Expense Payment and the Marvell Termination Fee are or become payable pursuant to this Section 8.3, Marvell’s aggregate liability for both payments shall not exceed the amount of the Marvell Termination Fee plus, if the Marvell Termination Fee or the Marvell Expense Payment is not timely paid, the interest, costs and expenses described in Section 8.3(j) and (y) if both the Marvell Expense Payment and the Reverse Termination Fee are or become payable pursuant to this Section 8.3, Marvell’s aggregate liability for both payments shall not exceed the amount of the Reverse Termination Fee plus, if the Reverse Termination Fee or the Marvell Expense Payment is not timely paid, the interest, costs and expenses described in Section 8.3(j)).

(j) If any Principal Party fails to pay when due any amount payable under this Section 8.3, then (i) such Principal Party shall reimburse the other Principal Party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Principal Party of its rights under this Section 8.3 and (ii) such Principal Party shall pay interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other party in full) at a rate per annum equal to the sum of the Prime Rate in effect on the date such overdue amount was originally required to be paid plus 500 basis points.

(k) Any fee or other amount payable pursuant to this Section 8.3 shall be paid free and clear of all deductions and withholdings.

(l) For purposes of this Section 8.3: (i) “Company Expense Payment” means a cash payment to Marvell in an amount equal to the aggregate amount of all fees, costs and other expenses (including legal fees, financial advisory fees, consultant fees, filing fees and travel expenses) that Marvell has directly or indirectly paid or otherwise borne, and all fees and expenses that are or may become payable directly or indirectly by Marvell, in connection with or in anticipation of the Contemplated Transactions (including all fees and expenses relating directly or indirectly to the preparation and negotiation of this Agreement, the Confidentiality Agreement and the other documents referred to in this Agreement, and all fees and expenses relating to Marvell’s due diligence investigation of the Inphi Entities), up to a maximum of $25,000,000; and (ii) “Marvell Expense Payment” means a cash payment to the Company in an amount equal to the aggregate amount of all fees, costs and other expenses (including legal fees, financial advisory fees, consultant fees, filing fees and travel expenses) that the Company has directly or indirectly paid or otherwise borne, and all fees and expenses that are or may become payable directly or indirectly by the Company, in connection with or in anticipation of the Contemplated Transactions (including all fees and expenses relating directly or indirectly to the preparation and negotiation of this Agreement, the Confidentiality Agreement and the other documents referred to in this Agreement, and all fees and expenses relating to the Company’s due diligence investigation of the Marvell Entities), up to a maximum of $25,000,000.

Section 9. MISCELLANEOUS PROVISIONS

9.1 Amendment. This Agreement may be amended by the Company and Marvell at any time (whether before or after the adoption of this Agreement by the Company’s stockholders and whether before or after approval of the Marvell Merger Proposal by Marvell’s shareholders); provided, however, that (a) after any such adoption of this Agreement by the Company’s stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders and (b) after any such approval of the Marvell Merger Proposal by Marvell’s shareholders, no amendment shall be made which by law or any Nasdaq Rule requires further approval of Marvell’s shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding anything to the contrary contained in this Agreement, Sections 9.5(b), 9.5(c), the last sentence of Section 9.11, clause “(b)” of Section 9.7 and this sentence (and any other provision of this Agreement to the extent that an amendment or waiver of such provision would modify the substance of such provisions) may not be amended or waived in any manner that is adverse in any material respect to any Financing Source or any of its Financing Source Related Parties without the prior written consent of such Financing Source.

9.2 Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Mergers.

9.4 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement (including all Exhibits hereto), the Company Disclosure Schedule, the Marvell Disclosure Schedule and the Confidentiality Agreement (as amended pursuant to Section 4.1(b)) constitute the entire agreement and supersede all prior and contemporaneous agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the provisions of the Confidentiality Agreement (as amended pursuant to Section 4.1(b)) shall not be superseded and shall remain in full force and effect in accordance with its terms (it being understood that nothing in the Confidentiality Agreement shall limit any Principal Party’s remedies in the event of fraud by the other Principal Party or by any of its Subsidiaries or Representatives). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms of this Agreement.

9.5 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action, suit or other legal proceeding between any of the parties arising out of or relating to this Agreement, any of the Contemplated Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chosen Court; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from the Chosen Court; and (iii) agrees that it will not bring any such action in any court other than the Chosen Court. Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 9.8 shall be effective service of process for any such action.

(b) Notwithstanding anything to the contrary contained in this Agreement, each of the parties agrees that: (i) it will not bring or support any action, suit or other legal proceeding against the Financing Sources or any of the Financing Source Related Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, including any dispute relating to the Debt Financing, in any forum other than the United States federal court located in, or if that court does not have subject matter jurisdiction, in New York state court located in, the Borough of Manhattan in the City of New York, New York; (ii) all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources or any of the Financing Source Related Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, including any claims or causes of action relating to the Debt Financing shall be exclusively governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; and (iii) the provisions of Section 9.5(c) relating to the waiver of jury trial shall apply to any legal proceeding described in clause “(i)” above.

(c) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS (INCLUDING ANY ACTION AGAINST ANY FINANCING SOURCE OR ANY FINANCING SOURCE RELATED PARTIES IN RESPECT OF THE DEBT FINANCING,

THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS). EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6 Disclosure Schedules. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2 (or any other applicable provision of this Agreement), and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty, or relate to only the particular provision, set forth in the corresponding numbered or lettered section in Section 2 (or any other applicable provision of this Agreement), and shall not be deemed to relate to or to qualify any other representation or warranty, except where it is reasonably apparent on its face from the substance of the matter disclosed that such information is intended to qualify another representation or warranty. The Marvell Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3 (or any other applicable provision of this Agreement), and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty, or relate to only the particular provision, set forth in the corresponding numbered or lettered section in Section 3 (or any other applicable provision of this Agreement), and shall not be deemed to relate to or to qualify any other representation or warranty, except where it is reasonably apparent on its face from the substance of the matter disclosed that such information is intended to qualify another representation or warranty.

9.7 Assignability; No Third-Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that (a) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Company, in whole or in part, by operation of law or otherwise, without the prior written consent of Marvell, (b) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub, in whole or in part, by operation of law or otherwise, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), and (c) any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations in violation of clause “(a)” or clause “(b)” above shall be void and of no effect. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except (i) that the Indemnified Persons shall be third-party beneficiaries of Section 5.8, (ii) the Financing Sources and the Financing Source Related Parties shall be third-party beneficiaries of the last sentence of Section 9.1, Sections 9.5(b) and 9.5(c), this sentence and the last sentence of Section 9.11 and (iii) the Company shall have the right (which right is hereby acknowledged by Marvell, HoldCo, Delaware Merger Sub and Bermuda Merger Sub) to pursue claims for damages (including claims for damages based on loss of the economic benefit of the Delaware Merger to the Company’s stockholders) on behalf of its stockholders in the event Marvell, HoldCo, Delaware Merger Sub or Bermuda Merger Sub commits fraud or any knowing and intentional breach of its covenants set forth in this Agreement, which rights shall be enforceable on behalf of the Company’s stockholders only by the Company, in its sole and absolute discretion through actions approved by the board of directors of the Company.

9.8 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if sent or delivered by hand, when delivered; (b) if sent by facsimile transmission before 5:00 p.m. in the delivery location, when transmitted and receipt is confirmed; (c) if sent by facsimile transmission after 5:00 p.m. in delivery location and receipt is confirmed, on the following Business Day; (d) if sent by registered, certified or first class mail, the third Business

Day after being sent; (e) if sent via a national courier service, three Business Days after being delivered to such courier; and (f) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address, facsimile number or email address set forth beneath the name of such party below (or to such other address, facsimile number or email address as such party shall have specified in a written notice given to the other parties hereto):

if to Marvell, HoldCo, Delaware Merger Sub or Bermuda Merger Sub:

Marvell Technology Group Ltd.

Victoria Place, 5th Floor

31 Victoria Street

Hamilton HM 10, Bermuda

Attention: General Manager

Email:       legalnotices@marvell.com

with a copy (which shall not constitute notice) to:

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, CA 95054

Attention: Chief Administration and Legal Officer

Email:       mgaynor@marvell.com

and:

Hogan Lovells US LLP

4085 Campbell Avenue, Suite 100

Menlo Park, California 94025

Attention: Richard E. Climan

Christopher R. Moore

Facsimile: (650) 463-4199

Email:       richard.climan@hoganlovells.com

                  christopher.moore@hoganlovells.com

if to the Company:

Inphi Corporation

110 Rio Robles

San Jose, California

Attention: Richard Ogawa

Facsimile: (408) 217-7351

Email:       rogawa@inphi.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention: Allison M. Leopold Tilley

Christina F. Pearson

Facsimile: (650) 388-3768

Email:       allison@pillsburylaw.com

                  christina.pearson@pillsburylaw.com

9.9 Cooperation. Each Principal Party agrees to cooperate with the other Principal Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Principal Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision. In the event that the parties are unable to agree to such replacement, the parties agree that the court making the determination referred to above shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.

9.11 Remedies. The parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any party of any covenant or obligation contained in this Agreement, any non-breaching party shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such non-breaching party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each of the parties hereby waives any requirement for the securing or posting of any bond in connection with any such remedy. Except as otherwise provided in Section 8.3(i), any and all remedies in this Agreement expressly conferred upon a Principal Party shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such Principal Party, and the exercise by a Principal Party of any one remedy shall not preclude the exercise of any other remedy. Nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. Without limiting the rights of Marvell under the Debt Commitment Letter or the rights of any of the Marvell Entities under any Definitive Debt Financing Agreements, the Company agrees that none of the (i) Financing Sources or (ii) their respective Affiliates or any of such Financing Sources’ or their Affiliates’ respective former, current or future general or limited partners, shareholders, managers, members, agents, officers, directors, employees, accountants, advisors or representatives or any of their respective successors or assigns (the Persons described in this clause “(ii)” being collectively referred to as the “Financing Source Related Parties”) shall have any liability or obligation to the Company, its stockholders or its Affiliates relating to this Agreement or any of the Contemplated Transactions (including the Debt Financing), whether at law, in equity, in contract, in tort or otherwise.

9.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include,” “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “dollars” or “$” shall mean United States Dollars.

(d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) all references to “Sections,” “Schedules” and “Exhibits” in this Agreement or in any Schedule or Exhibit to this Agreement are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement, respectively; (iv) the words “herein,” “hereof,” “hereunder” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; and (v) any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder.

(e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

The parties have caused this Agreement to be duly executed as of the date first above written.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell Gaynor
Name: Mitchell Gaynor
Title: Chief Administration and Legal Officer and Secretary

MAUI HOLDCO, INC.

By:	/s/ Mitchell Gaynor
Name: Mitchell Gaynor
Title: Chief Legal Officer and Secretary

MAUI ACQUISITION COMPANY LTD

By:	/s/ Mitchell Gaynor
Name: Mitchell Gaynor
Title: Authorized Signatory

INDIGO ACQUISITION CORP.

By:	/s/ Mitchell Gaynor
Name: Mitchell Gaynor
Title: Chief Legal Officer and Secretary

INPHI CORPORATION

By:	/s/ Richard T. Ogawa
Name: Richard T. Ogawa
Title: General Counsel

[Signature Page to Agreement and Plan of Merger and Reorganization]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“2015 Capped Call Confirmations” means collectively, the confirmation by and between the Company and Morgan Stanley & Co. LLC dated December 4, 2015 and the confirmation by and between the Company and J.P. Morgan Chase Bank, N.A., London Branch dated December 4, 2015.

“2015 Indenture” means the indenture, dated as of December 8, 2015, by and between the Company and Wells Fargo Bank, National Association, as trustee.

“2015 Notes” means the Company’s 1.125% Convertible Senior Notes due 2020 issued pursuant to the 2015 Indenture.

“2016 Capped Call Confirmations” means collectively, the confirmation by and between the Company and Morgan Stanley & Co. LLC dated September 7, 2016 and the confirmation by and between the Company and J.P. Morgan Chase Bank, N.A., London Branch dated September 7, 2016.

“2016 Indenture” means the indenture, dated as of September 12, 2016, by and between the Company and Wells Fargo Bank, National Association, as trustee.

“2016 Notes” means the Company’s 0.75% Convertible Senior Notes due 2021 issued pursuant to the 2016 Indenture.

“2020 Capped Call Confirmations” means collectively, the confirmation by and between the Company and the Bank of Montreal dated April 21, 2020, the confirmation by and between the Company and Barclays Bank PLC dated April 21, 2020 and the confirmation by and between the Company and Deutsche Bank AG London Branch dated April 21, 2020.

“2020 Indenture” means the indenture, dated as of April 24, 2020, by and between the Company and U.S. Bank National Association, as trustee.

“2020 Notes” means the Company’s 0.75% Convertible Senior Notes due 2025 issued pursuant to the 2020 Indenture.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates.”

“Agreement” has the meaning assigned to such term in the preamble to the Agreement.

“Alternative Financing” has the meaning assigned to such term in Section 5.18(e) of the Agreement.

“Appraisal Withdrawal” has the meaning assigned to such term in Section 1.13(b) of the Agreement.

“Appraised Fair Value” has the meaning assigned to such term in Section 1.13(a) of the Agreement.

“Bermuda Companies Act” has the meaning assigned to such term in the recitals to the Agreement.

“Bermuda Merger” has the meaning assigned to such term in the recitals to the Agreement.

“Bermuda Merger Application” has the meaning assigned to such term in Section 1.4(a) of the Agreement.

“Bermuda Merger Certificate” has the meaning assigned to such term in Section 1.4(a) of the Agreement.

“Bermuda Merger Effective Time” has the meaning assigned to such term in Section 1.4(a) of the Agreement.

“Bermuda Merger Sub” has the meaning assigned to such term in the preamble to the Agreement.

“Bridge Commitment Letter” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“Burdensome Condition” means any condition, remedy or action that Marvell is not obligated to accept or take pursuant to Section 5.9(f) of the Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or San Francisco, California are authorized or obligated by law or executive order to close.

“Capped Call Confirmations” means collectively, the 2015 Capped Call Confirmations, the 2016 Capped Call Confirmations and the 2020 Capped Call Confirmations.

“Certification” has the meaning assigned to such term in Section 2.4(a) of the Agreement.

“Chosen Court” means: (a) if the federal courts have exclusive jurisdiction over the matters at issue in any action, suit or other legal proceeding described in Section 9.5(a) of the Agreement, the United States District Court for the District of Delaware; or (b) if the federal courts do not have exclusive jurisdiction over the matters at issue in any action, suit or other legal proceeding described in Section 9.5(a) of the Agreement, the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; provided, however, that, in the case of this clause “(b)” only, if the Court of Chancery of the State of Delaware does not have jurisdiction over such matters, then the Chosen Court shall be deemed to be the Superior Court of the State of Delaware in and for New Castle County, Delaware.

“Closing” has the meaning assigned to such term in Section 1.3 of the Agreement.

“Closing Date” has the meaning assigned to such term in Section 1.3 of the Agreement.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning assigned to such term in the preamble to the Agreement.

“Company 401(k) Plan” has the meaning assigned to such term in Section 5.7(d) of the Agreement.

“Company Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by Marvell or any of its Subsidiaries) that would reasonably be expected to lead to a Company Acquisition Proposal.

“Company Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Marvell or any of its Subsidiaries) contemplating or otherwise relating to any Company Acquisition Transaction.

“Company Acquisition Transaction” means any transaction or series of transactions (other than the Contemplated Transactions) involving:

(a) any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, joint venture, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which the Company or any of its Significant Subsidiaries is a constituent or participating Entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% (or, in the case of the acquisition of beneficial or record ownership of securities of any of the Company’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of any such class) of the Company or any of its Significant Subsidiaries, as applicable; or (iii) in which the Company or any of its Significant Subsidiaries issues securities representing 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class of the Company or such Significant Subsidiary, as applicable (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of any such class);

(b) any issuance of securities, acquisition of securities or other transaction: (i) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% (or, in the case of the acquisition of beneficial or record ownership of securities of any of the Company’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of any such class) of the Company or any of its Significant Subsidiaries, as applicable; or (ii) in which the Company or any of its Significant Subsidiaries issues securities representing 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class of the Company or such Significant Subsidiary, as applicable (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of any such class);

(c) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues or consolidated net income (measured based on the 12 full calendar months prior to the date of determination) or consolidated assets (measured based on fair market value as of the last day of the most recently completed calendar month) of the Inphi Entities; or

(d) any liquidation or dissolution of the Company or any of its Significant Subsidiaries.

“Company Adverse Recommendation Change” has the meaning assigned to such term in Section 5.2(e) of the Agreement.

“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2020 included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, as filed with the SEC on August 7, 2020.

“Company Board Recommendation” has the meaning assigned to such term in Section 5.2(d) of the Agreement.

“Company Cash-Out Option” has the meaning assigned to such term in Section 5.4(a) of the Agreement.

“Company Change in Circumstances” has the meaning assigned to such term in Section 5.2(f)(ii) of the Agreement.

“Company Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and has been delivered by the Company to Marvell on the date of the Agreement.

“Company Equity Award” means any Company Option, Company MSU, Company PSU or Company RSU.

“Company Equity Plans” means the Company’s 2000 Stock Option/Stock Issuance Plan, the Company’s Amended and Restated 2010 Stock Incentive Plan, the inducement awards granted in connection with the ClariPhy Communications, Inc. acquisition and the Company ESPP.

“Company ESPP” has the meaning assigned to such term in Section 2.3(b) of the Agreement.

“Company ESPP Rights” has the meaning assigned to such term in Section 5.5 of the Agreement.

“Company Expense Payment” has the meaning assigned to such term in Section 8.3(l) of the Agreement.

“Company Indemnified Persons” has the meaning assigned to such term in Section 5.8(a) of the Agreement.

“Company MSU” means each restricted stock unit representing the right to vest in and be issued shares of Company Common Stock by the Company, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, which right vests in whole or in part based on the per share market value of the Company Common Stock exceeding one or more target levels (including relative to one or more other publicly traded securities).

“Company Option” means an option to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Company Preferred Stock” means the Preferred Stock, $0.001 par value per share, of the Company.

“Company PSU” means each restricted stock unit representing the right to vest in and be issued shares of Company Common Stock by the Company, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, which right vests based on achievement of performance targets and is not a Company MSU.

“Company Recommendation Change Notice” has the meaning assigned to such term in Section 5.2(f)(i) of the Agreement.

“Company Restricted Stock” means each share of Company Common Stock that is unvested or is subject to a repurchase option or obligation, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company.

“Company RSU” means each restricted stock unit representing the right to vest in and be issued shares of Company Common Stock by the Company, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, which right vests solely based on continued service to the Company or an Inphi Entity.

“Company SEC Reports” means all registration statements, proxy statements, Certifications and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since January 1, 2018, and all amendments thereto.

“Company Stock Certificate” has the meaning assigned to such term in Section 1.8(b) of the Agreement.

“Company Stockholders’ Meeting” has the meaning assigned to such term in Section 5.2(a) of the Agreement.

“Company Superior Offer” means an unsolicited, bona fide, written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, substantially all of the outstanding shares of Company Common Stock, that is on terms and conditions that the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel and the likelihood and anticipated timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to the Company’s stockholders than the Mergers.

“Company Termination Fee” has the meaning assigned to such term in Section 8.3(c) of the Agreement.

A “Company Triggering Event” shall be deemed to have occurred if: (a) the Company’s board of directors or any committee thereof shall have: (i) withdrawn the Company Board Recommendation; (ii) modified the Company Board Recommendation in a manner adverse to Marvell; or (iii) taken, authorized or publicly proposed any of the actions referred to in Section 5.2(e) of the Agreement; (b)(i) the Company, the Company’s board of directors (or any committee thereof) or any director of the Company takes any action that is disclosed in a filing made by the Company or any director of the Company with the SEC indicating that one or more directors of the Company do not support the Delaware Merger, (ii) any action referred to in clause “(b)(i)” is otherwise publicly disclosed by the Company or the Company’s board of directors (or any committee thereof), or is disclosed by any director of the Company in a publication, release, report or broadcast that is widely disseminated or (iii) following any meeting of the Company’s board of directors, the Company Board Recommendation is no longer unanimous and such fact is publicly disclosed; (c) the Company shall have failed to include the Company Board Recommendation in the Joint Proxy Statement/Prospectus; (d) Marvell shall have requested, at any time after a Company Acquisition Proposal has been publicly disclosed, commenced, announced or made, that the Company Board Recommendation be reaffirmed publicly, and the Company’s board of directors shall have failed to reaffirm the Company Board Recommendation unanimously and publicly within 10 Business Days after such request was made (or, if earlier, prior to the Company Stockholders’ Meeting), it being understood that Marvell shall not be entitled to request such reaffirmation more than one time with respect to each Company Acquisition Proposal (provided that any modification to the financial or other material terms of such Company Acquisition Proposal shall constitute a new Company Acquisition Proposal for purposes of the foregoing); (e) a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company shall not have sent to its securityholders, within 10 Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the Company Stockholders’ Meeting), a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Board Recommendation; or (f) any of the Inphi Entities or any Representative of any of the Inphi Entities shall have breached any of the provisions of Section 4.3 of the Agreement and such breach results in a Company Acquisition Proposal.

“Confidentiality Agreement” means that certain Bilateral Nondisclosure Agreement dated as of September 20, 2020 by and between Marvell Semiconductor, Inc. and the Company, as amended and restated on October 10, 2020.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means all actions and transactions contemplated by the Agreement, including the Mergers.

“Continuing Employee” means each employee of the Company or any Inphi Entity who is employed immediately prior to the Delaware Merger Effective Time and continues employment with HoldCo, the Surviving Delaware Corporation or any Subsidiary or Affiliate of the Surviving Delaware Corporation after the Delaware Merger Effective Time.

“Continuing Service Provider” means each individual (other than an employee) who is engaged in service to the Company or any other Inphi Entity immediately prior to the Delaware Merger Effective Time and continues in employment with, or service to, HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or any Subsidiary or Affiliate of the Surviving Delaware Corporation after the Delaware Merger Effective Time.

“Contract” means any legally binding written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“Contract Worker” means any independent contractor, consultant or retired person or service provider who is or was hired, retained, employed or used by any of the Inphi Entities and who is not: (a) classified by an Inphi Entity as an employee; or (b) compensated by an Inphi Entity through wages reported on a form W-2.

“Conversion Ratio” means an amount equal to the sum of (a) the Exchange Ratio, plus (b) the quotient obtained by dividing (i) the Per Share Cash Amount by (ii) the Marvell Measurement Price.

“Converted Option” has the meaning assigned to such term in Section 5.4(b) of the Agreement.

“Converted PSU” has the meaning assigned to such term in Section 5.4(h) of the Agreement.

“Converted RSU” has the meaning assigned to such term in Section 5.4(d) of the Agreement.

“Convertible Notes” means, collectively, the 2015 Notes, the 2016 Notes and the 2020 Notes.

“Debt Commitment Letters” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“Debt Financing” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“Definitive Debt Financing Agreements” has the meaning assigned to such term in Section 5.18(a) of the Agreement.

“Delaware Merger” has the meaning assigned to such term in the recitals to the Agreement.

“Delaware Merger Consideration” means, in exchange for shares of Company Common Stock held by a holder who does not perfect his, her or its appraisal rights under the DGCL: (a) the shares of HoldCo Common Stock and the cash consideration such holder is entitled to receive pursuant to Section 1.7(c)(iii) of the Agreement; (b) any cash in lieu of fractional shares of HoldCo Common Stock such holder is entitled to receive pursuant to Section 1.7(e) of the Agreement; and (c) any dividends or other distributions such holder is entitled to receive pursuant to Section 1.11(b) of the Agreement.

“Delaware Merger Effective Time” has the meaning assigned to such term in Section 1.4(b) of the Agreement.

“Delaware Merger Sub” has the meaning assigned to such term in the preamble to the Agreement.

A “Designated Circumstance” shall be deemed to exist if: (a) any condition set forth in Section 6.8 of the Agreement is not satisfied and has not been waived; or (b) as a result of a suit or legal proceeding brought by (i) a Specified Governmental Body under any applicable antitrust or competition Legal Requirement or (ii) a Requesting Authority, any of the conditions set forth in Section 6.9 or Section 6.10 of the Agreement is not satisfied and has not been waived.

“Designated Representations” means the representations and warranties of Marvell contained in: (a) Sections 3.3(a), 3.3(b), 3.3(d), 3.13, 3.14, 3.20 and 3.21 of the Agreement; and (b) clause “(a)” of Section 3.5 of the Agreement.

“DGCL” has the meaning assigned to such term in the recitals to the Agreement.

“Director Option” means a Company Option held by a non-employee member of the Company’s board of directors.

“Director RSU” means a Company RSU held by a non-employee member of the Company’s board of directors.

“Disregarded Company Share” means each share of Company Common Stock that continues to be held by a Subsidiary of the Surviving Delaware Corporation or a Marvell Entity following the Delaware Merger Effective Time in accordance with Section 1.7(c)(i) of the Agreement.

“Disregarded Marvell Share” means each Marvell Common Share that: (a) continues to be held by a Subsidiary of the Surviving Bermuda Company or an Inphi Entity following the Bermuda Merger Effective Time in accordance with Section 1.7(a)(i) of the Agreement; or (b) is canceled and retired in accordance with Section 1.7(a)(ii) of the Agreement.

“Disruptive Marvell Acquisition Proposal” means any offer or proposal that contemplates a Marvell Acquisition Transaction and that is expressly conditioned on the termination of the Agreement.

“Disruptive Marvell Superior Offer” means an unsolicited, bona fide, written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, substantially all of the issued and outstanding Marvell Common Shares, that: (a) is expressly conditioned on the termination of the Agreement; and (b) is on terms and conditions that Marvell’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and Marvell’s outside legal counsel and the likelihood and anticipated timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to Marvell’s shareholders than the Mergers.

“Dissenting Company Shares” has the meaning assigned to such term in Section 1.12(a) of the Agreement.

“Dissenting Marvell Shares” means Marvell Common Shares held by a holder of such shares who: (a) did not vote in favor of the Bermuda Merger at the Marvell Shareholders’ Meeting; (b) complied with all of the provisions of the Bermuda Companies Act concerning the right of holders of Marvell Common Shares to require appraisal of their Marvell Common Shares pursuant to the Bermuda Companies Act; (c) perfected such right to appraisal; and (d) did not deliver an Appraisal Withdrawal.

“DOL” means the United States Department of Labor.

“Domain Name” means the any or all of the following and all worldwide rights in, arising out of, or associated therewith: domain names, uniform resource locators and other names and locators associated with the internet.

“EDGAR” has the meaning assigned to such term in Section 2 of the Agreement.

“Employment Law” means any applicable Legal Requirement with respect to employment and employment practices, including those relating to hiring, promotion, termination, terms and conditions of employment, wages, hours, wage statements, meal and break periods, labor relations, other labor-related matters or arising under labor relations laws, discrimination, equal pay, overtime, business expense reimbursements, labor relations, paid and unpaid leaves of absence, paid sick leave laws, work breaks, classification of workers (including exempt and independent contractor status), occupational health and safety, privacy, fair credit reporting, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, visa, work permits, workers’ compensation, affirmative action, federal contracting, benefits, child labor, working conditions, wrongful discharge or violation of personal rights, social benefits contributions, severance pay, WARN, leaves of absences and unemployment insurance.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, easement, encroachment, imperfection of title, title exception, title defect, title retention, right of possession, security interest, attachment, garnishment, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“End Customer” means an original equipment manufacturer or other Person with or into whose branded products or internally used products an Inphi Product is included or incorporated. For purposes of this definition, any customer of an Inphi Entity that is not a Supply Chain Customer shall be deemed to be an End Customer.

“End Date” has the meaning assigned to such term in Section 8.1(b) of the Agreement.

“Enforceability Exceptions” means: (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Legal Requirements affecting the rights of creditors generally; (b) legal limitations on enforceability arising from rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) legal limitations on the enforceability of provisions requiring indemnification against liabilities under securities laws in connection with the offering, sale or issuance of securities.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any Legal Requirement, including any Governmental Authorization required thereunder, relating to: (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant or animal life, or any other natural resource); (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, distribution, sale, labeling, production, Release or disposal of hazardous or toxic substances, materials or wastes; or (c) the protection of human health or safety (to the extent relating to exposure to Hazardous Materials).

“Equity Award Cash Consideration Amount” means an amount in cash equal to the sum of (a) the Per Share Cash Amount plus (b) the product of (i) the Exchange Ratio, multiplied by (ii) the Marvell Measurement Price.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person under common control with any of the Inphi Entities within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning assigned to such term in Section 1.9 of the Agreement.

“Exchange Fund” has the meaning assigned to such term in Section 1.9 of the Agreement.

“Exchange Ratio” has the meaning assigned to such term in Section 1.7(c)(iii) of the Agreement.

“Existing D&O Policies” has the meaning assigned to such term in Section 5.8(c) of the Agreement.

“Expense Payment” means the Company Expense Payment or the Marvell Expense Payment.

“Fee Letter” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“Final Exercise Date” has the meaning assigned to such term in Section 5.5 of the Agreement.

“Financing Source Related Parties” has the meaning assigned to such term in Section 9.11 of the Agreement.

“Financing Sources” means (a) JPMorgan and any financing sources added as parties to any Debt Commitment Letter in accordance with the terms of such Debt Commitment Letters, and (b) any financing sources party to any definitive documentation entered into pursuant to any Debt Commitment Letter.

“Financing Uses” has the meaning assigned to such term in Section 3.18(b) of the Agreement.

“Foreign Export and Import Law” means any Legal Requirement of a Governmental Body (other than a U.S. Governmental Body) regulating exports, imports or re-exports to or from such foreign country, including the export or re-export of any goods, services or technical data.

“Foreign Inphi Plan” means any: (a) plan, program, policy, practice, Contract or other arrangement of any Inphi Entity mandated by a Governmental Body outside the United States; (b) Inphi Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Inphi Employee Plan that covers or has covered any Inphi Associate whose services are or have been performed primarily outside of the United States.

“Form S-4 Registration Statement” means the registration statement on Form S-4 to be filed with the SEC by HoldCo in connection with issuance of HoldCo Common Stock in the Mergers, as such registration statement may be amended prior to the time it is declared effective by the SEC.

“fraud” has the meaning assigned to such term in Section 8.2 of the Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“Government Contract” means any prime Contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter Contract or other similar arrangement of any kind that is currently active in performance or that has been active in performance at any time since December 31, 2015 with: (a) any Governmental Body; (b) any prime contractor of a Governmental Body in its capacity as a prime contractor; or (c) any subcontractor at any tier with respect to any contract of a type described in clause “(a)” or clause “(b)” above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Governmental Authorization” means: (a) any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) any right under any Contract with any Governmental Body, and shall also include the expiration of the waiting period under the HSR Act and any required approval or clearance of any Governmental Body pursuant to any applicable foreign Legal Requirement relating to antitrust or competition matters.

“Governmental Body” means: (a) any multinational or supranational body exercising legislative, judicial or regulatory powers; (b) any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (c) any federal, state, provincial, local, municipal, foreign or other government; (d) any instrumentality, subdivision, department, ministry, board, court, administrative agency or commission, or other governmental entity, authority or instrumentality or political subdivision thereof; or (e) any quasi-governmental or private body exercising any executive, legislative, judicial, regulatory, taxing, importing or other governmental functions or any stock exchange or self-regulatory organization.

“Hazardous Materials” means any substance, material, chemical, element, compound, mixture, solution, and/or waste listed, defined, designated, identified, or classified as hazardous, toxic, radioactive, dangerous or other words of similar import, or otherwise regulated, or which can form the basis for Liability, under any Environmental Law. Hazardous Materials include any substance, element, compound, mixture, solution and/or waste to which exposure is regulated by any Governmental Body or any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance (including toxic mold), toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

“HoldCo” has the meaning assigned to such term in the preamble to the Agreement.

“HoldCo Common Stock” means the common stock, $0.002 par value per share, of HoldCo.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“In-the-Money Company Option” means a Company Option that is unexpired, unexercised and outstanding immediately prior to the Delaware Merger Effective Time and has a per share exercise price for the Company Common Stock subject to such Company Option that is less than the Equity Award Cash Consideration Amount.

“Indemnified Persons” has the meaning assigned to such term in Section 5.8(b) of the Agreement.

“Indenture” means the 2015 Indenture, the 2016 Indenture or the 2020 Indenture.

“Inphi Associate” means any current or former employee, Contract Worker, advisor, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to any of the Inphi Entities or any Affiliate of any Inphi Entity.

“Inphi Contract” means any Contract: (a) to which any of the Inphi Entities is a party; (b) by which any of the Inphi Entities or any Inphi IP or any other asset of any of the Inphi Entities is or may become bound or under which any of the Inphi Entities has, or may become subject to, any obligation; or (c) under which any of the Inphi Entities has or may acquire any right or interest.

“Inphi Employee Agreement” means any management, employment, severance, transaction bonus, change of control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Inphi Entities or any Affiliate of any Inphi Entity and any Inphi Associate, other than any such Contract which is terminable “at will” without any obligation on the part of any Inphi Entity or any Affiliate of any Inphi Entity to make any severance, change in control or similar payment or provide any benefit.

“Inphi Employee Plan” means: (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (b) any other employment, consulting, salary, bonus, commission, other remuneration, stock option, stock purchase or other equity-based award (whether payable in cash, securities or otherwise), benefit, incentive compensation, profit sharing, savings, pension, retirement (including early retirement and supplemental retirement), disability, insurance (including life and health insurance), vacation, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, change of control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, and similar fringe, welfare or other employee benefit plan, program, agreement, Contract, policy or binding arrangement (whether or not in writing) maintained or contributed to or required to be contributed to by any of the Inphi Entities or any Affiliate of any Inphi Entity for the benefit of or relating to any current or former Inphi Associate of any Inphi Entity or any ERISA Affiliate of the Inphi Entities, or with respect to which any Inphi Entity has any current, or is reasonably likely to have any future, Liability.

“Inphi Entity” means: (a) the Company; (b) each Subsidiary of the Company; and (c) for purposes of Section 2 of the Agreement, each corporation or other Entity that has been merged into, that has been consolidated with or that otherwise is a predecessor to any of the Entities identified in clauses “(a)” and “(b)” above.

“Inphi Entity Returns” has the meaning assigned to such term in Section 2.15(a) of the Agreement.

“Inphi Inbound License” means any Contract pursuant to which any Person has licensed any Intellectual Property or Intellectual Property Rights (whether or not currently exercisable and including a right to receive a license) to any Inphi Entity or granted to any Inphi Entity a covenant not to sue or other right or immunity under, in or to any Intellectual Property or Intellectual Property Right (other than commercially available “shrink wrap” or similar licenses for unmodified “off-the-shelf” software).

“Inphi IP” means all Intellectual Property and Intellectual Property Rights in which any of the Inphi Entities has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

“Inphi Listing Date” has the meaning assigned to such term in Section 2.3(a) of the Agreement.

“Inphi Outbound License” means any Contract pursuant to which any Inphi Entity has granted any Person a license, covenant not to sue, or other right or immunity under, in or to any Inphi IP.

“Inphi Patent License” means any Contract pursuant to which: (a) any Inphi Entity has granted to any Person a license, covenant not to sue, or other right or immunity under, in or to any one or more Patents; or (b) any Person has granted to any Inphi Entity any license, covenant not to sue, or other right or immunity under, in or to any one or more Patents (including any Contract that includes grants described in both clause “(a)” and clause “(b)”), in each case where the grant of a license, covenant not to sue, or other right or immunity under, in or to one or more Patents is a primary purpose of the Contract and is not merely incidental to the sale of a product.

“Inphi Pension Plan” means: (a) each Inphi Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (whether or not subject to ERISA); and (b) any other occupational pension plan, including any final salary or money purchase plan.

“Inphi Product” means any version, release or model of any product or service (including Software) that has been, or is currently being, designed, developed, distributed, provided, licensed or sold by or on behalf of any Inphi Entity.

“Inphi Software” means Software owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by any of the Inphi Entities at any time (other than commercially available “shrink wrap” or similar “off-the-shelf” software that is not incorporated or embodied in, or distributed or otherwise made available in connection with, any Inphi Product or otherwise material to an Inphi Entity’s business).

“Inphi Technology” means all IT Systems and Inphi Software or electronic hardware products or services made available, provided, sold, licensed to customers or leased to customers by the Inphi Entities, including any microchips, firmware, on-premise software, mobile applications or browser extensions made available or provided by any of the Inphi Entities.

“Information Privacy and Security Laws” means all applicable Legal Requirements relating to the processing, use, disclosure, collection, privacy, processing, transfer or security of Protected Information, surveillance, espionage or national security and all regulations promulgated and guidance issued by Governmental Bodies thereunder.

“Intellectual Property” means any or all of the following: (a) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, methods, processes, recipes, know-how, materials, chemistries, technical data and customer lists, and all documentation relating to any of the foregoing; (b) business, technical and know-how information, non-public information, confidential information, databases and data collections; (c) works of authorship (including Software (whether in source code, object code, firmware or other form)), interfaces, integrated circuits, photomasks, architectures, designs, diagrams, documentation, files, layouts, records, schematics, specifications, verilog files, netlists, emulation and simulation reports, IP cores, gate arrays, test vectors and hardware development tools; (d) URLs and websites; (e) logos and marks (including brand names, product names, and slogans); and (f) any other form of technology, whether or not embodied in any tangible medium.

“Intellectual Property Rights” means all rights of the following types, which may exist or be created under the Legal Requirements of any jurisdiction in the world: (a) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof (“Patents”); (b) copyrights, and registrations and applications therefor, mask works, whether registered or not, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated; (c) rights in industrial designs and any registrations and applications therefor; (d) trade names, trade dress, slogans, all identifiers of source, fictitious business names (D/B/As), Domain Names, logos, trademarks and service marks, including all goodwill therein, and any and all common law rights, registrations and applications therefor; (e) rights in trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information, which may include all source code, documentation, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information and rights to limit the use or disclosure thereof by any Person; and (f) any other proprietary rights in Intellectual Property or similar or equivalent rights to any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“IT System” means any software, hardware, network or systems owned or controlled by or on behalf of any of the Inphi Entities, including any server, workstation, router, hub, switch, data line, desktop application, server-based application, mobile application, cloud service hosted or provided by any of the Inphi Entities, mail server, firewall, database, source code or object code.

“ITAR” means the International Traffic in Arms Regulations.

“J.P. Morgan Securities” has the meaning assigned to such term in Section 3.20 of the Agreement.

“Joint Proxy Statement/Prospectus” means the joint proxy statement/prospectus to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting and to Marvell’s shareholders in connection with the Marvell Shareholders’ Meeting.

“JPMorgan” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“knowing and intentional breach” has the meaning assigned to such term in Section 8.2 of the Agreement.

“Knowledge” means with (a) with respect to the Company, the knowledge of the individuals identified on Part 1.1 of the Company Disclosure Schedule, after reasonable inquiry, and (b) with respect to Marvell, the knowledge of the individuals on Part 1.1 of the Marvell Disclosure Schedule, after reasonable inquiry.

“Leased Real Property” has the meaning assigned to such term in Section 2.7(a) of the Agreement.

“Leases” has the meaning assigned to such term in Section 2.7(a) of the Agreement.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, guidance, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Any statement in Section 3 of the Agreement to the effect that any information, document or other material has been “Made Available to the Company” means that such information, document or material was: (a) filed with the SEC and publicly available on EDGAR in unredacted form at least three Business Days before the date of the Agreement; (b) made available for review by the Company or the Company’s Representatives at least 24 hours prior to the execution of the Agreement in the “Maui” virtual data room maintained by Marvell with Intralinks in connection with the Mergers; or (c) acknowledged in writing by the Company or its counsel as being deemed Made Available to the Company.

Any statement in Section 2 of the Agreement to the effect that any information, document or other material has been “Made Available to Marvell” means that such information, document or material was: (a) filed with the SEC and publicly available on EDGAR in unredacted form at least three Business Days before the date of the Agreement; (b) made available for review by Marvell and Marvell’s Representatives at least 24 hours prior to the execution of the Agreement in the “Palau” virtual data room maintained by the Company with RR Donnelly in connection with the Mergers; or (c) acknowledged in writing by Marvell or its counsel as being deemed Made Available to Marvell.

“Major Customer” has the meaning assigned to such term in Section 2.11(a) of the Agreement.

“Major Supplier” has the meaning assigned to such term in Section 2.11(b) of the Agreement.

“Marvell” has the meaning assigned to such term in the preamble to the Agreement.

“Marvell Acquisition Transaction” means any transaction or series of transactions (other than the Contemplated Transactions) involving:

(a) any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, joint venture, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which Marvell is a constituent Entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of Marvell; or (iii) in which Marvell issues securities representing 15% or more of the outstanding securities of any class of Marvell (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class);

(b) any issuance of securities, acquisition of securities or other transaction: (i) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of Marvell; or (ii) in which Marvell issues securities representing 15% or more of the outstanding securities of any class of Marvell (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class);

(c) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues or consolidated net income (measured based on the 12 full calendar months prior to the date of determination) or consolidated assets (measured based on fair market value as of the last day of the most recently completed calendar month) of the Marvell Entities; or

(d) any liquidation or dissolution of Marvell or any of its Significant Subsidiaries.

“Marvell Adverse Recommendation Change” has the meaning assigned to such term in Section 5.3(e) of the Agreement.

“Marvell Balance Sheet” means the unaudited consolidated balance sheet of Marvell and its consolidated Subsidiaries as of August 1, 2020 included in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2020, as filed with the SEC on August 28, 2020.

“Marvell Board Recommendation” has the meaning assigned to such term in Section 3.13(b) of the Agreement.

“Marvell Bye-Law Amendment” means an amendment to the Marvell Bye-Laws in the form set forth on Exhibit E.

“Marvell Bye-Law Proposal” has the meaning assigned to such term in Section 5.3(a) of the Agreement.

“Marvell Bye-Laws” means Marvell’s Fourth Amended & Restated Bye-Laws.

“Marvell Change in Circumstances” has the meaning assigned to such term in Section 5.3(f)(ii) of the Agreement.

“Marvell Common Share” means a common share, $0.002 par value per share, of Marvell.

“Marvell Disclosure Schedule” means the disclosure schedule that has been prepared by Marvell in accordance with the requirements of Section 9.6 of the Agreement and has been delivered by Marvell to the Company on the date of the Agreement.

“Marvell Employee Plan” has the meaning assigned to such term in Section 5.7(b) of the Agreement.

“Marvell Entity” means Marvell or any Subsidiary of Marvell.

“Marvell Equity Award” means any Marvell Option, Marvell RSU or Marvell PSU.

“Marvell Equity Plans” means Marvell’s Amended and Restated 1995 Stock Option Plan, the Cavium, Inc. 2016 Equity Incentive Plan, the Cavium, Inc. 2007 Equity Incentive Plan, the Aquantia Corp. 2017 Equity Incentive Plan, the Aquantia Corp. 2015 Equity Incentive Plan, the Aquantia Corp. 2004 Equity Incentive Plan, the QLogic Corporation 2005 Performance Incentive Plan and the Marvell ESPP.

“Marvell ESPP” means Marvell’s 2000 Employee Stock Purchase Plan as Amended and Restated as of October 31, 2011.

“Marvell Expense Payment” has the meaning assigned to such term in Section 8.3(l) of the Agreement.

“Marvell Indemnified Persons” has the meaning assigned to such term in Section 5.8(b) of the Agreement.

“Marvell IP” means all Intellectual Property Rights and Intellectual Property in which any of the Marvell Entities has (or purports to have) an ownership interest.

“Marvell Listing Date” has the meaning assigned to such term in Section 3.3(a) of the Agreement.

“Marvell Measurement Price” means an amount equal to the volume weighted average trading price of a Marvell Common Share on the Marvell Stock Exchange for the five consecutive trading days ending on the trading day immediately preceding the Closing Date.

“Marvell Merger Proposal” has the meaning assigned to such term in Section 5.3(a) of the Agreement.

“Marvell Option” means an option to purchase Marvell Common Shares from Marvell (whether granted by Marvell pursuant to the Marvell Equity Plans, assumed by Marvell in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Marvell Preferred Share” means a preferred share, $0.002 par value per share, of Marvell.

“Marvell Products” means all versions, releases and models of all products and services (including Software) that have been, or are currently being designed, developed, distributed, provided, licensed, or sold by or on behalf of any Marvell Entity.

“Marvell PSU” means a restricted stock unit representing the right to vest in and be issued Marvell Common Shares by Marvell, whether granted by Marvell pursuant to the Marvell Equity Plans, assumed by Marvell in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, which right vests based on achievement of performance targets, including performance targets related to the price of Marvell Common Shares on a relative or absolute basis.

“Marvell Recommendation Change Notice” has the meaning assigned to such term in Section 5.3(f)(i) of the Agreement.

“Marvell RSU” means a restricted stock unit representing the right to vest in and be issued Marvell Common Shares by Marvell, whether granted by Marvell pursuant to the Marvell Equity Plans, assumed by Marvell in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, which right vests solely based on continued service to Marvell or an Affiliate of Marvell, including units that settle on a deferred basis.

“Marvell SEC Reports” has the meaning assigned to such term in Section 3.4(a) of the Agreement.

“Marvell Share Certificate” has the meaning assigned to such term in Section 1.8(a) of the Agreement.

“Marvell Shareholders’ Meeting” has the meaning assigned to such term in Section 5.3(a) of the Agreement.

“Marvell Stock Exchange” means Nasdaq, but if Nasdaq is no longer the principal U.S. trading market for Marvell Common Shares, then “Marvell Stock Exchange” shall be deemed to mean the principal U.S. national securities exchange registered under the Exchange Act on which Marvell Common Shares are then traded.

“Marvell Termination Fee” has the meaning assigned to such term in Section 8.3(e) of the Agreement.

A “Marvell Triggering Event” shall be deemed to have occurred if: (a) Marvell’s board of directors or any committee thereof shall have: (i) withdrawn the Marvell Board Recommendation; (ii) modified the Marvell Board Recommendation in a manner adverse to the Company; or (iii) taken, authorized or publicly proposed any of the actions referred to in Section 5.3(e) of the Agreement; (b)(i) Marvell, Marvell’s board of directors (or any committee thereof) or any director of Marvell takes any action that is disclosed in a filing made by Marvell or any director of Marvell with the SEC indicating that one or more directors of Marvell do not support the Mergers, (ii) any action referred to in clause “(b)(i)” is otherwise publicly disclosed by Marvell or Marvell’s board of directors (or any committee thereof), or is disclosed by any director of Marvell in a publication, release, report or broadcast that is widely disseminated or (iii) following any meeting of Marvell’s board of directors, the Marvell Board Recommendation is no longer unanimous and such fact is publicly disclosed; (c) Marvell shall have failed to include the Marvell Board Recommendation in the Joint Proxy Statement/Prospectus; (d) the Company shall have requested, at any time after a Disruptive Marvell Acquisition Proposal has been publicly disclosed, commenced, announced or made, that the Marvell Board Recommendation be reaffirmed publicly, and Marvell’s board of directors shall have failed to reaffirm the Marvell Board Recommendation unanimously and publicly within 10 Business Days after such request was made (or, if earlier, prior to the Marvell Shareholders’ Meeting), it being understood that the Company shall not be entitled to request such reaffirmation more than one time with respect to each Disruptive Marvell Acquisition Proposal (provided that any modification to the financial or other material terms of such Disruptive Marvell Acquisition Proposal shall constitute a new Disruptive Marvell Acquisition Proposal for purposes of the foregoing); (e) a tender or exchange offer relating to Marvell Common Shares shall have been commenced and Marvell shall not have sent to its securityholders, within 10 Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the Marvell Shareholders’ Meeting), a statement disclosing that Marvell recommends rejection of such tender or exchange offer and reaffirming the Marvell Board Recommendation; or (f) any of the Marvell Entities or any Representative of any of the Marvell Entities shall have breached any of the provisions of Section 4.4 of the Agreement and such breach results in a Disruptive Marvell Acquisition Proposal.

“Material Adverse Effect on the Company” means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect on the business, operations, financial condition or results of operations of the Inphi Entities, taken as a whole; provided, however, that an effect, change, development, event or circumstance shall not be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company if such effect, change, development, event or circumstance results or arises from: (a) any adverse change in economic, financial, capital market, political or social conditions in the United States or in other locations in which the Inphi Entities have material operations that does not have a disproportionate adverse impact on the Inphi Entities relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company); (b) any adverse change in conditions generally affecting the semiconductor industry that does not have a disproportionate adverse impact on the Inphi Entities relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company); (c) changes in the stock price or trading volume of the Company Common Stock (it being understood that the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether a Material Adverse Effect on the Company has occurred or would reasonably be expected to occur, if such facts or circumstances are not otherwise excluded from such determination pursuant to this proviso); (d) the failure of the Company to meet securities analysts’ published projections of earnings, revenues or other financial metrics or the failure of the Company to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether a Material Adverse Effect on the Company has occurred or would reasonably be expected to occur, if such facts or circumstances are not otherwise excluded from such determination pursuant to this proviso); (e) any adverse change that is effected after the date of the Agreement in Legal Requirements or other legal or regulatory conditions, or in GAAP or other accounting standards (or the interpretation thereof), that does not have a disproportionate adverse impact on the Inphi Entities relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company); (f) any act of war, sabotage or terrorism that occurs, worsens or changes after the date of the Agreement in the U.S. or in other locations in which the Inphi Entities have material operations and that does not have a disproportionate adverse impact on the Inphi Entities relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such act of war, sabotage or terrorism may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company); (g) any act of God, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, weather conditions, epidemic, pandemic or disease outbreak (including the COVID-19 virus or the continuation or worsening thereof) or other force majeure event (including actions taken by Governmental Bodies in connection with such events) that occurs, worsens or changes after the date of the Agreement and that in each case does not have a disproportionate adverse impact on the Inphi Entities relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such event may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company); (h) the public announcement of the Agreement or the Contemplated Transactions (including the public announcement and identification of Marvell as a Principal Party or any public communication by Marvell or any of its Affiliates regarding its plans or intentions with respect to the business of the Company or any other Inphi Entity) or any loss of customers, suppliers, distributors or other business partners or employees suffered by the Company as a result of such public announcement; or (i) any stockholder class action or derivative litigation arising from or relating to the Agreement or the Contemplated Transactions commenced against the Company after the date of the Agreement and alleging a breach of fiduciary duty of the Company’s directors relating to their approval of the Agreement or false or misleading public disclosure by the Company with respect to the Agreement.

“Material Adverse Effect on Marvell” means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect on the business, operations, financial condition or results of operations of the Marvell Entities, taken as a whole; provided, however, that an effect, change, development, event or circumstance shall not be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell if such effect, change development, event or circumstance results or arises from: (a) any adverse change in economic, financial, capital market, political or social conditions in the United States or in other locations in which the Marvell Entities have material operations that does not have a disproportionate adverse impact on the Marvell Entities (other than HoldCo, Bermuda Merger Sub and Delaware Merger Sub) relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell); (b) any adverse change in conditions generally affecting the semiconductor industry that does not have a disproportionate adverse impact on the Marvell Entities (other than HoldCo, Bermuda Merger Sub and Delaware Merger Sub) relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell); (c) changes in the share price or trading volume of Marvell Common Shares (it being understood that the facts or circumstances giving rise to any such change in share price or trading volume may be taken into account in determining whether a Material Adverse Effect on Marvell has occurred or would reasonably be expected to occur, if such facts or circumstances are not otherwise excluded from such determination pursuant to this proviso); (d) the failure of Marvell to meet securities analysts’ published projections of earnings, revenues or other financial metrics or the failure of the Company to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether a Material Adverse Effect on Marvell has occurred or would reasonably be expected to occur, if such facts or circumstances are not otherwise excluded from such determination pursuant to this proviso); (e) any adverse change that is effected after the date of the Agreement in Legal Requirements or other legal or regulatory conditions, or in GAAP or other accounting standards (or the interpretation thereof), that does not have a disproportionate adverse impact on the Marvell Entities (other than HoldCo, Bermuda Merger Sub and Delaware Merger Sub) relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell); (f) any act of war, sabotage or terrorism that occurs, worsens or changes after the date of the Agreement in the U.S. or in other locations in which the Marvell Entities have material operations and that does not have a disproportionate adverse impact on the Marvell Entities (other than HoldCo, Bermuda Merger Sub and Delaware Merger Sub) relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such act of war, sabotage or terrorism may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell); (g) any act of God, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, weather conditions, epidemic, pandemic or disease outbreak (including the COVID-19 virus or the continuation or worsening thereof) or other force majeure event (including actions taken by Governmental Bodies in connection with such events) that occurs, worsens or changes after the date of the Agreement and that in each case does not have a disproportionate adverse impact on the Marvell Entities (other than HoldCo, Bermuda Merger Sub and Delaware Merger Sub) relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such event may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell); (h) the public announcement of the Agreement or the Contemplated Transactions (including the public announcement and identification of the Company or Marvell as a Principal Party or any public communication by Marvell, the Company or any of their respective Affiliates regarding Marvell’s plans or intentions with respect to the business of the Company or any other Inphi Entity) or any loss of customers, suppliers, distributors or other business partners or employees suffered by Marvell as a result of such public announcement; or (i) any shareholder class action or derivative litigation arising from or relating to the Agreement or the Contemplated Transactions commenced against Marvell after the date of the Agreement and alleging a breach of fiduciary duty of Marvell’s directors relating to their approval of the Agreement or false or misleading public disclosure by Marvell with respect to the Agreement.

“Material Contract” has the meaning assigned to such term in Section 2.9(a) of the Agreement.

“Maximum Premium” has the meaning assigned to such term in Section 5.8(c) of the Agreement.

“Mergers” has the meaning assigned to such term in the recitals to the Agreement.

“Nasdaq” means the Nasdaq Global Select Market, but if the Nasdaq Global Select Market is no longer the principal U.S. trading market for the Company Common Stock or Marvell Common Shares, as applicable, then “Nasdaq” shall be deemed to mean the principal U.S. national securities exchange registered under the Exchange Act on which the Company Common Stock or Marvell Common Shares, as applicable, is then traded.

“Nasdaq Rules” means the rules and regulations of Nasdaq.

“New Debt Commitment Letter” has the meaning assigned to such term in Section 5.18(c) of the Agreement.

“New Fee Letter” has the meaning assigned to such term in Section 5.18(c) of the Agreement.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Open Source Software” means Software that is distributed or made available under “open source” or “free software” terms, including any Software distributed or made available: (a) under any license that is approved by the Open Source Initiative and listed at https://www.opensource.org/licenses, including the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms; or (b) with any license term or condition that imposes or purports to impose a requirement or condition that a licensee grant a license or immunity under its Intellectual Property Rights or that any of its Software or part thereof be (i) disclosed, distributed or made available in source code form, (ii) licensed for the purpose of making modifications or derivative works or (iii) redistributable at no or nominal charge.

“Order” means any order, writ, injunction, judgment or decree.

“Out-of-the-Money Option ” means a Company Option that is unexpired, unexercised and outstanding immediately prior to the Delaware Merger Effective Time and which has a per share exercise price for the Company Common Stock subject to such Company Option that is equal to or greater than the Equity Award Cash Consideration Amount.

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council.

“Per Share Cash Amount” has the meaning assigned to such term in Section 1.7(c)(iii) of the Agreement.

“Permitted Encumbrance” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which no Inphi Entity is subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable for which adequate reserves have been maintained in accordance with GAAP; (b) Encumbrances imposed by Legal Requirements, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits arising in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor liens that have arisen in the ordinary course of business and that do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.

“Person” means any individual, Entity or Governmental Body.

“Personal Data” means: (a) any information that identifies, or in combination with other information may identify, is linked to, or relates to an individual, or is capable of being associated with an individual, household or device; and (b) any data that qualifies as “personal data,” “personal information,” “personally identifiable information,” “non-public financial information” or any similar term under Information Privacy and Security Laws.

“Pre-Closing Period” has the meaning assigned to such term in Section 1.7(d) of the Agreement.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, “Money Rates” section, as the prime rate, as in effect from time to time.

“Principal Party” has the meaning assigned to such term in the preamble to the Agreement.

“Protected Information” means any information that: (a) is Personal Data; (b) is governed, regulated or protected by any Information Privacy and Security Law; (c) any Inphi Entity receives from or on behalf of any individual customer of such Inphi Entity; (d) is covered by the PCI DSS; (e) is subject to a confidentiality obligation or in which any Inphi Entity has Intellectual Property Rights; or (f) is derived from Protected Information.

“Qatalyst” has the meaning assigned to such term in Section 2.25 of the Agreement.

“Registered IP” means all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all Patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

“Registrar” has the meaning assigned to such term in Section 1.4(a) of the Agreement.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, threatened release or release of Hazardous Materials from any source into, through or upon the indoor or outdoor environment.

“Representatives” means directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

“Requesting Authority” means any U.S. Governmental Body, other than the Federal Trade Commission or the Department of Justice, that, at any time during the Pre-Closing Period, requests, asserts or attempts to assert jurisdiction over, or requests, requires or attempts to require from any of the parties to the Agreement a filing or submission relating to, the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions.

“Required Company Stockholder Vote” has the meaning assigned to such term in Section 2.23 of the Agreement.

“Required Marvell Shareholder Vote” means: (a) if the Marvell Bye-Law Amendment is approved, the affirmative vote (in person or by proxy) of a majority of the votes cast on the proposal to approve this Agreement, the Statutory Merger Agreement and the Bermuda Merger at the Marvell Shareholders’ Meeting (or any adjournment or postponement thereof) at which a quorum is present; or (b) if the Marvell Bye-Law Amendment is not approved, the affirmative vote (in person or by proxy) of three-fourths of the votes cast on the proposal to approve this Agreement, the Statutory Merger Agreement and the Bermuda Merger at the Marvell Shareholders’ Meeting (or any adjournment or postponement thereof) at which a quorum is present.

“Reverse Termination Fee” has the meaning assigned to such term in Section 8.3(g) of the Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” has the meaning assigned to such term in Section 2.3(b) of the Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Sexual Misconduct Allegation” has the meaning assigned to such term in Section 2.16(g) of the Agreement.

“Significant Subsidiary” means, with respect to an Entity, any Subsidiary of such Entity that owns assets that constitute or account for 10% or more of the consolidated net revenues, consolidated net income or consolidated assets of such Entity and all of its Subsidiaries taken as a whole.

“Software” means, collectively, computer software (including drivers), firmware and other code incorporated or embodied in hardware devices, data files, source code and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto.

“Solvent” has the meaning assigned to such term in Section 3.19 of the Agreement.

“Source Material” means, collectively, any Software or integrated-circuit, hardware, or component design or programming materials, or related documentation, expressed in source code or other human-readable form, and any elements of design or programming in netlist, hardware description language, or photomask form, including any design databases, GDSII files and circuit schematics and simulations.

A “Specified Circumstance” shall be deemed to exist if: (a) any of the conditions set forth in Section 6.8 or Section 7.8 of the Agreement is not satisfied and has not been waived; or (b) as a result of a challenge, suit, action or legal proceeding brought by a Specified Governmental Body under any applicable antitrust or competition Legal Requirement or by any Requesting Authority, any of the conditions set forth in Section 6.9, Section 6.10 or Section 7.9 of the Agreement is not satisfied and has not been waived.

“Specified Company Acquisition Agreement” has the meaning assigned to such term in Section 8.1(j) of the Agreement.

“Specified Governmental Body” means any Governmental Body that has jurisdiction over: (a) the Company, Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub or any of their respective Significant Subsidiaries; (b) any business or asset of any Inphi Entity that is material to the Inphi Entities, taken as a whole; or (c) any business or asset of any Marvell Entity that is material to the Marvell Entities, taken as a whole.

“Specified Marvell Acquisition Agreement” has the meaning assigned to such term in Section 8.1(k) of the Agreement.

“Specified Representations” means the representations and warranties of the Company contained in: (a) Section 2.3(a), the first and last sentences of Section 2.3(b) and Sections 2.3(d), 2.20, 2.22, 2.23, 2.25 and 2.26 of the Agreement; and (b) clause “(a)” of Section 2.5 of the Agreement.

“Standards Organization” has the meaning assigned to such term in Section 2.8(c) of the Agreement.

“Statutory Merger Agreement” has the meaning assigned to such term in the recitals to the Agreement.

An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

“Supply Chain Customer” means any contract manufacturer, electronics manufacturing service provider, original design manufacturer or other Person that makes the determination as to whether an Inphi Product will be included or incorporated with or into any product for an End Customer.

“Surviving Bermuda Company” has the meaning assigned to such term in Section 1.1(a) of the Agreement.

“Surviving Delaware Corporation” has the meaning assigned to such term in Section 1.1(b) of the Agreement.

“Tail Policy Purchaser” has the meaning assigned to such term in Section 5.8(c) of the Agreement.

“Takeover Statute” has the meaning assigned to such term in Section 2.21 of the Agreement.

“Tax” means any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Term Loan Commitment Letter” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“U.S. Export and Import Law” means any U.S. Legal Requirement regulating exports, re-export, deemed (re)export, transfer or imports to or from the United States of goods, services, software or technical data from the United States, including the United States Export Control Reform Act of 2018, the Export Administration Regulations, the Arms Export Control Act, ITAR, the economic sanctions laws, regulations and executive orders administered by OFAC, the Tariff Act of 1930 and the Trade Act of 1974.

“Uncertificated Company Share” has the meaning assigned to such term in Section 1.8(b) of the Agreement.

“Uncertificated Marvell Share” has the meaning assigned to such term in Section 1.8(a) of the Agreement.

“Vested Company MSU Shares” has the meaning assigned to such term in Section 5.4(g) of the Agreement.

“WARN” means, collectively, the WARN Act and all similar foreign, state, or local “mass layoff,” “relocation,” “planting closing” or “termination” Legal Requirements.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

EXHIBIT B

FORM OF STATUTORY MERGER AGREEMENT

EXHIBIT C

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF HOLDCO

EXHIBIT D

FORM OF AMENDED AND RESTATED

BYLAWS OF HOLDCO

EXHIBIT E

FORM OF MARVELL BYE-LAW AMENDMENT

ANNEX C

STATUTORY MERGER AGREEMENT

by and among:

MARVELL TECHNOLOGY GROUP LTD.,

and

MAUI ACQUISITION COMPANY LTD,

Dated as of [●], 2020

In connection with an Merger Agreement (as defined herein)

C-i

THIS STATUTORY MERGER AGREEMENT (the “Statutory Merger Agreement”) is dated [●], [●].

PARTIES

(1)	MARVELL TECHNOLOGY GROUP LTD., a company incorporated under the laws of Bermuda with registration number 20389 (“Marvell”); and

(2)	MAUI ACQUISITION COMPANY LTD, a company incorporated under the laws of Bermuda with registration number 55991 (“Bermuda Merger Sub”).

BACKGROUND

A.    Bermuda Merger Sub is an indirect, wholly owned subsidiary of Marvell and a wholly owned subsidiary of Maui HoldCo, Inc., a Delaware corporation and a directly wholly owned subsidiary of Marvell (“HoldCo”).

B.    Marvell and Bermuda Merger Sub have agreed to merge pursuant to Section 104H of the Companies Act (as defined below) (the “Bermuda Merger”), and Marvell will survive the Bermuda Merger as the surviving company and will continue its existence as a Bermuda exempted company on the terms of this Statutory Merger Agreement.

C.    This Statutory Merger Agreement is the “Statutory Merger Agreement” as referred to in the Merger Agreement (as defined below).

D.    Pursuant to the terms of the Merger Agreement, the shareholders of Marvell have approved the Bermuda Merger and this Statutory Merger Agreement.

AGREED TERMS

1.	DEFINITIONS

1.1    Unless the context otherwise requires, the following words and expressions have the following meanings in this Statutory Merger Agreement:

“Companies Act” means the Companies Act 1981 (as amended) of Bermuda;

“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020, by and among Marvell, Bermuda Merger Sub, HoldCo, Indigo Acquisition Corp., a Delaware corporation and wholly owned subsidiary of HoldCo, and Inphi Corporation relating to, among other things, the Bermuda Merger; and

“Merger Conditions” means the conditions to the Closing set out in Sections 6 and 7 of the Merger Agreement.

1.2    All capitalized terms used, but not otherwise defined in this Statutory Merger Agreement, have the respective meanings ascribed to such terms in the Merger Agreement.

2.	EFFECTIVENESS OF THE MERGER

2.1    The parties to this Statutory Merger Agreement agree that, subject to the terms and conditions of this Statutory Merger Agreement and the Merger Agreement, and in accordance with Section 104H of the Companies Act, at the Bermuda Merger Effective Time, Bermuda Merger Sub shall be merged with and into Marvell, the separate corporate existence of Bermuda Merger Sub shall thereupon cease, and Marvell shall be the surviving company in the Bermuda Merger (the “Surviving Bermuda Company”).

2.2    The Bermuda Merger shall be conditional on:

(a)    the satisfaction (or, if capable of waiver, waiver in accordance with the terms of the Merger Agreement) of each of the Merger Conditions; and

(b)    the issuance of the Bermuda Merger Certificate by the Bermuda Registrar of Companies.

2.3    The Bermuda Merger shall become effective upon the issuance of the Bermuda Merger Certificate by the Bermuda Registrar of Companies at the time and date shown on the Bermuda Merger Certificate.

3.	NAME

The Surviving Bermuda Company shall be named Marvell Technology Group Ltd.

4.	MEMORANDUM OF ASSOCIATION AND BYE-LAWS

The memorandum of association and bye-laws of the Surviving Bermuda Company will be amended and restated as of the Bermuda Merger Effective Time to conform to the memorandum of association and bye-laws of Bermuda Merger Sub in effect immediately prior to the Bermuda Merger Effective Time, except that the name of the company reflected therein shall be “Marvell Technology Group Ltd.”.

5.	DIRECTORS

5.1    The names and addresses of the persons proposed to be the directors of the Surviving Bermuda Company, being the directors of Bermuda Merger Sub immediately prior to the Bermuda Merger Effective Time, are as follows:

[●]	[●]

[●]	[●]

5.2    Those individuals identified above shall hold office as directors of the Surviving Bermuda Company until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the Companies Act and the bye-laws of the Surviving Bermuda Company.

6.	EFFECT OF BERMUDA MERGER ON SHARE CAPITAL OF BERMUDA MERGER SUB

At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger, and without any further action on the part of Marvell, HoldCo, Bermuda Merger Sub, or any holder of any share capital of Marvell, each common share, $1.00 par value per share, of Bermuda Merger Sub issued and outstanding immediately prior to the Bermuda Merger Effective Time will be converted into one common share of the Surviving Bermuda Company.

7.	EFFECT OF BERMUDA MERGER ON SHARE CAPITAL OF MARVELL

7.1    At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any further action on the part of Marvell, HoldCo, Bermuda Merger Sub, or any holder of any share capital of Marvell:

(a)    any Marvell Common Shares held, directly or indirectly, by any wholly owned Subsidiary of Marvell (other than HoldCo and Bermuda Merger Sub) or by any Inphi Entity immediately prior to the Bermuda Merger Effective Time will be unaffected by the Bermuda Merger and will remain issued and outstanding as an equal number of common shares of the Surviving Bermuda Company;

(b)    any Marvell Common Shares held by Marvell in Marvell’s treasury or held, directly or indirectly, by HoldCo or Bermuda Merger Sub immediately prior to the Bermuda Merger Effective Time will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor; and

(c)    except as provided in Sections 7.1(a) and 7.1(b), and subject to Sections 7.2, 7.3, and 7.4, each Marvell Common Share that is issued and outstanding immediately prior to the Bermuda Merger Effective Time will be converted into the right to receive one share of HoldCo Common Stock.

7.2    Each Marvell Share Certificate, other than a certificate representing a Disregarded Marvell Share, will, from and after the Bermuda Merger Effective Time, represent an equivalent number of shares of HoldCo Common Stock. At the Bermuda Merger Effective Time, the Exchange Agent will credit in the stock ledger and other appropriate books and records of HoldCo an equivalent number of shares of HoldCo Common Stock for any Uncertificated Marvell Shares represented by book entry positions, other than Disregarded Marvell Shares. After the Bermuda Merger Effective Time, if an exchange of Marvell Share Certificates for new certificates representing shares of HoldCo Common Stock is required by applicable Legal Requirements, or is desired at any time by HoldCo, then HoldCo may arrange, in its sole discretion, for such exchange on a one-for-one-share basis.

7.3    Each of the Exchange Agent, HoldCo and the Surviving Bermuda Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Statutory Merger Agreement to any holder or former holder of Marvell Common Shares or Marvell Equity Awards such amounts as are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld and paid over to the appropriate Governmental Body, such amounts will be treated for all purposes under this Statutory Merger Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

7.4    At the Bermuda Merger Effective Time, all Dissenting Marvell Shares will be canceled and, unless otherwise required by applicable Bermuda Legal Requirements, converted into the right to receive the shares of HoldCo Common Stock such holder is entitled to receive pursuant to Section 7.1(c), and any holder of Dissenting Marvell Shares shall, if the fair value of a Dissenting Marvell Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Companies Act (the “Appraised Fair Value”) is greater than the fair value of the share of HoldCo Common Stock exchanged therefor, be entitled to receive such difference from the Surviving Bermuda Company by payment made within 30 days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure. If a holder of Marvell Shares who sought to exercise such holder’s right to appraisal fails to properly exercise, or effectively withdraws or otherwise waives, such holder’s right to appraisal, then such holder shall have no other rights with respect to such Dissenting Marvell Shares other than as contemplated by Section 7.1(c).

8.	MISCELLANEOUS

8.1    Nothing in this Statutory Merger Agreement shall be construed as creating any partnership or agency relationship between any of the parties.

8.2    Any waiver of any right under this Statutory Merger Agreement shall only be effective if it is in writing, and shall apply only in the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived. No failure or delay by Marvell or Bermuda Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signing on behalf of such party.

8.3    Unless specifically provided otherwise, rights arising under this Statutory Merger Agreement shall be cumulative and shall not exclude rights provided by applicable law.

8.4    This Statutory Merger Agreement shall terminate upon the earliest to occur of: (i) agreement in writing between Bermuda Merger Sub and Marvell at any time prior to the Bermuda Merger Effective Time; and (ii) automatically upon termination of the Merger Agreement in accordance with its terms. Without prejudice to the provisions of the Merger Agreement, in the event of the termination of this Statutory Merger Agreement as provided in this Section, there shall be no liability on the part of Bermuda Merger Sub, Marvell or their respective directors, officers and Affiliates.

8.5    The provisions of this Statutory Merger Agreement shall not be deemed to modify, add to or amend the provisions of the Merger Agreement. In the event of any conflict or inconsistency between the terms of this Statutory Merger Agreement and the Merger Agreement, the Merger Agreement shall prevail.

8.6    Neither this Statutory Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Statutory Merger Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment not permitted by this Section shall be null and void.

8.7    This Statutory Merger Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Statutory Merger Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms of this Statutory Merger Agreement.

9.	NOTICES

All notices, requests and other communications to any party given under this Statutory Merger Agreement shall be given, and deemed to be duly given, in accordance with Section 9.8 of the Merger Agreement.

10.	GOVERNING LAW

10.1    This Statutory Merger Agreement shall be governed by, and construed in accordance with, the laws of Bermuda, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

10.2    The parties to this Statutory Merger Agreement hereby irrevocably agree that the Courts of Bermuda (the “Courts”) shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this Statutory Merger Agreement and waive any objection to Proceedings in the Courts on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

[Signature Page Follows]

THE PARTIES hereto have executed this Statutory Merger Agreement AS A DEED the day and year first above written.

EXECUTED as a DEED for and on behalf of MARVELL TECHNOLOGY GROUP LTD.	) ) )	By:

Name: Position:

EXECUTED as a DEED for and on behalf of MAUI ACQUISITION COMPANY LTD	) ) )	By:

Name: Position:

[Signature Page to Statutory Merger Agreement]

ANNEX D

October 28, 2020

Board of Directors

Inphi Corporation

2953 Bunker Hill Lane, Suite 300

Santa Clara, California 95054

Members of the Board:

We understand that Inphi Corporation, a Delaware corporation (the “Company”), Marvell Technology Group Ltd., a Bermuda exempt company (“Marvell”), Maui HoldCo, Inc., a Delaware corporation and a wholly owned subsidiary of Marvell (“HoldCo”), Maui Acquisition Company Ltd., a Bermuda exempt company and a wholly owned subsidiary of HoldCo (“Bermuda Merger Sub”) and Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of HoldCo (“Delaware Merger Sub”) propose to enter into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, (i) Marvell organized HoldCo, and HoldCo organized each of Bermuda Merger Sub and Delaware Merger Sub, for the purpose of effecting the transactions contemplated by the Merger Agreement, (ii) Marvell, HoldCo and Bermuda Merger Sub will effect a merger of Bermuda Merger Sub into Marvell (the “Bermuda Merger”), upon the consummation of which Bermuda Merger Sub will cease to exist and Marvell will become a wholly owned subsidiary of HoldCo and (iii) immediately after the consummation of the Bermuda Merger, the Company, HoldCo and Delaware Merger Sub will effect a merger of Delaware Merger Sub into the Company (together with the Bermuda Merger, the “Mergers”), upon the consummation of which Delaware Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of HoldCo. Pursuant to the Mergers, each of Marvell and the Company will become a wholly owned subsidiary of HoldCo, and (i) each common share, $0.002 par value per share, of Marvell (the “Marvell Common Share”), other than as specified in the Merger Agreement, will be converted into the right to receive one share of common stock, $0.002 par value per share, of HoldCo (the “HoldCo Common Stock”) and (ii) each share of common stock, $0.001 par value per share, of the Company (the “Company Common Stock”), other than as specified in the Merger Agreement, will be converted into the right to receive (1) 2.323 (the “Exchange Ratio”) shares of HoldCo Common Stock and (2) $66.00 in cash, without interest (together with the Exchange Ratio, the “Merger Consideration”). The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of shares of Company Common Stock (other than Marvell or any affiliate of Marvell, the “Holders”), is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed a draft, dated as of October 27, 2020, of the Merger Agreement (the “Draft Merger Agreement”), certain related documents and certain publicly available financial statements of the Company and Marvell and other business and financial information of the Company and Marvell. We have also reviewed (i) certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”), (ii) certain forward-looking information relating to Marvell prepared by the management of Marvell, including financial projections and operating data of Marvell, and adjusted by the

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

management of the Company (the “Marvell Projections”) and (iii) information relating to certain strategic, financial and operational benefits anticipated from the Mergers prepared by the managements of the Company and Marvell, and adjusted by the management of the Company (the “Synergies”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company and Marvell, including information relating to certain strategic, financial and operational benefits anticipated from the Mergers, with senior management of the Company and Marvell, respectively. We also reviewed the historical market prices and trading activity for Company Common Stock and Marvell Common Share, and compared the financial performance of the Company and Marvell and the prices and trading activity of Company Common Stock and Marvell Common Share with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company and Marvell, respectively. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. With respect to the Marvell Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Marvell, as adjusted by the management of the Company, of the future financial performance of Marvell and other matters covered thereby. With respect to the Synergies, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the reasonable estimates and judgments of the managements of the Company and Marvell, and adjusted by the management of the Company, relating to the strategic, financial and operational benefits anticipated from the Mergers and other matters covered thereby. With respect to the Company Projections, Marvell Projections and Synergies, the Company’s Board of Directors has instructed us to use and rely upon such forecasts for purposes of this opinion. We have assumed that the Mergers will be consummated in accordance with the terms set forth in the Draft Merger Agreement, without any modification, waiver or delay and that the Mergers will have the tax consequences as set forth in the Merger Agreement and as described in discussions with representatives of the Company. We have also assumed that the final executed Merger Agreement will not differ in any material respect from the Draft Merger Agreement reviewed by us. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Mergers, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company, Marvell, HoldCo or the contemplated benefits expected to be derived in the proposed Mergers. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, Marvell or HoldCo or their respective affiliates, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to (i) the existing and future technology and products of the Company, Marvell and HoldCo and the risks associated with such technology and products, (ii) the ability to integrate the businesses of the Company and Marvell and (iii) the ability to retain key employees of the Company and Marvell.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Mergers and will receive a fee for our services, a portion of which will become payable upon rendering of this opinion. We will also receive an additional, larger fee if the Mergers are consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company or Marvell pursuant to which compensation was received by Qatalyst

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

Partners or its affiliates; however, Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company, Marvell or HoldCo and their respective affiliates for which we would expect to receive compensation.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Marvell, HoldCo or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how to vote with respect to the Mergers or any other matter and does not in any manner address what the value of HoldCo Common Stock actually will be when issued pursuant to the Mergers or the price at which Company Common Stock, Marvell Common Share or HoldCo Common Stock will trade or otherwise be transferable at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Mergers, or the relative merits of the Mergers as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the Holders, and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company, Marvell or HoldCo or any of their respective affiliates, or any class of such persons, relative to such consideration.

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the Holders is fair, from a financial point of view, to such Holders.

Yours faithfully,

/s/ QATALYST PARTNERS LP

QATALYST PARTNERS LP

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

ANNEX E

October 28, 2020

The Board of Directors

Marvell Technology Group Ltd.

5488 Marvell Lane

Santa Clara, CA 95054

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Marvell Technology Group Ltd., a Bermuda exempted company (the “Company”), of the Indigo Merger Consideration (as defined below) to be paid by Maui HoldCo, Inc., a Delaware corporation (“HoldCo”), in the proposed merger (the “Delaware Merger”) of Indigo Acquisition Corp., a Delaware corporation and wholly owned subsidiary of HoldCo (“Delaware Merger Sub”), with and into Indigo Corporation, a Delaware corporation (the “Merger Partner”). The Delaware Merger is part of a series of related transactions (collectively, the “Transaction”) to be effected pursuant to an Agreement and Plan of Merger and Reorganization dated as of October 27, 2020 (the “Agreement”) by and among the Company, HoldCo, Maui Acquisition Company Ltd., a Bermuda exempted company and wholly owned subsidiary of HoldCo (“Bermuda Merger Sub”), Delaware Merger Sub and the Merger Partner. Pursuant to the Agreement, the key aspects of the Transaction are as follows:

(i)    Bermuda Merger Sub will merge with and into the Company (the “Bermuda Merger”), and, in this merger, each outstanding share of common stock of the Company, par value $0.002 per share (“Company Common Stock”), other than shares of Company Common Stock held in treasury or owned by the Company or Bermuda Merger Sub or any of their respective wholly owned subsidiaries, will be converted into the right to receive one share of common stock, par value $0.01 per share, of HoldCo (“HoldCo Common Stock”) (such consideration, the “Company Merger Consideration”); and

(ii)    Immediately following the Bermuda Merger, the Delaware Merger will occur, and, in this merger, each outstanding share of common stock, par value $0.001 per share, of the Merger Partner (“Merger Partner Common Stock”), other than shares of Merger Partner Common Stock held in treasury or owned by the Merger Partner or Delaware Merger Sub or any of their respective wholly owned subsidiaries, will be converted into the right to receive 2.323 shares of HoldCo Common Stock and $66 in cash, without interest (the “Indigo Merger Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated October 27, 2020 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Merger Partner and the Company and the industries in which they operate; (iii) compared the financial and operating performance of the Merger Partner and the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Merger Partner Common Stock and the Company Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of the Merger Partner and the Company relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Merger Partner and the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Merger Partner and the Company, the financial condition and future prospects and operations of the Merger

Partner and the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Merger Partner and the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Merger Partner or the Company under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of the Merger Partner and the Company as to the expected future results of operations and financial condition of the Merger Partner and the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us.    We have also assumed that the representations and warranties made by the Merger Partner and the Company in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Merger Partner, the Company or HoldCo or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness to the Company, from a financial point of view, of the Indigo Merger Consideration to be paid by the Company in the Delaware Merger and we express no opinion as to the fairness of the Indigo Merger Consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Indigo Consideration to be paid by the Company in the Delaware Merger or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the HoldCo Common Stock, the Company Common Stock or the Merger Partner Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with each of the Company and the Merger Partner for which we and such affiliates have received customary compensation. Such services during such period have included providing financial advisory services to the Company in connection with other ongoing potential transactions unrelated to the Transaction and acting as joint lead bookrunner of the Merger Partner’s convertible debt offering in April 2020 and entering into a related call spread derivative transaction with the Merger Partner in connection with such offering. We anticipate that we and our affiliates will arrange and/or provide financing to the Company in connection with the Transaction for customary compensation. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Merger Partner. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of HoldCo, the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Indigo Merger Consideration to be paid by HoldCo in the Delaware Merger is fair, from a financial point of view, to the Company.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

ANNEX F

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[MARVELL TECHNOLOGY GROUP, INC.]

(a Delaware corporation)

ARTICLE I

NAME

The name of the corporation is [Marvell Technology Group, Inc.] (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is [1209 Orange Street, Wilmington, New Castle County, Delaware 19801]. The name of its registered agent at such address is [The Corporation Trust Company].

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

Section 4.1    Authorized Stock. The total number of shares which the Corporation shall have authority to issue is [1,010,000,000], of which [1,000,000,000] shall be designated Common Stock, par value $.002 per share (the “Common Stock”) and [10,000,000] shall be designated Preferred Stock, par Value $.002 per share (the “Preferred Stock”).

Section 4.2    Common Stock.

(a)    Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

(b)    Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends to the extent permitted by law when, as and if declared by the Board of Directors.

(c)    Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV (including any Preferred Stock Designation), the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.4    No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the Board of Directors shall consist of not fewer than two (2) nor more than fifteen (15) directors, such number of directors as shall be determined from time to time pursuant to or in the manner set forth in the Bylaws of the Corporation.

Section 5.2    Vacancies and Newly Created Directorships; Removal.

(a)    Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of directors and until their successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b)    Any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon; provided, however, that whenever the holders of any class or series are entitled to elect one or more directors by this Certificate of Incorporation (including any Preferred Stock Designation), with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply.

(c)    During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to their earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such Preferred Stock Director shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

Section 5.3    Powers. Except as otherwise required by the DGCL or as provided in this Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.4    Election; Annual Meeting of Stockholders.

(a)    Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b)    Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in or contemplated by the Bylaws of the Corporation.

(c)    Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI

STOCKHOLDER ACTION

Except with respect to actions required or permitted to be taken solely by holders of Preferred Stock pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation) and subject to the Bylaws of the Corporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote by consent in accordance with Section 228 of the DGCL of all the stockholders that at the date of the resolution would be entitled to attend the meeting and vote on the resolution; provided that this provision shall not apply to any action to remove any director of the Corporation.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation: (a) may be called at any time by the Board of Directors and (b) shall be called by the Chair of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more persons that own (as defined in the Bylaws of the Corporation, as amended from time to time) shares representing at least 10% of the voting power of the stock outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting at the time a request is delivered; and (ii) comply with such procedures for calling a special meeting of stockholders as may be set forth in the Bylaws of the Corporation and amended from time to time. The foregoing provisions of this Article VII shall be subject to the provisions of the Bylaws of the Corporation (as amended from time to time) that limit the ability to make a request for a special meeting and that specify the circumstances pursuant to which a request for a special meeting will be deemed to be revoked. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), special meetings of the stockholders of the Corporation may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE IX

AMENDMENT

Section 9.1    Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation.

Section 9.2    Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, but subject to the terms of any series of Preferred Stock then outstanding, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Except as otherwise provided in this Certificate of Incorporation (including the terms of any Preferred Stock Designation that require an additional vote) or the Bylaws of the Corporation, and in addition to any requirements of law, the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of the Bylaws of the Corporation.

ARTICLE X

LIABILITY OF DIRECTORS

Section 10.1    No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 10.2    Amendment or Repeal. Any amendment, repeal or elimination of this Article X, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article X, shall not affect its application with respect to an act or omission by a director occurring before such amendment, adoption, repeal or elimination.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

Section 11.1    Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this Article XI, internal corporate claims means claims, including claims in the right of the Corporation that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

Section 11.2    Enforceability. If any provision of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation hereby acknowledges that the foregoing Amended and Restated Certificate of Incorporation is [his] [her] act and deed and that the facts stated herein are true.

Dated:

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ANNEX G

AMENDED AND RESTATED BYLAWS

OF

[MARVELL TECHNOLOGY GROUP, INC.]

(a Delaware corporation)

ARTICLE I

CORPORATE OFFICES

Section 1.1    Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

Section 1.2    Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1    Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2    Special Meeting.

(a)    Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), a special meeting of the stockholders of the Corporation: (i) may be called at any time by the Board of Directors; and (ii) shall be called by the Board Chair or the Secretary of the Corporation upon the written request or requests of one or more persons that: (A) own (as defined below) shares representing at least 10% of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting (hereinafter, the “requisite percent”) at the time a request is delivered; and (B) comply with the notice procedures set forth in this Section 2.2 with respect to any matter that is a proper subject for the meeting pursuant to Section 2.2(f) (a meeting called in accordance with clause (ii) above, a “stockholder-requested special meeting”). Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), special meetings of the stockholders of the Corporation may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. For purposes of satisfying the requisite percent under this Section 2.2:

(i)    A person is deemed to “own” only those outstanding shares of stock of the Corporation as to which such person possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) the shares, except that the number of shares calculated in accordance with the foregoing clauses (A) and (B) shall not include any shares: (1) sold by such person in any transaction that has not been settled or closed; (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares; and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. For purposes of the foregoing clauses (1)-(3), the term “person” includes its affiliates; and

(ii)    A person “owns” shares held in the name of a nominee or other intermediary so long as such person retains both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in the shares. The person’s ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(b)    Any person seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the persons entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (the “record date request notice”). A person’s record date request notice shall contain information about the class or series and number of shares of stock of the Corporation which are owned of record and beneficially by the person and state the business proposed to be acted on at the meeting. Upon receiving a record date request notice, the Board of Directors may set an ownership record date. Notwithstanding any other provision of these Bylaws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors, and shall not be more than 10 days after the close of business on the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date upon which a valid record date request notice is received by the Secretary of the Corporation, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the 10th day after the date upon which a valid record date request notice is received by the Secretary (or, if such 10th day is not a business day, the first business day thereafter).

(c)    In order for a stockholder-requested special meeting to be called by the Secretary of the Corporation, one or more written requests for a special meeting signed by persons (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the ownership record date, at least the requisite percent (the “special meeting request”), shall be delivered to the Secretary. A special meeting request shall: (i) state the business (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting, which shall be limited to the business set forth in the record date request notice received by the Secretary; (ii) bear the date of signature of each such person (or duly authorized agent) submitting the special meeting request; (iii) set forth the name and address of each person submitting the special meeting request (as they appear on the Corporation’s books, if applicable); (iv) contain the information required by Section 2.10 below with respect to any director nominations or other business proposed to be presented at the special meeting, and as to each person requesting the meeting and each other person (including any beneficial owner) on whose behalf the person is acting, other than persons who have provided such request solely in response to any form of public solicitation for such requests, and the additional information required by Section 2.9(a) below; (v) include documentary evidence that the requesting persons own the requisite percent as of the ownership record date; provided, however, that if the requesting persons are not the beneficial owners of the shares representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares owned (as defined in Section 2.2(b) above) by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (vi) be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, within 60 days after the ownership record date. The special meeting request shall be updated and supplemented within five business days after the record date for determining the stockholders entitled to vote at the stockholder requested-special meeting (or by the opening of business on the date of the meeting, whichever is earlier, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting), and in either case such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting. In addition, the requesting person and each other person (including any beneficial owner) on whose behalf the person is acting, shall provide such other information as the Corporation may reasonably request within 10 business days of such a request.

(d)    After receiving a special meeting request, the Board of Directors shall determine in good faith whether the persons requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, and the Corporation shall notify the requesting person of the Board’s determination about whether the special meeting request is valid. The date, time and place of the special meeting shall be fixed by the Board of Directors, and the date of the special meeting shall not be more than 90 days after the date on which the Board of Directors fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 7.6(a) below.

(e)    A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) was presented at a meeting of stockholders occurring within 90 days preceding the earliest date of signature on the special meeting request; (iii) the special meeting request is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) the special meeting request does not comply with the requirements of this Section 2.2. For purposes of this Section 2.2(f), the 2020 annual meeting of stockholders shall be deemed to have been held on July 23, 2020.

(f)    Any person who submitted a special meeting request may revoke its written request by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the stockholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the persons submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own (as defined in Section 2.2(b) above) at least the requisite percent at all times between the date the record date request notice is received by the Corporation and the date of the applicable stockholder-requested special meeting, and the requesting person shall promptly notify the Secretary of the Corporation of any decrease in ownership of shares of stock of the Corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(g)     Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the requisite percent; and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. If none of the persons who submitted the special meeting request (or their qualified representatives, as defined in Section 2.10(c)(i)) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 2.2.

Section 2.3    Notice of Stockholders’ Meetings.

(a)    Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, if the meeting is to be held solely by means of remote communications, the means for accessing the list of stockholders contemplated by Section 2.5 of these Bylaws, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b)    Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

(c)    So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”). If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.

(d)    Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.

(e)    An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

(f)    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4    Organization.

(a)    Unless otherwise determined by the Board of Directors, meetings of stockholders shall be presided over by the Board Chair, or in their absence, by the Chief Executive Officer or, in their absence, by another person designated by the Board of Directors. The Secretary of the Corporation, or in their absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chair, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chair of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chair of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.10(c)(i) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), and if such chair should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 2.5    List of Stockholders. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6    Quorum. Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chair of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7    Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chair of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b). Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8    Voting; Proxies.

(a)    Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b)    Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, and where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

(c)    Proxies. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or an executed new proxy bearing a later date.

Section 2.9    Submission of Information by Director Nominees.

(a)    To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation the following information:

(i)    a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and

(ii)    all completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) (all of the foregoing, “Questionnaires”). The Questionnaires will be promptly provided following a request therefor.

(b)    A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.

(c)    Notwithstanding any other provision of these Bylaws, if a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.10, the Questionnaires described in Section 2.9(a)(ii) above and the additional information described in Section 2.9(b) above shall be considered timely if provided to the Corporation promptly upon request by the Corporation, but in any event within five business days after such request, and all information provided pursuant to this Section 2.9 shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.10.

Section 2.10    Notice of Stockholder Business and Nominations.

(a)    Annual Meeting.

(i)    Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a) or (D) by any Eligible Stockholder (as defined in Section 2.11) whose Stockholder Notice is included in the Corporation’s proxy materials for the applicable annual meeting. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(ii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. For purposes of this Section 2.10, the 2020 annual meeting of stockholders shall be deemed to have been held on July 23, 2020. Such stockholder’s notice shall set forth:

(A)    as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (2) such person’s written consent to serving as a director, if elected, for the full term for which such person is standing for election and (3) a written representation and agreement covering the matters specified in Section 2.11(c)(iii) ; provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 2.10(a)(ii)(A), such person shall also provide the Corporation such other information that the Corporation may reasonably request and that is necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director;

(B)    as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1)    the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2)    the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and

(3)    a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such business;

(D)    as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”):

(1)    the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(ii) below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting;

(2)    a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or control person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(3)    a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

(4)    a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least a majority of the issued shares of the Corporation that are entitled to vote in the election of directors in the case of a nomination and at lest the percentage of the Corporation’s shares required to approve or adopt the business to be proposed by the stockholder in the case of a proposal;

(iii)    Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (ii)(C)(2) and (ii)(D)(1)-(3) of this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(iv)    This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of their intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(v)    Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 2.10(a)(ii), a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof); (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.10(a) above and provides the additional information required by Section 2.9 above; or (iii) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 2.2. In the event the Corporation calls a special meeting of stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.2(a).

(c)    General.

(i)    Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise required by law, each of the Board Chair or the chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, proxies in compliance with such stockholder’s representation as required by Section 2.10(a)(ii)(D)(4). If any proposed nomination or other business is not in compliance with this Section 2.10, then except as otherwise required by law, the chair of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Board Chair or the chair of the meeting, if the stockholder does not provide the information required under Section 2.9 or clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 2.10 to the Corporation within the time frames specified herein, any such nomination shall be disregarded and any such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Board Chair or the chair of the meeting, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a qualified representative of a stockholder pursuant to the preceding sentence, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii)    For purposes of this Section 2.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iii)    Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).

Section 2.11    Proxy Access for Director Nominations.

(a)    Eligibility. Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation: (x) shall include in its proxy statement and on its form of proxy the names of; and (y) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Section 2.11(b)(i) (the “Authorized Number”) for election to the Board of Directors submitted pursuant to this Section 2.11 (each, a “Stockholder Nominee”), if:

(i)    the Stockholder Nominee satisfies the eligibility requirements in this Section 2.11;

(ii)    the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 2.11 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below);

(iii)    the Eligible Stockholder satisfies the requirements in this Section 2.11 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials; and

(iv)    the additional requirements of these Bylaws are met.

(b)    Definitions.

(i)    The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of two or 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.11 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20%; provided that the Authorized Number shall be reduced: (A) by any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.11 but whom the Board of Directors decides to nominate as a Board nominee; (B) by any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board nominee; and (C) by any Stockholder Nominee who is not included in the Corporation’s proxy materials or is not submitted for director election for any reason, in accordance with the last sentence of Section 2.11(d)(ii). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(ii)    To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 2.11 must:

(A)    Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of the Corporation that are entitled to vote generally in the election of directors) that represents at least 3% of the outstanding shares of the Corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and

(B)    thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 2.11(b)(ii), a group of not more than 20 stockholders and/or beneficial owners may aggregate the number of shares of the Corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 2.11 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 2.11. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (1) under common management and investment control or (2) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940. For purposes of this Section 2.11, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

(iii)    For purposes of this Section 2.11:

(A)    A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of the Corporation that are entitled to vote generally in the election of directors as to which the person possesses both: (1) the full voting rights pertaining to such shares (which includes the power to vote, or to direct the voting of, such shares) and the full investment rights pertaining to such shares (which includes the power to dispose, or to direct the disposition of, such shares); and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (1) and

(2) shall not include any shares: (a) sold by such person in any transaction that has not been settled or closed; (b) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares; and/or (ii) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (a) through (c), the term “person” includes its affiliates.

(B)    A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both: (1) the full voting rights pertaining to the shares (which includes the power to vote, or to direct the voting of, such shares) and the full investment rights pertaining to the shares (which includes the power to dispose, or to direct the disposition of, such shares); and (2) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(C)    A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice.

(iv)    For purposes of this Section 2.11, the “Additional Information” referred to in Section 2.11(a) that the Corporation will include in its proxy statement is:

(A)    the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(B)    if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.11 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(c)    Stockholder Notice and Other Informational Requirements.

(i)    The Stockholder Notice shall set forth all information, representations and agreements required under Section 2.10(a)(ii) above, including the information required with respect to any nominee for election as a director, any stockholder giving notice of an intent to nominate a candidate for election, and any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 2.11. In addition, such Stockholder Notice shall include:

(A)    a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;

(B)    a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (1) setting forth and certifying to the number of shares of the Corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Section 2.11(b)(iii)) continuously for at least three years as of the date of the Stockholder Notice; (2) agreeing to continue to Own such shares through the annual meeting;

(C)    the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(1)    it shall provide: (a) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 2.11; (b) within five business days after the record date for the annual meeting both the information required under Section 2.10(a)(ii)(C)-Section 2.10(a)(ii)(D)(D) and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date; and (c) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting;

(2)    it: (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent; (b) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.11; (c) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board of Directors; and (d) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(3)    it will: (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 2.11; (c) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting; (d) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the

Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A; and (e) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as reasonably requested by the Corporation; and

(D)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 2.11(b)(ii). All information provided pursuant to this Section 2.11 shall be deemed part of the Member Notice for purposes of this Section.

(ii)    To be timely under this Section 2.11, the Stockholder Notice must be delivered by a stockholder to the Secretary at such officer’s business address not less than the close of business (as defined in Section 2.10(c)(ii) above) on the 90th nor earlier than the close of business on the 120th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a Public Announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(iii)    Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary of at such officer’s business address, which shall be signed by each Stockholder Nominee and shall represent and agree that such Stockholder Nominee:

(A)    consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected, for the full term for which such person is standing for election, and (B) currently intends to serve as a director for the full term for which such person is standing for election;

(B)    is not and shall not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the Stockholder Nominee, if elected as a director, shall act or vote on any issue or question that has not been disclosed to the Corporation; or (2) that could limit or interfere with the Stockholder Nominee’s ability to comply, if elected as a director, with the Stockholder Nominee’s fiduciary duties under applicable law;

(C)    is not and shall not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and

(D)    if elected as a director, shall comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which shall be provided to such director nominee promptly following a request therefor).

At the request of the Corporation, the Stockholder Nominee must promptly submit all completed and signed questionnaires required of the Corporation’s nominees and provide to the Corporation such other information as it may reasonably request no later than the earlier of (x) five Business Days after request of the Company and (y) the last date on which a stockholder notice would be timely submitted under this Section. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 2.11.

(iv)    In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.11.

All information provided pursuant to this Section 2.11(c) shall be deemed part of the Stockholder Notice for purposes of this Section 2.11(c).

(d)    Proxy Access Procedures.

(i)    Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(A)    the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 2.11, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 2.11 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 2.11;

(B)    the Stockholder Nominee: (1) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors; (2) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (3) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years; or (4) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(C)    the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in Section 2.10; or

(D)    the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these Bylaws, or any applicable law, rule, regulation or listing standard.

(ii)    An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.11 exceeds the Authorized Number, the Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: the highest ranking Stockholder Nominee of each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Corporation. If the Authorized Number is not reached after the highest ranking Stockholder Nominee has been selected from each Eligible Stockholder for any reason (including because a Stockholder Nominee does not satisfy the eligibility requirements in this Section), this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached through the selection of Stockholder Nominees who satisfy the eligibility requirements in this Section. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.11 thereafter is nominated by the Board of Directors, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.11), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

(iii)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice); or (B) does not receive a number of votes cast in favor of his or her election that is at least equal to 20% of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 2.11 for the next two annual meetings.

(iv)    Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law or otherwise determined by the chair of the meeting or the Board of Directors, if the stockholder delivering the Stockholder Notice (or a proxy or corporate representative of the stockholder, as defined in Section 2.10) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these Bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.11 and to make any and all determinations necessary or advisable to apply this Section 2.11 to any persons, facts or circumstances, in each case acting in good faith. This Section 2.11 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

Section 2.12    Action by Written Consent.

(a)    Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are signed by the holders of the outstanding stock that at the date of the resolution would be entitled to attend the meeting and vote on the resolution; provided that this bylaw shall not apply to action taken pursuant to Section 2.12. To be effective, such a consent must be delivered to the

Corporation in accordance with Section 228(d) of the DGCL; provided, however, that the Corporation has not designated, and shall not designate, any information processing system for receiving such consents. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this Section 2.11 within 60 days of the first date on which a consent is so delivered to the Corporation. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

(b)    Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in accordance with this Section 2.12.

Section 2.13    Inspectors of Election. Before any meeting of stockholders, the Corporation shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of their duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Such inspectors shall:

(a)    determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c)    count and tabulate all votes and ballots; and

(d)    certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.14    Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.15    Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

Section 3.1    Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws required to be exercised or done by the stockholders.

Section 3.2    Number, Term of Office and Election. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), the Board of Directors shall consist of not fewer than two (2) nor more than fifteen (15) directors, the exact number to be determined from time to time solely by resolution adopted by the Board of Directors. The first Board of Directors shall consist of the person or persons elected by the incorporator or designated in the Certificate of Incorporation.

At any meeting of stockholders at which directors are to be elected, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast. For purposes of this Section 3.2, an “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which: (a) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.10; or (b) such a notice has been submitted, and on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been: (i) withdrawn in writing to the Secretary of the Corporation; (ii) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 2.10, or if challenged in court, by a final court order; or (iii) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.

Each director shall hold office until the next election of directors and until their successor shall have been duly elected and qualified. Directors need not be stockholders unless so required by the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of directors and until their successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4    Resignations and Removal.

(a)    Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Board Chair or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)    Any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon; provided, however, that whenever the holders of any class or series are entitled to elect one or more directors by the Certificate of Incorporation (including any Preferred Stock Designation), with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply.

Section 3.5    Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6    Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Board Chair, the Chief Executive Officer or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at their residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7    Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8    Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the total number of directors then authorized shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chair of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9    Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.10    Board Chair. The Board Chair shall preside at meetings of stockholders (unless otherwise determined by the Board of Directors) and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Board Chair is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11    Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12    Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13    Emergency Bylaws. This Section 3.13 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

Section 3.14    Shareholder Rights Plans. In furtherance and not in limitation of any other authority of the Board under these Bylaws, the Board is expressly authorized to adopt a shareholder rights plan as a defensive measure at any time that the determines to be in the best interest of the Corporation and its shareholders, including in response to any pending or threatened unsolicited offer in respect of a business combination. Any shareholder rights plan adopted pursuant to this Section 3.14 shall either (1) have a term of less than 12 months or (2) be submitted to the stockholders for approval by not more than 12 months following adoption of the plan. In addition, any such shareholder rights plan would not contain provisions that limit the discretion of new Directors to amend or redeem the rights under the plan, commonly referred to as “dead-hand” or “modified dead-hand” provisions.

ARTICLE IV

COMMITTEES

Section 4.1    Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it;

but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2    Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee. Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE V

OFFICERS

Section 5.1    Officers. The officers of the Corporation shall consist of a Chief Executive Office, a Chief Financial Officer, a Secretary and such other officers as the Board of Directors may from time to time determine, each of whom shall be expressly elected by the Board of Directors, each to have such authority, functions or duties as determined by the Board of Directors. Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of their duties.

Section 5.2    Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Board Chair, preside at meetings of the stockholders.

Section 5.3    Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer (or the President) may from time to time determine.

Section 5.4    Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer (or the President) may from time to time determine.

Section 5.5    Other Officers. The Board of Directors shall have the discretion to appoint any of the following officers, if at all, each to have such authority, functions or duties as determined by the Board of Directors:

(a)    a President, which shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine;

(b)    Vice Presidents, each who shall have such powers and duties as shall be prescribed by their superior officer, the Chief Executive Officer or the President. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or another duly authorized officer may from time to time determine;

(c)    a Treasurer who shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all monies and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time determine; and

(d)    a Controller, who shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may from time to time determine.

Section 5.6    Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Chairman, Vice-Chairman, Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 5.7    Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors or by a duly authorized officer and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.8    Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the

Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified

Section 5.9    Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money and notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 5.10    Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.11    Signature Authority. Unless otherwise determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer or the President; or (ii) by the Chief Financial Officer[, any Vice President], Treasurer, Secretary or Controller, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

Section 5.12    Action with Respect to Securities of Other Corporations or Entities. Any officer of the Corporation is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.13    Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1    Right to Indemnification.

(a)    Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by them in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.4 with respect to suits to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

(b)    For the purposes of this Article VI, an “officer” refers to those individuals specifically elected as officers by the Board of Directors pursuant to Section 5.1 of these Bylaws.

Section 6.2    Right to Advancement of Expenses.

(a)    In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)    Notwithstanding the foregoing Section 6.2(a), the Corporation shall not make or continue to make advancements of expenses to an indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe their conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

Section 6.3    Indemnification for Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 6.3 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.3 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.4 (notwithstanding anything to the contrary therein).

Section 6.4    Right of Indemnitee to Bring Suit. If a request for indemnification under Section 6.1 or Section 6.3 is not paid in full by the Corporation within 60 days, or if an advancement of expenses under Section 6.2 is not paid in full by the Corporation within 20 days, after a written request has been received by the Secretary of the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met such applicable standard of conduct, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.

Section 6.5    Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 6.6    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.7    Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 6.8    Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.9    Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.10    Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.11    Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

ARTICLE VII

CAPITAL STOCK

Section 7.1    Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2    Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Section 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3    Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Transfers may also be made in any manner authorized by the Corporation (or its authorized transfer agent) and permitted by Section 224 of the DGCL.

Section 7.4    Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.6    Record Date for Determining Stockholders.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)    Unless otherwise restricted by the Certificate of Incorporation (including any Preferred Stock Designation), in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken was delivered to the Corporation in accordance with Section 2.11. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action without a meeting, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.7    Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8    Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII

GENERAL MATTERS

Section 8.1    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation.

Section 8.3    Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of their duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4    Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation (including any Preferred Stock Designation) and applicable law.

Section 8.5    Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation (including as otherwise required by any Preferred Stock Designation) or these Bylaws (including, without limitation, as otherwise required by Section 2.15), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

ARTICLE IX

AMENDMENTS

Section 9.1    Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. Except as otherwise provided in the Certificate of Incorporation (including the terms of any Preferred Stock Designation that provides for a greater or lesser vote) or these Bylaws, and in addition to any other vote required by law, the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.

The foregoing Bylaws were adopted by the Board of Directors on                     ,         .

ANNEX H

DGCL § 262 APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) Repealed by 82 Laws 2020, ch. 256, § 15.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX I

COMPANIES ACT OF 1981 OF BERMUDA SECTION 106

(6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either—

(a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

(b) to terminate the amalgamation or merger in accordance with subsection (7).

(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court, the amalgamated or surviving company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

(6C) No appeal shall lie from an appraisal by the Court under this section.

(6D) The costs of any application to the Court under this section shall be in the discretion of the Court.

(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.

I-1

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The HoldCo Charter and the HoldCo Bylaws contain provisions that provide for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time.

As permitted by Section 102(b)(7) of the DGCL, the HoldCo Charter contains a provision eliminating the personal liability of its directors to HoldCo or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

The HoldCo Bylaws provide that HoldCo shall indemnify, to the fullest extent authorized by the DGCL, each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of HoldCo or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature, by reason of the fact that he or she is or was a director or an officer of HoldCo or while a director or officer of HoldCo is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by them in any such capacity, against all expense, liability and loss actually and reasonably incurred by such indemnitee.

The Merger Agreement provides that, for a period of six years from the Bermuda Merger Effective Time, HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation will maintain in effect, for the benefit of the directors and officers of Marvell and its subsidiaries and the directors and officers of Inphi and its subsidiaries, and with respect to such directors’ and officers’ acts and omissions made in such capacity prior to the Delaware Merger Effective Time, the existing directors’ and officers’ liability insurance policy maintained by Marvell and Inphi as of October 28, 2020, to the extent that such insurance coverage is available on commercially reasonable terms, or a substitute policy or policies of comparable coverage is or are available. The Merger Agreement also provides that, notwithstanding the foregoing, HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation will not be required to pay the Maximum Premium. The Merger Agreement further provides that, if any future annual premiums for an existing (or any substitute) directors’ and officers’ insurance policy exceeds the Maximum Premium, HoldCo, the Surviving Bermuda Company and the

Surviving Delaware Corporation will be entitled to reduce the amount of coverage of such existing (or any substitute) directors’ and officers’ insurance policy to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

Under the terms of the Merger Agreement, the Surviving Bermuda Company and the Surviving Delaware Corporation or, prior to the Delaware Merger Effective Time, Inphi, shall have the right to purchase a pre-paid, non-cancellable “tail” policy on any existing directors’ and officers’ insurance policy on terms and conditions no less favorable than its existing directors’ and officers’ insurance policy for a claims reporting or discovery period of six years from the closing date of the Mergers; provided, however, that none of HoldCo, the Surviving Bermuda Company or the Surviving Delaware Corporation shall be obligated to, and Inphi shall not, expend an amount for such “tail” policy that exceeds the Maximum Premium without Marvell’s prior written consent. The Merger Agreement provides that, if a Tail Policy Purchaser purchases such “tail” policy, such Tail Policy Purchaser shall, and HoldCo shall, cause such Tail Policy Purchaser to, maintain such “tail” policy in full force and effect, instead of the obligations of such Tail Policy Purchaser to maintain the Surviving Bermuda Company’s or the Surviving Delaware Corporation’s existing policy of directors’ and officers’ liability insurance or any substitute for such policy.

Item 21. Exhibits

The following Exhibits are filed as part of, or are incorporated by reference in, this Registration Statement:

Exhibit Number	Title

2.1	Agreement and Plan of Merger and Reorganization, dated October 29, 2020, by and among Marvell Technology Group Ltd., Inphi Corporation, Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), Maui Acquisition Company Ltd and Indigo Acquisition Corp. (included as Annex B to the joint proxy statement/prospectus forming a part of this Registration Statement).**#

2.2	Form of Statutory Merger Agreement (included as Annex C to the joint proxy statement/prospectus forming a part of this Registration Statement).**

3.1	Form of Marvell Technology Group Ltd. Bye-Law Amendment (included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement).**

3.2	Certificate of Incorporation of Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.).**

3.3	Certificate of Amendment of Certificate of Incorporation of Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.).**

3.4	Form of Amended and Restated Certificate of Incorporation of Marvell Technology, Inc. to be adopted upon completion of the Mergers (included as Annex F to the joint proxy statement/prospectus forming a part of this Registration Statement).**

3.5	Bylaws of Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.). **

3.6	Form of Amended and Restated Bylaws of Marvell Technology, Inc. to be adopted upon completion of the Mergers (included as Annex G to the joint proxy statement/prospectus forming a part of this Registration Statement).**

5.1	Opinion of Hogan Lovells US LLP as to the validity of shares of common stock to be issued by Marvell Technology, Inc.**

8.1	Opinion of Hogan Lovells US LLP as to certain U.S. federal income tax matters.**

10.1	Commitment Letter, dated as of October 29, 2020, by and among Marvell Technology Group Ltd., Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.1 to Marvell Technology Group Ltd.’s Current Report on Form 8-K filed with the SEC on October 30, 2020, File No. 000-30877).

Exhibit Number	Title

10.2	Facilities Commitment Letter, dated as of October 29, 2020, by and among Marvell Technology Group Ltd., Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.) and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.2 to Marvell Technology Group Ltd.’s Current Report on Form 8-K filed with the SEC on October 30, 2020, File No. 000-30877).

10.3	Credit Agreement, dated as of December 7, 2020, among Marvell Technology Group Ltd., Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), a Delaware corporation, the guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative Agent (incorporated by reference to Exhibit 10.1 to Marvell Technology Group Ltd.’s Current Report on Form 8-K filed with the SEC on December 8, 2020, File No. 000-30877).#

10.4	Revolving Credit Agreement, dated as of December 7, 2020, among Marvell Technology Group Ltd., Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), a Delaware corporation, the guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as the administrative Agent (incorporated by reference to Exhibit 10.2 to Marvell Technology Group Ltd.’s Current Report on Form 8-K filed with the SEC on December 8, 2020, File No. 000-30877).#

10.5	Amendment No. 1 to Credit Agreement, dated as of December 7, 2020, among Marvell Technology Group Ltd., the Lenders party thereto, Bank of America, N.A., as the revolving facility agent, and Goldman Sachs Bank USA, as the general administrative agent and the term facility agent (incorporated by reference to Exhibit 10.3 to Marvell Technology Group Ltd.’s Current Report on Form 8-K filed with the SEC on December 8, 2020, File No. 000-30877).

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).**

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 8.1).**

23.3	Consent of Deloitte & Touche LLP relating to Marvell Technology Group Ltd.’s financial statements.

23.4	Consent of PricewaterhouseCoopers LLP relating to Inphi Corporation’s financial statements.

23.5	Consent of BDO USA, LLP relating to eSilicon Corporation’s financial statements.

24.1	Powers of Attorney.**

99.1	Opinion of Qatalyst Partners LP (included as Annex D to this joint proxy statement/prospectus forming a part of this Registration Statement).**

99.2	Consent of Qatalyst Partners LP.**

99.3	Opinion of J.P. Morgan Securities LLC (included as Annex E to this joint proxy statement/prospectus forming a part of this Registration Statement). **

99.4	Consent of J.P. Morgan Securities LLC.**

99.5	Consent of Dr. Ford Tamer to be named as director.**

99.6	Form of Proxy Card for Marvell Technology Group Ltd.*

99.7	Form of Proxy Card for Inphi Corporation.*

99.8	Complaint filed in connection with Wang v. Inphi Corp., et. al., filed on December 24, 2020 in the Northern District of California.

99.9	Complaint filed in connection with Cohen v. Inphi Corp., et al., filed on January 5, 2021 in the Southern District of New York.

99.10	Complaint filed in connection with Jones v. Inphi Corp., et al., filed on January 8, 2021 in the Eastern District of New York.

Exhibit Number	Title

99.11	Complaint filed in connection with Rosenfeld v. Inphi Corp., et al., filed on January 20, 2021 in the Northern District of California.

99.12	Complaint filed in connection with McIntosh v. Inphi Corp., et al., filed on December 30, 2020 in the Southern District of New York.

99.13	Complaint filed in connection with Poe v. Inphi Corp., et al., filed on January 16, 2021 in the District of Delaware.

99.14	Complaint filed in connection with Raul v. Marvell Tech. Group Ltd., et al., filed on January 8, 2021 in the Southern District of New York.

99.15	Complaint filed in connection with Cardone v. Marvell Tech. Group Ltd., et al., filed on January 11, 2021 in the Eastern District of New York.

99.16	Complaint filed in connection with Shumacher v. Marvell Tech. Group, Ltd., et al., filed on January 16, 2021 in the District of Delaware.

99.17	Complaint filed in connection with Kearny v. Inphi Corp., et al., filed on January 29, 2021 in the Northern District of California.

*	To be filed by amendment.
**	Previously filed.
#

Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule and similar attachments to the SEC upon request.

Item 22. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser: If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)

That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(10)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 3, 2021.

MARVELL TECHNOLOGY, INC.

Date: February 3, 2021	By:	/s/ Jean Hu
Jean Hu
President and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jean Hu Jean Hu	President and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)	February 3, 2021

/s/ Mitchell Gaynor Mitchell Gaynor	Chief Legal Officer, Secretary and Director	February 3, 2021